    As filed with the Securities and Exchange Commission on August 11, 2000
                                                  Registration No. 333-40046

===============================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549


                         PRE-EFFECTIVE AMENDMENT NO. 1
                                  TO THE
                                   FORM S-1
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                            HARRIS FINANCIAL, INC.
            (Exact Name of Registrant as Specified in Its Charter)

         Pennsylvania                         6712                       23-2889833
(State or Other Jurisdiction of        (Primary Standard             (I.R.S. Employer
Incorporation or Organization)     Industrial Classification)     Identification Number)

                            235 North Second Street
                                 P.O. Box 1711
                        Harrisburg, Pennsylvania 17101
                                (717) 236-4041
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                            Charles C. Pearson, Jr.
                     President and Chief Executive Officer
                            Harris Financial, Inc.
                            235 North Second Street
                                 P.O. Box 1711
                        Harrisburg, Pennsylvania 17105
                                (717) 236-4041
(Name, address, including zip code, and telephone number, including area code, of agent for service)

                                  Copies to:
                                Eric Luse, Esq.
                            Kenneth R. Lehman, Esq.
                     Luse Lehman Gorman Pomerenk & Schick
                          A Professional Corporation
                          5335 Wisconsin Avenue, N.W.
                                   Suite 400
                            Washington, D.C. 20015
                             Phone: (202) 274-2007

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 of the Securities Act of 1933, check the following box: [X]

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [_]

                                                  CALCULATION OF REGISTRATION FEE
==================================================================================================================
                                                            Proposed           Proposed
                                                             maximum            maximum             Amount of
     Title of each class of             Amount to be      offering price       aggregate           registration
   securities to be registered          registered          per share        offering price            fee
------------------------------------------------------------------------------------------------------------------
Common Stock, $.01 par value            30,417,500           $10.00          $304,175,000           $80,302(2)
per share                                 shares                 --                    --                --
Participation Interests(3)              1,000,000
                                        interests
==================================================================================================================

________________________________
(1)  Estimated solely for the purpose of calculating the registration fee.

(2)  Previously submitted
(3) The securities to be purchased by the Harris Retirement Savings Incentive Plan, a 401(k) Plan, are included in the amount shown for Common Stock. However, pursuant to Rule 457(h) of the Securities Act of 1933, as amended, no separate fee is required for the participation interests. Pursuant to such rule, the amount being registered has been calculated on the basis of the number of shares of Common Stock that may be purchased with the current assets of such Plan.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

Prospectus Supplement

                           WAYPOINT FINANCIAL CORP.

                   HARRIS RETIREMENT SAVINGS INCENTIVE PLAN


     Waypoint Financial Corp. is providing this prospectus supplement to participants in the Harris Retirement Savings Incentive Plan (the "401(k) plan"). As a participant in the 401(k) plan, you will be able to direct the trustee of the 401(k) plan to purchase common stock of Waypoint Financial Corp. in its offering with amounts allocated to your account under the 401(k) plan.

     This prospectus supplement relates to your initial election to direct that all or a portion of your account be invested in a fund made up of Waypoint Financial Corp. common stock. The trustee will reinvest your account in the other funds available under the 401(k) plan if the offering is oversubscribed and the trustee cannot use the total amount you allocate to purchase Waypoint Financial Corp. common stock. If you cannot acquire all the common stock you want in the offering you may direct the investment of your account in the Waypoint Financial Corp. fund after the offering is completed.

     The prospectus of Waypoint Financial Corp. dated ____________, 2000 attached to this prospectus supplement includes detailed information with respect to the offering and the financial condition, results of operations and business of Waypoint Bank (formerly, Harris Savings Bank). You should read this prospectus supplement, which provides information with respect to the 401(k) plan, only in conjunction with the prospectus.

                             ____________________

     For a discussion of risks that you should consider, see "Risk Factors" beginning on page __ of the prospectus.

     The interests in the 401(k) plan and the offering of the common stock have not been approved or disapproved by the Office of Thrift Supervision, the Securities and Exchange Commission or any other Federal or state agency. Any representation to the contrary is a criminal offense.

     The securities offered in this prospectus supplement are not deposits or accounts and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

     The 401(k) plan's investment in common stock is subject to loss.

     The date of this prospectus supplement is ________________, 2000.

                               TABLE OF CONTENTS

     THE OFFERING...................................................................    1
     Securities Offered.............................................................    1
     Election to Purchase Common Stock in the Offering; Priorities..................    1
     Value of 401(k) Plan Assets....................................................    2
     Method of Directing Transfer...................................................    2
     Time for Directing Transfer....................................................    2
     Irrevocability of Transfer Direction...........................................    2
     Direction to Purchase Common Stock After the Offering..........................    3
     Purchase Price of Common Stock.................................................    3
     Nature of a Participant's Interest in the Common Stock.........................    3
     Voting Rights of Common Stock..................................................    3

DESCRIPTION OF THE 401(k) PLAN......................................................    4
     Introduction...................................................................    4
     Eligibility and Participation..................................................    4
     Contributions Under the 401(k) Plan............................................    5
     Limitations on 401(k) Plan Contributions.......................................    5
     Benefits Under the 401(k) Plan.................................................    8
     Investment of Contributions and Account Balances...............................    9
     Withdrawals and Distributions From the 401(k) Plan.............................   12
     Trustee........................................................................   13
     Plan Administrator.............................................................   13
     Reports to 401(k) Plan Participants............................................   14
     Amendment and Termination......................................................   14
     Merger, Consolidation or Transfer..............................................   14
     Federal Income Tax Consequences................................................   14
     Additional Employee Retirement Income and Security Act Considerations..........   19
     Securities and Exchange Commission Reporting and Short-Swing Profit Liability..   19
     Financial Information Regarding 401(k) Plan Assets.............................   20

LEGAL OPINION.......................................................................   20

                                 THE OFFERING

Securities Offered

     Waypoint Financial Corp. is offering participation interests in the Harris Retirement Savings Incentive Plan (the "401(k) plan"). The participation interests represent indirect ownership of Waypoint Financial Corp.'s common stock through the 401(k) plan. The 401(k) plan may acquire up to 770,000 shares of Waypoint Financial Corp. common stock. Only employees of Waypoint Bank (formerly, Harris Savings Bank) may become participants in the 401(k) plan. Your investment in the Waypoint Financial Corp. stock fund is subject to the priorities listed below. Information with regard to the 401(k) plan is contained in this prospectus supplement and information with regard to the financial condition, results of operations and business of Waypoint Bank is contained in the attached prospectus. The address of the principal executive office of Waypoint Bank is 235 North Second Street, Harrisburg, PA 17101. Waypoint Bank's telephone number is (717) 236-4041.

Election to Purchase Common Stock in the Offering; Priorities

     In connection with the offering, Waypoint Bank has amended the 401(k) plan to permit you to transfer all or part of your account balances in the 401(k) plan to the Waypoint Financial Corp. stock fund, to be used to purchase common stock issued in the offering. The trustee of the Waypoint Financial Corp. stock fund will purchase common stock in accordance with your directions. You will also be provided the opportunity to elect alternative investments from among the nine (9) other funds offered. In the event the offering is oversubscribed, i.e. there are more orders for common stock than shares available for sale in the offering, and the trustee is unable to use the full amount allocated by you to purchase common stock in the offering, the amount that cannot be invested in common stock will be reinvested in the other investment funds of the 401(k) plan in accordance with your then existing investment election (in proportion to your investment direction allocation percentages). If you fail to direct the investment of your account balances, your account balances will remain in the other investment funds of the 401(k) plan as previously directed by you.

     The shares of common stock are being offered for sale in the following priorities:

     (1) depositors of Waypoint Bank (formerly, Harris Savings Bank) with aggregate account balances of $50 or more as of December 31, 1998;

     (2) Waypoint Bank's (formerly, Harris Savings Bank's) employee stock ownership plan;

     (3) depositors of Waypoint Bank with aggregate account balances of $50 or more as of June 30, 2000;

     (4) other depositors of Waypoint Bank at August 7, 2000, who do not qualify under (1) or (3) above; and

     (5) certain members of the general public in a community offering. Alternatively, such shares may be issued to shareholders of any acquired corporation in exchange for shares of the acquired corporation or in any other manner that facilitates the acquisition.

     To the extent you fall into one of these categories, you may use funds in your plan account to subscribe or pay for the common stock being acquired. Common stock so purchased will be placed in the newly created Waypoint Value of 401(k) Plan Assets

     As of June 30, 2000, the market value of the assets of the 401(k) plan was approximately $______________. The plan administrator informed each participant of the value of his or her account balance under the 401(k) plan as of June 30, 2000.

Method of Directing Transfer

     You will receive a form on which you can elect to transfer all or a portion of your account balance in the 401(k) plan to the Waypoint Financial Corp. stock fund or to the other investment options established under the 401(k) plan. If you wish to use all or part of your account balance in the 401(k) plan to purchase common stock issued in the offering, you should indicate that decision on the investment allocation form.

Time for Directing Transfer

     If you wish to purchase common stock with your 401(k) account balances, you must return your election form to the Human Resources Department, Waypoint Bank, no later than 12:00 noon on _____________, 2000.

Irrevocability of Transfer Direction

     You may not revoke your election to transfer amounts credited to your account in the 401(k) plan to the Waypoint Financial Corp. stock fund. After the offering, however, you will be able to change the investment of your accounts under the plan as explained below.

Direction to Purchase Common Stock After the Offering

     Whether you choose to purchase stock in the offering, or attempt to purchase stock in the offering but are unable to do so because the offering is oversubscribed, you will also be able to purchase stock after the offering. You may direct that a certain percentage of your future contributions or your account balance in the 401(k) plan be transferred to the Waypoint Financial Corp. stock fund and invested in common stock, or to the other investment funds available under the 401(k) plan. You may change your investment allocation at any time. Special restrictions may apply to transfers directed to and from the Waypoint Financial Corp. stock fund by the participants who are subject to the provisions of section 16(b) of the Securities Exchange Act of 1934, as amended, relating to the purchase and sale of securities by officers, directors and principal shareholders of Waypoint Financial Corp.

Purchase Price of Common Stock

     The trustee will use the funds transferred to the Waypoint Financial Corp. stock fund to purchase common stock in the offering, subject to your ability to purchase shares in accordance with the priorities listed on the first page of this prospectus supplement and except in the event of an oversubscription, as discussed above. The trustee will pay $10.00 per share for shares purchased in the offering, which will be the same price paid by all other persons in the offering.

     After the offering, the trustee will acquire common stock in open market transactions at the prevailing price. The trustee will pay transaction fees associated with the purchase, sale or transfer of the common stock after the offering.

Nature of a Participant's Interest in the Common Stock

     The trustee will hold the common stock, in trust, for the participants of the 401(k) plan. Shares of common stock acquired by the trustee at your direction will be allocated to your account. Therefore, investment decisions of other participants should not affect the earnings allocated to your account.

Voting Rights of Common Stock

     The trustee generally will exercise voting rights attributable to all common stock held by the Waypoint Financial Corp. stock fund as directed by participants with accounts invested in the fund. When stockholders have a right to vote on a matter, you will have voting instruction rights reflecting your proportionate interest in the fund. The trustee will vote the common stock affirmatively and negatively on each matter, in proportion to the voting instructions the trustee receives from the participants.

DESCRIPTION OF THE 401(k) PLAN

Introduction

     Waypoint Bank (formerly, Harris Savings Bank) adopted the Harris Retirement Savings Incentive Plan ("401(k) Plan") initially effective October 1, 1988. The 401(k) Plan was amended and restated effective January 1, 1997. The most recent amendment to the Plan was adopted in 2000. The 401(k) plan is a tax-plan that permits participants to defer current compensation to their account balances. The plan also permits participant direction of investment. In connection with the offering, the 401(k) Plan has been revised to permit investment by participants in stock of Waypoint Financial Corp. As a result, up to 100% of the assets of the 401(k) Plan can be invested in Waypoint Financial Corp. common stock. In addition, the 401(k) Plan has been revised so that matching contributions contributed after __________, 2000 will be invested by the trustee in Waypoint Financial Corp. stock.

     Waypoint Bank (formerly, Harris Savings Bank) intends that the 401(k) plan, in operation, will comply with the requirements of the Internal Revenue Code and the Employee Retirement Income Security Act. Waypoint Bank may amend the 401(k) plan from time to time in the future, as it sees fit or to maintain compliance with Federal law. Since the 401(k) plan is governed by the Employee Retirement Income Security Act, Federal law provides you with various rights and protections as a participant in the 401(k) plan. Your benefits under the 401(k) plan are not governed by the Pension Benefit Guaranty Corporation.

     Reference to full text of plan. The following statements are summaries of
     ------------------------------
certain provisions of the 401(k) plan. They are not complete and are qualified in their entirety by the full text of the 401(k) plan. You may obtain a copy of the 401(k) plan by filing a request with Waypoint Bank, Attention: Barbara E. Roth, Vice President, Human Resources Manager. We urge each employee to read carefully the full text of the 401(k) plan.

Eligibility and Participation

     Any employee of Waypoint Bank is eligible to become a participant in the 401(k) plan on the January 1 or July 1 following completion of six months of service and 1,000 hours of service during the first twelve months of employment with Waypoint Bank. The 401(k) plan year is January 1 to December 31.

     As of June 19, 2000, there were 443 employees eligible to participate in the 401(k) plan and 335 employees participating by making elective deferral contributions.

Contributions Under the 401(k) Plan

     401(k) plan contributions.  As a participant in the 401(k) plan, you are
     -------------------------
permitted to defer a portion of your compensation on a pre-tax basis, and to have that amount contributed to the 401(k) plan on your behalf. The amount that you may defer may range from 0% to 13%, subject to the limitations of the Internal Revenue Code. For purposes of the 401(k) plan, "compensation" means any earnings reportable on Internal Revenue Service Form W-2 as wages for Federal income tax purposes and earned income, plus elective contributions, for the plan year. For purposes of allocating employer matching contributions but not elective deferrals, for participants who are employed as commissioned mortgage originators and are compensated on a straight commission basis, compensation (for the portion of a plan year an employee is employed under such status) shall be limited to $27,098 (as indexed for cost of living), prorated if less than a full plan year. Elective contributions are amounts excludible from your gross income and contributed to this 401(k) plan or a section 125 cafeteria plan. In 2000, the maximum amount of your annual compensation that can be taken into account under the 401(k) plan is limited to $170,000. Similarly, your total deferrals may not exceed a dollar limit, which is set by law. Limits established by the Internal Revenue Code are subject to increase pursuant to an annual cost of living adjustment. You may elect to modify the amount contributed to the 401(k) plan by filing a new elective deferral agreement with the 401(k) plan administrator which will be effective the first day of the each January 1 and July 1.

     Employer contributions.  If you make elective deferral contributions, and
     ----------------------
were hired by Harris Savings Bank prior to January 1, 1999, Waypoint Bank may make matching contributions to the 401(k) plan equal to 25% of your elective deferral, on deferrals of up to 6% of your compensation. If you were hired on or after January 1, 1999, and are precluded from participating in the Harris Savings Bank defined benefit pension plan, Waypoint Bank may make a matching contribution equal to 50% of your elective deferral, on deferrals of up to 6% of your compensation. Contributions in excess of 6% of your compensation will not be matched. Matching contributions will be made on the last day of each payroll period. Matching contributions vest according to the vesting schedule set forth below.

Limitations on 401(k) Plan Contributions

     Limitation on employee elective deferrals.  The amount of your elective
     -----------------------------------------
deferral contributions may not currently exceed $10,500 per calendar year. The Internal Revenue Service will periodically increase this annual limitation. If you defer salary in excess of this limitation, your gross income for Federal income tax purposes will include the excess in the year of the deferral. In addition, unless the excess deferral is distributed before April 15 of the following year, it will be taxed again in the year distributed. Income on the excess deferral distributed by April 15 of the immediately succeeding year will be treated, for Federal income tax purposes, as earned and received by the participant in the tax year in which the distribution is made.

     Limitations on annual additions and benefits.  The contributions and
     --------------------------------------------
forfeitures you receive under the 401(k) plan and employee stock ownership plan, in the aggregate, cannot exceed the lesser of $30,000 or 25% of your compensation, as defined in the 401(k) plan. To the extent contributions and forfeitures exceed these limitations as a result of a reasonable error in estimating participant's compensation or the amount of elective deferrals that may be made with respect to a participant, or for other reasons permitted under the Code and treasury regulations, the plan administrator will:

     (1)  distribute any elective deferrals (within the meaning of the Code
          Section 402(g)(3)) or return any employee contributions (whether voluntary or mandatory), and for the distribution of gains attributable to those elective deferrals and employee contributions, to the extent that the distribution or return would reduce the "excess amount" in the participant's accounts; or

     (2) hold any "excess amount" remaining after the return of any elective deferrals or voluntary employee contributions in a "Section 415 suspense account"; or

     (3) use the "Section 415 suspense account" in the next "limitation year" (and succeeding "limitation years" if necessary) to reduce employer contributions for that participant if that participant is covered by the 401(k) plan as of the end of the "limitation year", or if the participant is not so covered, allocate and reallocate the "Section 415 suspense account" in the next "limitation year" (and succeeding "limitation years" if necessary) to all participant's in the 401(k) plan before any employer or employee contributions which would constitute "annual additions" are made to the 401(k) plan for such "limitation year"; or

     (4) reduce employer contributions to the 401(k) plan for such "limitation year" by the amount of the "Section 415 suspense account" allocated and reallocated during such "limitation year".

     If you are also covered under Waypoint Bank's (formerly, Harris Savings Bank's) employee stock ownership plan and annual additions exceed the maximum permissible amount, your annual additions under this plan will be reduced to the extent necessary, so that the total annual additions do not exceed the maximum permissible amount.

     Limitation on plan contributions for highly compensated employees.  The
     -----------------------------------------------------------------
Internal Revenue Code limits the amount of elective deferral contributions and matching contributions that may be made to the 401(k) plan in any plan year on behalf of highly compensated employees in relation to the amount of elective deferral contributions made by or on behalf of all other employees eligible to participate in the 401(k) plan. Specifically, the actual deferral percentage, i.e., the average of the actual deferral ratios, expressed as a percentage, of each eligible employee's elective deferral contribution if any, for the plan year over the employee's salary, must meet either of the following tests:

     (1) the actual deferral percentage of the eligible highly compensated employees is not more than 125% of the actual deferral percentage of all other eligible employees; or

     Example: If the actual deferral percentage of non-highly compensated employees is 10%, the maximum deferral percentage of highly compensated employees cannot exceed 12.5% (or 10% x 125% = 12.5%)

     (2) the actual deferral percentage of the eligible highly compensated employees is not more than 200% of the actual deferral percentage of all other eligible employees, and the excess of the actual deferral percentage for the eligible highly compensated employees over the actual deferral percentage of all other eligible employees is not more than two percentage points.

     Example: If the actual deferral percentage of non-highly compensated employees is 4%, the actual deferral percentage of highly compensated employees cannot exceed 6% (or 4% x 200% ' 8%, but not more than 2 percentage points, reducing the 8% to 6%).

     Similarly, the actual contribution percentage, i.e., the average of the actual contribution ratios, expressed as a percentage, of each eligible employee's matching contributions, if any, for the plan year over the employee's salary, must meet either of the following tests:

     (1) the actual contribution percentage of the eligible highly compensated employees is not more than 125% of the actual contribution percentage of all other eligible employees; or

     (2) the actual contribution percentage of the eligible highly compensated employees is not more than 200% of the actual contribution percentage of all other eligible employees, and the excess of the actual contribution percentage for the eligible highly compensated employees over the actual contribution percentage of all other employees is not more than two percentage points.

     Effective January 1, 1997, the actual deferral percentage and actual contribution percentage tests are performed by using the actual deferral percentage and the actual contribution percentage of non-highly compensated employees for the plan year preceding the 401(k) plan year that is being tested.

     In general, for plan years beginning in 1998, a highly compensated employee includes:

     (1) an employee who, during the plan year or the preceding plan year, was at any time a 5% owner of the stock of Waypoint Financial Corp., or stock possessing more than 5% of the total combined voting power of all stock of Waypoint Financial Corp.; or

     (2) an employee who, for the preceding plan year, received compensation from Waypoint Bank (formerly, Harris Savings Bank) in excess of $80,000, and, if Waypoint Bank elects for a plan year, was in the group consisting of the top 20% of employees when ranked on the basis of compensation paid during the plan year. The dollar amounts set forth above are adjusted annually to reflect increases in the cost of living.

     The trustee will distribute amounts contributed by highly compensated employees that exceed the actual deferral percentage limitation in any plan year, together with any income allocable. These contributions must be distributed before the close of the following plan year first to highly compensated employees with the greatest dollar amount of deferrals, until the plan satisfies the actual deferral percentage test. Moreover, Waypoint Bank will be subject to a 10% excise tax on these contributions unless, together with any income allocable thereto, they either are re-characterized or are distributed before the close of the first 2-2 months following the plan year to which the contributions relate. In addition, the trustee will distribute any contributions by highly compensated employees that exceed the actual contribution percentage limitation in any plan year, together with any income allocable thereto, before the close of the following plan year. A 10% excise tax will also be imposed on Waypoint Bank with respect to these contributions, unless such contributions, plus any income allocable thereto, are distributed within 2-2 months following the close of the plan year in which they arose.

Benefits Under the 401(k) Plan

     Vesting.  At all times, you have a fully vested, nonforfeitable interest in
     -------
your elective deferral contributions. You are vested in any employer matching contributions, in accordance with the following schedule:

                Years of Service  Vesting Percentage
                ----------------  ------------------
                  Less than 2             0%
                      2                  20%
                      3                  40%
                      4                  60%
                      5                  80%
                   6 or more            100%

     You will also be 100% vested in employer matching contributions made to your account, regardless of your years of employment, upon attainment of early or normal retirement age under the 401(k) plan, or upon your death or disability. Any non-vested matching contributions which are forfeited shall be used to reduce employer matching contributions for the plan year in which the forfeiture occurs.

Investment of Contributions and Account Balances

     All amounts credited to your accounts under the 401(k) plan are held in the plan trust which is administered by the trustee appointed by Waypoint Bank's (formerly, Harris Savings Bank's) board of directors.

     Prior to the effective date of the offering, you and the other participants were provided the opportunity to direct the investment of your accounts into one of the following funds:

A.   Stable Value Fund (with CGU Life Insurance Company)
B.   Fidelity Daily U.S. Treasury Money Market
C.   Loomis Sayles Bond Instl.
D.   Fidelity Puritan
E.   Fidelity Spartan U.S. Equity Index
F.   Putnam Vista A
G.   Heartland Value Plus
H.   Franklin Small Cap Growth A
I.   Ivy International A

     The 401(k) plan now provides that in addition to the funds specified above, you may direct the trustee to invest all or a portion of your account in the Waypoint Financial Corp. stock fund.

     You may elect to have both past contributions and earnings, as well as future contributions to your account invested either in the Waypoint Financial Corp. stock fund or among the funds listed above. Transfers of past contributions and the earnings thereon do not affect the investment mix of future contributions. If you make an election to direct investment of assets into the Waypoint Financial Corp. stock fund, you may change your investment at a future date. This may be done by: (i) filing an Enrollment/Beneficiary form with the Human Resources Department; (ii) by calling (800) 304-6498; or (iii) by the internet at http://login.invesmart.com. The proceeds of the sale, net of
                --------------------------
expenses, will be allocated to your account and reinvested in accordance with the 401(k) plan. Until an initial investment election is made by a participant, the participant's account will be invested in the Stable Value Fund.

A.   Previous Funds

     Prior to the effective date of the offering, the trustee invested contributions under the 401(k) plan in the nine funds specified above. The following table provides performance data with respect to the investment funds available under the 401(k) plan, based on information provided to Waypoint Financial Corp. by Invesmart of Eastern Pennsylvania, Inc. (formerly Alliance Benefit Group).

--------------------------------------------------------------------------------------------------------------------------------
  Fund                            Investment                YTD %      1999      1998       1997
Objective                            Fund                  Total      Total %   Total %    Total   Total %    Total %   Total %
                                                           Return     Return    Return       %     Return     Return    Return
                                                         (7/31/00)                         Return   3 Yrs       Yrs     10 Yrs
---------------------------------------------------------------------------------------------------------------------------------
Stable Value            Stable Value Fund w/ CGU Life       5.25*      5.22      5.46     5.55      5.41       5.54       N/A
---------------------------------------------------------------------------------------------------------------------------------
Money Market            Fidelity Daily US Treasury          5.87*      4.46      4.93     5.00      4.80       4.93       4.76
                                Money Market
---------------------------------------------------------------------------------------------------------------------------------
  Long-Term Bond        Loomis Sayles Bond Instl            3.60       4.50      4.70    12.70      7.23      12.41       N/A
(Corp Bond - General)
---------------------------------------------------------------------------------------------------------------------------------
    Balanced                Fidelity Puritan                0.90       2.90     16.59    22.35     13.63      15.46      13.06
(Bonds & Stocks)
---------------------------------------------------------------------------------------------------------------------------------
Large Cap Stocks        Fidelity Spartan US Equity        - 2.10      20.70     28.48    33.04     27.29      28.27      17.90
(Value & Growth)                Index
---------------------------------------------------------------------------------------------------------------------------------
Mid-Cap Stocks                Putnam Vista A                9.40      53.20      9.53    23.23     31.17      30.94      20.66
  (Growth)
---------------------------------------------------------------------------------------------------------------------------------
Small Cap Stocks        Franklin Small Cap Growth A         4.50      97.10     -0.02    15.79     31.64      32.75       N/A
  (Growth)
---------------------------------------------------------------------------------------------------------------------------------
Small Cap Stocks             Heartland Value Plus           4.50      97.10     -0.02    15.79     31.64      32.75       N/A
  (Growth)
---------------------------------------------------------------------------------------------------------------------------------
Foreign Stock                Ivy International A          - 2.50      21.00      7.34    10.38     12.77      14.10      11.75
---------------------------------------------------------------------------------------------------------------------------------

* Current annualized return is shown in the year to date column.
** The seven-day yield is shown in the year to date column.
--------------------------------------------------------------------------------
   -Past performance is no guarantee of future results. Actual investment performance may differ from what is reflected above based upon your beginning account balance, transfers within your account and the timing of deposits to your account. Investment return and principal value of the mutual funds will fluctuate so that shares, when redeemed, may be worth more or less than their original cost.
--------------------------------------------------------------------------------
   -The mutual fund rates of return do not reflect the quarterly custodial / asset management charge of 10/100 of one percent or less.
--------------------------------------------------------------------------------
   -References: Morningstar, Inc., The Wall Street Journal and CGU Life Insurance Company of America
--------------------------------------------------------------------------------

     The following is a description of each of the 401(k) plan's nine investment funds:

     Stable Value Fund   This investment is with CGU Life Insurance Company of
     -----------------
America and seeks to provide a reasonable rate of return without being subjected to market value fluctuations.

     Fidelity Daily U.S. Treasury Money Market   This fund invests in
     -----------------------------------------
instruments issued or guaranteed by the U.S. Government, its agencies or instrumentalities. Average portfolio maturity will not exceed 120 days.

     Loomis Sayles Bond Inst.  This fund seeks total return through a
     -----------------------
combination of current income and capital appreciation. The fund normally invests at least 65% of assets in investment grade debt securities and convertibles.

     Fidelity Puritan     This fund seeks income consistent with preservation of
     ----------------
capital, investing in a diversified array of high-yielding stocks and bonds. Approximate split: 60% Stocks and 40% Bond/Fixed Income.

     Fidelity Spartan U.S. Equity Index   This fund seeks to provide investment
     ----------------------------------
results that correspond to the total return performance of common stocks of companies publicly traded in the United States. It attempts to duplicate the composition and total return of the S&P 500.

     Putnam Vista A    This fund seeks capital appreciation. The fund invests
     --------------
primarily in common stocks issued by companies with market capitalizations between $300 million and $5 billion; it may also invest in preferred stocks, debt securities rated at least C, convertible securities, and warrants. The fund may invest up to 20% of assets in securities principally traded in foreign markets.

     Heartland Value Plus   This fund seeks capital growth and current income.
     --------------------
The fund invests primarily in income-producing equities with market capitalizations of less than $750 million. It normally invests at least 65% of assets in equities chosen on a value basis. It may invest up to 35% of assets in debt securities, up to 25% of which may be rated B or BB.

     Franklin Small Cap Growth A   This fund seeks long-term capital
     ---------------------------
appreciation. The fund invests primarily in income-producing equities with market capitalizations of less than $1 billion. It seeks to invest at least one third of assets in companies with market capitalizations of $550 million or less.

     Ivy International A   This fund seeks long-term growth; current income is
     -------------------
secondary. The fund normally invests at least 65% of assets in common stocks issued in at least three different countries. It mainly purchases stocks traded in Europe, the Pacific Basin, and Latin America markets.

B.   The Waypoint Financial Corp. Stock Fund

     The Waypoint Financial Corp. stock fund will consist of investments in common stock made on and after the effective date of the offering. After the offering, the trustee will, to the extent practicable, use all amounts allocated to the Waypoint Financial Corp. stock fund, including cash dividends paid on common stock held in the Waypoint Financial Corp. stock fund, to purchase shares of common stock of Waypoint Financial Corp. Only whole shares of Waypoint Financial Corp. will be purchased, unlike in the 401(k) plan's other investment options where fractional share interests may be purchased. Each person who elects to invest in the Waypoint Financial Corp. stock fund will have two sub-accounts in such fund, i.e., a stock sub-account and a cash sub-account (a money market account holding cash that will be used to buy whole shares). Periodically, when the cash sub-account has sufficient cash, the plan administrator will use such cash to purchase stock. Any earnings that result therefrom will remain in the Waypoint Financial Corp. stock fund in the event of an oversubscription and will not be reinvested among the other five funds. It is expected that all purchases will be made at prevailing market prices. Under certain circumstances, the trustee may be required to limit the daily volume of shares purchased.

     As of the date of this prospectus supplement, none of the shares of common stock have been issued or are outstanding and there is no established market for the common stock. Accordingly, there is no record of the historical performance of the Waypoint Financial Corp. stock fund. Performance will be dependent upon a number of factors, including the financial condition and profitability of Waypoint Financial Corp. and Waypoint Bank and market conditions for the common stock generally.

     For a discussion of risks that you should consider, see ARisk Factors" beginning on page ____ of the prospectus.

Withdrawals and Distributions From the 401(k) Plan

     Federal law requires the 401(k) plan to impose substantial restrictions on your right to withdraw amounts held for your benefit under the 401(k) plan prior to your termination of employment with Waypoint Bank. A Federal tax penalty equal to 10% of the withdrawal, over and above the normal Federal and state income tax, may also be imposed on withdrawals made prior to your attainment of age 59-1/2, regardless of whether the withdrawals occur during your employment with Waypoint Bank or after termination of employment.

     Distribution upon termination of employment or disability.  Payment of your
     ---------------------------------------------------------
benefits upon your retirement, disability, or other termination of employment shall be made in a lump-sum payment, in installments, over a fixed period, or in an annuity. Payments in installments or in annuity form cannot exceed your life expectancy or the joint life and last survivor expectancy of you and your beneficiary. If you are married, you must receive your benefits in the form of a qualified joint and survivor annuity with your spouse as your beneficiary, unless you elect another optional form with proper spousal consent. Alternatively, your benefit may be transferred to another qualified employee benefit plan or individual retirement account. Benefit payments generally commence as soon as administratively possible after the occurrence of the event creating the right to a distribution. However, if you terminate employment for reasons other than retirement, disability or death and your account balance ever exceeded $5,000, no distribution will be made until the end of the calendar quarter following the calendar quarter in which termination of employment occurs.

     Distribution upon death.  If you die prior to the benefit commencement date
     -----------------------
for retirement, disability or termination of employment, your benefit will be paid to your surviving spouse or beneficiary, in a lump sum, in installments,
over a fixed period, or in an annuity, as elected.   Alternatively, if your
spouse is your beneficiary, your benefit may be transferred to an individual retirement account. If you die after distribution of your interest has begun, the remaining portion of such interests will continue to be distributed as rapidly as under the method of distribution being used prior to your death.

     Withdrawals prior to termination of employment.  You may withdraw amounts
     ----------------------------------------------
from your accounts during employment only under limited circumstances: (i) if you are still employed after you attain age 65; (ii) if you suffer a financial hardship, provided that the amount you withdraw does not exceed the amount actually needed, or (iii) if you request a loan from the plan, subject to the limitations on loans set forth in the plan. Hardship distributions may only be made to you from your elective deferral contribution account, vested matching contribution account balance and from your rollover/transfer account, if any. Any in-service distributions to a married participant must be consented to by the participant's spouse.

     Nonalienation of benefits.  Except for Federal income tax withholding or a
     -------------------------
qualified domestic relations order, your benefits payable under the 401(k) plan cannot be alienated. Examples of alienation include transferring your benefits voluntarily and a creditor placing a lien on your benefits. Any attempt to alienate your benefits, whether voluntary or involuntary, shall be void.

Trustee

     The trustee with respect to the 401(k) plan is Fleet National Bank. The trustee is appointed by the board of directors of Waypoint Bank. The trustee receives, holds and invests the contributions to the 401(k) plan in trust and distributes them to you and your beneficiaries in accordance with the terms of the 401(k) plan and the directions of the plan administrator. The trustee is responsible for investment of the assets of the trust.

Plan Administrator

     The 401(k) plan is administered by the plan administrator. Waypoint Bank is the 401(k) plan administrator. Waypoint Bank has appointed James J. Durrell to perform the duties of the plan administrator. The address of the plan administrator of the 401(k) Plan is 235 North Second Street, Harrisburg, PA 17101, telephone number (717) 236-4041. The 401(k) Plan administrator is responsible for the administration of the 401(k) plan, interpretation of the provisions of the 401(k) plan, prescribing procedures for filing applications for benefits, preparation and distribution of information explaining the 401(k) plan, maintenance of 401(k) plan records, books of account and all other data necessary for the proper administration of the 401(k) plan, preparation and filing of all returns and reports relating to the 401(k) plan which are required to be filed and for all disclosures required to be made to participants, beneficiaries and others.

Reports to 401(k) Plan Participants

     The plan administrator, or his designee, will furnish you with a quarterly statement showing:

     (1) the current market value of each fund as of the end of the quarter; and

     (2) the amount of contributions and earnings allocated to your account for that period.

Amendment and Termination

     It is the intention of Waypoint Bank to continue the 401(k) plan indefinitely. Nevertheless, Waypoint Bank may terminate the 401(k) plan at any time. If the 401(k) plan is terminated in whole or in part, then regardless of other provisions in the 401(k) plan, you will have a fully vested interest in your accounts. Waypoint Bank reserves the right to make, from time to time, any amendment or amendments to the 401(k) plan which do not cause any part of the trust to be used for, or diverted to, any purpose other than the exclusive benefit of participants or their beneficiaries; provided, however, that Waypoint Bank may make any amendment it determines necessary or desirable, with or without retroactive effect, to comply with the Employee Retirement Income Security Act.

Merger, Consolidation or Transfer

     In the event of the merger or consolidation of the 401(k) plan with another 401(k) plan, or the transfer of the trust assets to another plan, the 401(k) plan requires that you would, if either the 401(k) plan or the other plan then terminated, receive a benefit immediately after the merger, consolidation or transfer which is equal to or greater than the benefit you would have been entitled to receive immediately before the merger, consolidation or transfer, if the plan had then terminated.

Federal Income Tax Consequences

     The following is a summary of the material Federal income tax aspects of the 401(k) plan. However, statutory provisions are subject to change, as are their interpretations, and their application may vary in individual circumstances. The consequences under state and local income tax laws may not be the same as under the Federal income tax laws. You are urged to consult your tax advisors with respect to any distribution from the 401(k) plan and transactions involving the 401(k) plan.

     The 401(k) plan is tax-qualified and the related trust is exempt from tax under the Internal Revenue Code. As a result, the 401(k) plan is afforded special tax treatment which include the following:

     (1) Waypoint Bank is allowed an immediate tax deduction for the amount contributed to the 401(k) plan each year;

     (2) you pay no current income tax on amounts contributed by Waypoint Bank on your behalf; and

     (3) earnings of the 401(k) plan are tax-exempt, thereby permitting the tax-free accumulation of income and gains on investments.

     The 401(k) plan will be administered to comply in operation with the requirements of the Internal Revenue Code as of the effective date of any change in the law. Waypoint Bank expects to timely adopt any amendments to the 401(k) plan that may be necessary to maintain the qualified status of the 401(k) plan under the Internal Revenue Code.

     Assuming that the 401(k) plan is administered in accordance with the requirements of the Internal Revenue Code, participation in the 401(k) plan under existing Federal income tax laws will have the following effects:

     (1) The contributions to your account and the investment earnings on the account are not includable in your Federal taxable income until the contributions or earnings are actually distributed or withdrawn from the 401(k) plan. Special tax treatment may apply to the taxable portion of any distribution that includes common stock or qualifies as a lump-sum distribution, as described below; and

     (2) Income earned on assets held by the trust will not be taxable to the trust.

     Lump-sum distribution.  A distribution from the 401(k) plan to you or your
     ---------------------
beneficiary will qualify as a lump-sum distribution if it:

     (1) is made within one calendar year;

     (2) is on account of your death, disability or separation from service, or after you attain age 59-2; and

     (3) consists of your balance under this 401(k) plan and all other profit sharing plans, if any, maintained by Waypoint Bank. The portion of any lump-sum distribution that is required to be included in your taxable income for Federal income tax purposes, consists of the entire amount of the lump-sum distribution less the amount of after-tax contributions, if any, made by you to this or any other profit sharing plan maintained by Waypoint Bank which is included as part of the lump-sum distribution.

     Averaging rules.  The portion of the total taxable amount of a lump-sum
     ---------------
distribution that is attributable to participation after 1973 in the 401(k) plan or in any other profit-sharing plan maintained by Waypoint Bank, referred to as the ordinary income portion, will be taxable generally as ordinary income for Federal income tax purposes.

     For years beginning after December 31, 1999, five-year income averaging is repealed. Under a special rule adopted in the 1986 Tax Reform Act, if you turned 50 by 1985, you may elect to have your lump-sum distribution taxed under a ten-year income averaging rule which would allow you to pay a separate tax on the lump-sum distribution that would approximate the tax (under the rates in effect in 1986) that would have been due if the distribution had been received in ten equal annual installments; you also may elect to have that portion of the lump-sum distribution attributable to your pre-1974 participation in the 401(k) plan treated as a long-term capital gain and taxed at a rate of 20%.

     Common stock included in lump-sum distribution.  If a lump-sum distribution
     ----------------------------------------------
includes common stock, the distribution generally will be taxed in the manner described above under lump-sum distributions, except that the total taxable amount will be reduced by the amount of any net unrealized appreciation with respect to such common stock, i.e., the net unrealized appreciation is the excess of the value of such common stock at the time of the distribution over the cost or other basis to the trust.

          Example: Assume the 401(k) plan purchases 100 shares of common stock in the offering at $10 per share. Ten dollars would be the cost basis of the stock to the 401(k) plan. If the 401(k) plan distributes the common stock to you in a lump-sum distribution when the stock is trading at $18 per share, you will be taxed in the year of distribution on the $10 cost basis of the stock to the 401(k) plan. The additional $8 per share, or the net unrealized appreciation, will not be taxed until you sell the stock.

     The tax basis of such common stock for purposes of computing gain or loss on its subsequent sale will be the value of the common stock at the time of distribution less the amount of net unrealized appreciation.

          Example: Assuming the same facts as above, your cost basis in the stock is $10, which is the $18 value of the stock at the time of distribution minus the $8 of net unrealized
                                         -----
                    appreciation.

     Any gain on a sale or other taxable disposition of such common stock, to the extent of the amount of net unrealized appreciation at the time of distribution, will be considered long-term capital gain regardless of the holding period of such common stock. Any gain on a sale or other taxable disposition of the common stock in excess of the amount of net unrealized appreciation at the time of distribution will be considered short-term, mid-term or long-term capital gain depending upon the length of the holding period of the common stock.

          Example: Assume you sell 50 shares of the stock in January, seven months after you receive the distribution, for $20 per share. You will be taxed as follows: You will not be taxed again on the $10 cost basis you recognized as income at the time of distribution. The $8 in net unrealized appreciation will be taxed at long-term capital gains rates. However, the $2 appreciation in the value of the stock that occurred since the distribution will be taxed at short-term capital gains rates since you have only held the stock for seven months following its distribution to you.

     As a recipient of a distribution you may elect to include the amount of any net unrealized appreciation in the total taxable amount of such distribution to the extent allowed by the regulations to be issued by the Internal Revenue Service.

     Contribution to another qualified plan or to an individual retirement
     ---------------------------------------------------------------------
account.  You may defer Federal income taxation of all or any portion of the
-------
total taxable amount of a lump-sum distribution, including the proceeds from the sale of any common stock included in the lump-sum distribution, to the extent that such amount, or a portion thereof, is contributed, within 60 days after the date of its receipt by you, to another qualified plan or to an individual retirement account. If less than the total taxable amount of a lump-sum distribution is contributed to another qualified plan or to an individual retirement account within the applicable 60-day period, the amount not so contributed must be included in your income for Federal income tax purposes and will not be eligible for the special averaging rules or for capital gains treatment.

          Example: You receive a distribution of 500 shares of stock and $3,000 cash from the 401(k) plan on June 30. If you intend to roll your distribution over to another tax qualified plan or individual retirement account, you must do so no later than August 29, which is 60 days after you received the distribution. If you roll over all the stock but none of the cash, you must include the $3,000 cash in your income for the calendar year in which the distribution is made to you.

     You generally may defer the Federal income taxation of any portion of any other distribution made on account of your disability or separation from service, if the amount is distributed within one taxable year, and is contributed, within 60 days after the date of its receipt by you, to an individual retirement account.

     Effective January 1, 1993, you have the right to elect to have the trustee transfer all or any portion of an "eligible rollover distribution" directly to another qualified plan or to an individual retirement account. If you do not elect to have an eligible rollover distribution transferred directly to another qualified plan or to an individual retirement account, the distribution will be subject to a mandatory Federal withholding tax equal to 20% of the taxable distribution. An eligible rollover distribution means any amount distributed from the 401(k) plan except:

     (1) a distribution that is (a) one of a series of substantially equal periodic payments made, not less frequently than annually, over your life or the joint lives of you and your designated beneficiary, or (b) for a specified period of ten years or more;

     (2) any amount that is required to be distributed under the minimum distribution rules; and

     (3) any other distributions excepted under applicable Federal law.

     If your beneficiary is your surviving spouse, he or she also may defer Federal income taxation of all or any portion of a distribution from the 401(k) plan to the extent that such amount, or a portion thereof, is contributed within 60 days after the date of its receipt by your surviving spouse, to an individual retirement account. If all or any portion of the total taxable amount of a lump-sum distribution is contributed by your surviving spouse to an individual retirement account within the applicable 60-day period, any subsequent distribution from the individual retirement account will not be eligible for the special averaging rules or for capital gains treatment. Any amount received by your surviving spouse that is not contributed to another qualified plan or to an individual retirement account within the applicable 60-day period, and any amount received by a nonspouse beneficiary will be included in such beneficiary's income for Federal tax purposes in the year in which it is received.

     Additional Tax on Early Distributions.  If you receive a distribution from
     -------------------------------------
the 401(k) plan prior to attaining age 59-2 it will be subject to an additional income tax equal to 10% of the taxable amount of the distribution. The 10% additional income tax will not apply, however, to the extent the distribution is rolled over into an IRA or another qualified plan or the distribution is:

     (1) made to a beneficiary, or to your estate, on or after your death;

     (2) attributable to your disability;

     (3) part of a series of substantially equal periodic payments not less frequently than annually made for your life or life expectancy or the joint lives or joint life expectancies of you and your beneficiary;

     (4) made to you after separation from service on account of early retirement under the 401(k) plan after attainment of age 55;

     (5) made to pay medical expenses to the extent deductible for Federal income tax purposes;
     (6) made to an alternate payee pursuant to a qualified domestic relations order; or

     (7) made to effect the distribution of excess contributions or excess deferrals.

Additional Employee Retirement Income and Security Act Considerations

     As noted above, the 401(k) plan is subject to certain provisions of the Employee Retirement Income Security Act, including special provisions relating to control over the 401(k) plan's assets by participants and beneficiaries. The 401(k) plan's feature that allows you to direct the investment of your account balances is intended to satisfy the requirements of section 404(c) of the Employee Retirement Income Security Act of 1974 relating to control over plan assets by a participant or beneficiary. The effect of this is two-fold. First, you will not be deemed a "fiduciary" because of your exercise of investment discretion. Second, no person who otherwise is a fiduciary, such as your employer, the plan administrator, or the plan's trustee is liable under the fiduciary responsibility provision of the Employee Retirement Income Security Act for any loss which results from your exercise of control over the assets in your 401(k) plan account.


     Because you will be entitled to invest all or a portion of your account balance in the 401(k) plan in Waypoint Financial Corp. common stock, the regulations under section 404(c) of the Employee Retirement Income Security Act require that the 401(k) plan establish procedures that ensure the confidentiality of your decision to purchase, hold, or sell employer securities, except to the extent that disclosure of such information is necessary to comply with Federal or state laws not preempted by the Employee Retirement Income Security Act. These regulations also require that your exercise of voting and similar rights with respect to the common stock be conducted in a way that ensures the confidentiality of your exercise of these rights. Your investment and voting instructions should be returned directly to Invesmart of Eastern Pennsylvania, Inc. (formerly Alliance Benefit Group), the third-party administrator.

Securities and Exchange Commission Reporting and Short-Swing Profit Liability-

     Section 16 of the Securities Exchange Act of 1934 imposes reporting and liability requirements on officers, directors, and persons beneficially owning more than 10% of public companies such as Waypoint Financial Corp. Section 16(a) of the Securities Exchange Act of 1934 requires the filing of reports of beneficial ownership. Within 10 days of becoming an officer, director or person beneficially owning more than 10% of the shares of Waypoint Financial Corp., a Form 3 reporting initial beneficial ownership must be filed with the Securities and Exchange Commission. Changes in beneficial ownership, such as purchases, sales and gifts generally must be reported periodically, either on a Form 4 within 10 days after the end of the month in which a change occurs, or annually on a Form 5 within 45 days after the close of Waypoint Financial Corp.'s fiscal year. Discretionary transactions in and beneficial ownership of the common stock through the Waypoint Financial Corp. stock fund of the 401(k) plan by officers, directors and persons beneficially owning more than 10% of the common stock of Waypoint Financial Corp. generally must be reported to the Securities and Exchange Commission by such individuals.

     In addition to the reporting requirements described above, section 16(b) of the Securities Exchange Act of 1934 provides for the recovery by Waypoint Financial Corp. of profits realized by an officer, director or any person beneficially owning more than 10% of Waypoint Financial Corp.'s common stock resulting from non-exempt purchases and sales of Waypoint Financial Corp. common stock within any six-month period.

     The Securities and Exchange Commission has adopted rules that provide exemptions from the profit recovery provisions of section 16(b) for all transactions in employer securities within an employee benefit plan, provided certain requirements are met. These requirements generally involve restrictions upon the timing of elections to acquire or dispose of employer securities for the accounts of section 16(b) persons.

     Except for distributions of common stock due to death, disability, retirement, termination of employment or under a qualified domestic relations order, persons affected by section 16(b) are required to hold shares of common stock distributed from the 401(k) plan for six months following such distribution and are prohibited from directing additional purchases within the Waypoint Financial Corp. stock fund for six months after receiving such a distribution.

Financial Information Regarding 401(k) Plan Assets

     Unaudited financial statements representing the net assets available for 401(k) plan benefits at [June 30, 2000],are attached to this prospectus supplement.

                                 LEGAL OPINION

     The validity of the issuance of the common stock will be passed upon by Luse Lehman Gorman Pomerenk & Schick, A Professional Corporation, Washington, D.C., which firm acted as special counsel to Waypoint Financial Corp. in connection with Waypoint Financial Corp.'s stock offering.

PROSPECTUS

[Harris Financial Logo]
                                                  Waypoint Financial Corp.
                                          (Successor to Harris Financial, Inc.)
                                        Up to 26,450,000 Shares of Common Stock

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

   Waypoint Financial Corp., a Pennsylvania corporation and the successor to Harris Financial, Inc., is offering shares of its common stock in connection with the mutual-to-stock conversion of Harris Financial, MHC. Harris Financial, MHC is the mutual holding company of Harris Savings Bank. Immediately after the stock offering is completed, Waypoint Financial Corp. will acquire by merger York Financial Corp., the holding company of York Federal Savings and Loan Association, Harris Savings Bank will change its name to Waypoint Bank, and York Federal will merge into Waypoint Bank. After the stock offering, Waypoint Financial will be the holding company of Waypoint Bank.

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                             TERMS OF THE OFFERING

                            Price: $10.00 per share

                                          Adjusted
                                          Minimum      Minimum      Maximum
                                        ------------ ------------ ------------
 . Number of shares offered for sale....   14,550,000   19,550,000   26,450,000
 . Underwriting commissions and
  expenses............................. $  8,641,000 $  8,641,000 $  9,403,000
 . Net proceeds to Waypoint Financial... $136,859,000 $186,859,000 $255,097,000
 . Net proceeds per share to Waypoint
  Financial............................ $       9.41 $       9.55 $       9.64

    Waypoint Financial may sell up to 30,417,500 shares because of changes in the market and general financial and economic conditions without notifying prospective purchasers.

   This investment involves risk, including the possible loss of principal.

               Please read Risk Factors beginning on page     .

   Waypoint Financial has applied to have its common stock quoted on the Nasdaq National Market under the symbol "WYPT."

   Waypoint Financial is offering the common stock on a best efforts basis, subject to certain conditions. Waypoint Financial may also offer shares in an underwritten public offering.

   These securities are not deposits or savings accounts and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency.

   Neither the Securities and Exchange Commission, the Office of Thrift Supervision, the Federal Deposit Insurance Corporation, nor any state securities regulator has approved or disapproved these securities or determined if this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

   Funds received prior to the completion of the offering will be held in an account at Harris Savings Bank and will bear interest at our passbook savings rate. This offering is expected to terminate on September 25, 2000.

                          [Logo of Ryan, Beck & Co.]

                             August 14, 2000


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                                                                            ----
Questions and Answers Relating to the Transactions........................    4
Questions and Answers Relating to the Stock Offering......................    5
Summary...................................................................   10
Risk Factors..............................................................   21
Selected Consolidated Financial and Other Data of Harris Financial and
 Subsidiaries.............................................................   24
Selected Consolidated Financial and Other Data of York Financial Corp. and
 Subsidiaries.............................................................   26
Harris Financial Recent Developments......................................   28
York Financial Corp. Recent Developments..................................   34
Selected Unaudited Pro Forma Consolidated Financial Data of Waypoint
 Financial................................................................   36
WaypointFinancial.........................................................   38
Harris Financial..........................................................   38
Harris Savings Bank and Waypoint Bank.....................................   39
Use of Proceeds...........................................................   40
Dividend Policy...........................................................   42
Market for the Common Stock...............................................   43
Historical and Pro Forma Capitalization...................................   45
Historical and Pro Forma Capital Compliance...............................   47
Pro Forma Data............................................................   48
Certain Effects of the Merger of Harris Financial and York Financial......   58
Harris Financial and Subsidiaries Consolidated Statements of Operations...   63
Management's Discussion and Analysis of Financial Condition and Results of
 Operations...............................................................   64
Business of Waypoint Financial............................................   83
Business of Harris Financial and Harris Savings Bank......................   83
Regulation................................................................  111
Federal and State Taxation................................................  121
Management of Harris Financial............................................  123
Beneficial Ownership of Common Stock......................................  141
Subscriptions by Executive Officers and Directors.........................  146
The Conversion and Stock Offering.........................................  147
Merger With York Financial................................................  162
Restrictions on Acquisition of Waypoint Financial.........................  163
Description of Capital Stock of Waypoint Financial........................  166
Experts...................................................................  167
Legal Opinions............................................................  167
Additional Information....................................................  167
Harris Financial, Inc. and Subsidiaries Index to Consolidated Financial
 Statements and Other Information.........................................  F-1
Harris Financial, Inc. and Subsidiaries Consolidated Financial
 Statements...............................................................  F-2
Harris Financial, Inc. and Subsidiaries Quarterly Report on Form 10-Q for
 the Fiscal Quarter Ended June 30, 2000...................................  Q-1
York Financial Corp. and Subsidiaries Index to Consolidated Financial
 Statements and Other Information.........................................  G-1
Management's Discussion and Analysis of Consolidated Financial Condition
 and Results of Operations For the Fiscal Year Ended June 30, 2000........  G-2
Excerpts from York Financial's Annual Report on Form 10-K for the Year
 Ended June 30, 1999......................................................  G-2
Excerpts from York Financial's Quarterly Report on Form 10-Q for the
 Quarter Ended March 31, 2000.............................................  G-2

            QUESTIONS AND ANSWERS RELATING TO THE TRANSACTIONS

   The following are frequently asked questions. You should read this entire
document, including the "Risk Factors" beginning on page   , for more
information.

Q: WHAT IS THE BACKGROUND OF HARRIS FINANCIAL, MHC?

A: In 1994, Harris Savings Bank reorganized into the mutual holding company form of organization. Harris Financial, MHC, is a mutual (meaning no stock outstanding) holding company and Harris Financial, Inc., is a stock holding company. Harris Financial owns all of the stock of Harris Savings Bank. A majority of Harris Financial's stock is owned by Harris Financial, MHC, while public stockholders own the remaining 24.1% of Harris Financial's outstanding shares.

Q: WHAT TRANSACTIONS ARE BEING UNDERTAKEN AS PART OF THE CONVERSION?

A: We are currently undertaking three related transactions that will affect our corporate structure. Each is briefly described below:

   The Conversion: Pursuant to the terms of a plan of conversion, Harris Financial will convert from the partially-public to the fully-public form of corporate structure.

   The Stock Offering: To facilitate the conversion, we have formed Waypoint Financial, Inc., a stock company, which is offering its common stock for sale to the public.

   The Merger: We have entered into an agreement to acquire by merger York Financial Corp. and its subsidiary, York Federal Savings and Loan Association.

   Upon the completion of the conversion and stock offering, both Harris Financial, MHC and Harris Financial will cease to exist, and our organization will complete the transition from partial to full public ownership. Waypoint Financial will succeed Harris Financial as the holding company of Harris Savings Bank, and Harris Savings Bank will change its name to "Waypoint Bank". Harris Financial's outstanding stock will be canceled, and its public stockholders will receive shares of Waypoint Financial stock. Additional shares of Waypoint Financial stock will be issued to investors in the stock offering. As part of the merger, York Federal will be merged into Waypoint Bank.

   The conversion, stock offering and merger are interdependent. Each transaction will not occur unless the others occur.

Q. WHAT ARE REASONS FOR THE MUTUAL-TO-STOCK CONVERSION AND FOR THE STOCK
   OFFERING?

A: The primary reason for the conversion is to take advantage of the opportunity to acquire by merger York Financial. Waypoint Financial will issue shares of its common stock to York Financial's stockholders as consideration for the merger. The additional capital raised in the stock offering will allow us to better serve existing and new customers. We will be able to increase lending activities, especially business lending, and continue to expand Harris Savings Bank's branch network, products and service delivery systems. The additional capital also will help support dividend payments and, possibly, future acquisitions of financial institutions or banking-related businesses.

Q: WHAT ARE SOME EXPECTED BENEFITS OF THE MERGER?

A: Our Board of Directors believes that benefits include:

  . Combining and expanding two financial institutions with complementary business focuses;

  . Improving our competitive position by significantly expanding our market presence, including an increased visibility in growing York County; and

  . Accelerating Harris Savings Bank's progress toward becoming a full-service community financial services company.

Q: WHAT IS WAYPOINT FINANCIAL, INC.?

A: Waypoint Financial, headquartered in Harrisburg, Pennsylvania, is the successor to Harris Financial and was formed recently to become the holding company for Waypoint Bank after the conversion and merger. Harris Financial is the holding company of Harris Savings Bank, which conducts its banking business through 37 full-service branches located in south central Pennsylvania and northern Maryland.

Q: WHAT IS YORK FINANCIAL CORP.?

A: York Financial, headquartered in York, Pennsylvania, is the holding company for York Federal. York Federal conducts its banking business through 26 full-service branches located in south central Pennsylvania and northern Maryland.

Q: WILL THE STOCKHOLDERS OF YORK FINANCIAL AUTOMATICALLY BECOME STOCKHOLDERS OF
   WAYPOINT FINANCIAL?

A: Yes. If the merger is approved by stockholders, York Financial's stockholders will exchange their shares of York Financial common stock for common stock of Waypoint Financial, based on an exchange ratio established pursuant to the terms of the merger agreement between Harris Financial and York Financial.

           QUESTIONS AND ANSWERS RELATING TO THE STOCK OFFERING

Q: WHAT IS THE NATURE OF WAYPOINT FINANCIAL'S STOCK OFFERING?

A: Waypoint Financial is offering shares of its common stock on a priority basis to eligible depositors of Harris Savings Bank in a subscription offering. If shares are still available after eligible depositors and Harris Savings Bank's employee stock ownership plan have subscribed for common stock in the subscription offering, Waypoint Financial will offer its common stock to others in a community offering with preference given to persons who reside in Harris Savings Bank's local community, then to current stockholders of Harris Financial and York Financial and then to depositors of York Federal. If Waypoint Financial does not receive orders for at least 19,550,000 shares in the subscription and community offering, then, in Waypoint Financial's discretion, in order to issue the minimum number of shares necessary to complete the stock offering, up to 5,000,000 of the unsubscribed shares may be applied to the acquisition by merger of York Financial. Waypoint Financial may also offer shares of common stock not purchased in the subscription offering or the community offering in an underwritten public offering.

Q: HOW MANY SHARES OF STOCK ARE BEING OFFERED, AND AT WHAT PRICE PER SHARE?

A: Waypoint Financial is offering between 19,550,000 and 26,450,000 shares of common stock for a subscription price of $10.00 per share. Waypoint Financial may increase or decrease this amount under certain circumstances. These circumstances are described in this document.

Q: WHO MAY PURCHASE SHARES OF STOCK IN THE SUBSCRIPTION OFFERING?

A: Generally, rights to purchase or subscribe for stock have been granted under the plan of conversion to the following persons in the following descending order of priority:

   (1) Harris Savings Bank depositors with $50.00 or more on deposit as of December 31, 1998;

   (2) Harris Savings Bank's employee stock ownership plan;

   (3) Harris Savings Bank depositors with $50.00 or more on deposit as of June 30, 2000; and

   (4) Harris Savings Bank depositors as of August 7, 2000.

   If any shares remain unsubscribed in the subscription offering, Waypoint Financial may sell shares to the public in a community offering, with a preference to residents of the counties where Harris Savings Bank maintains branches and to stockholders of Harris Financial and York Financial as of August 7, 2000 and to current depositors of York Federal. Harris Savings Bank maintains branches in Dauphin, Cumberland, York, Lancaster and Lebanon counties in Pennsylvania and Washington County, in Maryland.

Q: WHAT PARTICULAR FACTORS SHOULD DEPOSITORS CONSIDER WHEN DECIDING WHETHER TO
   PURCHASE STOCK?

A: There are many important factors to consider before making an investment decision. Therefore, you should read this entire document before making your
   investment decision, including the "Risk Factors" beginning on page   .

Q: HOW DO I PURCHASE THE STOCK?

A: First, you should read this document. Then, complete and return the enclosed stock order and certification form, together with your payment. Subscription orders must be returned to the Stock Information Center between 9:00 a.m. and 4:00 p.m., local time, or by mail in the enclosed envelope marked STOCK ORDER RETURN. You may submit stock order forms in three ways: you may send the stock order form by regular mail, using the order reply envelope provided; you may send the stock order form by overnight delivery to the address indicated on the back of the stock order form; or you may hand-deliver the stock order form to our Stock Information Center, located at our operations center, 449 Eisenhower Boulevard, Harrisburg. Stock order forms may not be delivered to our branches.

Q: HOW CAN I PAY FOR THE STOCK?

A: Full payment for shares must accompany your stock order form at the time it is submitted. You may pay for your shares by check or money order payable to Harris Savings Bank, or by authorizing a withdrawal from your deposit account at Harris Savings Bank (without any penalty for early withdrawal). Authorized withdrawals would not be made until the completion of the offering, but the designated funds will not be available to you in the interim. If you wish to use IRA funds, see the discussion below. Please do not send cash in the mail. Please note, however, that regulations do not allow Harris Savings Bank to loan funds to purchase stock in the stock offering. However, other financial institutions may be able to make such a loan. Funds authorized to be withdrawn from Harris Savings Bank deposit account(s) must be available in your account at the time you submit your stock order form. Personal checks and money orders will be cashed upon receipt.

Q: CAN I CHANGE MY MIND AFTER I PLACE AN ORDER TO SUBSCRIBE FOR STOCK?

A: No. After your stock order and certification form and payment are received, you may not cancel or modify your order. However, if Waypoint Financial extends the offering beyond November 9, 2000, you will be able to change or cancel your order. If you cancel your order, you will receive a prompt refund plus interest at Harris Savings Bank's passbook value.

Q: WILL I RECEIVE INTEREST ON MY SUBSCRIPTION PAYMENT?

A: Yes. Subscription payments will be placed in an interest-bearing escrow account at Harris Savings Bank, and will earn interest at the passbook rate. An interest check will be mailed to you after the completion of the offering. Depositors who elect to pay by withdrawal will continue to receive interest on their accounts until the funds are withdrawn.

Q: CAN I SUBSCRIBE FOR SHARES USING FUNDS IN MY INDIVIDUAL RETIREMENT ACCOUNT,
   OR IRA, AT HARRIS SAVINGS BANK?

A: Yes. However, the common stock must be held in a self-directed retirement account. By regulation, Harris Savings Bank's IRAs are not self-directed, so they cannot be invested in stock. If you wish to use funds in your Harris Savings Bank IRA, the funds must be transferred to a self-directed account maintained by an independent trustee, such as a brokerage firm. If you do not have such an account, you will need to establish one before placing your stock order. Because individual situations vary and processing takes time, we recommend that you contact the Stock Information Center as soon as possible for assistance with purchases using your Harris Savings Bank IRA or another retirement account that you may have. Whether you may use such funds for the purchase of shares in the offering may depend on timing constraints and, possibly, the institution where the funds are currently held.

Q: HOW MANY SHARES MAY I BUY?

A: The minimum order is 25 shares, or $250. There are maximum purchase limitations, and there is a stock ownership limitation, which applies to current Harris Financial stockholders. These limitations are described on the stock order form and in the section of the Prospectus entitled "The Conversion and Stock Offering--Limitations on Common Stock Purchases and Ownership."

Q: WHAT IS THE DEADLINE FOR PLACING AN ORDER?

A: Orders in the subscription offering and community offering must be received
   (not postmarked) by no later than 10:00 am local time, on September 25, 2000.

Q: WILL ANY COMMISSION BE CHARGED FOR STOCK I PURCHASE IN THE STOCK OFFERING?

A: No.

Q: WILL DIVIDENDS INITIALLY BE PAID ON THE STOCK?

A: Waypoint Financial intends initially to pay quarterly dividends following the offering, reflecting an annual amount of between $.26 and $.34 per share, depending on how many shares are sold in the offering. At the midpoint of the offering range, the annual dividend is expected to be $.305 per share. Waypoint Financial intends to pay a prorated dividend after the end of the quarter during which the offering is completed. However, there can be no assurance that dividends will be paid or that they will not be subsequently reduced or eliminated.

Q: WILL I BE ABLE TO SELL MY WAYPOINT FINANCIAL STOCK AFTER I PURCHASE IT?

A: Yes. Waypoint Financial has applied to have its common stock trade on the Nasdaq National Market under the symbol "WYPT."

Q: CAN THE OFFERING BE EXTENDED?

A: Yes. Waypoint Financial can extend the offering beyond September 25, 2000.
   Waypoint Financial must complete any offering to members of the general public within 45 days after the close of the subscription offering, unless it receives regulatory approval to further extend the offering.

Q: AS A DEPOSITOR OF HARRIS SAVINGS BANK PLACING AN ORDER IN THE SUBSCRIPTION
   OFFERING, MAY I REGISTER THE SHARES IN SOMEONE ELSE'S NAME?

A: No. To preserve your purchase priority, you must register the shares only in the name or names of deposit account holders at the applicable date of eligibility. You may not add the names of non-depositors or depositors who were eligible only at a later date.

Q: I AM ELIGIBLE TO PURCHASE SHARES IN THE SUBSCRIPTION OFFERING, BUT DO NOT
   WANT TO BECOME A STOCKHOLDER. MAY I ALLOW SOMEONE ELSE TO USE MY STOCK ORDER FORM TO TAKE ADVANTAGE OF MY PRIORITY?

A: No. Attempting to transfer your subscription rights to someone who does not have subscription rights is illegal. Waypoint Financial intends to prosecute any attempt to transfer subscription rights. If anyone offers to give you money to buy stock in your name in exchange for later transferring the stock, or requests to share in cash proceeds upon your future sale of Waypoint Financial stock, please inform our Stock Information Center at the number below.

Q: WILL THE CONVERSION AND STOCK OFFERING HAVE ANY EFFECT ON MY HARRIS SAVINGS
   BANK DEPOSIT OR LOAN ACCOUNTS?

A: No. The amount, interest rate and other terms of deposit accounts will not change. Deposit accounts will continue to be insured by the FDIC. Likewise, the loan accounts and rights of borrowers will not be affected.

Q: WILL THE COMMON STOCK BE INSURED BY THE FDIC?

A: No. Unlike deposit accounts at Harris Savings Bank and York Federal, common stock cannot be insured or guaranteed by the FDIC or any other government agency. The trading price of common stock may fluctuate, so common stock is subject to investment risk, including loss of principal invested. There can be no assurance that you will be able to sell your Waypoint Financial shares at or above the $10.00 per share purchase price in the offering.

Q: BY PLACING AN ORDER, AM I GUARANTEED TO RECEIVE ALL THE SHARES I REQUESTED?

A: No. If there is an oversubscription, shares will be allocated as described in the Prospectus section entitled "The Conversion and Stock Offering". If we do not fill an order (either wholly or in part), funds submitted but not used will be refunded, with interest, and withdrawal authorizations will be cancelled to the extent not used.

Q: CAN MY HARRIS SAVINGS BANK LOCAL BRANCH ASSIST ME WITH PURCHASING SHARES OR
   COMPLETING THE STOCK ORDER FORM?

A: No. Our branch personnel may not, by law, assist with investment-related questions about the offering. We have established a Stock Information Center staffed by registered representatives who can assist you. You may call the Stock Information Center at the number below.

Q: WHO CAN HELP ANSWER ANY OTHER QUESTIONS I MAY HAVE ABOUT THE SUBSCRIPTION
   OFFERING?

A: For answers to other questions you are encouraged to read this entire document. Questions may also be directed to the Stock Information Center, toll free, at (877) 902-7756, Monday through Friday, between the hours of 9:00 a.m. and 4:00 p.m., local time.

   TO ENSURE THAT EACH PERSON RECEIVES A PROSPECTUS AT LEAST 48 HOURS PRIOR TO THE EXPIRATION DATE OF SEPTEMBER 25, 2000 IN ACCORDANCE WITH FEDERAL LAW, NO PROSPECTUS WILL BE MAILED ANY LATER THAN FIVE DAYS PRIOR TO SEPTEMBER 25, 2000 OR HAND DELIVERED ANY LATER THAN TWO DAYS PRIOR TO SEPTEMBER 25, 2000.

                                    SUMMARY

   This summary highlights selected information from this document and may not contain all the information that is important to you. To understand the stock offering fully, you should read this entire document carefully, including the consolidated financial statements and the notes to consolidated financial statements of Harris Financial, Inc. and York Financial Corp.

General

   Waypoint Financial Corp. is offering shares of its common stock in a stock offering. Waypoint Financial's stock offering is one of three principal transactions that are being conducted by six corporate entities. The three transactions are the mutual-to-stock conversion of Harris Financial, MHC, the stock offering by Waypoint Financial, and Waypoint Financial's acquisition by merger of York Financial. The six corporate entities that are participants in these transactions are: Harris Financial MHC, Harris Financial, Inc., Waypoint Financial Corp., Harris Savings Bank, York Financial Corp., and York Federal Savings and Loan Association.

Description of the Six Corporate Entities that are Participating in the Transactions

   There are six companies that are participating in the conversion, the stock offering and the acquisition by merger. These companies are Harris Financial, MHC; Harris Financial, Inc.; Waypoint Financial Corp.; Harris Savings Bank; York Financial Corp.; and York Federal Savings and Loan Association. We will briefly describe these companies below, and we describe them in more detail in other parts of this document.

   Harris Financial, MHC. Harris Financial, MHC is a Pennsylvania mutual holding company that is re-chartering as a federal mutual holding company prior to the completion of the mutual-to-stock conversion and stock offering. Harris MHC was formed by Harris Savings Bank in 1994 when Harris Savings Bank converted from the mutual to capital stock form of organization. Harris MHC owns 25,500,000 shares of Harris Financial, Inc. and conducts no other activities. Harris MHC will no longer exist after the mutual-to-stock conversion and stock offering. Harris MHC's executive offices are located at 235 North Second Street, Harrisburg, Pennsylvania 17101, and its telephone number is (717) 236-4041.

   Harris Financial, Inc. Harris Financial, Inc. is a Pennsylvania corporation and the mid-tier stock holding company of Harris Savings Bank. Harris Financial was formed in 1997 as the mid-tier holding company of Harris Savings Bank. Harris Financial's shares are owned by Harris MHC and other stockholders. Harris Financial owns all of the outstanding shares of Harris Savings Bank. Harris Financial conducts its primary business activities through Harris Savings Bank. Harris Financial will exchange its charter for a federal mid-tier stock holding company charter immediately before its corporate existence ends as part of the mutual-to-stock conversion and stock offering. Harris Financial's executive offices are located at 235 North Second Street, Harrisburg, Pennsylvania 17101, and its telephone number is (717) 236-4041.

   Waypoint Financial Corp. Waypoint Financial Corp. is a Pennsylvania corporation that will own 100% of the common stock of Waypoint Bank, formerly Harris Savings Bank, upon completion of the mutual-to-stock conversion and stock offering. Waypoint Financial will acquire York Financial in a merger. Waypoint Financial was formed in March 2000 to facilitate the conversion and stock offering. Waypoint Financial is the successor to Harris Financial and will conduct its primary business activities through Waypoint Bank. Waypoint Financial's executive offices are located at 235 North Second Street, Harrisburg, Pennsylvania 17101, and its telephone number is (717) 236-4041.

   Harris Savings Bank. Harris Savings Bank was formed in 1886. Harris Savings Bank is a Pennsylvania savings bank, but is re-chartering as a federal savings bank prior to the completion of the mutual-to-stock conversion and stock offering. At the conclusion of the stock offering, Harris Savings Bank will change its name to Waypoint Bank. Harris Savings Bank currently operates 37 full service offices, an operations center, a business center, a support center, five loan production offices, a mortgage lending office and a business banking office. Harris Savings Bank's primary business is attracting deposits from the general public and investing such deposits in loans secured by residential and commercial real estate, commercial business loans, consumer loans and investment securities. Harris Savings Bank primarily serves individuals and business customers in the five central Pennsylvania counties of Dauphin, Cumberland, York, Lancaster, and Lebanon, and in the northern Maryland county of Washington. Harris Savings Bank offers residential mortgage loans in Pennsylvania and Maryland. Harris Savings Bank also originates certain types of consumer loans throughout most of the eastern United States. Harris Savings Bank's executive offices are, and Waypoint Bank's executive offices will be, located at 235 North Second Street, Harrisburg, Pennsylvania 17101, and its telephone number is (717) 236-4041.

   York Financial Corp. York Financial Corp. is a Pennsylvania corporation and the holding company of York Federal Savings and Loan Association. York Financial is the sole stockholder of seven subsidiaries, including York Federal, Y-F Service Corp., First Capital Brokerage Services, Inc., First Capital Insurance Services Inc., New Service Corp., and Advanced Real Estate Associates. York Financial is also a partner in a joint venture, Meridian Venture Partners. York Financial's executive offices are located at 101 South George Street, York, Pennsylvania 17401, and its telephone number is (717) 846-8777.

   York Federal Savings and Loan Association. York Federal Savings and Loan Association was formed in 1955. It conducts its business through 25 offices located in south central Pennsylvania and northern Maryland. York Federal's primary business is attracting deposits from the general public, commercial and governmental entities and investing such deposits in loans secured by residential and commercial real property, commercial business loans, consumer loans and investment securities. York Federal maintains a commissioned mortgage origination staff as well as mortgage correspondent relationships that originate residential mortgage loans for York Federal primarily in Pennsylvania, Maryland and Virginia, and to a lesser extent in 11 other states within the Mid-Atlantic region. York Federal is the sole stockholder of three subsidiaries: York Financial Investment Corp.; Advanced Real Estate Associates, Inc.; and Residential Mortgage Corp. York Federal's executive offices are located at 101 South George Street, York, Pennsylvania 17401, and its telephone number is (717) 846-8777.

   Diagram of Current Corporate Structure of Harris Financial. The following diagram shows the current corporate structure of Harris MHC, Harris Financial, and Harris Savings Bank.

                                     [LOGO]

   Diagram of Current Corporate Structure of York Financial. The following diagram shows the current corporate structure of York Financial and York Federal.

                                     [LOGO]

The Transactions

   The three principal transactions that the six corporate entities described above will conduct are;

  .  a mutual-to-stock conversion of Harris MHC;

  .  a stock offering by Waypoint Financial; and

  .  a merger of York Financial with and into Harris Financial.

The three transactions are all inter-related. The parties will not complete any of the transactions unless they complete all three. The transactions will be completed simultaneously.

   The Mutual-to-Stock Conversion of Harris MHC. Harris MHC currently owns the portion of the common stock of Harris Financial that was not offered for sale to depositors when Harris Savings Bank's mutual savings bank predecessor converted to stock form in 1994. Federal and state law requires that Harris MHC preserve that unsold mutual interest until it converts to stock form. Harris MHC is now converting to stock form and is offering its 75.9% ownership interest for sale in the stock offering. The conversion will be accomplished by merging both Harris MHC and Harris Financial into Harris Savings Bank, with Harris Savings Bank, renamed Waypoint Bank, as the resulting institution. Harris MHC and Harris Financial will no longer exist after the conversion. Upon the closing of the conversion and merger, Waypoint Financial will become the holding company of Waypoint Bank.

   Waypoint Financial's Stock Offering. Waypoint Financial is offering its common stock for sale in the stock offering. Harris Savings Bank depositors will receive priority subscription rights to purchase stock in the stock offering because the stock offering is part of the mutual-to-stock conversion of Harris MHC. If any shares of Waypoint Financial common stock remain unsold after depositors and the Harris Savings Bank employee stock ownership plan exercise their subscription rights, the shares will be offered for sale to the community and the public.

   The Merger of York Financial Corp. into Waypoint Financial. Concurrently with the conversion and stock offering, Waypoint Financial will issue additional shares of its common stock to York Financial stockholders in exchange for their shares of York Financial. At the same time as York Financial shares are exchanged for shares of Waypoint Financial, York Financial will merge into Waypoint Financial, Harris Savings Bank will change its name to Waypoint Bank, and York Federal will merge into Waypoint Bank. Following the mergers, the corporate existence of York Financial and York Federal will end.

Diagram of Corporate Structure After the Transactions

   The following diagram shows the proposed corporate structure after completion of the transactions.

                                     [LOGO]

Reasons for the Conversion, Stock Offering and Merger

   The conversion of Harris MHC from the mutual holding company form of organization and Waypoint Financial's stock offering are necessary to complete the merger with York Financial. The stock offering and merger will allow Waypoint Financial to expand the products and services that are offered by Harris Financial and York Financial and to offer such products and services to a larger community. Because of the stock offering and merger, Waypoint Financial will be in a better position to:

  . increase its lending activities, especially to support the growth of business banking;

  .  expand its branch office network;

  .  invest in securities;

  .  further diversify the products and services that it offers;

  . improve and increase its delivery systems, such as expanding internet banking services; and

  . market its services to customers of other banks who have been adversely affected by recent consolidations in the local banking market.

   The stock offering is also intended to provide an additional source of capital for Waypoint Financial to:

  . finance acquisitions of other financial institutions or other businesses related to banking; and

  .  pay dividends to stockholders.

   After the stock offering, Waypoint Financial will be able to issue additional shares of common stock to raise capital or to finance acquisitions. At the present time, Waypoint Financial is not planning any additional stock offerings, mergers, or material acquisitions. Waypoint Financial believes that the stock offering will give customers and the local community the opportunity to become equity owners of Waypoint Financial, and to participate in any stock price appreciation and cash dividends. Waypoint Financial believes that through expanded local stock ownership, existing customers and others who purchase common stock will try to support Waypoint Financial by consolidating their banking business with, and increasing their referrals to, Waypoint Bank.

Business of Waypoint Financial

   Waypoint Financial was recently formed and has no operating history. Following the transactions, the business of Waypoint Financial will be the combined businesses of Harris Financial and York Financial. Waypoint Financial will succeed to the business and operations of Harris Financial, and will acquire the business and operations of York Financial in the merger. In addition, Waypoint Financial will raise additional capital through the stock offering. Following the stock offering and merger, Waypoint Financial will be the second largest thrift holding company headquartered in Pennsylvania based on combined assets and deposits as of March 31, 2000. In considering the business and operations that will be conducted by Waypoint Financial, please review the discussion of the businesses of Harris Financial and York Financial, and the management's discussion and analysis of financial condition and results of operations of Harris Financial and York Financial, both of which are included in this document.

Management of Waypoint Financial Following the Transactions

   At the completion of the merger, the Board of Directors of Waypoint Financial will consist of 17 persons, 10 of whom are currently directors of Harris Financial and seven of whom are currently directors of York Financial. Following the merger, the President, Chief Executive Officer and Co-Chairman of the Board of Waypoint Financial will be Charles C. Pearson, Jr., who currently is the President, Chief Executive Officer and Chairman of the Board of Harris Financial. Following the merger, Robert W. Pullo, who currently serves as

President and Chief Executive Officer of York Financial, will be appointed Co-Chairman of the Board of Directors of Waypoint Financial through 2002, and thereafter will serve as Vice Chairman of the Board of Directors and Vice Chairman of the Executive Committee of Waypoint Financial. The remainder of Waypoint Financial's management team will include members of both Harris Financial's and York Financial's current management teams.

Operating Strategies after the Merger

   Waypoint Financial has recently been formed and currently has no business and operations. Waypoint Financial's business after the transactions will be the combined businesses of Harris Financial and York Financial. Harris Financial, York Financial and Waypoint Financial believe that these business strategies can be summarized as follows:

  .  Expanding business banking activities

  .  Increasing sources of non-interest income

  .  Leveraging the current branch network of Harris Savings Bank and York
     Federal

  .  Growth and increasing market share

  .  Improving the competitive position of Waypoint Financial

  .  Maintaining credit quality

  .  Investment leveraging

  .  Realizing cost savings from the merger

   These strategies are described in greater detail in "Certain Effects of the Merger on Harris Financial and York Financial." There can be no assurances that Waypoint Financial will be successful in implementing these strategies.

Description of the Conversion and Stock Offering

   The Conversion. Harris MHC owns 75.9% of Harris Financial's common stock. As part of the mutual-to-stock conversion, Harris MHC's existence will end, Harris MHC's 75.9% ownership interest in Harris Financial is being offered for sale to Harris Savings Bank's depositors and the public in the stock offering, and Harris Savings Bank is changing its name to Waypoint Bank. Waypoint Financial will be the successor to Harris Financial. Waypoint Financial will own 100% of the common stock of Waypoint Bank, formerly Harris Savings Bank.

   The Stock Offering. Waypoint Financial is offering shares of its common stock on a priority basis to eligible depositors of Harris Savings Bank in a subscription offering. If shares are still available after eligible depositors and Harris Savings Bank's employee stock ownership plan have subscribed for common stock in the subscription offering, Waypoint Financial is offering its shares to others in a community offering with preference given to persons who reside in Harris Savings Bank's local community, then to current stockholders of Harris Financial and York Financial and then to depositors of York Federal. If Waypoint Financial does not receive orders for at least 19,550,000 shares in the subscription and community offering, then, in Waypoint Financial's discretion, in order to issue the minimum number of shares necessary to complete the stock offering, up to 5,000,000 of the unsubscribed shares may be applied to the acquisition by merger of York Financial. Waypoint Financial may also offer shares of common stock not purchased in the subscription offering or the community offering in an underwritten public offering. When this document refers to the stock offering, it means the issuance in the subscription offering, the community offering and any underwritten public offering, and any issuance of unsubscribed shares to stockholders of York Financial in the merger.

   The Conversion Exchange. Harris Financial's stockholders, excluding Harris MHC, own approximately 24.1% of Harris Financial's outstanding shares. These minority shares will be exchanged for shares of Waypoint Financial. The number of shares of Waypoint Financial that Harris Financial stockholders will receive will be based on the Harris Financial conversion exchange ratio which will be determined based on the independent appraisal of the pro forma market value of Waypoint Financial. Former Harris Financial stockholders will receive approximately 15.0% to 17.0% of the Waypoint Financial shares outstanding after the conversion, stock offering and merger. The decrease in the ownership percentage to between 15.0% to 17.0% from 24.1% is a result of Waypoint Financial's issuance of additional shares in the acquisition by merger of York Financial. The number of shares and the percentage of Waypoint Financial's total shares outstanding after the transactions owned by former Harris Financial stockholders is identified in the table included in the "Ownership of Waypoint Financial After the Transactions" section of this summary.

Description of the Merger of York Financial into Waypoint Financial

   Concurrently with the conversion and stock offering, Waypoint Financial will issue additional shares of its common stock to York Financial stockholders in exchange for their shares of York Financial. At the same time as York Financial shares are exchanged for shares of Waypoint Financial, York Financial will merge into Waypoint Financial, and York Federal will merge into Waypoint Bank. Following the mergers, the corporate existence of York Financial and York Federal will end.

   The York Financial Merger Exchange. At the time the merger with York Financial is completed, each outstanding share of York Financial common stock will become shares of Waypoint Financial common stock based on the York Financial merger exchange ratio. Options to purchase York Financial common stock will be converted into options to purchase Waypoint Financial common stock, based on the York Financial merger exchange ratio. Under the terms of the merger agreement between Harris Financial and York Financial, the York Financial merger exchange ratio will be based, in part, on the final appraisal of the pro forma market value of the shares issued in the conversion and stock offering. The independent appraisal is described below.

   The Merger Agreement. Harris Financial and York Financial entered into the merger agreement on March 27, 2000, which was amended on June 23, 2000. The merger agreement sets forth the terms of the merger. The merger agreement was unanimously approved by the Board of Trustees of Harris MHC, and the Boards of Directors of Harris Financial, Waypoint Financial, Harris Savings Bank, York Financial and York Federal. The merger agreement identifies the conditions to the merger, and the circumstances under which the merger may be terminated.

   As an inducement for Harris Financial to enter into the merger agreement, York Financial has granted Harris Financial an option to purchase up to 2,011,346 shares of York Financial common stock at an exercise price of $12.25 per share. The stock option agreement is intended to increase the likelihood that the merger will be completed in accordance with its terms because it has the effect of discouraging offers by third parties to acquire York Financial.

The Independent Appraisal

   Waypoint Financial and Harris MHC have obtained an independent appraisal of the pro forma market value of Waypoint Financial assuming the completion of the conversion, stock offering and merger. The appraisal was prepared by RP Financial, LC, an appraisal firm experienced in appraisals of savings institutions. The number of shares issued in the stock offering, the number of shares issued to Harris Financial minority stockholders in the conversion and the number of shares issued to York Financial stockholders in the merger will be based, in part, on the independent appraisal. The independent appraisal is expressed as a range of values.

   RP Financial has advised Waypoint Financial and Harris MHC that, in its opinion, dated July 28, 2000, the midpoint of the estimated range of the market value of the common stock of Waypoint Financial that will be issued in the conversion and stock offering, including;

  .  shares sold in the stock offering, and

  . shares issued to Harris Financial minority stockholders in exchange for their shares of Harris Financial,

was $302.8 million, and ranged from a minimum of $257.4 million to a maximum of $348.3 million. Including the shares issued to York Financial stockholders in the merger, the midpoint of the pro forma range of the market capitalization of Waypoint Financial was $477.2 million, and ranged from $414.1 million to $526.1 million. If Waypoint Financial does not receive orders for 19,550,000 shares in the subscription and community offering, then, in Waypoint Financial's discretion, in order to issue the minimum number of shares necessary to complete the stock offering, up to 5,000,000 of the unsubscribed shares may be applied to the acquisition by merger of York Financial. If all 5,000,000 shares are so applied, then the pro forma market capitalization of Waypoint Financial may range as low as $364.1 million. The number of shares that will be offered for sale in the offering, based on the valuation range, will range from a minimum of 19,550,000 shares to a maximum of 26,450,000 shares. The maximum of the estimated valuation range may be increased by 15% and the number of shares of common stock to be issued in the stock offering may be increased to 30,417,500 shares due to changes in the market and general financial and economic conditions without the resolicitation of subscribers.

Ownership of Waypoint Financial After the Transactions

   The following table shows information regarding the shares that Waypoint Financial will issue in the stock offering. The table also shows the number of shares of Waypoint Financial that will be owned by:

  .  purchasers in the stock offering;

  . Harris Financial minority stockholders who will receive shares of Waypoint Financial in exchange for their shares of Harris Financial; and

  . York Financial stockholders who will receive shares of Waypoint Financial in exchange for their shares of York Financial.

Information is presented at the adjusted minimum for the discretionary issuance of unsubscribed shares to York Financial stockholders, and at the minimum, midpoint, maximum and adjusted maximum of the offering range. The number of shares issued is based, in part, on the independent appraisal of Waypoint Financial.

                        Shares Issued                                                                            Shares Issued
                         at Adjusted           Shares Issued         Shares Issued         Shares Issued          at Adjusted
                           Minimum              at Minimum            at Midpoint           at Maximum              Maximum
                         of Offering            of Offering           of Offering           of Offering           of Offering
                          Range(1)                 Range                 Range                 Range                 Range
                    ---------------------  --------------------- --------------------- --------------------- ---------------------
                               Percent of             Percent of            Percent of            Percent of            Percent of
                      Number     Total       Number     Total      Number     Total      Number     Total      Number     Total
                    ---------- ----------  ---------- ---------- ---------- ---------- ---------- ---------- ---------- ----------
Shares issued in
stock offering:
Purchasers in the
stock offering....  14,550,000    74.4%    19,550,000   100.0%   23,000,000   100.0%   26,450,000   100.0%   30,417,500   100.0%
York Financial
stockholders(1)...   5,000,000    25.6            --      --            --      --            --      --            --      --
                    ----------   -----     ----------   -----    ----------   -----    ----------   -----    ----------   -----
  Total shares
  issued in stock
  offering........  19,550,000   100.0%    19,550,000   100.0%   23,000,000   100.0%   26,450,000   100.0%   30,417,500   100.0%
                    ==========   =====     ==========   =====    ==========   =====    ==========   =====    ==========   =====
Shares outstanding
after conversion,
stock offering,
and merger:
Purchasers in the
stock offering....  14,550,000    40.0%    19,550,000    47.2%   23,000,000    48.2%   26,450,000    50.3%   30,417,500    50.3%
Harris Financial
minority
stockholders in
the conversion....   6,191,274    17.0      6,191,274    15.0     7,283,852    15.3     8,376,430    15.9     9,632,894    15.9
York Financial
stockholders in
the merger(1).....  15,666,264    43.0(2)  15,666,264    37.8    17,435,036    36.5    17,781,470    33.8    20,448,691    33.8
                    ----------   -----     ----------   -----    ----------   -----    ----------   -----    ----------   -----
  Total shares
  outstanding
  after
  conversion,
  stock offering,
  and merger(3)...  36,407,538   100.0%    41,407,538   100.0%   47,718,888   100.0%   52,607,900   100.0%   60,499,085   100.0%
                    ==========   =====     ==========   =====    ==========   =====    ==========   =====    ==========   =====

----

(1) If Waypoint Financial does not receive orders for 19,550,000 shares in the subscription and community offering, then, in Waypoint Financial's discretion in order to issue the minimum number of shares necessary to complete the stock offering, up to 5,000,000 of the unsubscribed shares may be applied to the acquisition by merger of York Financial. Assumes that 5,000,000 unsubscribed shares are so applied. All such shares are assumed to be issued in the stock offering.
(2) The shares received by York Financial stockholders in exchange for their shares of York Financial common stock must be less than 50% of the total shares issued in the stock offering, conversion and merger.

(3) Does not include options that were unexercised as of March 31, 2000. Information regarding outstanding options to purchase common stock of Harris Financial and York Financial is set forth in "Management."

Use of Proceeds from the Sale of Common Stock

   Waypoint Financial will use the $221.0 million of estimated net proceeds of the stock offering, assuming the sale of shares at the midpoint of the offering range, as follows:

  .  50%, or $110.5 million, will be contributed to Waypoint Bank;

  . 42%, or $92.1 million, will be retained by Waypoint Financial for general corporate purposes; and

  . 8%, or $18.4 million, will be loaned to the employee stock ownership plan to fund its purchase of Waypoint Financial common stock in the stock offering.

   Waypoint Financial intends to use the net offering proceeds that it retains from the offering to invest in securities, to finance the possible acquisition of other financial institutions and other businesses that are related to banking, to pay dividends, and for other general corporate purposes. Waypoint Bank intends to use the offering proceeds it receives from Waypoint Financial to increase its lending activities, especially business banking; to expand its branch office network in selected markets; to expand products and services and delivery systems; for other general corporate purposes such as the repayment of borrowings; and to market to customers of other banks who have been adversely affected by recent consolidations in the local banking market.

Persons Who May Order Stock in the Subscription Offering and Community Offering

   Waypoint Financial is offering shares of common stock in a "subscription offering" in the following order of priority:

  . First, to depositors with accounts at Harris Savings Bank with aggregate balances of at least $50 on December 31, 1998;

  .  Second, to Harris Savings Bank's employee stock ownership plan;

  . Third, to depositors with accounts at Harris Savings Bank with aggregate balances of at least $50 on June 30, 2000; and

  .  Fourth, to depositors with accounts at Harris Savings Bank on August 7,
     2000.

   Shares of common stock not purchased in the subscription offering will be offered to the general public in a community offering that is expected to be conducted during the subscription offering. Waypoint Financial intends to give a preference in the community offering to orders submitted by persons residing in the counties where Harris Savings Bank or York Federal have a branch office, stockholders of Harris Financial and York Financial and depositors of York Federal. If Waypoint Financial does not receive orders for at least 19,550,000 shares in the subscription and community offerings, then, in Waypoint Financial's discretion, in order to issue the minimum number of shares necessary to complete the stock offering, up to 5,000,000 of the unsubscribed shares may be applied to the acquisition by merger of York Financial. Five million shares represents 25.6% of the 19,550,000 shares that would be issued at the minimum of the offering range. Shares of Waypoint Financial common stock not purchased in the subscription offering or in the community offering may be offered for sale in an underwritten public offering. In its sole discretion, Waypoint Financial has the right to accept or reject orders, in whole or in part, received in the community and any underwritten public offering.

   Ryan, Beck and Co., Inc. has agreed to use its best efforts to assist in the sale of common stock in the subscription offering and the community offering.

The Public Offering

   Shares of common stock offered for sale, but not sold in the subscription and community offering or issued to York Financial stockholders as part of the merger consideration, may be sold to underwriters for resale to the general public in a standby firm commitment underwritten public offering. If a public offering is conducted, it will be managed by Ryan, Beck and Legg Mason Wood Walker, Inc. Waypoint Financial intends to reserve 7,500,000 shares for sale in the public offering if subscriptions for such shares are not received in the subscription offering. Waypoint Financial intends to reserve 7,500,000 shares for sale in the subscription offering at the minimum, midpoint, maximum and adjusted maximum of the offering range, but will not reserve shares that would result in the issuance of more than 30,417,500 shares in the offering. In addition, for a period of 30 days following the public offering, Waypoint Financial expects to grant to the underwriters an option to purchase additional shares, not to exceed 15% of the shares sold in the public offering, on the same terms as other shares purchased by the underwriters, for the purpose of covering over-allotments, if any. In the public offering, no person may purchase more than $5,000,000 of common stock. Waypoint Financial expects that the public offering will commence during or as soon as practicable following the expiration of the subscription offering.

How You May Pay for Your Shares

   In the subscription offering and the community offering you may pay for your shares only by:

  .  personal check, bank check or money order; or

  . authorizing us to withdraw funds from your deposit accounts maintained with Harris Savings Bank.

Limitations on Your Purchases of Common Stock

   Your orders for common stock will be limited in the following ways:

  .  The minimum order is 25 shares or $250.

  . The maximum number of shares of common stock that an individual may purchase in any category of the stock offering is 500,000 shares, or $5,000,000. Waypoint Financial may increase or decrease this maximum purchase limitation at any time without notifying you.

  . The maximum number of shares of common stock that an individual, together with associates and persons acting in concert with such individual, may purchase in all categories of the stock offering combined is 5.0% of the shares issued in the stock offering. Waypoint Financial may increase or decrease this maximum purchase limitation at any time without notifying you.

  . Persons acting in concert may only purchase shares in the stock offering if they will own no more than 5.0% of the shares that will be outstanding after the conversion and stock offering. For example, this means that if we issue 19,550,000 shares in the stock offering and issue 6,191,274 Waypoint Financial shares to the minority stockholders of Harris Financial in exchange for their Harris Financial shares, persons acting in concert will be permitted to submit orders to purchase a number of shares that, when combined with the shares they receive in exchange for Harris Financial shares, total 1,287,064 or fewer shares. If Waypoint Financial issues 26,450,000 shares in the stock offering, this limitation would be 1,741,322 shares. This limitation does not apply to shares of Waypoint Financial received by York Financial stockholders in connection with the acquisition by merger of York Financial. Waypoint Financial may increase or decrease this maximum purchase limitation at any time without notifying you.

  . If Waypoint Financial receives orders for a greater number of shares than it is offering, then Waypoint Financial will allocate the available shares. This may result in your receiving a smaller number of shares than you ordered, or no shares at all. See "The Conversion and Stock Offering."

   The purchase limitations described above do not apply to the employee stock ownership plan of Harris Savings Bank. The employee stock ownership plan is authorized to purchase up to 8% of the shares issued in the stock offering or between 1,564,000 and 2,433,400 shares. For additional information on these purchase limitations see "The Conversion and Stock Offering--Limitations on Common Stock Purchases." York Financial's employee stock ownership plan will be terminated or continued for the exclusive benefit of York Financial's employees who continue as Waypoint Financial employees, and the York Federal employee stock ownership plan will not purchase shares in the stock offering.

You May Not Sell or Transfer Your Subscription Rights

   If you order stock in the subscription offering, you will be required to state that you are purchasing the stock for yourself and that you have no agreement or understanding to sell or transfer your subscription rights. We intend to take legal action, including reporting persons to federal or state regulatory agencies, against anyone who we believe sells or gives away subscription rights. We will not accept your order if we have reason to believe that you sold or transferred your subscription rights.

Deadline for Orders of Common Stock

   If you wish to purchase shares in the subscription offering or the community offering, a properly completed stock order form, together with payment for the shares, must be received by Waypoint Financial no later than 10:00 a.m., local time, on September 25, 2000, unless we extend this deadline. You must submit your order forms by mail, overnight courier or by dropping off your order at our Stock Information Center. The Stock Information Center is located at our operations center at 449 Eisenhower Boulevard, Harrisburg, Pennsylvania 17111. We will not accept orders that are delivered to our branch offices.

Termination of the Offering

   The subscription offering will terminate at 10:00 a.m., local time, on September 25, 2000. We may extend the expiration date for the subscription offering without notice to you, until November 9, 2000, unless regulators approve a later date. The community offering is expected to be conducted during the subscription offering. The underwritten public offering will begin prior to or soon as practicable following the expiration of the subscription offering. The community offering and the underwritten public offering may be terminated at any time, but must be completed within 45 days after the end of the subscription offering.

Steps We May Take If We Do Not Receive Orders for the Minimum Number of Shares

   If we do not receive orders for 19,550,000 shares, we may apply up to 5,000,000 unsubscribed shares to the acquisition by merger of York Financial, and we may increase the maximum purchase limitations. In addition, we may seek regulatory approval to extend the offering.

Market for Waypoint Financial's Common Stock

   Waypoint Financial has applied to have its common stock traded on the Nasdaq National Market under the symbol "WYPT." Ryan, Beck intends to make a market in the common stock but it is under no obligation to do so. See "Market for the Common Stock."

Waypoint Financial's Policy Regarding Dividends

   Waypoint Financial intends initially to pay quarterly dividends after the completion of the stock offering and acquisition by merger of York Financial. The exact amount of the dividend will depend on the number of shares sold in the stock offering. Waypoint Financial intends to pay an annual dividend of $.34 per share if the minimum number of shares are sold in the stock offering, and $.26 per share if the adjusted maximum number of shares are sold in the stock offering. At the midpoint of the offering range, the dividend is expected to be $.305 per share. Waypoint Financial intends that the amount of the dividend will ensure that after the stock offering and merger, former Harris Financial minority stockholders and former York Financial stockholders will not experience a decrease in their dividends. Waypoint Financial intends to pay a prorated dividend after the end of the fiscal quarter during which it completes the stock offering and merger.

   Declarations of dividends by Waypoint Financial's Board of Directors will depend upon a number of factors. There can be no assurance that dividends will in fact be paid on Waypoint Financial's common stock or that, if paid, dividends will not be reduced or eliminated in the future.

How You May Obtain Additional Information Regarding the Conversion and Offering

   If you have any questions regarding the conversion or stock offering, please call the Stock Information Center, toll free, at (877) 902-7756, Monday through Friday between 9:00 a.m. and 4:00 p.m., local time.

                                  RISK FACTORS

   You should carefully consider the following risk factors in deciding whether to invest in our common stock.

Changing interest rates may adversely affect our profits.

   To be profitable, we must earn more in interest and fees than we pay in interest and expenses. If interest rates continue to rise as they have recently, the interest we pay on interest-bearing liabilities, such as deposits and borrowings, would increase more quickly than the interest we earn on interest-earning assets, such as loans and investment securities. This would reduce our net interest income and thereby reduce our net income in the short-term. In addition, rising interest rates are likely to reduce our income because it may reduce the demand for loans and the value of our investment securities and may make it more difficult for our borrowers to repay their loans. If interest rates decline, however, our loans may be refinanced at lower rates or prepaid, and our investments may be prepaid earlier than expected, which also may lower our income. Interest rates will continue to fluctuate, and we cannot predict future Federal Reserve Board actions or other factors that will cause market interest rates to change.

Increases in market rates of interest are likely to adversely affect our stockholders' equity.

   At March 31, 2000, Harris Financial owned $1.3 billion of marketable securities that were available for sale. Generally accepted accounting principles require that these securities be carried at fair value on the consolidated balance sheet. Unrealized gains or losses on these securities, that is, the difference between the fair value and the amortized cost of these securities, is reflected in stockholders' equity. Recently, market rates of interest have increased. When interest rates increase, the fair value of Harris Financial's available for sale marketable securities generally decreases, which decreases stockholders' equity. As of March 31, 2000, Harris Financial's available for sale marketable securities portfolio had an unrealized loss, net of taxes, of $35.1 million, which resulted in a decrease in stockholders' equity by the same amount. Waypoint Financial stockholders' equity is likely to be adversely affected by increases in market interest rates.

Interest rate risk may become more important after the completion of the conversion, the stock offering and the merger.

   Harris Saving Bank will change its charter to that of a federal savings bank and will change its name to Waypoint Bank concurrently with such charter conversion. As a federal savings bank, Waypoint Bank will be regulated by the Office of Thrift Supervision. The OTS has indicated that it will focus considerable attention, both during upcoming examinations and in financial monitoring between examinations, on interest rate risk management. Institutions with troubling interest rate risk levels or trends can expect heightened regulatory scrutiny of capital management by the OTS. The OTS has reviewed the interest rate risk profile of York Federal, but not Harris Savings Bank or Waypoint Bank. If the OTS determines that the interest rate risk level or trends of the combined operations of Harris Savings Bank and York Federal were of concern, then it may impose operating restrictions on Waypoint Bank's activities following the conversion and merger.

Waypoint Financial's success depends on the success of the merger.

   Waypoint Financial's future growth and profitability depend, in part, on its ability to successfully complete its merger with York Financial and manage the combined operations. For the merger to be successful, Waypoint Financial will have to succeed in combining the corporate cultures, personnel and operations of Waypoint Financial and York Financial, and in achieving expense savings by eliminating selected redundant operations. Waypoint Financial cannot assure you that its plan to integrate and operate the combined operations will be timely or efficient, or that it will successfully retain existing customer relationships.

Recently the stock market has been volatile and many stocks have not appreciated in value.

   Publicly traded stocks have recently experienced substantial market price volatility. This is due, in part, to investors' shifting perceptions of the effect of economic changes on various industry sectors. Volatility, therefore, may be unrelated to the current operating performance of a particular company. The purchase price of common stock sold in conversion transactions, including mutual-to-stock conversion transactions of mutual holding companies, is based on an independent appraisal. Independent appraisals are not intended, and should not be construed, as a recommendation as to the advisability of purchasing shares. After Waypoint Financial's common stock begins to trade, the trading price will be determined by the marketplace. The trading price will fluctuate, because it will be influenced by many factors, including prevailing interest rates, other economic conditions, Waypoint Financial's operating performance and investor perceptions of the outlook for the banking industry in general. We cannot assure you that, if you choose to sell shares you purchased in the stock offering, you will be able to sell them at or above the $10.00 per share offering price. You should not have a short term investment horizon in evaluating whether to purchase stock in the offering.

Because transactions that you would like may be prevented by provisions in our charter documents and other laws and regulations, you may not be able to profit from the sale or merger of Waypoint Financial.

   Provisions of our articles of organization and bylaws and applicable provisions of Pennsylvania and Federal law and regulations may delay, inhibit or prevent anyone from acquiring control of Waypoint Financial through a tender offer, business combination, proxy contest or some other method even though some of our stockholders might believe a change in control is desirable.

A decrease in demand for loans may lower our profitability.

   Making loans is our primary business and primary source of profits. If customer demand for loans decreases, our profits may decrease because our alternative investments, primarily investment securities, earn less revenue for us than loans. Customer demand for loans could be reduced by a weaker economy, an increase in unemployment, a decrease in real estate values, an increase in interest rates or increased competition.

Because of our emphasis on expanding commercial lending, downturns in the real estate market or economy may adversely impact our profits.

   Commercial real estate loans and commercial business loans generally involve more credit risk than residential real estate loans. Because the repayment of commercial real estate loans and commercial business loans often depends on the successful operation and management of the borrower's property or business, repayment of such loans may be affected by adverse conditions in the economy. Moreover, unlike residential mortgage loans, which generally are made on the basis of the borrower's ability to make repayment from his or her employment or other income, and which are secured by real property whose value tends to be easily ascertainable, commercial loans typically are made on the basis of the borrower's ability to make repayment from the cash flow of the property or the borrower's business. As a result, the availability of funds for the repayment of commercial loans may depend substantially on the success of the property or business itself. Further, any non-real estate collateral securing commercial business loans may depreciate over time, may be difficult to appraise and may fluctuate in value. In addition, much of the commercial loan portfolio is relatively new, and there can be no assurance that all loans will perform satisfactorily. Our emphasis on expanding commercial lending, therefore, could adversely affect our profits.

We have broad discretion in allocating the proceeds of the offering. Our failure to effectively apply the proceeds of the offering could adversely effect our profits.

   The net cash proceeds from the stock offering will be between $136.9 million at the adjusted minimum of the offering range, and $255.1 million at the maximum of the offering range. We intend to contribute half the net proceeds of the offering to Waypoint Bank, which will use the proceeds to support increased lending, selective branch expansion, diversification of products, and the expansion of product delivery systems. In addition, Harris Financial intends to use the proceeds it retains to invest in securities, to finance the possible acquisition of other financial institutions or other businesses related to banking, to pay dividends and for other general corporate purposes. We have not allocated specific amounts of proceeds for these purposes, and we will have significant flexibility in determining the amounts of net proceeds we apply to different uses and the timing of such applications. Our failure to apply these funds effectively could reduce our profits.

Your subscription funds could be held for an extended time period and will not be available to you for other investments if there is a delay in completing the stock offering.

   Although the subscription offering period ends on September 25, 2000, Waypoint Financial may extend the subscription offering for an additional 45 days, or until November 9, 2000. If Waypoint Financial conducts a community offering, the offering period may likewise be extended until as late as November 9, 2000. If the offering period is extended, subscribers will not have an opportunity to decrease their orders, or have their subscriptions refunded. Waypoint Financial cannot extend the offering period beyond November 9, 2000 unless it obtains regulatory approval and gives subscribers the opportunity to cancel their orders and obtain a refund of their subscriptions.

                 SELECTED CONSOLIDATED FINANCIAL AND OTHER DATA
                      OF HARRIS FINANCIAL AND SUBSIDIARIES

   Since Waypoint Financial was formed only recently to effect the conversion and merger, it has no historical business or results of operations. However, since Waypoint Financial will be the successor to Harris Financial, we are presenting the consolidated financial and other data of Harris Financial and its subsidiaries.

   The following tables set forth selected consolidated historical financial and other data of Harris Financial and its subsidiaries for the periods and at the dates indicated. The information is derived in part from, and should be read together with, the Consolidated Financial Statements and Notes thereto of Harris Financial contained elsewhere in this document. The selected consolidated financial condition and operating data at, and for the three months ended, March 31, 2000 and 1999 are derived from unaudited consolidated financial statements and, in the opinion of management of Harris Financial, all adjustments, consisting of normal recurring accruals, necessary for a fair presentation of the results for the unaudited periods have been made. The results of operations data presented below for the three months ended March 31, 2000 are not necessarily indicative of the results of Harris Financial that may be expected for the entire year.

                             At                         At December 31,
                          March 31,  ------------------------------------------------------
                            2000        1999       1998       1997       1996       1995
                         ----------- ---------- ---------- ---------- ---------- ----------
                         (unaudited)                     (In Thousands)
Selected Financial
 Condition Data:
Total assets............ $2,767,050  $2,691,400 $2,497,469 $2,207,481 $1,768,122 $1,255,864
Loans receivable, net...  1,313,645   1,267,983  1,051,642    890,906    823,916    651,605
Loans held for sale,
 net....................      1,761       1,646     14,418     14,886      9,053        --
Marketable securities...  1,303,825   1,257,603  1,274,837  1,199,194    828,910    524,932
Deposits................  1,439,688   1,373,870  1,205,379  1,146,238  1,173,423  1,073,710
Borrowings..............  1,123,375   1,118,000  1,069,254    853,978    420,631     19,180
Stockholders' equity....    167,198     169,324    189,970    179,034    152,752    151,459

                           Three Months
                          Ended March 31,          Years Ended December 31,
                          --------------- --------------------------------------------
                           2000    1999     1999     1998     1997     1996     1995
                          ------- ------- -------- -------- -------- --------  -------
                            (unaudited)                  (In Thousands)
Selected Operating Data:
Interest income.........  $47,236 $41,708 $174,829 $164,012 $141,067 $107,988  $80,625
Interest expense........   31,718  26,587  113,391  107,150   93,085   67,326   47,696
                          ------- ------- -------- -------- -------- --------  -------
Net interest income.....   15,518  15,121   61,438   56,862   47,982   40,662   32,929
Provision for loan
 losses.................      835     795    3,180    2,540      610    1,957      --
                          ------- ------- -------- -------- -------- --------  -------
Net interest income
 after provision for
 loan losses............   14,683  14,326   58,258   54,322   47,372   38,705   32,929
Noninterest income......    2,734   4,021   10,757   15,545   14,559    3,996    2,564
Noninterest
 expense(1)(2)..........   11,832  11,592   42,707   43,329   35,848   42,187   20,776
                          ------- ------- -------- -------- -------- --------  -------
Income before taxes.....    5,585   6,755   26,308   26,538   26,083      514   14,717
Provision for income
 taxes..................    1,565   1,822    7,625    7,309    8,312     (517)   5,503
                          ------- ------- -------- -------- -------- --------  -------
Net income..............  $ 4,020 $ 4,933 $ 18,683 $ 19,229 $ 17,771 $  1,031  $ 9,214
                          ======= ======= ======== ======== ======== ========  =======

--------

(1) Noninterest expense for 1996 includes a one-time special assessment of $7.0 million pre-tax ($4.4 million net of taxes) to recapitalize the Savings Association Insurance Fund of the FDIC. In 1996, a one-time special assessment was made on all depository institutions with deposits insured by the Savings Association Insurance Fund of the FDIC.

(2) Noninterest expense for 1996 includes a $4.3 million pre-tax charge ($2.7 million net of taxes) for a fraud loss incurred in connection with the acquisition of First Harrisburg Bancorp, Inc. (See "Harris Savings Bank" for a discussion of this acquisition.)

                             At or for the
                          Three Months Ended
                             March 31, (1)       At or for the Year Ended December 31,
                          --------------------  -------------------------------------------
                            2000       1999      1999     1998     1997     1996     1995
                          ---------  ---------  -------  -------  -------  -------  -------
Selected Operating
 Ratios and Other Data
Performance Ratios:
Return on average assets
 (net income divided by
 average total assets)..       0.60%      0.79%    0.72%    0.82%    0.89%    0.07%    0.81%
Return on average equity
 (net income divided by
 average equity)........       9.65      10.37    10.10    10.33    10.89     0.68     6.34
Average net interest
 rate spread(2).........       2.27       2.45     2.35     2.38     2.38     2.45     2.39
Net interest margin(5)..       2.46       2.67     2.57     2.66     2.66     2.87     3.00
Net interest income
 after provision for
 loan losses to total
 noninterest expenses...     124.10     123.59   136.41   125.37   132.15    91.75   158.50
Efficiency ratio(4).....      67.93      63.18    61.88    62.02    57.88    98.80    58.50
Noninterest expense to
 average assets.........       1.76       1.86     1.65     1.84     1.80     2.46     1.85
Noninterest income to
 average assets.........       0.41       0.65     0.41     0.66     0.73     0.26     0.23
Average interest-earning
 assets to average
 interest-bearing
 liabilities............     103.85     105.00   104.82   105.84   105.92   109.40   113.75
Asset Quality Ratios:
Nonperforming loans to
 total loans............       1.21       0.62     1.27     0.73     0.78     0.68     0.31
Nonperforming loans to
 total assets...........       0.57       0.28     0.60     0.31     0.31     0.32     0.16
Nonperforming assets as
 a percentage of total
 assets.................       0.63       0.57     0.66     0.59     0.62     0.72     0.68
Nonperforming loans and
 real estate owned to
 total net loans and
 real estate owned......       1.24       1.20     1.30     1.40     1.52     1.52     1.30
Allowance for loan
 losses to total loans..        .91        .84      .93      .86      .96     1.01      .94
Allowance for loan
 losses to non-
 performing loans.......      75.68     138.17    73.59   118.78   124.16     1.48     3.04
Equity and Dividend
 Ratios:
Tangible capital........       6.70       6.70     6.80     6.80     6.80     7.30    11.00
Core capital............       6.70       6.70     6.80     6.80     6.80     7.30    11.00
Risk-based capital......      11.00      11.00    11.10    11.10    13.00    13.80    20.50
Average equity to
 average assets.........       6.19       7.64     7.15     7.91     8.25     9.88    12.83
Period end equity to
 assets.................       6.04       7.62     6.29     7.61     8.11     8.64    12.06
Dividend payout
 ratio(5)...............      11.94       9.69    10.13     9.81     8.67   141.90    13.70
Per Share Data (6):
Basic earnings per
 share..................  $    0.12  $    0.15  $  0.56  $  0.57  $  0.53  $  0.03  $  0.28
Diluted earnings per
 share..................       0.12       0.15     0.55     0.57     0.52     0.03     0.28
Dividends per share.....       0.06       0.06     0.24     0.22     0.20     0.19     0.17
Book value per share....       4.98       5.76     5.04     5.66     5.30     4.54     4.50
Other Data:
Number of:
Real estate loans
 outstanting............      7,325      9,423    6,888    9,623    9,625   10,244   10,112
Loans serviced for
 others.................      2,758     14,810   10,675   26,054   14,348   10,284   10,156
Deposit accounts........    153,247    146,767  154,432  146,425  141,672  133,893  120,755
Full-service offices....         37         35       37       35       33       32       25

--------
(1) Annualized where appropriate.

(2) Represents the difference between the average yield on interest-earning assets and the average cost of interest-bearing liabilities.

(3) Represents annualized tax-effected net interest income before the provision for loan losses divided by average interest-earning assets.

(4) Efficiency ratio is noninterest expense divided by the sum of net interest income after provision for loan losses and noninterest income.

(5)  Represents cash dividends paid divided by net income.

(6) All per share values have been adjusted to reflect the 1997 three for one stock split.

                 SELECTED CONSOLIDATED FINANCIAL AND OTHER DATA
                    OF YORK FINANCIAL CORP. AND SUBSIDIARIES

   The following tables set forth selected consolidated historical financial and other data of York Financial Corp. and its subsidiaries for the periods and at the dates indicated. The selected consolidated financial condition and operating data at, and for the nine months ended, March 31, 2000 and 1999 are derived from unaudited consolidated financial statements and, in the opinion of management of York Financial, all adjustments, consisting of normal recurring accruals, necessary for a fair presentation of the financial position and the results of operations for the unaudited periods have been made. The results of operations data presented below for the nine months ended March 31, 2000, are not necessarily indicative of the results of York Financial that may be expected for the entire year. The information is derived in part from, and should be read together with, the Consolidated Financial Statements and Notes thereto of York Financial contained elsewhere in this document.

                             At                           At June 30,
                          March 31,  ------------------------------------------------------
                            2000        1999       1998       1997       1996       1995
                         ----------- ---------- ---------- ---------- ---------- ----------
                         (unaudited)                     (In Thousands)
Selected Financial
 Condition Data:
Total assets............ $1,630,290  $1,364,626 $1,229,268 $1,162,393 $1,109,804 $1,009,918
Loans receivable, net...  1,127,976     909,193    951,641    997,841    938,570    845,205
Loans held for sale,
 net....................      1,461      30,631     17,534      4,882      5,686      6,450
Marketable securities...    395,464     326,285     61,700     83,708     90,859     70,490
Deposits................  1,153,293   1,115,253  1,065,777    993,106    908,123    832,056
Borrowings..............    348,005     113,962     27,861     46,236     74,380     65,759
Stockholders' equity....    109,938     110,410    109,225    100,083     93,540     85,330

                            Nine Months
                          Ended March 31,           Year Ended June 30,
                          --------------- ------------------------------------------
                           2000    1999    1999    1998    1997       1996    1995
                          ------- ------- ------- ------- -------    ------- -------
                            (unaudited)                (In Thousands)
Selected Operating Data:
Interest income.........  $79,999 $64,350 $86,365 $88,566 $87,641    $80,880 $68,155
Interest expense........   51,577  38,876  51,826  51,844  51,788     45,905  36,402
                          ------- ------- ------- ------- -------    ------- -------
Net interest income.....   28,422  25,474  34,539  36,722  35,853     34,975  31,753
Provision for loan
 losses.................    1,550   2,772   3,632   3,737   2,424      2,300   2,340
                          ------- ------- ------- ------- -------    ------- -------
Net interest income
 after provision for
 loan losses............   26,872  22,702  30,907  32,985  33,429     32,675  29,413
Noninterest income......    5,105   7,192  12,038  10,152   8,696      8,630   5,706
Noninterest expense.....   23,275  20,595  28,234  27,323  31,163(1)  24,450  22,616
                          ------- ------- ------- ------- -------    ------- -------
Income before income
 taxes..................    8,702   9,299  14,711  15,814  10,962     16,855  12,503
Provision for income
 taxes..................    1,754   3,201   5,041   5,799   3,875      6,512   4,837
                          ------- ------- ------- ------- -------    ------- -------
Net income..............  $ 6,948 $ 6,098 $ 9,670 $10,015 $ 7,087    $10,343 $ 7,666
                          ======= ======= ======= ======= =======    ======= =======

--------

(1) Includes one-time special assessment of $5.3 million pre-tax ($3.2 million net of taxes) to recapitalize the Savings Association Insurance Fund of the FDIC. In 1996, a one-time special assessment was made on all depository institutions with deposits insured by the Savings Association Insurance Fund of the FDIC.

                            At or for the
                          Nine Months Ended
                            March 31,(1)           At or for the Year Ended June 30,
                          ------------------  ------------------------------------------------
                            2000      1999      1999      1998      1997      1996      1995
                          --------  --------  --------  --------  --------  --------  --------
Selected Operating
 Ratios and Other Data
Performance Ratios:
Return on average assets
 (net income divided by
 average total assets)..      0.59%     0.65%     0.76%     0.84%     0.61%     0.99%     0.83%
Return on average equity
 (net income divided by
 average equity)........      8.50      7.24      8.64      9.61      7.46     11.57      9.39
Average net interest
 rate spread(2).........      2.30      2.53      2.56      2.92      3.01      3.24      3.49
Net interest margin(3)..      2.55      2.88      2.90      3.28      3.27      3.54      3.70
Net interest income
 after provision for
 loan losses to total
 noninterest expenses...    115.45    110.23    109.47    120.72    107.27    133.64    130.05
Efficiency ratio(4).....     69.42     63.05     65.71     63.34     73.98     59.19     64.40
Noninterest expense to
 average assets.........      1.48      1.65      2.23      2.30      2.68      2.33      2.45
Noninterest income to
 average assets.........      0.32      0.57      0.95      0.86      0.75      0.82      0.62
Average interest-earning
 assets to average
 interest-bearing
 liabilities............    105.41    107.88    107.71    107.64    105.53    106.34    104.92
Asset Quality Ratios:
Nonperforming loans to
 total loans............      0.70      1.23      1.07      1.63      1.43      1.28      1.53
Nonperforming loans to
 total assets...........      0.49      0.86      0.74      1.28      1.24      1.09      1.29
Nonperforming assets as
 a percentage of total
 assets.................      0.74      1.39      1.24      2.01      2.12      1.96      2.57
Nonperforming loans and
 real estate owned to
 total net loans and
 real estate owned......      1.06      2.00      1.85      2.57      2.44      2.30      3.03
Allowance for loan
 losses to total loans..      0.99      1.19      1.17      0.92      0.64      0.70      0.69
Allowance for loan
 losses to non-
 performing loans.......    141.50     95.50    107.46     56.18     44.57     54.65     44.70
Equity and Dividend
 Ratios:
Tangible capital........      7.39      7.66      7.11      7.67      7.48      7.49      7.50
Core capital............      7.39      7.66      7.11      7.67      7.48      7.49      7.50
Risk-based capital......     13.57     13.54     12.82     13.11     11.95     12.30     11.90
Average equity to
 average assets.........      6.91      8.97      8.84      8.78      8.19      8.51      8.85
Period end equity to
 assets.................      6.74      8.82      8.09      8.89      8.61      8.43      8.45
Dividend payout
 ratio(5)...............     54.52     59.74     50.62     44.13     55.30     32.69     39.94
Per Share Data (6):
Basic earnings per
 share..................  $   0.70  $   0.61  $   0.96  $   10.3  $   0.75  $   1.14  $   0.88
Diluted earnings per
 share..................      0.68      0.58      0.92      0.96      0.71      1.08      0.83
Cash dividends paid.....      0.38      0.36      0.49      0.46      0.42      0.37      0.34
Book value per share....     10.88     11.11     10.99     11.05     10.36     10.14      9.44
Other Data:
Number of:
Real estate loans
 outstanding............     7,695     7,209     7,401     8,795     9,471     9,724     9,786
Loans serviced for
 others.................     7,162     8,095     7,823     7,724     8,484     9,649     9,648
Deposit accounts........   136,604   133,095   133,107   130,968   128,211   118,758   114,541
Full-service offices....        25        25        25        23        22        22        22

--------
(1) Annualized where appropriate.

(2) Represents the difference between the average yield on interest-earning assets and the average cost of interest-bearing liabilities.

(3) Represents annualized tax-effected net interest income before the provision for loan losses divided by average interest-earning assets.

(4) Efficiency ratio is noninterest expense divided by the sum of net interest income after provision for loan losses and noninterest income.

(5) Represents cash dividends paid divided by net income.

(6) All per share values have been adjusted for stock dividends effected through March 31, 2000.

                   HARRIS FINANCIAL RECENT DEVELOPMENTS

Selected Consolidated Financial and Other Data of Harris Financial and Subsidiaries

   The following tables set forth selected consolidated historical financial and other data of Harris Financial and its subsidiaries for the periods and at the dates indicated. The selected consolidated financial condition and operating data at, and for the six months ended, June 30, 2000 and 1999 are derived from unaudited consolidated financial statements and, in the opinion of management of Harris Financial, all adjustments, consisting of normal recurring accruals, necessary for a fair presentation of the results for the unaudited periods have been made. The results of operations data presented below for the six months ended June 30, 2000 are not necessarily indicative of the results of Harris Financial that may be expected for the entire year.

                                            At June 30, At March 31, At June 30,
                                               2000         2000        2000
                                            ----------- ------------ -----------
                                                        (unaudited)
Selected Financial Condition Data:
Total assets............................... $2,851,401   $2,767,050  $2,691,400
Loans receivable, net......................  1,382,896    1,313,645   1,267,983
Loans held for sale, net...................      6,433        1,761       1,646
Marketable securities......................  1,315,328    1,303,825   1,257,603
Deposits...................................  1,452,738    1,439,688   1,373,870
Borrowings.................................  1,198,375    1,123,375   1,118,000
Stockholders' equity.......................    168,670      167,198     169,324

                                                Three Months     Six Months
                                               Ended June 30,  Ended June 30,
                                               --------------- ---------------
                                                2000    1999    2000    1999
                                               ------- ------- ------- -------
                                                 (unaudited)    (In Thousands)
Selected Operating Data:
Interest income............................... $50,898 $42,428 $98,134 $84,136
Interest expense..............................  34,610  27,227  66,328  53,814
Net interest income...........................  16,288  15,201  31,806  30,322
Provision for loan losses.....................     831     795   1,666   1,590
Net interest income after provision for loan
 losses.......................................  15,457  14,406  30,140  28,732
Noninterest income............................   2,593   3,511   5,327   7,532
Noninterest expense...........................  11,834  11,333  23,666  22,925
Income before taxes...........................   6,216   6,584  11,801  13,339
Provision for income taxes....................   1,577   1,847   3,142   3,669
Net income.................................... $ 4,639 $ 4,737 $ 8,659 $ 9,670

                                          Three Months      Six Months Ended
                                         Ended June 30,         June 30,
                                        ------------------  ------------------
                                          2000      1999      2000      1999
                                        --------  --------  --------  --------
Selected Operating Ratios and Other
 Data
Performance Ratios:
Return on average assets (net income
 divided by average total assets).....      0.66%     0.74%     0.63%     0.77%
Return on average equity (net income
 divided by average equity)...........     11.13      9.90     10.39     10.13
Average net interest rate spread(2)...      2.33      2.39      2.31      2.43
Net interest margin(5)................      2.51      2.62      2.50      2.66
Net interest income after provision
 for loan
 losses to total noninterest expenses..   130.62    127.12    127.36    125.33
Efficiency ratio(4)...................     65.56     63.25     66.73     63.22
Noninterest expense to average
 assets...............................      1.69      1.77      1.72      1.81
Noninterest income to average assets..      0.37      0.55      0.39      0.60
Average interest-earning assets to
 average
 interest-bearing liabilities.........    103.51    105.41    103.68    105.21
Asset Quality Ratios:
Nonperforming loans to total loans....      0.71      0.54      0.71      0.54
Nonperforming loans to total assets...      0.34      0.25      0.34      0.25
Nonperforming assets as a percentage
 of total assets......................      0.38      0.53      0.38      0.53
Nonperforming loans and real estate
 owned to total net
 loans and real estate owned..........      0.72      1.05      0.72      1.05
Allowance for loan losses to total
 loans................................      0.90      0.81      0.90      0.81
Allowance for loan losses to non-
 performing loans.....................    126.59    150.02    126.59    150.02
Equity and Dividend Ratios:
Tangible capital......................      6.74      6.87      6.74      6.87
Core capital..........................      6.74      6.87      6.74      6.87
Risk-based capital....................     11.26     11.74     11.26     11.74
Average equity to average assets......      5.96      7.47      6.07      7.56
Period end equity to assets...........      5.92      6.98      5.92      6.98
Dividend payout ratio(5)..............     10.35     10.09     11.09      9.89
Per Share Data (6):
Basic earnings per share..............  $   0.14  $   0.14  $   0.26  $   0.29
Diluted earnings per share............      0.14      0.14      0.26      0.29
Dividends per share...................      0.06      0.06      0.12      0.12
Book value per share..................      5.02      5.54      5.02      5.54
Other Data:
Number of:
Real estate loans outstanding.........     6,946     9,620     6,946     9,620
Loans serviced for others.............     3,137    13,269     3,137    13,269
Deposit accounts......................   158,573   156,813   158,573   156,813
Full-service offices..................        38        36        38        36

--------

(1) Annualized where appropriate.

(2) Represents the difference between the average yield on interest-earning assets and the average cost of interest-bearing liabilities.

(3) Represents annualized tax-effected net interest income before the provision for loan losses divided by average interest-earning assets.

(4) Efficiency ratio is noninterest expense divided by the sum of net interest income after provision for loan losses and noninterest income.

(5) Represents cash dividends paid divided by net income.

(6) All per share values have been adjusted to reflect the 1997 three for one stock split.

Comparison of Financial Condition at June 30, 2000 and December 31, 1999

   Total assets increased by $160.0 million, or 5.9%, to $2.851 billion at June 30, 2000 from $2.691 billion at December 31, 1999. Loans receivable increased by $114.9 million, or 9.1%, to $1.383 billion at June 30, 2000 from $1.268 billion at December 31, 1999, as Harris Financial's commercial loan portfolio increased by $89.2 million, and Harris Financial's automobile, consumer and other loans portfolio increased $28.5 million. The growth in Harris Financial's loans receivable generally and in its commercial and automobile, consumer and other loans specifically, reflected Harris Financial's continued focus on expanding these portfolios in comparison to its residential mortgage loan portfolio.

   Cash and interest-bearing deposits decreased by $23.5 million, or 31.9%, and securities available-for-sale increased by $57.7 million, or 4.6%, from December 31, 1999 to June 30, 2000. These trends reflected the deployment of lower-yielding assets into higher-yielding wholesale assets. The increase in securities available-for-sale was primarily due to an increase of $54.0 million, or 7.8%, in mortgage-backed securities and, within that portfolio, an increase of $66.0 million, or 14.6%, in private issue CMOs.

   Deposits increased by $78.9 million, or 5.7%, to $1,452.7 billion at June 30, 2000 from $1,373.9 billion at December 31, 1999. Other borrowings increased by $80.4 million, or 7.2%, to $1,198.4 billion at June 30, 2000 from $1,118.0 billion at December 31, 1999. The increase in other borrowings reflected an increase in Federal Home Loan Bank advances of $235.0 million, or 29.2%, and a decrease of repurchase agreements by $154.6 million, or 49.4%. Borrowings increased primarily to support asset growth not funded by deposit growth and to manage interest rate risk.

   Total stockholders' equity decreased by $.7 million, or 0.4%, to $168.7 million at June 30, 2000 from $169.3 million at December 31, 1999, primarily due to a $8.6 million decline in the market value, net of tax effect, of the available-for-sale securities and $1.0 million in dividends paid. The drop in the market value of the available-for-sale portfolio reflects the impact of recent market rate increases on the market value of fixed rate issues in Harris Financial's investment portfolio. Offsetting these decreases was an $8.7 million increase from net income.

Non-performing Assets and Delinquencies

   Loans accounted for on a non-accrual basis decreased by $5.8 million from $10.0 million at December 31, 1999 to $4.2 million at June 30, 2000. In addition, loans 90 days past due, but still accruing, decreased by $.5 million, to $5.6 million at June 30, 2000 from $6.1 million at December 31, 1999. Non-performing loans decreased $6.3 million from $16.1 million at December 31, 1999 to $9.8 million at June 30, 2000. Non-performing assets were $10.8 million at June 30, 2000, which is a decrease of $6.9 million from $17.7 million at December 31, 1999.

Comparison of the Results of Operations for the Three Months Ended June 30, 2000 and June 30, 1999

   General. Net income decreased $98,000, or 2.1%, to $4.6 million for the three months ended June 30, 2000 compared to $4.7 million for the comparable period in 1999. The decrease was primarily due to a reduction of $918,000 in non-interest income during the three months ended June 30, 2000. Partially offsetting the decrease in non-interest income was an increase of $1.1 million, or 7.2%, in net interest income for the three months ended June 30, 2000, as compared to the same period in the prior year.

   Interest income. Interest income increased by $8.1 million, or 18.7%, to $51.5 million for the three months ended June 30, 2000 from $43.4 million for the three months ended June 30, 1999. The increase in interest income was due to an increase of $226.7 million, or 9.2%, in interest-earning assets as well as an improvement of 61 basis points in the average yield on such assets for the three months ended June 30, 2000 compared to the earlier year period. The increase in the average balance of interest-earning assets was attributable in part to increases in the average balance of commercial loans (up 47.2%), direct consumer loans

(up 25.1%), and indirect consumer loans (up 34.3%), reflecting a continuation of Harris Financial's emphasis on higher-yielding business and consumer lending. The increase in interest income also reflected higher market interest rates generally and, specifically, an increase of 132 basis points in the average yield on commercial loans, and 10 basis points in the average yield on direct consumer loans. Finally, the increase in interest income was also attributable to an increase in taxable marketable securities, the average balance of which increased by 12.5% and the average yield of which increased by 105 basis points for the three months ended June 30, 2000 as compared to the earlier year period.

   Interest expense increased by $7.4 million, or 27.1%, to $34.6 million for the three months ended June 30, 2000 from $27.2 million for the three months ended June 30, 1999. The increase was due to an 11.2% increase in the average balance of interest-bearing liabilities as well as a 67 basis point increase in the average cost of such liabilities for the three months ended June 30, 2000 compared to the earlier year period, reflecting higher average balances of borrowed funds and time deposits as well as higher market interest rates which led to higher average costs on such liabilities for the three months ended June 30, 2000.

   Net interest income. Net interest income increased by $742,000, or 4.6%, to $16.9 million for the three months ended June 30, 2000 from $16.2 million for the three months ended June 30, 1999. The increase reflected a favorable volume variance of $876,000, which more than offset an unfavorable rate variance of $134,000. Harris Financial's interest rate spread decreased to 2.33% for the three months ended June 30, 2000 from 2.39% for the three months ended June 30, 1999.

   Provision for loan losses. For the three months ended June 30, 2000, Harris Financial recognized a provision for loan losses of $831,000, a $36,000, or 4.5% increase over the provision for the three months ended June 30, 1999.

   Non-interest income. Non-interest income decreased 26.1% for the three months ended June 30, 2000 compared to the three months ended June 30, 1999. The decrease resulted primarily from a $700,000 fraud recovery related to the 1996 acquisition of First Harrisburg Bancorp, which was recognized in the three months ended June 30, 1999 and was not replicated in the same period in 2000. In addition, the decrease in non-interest income reflected a decrease of $455,000 in mortgage loan sales for the three months ended June 30, 2000 as compared to the earlier year period, due to rising interest rates and diminished lending activity due to the winding up of Harris Financial's mortgage banking operations. Finally, gain on sale of loans, net decreased to $311,000 for the three months ended June 30, 2000 from $742,000 for the three months ended June 30, 1999, again reflecting the winding up of mortgage banking operations.

   Non-interest expense. Non-interest expense increased 4.4% for the three months ended June 30, 2000 compared to the three months ended June 30, 1999, due to the expansion of branch networks and the expansion of traditional and non-traditional business lines in 2000.

   Net income and income tax expense. Net income before income taxes decreased $98,000, or 2.1%, to $4.6 million for the three months ended June 30, 2000 from $4.7 million for the three months ended June 30, 1999. Income tax expense decreased by $270,000, or 14.6%, to $1.6 million for the three months ended June 30, 2000 from $1.8 million for the three months ended June 30, 1999. The combined federal and state tax rate on earnings was 25.4% for the three months ended June 30, 2000 and 28.1% for the three months ended June 30, 1999.

Comparison of the Results of Operations for the Six Months Ended June 30, 2000 and June 30, 1999

   General. Net income decreased by $1.0 million, or 10.3%, to $8.7 million for the six months ended June 30, 2000 from $9.7 million for the six months ended June 30, 1999. Diluted earnings per share totaled $.26 and $.29, respectively, for the six months ended June 30, 2000 and June 30, 1999. The decrease in net income was primarily due to a reduction of $2.2 million, or 29.3%, in non-interest income during the six month period ended June 30, 2000 as compared to the sane period in the prior year.

   Interest income. Interest income increased by $13.3 million, or 15.4%, to $99.4 million for the six months ended June 30, 2000 from $86.1 million for the six months ended June 30, 1999, as the average balance of interest-earning assets increased by $216.3 million, or 8.9%, to $2,645.0 billion for the six months ended June 30, 2000 from $2,428.7 billion for the six months ended June 30, 1999, primarily due to an increase in the origination of commercial loans and indirect and direct consumer loans. The average balance of commercial loans increased by $130.4 million, or 52.2%, and the average yield on such loans increased to 8.64% from 7.75% for the six months ended June 30, 2000 as compared to the earlier year period. The average balance of direct and indirect consumer loans increased by $104.0 million, or 35.2% for the six months ended June 30, 2000 as compared to the earlier year period. To a lesser extent, the increase in interest income was also attributable to an increase in taxable marketable securities, the average balance of which increased $111.8 million, or 10.0%, and the average yield of which increased to 7.15% from 6.26% for the six months ended June 30, 2000 as compared to the earlier year period.

   Interest expense. Interest expense increased by $12.5 million, or 23.3%, to $66.3 million for the six months ended June 30, 2000 from $53.8 for the six months ended June 30, 1999. The average balance of interest-bearing liabilities increased $242.8 million, or 10.5%, to $2,551.2 billion for the six months ended June 30, 2000 from $2,308.4 billion for the six months ended June 30, 1999, which was primarily due to an increase in the average balances of time deposits and the amount of borrowed funds. In addition, the increased in interest expense reflected an increase generally in market interest rates, which resulted in an increase in the average cost of Harris Financial's interest-bearing liabilities to 5.20% for the six months ended June 30, 2000 compared to 4.66% for the six months ended June 30, 1999.

   Net interest income. Net interest income increased by $.7 million, or 2.2%, to $33.0 million for the six months ended June 30, 2000 from $32.3 million for the six months ended June 30, 1999. The increase reflected a favorable volume variance of $1.8 million, due to a $216.3 million increase in total average earning assets to $2.645 billion during the six months ended June 30, 2000 as compared to $2.429 billion for the same period in 1999. Also reflected in this volume variance was a $242.8 million increase in average interest-bearing liabilities. At the same time, general market interest rate trends created an unfavorable rate variance of $1.0 million for the six months ended June 30, 2000. For the six months ended June 30, 2000, the yield on interest-earning assets was 7.51%, an improvement from 7.09% for the six months ended June 30, 1999. However, at the same time, the cost of funds increased 54 basis points to 5.20% from 4.66%. As a result, the interest rate spread decreased by 12 basis points to 2.31% for the six months ended June 30, 2000 from 2.43% for the same period in 1999.

   Provision for loan losses. Harris Financial provided $1.7 million for loan losses for the six months ended June 30, 2000 and $1.6 million for loan losses for the six months ended June 30, 1999.

   Noninterest income. Noninterest income decreased $2.2 million, or 29.3%, to $5.3 million for the six months ended June 30, 2000 from $7.5 million for the six months ended June 30, 1999. The decrease in noninterest income was primarily the result of reduced reliance on gains from sales in the securities portfolio, which was partially offset by growth in fee income on core banking products. The gain on sale of loans decreased primarily due to rising interest rates and diminished loan activity due to winding up of mortgage banking operations. Service charges increased due to growth in deposit accounts and the addition of two new branches during the twelve months ended June 30, 2000.

   Noninterest expense. Noninterest expense increased by $.7 million, or 3.2%, to $23.7 million for the six months ended June 30, 2000 from $22.9 million for the six months ended June 30, 1999. Increases in noninterest expense were commensurate with the expansion of branch networks and the expansion of traditional and non-traditional business lines. The decrease in other noninterest expense resulted primarily from the winding up of the AVSTAR operations in the second quarter of 1999.

   Net income and income tax expense. Net income before income taxes decreased $1.5 million, or 11.3%, to $11.8 million for the six months ended June 30, 2000 from $13.3 million for the six months ended June 30,

1999. Income tax expense decreased by $.6 million, or 16.2%, to $3.1 million for the six months ended June 30, 2000 from $3.7 million for the six months ended June 30, 1999. The combined federal and state tax rate on earnings was 26.6% for the six months ended June 30, 2000 and 27.5% for the six months ended June 30, 1999.

Liquidity and Capital Resources

   At June 30, 2000, Harris Financial had $1.198 billion of borrowings, including $1.040 billion of Federal Home Loan Bank borrowings. Harris Financial's maximum borrowing capacity with the Federal Home Loan Bank totaled $1.149 billion at June 30, 2000. Harris Financial anticipates that it will have sufficient funds available from normal operations to meet its current commitments. At June 30, 2000, Harris Financial had tangible, core and risk-based capital ratios of 6.74%, 6.74% and 11.26%, respectively, which exceeded the banking regulators minimum requirements for capital adequacy of 4.00%, 4.00% and 8.00%, respectively.

Harris Financial Quarterly Report on Form 10-Q

   Additional information, and management's discussion and analysis of Harris Financial's financial condition as of June 30, 2000, and results of operations for the three and six months ended June 30, 2000 is set forth in Harris Financial's June 30, 2000 Form 10-Q that is included in this document beginning on page Q-1.

                 YORK FINANCIAL CORP. RECENT DEVELOPMENTS

Selected Consolidated Financial and Other Data of York Financial Corp. And Subsidiaries

   The following tables set forth selected consolidated historical financial and other data of York Financial Corp. and its subsidiaries for the periods and at the dates indicated. The selected consolidated financial condition and operating data at, and for the three months and fiscal year ended, June 30, 2000 and 1999 are derived from unaudited consolidated financial statements and, in the opinion of management of York Financial, all adjustments, consisting of normal recurring accruals, necessary for a fair presentation of the financial position and the results of operations for the unaudited periods have been made.

                                            At June 30, At March 31, At June 30,
                                               2000         2000        2000
                                            ----------- ------------ -----------
                                                        (unaudited)
Selected Financial Condition Data:
Total assets............................... $1,673,645   $2,767,050  $1,364,636
Loans receivable, net......................  1,171,211    1,313,645     909,193
Loans held for sale, net...................      4,415        1,761      30,631
Marketable securities......................    390,484    1,303,825     326,285
Deposits...................................  1,170,728    1,439,688   1,115,253
Borrowings.................................    370,390    1,123,375     113,962
Stockholders' equity.......................    109,878      167,198     110,410

                                               Three Months     Fiscal Year
                                              Ended June 30,   Ended June 30,
                                              --------------- ----------------
                                               2000    1999     2000    1999
                                              ------- ------- -------- -------
Selected Operating Data:
Interest income.............................. $28,539 $22,015 $108,538 $86,365
Interest expense.............................  19,740  12,950   71,317  51,826
Net interest income..........................   8,799   9,055   37,221  34,539
Provision for loan losses....................     110     860    1,650   3,632
Net interest income after provision for loan
 losses......................................   8,689   8,205   35,561  30,907
Noninterest income...........................   2,157   4,846    7,261  12,038
Noninterest expense..........................   8,078   7,639   31,353  28,234
Income before income taxes...................   2,768   5,412   11,469  14,711
Provision for income taxes...................     427   1,840    2,180   5,041
Net income................................... $ 2,341 $ 3,572 $  9,289 $ 9,670

                                              At or for the
                                              Three Months      At or for the
                                                  Ended       Fiscal Year Ended
                                                June 30,          June 30,
                                            ----------------- -----------------
                                              2000     1999     2000     1999
                                            -------- -------- -------- --------
Selected Operating Ratios and Other Data
Performance Ratios:
Return on average assets (net income
 divided by average total assets).........      0.57     1.09     0.58     0.76
Return on average equity (net income
 divided by average equity)...............      8.66    12.84     8.58     8.64
Average net interest rate spread(2).......      1.94     2.57     2.21     2.66
Net interest margin(3)....................      2.22     2.88     2.47     2.90
Net interest income after provision for
 loan losses to total noninterest
 expenses.................................    107.58   107.41   113.42   109.47
Efficiency ratio(4).......................     74.49    58.53    73.22    65.74
Noninterest expense to average assets.....      1.96     2.33     1.97     2.23
Noninterest income to average assets......      0.52     1.47     0.46     0.96
Average interest-earning assets to average
 interest-bearing liabilities.............    105.59   107.23   105.45   107.71
Asset Quality Ratios:
Nonperforming loans to total loans........      0.63     1.07     0.63     1.07
Nonperforming loans to total assets.......      0.44     0.74     0.44     0.74
Nonperforming assets as a percentage of
 total assets.............................      0.64     1.24     0.64     1.24
Nonperforming loans and real estate owned
 to total net
 loans and real estate owned..............      0.92     1.85     0.92     1.85
Allowance for loan losses to total loans..      0.95     1.17     0.95     1.17
Allowance for loan losses to non-
 performing loans.........................    151.79   107.46   151.79   107.46
Equity and Dividend Ratios:
Tangible capital..........................      7.26     7.11     7.26     7.11
Core capital..............................      7.26     7.11     7.26     7.11
Risk-based capital........................     13.22    12.82    13.22    12.82
Average equity to average assets..........      6.56     8.46     6.52     8.84
Period end equity to assets...............      6.57     8.09     6.57     8.09
Dividend payout ratio(5)..................     55.63    35.05    54.80    50.62
Per Share Data (6):
Basic earnings per share..................  $   0.23 $   0.36 $   0.93 $   3.96
Diluted earnings per share................      0.23     0.35     0.91     0.93
Cash dividends paid.......................      0.13     0.12     0.51     0.49
Book value per share......................     10.91    10.99    10.91    10.99
Other Data:
Number of:
Real estate loans outstanding.............     7,689    7,401    7,689    7,401
Loans serviced for others.................     6,978    7,823    6,978    7,823
Deposit accounts..........................   137,404  133,107  137,404  133,107
Full-service offices......................        25       25       25       25

--------

(1) Annualized where appropriate.

(2) Represents the difference between the average yield on interest-earning assets and the average cost of interest-bearing liabilities.

(3) Represents annualized tax-effected net interest income before the provision for loan losses divided by average interest-earning assets.

(4) Efficiency ratio is noninterest expense divided by the sum of net interest income after provision for loan losses and noninterest income.

(5) Represents cash dividends paid divided by net income.

(6) All per share values have been adjusted for stock dividends effected through March 31, 2000.

York Financial Management's Discussion of Financial Condition and Results of Operations

   York Financial's managements discussion of financial condition at June 30, 2000, and results of operations for the fiscal year ended June 30, 2000, is
included in this document beginning at page    .

                   SELECTED UNAUDITED PRO FORMA CONSOLIDATED

                   FINANCIAL DATA OF WAYPOINT FINANCIAL

   The following tables present selected unaudited pro forma consolidated financial data with respect to Waypoint Financial and its subsidiaries. For each period presented below, the "Pro Forma for Acquisition" information reflects the merger with York Financial, but not the conversion. The "Pro Forma for Acquisition and Conversion" information reflects the consummation of both the conversion and merger, including the sale of shares in the offering and includes other assumptions as described in "Pro Forma Data--Pro Forma Conversion Data." This financial data assumes that these transactions occurred on each of the dates and at the beginning of each of the periods presented, and that subscription shares are sold in the offering at the $10.00 subscription price per share at the midpoint of the offering range. For information on net income, net income per share, stockholders' equity and stockholders' equity per share at the adjusted minimum, minimum, midpoint, maximum and 15% above the maximum of the valuation range, see "Pro Forma Data--Pro Forma Conversion Data." For additional assumptions used in calculating the pro forma data, see "Pro Forma Data--Unaudited Pro Forma Condensed Consolidated Financial Information." Waypoint Financial intends to account for the acquisition by merger of York Financial as a pooling of interests in accordance with generally accepted accounting principles.

   The following selected unaudited pro forma financial data should be read in conjunction with the audited consolidated financial statements and related notes presented elsewhere in this document.

                                 At March 31, 2000             At December 31, 1999
                          ------------------------------- -------------------------------
                                             Pro Forma                       Pro Forma
                             Pro Forma    For Acquisition    Pro Forma    For Acquisition
                          For Acquisition and Conversion  For Acquisition and Conversion
                          --------------- --------------- --------------- ---------------
                                              (Dollars in Thousands)
Financial Condition
Total assets............    $4,390,031      $4,592,609      $4,334,746      $4,537,324
Loans receivable, net...     2,444,843       2,444,843       2,433,303       2,433,303
Securities available for
 sale...................     1,609,584       1,812,162       1,558,251       1,760,829
Securities held to
 maturity...............        22,665          22,665          22,650          22,650
Excess of cost over fair
 value of assets
 acquired...............        16,898          16,898          17,617          17,617
Deposits................     2,592,981       2,592,981       2,477,214       2,477,214
Borrowings..............     1,471,380       1,471,380       1,536,551       1,536,551
Total stockholders'
 equity.................       269,827         472,405         271,135         473,713
Nonperforming loans.....        23,850          23,850          24,871          24,871
Nonperforming assets....        28,618          28,618          30,810          30,810
Asset quality ratios
 (period end)
Nonperforming assets as
 a percent of total
 assets.................          0.65%           0.62%           0.71%           0.68%
Allowance for loan
 losses to total loans..          0.95%           0.95%           0.95%           0.95%
Allowance for loan
 losses to nonperforming
 loans..................         97.62%          97.62%          92.69%          92.69%

                            For the Three Months Ended    For the Year Ended December 31,
                                  March 31, 2000                       1999(1)
                          ------------------------------- -------------------------------
                                             Pro Forma                       Pro Forma
                             Pro Forma    For Acquisition    Pro Forma    For Acquisition
                          For Acquisition and Conversion  For Acquisition and Conversion
                          --------------- --------------- --------------- ---------------
                                              (Dollars in Thousands)
Results of Operations(2)
Net interest income.....      $25,030         $28,210         $97,969        $110,083
Provision for loan
 losses.................        1,235           1,235           6,105           6,105
                              -------         -------         -------        --------
Net interest income
 after provision for
 loan losses............       23,795          26,975          91,864         103,978
Noninterest income......        4,565           4,565          20,826          20,826
Noninterest expense.....       20,156          20,462          72,182          73,408
                              -------         -------         -------        --------
Income before taxes.....        8,204          11,078          40,508          51,396
Provision for income
 taxes..................        1,858           2,864          11,708          15,519
                              -------         -------         -------        --------
Net income..............      $ 6,346         $ 8,214         $28,800        $ 35,877
                              =======         =======         =======        ========
Diluted EPS.............      $  0.14         $  0.18         $  0.63        $   0.78
Selected Ratios:
Performance ratios:
  Return on end of
   period assets(3).....         0.58%           0.72%           0.66%           0.79%
  Return on end of
   period equity(3).....         9.41%           6.96%          10.62%           7.57%

--------

(1) Reflects statements of operations of York Financial for the 12 months ended December 31, 1999, and Harris Financial for the fiscal year ended December 31, 1999.

(2) Does not reflect any cost savings or other benefits of the merger with York Financial.
(3) Information for three months ended March 31, 2000 is annualized. Calculations are based on end of period equity or assets, as applicable.

                            WAYPOINT FINANCIAL

   Waypoint Financial Corp. was organized in March 2000 to effect the mutual-to-stock conversion of Harris MHC and the merger with York Financial. Waypoint Financial will succeed to the operations of Harris Financial after the conversion and will also succeed to the operations of York Financial after the merger. Neither Harris MHC, Harris Financial, nor York Financial will exist after the conversion and merger. As a result, you should review the business and operations of Harris Financial and York Financial contained in this document for an understanding of the business and operations of Waypoint Financial after the conversion and merger.

   Waypoint Financial's assets will consist primarily of 100% of the outstanding shares of Waypoint Bank and investment securities. Following the stock offering and conversion, Waypoint Financial's assets also will include the portion of the net proceeds of the offering that are not contributed to Waypoint Bank and the loan to the employee stock ownership plan. Following the merger with York Financial, Waypoint Financial's assets also will include the assets held by York Financial at the time of the merger. As of March 31, 2000, York Financial's assets included primarily its ownership of 100% of the common stock of York Federal and six other subsidiaries, including Y-F Service Corp., First Capital Brokerage Services, Inc., First Capital Insurance Services Inc., New Service Corp., and Advanced Real Estate Associates, and its partnership interest in Meridian Venture Partners, a joint venture.

   Waypoint Financial does not, and does not intend to, own or lease any property, but instead will use the premises, equipment and furniture of Waypoint Bank. Waypoint Financial does not, and at the present time does not intend to, employ any persons other than officers, but will use the support staff of Waypoint Bank from time to time. Additional employees will be hired as appropriate to the extent Waypoint Financial expands its business.

   The offering will provide Waypoint Financial with additional capital to support future growth. Management believes that the offering will provide Waypoint Financial with additional flexibility to diversify its business activities through existing or newly formed subsidiaries, or through acquisitions of or mergers with other financial institutions and financial service companies, or for other business or investment purposes. Although there are no current material arrangements, understandings or agreements, written or oral, regarding any such opportunities or transactions, except for the acquisition by merger of York Financial, Waypoint Financial will be in a position after the offering to take advantage of any such acquisition and expansion opportunities that may arise. Future activities of Waypoint Financial are anticipated to be funded primarily by the offering proceeds retained by Waypoint Financial or, alternatively, through dividends received from Waypoint Bank.

   Waypoint Financial's executive offices are located at 235 North Second Street, Harrisburg, Pennsylvania 17101, and its telephone number is (717) 236-4041.

                                HARRIS FINANCIAL

   Harris Financial was organized in September 1997 as a Pennsylvania corporation and the mid-tier stock holding company of Harris Savings Bank. Harris Financial's shares are owned by Harris MHC and other stockholders. Harris Financial owns 100% of the outstanding shares of common stock of Harris Savings Bank. Harris Financial conducts its primary business activities through Harris Savings Bank. Harris Financial is a bank holding company regulated by the Board of Governors of the Federal Reserve system. Prior to the completion of the conversion and merger, Harris Financial will exchange its charter for a federal stock holding company charter regulated by the OTS. Waypoint Financial will be the successor to Harris Financial which will no longer exist upon completion of the conversion.

   Harris Financial's executive offices are located at 235 North Second Street, Harrisburg, Pennsylvania 17101, and its principal telephone number is (717) 236-4041.

                   HARRIS SAVINGS BANK AND WAYPOINT BANK

   Harris Savings Bank was formed in 1886. Prior to the completion of the conversion and merger, Harris Savings Bank will change its name to Waypoint Bank and will convert from a Pennsylvania savings bank regulated by the Pennsylvania Department of Banking, to a federal savings bank regulated by the OTS. Harris Savings Bank currently operates 37 full service offices, an operations center, a business center, a support center, five loan production offices, a mortgage lending office and a business banking office. Harris Savings Bank's primary business is attracting deposits from the general public and investing these deposits in loans secured by residential and commercial real property, commercial business loans, consumer loans and investment securities. Harris Savings Bank primarily serves individual and business customers in the five central Pennsylvania counties of Dauphin, Cumberland, York, Lancaster, and Lebanon and in the northern Maryland county of Washington. Harris Savings Bank offers residential mortgage loans in Pennsylvania and Maryland. It offers certain types of consumer loans throughout most of the eastern United States.

   In addition to its internal loan and deposit growth during recent years, Harris Savings Bank has grown through acquisitions. In 1995, Harris Savings Bank acquired two branches, with $126 million in deposits and no loans, located in Hagerstown, Maryland. Harris Savings Bank recorded $10.4 million of goodwill in connection with that acquisition, which is being amortized over seven years. During 1996, Harris Savings Bank acquired First Harrisburg Bancorp, headquartered in Harrisburg, Pennsylvania, in a transaction that was accounted for as a purchase. In the acquisition of First Harrisburg Bancorp, Harris Savings Bank acquired $276.6 million in assets and $252.2 million in deposits, and recorded goodwill totaling $13.8 million. The goodwill acquired in the First Harrisburg Bancorp acquisition is being amortized over 15 years. During 1999, Harris Savings Bank acquired two branches in Lebanon, Pennsylvania, one of which was subsequently closed, in a transaction accounted for as a purchase. In the acquisition of the Lebanon County branches, Harris Savings Bank acquired $11.4 million of loans and $37.3 million of deposits, and recorded $3.3 million of goodwill which is being amortized over seven years.

   As part of the merger, Harris Savings Bank will change its name to Waypoint Bank, York Federal will merge into Waypoint Bank, and Waypoint Bank's business and operations will include the business and operations formerly conducted by Harris Savings Bank and York Federal. York Federal conducts its business through 25 offices located in south central Pennsylvania and Maryland. York Federal's primary business is attracting deposits from the general public and from commercial and governmental entities, and investing these deposits in loans secured by residential and commercial real property, commercial business loans, consumer loans and investment securities. York Federal maintains a commissioned mortgage origination staff as well as mortgage correspondent relationships which originate residential mortgage loans for York Federal primarily in Pennsylvania, Maryland and Virginia, and to a lesser extent in eleven other states within the Mid-Atlantic region.

   Harris Savings Bank's executive offices are, and Waypoint Bank's executive offices will be, located at 235 North Second Street, Harrisburg, Pennsylvania 17101, and its telephone number is (717) 236-4041.

                                USE OF PROCEEDS

   Shares will be sold in the stock offering for a purchase price of $10.00 per share. The net proceeds from the stock offering will depend on the total number of shares of common stock sold in the offering. The total number of shares sold in the stock offering will depend on the final appraisal, regulatory and market considerations, and whether unsubscribed shares are applied to the acquisition by merger of York Financial. Net proceeds will also depend on the expenses incurred in connection with the stock offering. Although we will not be able to determine the actual net proceeds from the sale of the common stock until we complete the offering, we estimate the net proceeds to be between $136.9 million and $255.1 million, or $293.4 million if the offering is increased by15%.

   Waypoint Financial intends to distribute the net proceeds from the stock offering as follows:

                                               Adjusted
                                               Minimum    Minimum    Maximum
                                              19,550,000 19,550,000 26,450,000
                                                Shares     Shares     Shares
                                              ---------- ---------- ----------
                                                       (In Thousands)
Gross proceeds...............................  $195,500   $195,500   $264,500
Less: offering shares issued to York
 Financial stockholders......................    50,000        --         --
Less: offering expenses......................     8,641      8,641      9,403
                                               --------   --------   --------
Net proceeds.................................   136,859    186,859    255,097
Less:
  Proceeds contributed to Waypoint Bank......    68,430     93,430    127,549
  Funds loaned to employee stock ownership
   plan......................................    15,640     15,640     21,160
                                               --------   --------   --------
Funds retained for general corporate
 purposes....................................  $ 52,789   $ 77,789   $106,388
                                               ========   ========   ========

   The net proceeds may vary because total expenses relating to the offering may be more or less than our estimates. For example, our expenses will change depending on the number of shares that are sold in the underwritten public offering. The net proceeds also will vary if the number of shares to be sold in the offering is increased to up to 30,417,500 shares to reflect an increase of up to 15% in the maximum of the estimated pro forma market value of Waypoint Financial. Payments for shares made through withdrawals from existing deposit accounts will not result in the receipt of new funds for investment by Waypoint Bank, but will result in a reduction of Waypoint Bank's deposits and interest expense as funds are transferred from interest bearing certificates of deposit or other deposit accounts.

   Waypoint Financial may use the proceeds it retains from the offering:

  . to finance possible acquisitions of financial institutions or other businesses related to banking;

  .  to pay dividends to stockholders;

  .  to invest in securities; and

  .  for general corporate purposes.

   Waypoint Bank may use the proceeds it receives from the offering:

  .  to fund new loans;

  .  to establish or acquire new branches;

  .  to diversify products and services that we offer;

  .  to expand and increase delivery systems;

  .  to invest in securities;

  .  to pay dividends to Waypoint Financial; and

  .  for general corporate purposes.

                              DIVIDEND POLICY

   Waypoint Financial intends initially to pay quarterly dividends after the completion of the stock offering and merger. The exact amount of the dividend will depend on the number of shares sold in the stock offering. Waypoint Financial intends to pay an annual dividend of $.34 per share if the adjusted minimum or minimum number of shares are sold in the offering, and $.26 per share if the adjusted maximum number of shares are sold in the stock offering. At the midpoint of the offering range, the annual dividend is expected to be $.305 per share. The amount of the dividend is intended to ensure that after the stock offering and merger, former Harris Financial minority stockholders and former York Financial stockholders will not experience a decrease in their dividends. Waypoint Financial intends to pay a prorated dividend after the end of the fiscal quarter during which it completes the stock offering and merger.

   Declarations of dividends by Waypoint Financial's Board of Directors will depend upon a number of factors, including the amount of the net proceeds from the offering retained by Waypoint Financial, investment opportunities available to Waypoint Financial and Waypoint Bank, capital requirements, regulatory limitations, Waypoint Financial's and Waypoint Bank's financial condition and results of operations, tax considerations and general economic conditions. There can be no assurance that dividends will in fact be paid on Waypoint Financial common stock or that, if paid, dividends will not be reduced or eliminated in the future. For information concerning federal and state law and regulations which apply to Waypoint Financial in determining the amount of proceeds which may be retained by Waypoint Financial and regarding a savings institution's ability to make capital distributions, including payment of dividends to its holding company, see "Federal and State Taxation--Federal Taxation" and "Regulation--Limitation on Capital Distributions."

   The funds that Waypoint Financial is able to receive from Waypoint Bank will be regulated by the OTS, although Waypoint Financial will not be restricted by OTS regulations on the payment of dividends to its stockholders. Waypoint Financial, however, is subject to the requirements of Pennsylvania law.

   Additionally, in connection with the conversion, Waypoint Financial and Harris Savings Bank have committed to the OTS that during the one-year period following the consummation of the offering, Waypoint Financial will not take any action to declare an extraordinary dividend to stockholders that would be treated by recipient stockholders as a tax-free return of capital for federal income tax purposes without prior approval of the OTS.

                            MARKET FOR COMMON STOCK

   Waypoint Financial Common Stock. Although Waypoint Financial is the successor to Harris Financial, Waypoint Financial has never issued common stock. Accordingly, there is currently no established market for the common stock. Waypoint Financial has applied to have its common stock quoted on the
Nasdaq National Market under the symbol "    " after completion of the
transaction. Ryan, Beck has advised Waypoint Financial that it intends to make a market in the common stock following the transactions, but is under no obligation to do so. Waypoint Financial will encourage and assist additional market makers to make a market in its common stock.

   The development of an active trading market depends on the existence of willing buyers and sellers, the presence of which is not within Waypoint Financial's control. The number of active buyers and sellers of the common stock at any particular time may be limited. Under such circumstances, you could have difficulty selling your shares on short notice, and, therefore, you should not view the common stock as a short-term investment. Waypoint Financial cannot assure you that an active trading market for the common stock will develop or that, if it develops, it will continue. Nor can we assure you that if you purchase shares you will be able to sell them at or above the $10.00 per share offering price.

   Harris Financial Common Stock. Harris Financial common stock currently trades on the Nasdaq National Market under the symbol "HARS." The shares of Harris Financial common stock owned by the public prior to the completion of the conversion and stock offering will be converted automatically into and become a right to receive a number of shares of Waypoint Financial common stock that is determined pursuant to the Harris conversion exchange ratio.

   The following table sets forth the high and low bid quotes for Harris Financial common stock and the adjusted cash dividends per share declared for the periods indicated. The information is presented on a per share historical basis. Prospective investors should consider that the table reflects quotations and dividends relating to currently outstanding shares of Harris Financial common stock, which will be exchanged for a greater or lesser number of shares of Waypoint Financial based on the Harris Financial conversion exchange ratio. The Harris Financial conversion exchange ratio cannot be determined until the transactions are completed. The quotations shown in the table represent prices between dealers and do not include retail markups, markdowns, or commissions, and do not reflect actual transactions. This information has been obtained from monthly statistical summaries provided by the Nasdaq Stock Market.

                                       High          Low          Cash Dividend
                                       Bid           Bid            Declared
                                       ----          ---          -------------
Year ending December 31, 2000
Quarter ending September 30, 2000
 (through August 14, 2000)............
Quarter ended June 30, 2000...........
Quarter ended March 31, 2000..........   7/15///16/    6              .0600
Year ended December 31, 1999
Quarter ended December 31, 1999.......  11/1///8/      6/15///16/    $.0600
Quarter ended September 30, 1999......  12/5///8/      9              .0600
Quarter ended June 30, 1999...........  12/3///4/     10              .0600
Quarter ended March 31, 1999..........  15            12              .0600
Year ended December 31, 1998
Quarter ended December 31, 1998.......  16/15///16/   11             $.0550
Quarter ended September 30, 1998......  22/1///8/     12              .0550
Quarter ended June 30, 1998...........  27/3///4/     21 /1///2/      .0550
Quarter ended March 31, 1998..........  27/7///8/     17 /5///8/      .0550

   At March 24, 2000, the business day immediately preceding the public announcement of the conversion and merger, and at August 14, 2000, the last sale of Harris Financial common stock as reported on the Nasdaq National Market
was at a price of $7.25 per share and $           per share, respectively. At
March 31, 2000, Harris Financial had 3,522 stockholders of record. At the completion of the stock offering, all currently outstanding shares of Harris Financial common stock held by stockholders other than Harris MHC, including shares held by Harris Financial's officers and directors, will be converted automatically into and become the right to receive a number of shares of Harris Financial common stock determined pursuant to the Harris Financial conversion exchange ratio, and options to purchase shares of Harris Financial common stock will be converted into options to purchase a number of shares of Waypoint Financial common stock determined pursuant to the exchange ratio. See "Beneficial Ownership of Common Stock."

                    HISTORICAL AND PRO FORMA CAPITALIZATION

 The following table presents the historical consolidated capitalization of Harris Financial and York Financial at March 31, 2000, and the pro forma consolidated capitalization of Waypoint Financial after giving effect to the offering and the acquisition by merger of York Financial, based upon the assumptions set forth in the "Pro Forma Data" section.

                       Harris       York
                     Financial   Financial
                     Historical  Historical
                         at          at
                     March 31,   March 31,      Acquisition
                        2000        2000     Adjustments(1)(2)
                     ----------  ----------  -----------------
Deposits(5)......... $1,439,688  $1,153,293       $   --
Borrowings..........  1,123,375     348,005           --
                     ----------  ----------       -------
Total deposits and
borrowings.......... $2,563,063  $1,501,298       $    --
                     ==========  ==========       =======
Stockholders'
equity:
  Preferred
  stock(6).......... $      --   $      --        $   --
  Common stock,
  $0.01 par
  value(7)..........        340          --           101
Common stock, $1.00
par value(2)........        --       10,107       (10,107)
Paid-in capital.....     30,348      97,105        10,006
Retained
earnings(8).........    172,300      11,389        (7,309)
Accumulated other
comprehensive
income..............    (35,065)     (8,133)          --
Employee stock
ownership plan(9)...       (271)       (530)          --
Existing restricted
stock plans.........       (454)        --            --
                     ----------  ----------       -------
    Total
    stockholders'
    equity.......... $  167,198  $  109,938       $(7,309)
                     ==========  ==========       =======
Assets.............. $2,767,050  $1,630,290       $(7,309)
                     ==========  ==========       =======
    Total
    stockholders'
    equity to total
    assets..........       6.04%       6.74%          --
                     ==========  ==========       =======
                                   Pro Forma Waypoint Financial at March 31, 2000 Based upon
                                       the sale for $10.00 per share, or Other Issuance
                                  ---------------------------------------------------------------
                                  19,550,000                                         30,417,000
                                  Shares at                 23,000,000                Shares at
                                     the                    Shares at   26,450,000       the
                                   Adjusted    19,550,000      the       Shares at    Adjusted
                                  Minimum of  Shares at the  Midpoint   the Maximum  Maximum of
                      Pro Forma      the       Minimum of     of the      of the         the
                     Consolidated  Offering   the Offering   Offering    Offering     Offering
                      Historical   Range(3)       Range       Range        Range      Range(4)
                     ------------ ----------- ------------- ----------- ------------ ------------
                        (Dollars in Thousands)
Deposits(5).........  $2,592,981  $2,592,981   $2,592,981   $2,592,981  $ 2,592,981  $ 2,592,981
Borrowings..........   1,471,380   1,471,380    1,471,380    1,471,380    1,471,380    1,471,380
                     ------------ ----------- ------------- ----------- ------------ ------------
Total deposits and
borrowings..........  $4,064,361  $4,064,361   $4,064,361   $4,064,361  $ 4,064,361  $ 4,064,361
                     ============ =========== ============= =========== ============ ============
Stockholders'
equity:
  Preferred
  stock(6)..........  $      --   $      --    $      --    $      --   $       --   $       --
  Common stock,
  $0.01 par
  value(7)..........         441         364          414          477          526          605
Common stock, $1.00
par value(2)........         --          --           --           --           --           --
Paid-in capital.....     137,459     274,395      324,345      358,403      392,475      431,629
Retained
earnings(8).........     176,380     176,380      176,380      176,380      176,380      176,380
Accumulated other
comprehensive
income..............     (43,198)    (43,198)     (43,198)     (43,198)     (43,198)     (43,198)
Employee stock
ownership plan(9)...        (801)    (16,441)     (16,441)     (19,201)     (21,961)     (25,135)
Existing restricted
stock plans.........        (454)       (454)        (454)        (454)        (454)        (454)
                     ------------ ----------- ------------- ----------- ------------ ------------
    Total
    stockholders'
    equity..........  $  269,827  $  391,046   $  441,046   $  472,407  $   503,768  $   539,827
                     ============ =========== ============= =========== ============ ============
Assets..............  $4,390,031  $4,511,250   $4,561,250   $4,592,609  $4, 623,968  $ 4,660,031
                     ============ =========== ============= =========== ============ ============
    Total
    stockholders'
    equity to total
    assets..........        6.15%       8.57%        9.67%       10.29%       10.98%       11.58%
                     ============ =========== ============= =========== ============ ============

----
(1) Acquisition adjustments include $7.430 million of after-tax merger expenses, net of $121,000 of Harris MHC net assets consolidated with Harris Financial.

(2) York Financial has 20,000,000 authorized shares of common stock, par value $1.00 per share. York Financial common stock and additional paid-in capital have been reclassified to conform to the $0.01 par value of Waypoint Financial common stock.

(3) If Waypoint Financial does not receive orders for at least 19,550,000 shares in the subscription and community offering, then, in Waypoint Financial's discretion, in order to issue the minimum number of shares necessary to complete the stock offering, up to 5,000,000 of the unsubscribed shares may be applied to the acquisition by merger of York Financial. Assumes that 5,000,000 unsubscribed shares are so applied. All such shares are assumed to be issued in the stock offering and conversion.

(4) As adjusted to give effect to an increase in the number of shares which could occur due to a 15% increase in the offering range to reflect changes in market or general financial conditions following the commencement of the subscription and community offerings.

(5) Does not reflect withdrawals from deposit accounts for the purchase of common stock in the conversion. These withdrawals would reduce pro forma deposits by the amount of the withdrawals.

(6) Harris Financial has 10,000,000 authorized shares of preferred stock, York Financial has 10,000,000 authorized shares of preferred stock, and Waypoint Financial has 10,000,000 authorized shares of preferred stock. No shares of preferred stock have been or are assumed to be issued and outstanding.

(7) Harris Financial has 100,000,000 authorized shares of common stock, par value $.01 per share, and Waypoint Financial has 100,000,000 authorized shares of common stock, par value $.01 per share.

(8) The retained earnings of Waypoint Financial will be substantially restricted after the conversion. See "The Conversion and Stock Offering-- Liquidation Rights" and "Regulation--Limitation on Capital Distributions."

(9) Assumes that 8% of the shares issued in the stock offering will be acquired by the employee stock ownership plan financed by a loan from Waypoint Financial. The loan will be repaid principally from Waypoint Bank's contributions to the employee stock ownership plan. Since Waypoint Financial will finance the employee stock ownership plan debt, this debt will be eliminated through consolidation and no liability will be reflected on Waypoint Financial's consolidated financial statements. Accordingly, the amount of stock acquired by the employee stock ownership plan is shown in this table as a reduction of total stockholders' equity.

                  HISTORICAL AND PRO FORMA CAPITAL COMPLIANCE

 At March 31, 2000, Harris Financial, Harris Savings Bank, and York Federal each exceeded all applicable regulatory capital requirements. The table below assumes that Harris Savings Bank and Harris Financial were regulated by the OTS as of March 31, 2000, and sets forth the historical regulatory capital of Harris Savings Bank and York Federal at March 31, 2000 and the pro forma regulatory capital of Waypoint Bank after giving effect to the sale at $10.00 per share, or issuance of up to 5,000,000 of such shares in the acquisition by merger of York Financial, of the number of shares shown in the table, and the merger of York Federal with and into Waypoint Bank. The pro forma regulatory capital amounts reflect the receipt by Waypoint Bank of 50% of the net offering proceeds. See "Pro Forma Data" for the assumptions used to determine the net proceeds of the offering. For purposes of the table below, the amount expected to be borrowed by the employee stock ownership plan has been deducted from pro forma regulatory capital.

                                                                  Pro Forma
                     Harris Savings Bank    York Federal        Consolidated
                     Historical at March    Historical at       Historical at
                          31, 2000         March 31, 2000      March 31, 2000(1)
                     ------------------- ------------------- -------------------
                              Percent of          Percent of          Percent of
                      Amount  Assets(4)   Amount   Assets(4)  Amount   Assets(4)
                     -------- ---------- -------- ---------- -------- ----------
 Generally accepted
 accounting
 principles
 capital...........  $167,198    6.04%   $109,938    6.74%   $269,948    6.15%
 Tier 1 Leverage
 Capital:
 Capital level.....   180,727    6.50     120,460    7.39     308,738    7.00
 Requirement.......   111,272    4.00      65,219    4.00     176,496    4.00
                     --------   -----    --------   -----    --------   -----
   Excess..........  $ 69,455    2.50    $ 55,241    3.39    $132,242    3.00
                     ========   =====    ========   =====    ========   =====
 Tier 1 Risk-Based
 Capital:
 Capital level.....  $180,727   10.62%   $120,460   12.49%   $308,738   11.58%
 Requirement(5)....    68,065    4.00      38,570    4.00     106,640    4.00
                     --------   -----    --------   -----    --------   -----
   Excess..........  $112,662    6.62    $ 81,890    8.49    $202,098    7.58
                     ========   =====    ========   =====    ========   =====
 Total Risk-Based
 Capital:
 Capital
 level(6)..........  $194,379   11.42%   $130,861   13.57%   $326,847   12.26%
 Requirement(6)....   136,131    8.00      77,140    8.00     213,280    8.00
                     --------   -----    --------   -----    --------   -----
  Excess...........  $ 58,248    3.42    $ 53,721    5.57    $113,567    4.26
                     ========   =====    ========   =====    ========   =====
                         Pro Forma at March 31, 2000, Based upon the Sale for $10.00 per shares or Other Issuance of
                     ---------------------------------------------------------------------------------------------------
                      19,550,000 Shares   19,550,000 Shares   23,000,000 Shares   26,450,000 Shares   30,417,500 Shares
                       at the Adjusted     at the Minimum      at the Midpoint     at the Maximum      at the Adjusted
                       Minimum of the          of the              of the              of the          Maximum of the
                      Offering Range(2)    Offering Range      Offering Range      Offering Range     Offering Range(3)
                     ------------------- ------------------- ------------------- ------------------- -------------------
                              Percent of          Percent of          Percent of          Percent of          Percent of
                      Amount   Assets(4)  Amount   Assets(4)  Amount   Assets(4)  Amount  Assets(4)   Amount  Assets(4)
                     -------- ---------- -------- ---------- -------- ---------- -------- ---------- -------- ----------
                             (Dollars in Thousands)
 Generally accepted
 accounting
 principles
 capital...........  $322,738    7.26%   $347,738    7.78%   $362,037    8.08%   $376,337    8.37%   $392,781    8.70%
 Tier 1 Leverage
 Capital:
 Capital level.....   361,528    8.10     386,528    8.61     400,827    8.90     415,127    9.19     431,571    9.52
 Requirement.......   178,607    4.00     179,607    4.00     180,179    4.00     180,751    4.00     181,409    4.00
                     -------- ---------- -------- ---------- -------- ---------- -------- ---------- -------- ----------
   Excess..........  $182,921    4.10    $206,920    4.61    $220,648    4.90    $234,376    5.19    $250,162    5.52
                     ======== ========== ======== ========== ======== ========== ======== ========== ======== ==========
 Tier 1 Risk-Based
 Capital:
 Capital level.....  $361,528   13.51%   $386,528   14.41%   $400,827   14.93%   $415,127   15.45%   $431,571   16.04%
 Requirement(5)....   107,062    4.00     107,262    4.00     107,377    4.00     107,491    4.00     107,623    4.00
                     -------- ---------- -------- ---------- -------- ---------- -------- ---------- -------- ----------
   Excess..........  $254,466    9.51    $279,265   10.41    $293,450   10.93    $307,636   11.45    $323,948   12.04
                     ======== ========== ======== ========== ======== ========== ======== ========== ======== ==========
 Total Risk-Based
 Capital:
 Capital
 level(6)..........  $379,637   14.18%   $404,637   15.09%   $418,936   15.61%   $433,236   16.12%   $449,680   16.71%
 Requirement(6)....   214,125    8.00     214,525    8.00     214,754    8.00     214,982    8.00     215,246    8.00
                     -------- ---------- -------- ---------- -------- ---------- -------- ---------- -------- ----------
  Excess...........  $165,512    6.18    $190,112    7.09    $204,182    7.61    $218,254    8.12    $234,434    8.71
                     ======== ========== ======== ========== ======== ========== ======== ========== ======== ==========

----

(1) Includes the capital of Harris MHC.

(2) If Waypoint Financial does not receive orders for at least 19,550,000 shares in the subscription and community offering, then, in Waypoint Financial's discretion, in order to issue the minimum number of shares necessary to complete the stock offering, up to 5,000,000 of the unsubscribed shares may be applied to the acquisition by merger of York Financial. Assumes that 5,000,000 unsubscribed shares are so applied. All such shares are assumed to be issued in the stock offering and conversion.

(3) As adjusted to give effect to an increase in the number of shares sold which could occur due to a 15% increase in the maximum of the valuation range to reflect changes in market or general financial conditions following the commencement of the stock offering.

(4) Tier 1 (core) capital levels are shown as a percentage of total adjusted assets. Risk-based capital levels are shown as a percentage of risk-weighted assets. Pro forma total adjusted and risk-weighted assets used for the capital calculations include the proceeds of the employee stock ownership plan's purchase of 8% of the common stock sold in the stock offering.

(5) The current OTS core capital requirement for savings banks is 3% of total adjusted assets. The OTS has proposed core capital requirements which would require a core capital ratio of 3% of total adjusted assets for savings banks that receive the highest supervisory rating for safety and soundness, and a 4% to 5% core capital ratio requirement for all other savings banks. See "Regulation."
(6) Pro forma amounts and percentages assume net proceeds are invested in assets that carry a 20% risk-weighting.

                                 PRO FORMA DATA

Unaudited Pro Forma Condensed Consolidated Financial Information

   The following Unaudited Pro Forma Condensed Consolidated Balance Sheets at March 31, 2000 and December 31, 1999 and Unaudited Pro Forma Condensed Consolidated Statements of Operations for the three months ended March 31, 2000 and for the year ended December 31, 1999, give effect to merger and the stock offering based on the assumptions set forth below. The unaudited pro forma consolidated financial statements are based on the unaudited consolidated financial statements of Harris Financial and York Financial for the three months ended March 31, 2000, the audited consolidated financial statements of Harris Financial for the year ended December 31, 1999, and the unaudited financial information of York Financial for the 12 months ended December 31, 1999. The unaudited pro forma consolidated financial statements give effect to the York Financial merger using the pooling method of accounting under generally accepted accounting principles.

   The Unaudited Pro Forma Condensed Consolidated Balance Sheets and the Unaudited Pro Forma Condensed Consolidated Statements of Operations reflect the impact of the offering at the midpoint of the estimated valuation range, including the increase in stockholders equity resulting from the stock offering proceeds, the investment income from investment of conversion proceeds, and the anticipated employee stock ownership plan expense. For the assumptions underlying such effects, see "--Pro Forma Conversion Data."

   The unaudited pro forma information is provided for informational purposes only. The pro forma financial information presented is not necessarily indicative of the actual results that would have been achieved had the conversion and the merger been consummated on the dates or at the beginning of the periods presented, and is not necessarily indicative of future results. The unaudited pro forma financial information should be read in conjunction with the audited Consolidated Financial Statements and the Notes thereto of Harris Financial and York Financial contained elsewhere in this document.

   The pro forma stockholders' equity is based upon the value of the common stockholders' ownership of Waypoint Financial computed in accordance with generally accepted accounting principles. This amount is not intended to represent fair market value and does not represent amounts, if any, that would be available for distribution to stockholders in the event of liquidation.

   The unaudited pro forma common stockholders' equity and net income derived from the above assumptions are qualified by the statements set forth under this caption and should not be considered indicative of the market value of Waypoint Financial common stock or the actual or future results of operations of Waypoint Financial, Harris Financial and York Financial for any period. The pro forma data may be materially affected by the actual gross and net proceeds from the sale of shares in the stock offering and other factors. See "Use of Proceeds."

Unaudited Pro Forma Condensed Consolidated Balance Sheets

                                                     At March 31, 2000(1)
                          ----------------------------------------------------------------------------
                                                                               Pro Forma
                                                                               Offering    Pro forma
                                                                              Adjustments Consolidated
                                                    Pro Forma                 At Midpoint at Midpoint
                            Harris       York      Acquisition    Pro Forma    Offering   of Offering
                          Financial   Financial   Adjustments(3) Consolidated    Range       Range
                          ----------  ----------  -------------- ------------ ----------- ------------
                                                        (In Thousands)
Assets:
Cash and cash
 equivalents............  $   54,532  $   35,262     $ (7,309)    $   82,485   $           $   82,485
Securities available for
 sale...................   1,258,075     351,509          --       1,609,584    202,578     1,812,162
Securities held to
 maturity...............         --       22,665          --          22,665        --         22,665
Loans held for sale.....       1,761       1,461          --           3,222        --          3,222
Loans, net..............   1,313,645   1,127,976          --       2,441,621        --      2,441,621
Real estate owned.......         399       4,099          --           4,498        --          4,498
Office property and
 equipment..............      27,565      21,464          --          49,029        --         49,029
Federal Home Loan Bank
 stock..................      45,750      21,290          --          67,040        --         67,040
Accrued interest
 receivable.............      16,735      11,218          --          27,953        --         27,953
Excess of cost over fair
 value of assets
 acquired...............      16,898         --           --          16,898        --         16,898
Other assets............      31,690      33,346          --          65,036        --         65,036
                          ----------  ----------     --------     ----------   --------    ----------
  Total assets..........  $2,767,050  $1,630,290     $ (7,309)    $4,390,031   $202,578    $4,592,609
                          ==========  ==========     ========     ==========   ========    ==========
Liabilities and
 Stockholders' Equity:
Deposits................  $1,439,688  $1,153,293     $    --      $2,592,981   $    --     $2,592,981
Borrowed funds..........   1,123,375     348,005          --       1,471,380        --      1,471,380
Deferred income taxes...         --        2,036          --           2,036        --          2,036
Other liabilities.......      36,789      17,018          --          53,807        --         53,807
                          ----------  ----------     --------     ----------   --------    ----------
  Total liabilities.....   2,599,852   1,520,352          --       4,120,204        --      4,120,204
Stockholders' equity:
Common stock............         340      10,107      (10,006)           441         36           477
Additional paid in
 capital................      30,348      97,105       10,006        137,459    220,942       358,401
Retained earnings.......     171,846      11,389       (7,309)       175,926        --        175,926
Unearned compensation--
Employee Stock Ownership
 Plan...................        (271)       (530)         --            (801)   (18,400)      (19,201)
Accumulated other
 comprehensive income...     (35,065)     (8,133)         --         (43,198)       --        (43,198)
                          ----------  ----------     --------     ----------   --------    ----------
  Total stockholders'
   equity...............     167,198     109,938       (7,309)       269,827    202,578       472,405
                          ----------  ----------     --------     ----------   --------    ----------
  Total liabilities and
   stockholders'
   equity...............  $2,767,050  $1,630,290     $ (7,309)    $4,390,031   $202,578    $4,592,609
                          ==========  ==========     ========     ==========   ========    ==========

                         (footnotes on following page)

Unaudited Pro Forma Condensed Consolidated Balance Sheets

                                                   At December 31, 1999(2)
                          ----------------------------------------------------------------------------
                                                                               Pro forma
                                                                               Offering    Pro forma
                                                                              Adjustments Consolidated
                                                    Pro Forma                 At Midpoint At Midpoint
                            Harris       York      Acquisition    Pro Forma   of Offering of Offering
                          Financial   Financial   Adjustments(3) Consolidated    Range       Range
                          ----------  ----------  -------------- ------------ ----------- ------------
                                                        (In Thousands)
Assets:
Cash and cash
 equivalents............  $   73,613  $   32,552     $ (7,309)    $   98,856   $           $   98,856
Securities available for
 sale...................   1,212,203     346,048                   1,558,251    202,578     1,760,829
Securities held to
 maturity...............         --       22,650                      22,650                   22,650
Loans held for sale.....       1,646       3,672                       5,318                    5,318
Loans, net..............   1,267,983   1,160,002                   2,427,985                2,427,985
Real estate owned.......         396       5,199                       5,595                    5,595
Office property and
 equipment..............      23,228      21,249                      44,477                   44,477
Federal Home Loan Bank
 stock..................      45,400      20,850                      66,250                   66,250
Accrued interest
 receivable.............      18,302      10,137                      28,439                   28,439
Excess of cost over fair
 value of assets
 acquired...............      17,617         --                       17,617                   17,617
Other assets............      31,012      28,296                      59,308                   59,308
                          ----------  ----------     --------     ----------   --------    ----------
  Total assets..........  $2,691,400  $1,650,655     $ (7,309)    $4,334,746   $202,578    $4,537,324
                          ==========  ==========     ========     ==========   ========    ==========
Liabilities and
 Stockholders' Equity:
Deposits................  $1,373,870  $1,103,344     $            $2,477,214   $            2,477,214
Borrowed funds..........   1,118,000     418,551                   1,536,551                1,536,551
Deferred income taxes...         --        1,827                       1,827                    1,827
Other liabilities.......      30,206      17,813                      48,019                   48,019
                          ----------  ----------                  ----------               ----------
  Total liabilities.....   2,522,076   1,541,535                   4,063,611                4,063,611
Stockholders' equity:
Common stock............         340      10,048       (9,948)           440         36           476
Additional paid in
 capital................      30,323      96,518        9,948        136,789    220,942       357,731
Retained earnings.......     168,304      10,368       (7,309)       171,363                  171,363
Unearned compensation--
 Employee Stock
 Ownership Plan.........        (296)       (662)                       (958)   (18,400)      (19,358)
Accumulated other
 comprehensive income...     (29,347)     (7,152)                    (36,499)                 (36,499)
                          ----------  ----------     --------     ----------   --------    ----------
    Total stockholders'
     equity.............     169,324     109,120       (7,309)       271,135    202,578       473,713
                          ----------  ----------     --------     ----------   --------    ----------
    Total liabilities
     and stockholders'
     equity.............  $2,691,400  $1,650,655     $ (7,309)    $4,334,746   $202,578    $4,537,324
                          ==========  ==========     ========     ==========   ========    ==========

--------
(1) Reflects the balance sheets of Harris Financial and York Financial as of March 31, 2000. York Financial common stock and additional paid in capital have been reclassified to conform to the $0.01 par value of Harris Financial common stock.
(2) Reflects the balance sheets of Harris Financial and York Financial as of December 31, 1999. York Financial common stock and additional paid in capital have been reclassified to conform to the $0.01 par value of Harris Financial common stock.
(3) Reflects estimated after-tax merger-related costs of $7.430 million and the addition of $121,000 of Harris MHC's assets to pro forma balance sheet.

Unaudited Pro Forma Condensed Consolidated Statements of Operations

                                              Three Months Ended March 31, 2000(1)
                         -------------------------------------------------------------------------------
                                                                                             Pro forma
                                                                                 Pro Forma  Consolidated
                                                                                 Offering       With
                           Harris       York      Acquisition      Pro Forma    Adjustments Offering At
                          Financial   Financial  Adjustments(3) Consolidated(4) At Midpoint   Midpoint
                         ----------- ----------- -------------- --------------- ----------- ------------
                                              (In Thousands, Except Per Share Data)
Interest income......... $    47,236 $    28,656      $--         $    75,892     $3,180    $    79,072
Interest expense........      31,718      19,144       --              50,862        --          50,862
                         ----------- -----------      ----        -----------     ------    -----------
  Net interest income...      15,518       9,512       --              25,030      3,180         28,210
Provision for losses on
 loans..................         835         400       --               1,235        --           1,235
                         ----------- -----------      ----        -----------     ------    -----------
  Net interest income
   after provision for
   losses on loans......      14,683       9,112       --              23,795      3,180         26,975
Noninterest income......       2,734       1,831       --               4,565        --           4,565
Noninterest expense.....      11,832       8,324       --              20,156        306         20,462
                         ----------- -----------      ----        -----------     ------    -----------
  Earnings before income
   taxes................       5,585       2,619       --               8,204      2,874         11,078
Income taxes............       1,565         293       --               1,858      1,006          2,864
                         ----------- -----------      ----        -----------     ------    -----------
  Net earnings.......... $     4,020 $     2,326      $--         $     6,346     $1,868    $     8,214
                         =========== ===========      ====        ===========     ======    ===========
Earnings per share(4)
  Basic................. $      0.12 $      0.23      nm(5)       $      0.14       nm(5)   $      0.18
  Diluted...............        0.12        0.23      nm(5)              0.14       nm(5)          0.18
Shares used for
 calculating EPS:
  Basic.................  33,578,078  10,007,061      nm(5)        45,909,554       nm(5)    45,909,554
  Diluted...............  33,620,210  10,161,308      nm(5)        45,947,556       nm(5)    45,947,556

                                                 Year ended December 31, 1999(2)
                         -------------------------------------------------------------------------------
                                                                                             Pro forma
                                                                                 Pro Forma  Consolidated
                                                                                 Offering       With
                           Harris       York      Acquisition      Pro Forma    Adjustments Offering At
                          Financial   Financial  Adjustments(3) Consolidated(4) At Midpoint   Midpoint
                         ----------- ----------- -------------- --------------- ----------- ------------
                                              (In Thousands, Except Per Share Data)
Interest income......... $   174,829 $    94,507      $--         $   269,336     $12,114   $   281,450
Interest expense........     113,391      57,976       --             171,367         --        171,367
                         ----------- -----------      ----        -----------     -------   -----------
  Net interest income...      61,438      36,531       --              97,969      12,114       110,083
Provision for losses on
 loans..................       3,180       2,925       --               6,105         --          6,105
                         ----------- -----------      ----        -----------     -------   -----------
  Net interest income
   after provision for
   losses on loans......      58,258      33,606       --              91,864      12,114       103,978
Noninterest income......      10,757      10,069       --              20,826         --         20,826
Noninterest expense.....      42,707      29,475       --              72,182       1,226        73,408
                         ----------- -----------      ----        -----------     -------   -----------
  Earnings before income
   taxes................      26,308      14,200       --              40,508      10,888        51,396
Income taxes............       7,625       4,083       --              11,708       3,811        15,519
                         ----------- -----------      ----        -----------     -------   -----------
  Net earnings.......... $    18,683 $    10,117      $--         $    28,800     $ 7,077   $    35,877
                         =========== ===========      ====        ===========     =======   ===========
Earnings per share(6):
  Basic................. $      0.56 $      0.98      nm(5)       $      0.63        nm(5)  $      0.78
  Diluted...............        0.55        0.96      nm(5)              0.63        nm(5)         0.78
Shares used for
 calculating EPS:
  Basic.................  33,595,772  10,319,359      nm(5)        46,001,554        nm(5)   46,001,554
  Diluted...............  33,666,557  10,591,143      nm(5)        46,065,399        nm(5)   46,065,399

--------
(1) Reflects the statements of operations of Harris Financial and York Financial for the three months ended March 31, 2000.
(2) Reflects the statements of operations of Harris Financial for the fiscal year ended December 31, 1999 and York Financial for the 12 months ended December 31, 1999.
(3) Reflects lost yield on after-tax merger-related costs net of Harris MHC assets consolidated with Harris Financial of $7.309 million.

(4) Reflects the pro forma consolidated statements of operations of Waypoint Financial, after giving effect to the conversion and merger.

(5) Not meaningful.

(6) Earnings per share have been calculated using Harris Financial's historical shares--see Note 1 of Notes to Consolidated Financial Statements.

Pro Forma Conversion Data

   The tables on the following pages provide unaudited pro forma data with respect to Waypoint Financial's stockholders' equity, net income and related per share amounts based upon the adjusted minimum, minimum, midpoint, maximum and adjusted maximum of the estimated valuation range at March 31, 2000 and for the three months then ended and at December 31, 1999 and for the year then ended. The actual net proceeds from the sale of common stock in the stock offering cannot be determined until the conversion is completed. The pro forma information is prepared based on the following assumptions:

     (1) all shares of common stock will be sold in the subscription, community and public offerings;

     (2) no fees will be paid to Ryan, Beck on shares purchased by the employee stock ownership plan or the shares assumed purchased by officers, directors, employees and members of their immediate families;

     (3) a total of 7,500,000 shares will be sold in the public offering with an aggregate fee equal to 7.0% of the aggregate purchase price for shares sold in the public offering;

     (4) Ryan, Beck will receive an aggregate fee equal to 1.2% of the aggregate purchase price for sales in the subscription offering, excluding the sale of shares to the employee stock ownership plan, and to officers, directors, employees and members of their immediate families; and

     (5) total fixed expenses of the conversion and stock offering will be $2.1 million, including an advisory and management fee to be paid to Ryan, Beck that is not included in the fees described above.

   Pro forma net income has been calculated for the three months ended March 31, 2000 and the year ended December 31, 1999 as if the common stock had been sold on the dates indicated and the net investable proceeds had been invested at the yield on the one year U.S. Treasury Bill in effect at the end of the period for each of the periods presented, or at 6.28% and 5.98%, respectively. This yield is assumed to reflect the interest rate at which the conversion proceeds will be initially invested. The U.S. Treasury Bill rate was used on the reinvestment of proceeds because it more appropriately reflects a market rate of return than the arithmetic average of the average yield of Harris Savings Bank's interest-earning assets and cost of deposits. The effect of withdrawals from deposit accounts at Harris Savings Bank for the purchase of common stock in the offering has not been reflected. A combined effective federal and state income tax rate of 35.0% has been assumed for pro forma adjustments in all periods. Pro forma earnings per share amounts have been calculated by dividing pro forma amounts by the number of outstanding shares of Waypoint Financial common stock, less employee stock ownership plan shares which have not been committed to be released.

   Pro forma unaudited stockholders' equity of Waypoint Financial has been calculated in the same manner and based upon the same assumptions as set forth with respect to the preceding pro forma unaudited presentations. Pro forma stockholders' equity per share has been calculated by dividing pro forma amounts by the number of outstanding shares of Waypoint Financial common stock assuming employee stock ownership plan shares are issued and outstanding.

   The following pro forma unaudited information is based, in part, on historical information related to Harris Financial and York Financial and on assumptions as to future events. For these and other reasons, the pro forma unaudited financial data may not be representative of the financial effects of the conversion and the merger at the date on which these transactions actually occur and should not be taken as indicative of future results of operations. Pro forma stockholders' equity represents the difference between the stated amount of assets and liabilities of Waypoint Financial computed in accordance with generally accepted accounting principles.

   The pro forma stockholders' equity is not intended to represent the fair market value of Waypoint Financial common stock and may be different than amounts that would be available for distribution to stockholders in the event of a liquidation of Waypoint Financial.

   The following table summarizes historical and pro forma data of Waypoint Financial at or for the three months ended March 31, 2000 and for the fiscal year ended December 31, 1999, based on assumptions set forth above and in the table, and should not be used as a basis for projections of market value of the common stock following the conversion and stock offering. No effect has been given in the tables to the possible issuance of additional shares reserved for future issuance pursuant to currently outstanding stock options, nor does book value give effect to the liquidation account to be established in the conversion, the bad debt reserve on liquidation or to intangibles in the event of liquidation. See "The Conversion and Stock Offering--Liquidation Rights" and "Management of Waypoint Financial--Waypoint Financial and York Financial Executive Compensation" and "--Compensation of Directors."

                                     At or for the Three Months Ended March 31, 2000
                             Based upon the Sale for $10.00 Per Share, or Other Issuance of
                          ---------------------------------------------------------------------
                           19,550,000                                              30,417,000
                          Shares at the  19,550,000    23,000,000    26,450,000   Shares at the
                            Adjusted    Shares at the Shares at the Shares at the   Adjusted
                           Minimum of    Minimum of    Midpoint of   Maximum of    Maximum of
                          the Offering  the Offering  the Offering  the Offering   the Offering
                            Range(3)        Range         Range         Range        Range(4)
                          ------------- ------------- ------------- ------------- -------------
                                      (Dollars in Thousands, Except Per Share Data)
Gross proceeds..........   $   195,500   $   195,500   $   230,000   $   264,500   $   304,175
 Less: Offering shares
  issued to York
  Financial
  stockholders..........       (50,000)          --            --            --            --
Estimated expenses......        (8,641)       (8,641)       (9,022)       (9,403)       (9,841)
                           -----------   -----------   -----------   -----------   -----------
 Estimated net
  proceeds..............       136,859       186,859       220,978       255,097       294,334
 Less: Common stock
  purchased by employee
  stock ownership
  plan(3)...............       (15,640)      (15,640)      (18,400)      (21,160)      (24,334)
                           -----------   -----------   -----------   -----------   -----------
   Estimated net
    proceeds, as
    adjusted............   $   121,219   $   171,219   $   202,578   $   233,937   $   270,000
                           ===========   ===========   ===========   ===========   ===========

For the three months
 ended March 31, 2000:
Consolidated net income:
Historical combined with
 acquisition............   $     6,346   $     6,346   $     6,346   $     6,346   $     6,346
Pro forma income on
 adjusted net proceeds..         1,237         1,747         2,067         2,387         2,755
Pro forma employee stock
 ownership plan
 adjustment(3)..........          (169)         (169)         (199)         (229)         (264)
                           -----------   -----------   -----------   -----------   -----------
   Pro forma net
    income..............   $     7,414   $     7,924   $     8,214   $     8,504   $     8,837
                           ===========   ===========   ===========   ===========   ===========
Net income per share(4):
Historical combined with
 acquisition............   $      0.18   $      0.16   $      0.14   $      0.13   $      0.11
Pro forma income on net
 proceeds...............          0.03          0.04          0.04          0.04          0.04
Pro forma employee stock
 ownership plan
 adjustment(3)..........           --            --            --            --            --
                           -----------   -----------   -----------   -----------   -----------
   Pro forma net income
    per share(4)........   $      0.21   $      0.20   $      0.18   $      0.17   $      0.15
                           ===========   ===========   ===========   ===========   ===========
Pro forma price to
 earnings...............        11.90x        12.50x        13.89x        14.71x        16.67x
                           ===========   ===========   ===========   ===========   ===========
Number of shares used in
 earnings per share
 calculations...........    34,869,605    39,869,605    45,909,554    50,527,167    58,106,242
At March 31, 2000:
Stockholders' equity:
 Historical combined
  with acquisition......   $   269,827   $   269,827   $   269,827   $   269,827   $   269,827
 Estimated net
  proceeds..............       136,859       186,859       220,978       255,097       294,334
 Less: Common stock
  acquired by employee
  stock ownership
  plan(3)...............       (15,640)      (15,640)      (18,400)      (21,160)      (24,334)
                           -----------   -----------   -----------   -----------   -----------
   Pro forma
    stockholders'
    equity(5)...........       391,046       424,046       472,405       503,764       539,827
Less: intangible
 assets.................       (16,898)      (16,898)      (16,898)      (16,898)      (16,898)
                           -----------   -----------   -----------   -----------   -----------
 Pro forma tangible
  stockholders'
  equity................   $   374,148   $   441,046   $   455,507   $   486,866   $   522,929
                           ===========   ===========   ===========   ===========   ===========

Stockholders' equity per
 share(4):
Historical combined with
 acquisition............   $      7.41   $      6.52   $      5.65   $      5.13   $      4.46
Estimated net proceeds..          3.76          4.51          4.64          4.85          4.86
Less: Common stock
 acquired by employee
 stock ownership
 plan(3)................         (0.43)        (0.38)        (0.39)        (0.40)        (0.40)
                           -----------   -----------   -----------   -----------   -----------
Pro forma stockholders'
 equity per
 share(4)(6)............         10.74         10.65          9.90          9.58          8.92
Less: intangible assets          (0.46)        (0.41)        (0.35)        (0.32)        (0.28)
                           -----------   -----------   -----------   -----------   -----------
   Pro forma tangible
    stockholders' equity
    per share...........   $     10.28   $     10.24   $      9.55   $      9.26   $      8.64
                           ===========   ===========   ===========   ===========   ===========
Offering price as a
 percentage of pro forma
 stockholders' equity
 per share..............         93.11%        93.90%       101.01%       104.38%       112.11%
                           ===========   ===========   ===========   ===========   ===========
Offering price as a
 percentage of pro forma
 tangible stockholders'
 equity per share.......         97.28%        97.66%       104.71%       108.11%       115.74%
                           ===========   ===========   ===========   ===========   ===========
Number of shares used in
 stockholders' equity
 per share
 calculations...........    36,407,538    41,407,538    47,718,888    52,607,900    60,499,085


                         (footnotes begin on next page)

                                       At or for the Year Ended December 31, 1999
                              Based upon the Sale for $10.00 Per Share or Other Issuance of
                          ---------------------------------------------------------------------
                           19,550,000                                              30,417,000
                          Shares at the  19,550,000    23,000,000    26,450,000   Shares at the
                            Adjusted    Shares at the Shares at the Shares at the   Adjusted
                           Minimum of    Minimum of    Midpoint of   Maximum of    Maximum of
                          the Offering  the Offering  the Offering  the Offering   the Offering
                            Range(3)        Range         Range         Range        Range(4)
                          ------------- ------------- ------------- ------------- -------------
                                      (Dollars in Thousands, Except Per Share Data)
Gross proceeds..........   $   195,500   $   195,500   $   230,000   $   264,500   $   304,175
 Less: Offering shares
  issued to York
  Financial
  stockholders..........       (50,000)          --            --            --            --
Estimated expenses......        (8,641)       (8,641)       (9,022)       (9,403)       (9,841)
                           -----------   -----------   -----------   -----------   -----------
 Estimated net
  proceeds..............       136,859       186,859       220,978       255,097       294,334
 Less: Common stock
  purchased by employee
  stock ownership
  plan(3)...............       (15,640)      (15,640)      (18,400)      (21,160)      (24,334)
                           -----------   -----------   -----------   -----------   -----------
   Estimated net
    proceeds, as
    adjusted............   $   121,215   $   171,219   $   202,578   $   233,937   $   270,000
                           ===========   ===========   ===========   ===========   ===========
For the year ended
 December 31, 1999:
Consolidated net income:
Historical combined with
 acquisition............   $    28,800   $    28,800   $    28,800   $    28,800   $    28,800
Pro forma income on
 adjusted net proceeds..         4,712         6,655         7,874         9,093        10,495
Pro forma employee stock
 ownership plan
 adjustment(3)..........          (678)         (678)         (797)         (917)       (1,054)
                           -----------   -----------   -----------   -----------   -----------
   Pro forma net
    income..............   $    32,834   $    34,477   $    35,877   $    36,976   $    38,241
                           ===========   ===========   ===========   ===========   ===========
Net income per share(4):
Historical combined with
 acquisition............   $      0.82   $      0.72   $      0.63   $      0.57   $      0.49
Pro forma income on net
 proceeds...............          0.14          0.17          0.17          0.18          0.19
Pro forma employee stock
 ownership plan
 adjustment(3)..........         (0.02)        (0.02)        (0.02)        (0.02)        (0.02)
                           -----------   -----------   -----------   -----------   -----------
   Pro forma net income
    per share(4)........   $      0.94   $      0.87   $      0.78   $      0.73   $      0.66
                           ===========   ===========   ===========   ===========   ===========
   Pro forma price to
    earnings                     10.64x        11.49x        12.82x        13.70x        15.15x
                           ===========   ===========   ===========   ===========   ===========
Number of shares used in
 earnings per share
 calculations...........    34,947,805    39,947,805    46,001,554    50,632,967    58,227,912
At December 31, 1999:
Stockholders' equity:
 Historical combined
  with acquisition......   $   271,135   $   271,135   $   271,135   $   271,135   $   271,135
 Estimated net
  proceeds..............       136,859       186,859       220,978       255,097       294,334
 Less: Common stock
  acquired by employee
  stock ownership
  plan(3)...............       (15,640)      (15,640)      (18,400)      (21,160)      (24,334)
                           -----------   -----------   -----------   -----------   -----------
   Pro forma
    stockholders'
    equity(5)...........       392,354       442,354       473,713       505,072       541,135
Less: intangible
 assets.................        17,617        17,617        17,617        17,617        17,617
                           -----------   -----------   -----------   -----------   -----------
Pro forma tangible
 stockholders' equity...   $   374,737   $   424,737   $   456,096   $   487,455   $   523,518
                           ===========   ===========   ===========   ===========   ===========
Stockholders' equity per
 share(4):
 Historical combined
  with acquisition......   $      7.45   $      6.55   $      5.68   $      5.15   $      4.48
 Estimated net
  proceeds..............          3.76          4.51          4.64          4.85          4.86
 Less: Common stock
  acquired by employee
  stock ownership
  plan(3)...............         (0.43)        (0.38)        (0.39)        (0.40)        (0.40)
                           -----------   -----------   -----------   -----------   -----------
   Pro forma
    stockholders' equity
    per share(4)(6).....         10.78         10.68          9.93          9.60          8.94
 Less:Intangible
  assets................         (0.48)        (0.43)        (0.37)        (0.33)        (0.29)
                           -----------   -----------   -----------   -----------   -----------
   Pro forma tangible
    stockholders equity
    per share...........   $     10.30   $     10.25   $      9.56   $      9.27   $      8.65
                           ===========   ===========   ===========   ===========   ===========
Offering price as a
 percentage of pro forma
 stockholders' equity
 per share..............         92.76%        93.63%       100.70%       104.17%       111.86%
                           ===========   ===========   ===========   ===========   ===========
Offering price as a
 percentage of pro forma
 tangible stockholders'
 equity per share.......         97.18%        97.47%       104.60%       107.87%       115.61%
                           ===========   ===========   ===========   ===========   ===========
Number of shares used in
 stockholders' equity
 per share
 calculations...........    36,407,538    41,407,538    47,718,888    52,607,900    60,499,085

--------

(1) If Waypoint Financial does not receive orders for at least 19,550,000 shares in the subscription and community offerings, then, in Waypoint Financial's discretion in order to issue the minimum number of shares necessary to complete the stock offering, up to 5,000,000 of the unsubscribed shares may be applied to the acquisition by merger of York Financial. Assumes that 5,000,000 unsubscribed shares are so applied. All such shares are assumed to be issued in the stock offering and conversion.

(2) As adjusted to give effect to an increase in the number of shares which could occur due to a 15% increase in the offering range to reflect changes in market and financial conditions following the commencement of the stock offering.

(3) Assumes that 8% of shares of common stock sold in the stock offering will be purchased by the employee stock ownership plan. For purposes of this table, the funds used to acquire these shares are assumed to have been borrowed by the employee stock ownership plan from the net proceeds of the offering retained by Waypoint Financial. Waypoint Financial intends to make annual contributions to the employee stock ownership plan in an amount at least equal to the principal of the debt. Waypoint Financial's total annual payments on the employee stock ownership plan debt are based upon 15 equal annual installments of principal. Statement of Position 93-6 requires that an employer record compensation expense in an amount equal to the fair value of the shares committed to be released to employees. The pro forma adjustments assume that the employee stock ownership plan shares are allocated in equal annual installments based on the number of loan repayment installments assumed to be paid by Waypoint Financial, the fair value of the common stock remains at the subscription price and the employee stock ownership plan expense reflects an effective combined federal and state tax rate as set forth above. The unallocated employee stock ownership plan shares are reflected as a reduction of stockholders' equity. No reinvestment is assumed on proceeds contributed to fund the employee stock ownership plan. The pro forma net income further assumes (i) that 26,067, 26,067, 30,667, 35,267, and 40,557 shares were committed to be released for the three months ended March 31, 2000, and that 104,267, 104,267, 122,667, 141,067 and 162,227 shares were committed to be released for the fiscal year ended December 31, 1999, in each case at the adjusted minimum, minimum, midpoint, maximum, and adjusted maximum of the offering range, respectively, and (ii) in accordance with Statement of Position 93-6, only the employee stock ownership plan shares committed to be released during the respective period were considered outstanding for purposes of net income per share calculations. See "Management of Harris Financial."

(4) Per share computations are determined by adding: (i) the aggregate number of shares assumed to be issued in the stock offering, (ii) the number of shares assumed to be issued in exchange for shares of Harris Financial held by stockholders other than Harris MHC, and (iii) the number of shares assumed to be issued to York Financial stockholders in the merger. In accordance with Statement of Position 93-6, to determine net income per share, the employee stock ownership plan shares which have not been committed for release during the respective period have been subtracted from these amounts.

(5) The retained earnings of Waypoint Financial will be substantially restricted after the conversion. See "Dividend Policy," "The Conversion and Stock Offering--Liquidation Rights" and "Regulation--Limitation on Capital Distributions."

(6) Includes Harris MHC's assets of $121,000, excluding Harris Financial common stock.

      CERTAIN EFFECTS OF THE MERGER OF HARRIS FINANCIAL AND YORK FINANCIAL

Business and Operating Strategy

   Harris Financial is a community-oriented financial services company that offers a wide range of deposit, loan, investment and insurance products to its customers. Historically, Harris Financial has operated as a traditional savings bank with an emphasis on residential mortgage lending. In recent years, Harris Savings Bank, like many mortgage lenders, has experienced a decrease in the difference, or "spread," between the interest income it earns on mortgage loans and the interest it pays on deposits and borrowings. This decrease in spread has resulted in lower levels of profitability in Harris Savings Bank's traditional mortgage lending and deposit-taking business. To enhance profitability and reduce exposure to interest rate risk, Harris Financial's strategy has been to expand its commercial lending and fee generating services. Commercial loans offer higher yields, and greater fee income reduces Harris Financial's dependance on interest income. Harris Financial has done this by hiring experienced commercial bankers, including its current Chief Executive Officer, and by investing in systems and technology to support these activities. Today, Harris Financial is a full-service community banking organization that offers a wide range of financial services and products, including commercial and consumer loans, a variety of deposit products, trust services, investment and brokerage services and insurance.

   Waypoint Financial, the successor to Harris Financial, is merging with York Financial because it believes the merger will have both strategic and financial benefits to both entities, and will accelerate its efforts to become a full-service community financial services company. As a result of the merger, Waypoint Financial will significantly expand its market presence in south-central Pennsylvania, including the growing York County market. Waypoint Financial will have the second largest market share based on deposits in the five county market area that includes Dauphin, York, Cumberland, Lancaster, and Lebanon counties. Moreover, following the conversion and merger, Waypoint Financial, which will represent the combined interest of Harris Financial and York Financial, will be a strongly capitalized financial services holding company with over $4.5 billion of assets. It will have the size and financial capacity to participate in further industry consolidation. The combination with York Financial will complement and strengthen Harris Financial's existing management team and add 25 branches (prior to any consolidations) to our branch network. In addition, potential pre-tax annual cost savings to Waypoint Financial resulting from the merger may approximate $10.4 million, or $.22 per share assuming the number of shares at the midpoint of the offering range.

   Waypoint Financial's business strategy can be summarized as follows:

  . Expanded Business Banking--In recent years, Harris Financial has significantly expanded its Business Banking Group, which is responsible for originating and overseeing commercial business lending and commercial real estate lending. Largely as a result of this effort, commercial business and commercial real estate loan originations increased from $19.0 million in 1996 to $168.1 million in 1999. In addition, in 1999 Harris Financial began offering merger and acquisition and investment advisory services to expand the financial products and services available to commercial customers. Harris Financial also assigns experienced relationship managers to corporate clients to ensure a high level of service. Waypoint Financial intends to use the additional capital from the stock offering and the financial and managerial resources from the merger with York Financial, to further expand its Business Banking Group.

  . Increasing Sources of Non-interest Income--In 1999, Harris Financial established an insurance subsidiary, Harris Insurance Services, to offer a range of insurance products designed to meet the needs of its banking customers. Harris Financial also offers a variety of personalized securities brokerage services for individual and business banking clients. In addition, in 1998 Harris Financial began offering trust and investment services that are targeted to high net worth individuals and medium-sized businesses. Each of these new lines of business or services is intended to increase fee income. The merger is expected to further increase sources of noninterest income, as York Financial operates a securities brokerage, an insurance agency, and a venture capital investment partnership.

  . Leveraging the Branch Network of Harris Savings Bank and York Federal-- Harris Financial trains and encourages all branch office personnel to actively promote all products and services offered by the bank in order to take full advantage of its extensive branch network and large customer base. The purpose of this effort is to cross-sell products to retail customers and to increase lower-cost deposits. The merger with York Financial will significantly expand our market presence in south-central Pennsylvania, and Waypoint Financial expects to use its increased size and market presence to further increase its customer base and expand its products and services available to all customers. In addition, the merger will increase and enhance the market presence in northern Maryland, where Harris Financial and York Financial currently serve non-overlapping markets.

  . Growth and Increasing Market Share--Waypoint Financial intends to grow as market conditions permit as a means of increasing net income and operating efficiencies. The York Financial merger is illustrative of Waypoint Financial's intention to increase its market share in a growing and desirable geographic area through whole bank acquisitions and de novo branching.

  . Improving Competitive Position--Harris Financial seeks to continually improve its competitive position in the markets it serves. In the merger with York Financial, Harris Financial anticipates that the complementary nature of the respective geographic markets, business products and skills of the employees and managements of the two companies will result in greater efficiencies as products are cross-marketed and distributed over broader geographic and customer bases.

  . Maintaining Credit Quality--Harris Financial continues to emphasize sound underwriting and high credit quality for its loan portfolio. To accomplish this objective, Harris Financial maintains separate credit and lending functions so that the increased volume of loan originations does not come at the expense of credit quality. Waypoint Financial will continue to focus on credit quality after the merger with York Financial.

  . Investment Leveraging--Waypoint Financial will continue to use wholesale funding sources, such as Federal Home Loan Bank borrowings, to support an investment leveraging strategy and to supplement funding from deposits. The objective of this investment leveraging strategy is to use excess capital, including the capital expected to be raised in the offering, to increase net interest income and improve return on equity. However, this strategy tends to reduce overall net interest margins because of the higher cost of wholesale funds compared to retail deposits and the lower yield on investment securities compared to loans.

Business of Harris Financial and York Financial

   Harris Financial, through Harris Savings Bank, operates 37 full-service offices in five counties of south-central Pennsylvania and Washington County, Maryland. Harris Financial is the third largest Pennsylvania thrift holding company, based on assets as of March 31, 2000, and the fourth largest Pennsylvania thrift holding company based on deposits as of March 31, 2000. Harris Financial is also fourth in deposit market share in the five county south central region of Pennsylvania including Dauphin, York, Cumberland, Lancaster and Lebanon.

   York Financial, through York Federal, operates 25 full-service offices in four counties in south-central Pennsylvania and Harford County, Maryland. York Financial is the sixth largest Pennsylvania thrift holding company, based on assets as of March 31, 2000, and the sixth largest Pennsylvania thrift holding company based on deposits as of March 31, 2000. York Financial is sixth in deposit market share in the five county south-central region of Pennsylvania including Dauphin, York, Cumberland, Lancaster and Lebanon.

   Following the merger, Waypoint Financial will be the second largest Pennsylvania thrift holding company, based on pro forma combined assets and deposits as of March 31, 2000. On a pro forma basis, Waypoint Financial will be second in market share, based on deposits, and will have approximately 13.3% of all deposits insured by the FDIC that are maintained by branches located in the five county south-central region of Pennsylvania including Dauphin, York, Cumberland, Lancaster and Lebanon.

Deposits of Harris Financial and York Financial

   The following table describes the deposits maintained by Harris Financial and York Financial as of March 31, 2000.

                         Harris Financial Historical   York Financial Historical
                              Three Months Ended           Three Months Ended
                                March 31, 2000               March 31, 2000
                         ---------------------------- ----------------------------
                                    Percent                      Percent
                                    of total Weighted            of total Weighted
                          Average   average  average   Average   average  average
                          balance   deposits   rate    balance   deposits   rate
                         ---------- -------- -------- ---------- -------- --------
                                          (Dollars in Thousands)
NOW and money market
 accounts............... $  288,496   20.62%   3.07%  $  431,435   38.18%   3.91%
Savings deposits........    124,200    8.88    2.18       44,843    3.97    2.49
Non-interest-bearing
 demand checking
 accounts...............     45,533    3.25     --        21,990    1.95     --
                         ----------  ------    ----   ----------  ------    ----
    Total transaction
     deposit accounts...    458,229   32.75    2.53      498,268   44.10    3.61
Certificate of deposit
 accounts:
  6 months or less......    222,393   15.89    5.08      102,897    9.11    4.14
  Over 6 months through
   12 months............    254,305   18.18    5.17      101,121    8.95    4.92
  Over 12 months through
   24 months............    282,587   20.20    5.49      185,563   16.42    6.15
  Over 24 months........    181,686   12.98    5.94      242,014   21.42    6.10
                         ----------  ------    ----   ----------  ------    ----
    Total certificates
     of deposit
     accounts...........    940,971   67.25    5.39      631,595   55.90    5.61
                         ----------  ------    ----   ----------  ------    ----
    Total average
     deposits........... $1,399,200  100.00%   4.45%  $1,129,863  100.00%   4.72%
                         ==========  ======    ====   ==========  ======    ====

Loan Portfolio of Harris Financial and York Financial

   The following table describes the loan portfolios of Harris Financial and York Financial.

                               Harris Financial
                                  Historical          York Financial Historical
                              At March 31, 2000           At March 31, 2000
                          --------------------------- ----------------------------
                                      Percent                     Percent
                                        of    Average               of     Average
                            Amount     total   yield    Amount     total    yield
                          ----------  ------- ------- ----------  -------  -------
                                         (Dollars in Thousands)
Mortgage loans:
  One- to four-family...  $  537,225   40.88%  7.07%  $  736,619   64.77%   7.25%
  Construction..........      19,383    1.47   7.37       85,470    7.52    5.97
                          ----------   -----   ----   ----------  ------    ----
    Total mortgage
     loans..............  $  556,608   42.36   7.08   $  822,089   72.29    7.12
                          ----------   -----   ----   ----------  ------    ----
Business Banking:
  Commercial real estate
   loans(1).............     228,995   17.43   8.12      123,029   10.07    8.15
  Commercial business
   loans................     139,890   10.64   8.01       22,161    1.95    7.13
  Commercial and site
   development loans....       8,740    0.67   9.15       11,295    1.00    8.85
                          ----------   -----   ----   ----------  ------    ----
    Total business
     banking loans......     377,625   28.74   8.10      156,585   13.77    8.05
                          ----------   -----   ----   ----------  ------    ----
Consumer and other
 loans:
  Manufactured housing..      80,333    6.11   8.38        1,446    0.13    8.64
  Home equity and second
   mortgage.............     184,104   14.01   9.02       62,435    5.49    9.05
  Indirect automobile
   and other............     115,443    8.78   8.11       94,732    8.33    8.64
                          ----------   -----   ----   ----------  ------    ----
    Total consumer
     loans..............     379,880    28.9   8.61      158,613   13.95    8.75
                          ----------   -----   ----   ----------  ------    ----
    Loans receivable,
     gross..............   1,314,113   100.0%  7.73%   1,137,287  100.00%   7.48%
                          ----------   =====   ----   ----------  ======    ----
Plus:
  Dealer reserves.......      21,165                         --
Less:
  Unearned discounts....         274                         --
  Net deferred loan
   origination fees.....       9,327                      (2,729)
  Allowance for loan
   losses...............      12,032                      11,251
                          ----------                  ----------
    Loans receivable,
     net................  $1,313,645                  $1,128,765
                          ==========                  ==========
Nonperforming loans as a
 percent of total
 loans..................        1.20%                       0.70%
                          ==========
Nonperforming assets as
 a percent of total
 assets.................        0.63%                       0.74%

--------

(1) Includes income producing real estate loans.

Forward Looking Statements

   This prospectus contains forward looking statements that are based on assumptions and describe future plans, strategies, and expectations of Harris Savings Bank, Waypoint Bank and Waypoint Financial. These forward looking statements are generally identified by use of the words "believe," "expect," "intend," "anticipate," "estimate," "project," or similar expressions. Waypoint Financial's ability to predict results or the actual effect of future plans or strategies is inherently uncertain. Factors that could have a material adverse effect on the operations of Waypoint Financial and its subsidiaries include, but are not limited to, changes in interest rates, general economic conditions, legislative/regulatory changes, monetary and fiscal policies of the U.S. Government, including policies of the U.S. Treasury and the Federal Reserve Board, the quality and composition of the loan and investment portfolios, demand for loan products, deposit flows, competition, demand for financial services in Waypoint Financial's market area, and changes in relevant accounting principles. These risks and uncertainties should be considered in evaluating forward looking statements and undue reliance should not be placed on such statements. Waypoint Financial does not undertake--and specifically disclaims--any obligation to publicly release the results of any revisions that may be made to any forward looking statements to reflect events or circumstances after the date of the statements or to reflect the occurrence of anticipated or unanticipated events.

                       HARRIS FINANCIAL AND SUBSIDIARIES
                     CONSOLIDATED STATEMENTS OF OPERATIONS

   The following Consolidated Statements of Operations of Harris Financial for the fiscal years ended December 31, 1999, 1998 and 1997 have been audited by Arthur Andersen LLP, independent certified public accountants, whose report thereon appears elsewhere herein. The Consolidated Statements of Operations for the three months ended March 31, 2000 and 1999 are unaudited and have been prepared in accordance with the requirements for a presentation of interim financial statements and are in accordance with generally accepted accounting principles. In the opinion of management, all adjustments, consisting of normal recurring adjustments, that are necessary for a fair presentation of the interim periods, have been reflected. The results of operations for the three months ended March 31, 2000 are not necessarily indicative of the results of operations that may be expected for the fiscal year ending December 31, 2000. These statements should be read in conjunction with the Consolidated Financial Statements of Harris Financial and Notes thereto included elsewhere in this prospectus.

                                       Three Months      Years Ended December
                                      Ended March 31,             31,
                                      ----------------  -------------------------
                                       2000     1999     1999     1998     1997
                                      -------  -------  -------  -------  -------
                                        (Unaudited)
                                              (Dollars in thousands)
Interest income:
 Loans receivable:
   First mortgage loans.............. $ 9,744  $11,251  $44,444  $44,874  $43,929
   Commercial loans..................   7,136    4,255   22,197   11,694    6,767
   Consumer and other loans..........   7,791    5,681   26,945   20,286   19,442
   Held for sale.....................     --       719      866    3,719    1,879
 Taxable investments.................   7,298    7,998   29,520   31,505   21,239
 Tax-free investments................     861    1,583    5,395    6,232    5,746
 Dividends...........................   1,752    2,226    7,896    9,138    7,821
 Mortgage-backed securities..........  12,621    7,979   37,460   36,480   34,075
 Money market investments............      33       16      106       84      169
                                      -------  -------  -------  -------  -------
     Total interest income...........  47,236   41,708  174,829  164,012  141,067
                                      -------  -------  -------  -------  -------
Interest expense:
 Deposits............................  15,582   12,470   52,807   50,532   54,383
 Borrowed funds......................  16,120   14,092   60,494   56,528   38,586
 Escrow..............................      16       25       90       90      116
                                      -------  -------  -------  -------  -------
     Total interest expense..........  31,718   26,587  113,391  107,150   93,085
                                      -------  -------  -------  -------  -------
     Net interest income.............  15,518   15,121   61,438   56,862   47,982
Provision for loan losses............     835      795    3,180    2,540      610
                                      -------  -------  -------  -------  -------
 Net interest income after provision
  for loan losses....................  14,683   14,326   58,258   54,322   47,372
                                      -------  -------  -------  -------  -------
Non-interest income:
 Service charges on deposits.........   1,601    1,233    5,907    4,186    2,156
 Other service
  charges/commissions/fees...........     293      324    1,280      883    1,355
 Net servicing income................     242      --       737      137    2,183
 Gain (loss) on sale of mortgage-
  backed securities, net.............    (287)   1,313    1,363    2,199    3,576
 Gain on sale of other securities,
  net................................     271       40      337    2,385      481
 Gain on sale of loans, net..........     508    1,172      238    5,020    2,472
 Other...............................     106      (61)     895      735    2,336
                                      -------  -------  -------  -------  -------
     Total noninterest income........   2,734    4,021   10,757   15,545   14,559
                                      -------  -------  -------  -------  -------
Non-interest expense:
 Salaries and benefits...............   5,730    5,772   22,176   22,336   19,006
 Equipment expense...................   1,016      962    3,976    3,300    2,183
 Occupancy expense...................   1,001      802    3,152    3,012    2,886
 Advertising and public relations....     430      483    1,849    2,047    2,091
 FDIC insurance......................      68      169      713      696      751
 Director fees.......................      94       83      293      322      333
 Expense (income) from real estate
  operations.........................       5     (216)  (3,191)    (554)    (770)
 Amortization and write-off of
  intangibles........................     720      600    2,640    2,487    2,393
 Consulting and other fees...........     740      465    2,893    2,000    1,400
 Supplies, telephone and postage.....     886      888    3,509    2,965    2,226
 Other...............................   1,142    1,584    4,697    4,718    3,349
                                      -------  -------  -------  -------  -------
     Total noninterest expense.......  11,832   11,592   42,707   43,329   35,848
                                      -------  -------  -------  -------  -------
Income before income taxes...........   5,585    6,755   26,308   26,538   26,083
Income tax expense...................   1,565    1,822    7,625    7,309    8,312
                                      -------  -------  -------  -------  -------
Net income........................... $ 4,020  $ 4,933  $18,683  $19,229  $17,771
                                      =======  =======  =======  =======  =======
Basic earnings per share............. $  0.12  $  0.15  $  0.56  $  0.57  $  0.53
                                      =======  =======  =======  =======  =======
Diluted earnings per share........... $  0.12  $  0.15  $  0.55  $  0.57  $  0.52
                                      =======  =======  =======  =======  =======

          See accompanying Notes to Consolidated Financial Statements

                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                  FINANCIAL CONDITION AND RESULT OF OPERATIONS

   The following discussion should be read in conjunction with the Selected Consolidated Financial and Other Data and the Consolidated Financial Statements and related Notes appearing elsewhere in this prospectus. In addition to historical information, the following discussion contains forward-looking statements as a result of certain factors, including those discussed in "Risk Factors" contained elsewhere in this prospectus.

General

   Harris Financial is the holding company for Harris Savings Bank. Waypoint Financial will be the successor to Harris Financial after the stock offering and merger. Harris Savings Bank will change its name to Waypoint Bank prior to the completion of the stock offering and merger. Waypoint Financial will operate as the holding company of Waypoint Bank following the stock offering and merger. Harris Financial's business operations are conducted primarily through Harris Savings Bank and Waypoint Financial's business operations will be conducted primarily through Waypoint Bank. Waypoint Financial has had no business activities or results of operations. Accordingly, the following is a discussion and analysis of the financial condition and results of operations of Harris Financial. Any references to Harris Financial in the following discussion generally refer to the consolidated operations of Harris Financial and Harris Savings Bank.

   The net income of Harris Financial depends primarily on its net interest income, which is the difference between interest income on loans and investments and interest expense on deposits and borrowings. Net interest income is a function of Harris Financial's interest rate spread, which is the difference between the average yield earned on interest-earning assets and the average rate paid on interest-bearing liabilities, as well as a function of the average balance of interest-earning assets as compared to interest-earning liabilities. Because of this reliance on net interest income, Harris Financial's net income is affected by changes in market interest rates and prevailing economic conditions. For example, as interest rates rise, Harris Financial's net interest income will tend to fall. Conversely, when interest rates fall, Harris Financial's net interest income will tend to rise. This condition is often referred to as "interest rate risk". Financial institutions that accept and manage substantial degrees of interest rate risk are generally susceptible to larger net interest income fluctuations when compared to peer institutions that accept less interest rate risk. Accordingly, managing interest rate risk successfully has a significant impact on Harris Financial's return on equity.

   Harris Financial also generates non-interest income primarily from fees and commissions charged on customers' accounts. Gains on the sales of securities and loans is another source of non-interest income. Harris Financial's non-interest expenses primarily consist of employee compensation and benefits, occupancy and equipment expense, advertising and other operating expenses. Harris Financial's results of operations also are affected by general economic and competitive conditions, notably changes in market interest rates, government policies and regulations.

   As discussed above, this document, and particularly the "Management's Discussion and Analysis of Financial Condition and Results of Operations" contains forward looking statements that are based on assumptions and describe future plans, strategies, and expectations of Harris Financial, Waypoint Financial and Harris Savings Bank. These forward looking statements are generally identified by use of the words "believe," "expect," "intend," "anticipate," "estimate," "project," or similar expressions. Harris Financial's ability to predict results or the actual effect of future plans or strategies is inherently uncertain. Factors that could have a material adverse effect on the operations of Waypoint Financial and its subsidiaries include, but are not limited to, changes in interest rates, general economic conditions, legislative/regulatory changes, monetary and fiscal policies of the U.S. Government, including policies of the U.S. Treasury and the Federal Reserve Board, the quality and composition of the loan and investment portfolios, demand for loan products, deposit flows, competition, demand for financial services in Waypoint Financial's market area, and changes in relevant accounting principles. These risks and uncertainties should be considered in evaluating forward looking

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statements and undue reliance should not be placed on such statements. Harris
Financial does not undertake-- and specifically disclaims--any obligation to publicly release the results of any revisions that may be made to any forward looking statements to reflect events or circumstances after the date of the statements or to reflect the occurrence of anticipated or unanticipated events.

Comparison of Financial Condition at March 31, 2000 and December 31, 1999

   Total assets increased $75.7 million, or 2.8%, to $2.767 billion at March 31, 2000 from $2.691 billion at December 31, 1999. This growth reflected an increase of $45.7 million, or 3.6%, in net loans receivable to $1.314 billion at March 31, 2000 from $1.268 billion at December 31, 1999. The growth in the net loans receivable resulted primarily from a $27.8 million, or 26.3%, increase in commercial real estate loans to $133.6 million at March 31, 2000 from $105.8 million at December 31, 1999. The growth in this loan portfolio reflected the continued growth in Harris Financial's business lending portfolio generally, which increased by $30.3 million, or 8.7%, to $377.6 million at March 31, 2000 from $347.3 million at December 31, 1999. At the same time, total one- to four-family residential mortgage loans increased slightly by $3.6 million, although such loans decreased to 40.9% of Harris Financial's total loan portfolio at March 31, 2000 compared to 42.1% at December 31, 1999.

   Marketable securities available for sale increased by $46.2 million, or 3.7%, to $1.304 billion at March 31, 2000 from $1.258 billion at December 31, 1999. These investments were made in U.S. Government and agency obligations, corporate and municipal obligations, Federal Home Loan Bank stock and marketable equities, as well as mortgage-backed securities. The increase in the marketable securities portfolio was due primarily to an increase in mortgage-backed securities of $49.6 million, or 7.2%, to $737.2 million at March 31, 2000 from $687.6 million at December 31, 1999. Harris increased the marketable securities portfolio during the quarter ended March 31, 2000 to profitably leverage excess capital not required to support loan assets, to improve asset liquidity versus investing in additional long-term loans, and to manage interest rate risk. At March 31, 2000, 49.8% of the marketable securities portfolio had an anticipated weighted average life of three years or less. While the rates earned on these securities are lower than rates earned on longer-term securities and loans, the investment in these securities may reduce Harris Financial's interest-rate risk exposure.

   Deposits increased by $65.8 million, or 4.8%, to $1.440 billion at March 31, 2000 from $1.374 billion at December 31, 1999. The increase in deposits resulted from the continued expansion of Harris Savings Bank's branch network. Other borrowing from non-deposit funding sources increased $5.4 million, or 0.5%, to $1.123 billion at March 31, 2000 from $1.118 billion at December 31, 1999. These borrowings consisted of Federal Home Loan Bank advances, which increased by $110.0 million, or 13.7%, and repurchase agreements, which decreased by $104.6 million, or 33.4%. At March 31, 2000, Harris Financial had maximum available Federal Home Loan Bank lines of credit of $1.009 billion, compared to $1.060 billion at December 31, 1999. The decrease in available credit of $51.0 million, or 4.8%, was due to a decrease in the amount of securities qualifying as security for Federal Home Loan Bank advances. Harris Financial had total borrowings outstanding to the Federal Home Loan Bank of $915.0 million at March 31, 2000, compared to $805.0 million at December 31, 1999.

   Non-accrual loans totaled $10.8 million at March 31, 2000, compared to $10.0 million at December 31, 1999. This increase resulted primarily from non-accrual mortgage loans, which increased $.6 million during the quarter to $9.9 million at March 31, 2000. Loans 90 days past due but still accruing interest totaled $5.1 million at March 31, 2000 compared to $6.1 million at December 31, 1999. This decrease occurred primarily in the mortgage loan portfolio, within which loans 90 days past due but still accruing interest decreased $0.7 million during the quarter to $3.7 million at March 31, 2000. The combined total of non-accrual loans and loans 90 days past due but still accruing interest as a percentage of total loans receivable (excluding loans held-for-sale) before deducting the allowance for loan loss, was 1.20% at March 31, 2000 compared to 1.26% at December 31, 1999. The improvement in this asset quality ratio during the quarter ended March 31, 2000 occurred primarily because total loans receivable grew during the period, and the combined total of non-accrual loans and loans 90 days past due but still accruing decreased during the period.

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   Stockholders' equity totaled $167.2 million at March 31, 2000 compared to
$169.3 million at December 31, 1999. The decrease in stockholders' equity of $2.1 million, or 1.3%, resulted primarily from a $5.7 million decline in the market value, net of tax effect, of Harris Financial's available-for-sale securities, reflecting the impact of recent market interest rate increases on the market value of these securities. The decrease in stockholders' equity also reflected $480,000 in dividends paid during the period. Partially offsetting the impact of these items on stockholders' equity was net income of $4.0 million for the three months ended March 31, 2000.

Comparison of Financial Condition at December 31, 1999 and December 31, 1998

   Total assets increased $193.9 million, or 7.8%, to $2.691 billion at December 31, 1999 from $2.497 billion at December 31, 1998. This growth reflected an increase of $216.3 million, or 20.6%, in net loans receivable to $1.268 billion at December 31, 1999 from $1.052 billion at December 31, 1998. The increase in the loan portfolio was due primarily to a substantial increase in Harris Financial's business loan portfolio, which increased by $143.8 million, or 70.6%, to $347.3 million at December 31, 1999 from $203.6 million at December 31, 1998. Harris Financial increased all components of its business loan portfolio in 1999. Commercial real estate loans increased by $38.7 million, or 57.6%, commercial business loans increased by $56.9 million, or 68.9%, construction and site development loans increased by $3.6 million, or 183.9%, and income-producing real estate loans increased by $44.7 million, or 85.9%. At December 31, 1999, business banking loans comprised 27.4% of Harris Financial's loans receivable compared to 19.3% at December 31, 1998. In contrast, one to-four-family residential mortgage loans comprised 42.1% of Harris Financial's loan portfolio at December 31, 1999, compared to 53.7% of its loan portfolio at December 31, 1998.

   Total consumer loans increased $114.8 million, or 46.0%, to $364.5 million at December 31, 1999 from $249.7 million at December 31, 1998. The increase resulted primarily from the expansion of Harris Financial's indirect automobile lending program, as the balance of these loans increased to $106.5 million at December 31, 1999 from $30.6 million at December 31, 1998. The increase also reflected general increased consumer loan originations through the expanding branch network and loan production offices of Harris Financial.

   Marketable securities available for sale decreased slightly by $17.2 million, or 1.4%, to $1.258 billion at December 31, 1999 from $1.275 billion at December 31, 1998. Within this portfolio, mortgage-backed securities increased by $150.4 million, or 28.0%, to $687.6 million at December 31, 1999 from $537.2 million at December 31, 1998. Harris Financial's portfolio of U.S. Government and agency securities increased by $25.4 million, or 8.5%. These increases were offset by an $82.4 million, or 57.9%, decrease in corporate bonds, a $55.7 million, or 46.7%, decrease in municipal securities and a $39.2 million, or 24.3%, decrease in equity securities in 1999.

   Deposits increased by $168.5 million, or 14.0%, to $1.374 billion at December 31, 1999 compared to $1.205 billion at December 31, 1998. At December 31, 1999, Harris Financial's time deposits totaled $909.4 million, representing 66.2% of total deposits, while checking, money market and savings deposits totaled $464.5 million, or 33.8% of total deposits. At December 31, 1998, time deposits totaled $765.2 million, or 63.5% of total deposits, while checking, money market and savings deposits totaled $440.2 million, or 36.5% of total deposits. Included in Harris Financial's time deposits at December 31, 1999 were $77.1 million of brokered certificates of deposit, compared to $50.0 million of brokered certificates of deposit at December 31, 1998. Harris Financial has been able to maintain its mix of relatively low-cost checking, money market and savings deposits through its extensive branch network and through improved marketing and increased pricing discipline. Borrowings from non-deposit funding sources totaled $1.118 billion at December 31, 1999 compared to $1.069 billion at December 31, 1998. Federal Home Loan Bank advances increased to $805.0 million at December 31, 1999 from $746.6 million at December 31, 1998, while repurchase agreements decreased to $313.0 million at December 31, 1999 from $322.7 million at December 31, 1998. At December 31, 1999, Harris Financial had maximum available Federal Home Loan Bank lines of credit totaling $1.060 billion compared to $943.5 million in available Federal Home Loan Bank credits at December 31, 1998.

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


   Non-accrual loans totaled $10.0 million at December 31, 1999, compared to $7.7 million at December 31, 1998. The increase of $2.3 million in non-accrual loans in 1999 was primarily due to a $5.4 million loan, secured by a local golf course facility, that became non-performing in 1999. This loan was subsequently repaid in full after March 31, 2000. Loans 90 days past due but still accruing interest totaled $6.1 million at December 31, 1999. There were no such loans at December 31, 1998. This increase occurred primarily due to Harris Financial's adoption during 1998 of non-accrual interest policies on loans that were more consistent with established practices of commercial banks. Prior to this change, Harris Financial generally did not record interest income on loans 90 days past due. The combined total of non-accrual loans and loans 90 days past due but still accruing interest as a percentage of total loans receivable (excluding loans held-for-sale) before deducting the allowance for loan losses was 1.27% at December 31, 1999 compared to 0.73% at December 31, 1998. This increase in 1999 occurred primarily because of the $5.4 million loan noted above, which became non-accrual in 1999 but was subsequently repaid in the quarter ended June 30, 2000.

   Stockholders' equity totaled $169.3 million at December 31, 1999 compared to $190.0 million at December 31, 1998. The decrease in stockholders' equity of $20.6 million, or 10.9%, resulted primarily from a decrease of $37.5 million in the market value, net of tax effect, of Harris Financial's available-for-sale securities portfolio, reflecting the impact of market interest rate increases on the market value of these securities, from $1.9 million in dividends paid to stockholders, and from the repurchase of $428,000 of Harris Financial's common stock. This decrease in stockholders' equity was partly offset by $18.7 million of net income during the year, $251,000 from earned employee stock ownership plan and management and recognition plan shares, and $112,000 from the exercise of stock options.

Comparison of Operating Results for the Three Months Ended March 31, 2000 and
1999

   Net Income. Net income decreased by $913,000, or 18.5%, to $4.0 million for the three months ended March 31, 2000 from $4.9 million for the three months ended March 31, 1999. The decrease in net income was due primarily to a $1.3 million, or 32.0%, decrease in non-interest income to $2.7 million for the three months ended March 31, 2000 from $4.0 million for the three months ended March 31, 1999. This decrease in non-interest income was due primarily to a reduction in net gain on the sale of securities. For the three months ended March 31, 1999, Harris Financial realized a net gain from the sale of securities of $1.4 million; for the three months ended March 31, 2000, Harris Financial realized a net loss on the sale of securities of $16,000. To a lesser extent the decrease in net income also was attributable to an increase of $240,000, or 2.1%, in non-interest expense to $11.8 million for the three months ended March 31, 2000 from $11.6 million for the three months ended March 31, 1999. These items were partially offset by a $397,000, or 2.6%, increase in net interest income for the three months ended March 31, 2000 as compared to the three months ended March 31, 1999.

   Net Interest Income. Changes in net interest income are generally determined by changes in average account balances, changes in interest rates and the mix of interest-earning assets and interest-bearing liabilities. A delay exists between the time changes occur in market interest rates and when such changes are reflected in the rates earned on Harris Financial's interest-earning assets and rates paid on its interest-bearing liabilities. The average yield on interest-earning assets is influenced by the rate of repayments and prepayments, purchases and sales, and the mix of asset maturities, as well as current market interest rates. Similarly, the average cost of interest-bearing liabilities is influenced by redemptions, early withdrawals, deposit purchases, deposit-raising activities, borrowed funds activities, and the mix of liability maturities as well as current market interest rates. The following discussion of interest income and yields is presented on a tax equivalent basis to reflect Harris Financial's portfolio of tax-exempt securities.

   Net interest income, on a tax equivalent basis, increased by $9,000, or 0.06%, to $15.98 million for the three months ended March 31, 2000 from $15.97 million for the three months ended March 31, 1999. The increase was due primarily to increased interest income attributable to larger average balances of interest-earning assets, which increased by $206.4 million, or 8.6%, as well as a higher-average yield on such assets, which increased by 23 basis points to 7.35% for the three months ended March 31, 2000. In particular, interest

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income earned from Harris Financial's taxable marketable securities increased by $3.6 million, or 20.0%, to $21.4 million for the three months ended March 31, 2000 from $17.9 million for the three months ended March 31, 1999. The increase was due to an $85.1 million, or 7.5%, increase in the average balance of such securities to $1.217 billion for the three months ended March 31, 2000, as well as an improvement of 73 basis points in the average yield earned on such securities to 7.04% for the three months ended March 31, 2000. Harris Financial increased the marketable securities portfolio balance during the quarter ended March 31, 2000 versus the quarter ended March 31, 1999 to profitably leverage excess capital not required to support loan assets, to improve asset liquidity versus investing in additional long-term loans, and to manage interest rate risk.

   Harris Financial's commercial loan portfolio also contributed to increased interest income. Interest earned on this portfolio increased by $2.9 million, or 67.7%, to $7.1 million for the three months ended March 31, 2000 from $4.3 million for the three months ended March 31, 1999. The increase in interest income from this portfolio was attributable to an increase of $131.3 million, or 58.5%, in the average balance of such loans as well as an improvement of 44 basis points in the average yield on such loans for the three months ended March 31, 2000. Similarly, interest income earned on Harris Financial's indirect consumer loans increased by $1.4 million, or 50.0%, to $4.1 million for the three months ended March 31, 2000 from $2.7 million for the three months ended March 31, 1999. The increased interest income from this portfolio was attributable to an $87.7 million, or 65.5%, increase in the average balance of such loans for the three months ended March 31, 2000 as compared to the three months ended March 31, 1999. Finally, interest income from Harris Financial's direct consumer loan portfolio increased $741,000, or 25.2%, to $3.7 million for the three months ended March 31, 2000. The increased interest income derived from this portfolio was due to a $26.0 million, or 18.1% increase in the average balances of such loans as well as a 49 basis point improvement in the average yield on such balances to 8.67% for the three months ended March 31, 2000. The higher contribution to interest income from the commercial, direct consumer and indirect consumer loan portfolios reflected Harris Financial's increased emphasis on higher-margin commercial bank-like products, as well as healthy demand for such products in Harris Financial's primary market area.

   By contrast, interest income attributable to Harris Financial's mortgage loan portfolio decreased by $2.2 million, or 18.6%, to $9.7 million for the three months ended March 31, 2000 compared to $12.0 million for the three months ended March 31, 1999. The decrease reflected a decrease of $60.4 million, or 9.9%, in the average balance of net mortgage loans, as Harris Financial sold substantially all of the mortgage loans that it originated during the twelve month period ended March 31, 2000. To a lesser extent, the decreased interest income from this portfolio was also attributable to a decline of 76 basis points in the average yield on the portfolio to 7.10% for the three months ended March 31, 2000.

   Interest expense increased $5.1 million, or 19.3%, to $31.7 million for the three months ended March 31, 2000 from $26.6 million for the three months ended March 31, 1999. The increase in interest expense was attributable to higher average balances of interest-bearing liabilities, which increased by $223.9 million, or 9.8%, to $2.500 billion for the three months ended March 31, 2000 compared to $2.276 billion for the three months ended March 31, 1999. To a lesser extent, the increase in interest expense also was due to higher average costs on such liabilities, which increased to 5.08% for the three months ended March 31, 2000 from 4.67% for the three months ended March 31, 1999. The primary components of the increased interest expense were higher interest expense on borrowed funds which increased $2.0 million, or 14.4%, and higher-interest expense on time deposits, which increased $2.6 million, or 25.7%. The higher interest expense on borrowed funds was due to higher average balances of such borrowings, which increased by $36.6 million, or 3.5%, to $1.097 billion for the three months ended March 31, 2000, reflecting Harris Financial's reliance on wholesale funding sources to support its investment leveraging strategy and to supplement funding provided by savings and time deposits. The average cost of such borrowed funds increased 56 basis points to 5.88% for the three months ended March 31, 2000, reflecting generally higher market interest rates for the period.

   Harris Financial's interest rate spread (the difference between the yield on interest earning assets minus the cost of funds) decreased by 18 basis points to 2.27% for the three months ended March 31, 2000 from 2.45%

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for the three months ended March 31, 1999. Net interest margin decreased 21 basis points to 2.46% for the three months ended March 31, 2000 compared to 2.67% for the three months ended March 31, 1999. During the three months ended March 31, 2000 and December 31, 1999, Harris Financial experienced margin compression in its loan and deposit portfolios as average deposit interest costs rose faster than average loan yields. Within the leveraged investment portfolio during these periods, average investment yields increased slightly more than average borrowing costs. Despite this recent performance, management anticipates that Harris Financial's continued reliance on wholesale funding sources to support its investment leverage strategy will tend to compress its net interest margin due to the higher interest costs on non-deposit funds as opposed to core deposits.

   The following table summarizes the impact of the leveraging strategy on Harris Financial's return on average assets and net interest margin for the three month periods ended March 31, 2000, December 31, 1999, and March 31, 1999.

                                               With     Without   Difference in
                                            Leveraging Leveraging Basis Points
                                            ---------- ---------- -------------
Three month period ended March 31, 2000
  Return on average assets.................    0.60%      0.37%         23
  Net interest margin......................    2.46       3.03         (57)
Three month period ended December 31, 1999
  Return on average assets.................    0.73       0.56          17
  Net interest margin......................    2.51       3.07         (56)
Three month period ended March 31, 1999
  Return on average assets.................    0.79       0.58          21
  Net interest margin......................    2.67       3.50         (83)

   Provision for Loan Losses. Harris Financial establishes provisions for loan losses, which are charged to operations, in order to maintain the allowance for loan losses at a level that is deemed appropriate to absorb charge-offs of loans deemed uncollectible. In determining the appropriate level of the allowance of loan losses, management considers past loss experience, evaluations of real estate collateral, current and anticipated economic conditions, volume and type of lending and the levels of nonperforming and other classified loans. The amount of the allowance is based on estimates and the ultimate losses may vary from such estimates. In addition, various regulatory agencies, as an integral part of their examination process, periodically review Harris Financial's allowance for loan losses. Such agencies may require Harris Financial to recognize additional provisions for loan losses based on their judgment about information available to them at the time of their examination. Management of Harris Financial assesses the allowance for loan losses on a quarterly basis and makes provisions for loan losses in order to maintain the adequacy of the allowance.

   Harris Financial added $835,000 and $795,000 in loan loss provisions for the three months ended March 31, 2000 and 1999, respectively. The increased provision for loan losses for the three months ended March 31, 2000 reflected Harris Financial's increased emphasis on business and consumer lending and its decreased investment in residential mortgage loans. For the three months ended March 31, 2000, charge-offs from Harris Financial's consumer and other loans portfolio increased to $709,000, as compared to $170,000 for the three months ended March 31, 1999. Most of this $539,000 increase came in indirect automobile loans, where charge-offs were up $415,000 to $439,000 during the quarter ended March 31, 2000, up $415,000 from $24,000 recorded during the quarter ended March 31, 1999. The increase in charge-offs in indirect automobile loans primarily reflects seasoning of this portfolio, which was initiated in 1998, and growth, as this portfolio increased $61.0 million to $106.0 million at March 31, 2000 from $45.0 million at March 31, 1999. Charge-offs on indirect automobile loans decreased to $320,000 during the quarter ended June 30, 2000 and are expected to remain stable in the future. The additional provision for loan losses for the three months ended March 31, 2000 resulted in an increase to the allowance for loan losses to $12.0 million (amounting to 0.91% of total loans receivable) from $11.9 million at December 31, 1999 (amounting to 0.93% of total loans receivable).

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

   Non-interest Income. Non-interest income consists primarily of fee income for bank services and profits from the sale of loans and securities. Non-interest income decreased by $1.3 million, or 32.0%, to $2.7 million for the three months ended March 31, 2000 compared to $4.0 million for the three months ended March 31, 1999. This decrease in non-interest income was due primarily to a reduction in the net gain on the sale of securities from a net gain of $1.4 million for the three months ended March 31, 1999 to a net loss on the sale of such securities of $16,000 for the three months ended March 31, 2000. The lower non-interest income from sales of securities was due primarily to the impact of rising market interest rates on the fair values of these securities as well as Harris Financial's decreased reliance on this revenue source. Also contributing to the decline in non-interest income was a reduction of $664,000, or 56.7%, in net gain on the sale of loans, due to the termination of mortgage operations at Harris Financial's mortgage banking subsidiary in 1999.

   These decreases were partially offset by an increase of $368,000, or 29.8%, in service charges on deposits due to the growth in deposit accounts at Harris Financial resulting, in part, from the addition of two new branch offices during the twelve months ended March 31, 2000. In addition, net servicing income generated on Harris Financial's servicing portfolio increased to $242,000 for the three months ended March 31, 2000. Harris Financial recorded no non-interest income from net servicing income for the three months ended March 31, 1999.

   Non-interest Expense. Non-interest expense increased by $240,000, or 2.1% for the three months ended March 31, 2000 compared to the three months ended March 31, 1999. The increase reflected a $54,000, or 5.6%, increase in equipment expense, and a $199,000, or 24.8%, increase in occupancy expense, reflecting the expansion of Harris Financial's branch network. However, this expansion of the branch network did not result in higher salaries and benefit expenses, as cost controls resulted in a reduction in salaries and benefits expense of $42,000, or 0.7%, to $5.73 million for the three months ended March 31, 2000 compared to $5.77 million for the three months ended March 31, 1999.

   Income Tax Expense. Income tax expense decreased by $257,000, or 14.1% to $1.6 million for the three months ended March 31, 2000 from $1.8 million for the three months ended March 31, 1999. Harris Financial's effective tax rate was 28.0% for the three months ended March 31, 2000 compared to an effective tax rate of 27.0% for the three months ended March 31, 1999. The effective tax rates were less than the statutory rates due to Harris Financial's tax-exempt sources of income.

Comparison of Operating Results for the Years Ended December 31, 1999 and 1998

   Net Income. Net income decreased by $546,000, or 2.8%, to $18.7 million for the year ended December 31, 1999 from $19.2 million for the year ended December 31, 1998. The decrease in net income was due primarily to a $4.8 million, or 30.8%, decrease in non-interest income to $10.8 million for the year ended December 31, 1999 from $15.5 million for the year ended December 31, 1998. The decrease in non-interest income was due primarily to reduced net gains on the sale of loans, mortgage-backed securities and other securities. For the year ended December 31, 1999, gains on the sales of these assets amounted to $1.9 million compared to gains of $9.6 million for the year ended December 31, 1998, a decrease of $7.7 million, or 79.8%. The decrease in non-interest income more than offset improved net interest income, on a tax equivalent basis, which increased by $4.1 million, or 6.9%, to $64.3 million for the year ended December 31, 1999 from $60.2 million for the year ended December 31, 1998, as well as lower non-interest expense, which decreased by $622,000, or 1.4%, to $42.7 million for the year ended December 31, 1999 from $43.3 million for the year ended December 31, 1998.

   Net Interest Income. Net interest income, on a tax equivalent basis, increased by $4.1 million, or 6.9%, to $64.3 million for the year ended December 31, 1999 from $60.2 million for the year ended December 31, 1998. The increase was due primarily to increased interest income of $177.7 million for the year ended December 31, 1999 compared to $167.4 million for the year ended December 31, 1998, reflecting primarily larger average balances of interest-earning assets, which increased by $235.1 million, or 10.4%. In particular, interest income earned on Harris Financial's commercial loan, direct consumer loan and indirect consumer loan portfolios increased by $10.5 million, or 89.8%, $1.3 million, or 10.6%, and $5.4 million, or 65.0%, respectively, reflecting the growing importance of these commercial bank-like portfolios to Harris Financial's operating results. The increased interest income generated by these portfolios was largely due to higher average balances, which more than offset generally declining average yields for the year ended December 31, 1999 compared to the year ended December 31, 1998. The average balance of Harris Financial's commercial loan, direct consumer loan and indirect consumer loan portfolios increased by $151.8 million, or 109.8%, $7.4 million, or 5.1%, and $78.4 million, or 76.7%, respectively. By contrast, interest income earned on Harris Financial's mortgage loan portfolio decreased by $3.3 million, or 6.8%, to $45.3 million for the year ended December 31, 1999 compared to $48.6 million for the year ended December 31, 1998.

   Interest income generated by Harris Financial's taxable and tax-free marketable securities decreased by $1.4 million, or 1.9%, and $1.3 million, or 13.4%, respectively, for the year ended December 31, 1999 compared to the year ended December 31, 1998. The decreases were due to lower average balances, which decreased by $14.1 million, or 1.2%, and $14.0 million, or 12.4%, respectively, as well as slightly lower average yields.

   Interest expense increased $6.2 million, or 5.8%, to $113.4 million for the year ended December 31, 1999 from $107.2 million for the year ended December 31, 1998. The increase in interest expense was attributable to higher average balances of interest-bearing liabilities, which increased by $245.2 million, or 11.5%, to $2.384 billion for the year ended December 31, 1999 from $2.139 billion for the year ended December 31, 1998. The increase in average balances more than offset a decrease of 25 basis points in the average cost of such interest-bearing liabilities to 4.76% for the year ended December 31, 1999. The primary components of the increased interest expense were higher interest expense on borrowed funds, which increased $4.0 million, or 7.0%, and time deposits, which increased $2.5 million, or 6.2%. In each case, the higher interest expense was attributable to higher average balances of such liabilities, which increased by 11.7% in the case of borrowed funds and 11.6% in the case of time deposits, in each case more than offsetting slight declines in the average cost on such interest-bearing liabilities for the period. The higher average balances of borrowings reflected Harris Financial's continued reliance on wholesale funding sources to support its investment leveraging strategy and to supplement funding provided by savings and time deposits.

   Harris Financial's interest rate spread decreased by three basis points to 2.35% for the year ended December 31, 1999 from 2.38% for the year ended December 31, 1998. Its net interest margin decreased by nine basis points to 2.57% for the year ended December 31, 1999 from 2.66% for the year ended December 31, 1998, due primarily to Harris Financial's reliance on higher-cost non-deposit borrowed funds to support its investment leveraging strategy.

   The following table summarizes the impact of the leveraging strategy on Harris Financial's return on average assets and net interest margin for the years ended December 31, 1999 and 1998.

                                                With     Without   Difference in
                                             Leveraging Leveraging Basis Points
                                             ---------- ---------- -------------
For the year 1999
  Return on average assets..................    0.72%      0.54%         18
  Net interest margin.......................    2.57       3.29         (72)
For the year 1998
  Return on average assets..................    0.82       0.68          14
  Net interest margin.......................    2.66       3.35         (69)

   Provision for Loan Losses. Harris Financial increased its provision for loan losses by $640,000, or 25.2%, to $3.2 million for the year ended December 31, 1999 compared to $2.5 million for the year ended December 31, 1998. The increase reflects an increase in management's estimate of the inherent losses in Harris Financial's larger loan portfolio, particularly larger balances of commercial and consumer loans.

   The increased provision for loan losses resulted in an increase in the allowance for loan losses to $11.9 million at December 31, 1999 from $9.1 million at December 31, 1998. At December 31, 1999, the ratio of total non-performing loans to total loans (excluding loans held-for-sale) was 1.27%, compared to 0.73% at December 31, 1998.

   Non-interest Income. Non-interest income decreased $4.8 million, or 30.8%, to $10.8 million for the year ended December 31, 1999 from $15.5 million for the year ended December 31, 1998. The decrease was due primarily to a decrease of $836,000, or 38.0%, in net gains on the sale of mortgage-backed securities and a decrease of $2.0 million, or 85.9%, in net gains on the sale of other securities, reflecting rising market interest rates in 1999 which decreased the market values of Harris Financial's securities portfolios. The decrease in non-interest income also reflected lower net gains on the sale of loans, which decreased by $4.8 million, or 95.3%, to $238,000 for the year ended December 31, 1999 from $5.0 million for the year ended December 31, 1998. This decrease was attributable to the winding up of Harris Financial's mortgage-banking subsidiary as well as the rising market interest rate environment during the latter half of 1999 which decreased mortgage loan production and limited the opportunities for generating gains on the sales of mortgage loans.

   The decrease in non-interest income occurred despite improvements in service charges on deposits, which increased $1.7 million, or 41.1%, other service charges, commissions and fees, which increased $397,000, or 45.0%, and net servicing income, which increased $600,000, or 438.0% for the year ended December 31, 1999 compared to the year ended December 31, 1998. These increases reflected Harris Financial's strategic initiative to increase non-interest revenue streams and the relative contribution of non-interest income to Harris Financial's earnings. The improvements in these categories were due to the on-going expansion of Harris Financial's ATM network and its branching network, as well as growth in Harris Financial's commercial services, including advisory services and commercial deposit services.

   Non-interest Expense. Non-interest expense decreased $622,000, or 1.4%, to $42.7 million for the year ended December 31, 1999 compared to $43.3 million for the year ended December 31, 1998. The primary reason for this improvement was a $2.6 million gain on the sale of an apartment complex in 1999 that was previously recorded as foreclosed real estate. The sale enhanced gains from real estate operations, which improved to a gain of $3.2 million for the year ended December 31, 1999 compared to a gain of $554,000 for the year ended December 31, 1998. Offsetting this improvement were consulting and other fees, which increased $893,000, or 44.7%, equipment expense which increased $676,000, or 20.5%, and supplies, telephone and postage expense, which increased $544,000, or 18.3%. All of these increased expenses were attributable to winding up unprofitable operations, including Harris Financial's mortgage-banking operations, and refocusing on and expanding core businesses. During the year ended December 31, 1999, Harris Financial restructured its mortgage operations, resulting in additional expense of $1.2 million, reflecting the net costs of winding up in its mortgage-banking subsidiary, as well as net losses on the sale of certain mortgage assets.

   Income Tax Expense. Income tax expense was $7.6 million for the year ended December 31, 1999 compared to $7.3 million for the year ended December 31, 1998. The income tax expense for 1999 resulted in an effective tax rate of 29.0%, which was lower than the statutory rate due to significant investments in tax-advantaged loans and marketable securities, including municipal bonds and certain preferred equities.

Comparison of Operating Results for the Years Ended December 31, 1998 and 1997

   Net Income. Net income increased $1.5 million, or 8.2%, to $19.2 million for the year ended December 31, 1998 compared to $17.8 million for the year ended December 31, 1997. The increase was due primarily to a $9.1 million, or 17.9%, increase in net interest income, on a tax equivalent basis, for the year ended December 31, 1998 compared to the earlier year, as well as an increase of $986,000, or 6.8%, in non-interest income. These increases more than offset the increase of $7.5 million, or 20.9%, in non-interest expense for the year ended December 31, 1998 compared to the earlier year.

   Net Interest Income. Net interest income, on a tax equivalent basis, increased $9.1 million, or 17.9%, for the year ended December 31, 1998 compared to the year ended December 31, 1997. The increase was due primarily to an increase of $23.2 million, or 16.1%, in interest income, reflecting larger average balances of interest-earning assets, which increased by $343.9 million, or 17.9%. In particular, interest income earned on Harris Financial's commercial loan, direct consumer and indirect consumer loan portfolios increased by $4.9 million, or 72.8%, $524,000, or 4.6%, and $320,000, or 4.0%, respectively, reflecting the increasing importance of these commercial bank-like portfolios to Harris Financial's operating results. The increased interest income generated by these portfolios reflected moderate increases in the average balances of the direct consumer loan portfolio (1.7%) and the indirect consumer loan portfolio (0.01%), and a substantial increase in the average balances of the commercial loan portfolio, which increased $59.7 million, or 75.9%. The contribution of Harris Financial's direct and indirect consumer loan portfolio was largely due to improved yields, which increased by 23 basis points to 8.32% and 31 basis points to 8.11%, respectively, notwithstanding the generally lower market interest rate environment for the year ended December 31, 1998.

   Interest income, on a tax equivalent basis, generated by Harris Financial's taxable and tax-free marketable securities increased by $13.7 million, or 22.2%, and $749,000, or 8.5%, respectively. The increases were due to higher average balances as the taxable securities portfolio, in particular, increased to $1.157 billion for the year ended December 31, 1998 compared to $916.3 million for the year ended December 31, 1997.

   Interest expense increased $14.1 million, or 15.1%, to $107.2 million for the year ended December 31, 1998 from $93.1 million for the year ended December 31, 1997. The increase in interest expense was primarily attributable to higher average balances of borrowed funds, which increased $342.8 million, or 52.4%, to $997.3 million for the year ended December 31, 1998 from $654.4 million for the year ended December 31, 1997. The higher average balances of borrowings reflected Harris Financial's use of wholesale funding sources to support its investment leveraging strategy and to supplement funding provided by savings and time deposits. The cost associated with this increased borrowing was reduced somewhat by the lower average cost of such borrowings to 5.67% for the year ended December 31, 1998 from 5.90% for the year ended December 31, 1997. The increase in interest expense was somewhat mitigated by lower interest expense on time deposits, which decreased $3.6 million, or 8.2%, due primarily to lower average balances of such liabilities as the use of borrowed funds to support investments and loans grew.

   Harris Financial's interest rate spread and net interest margin remained unchanged at 2.38% and 2.66%, respectively, for the year ended December 31, 1998 as compared to the year ended December 31, 1997.

   The following table summarizes the impact of Harris Financial's leveraging strategy on the return on average assets and net interest margin for the years ended December 31, 1998 and 1997.

                                                With     Without   Difference in
                                             Leveraging Leveraging Basis Points
                                             ---------- ---------- -------------
For the year 1998
  Return on average assets..................    0.82%      0.68%         14
  Net interest margin.......................    2.66       3.35         (69)
For the year 1997
  Return on average assets..................    0.89       0.80           9
  Net interest margin.......................    2.66       3.17         (51)

   Provision for Loan Losses. The provision for loan losses increased $1.9 million, or 316.4%, to $2.5 million for the year ended December 31, 1998 from $610,000 for the year ended December 31, 1997. The increase reflected an increase in management's estimate of the inherent losses in Harris Financial's larger loan portfolio, particularly larger balances of commercial loans, which increased by $59.7 million, or 75.9%, to $138.2 million for the year ended December 31, 1998. At December 31, 1998, $4.9 million of the allowance for loan losses, or 19.3%, was allocated to commercial loans, compared to $2.2 million, or 9.1%, allocated to commercial loans at December 31, 1997. For the year ended December 31, 1998, total charge-offs amounted to

$1.2 million, compared to total charge-offs of $368,000 for the year ended December 31, 1997. Of the total charge-offs in 1998, $591,000, or 49.6% of total charge-offs, were attributable to the commercial loan portfolio.

   Non-interest Income. Non-interest income increased $986,000, or 6.8%, to $15.5 million for the year ended December 31, 1998 compared to $14.6 million for the year ended December 31, 1997. The improvement in non-interest income was due primarily to a $2.0 million, or 94.2%, increase in service charges on deposits, which was attributable to increased ATM network fees and the continuation of Harris Financial's "High Performance Checking" program. Offsetting this improvement was a reduction in net servicing income, which decreased to $137,000 for the year ended December 31, 1998 compared to $2.2 million for the year ended December 31, 1997. The decrease reflected relatively low market interest rates and mortgage rates which resulted in high levels of mortgage refinancing in 1998. However, the relatively low market interest rate environment permitted Harris Financial to generate $5.0 million in net gains on the sale of loans for the year ended December 31, 1998 compared to $2.5 million for the year ended December 31, 1997, as well as net gains on the sale of other securities of $2.4 million for the year ended December 31, 1998 compared to $481,000 for the year ended December 31, 1997. Finally, other non-interest income decreased to $735,000 for the year ended December 31, 1998 from $2.3 million for the year ended December 31, 1997, reflecting the recognition in 1997 of $1.6 million as partial fraud recovery on a claim associated with Harris Financial's 1996 acquisition of another financial institution.

   Non-interest Expense. Non-interest expense increased $7.5 million, or 20.9%, to $43.3 million for the year ended December 31, 1998 from $35.8 million for the year ended December 31, 1997. The increase was due to increased salaries and benefits, which increased $3.3 million, or 17.5%, due to increased staffing to support Harris Financial's transition to a full-service community bank. Similarly, equipment expense increased by $1.1 million, or 51.2%, primarily because of higher depreciation expense associated with the new main frame computer system installed in 1997. The increase in occupancy expense (4.4%), consulting expenses (42.9%), and supplies, telephone and postage (33.2%), was attributed primarily to the continued expansion of Harris Financial's core businesses during the period.

   Income Tax Expense. Income tax expense decreased $1.0 million, or 12.1%, to $7.3 million for the year ended December 31, 1998 from $8.3 million for the year ended December 31, 1997. Harris Financial's effective tax rate was 27.5% for the year ended December 31, 1998, reflecting the impact of Harris Financial's investment in tax-free marketable securities.

Average Balance Sheet

   The following table sets forth information relating to Harris Financial's average balance sheet and reflects the average yield on assets and average cost of liabilities for the periods indicated and the average yields earned and rates paid. These yields and costs are derived by dividing income or expense by the average balance of assets or liabilities, respectively, for the periods presented. Average balances are daily averages.

                                                          Three Months Ended March 31,
                                    -------------------------------------------------------------------------
                                                    2000                                 1999
                           Rate at  ------------------------------------ ------------------------------------
                          March 31,  Average                   Average    Average                   Average
                           2000(1)   Balance   Interest(1)(2) Yield/Cost  Balance   Interest(1)(2) Yield/Cost
                          --------- ---------- -------------- ---------- ---------- -------------- ----------
                                                             (Dollars in Thousands)
Assets:
 Interest earning
  assets:
 Mortgage loans,
  net(5)................    7.08%   $  548,851    $ 9,744        7.10%   $  609,208    $11,970        7.86%
 Commercial loans(5)....    8.10       355,772      7,136        8.02       224,465      4,255        7.58
 Direct consumer
  loans(5)..............    8.93       169,797      3,682        8.67       143,750      2,941        8.18
 Indirect consumer
  loans(5)..............    8.34       221,414      4,109        7.42       133,762      2,740        8.19
 Marketable securities--
  taxable, net..........    6.94     1,216,824     21,425        7.04     1,131,738     17,853        6.31
 Marketable securities--
  tax free, net.........    8.83        59,401      1,325        8.92       117,697      2,435        8.28
 Other interest-earning
  assets................    4.93        24,044        279        4.64        29,077        366        5.03
                            ----    ----------    -------        ----    ----------    -------        ----
Total interest earning
 assets.................    7.33     2,596,103     47,700        7.35     2,389,697     42,560        7.12
                            ----                  -------        ----                  -------        ----
Noninterest earning
 assets.................                97,692                              101,290
                                    ----------                           ----------
Total assets............            $2,693,795                           $2,490,987
                                    ==========                           ==========
Liabilities and
 Stockholders' Equity:
 Interest-bearing
  liabilities:
 Savings deposits.......    2.54    $  124,200        676        2.18    $  143,872        686        1.91
 Time deposits..........    5.45       940,971     12,689        5.39       768,883     10,094        5.25
 NOW and money market
  accounts..............    2.80       334,029      2,217        2.65       292,092      1,690        2.31
 Escrow.................    1.53         3,664         16        1.75        10,729         25        0.93
 Borrowed funds.........    5.97     1,096,956     16,120        5.88     1,060,310     14,092        5.32
                            ----    ----------    -------        ----    ----------    -------        ----
Total interest-bearing
 liabilities............    5.20     2,499,820     31,718        5.08     2,275,886     26,587        4.67
                            ----    ----------    -------        ----    ----------    -------        ----
Noninterest-bearing
 liabilities............                27,347                               24,765
                                    ----------                           ----------
Total liabilities.......             2,527,167                            2,300,651
Stockholders' equity....               166,628                              190,336
                                    ----------                           ----------
Total liabilities and
 stockholders' equity...            $2,693,795                           $2,490,987
                                    ==========                           ==========
Net interest income.....                          $15,982                              $15,973
                                                  =======                              =======
Interest rate
 spread(3)..............                                         2.27%                                2.45%
                                                                 ====                                 ====
Net interest-earning
 assets.................            $   96,283                           $  113,811
                                    ==========                           ==========
Net interest margin(4)..                                         2.46%                                2.67%
                                                                 ====                                 ====
Ratio of interest-
 earning assets to
 interest-bearing
 liabilities............                  1.04                                 1.05
                                    ==========                           ==========

--------
(1) Includes income recognized on deferred loan fees of $211,000 and $444,000 for the three months ended March 31, 2000 and 1999, respectively, and the effect of estimated deferred loan fees of $1.1 million (annualized) at March 31, 2000.
(2) Interest income and yields are shown on a tax equivalent basis.
(3) Represents the difference between the average yield on interest-earning assets and the average cost of interest-bearing liabilities.
(4) Represents the annualized net interest income before the provision for loan losses divided by average interest-earning assets.

(5) Includes non-accrual loans.

                                                              Years Ended December 31,
                   --------------------------------------------------------------------------------------------------------------
                                   1999                                 1998                                 1997
                   ------------------------------------ ------------------------------------ ------------------------------------
                    Average                   Average    Average                   Average    Average                   Average
                    Balance   Interest(1)(2) Yield/Cost  Balance   Interest(1)(2) Yield/Cost  Balance   Interest(1)(2) Yield/Cost
                   ---------- -------------- ---------- ---------- -------------- ---------- ---------- -------------- ----------
                                                               (Dollars in Thousands)
Assets:
Interest earning
 assets:
 Mortgage loans,
  net(5).........  $  608,137    $ 45,310       7.45%   $  580,303    $48,593        8.37%   $  556,995    $45,808        8.22%
 Commercial
  loans(5).......     290,014      22,197       7.65       138,229     11,694        8.46        78,567      6,767        8.61
 Direct consumer
  loans(5).......     151,519      13,267       8.76       144,158     11,995        8.32       141,785     11,471        8.09
 Indirect
  consumer
  loans(5).......     180,588      13,678       7.57       102,203      8,291        8.11       102,190      7,971        7.80
 Marketable
  securities -
  taxable, net...   1,142,922      73,815       6.46     1,157,064     75,225        6.50       916,265     61,561        6.72
 Marketable
  securities--tax
  free, net......      99,096       8,300       8.38       113,106      9,588        8.48       103,708      8,839        8.52
 Other interest-
  earning
  assets.........      26,767       1,167       4.36        28,871      1,982        6.87        20,524      1,744        8.49
                                 --------       ----    ----------    -------        ----    ----------    -------        ----
Total interest
 earning assets..   2,499,043     177,734       7.11     2,263,934    167,368        7.39     1,920,034    144,161        7.51
                                 --------       ----    ----------    -------        ----                  -------        ----
Noninterest
 earning assets..      95,163                               88,977                               75,123
                   ----------                           ----------                           ----------
Total assets.....  $2,594,206                           $2,352,911                           $1,995,157
                   ==========                           ==========                           ==========
Liabilities and
 Stockholders'
 Equity:
Interest-bearing
 liabilities:
 Savings
  deposits.......  $  139,098       2,931       2.11    $  147,954      3,285        2.22    $  147,738      4,072        2.76
 Time deposits...     810,444      42,648       5.26       726,316     40,153        5.53       782,578     43,760        5.59
 NOW and money
  market
  accounts.......     315,812       7,228       2.29       258,504      7,094        2.74       220,557      6,551        2.97
 Escrow..........       5,034          90       1.79         8,997         90        1.00         7,444        116        1.55
 Borrowed funds..   1,113,848      60,494       5.43       997,260     56,528        5.67       654,447     38,586        5.90
                   ----------    --------       ----    ----------    -------        ----    ----------    -------        ----
Total interest-
 bearing
 liabilities.....   2,384,236     113,391       4.76     2,139,031    107,150        5.01     1,812,764     93,085        5.13
                                 --------       ----                  -------        ----                  -------        ----
Noninterest-
 bearing
 liabilities.....      24,552                               27,667                               17,853
                   ----------                           ----------                           ----------
Total
 liabilities.....   2,408,788                            2,166,698                            1,830,617
Stockholders'
 equity..........     185,418                              186,213                              164,540
                   ----------                           ----------                           ----------
Total liabilities
 and
 stockholders'
 equity..........  $2,594,206                           $2,352,911                           $1,995,157
                   ==========                           ==========                           ==========
Net interest
 income..........                $ 64,343                             $60,218                              $51,076
                                 ========                             =======                              =======
Interest rate
 spread(3).......                               2.35%                                2.38%                                2.38%
                                                ====                                 ====                                 ====
Net interest-
 earning assets..  $  114,807                           $  124,903                           $  107,270
                   ==========                           ==========                           ==========
Net interest
 margin(4).......                               2.57%                                2.66%                                2.66%
                                                ====                                 ====                                 ====
Ratio of
 interest-earning
 assets to
 interest-bearing
 liabilities.....        1.05                                 1.06                                 1.06
                   ==========                           ==========                           ==========

-------
(1) Includes income recognized on deferred loan fees of $1.6 million in 1999, $2.6 million in 1998, and $1.3 million in 1997.
(2) Interest income and yields are shown on a tax equivalent basis.
(3) Represents the difference between the average yield on interest-earning assets and the average cost of interest-bearing liabilities.
(4) Represents the annualized net interest income before the provision for loan losses divided by average interest-earning assets.

(5) Includes non-accrual loans.

Rate/Volume Analysis

   The table below sets forth information regarding changes in interest income and interest expense of Harris Financial for the periods indicated. For each category of interest-earning assets and interest-bearing liabilities, information is provided on changes attributable to changes in average volume (changes in average volume multiplied by old rate) and changes in rate (change in rate multiplied by old average volume). Changes in interest income and interest expense arising from the combination of rate and volume variances are pro-rated across rate and volume variances.

                           Three Months Ended        Years Ended December     Years Ended December
                         March 31, 2000 vs. 1999      31, 1999 vs. 1998        31, 1998 vs. 1997
                         -------------------------  ------------------------  ----------------------
                           Increase (decrease)       Increase (decrease)      Increase (decrease)
                         -------------------------  ------------------------  ----------------------
                         Volume    Rate      Net    Volume   Rate      Net    Volume   Rate    Net
                         -------  -------  -------  ------  -------  -------  ------  ------  ------
                                                   (In Thousands)
Interest earning
 assets:(1)
 Mortgage loans, net.... $(1,129) $(1,097) $(2,226) $2,246  $(5,529) $(3,283) $1,925  $  860  $2,785
 Commercial loans.......   2,621      260    2,881  11,720   (1,217)  10,503   5,047    (120)  4,927
 Direct consumer
  loans.................     557      184      741     625      647    1,272     189     335     524
 Indirect consumer
  loans.................   1,648     (279)   1,369   5,972     (585)   5,387       1     319     320
 Marketable securities-
  taxable...............   1,407    2,165    3,572    (938)    (472)  (1,410) 15,724  (2,060) 13,664
 Marketable securities-
  tax free..............  (1,286)     176   (1,110) (1,176)    (112)  (1,288)    795     (46)    749
 Other interest earning
  assets................     (60)     (27)     (87)   (136)    (679)    (815)    617    (379)    238
                         -------  -------  -------  ------  -------  -------  ------  ------  ------
   Total interest
    earning assets......   3,758    1,382    5,140  18,313   (7,947)  10,366  24,298  (1,091) 23,207
                         -------  -------  -------  ------  -------  -------  ------  ------  ------
Interest bearing
 liabilities:
 Savings deposits.......    (100)      90      (10)   (194)    (160)    (354)      6    (793)   (787)
 Time deposits..........   2,319      276    2,595   4,514   (2,019)   2,495  (3,127)   (480) (3,607)
 NOW and money market
  deposits..............     260      267      527   1,413   (1,279)     134   1,067    (524)    543
 Escrow.................     (23)      14       (9)    (51)      51       --      21     (47)    (26)
 Borrowed funds.........     501    1,527    2,028   6,426   (2,460)   3,966  19,512  (1,570) 17,942
                         -------  -------  -------  ------  -------  -------  ------  ------  ------
   Total interest
    bearing
    liabilities.........   2,957    2,174    5,131  12,108   (5,867)   6,241  17,479  (3,414) 14,065
                         -------  -------  -------  ------  -------  -------  ------  ------  ------
 Net change in interest
  income................ $   801  $  (792) $     9  $6,205  $(2,080) $ 4,125  $6,819  $2,323  $9,142
                         =======  =======  =======  ======  =======  =======  ======  ======  ======

--------

(1) Interest income for all periods is presented on a tax-equivalent basis.

Asset and Liability Management--Interest Rate Risk Analysis

   Nearly all of Harris Financial's interest rate risk exposure is associated with Harris Savings Bank because it holds all of Harris Financial's interest-bearing liabilities and almost all of its interest-earning assets. Fluctuations in market interest rates will impact both the level of net interest income and the market value of Harris Financial's assets and liabilities. In addition to interest rate risk associated with loans and deposits, Harris Financial manages interest rate risk associated with its leverage portfolios. The leverage portfolios include investments in marketable securities which are funded through wholesale borrowings, most of which are match funded. Harris Financial also sells a significant portion of its conforming 30-year mortgage loan originations to reduce its interest rate risk exposure. In addition, Harris Financial's investment and borrowing activities are managed to mitigate its interest rate risk profile.

   Harris Financial has an Asset/Liability Committee that meets at least monthly to monitor and manage interest rate risk exposure. Harris Financial primarily employs a dynamic interest rate sensitivity or "GAP" analysis and net interest income volatility analysis to assist in the management of interest rate risk. The Asset/Liability Committee communicates monthly to the Board of Directors on all matters relevant to interest rate risk exposures. In the context of this discussion, dynamic GAP refers to Harris Financial's refinement of standard repricing analysis procedures to include anticipated prepayments, option calls, and other factors not normally employed in static GAP analysis. Harris Financial's standard Asset/Liability Committee procedures include a review of monthly GAP results. The table below sets forth the amounts of Harris Financial's interest-earning assets and interest-bearing liabilities at March 31, 2000 that are anticipated to mature or reprice in each of the future time periods shown. As of that date, Harris Financial's cumulative one-year GAP ratio was (12.83%) and three-year GAP ratio was (10.06%). These assumptions reflect the rising interest rates existing in the market at March 31, 2000.

                                                        At March 31, 2000
                          ----------------------------------------------------------------------------------------
                                             More than One       More than
                            One Year or      Year to Three     Three Years to      More than
                               Less              Years           Five Years       Five Years           Total
                          -----------------  ----------------  ----------------  --------------  -----------------
                           Balance     Rate   Balance    Rate   Balance    Rate  Balance   Rate    Balance   Rate
                          ----------   ----  ---------   ----  ---------   ----  --------  ----  ----------- -----
                                                     (Dollars in thousands)
INTEREST-EARNING ASSETS:
Cash and cash
 equivalents............  $   26,737   4.93% $     --     -- % $     --     -- % $ 27,795   -- % $    54,532  2.42%
Marketable securities(1)
 (3)....................     607,587   6.93     71,161   6.77     65,302   6.91   617,662  6.89    1,361,712  6.90
Commercial loans........     188,054   8.31     92,054   8.05     74,640   7.81    22,878  7.45      377,625  8.10
Mortgage loans(2).......     126,706   7.17    127,169   6.84     99,982   6.76   204,512  6.79      556,608  6.88
Consumer loans..........     143,733   8.75    154,447   8.42     66,478   8.59    15,221  9.16      379,880  8.61
                          ----------   ----  ---------   ----  ---------   ----  --------  ----  ----------- -----
Total interest-earning
 assets.................  $1,092,817   7.39% $ 444,831   7.63% $ 306,402   7.45% $888,068  6.71% $ 2,730,357 7 .21%
                          ==========   ====  =========   ====  =========   ====  ========  ====  =========== =====
INTEREST-BEARING
 LIABILITIES:
Savings accounts........  $   16,733   5.31% $     --     -- % $     --     -- % $128,960  2.18% $   145,693  2.54%
Interest-bearing Demand
 deposit accounts.......         --     --         --     --         --     --    102,463  1.10      102,463  1.10
Non-interest bearing
 Demand deposit
 accounts...............         --     --         --     --         --     --     48,780   --        48,780   --
Money market accounts
 (variable).............     178,670   4.54        --     --         --     --        --    --       178,670  4.54
Time deposits...........     480,803   5.20    304,831   5.79     88,392   6.46     3,406  5.87      964,282  5.45
Escrow..................         --     --         --     --         --     --      3,354  1.53        3,354  1.53
Other borrowings........     771,711   5.87     63,375   5.05    175,000   6.71   199,939  5.80    1,123,175  6.40
                          ----------   ----  ---------   ----  ---------   ----  --------  ----  ----------- -----
Total interest-bearing
 liabilities............  $1,447,917   5.48% $ 368,206   5.67% $ 263,392   6.63% $486,902  3.24% $2,566 ,417  5.20%
                          ----------   ----  ---------   ----  ---------   ----  --------  ----  ----------- -----
Interest sensitivity gap
 per period.............  $ (355,100)        $  76,625         $  43,010         $401,166        $   163,940
                          ==========         =========         =========         ========        ===========
Cumulative interest
 Sensitivity gap........  $ (355,100)        $(278,475)        $(235,465)        $165,701
                          ==========         =========         =========         ========
Cumulative interest
 sensitivity gap as a
 percent of total
 assets.................      (12.83)%          (10.06)%           (8.51)%           5.99%
                          ==========         =========         =========         ========
Cumulative net interest-
 earning assets as a
 percentage of net
 interest-bearing
 liabilities............       75.48%            84.67%            88.68%          106.46%
                          ==========         =========         =========         ========

--------
(1) Book value (net of allowance for sale adjustment) of investment portfolio.
(2)  Excludes deferred loan costs and fees.
(3) Includes amounts presented on a tax equivalent basis.

   Generally, the amount of assets and liabilities shown in the table were determined based upon the contractual terms of the underlying financial instruments. However, certain instruments have been presented based on the estimated effects of general repricing and prepayment assumptions. In the current economic environment, refinancing activity is expected to remain at historically low levels due to rising interest rates. Slow prepayment speeds have been assumed for both mortgage loans and mortgage-backed securities. Marketable securities that contain call provisions are assumed not to call. Consumer loans are also assumed to prepay at below average speeds. Time deposits, money market accounts, high rate savings accounts, escrow accounts, and wholesale borrowed funds reflect the contractual maturities of the underlying deposits. Remaining transaction accounts and most of the Harris Savings Bank's short-term savings accounts are considered not to be interest rate sensitive and are assumed to mature beyond five years. Certain borrowings that contain options to convert have been assumed to convert and refinance at expected higher rates.

   During January 2000, Harris Financial converted $100 million of short-term borrowings to fixed-rate borrowings with a weighted-average maturity of greater than four years. These actions were taken to reduce its three-year GAP to within Harris Financial's policy threshold of + or - 15%.

   Net interest income volatility analysis is used to measure the probable effect of significant changes in market interest rates upon Harris Financial's projected net interest income. Management considers one-year and two-year projections for net interest income volatility to be most relevant for managing Harris Financial's interest rate risk exposure. Harris Financial's standard Asset/Liability Committee procedures include a review of monthly analysis results for net interest income volatility. Using Harris Financial's asset and liability portfolios as of March 31, 2000, management projects net interest income for the one year projection to increase $0.3 million, or 0.4%, if market rates decrease 200 basis points over the next twelve months and to decrease $3.9 million, or 5.9%, if market rates increase 200 basis points over the next twelve months. These net interest income volatility values are within the thresholds established by the Board of Directors for market rate shocks.

                                        -200 bp -100 bp 0 bp  +100 bp  +200 bp
                                        ------- ------- ----  -------  -------
Interest Rate Scenarios
Absolute change in net interest income
 (in millions)........................   $0.3    $1.1   $0.0   ($1.9)   ($3.9)
Relative change in net interest
 income...............................    0.4%    1.6%   0.0%   (2.8)%   (5.9)%
Board of Directors' limit.............   10.0%    5.0%   0.0%   (5.0)%  (10.0)%

Financial Instruments and Risk Management

   As of March 31, 2000, Harris Financial had entered into six total return interest rate swap contracts. The swap contracts are intended to hedge market value fluctuations in Harris Financial's retail construction loan portfolio that are caused by changes in market interest rates. Each swap contract has a duration of six to eight months and consists of two components:

  . Harris Financial exchanges fixed rate interest payments on a designated mortgage-backed security pool for a floating rate interest payment indexed to the London Interbank Offered Rate (LIBOR) minus 99 basis points. The settlement is made on a monthly basis between Harris Financial and the counter party.

  . A lump sum payment which reflects the change in market value of the designated mortgage-backed security pool from the inception of the swap contract to the end of the swap contract. This payment is made at the final date of the contract between Harris Financial and the counter party. Harris Financial receives a payment if the market value of the underlying mortgage-backed security pool declines. Conversely, Harris Financial must pay the counter party if the value of the mortgage-backed security pool increases.

   The total return swaps are designed to hedge against the decline in the market value of a specifically identified pool of fixed rate construction loans that are to be sold upon their conversion to long term mortgage loans. Harris Financial has determined that there is a high degree of correlation between the changes in the market value of the underlying mortgage-backed security pool and the fair market value of the hedged loans. Accordingly, Harris Financial has recorded the change in market value of the contract on the balance sheet, with an offsetting entry to the carrying value of the hedged loans. The ultimate gain or loss incurred by Harris Financial as a result of the changes in the market value of the contract will be recognized upon the sale of the construction loans. Harris Financial has accounted for the interest rate swap portion of the contract using synthetic instrument accounting. Under this method, income or losses related to the interest rate swap are accrued as they occur. The notional amount of the contracts and the fair value gain or loss of the swap as of March 31, 2000, are shown in the following table:

                     Total Return Interest Rate Swaps

    Contract                                             Notional                 Fair Value
      Date                 Category                       Amount                  Gain (loss)
    --------           ----------------                  --------                 -----------
                            (Dollars in Thousands)
   08/19/1999           7.0% FNMA Pool                   $ 7,500                     $138
   10/19/1999           7.0% FNMA Pool                     5,000                       60
   11/30/1999           7.0% FNMA Pool                     5,000                       58
   02/01/2000           7.0% FNMA Pool                     5,000                      (46)
   03/02/2000           7.5% FNMA Pool                     5,000                      (20)
   03/16/2000           7.5% FNMA Pool                     5,000                      (12)
                                                         -------                     ----
     Total                                               $32,500                     $178
                                                         =======                     ====

   As of March 31, 2000, Harris Financial had entered into three callable interest rate swaps totaling $41.0 million. The callable interest rate swaps are matched to callable certificates of deposits. The fixed interest rate received by Harris Financial as a result of the swap is passed on to the holder of the certificate of deposit. Each callable interest rate swap has the same call date as the callable certificate of deposit to which it is matched. The first callable interest rate swap was entered into on November 16, 1999. This interest rate swap is matched to a callable certificate of deposit with a 10-year final maturity and callable after one year. The second callable interest rate swap was entered into December 6, 1999. This interest rate swap is matched to a callable certificate of deposit with a seven year final maturity and callable after one year. The third callable interest rate swap was entered into on February 8, 2000. The interest rate swap is matched to a callable certificate of deposit with a three and a half year final maturity and callable after one year. For the first two interest rate swaps, Harris Financial pays a rate of three month LIBOR less 9 basis points. For the third interest rate swap, Harris Financial pays a rate of three month LIBOR less 8 basis points. For the November 16, 1999 interest rate swap, Harris Financial receives an interest rate of 7.35%, creating an effective borrowing rate of 6.00% as of March 31, 2000. For the December 6, 1999 interest rate swap, Harris Financial receives an interest rate of 7.00%, creating an effective borrowing rate of 6.03% as of March 31, 2000. For the February 8, 2000 interest rate swap, Harris Financial receives an interest rate of 7.00%, creating an effective borrowing rate of 6.01% as of March 31, 2000.

   The notional amount of the contracts and the fair value of the callable interest rate swaps as of March 31, 2000, are shown in the following table:

                       Callable Interest Rate Swaps

                                                                                  Fair Value
                                                                                    as of
    Contract                                             Notional                 March 31,
      Date               Maturity Date                    Amount                     2000
   ----------          ----------------                  --------                 ----------
                            (Dollars in Thousands)
   11/16/1999             11/16/2009                     $12,500                    $(130)
   12/06/1999             12/06/2006                      13,500                     (167)
   02/08/2000             08/08/2003                      15,000                     (262)
                                                         -------                    -----
   Total                                                 $41,000                    $(559)
                                                         =======                    =====

Liquidity and Capital Resources

   Harris Financial is required to maintain minimum levels of liquid assets as defined by regulatory authorities. This requirement, which varies from time to time depending upon economic conditions and deposit flows, is based upon a percentage of deposits and short-term borrowings. Harris Financial historically has maintained a level of liquid assets in excess of regulatory requirements. Harris Financial adjusts its liquidity levels in order to meet funding needs for deposit outflows, payment of real estate taxes from escrowed funds, when applicable, and loan commitments. Harris Financial also adjusts liquidity as appropriate to meet its asset/liability objectives.

   Harris Financial's primary sources of funds are deposits, amortization and prepayment of loans and mortgage-backed securities, Federal Home Loan Bank advances, maturities of investment securities and other short-term investments, and funds provided from operations. While scheduled loan and mortgage-backed securities repayments are a relatively predictable source of funds, deposit flows and loan prepayments are greatly influenced by general interest rates, economic conditions and competition. Harris Financial manages the pricing of its deposits to maintain a steady deposit balance. In addition, Harris Financial invests excess funds in federal funds and other short-term interest-earning assets and other assets which provides liquidity to meet lending requirements.

   Deposits and borrowings are Harris Financial's primary source of externally generated funds. The level of deposit inflows during any given period is heavily influenced by factors outside of management's control, such as the general level of short- and long-term interest rates in the economy, as well as higher alternative yields that investors may obtain on competing investment instruments such as money market mutual funds. As noted previously, Harris Financial relies significantly on wholesale funding sources to support its investment leveraging strategy and, to a lesser extent, to supplement funding from local market deposits. Harris Financial primarily relies upon advances from the Federal Home Loan Bank of Pittsburgh and, to a lesser extent, repurchase agreements with private corporations and brokered deposits. At March 31, 2000, Harris Financial had $1.123 billion of borrowings, including $915.0 million of Federal Home Loan Bank borrowings. Harris Financial's maximum borrowing capacity with the Federal Home Loan Bank totaled $1.009 billion at March 31, 2000. Harris Financial has the ability to generate substantial additional funding, if required, through the use of additional repurchase agreements and brokered deposits, through investment collateral restructuring, and through the raising of out-of-market deposit funds.

   In recent years, Harris Financial has maintained substantial excess liquidity which, in this case, refers to the ability of Harris Financial to generate an amount of cash over and above its current commitments without taking any action that would diminish earnings or capital. Harris Financial anticipates that it will have sufficient funds available from normal operations to meet its current commitments. At March 31, 2000, Harris Financial had commitments to originate loans, including funds available on construction loans, of $62.6 million, and no commitments to purchase marketable securities. As of March 31, 2000, Harris Financial was also obligated to pay $5.4 million under its lease agreements for branch and administrative facilities. Certificates of deposits that are scheduled to mature in one year or less as of March 31, 2000, totaled $526.6 million, including $45.8 million of brokered certificates. Based upon historical experience, management estimates that a significant portion of its retail certificates of deposit will remain with Harris Financial. Harris Savings Bank is required to maintain a certain level of liquid assets, as determined by management and reviewed for adequacy by the Federal Deposit Insurance Corporation during their regular examination. The FDIC, however, does not prescribe by regulation a minimum amount or percentage of liquid assets. The FDIC allows any marketable security whose sale would not impair the capital adequacy to be eligible for liquidity.

Impact of Inflation and Changing prices

   The Consolidated Financial Statements of Harris Financial and Notes thereto, presented elsewhere herein, have been prepared in accordance with generally accepted accounting principles, which require the measurement of financial position and operating results in terms of historical dollars without considering the change in the relative purchasing power of money over time and due to inflation. The impact of inflation is reflected in the increased cost of Harris Financial's operations. Unlike most industrial companies, nearly all the assets and liabilities of Harris Financial are monetary. As a result, interest rates have a greater impact on Harris Financial's performance than do the effects of general levels of inflation. Interest rates do not necessarily move in the same direction or to the same extent as the price of goods and services.

Effect of New Accounting Standards

   Statement of Financial Accounting Standards No. 130, Reporting Comprehensive Income, establishes the standards for the reporting and display of comprehensive income in the financial statements. Comprehensive income represents net earnings and certain amounts reported directly in stockholders' equity, such as the net unrealized gain or loss on available-for-sale securities. Harris Financial adopted Statement of Financial Accounting Standards No. 130 on June 30, 1998.

   Statement of Financial Accounting Standards No. 131, Disclosure about Segments of an Enterprise and Related Information, establishes disclosure requirements for segment operations. Harris Financial adopted Statement of Financial Accounting Standards No. 131 on July 1, 1998.

   Statement of Financial Accounting Standards No. 132, Employers' Disclosures about Pensions and other Postretirement Benefits, revises the disclosure requirements for pension and other postretirement benefit plans. Harris Financial adopted Statement of Financial Accounting Standards No. 132 on July 1, 1998.

   During June 1998, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 133, "Accounting for Derivative Instruments and Hedging Activities" (SFAS 133). The statement establishes accounting and reporting standards requiring that every derivative instrument (including certain derivative instruments embedded in other contracts) be recorded in the balance sheet as either an asset or liability measured at its fair value. SFAS 133 requires that changes in the derivative's fair value be recognized currently in earnings unless specific hedge criteria are met. Special accounting for qualifying hedges allows a derivative's gains and losses to offset related results on the hedged item in the income statement, and requires that a company must formally document, designate and assess the effectiveness of transactions that receive hedge accounting treatment. SFAS 133 is effective for fiscal years beginning after June 15, 2000. A company may also implement the statement as of the beginning of any fiscal quarter after issuance. The statement cannot be applied retroactively. Management has not yet quantified the impact of adopting SFAS 133 on the financial statements and has not determined the timing of or method of adoption of the statement. However, the application of the statement could increase volatility in earnings and comprehensive income.

                   BUSINESS OF WAYPOINT FINANCIAL CORP.

General

   Waypoint Financial Corp. was formed in March 2000 to facilitate the conversion and merger and has no historical business activities or results of operations. Waypoint Financial Corp will be the successor to Harris Financial and York Financial after the conversion and merger. Harris Savings Bank will change its name to Waypoint Bank in connection with the conversion and York Federal will merge into Waypoint Bank as part of the merger. As a result, please refer to the "Business of Harris Financial and Harris Savings Bank" below and the description of financial information regarding York Financial beginning on page G-1 of this document.

              BUSINESS OF HARRIS FINANCIAL AND HARRIS SAVINGS BANK

   Harris Financial conducts its business activities through its wholly-owned subsidiary, Harris Savings Bank. As a result, reference to Harris Financial in the following discussion generally refers to Harris Financial and Harris Savings Bank. Harris Savings Bank was formed in 1886. It presently operates 37 full service offices, an operations center, a business center, a support center, five loan production offices, a mortgage lending office and a business banking office. Harris Savings Bank's primary business is attracting deposits from the general public and investing such deposits in residential and commercial real estate loans, commercial business loans, consumer loans and investment securities. Harris Savings Bank primarily serves individuals and business customers in the five central Pennsylvania counties of Dauphin, Cumberland, York, Lancaster and Lebanon, and in the northern Maryland county of Washington. Harris Savings Bank offers residential mortgage loans in Pennsylvania and Maryland, and consumer loans throughout most of the eastern United States.

Market Area

   Harris Financial was the third largest Pennsylvania thrift holding company, based on assets as of March 31, 2000. Following the offering and the merger, Waypoint Financial will be the second largest Pennsylvania thrift holding company. Harris Financial is headquartered and maintains its largest market presence in the Harrisburg metropolitan area. It also serves the south-central region of the state with 23 branch offices of Harris Savings Bank. Harris Financial maintains four additional branch offices in the Hagerstown, Maryland metropolitan area. Through the branch network of Harris Savings Bank, Harris Financial serves five counties, while several loan production offices serve three additional counties in southern and southeastern Pennsylvania. This network of branches provides access to a population base that exceeds 1.5 million persons, and includes both metropolitan areas and more rural sections of the state.

   York Financial is the fifth largest Pennsylvania thrift holding company, based on assets as of March 31, 2000, with 25 branch offices. York Financial is headquartered in the City of York, which is centrally located in York County. York Financial's largest market presence is York County, followed by Cumberland County which is north of York County. York Financial operates 23 branch offices through York Federal in four counties in south-central Pennsylvania, along with two branches in Harford County, Maryland, located in the northeastern section of Maryland.

   The primary market area includes a mixture of rural, suburban and urban markets, with the Harrisburg Metropolitan Statistical Area being the most populous and more urban of the markets served by Harris Savings Bank and York Federal branches. Given the wide ranging presence of the branch network, the market area of Harris Financial and York Financial has a fairly diversified economy, with services, wholesale/retail trade, manufacturing, and state and local government constituting the basis of the economy.

Competition

   Harris Financial faces intense competition for deposits and loans in its primary market area. Harris Financial's most direct competition for deposits historically has come from commercial banks and savings banks operating in its primary market area, credit unions, and, to a lesser but increasing extent, from other financial services companies, such as brokerage firms and insurance companies. While these entities continue to provide a source of competition for deposits, Harris Financial increasingly faces significant competition for deposits from the mutual fund industry as the public continues to invest relatively more savings in securities than in insured deposits. Harris Financial also faces significant competition for investors' funds from short-term money market securities, corporate securities and government securities.

   Harris Financial faces significant competition for loans from savings banks and commercial banks in its market area, and from other financial service providers, such as mortgage companies and mortgage brokers. Competition is likely to increase as a result of the recent enactment of the Financial Services Modernization Act of 1999, which eases restrictions on entry into the financial services market by insurance companies and securities firms. Moreover, to the extent that these changes permit banks, securities firms and insurance companies to affiliate, the financial services industry could experience further consolidation. This could result in a growing number of larger financial institutions competing in Harris Financial's primary market area that offer a wider variety of financial services than Harris Financial currently offers. Competition for deposits, for the origination of loans and the provision of other financial services may limit Harris Financial's growth and adversely impact its profitability in the future.

Analysis of Loan Portfolio

 The following table sets forth selected data relating to the composition of Harris Financial's loan portfolio, by type of loan on the dates indicated.

                                                                            At December 31,
                                        ---------------------------------------------------------------------------
                    At March 31, 2000          1999                1998               1997              1996
                    ------------------  ------------------  ------------------  ----------------  -----------------
                      Amount   Percent    Amount   Percent    Amount   Percent   Amount  Percent   Amount   Percent
                    ---------- -------  ---------- -------  ---------- -------  -------- -------  --------  -------
                                                              (Dollars in Thousands)
Residential
mortgage loans:
 One-to four-
 family...........  $  537,225  40.88%  $  533,605  42.06%  $  566,438  53.65%  $539,248  60.34%  $514,694   62.31%
 Construction.....      19,383   1.48       23,270   1.83       29,032   2.76     35,209   3.94     25,647    3.11
 Other............         --    0.00           20   0.00        6,962   0.66      1,605   0.19     21,777    2.63
                    ---------- ------   ---------- ------   ---------- ------   -------- ------   --------  ------
  Total
  residential
  mortgage loans..     556,608  42.36      556,895  43.89      602,432  57.07    576,062  64.47   $562,118   68.05
                    ---------- ------   ---------- ------   ---------- ------   -------- ------   --------  ------
Business Banking:
 Commercial real
 estate loans.....     133,630  10.17      105,791   8.34       67,138   6.36     20,948   2.34     17,636    2.13
 Commercial
 business loans...     139,890  10.64      139,384  10.99       82,524   7.82     27,743   3.11        --     0.00
 Construction and
 site development
 loans............       8,740   0.67        5,517   0.43        1,943   0.18      5,278   0.59        --     0.00
 Income-producing
 real estate
 loans............      95,365   7.26       96,631   7.62       51,980   4.92     27,286   3.05     21,299    2.58
                    ---------- ------   ---------- ------   ---------- ------   -------- ------   --------  ------
  Total business
  banking loans...     377,625  28.74      347,323  27.38      203,585  19.28     81,255   9.09     38,935    4.71
                    ---------- ------   ---------- ------   ---------- ------   -------- ------   --------  ------
Consumer and other
loans:
 Manufactured
 housing..........      80,333   6.11       78,801   6.21       63,758   6.04     71,356   7.98     65,794    7.97
 Home equity and
 second mortgage..     184,104  14.01      179,180  14.12      155,310  14.71    155,861  17.44    153,464   18.58
 Indirect
 automobile and
 other(1).........     115,443   8.78      106,514   8.40       30,647   2.90      9,097   1.02      5,672    0.69
                    ---------- ------   ---------- ------   ---------- ------   -------- ------   --------  ------
  Total consumer
  loans...........     379,880  28.90      364,495  28.73      249,715  23.65    236,314  26.44    224,930   27.24
                    ---------- ------   ---------- ------   ---------- ------   -------- ------   --------  ------
  Loans
  receivable,
  gross...........   1,314,113 100.00%   1,268,713 100.00%   1,055,732 100.00%   893,631 100.00%  825, 983  100.00%
                    ---------- ======   ---------- ======   ---------- ======   -------- ======   --------  ======
Plus:
 Dealer
 reserves(2)......      21,165              20,698              13,996            14,504            13,880
Less:
 Unearned
 premiums.........         274                 296                 471               855              (327)
 Net deferred
 loans origination
 fees.............       9,327               9,259               8,527             8,182             7,952
 Allowance for
 loan losses......      12,032              11,873               9,088             8,192             8,322
                    ----------          ----------          ----------          --------          --------
  Loans
  receivable,
  net.............  $1,313,645          $1,267,983          $1,051,642          $890,906          $823,916
                    ==========          ==========          ==========          ========          ========
Residential
mortgage loans:
 ARM..............  $   58,444  10.50%  $   58,474  10.50%  $   65,725  10.91%  $ 90,615  15.73%  $133,544   22.89%
 Fixed-rate.......     498,164  89.50      498,421  89.50      536,707  89.09    485,447  84.27    449,873   77.11
                    ---------- ------   ---------- ------   ---------- ------   -------- ------   --------  ------
  Total mortgage
  loans...........  $  556,608 100.00%  $  556,895 100.00%  $  602,432 100.00%  $576,062 100.00%  $583,417  100.00%
                    ========== ======   ========== ======   ========== ======   ======== ======   ========  ======
                          1995
                    ------------------
                     Amount   Percent
                    --------- --------
Residential
mortgage loans:
 One-to four-
 family...........  $472,998   71.54%
 Construction.....    23,415    3.54
 Other............    23,015    3.48
                    --------- --------
  Total
  residential
  mortgage loans..   519,428   78.56
                    --------- --------
Business Banking:
 Commercial real
 estate loans.....     2,240    0.34
 Commercial
 business loans...       --     0.00
 Construction and
 site development
 loans............       --     0.00
 Income-producing
 real estate
 loans............    27,171    4.11
                    --------- --------
  Total business
  banking loans...    29,411    4.45
                    --------- --------
Consumer and other
loans:
 Manufactured
 housing..........    20,991    3.18
 Home equity and
 second mortgage..    83,031   12.56
 Indirect
 automobile and
 other(1).........     8,289    1.25
                    --------- --------
  Total consumer
  loans...........   112,311   16.99
                    --------- --------
  Loans
  receivable,
  gross...........   661,150  100.00%
                    --------- ========
Plus:
 Dealer
 reserves(2)......     4,308
Less:
 Unearned
 premiums.........      (220)
 Net deferred
 loans origination
 fees.............     7,959
 Allowance for
 loan losses......     6,114
                    ---------
  Loans
  receivable,
  net.............  $651,605
                    =========
Residential
mortgage loans:
 ARM..............  $114,185   20.89%
 Fixed-rate.......   432,414   79.11
                    --------- --------
  Total mortgage
  loans...........  $546,599  100.00%
                    ========= ========

----
(1) Includes credit card loans, education loans and unsecured personal loans.
(2) Represents reserves established for indirect auto and manufactured housing loan portfolios.

Loan Maturity Schedule

   The following table sets forth information as of March 31, 2000, regarding the dollar amount of loans in Harris Financial's portfolio based on their contractual terms to maturity. Demand loans, loans having no stated schedule of repayments and no stated maturity, and overdrafts are reported as due in one year or less. Adjustable and floating rate loans are included in the period in which interest rates are next scheduled to adjust rather than in which they mature, and fixed rate loans and mortgage-backed securities are included in the period in which the final contractual repayment is due.

                                    Over                             Over     Over
                                     One       Over     Over Three   Five      10     Total
                          Within   Through  Two Through  Through   Through  Through   After
                         One Year Two Years Three Years Five Years 10 Years 15 years 15 Years   Total
                         -------- --------- ----------- ---------- -------- -------- -------- ----------
                                                         (In Thousands)
Fixed-Rate Loans
Residential mortgage
 loans:
 One-to four-family..... $  4,233  $ 1,841    $ 3,204    $ 11,936  $ 41,001 $ 94,206 $322,360 $  478,781
 Construction...........    1,101      --         --          --        102    2,027   16,153     19,383
                         --------  -------    -------    --------  -------- -------- -------- ----------
   Total residential
    mortgage loans......    5,334    1,841      3,204      11,936    41,103   96,233  338,513    498,164
Commercial loans:
 Commercial real estate
  loans.................    1,467       75      4,851      10,386     2,069      --       673     19,521
 Commercial business
  loans.................   17,757    2,905      3,813      15,799     8,781   12,793      --      61,848
 Construction and site
  development loans.....      303      299        297       1,167       --       --       --       2,066
 Income-producing real
  estate loans..........    3,136       39        322      15,281     5,158      --       --      23,936
                         --------  -------    -------    --------  -------- -------- -------- ----------
   Total commercial
    loans...............   22,663    3,318      9,283      42,633    16,008   12,793      673    107,371
Consumer and other
 loans:
 Home equity and second
  mortgage..............      677    2,396      5,313      23,854    46,139   60,523    3,441    142,343
 Other..................    3,129    1,739      5,737      80,406    27,146   13,558   63,929    195,644
                         --------  -------    -------    --------  -------- -------- -------- ----------
   Total consumer and
    other loans.........    3,806    4,135     11,050     104,260    73,285   74,081   67,370    337,987
                         --------  -------    -------    --------  -------- -------- -------- ----------
   Total fixed-rate
    loans...............   31,803    9,294     23,537     158,829   130,396  183,107  406,556    943,522
Adjustable-Rate Loans
Residential mortgage
 loans:
 One-to four-family.....   31,921    5,304      8,123      12,298       798      --       --      58,444
 Construction...........      --       --         --          --        --       --       --         --
                         --------  -------    -------    --------  -------- -------- -------- ----------
   Total residential
    mortgage loans......   31,921    5,304      8,123      12,298       798      --       --      58,444
Commercial loans:
 Commercial real estate
  loans.................   37,962    3,129      9,105      48,792    15,121      --       --     114,109
 Commercial business
  loans.................   57,049    8,116        111       5,929     6,836      --       --      78,041
 Construction and site
  development loans.....    6,674      --         --          --        --       --       --       6,674
 Income-producing real
  estate loans..........   21,788    4,831     12,677      25,951     6,183      --       --      71,430
                         --------  -------    -------    --------  -------- -------- -------- ----------
   Total commercial
    loans...............  123,473   16,076     21,893      80,672    28,140      --       --     270,254
Consumer and other
 loans:
 Home equity and second
  mortgage..............   41,762      --         --          --        --       --       --      41,762
 Other..................      131      --         --          --        --       --       --         131
                         --------  -------    -------    --------  -------- -------- -------- ----------
   Total consumer and
    other loans.........   41,893      --         --          --        --       --       --      41,893
                         --------  -------    -------    --------  -------- -------- -------- ----------
   Total adjustable-rate
    loans...............  197,287   21,380     30,016      92,970    28,938      --       --     370,591
                         --------  -------    -------    --------  -------- -------- -------- ----------
Loans receivable,
 gross.................. $229,090  $30,674    $53,553    $251,799  $159,334 $183,107 $406,556 $1,314,113
                         ========  =======    =======    ========  ======== ======== ======== ==========

   The following table sets forth the dollar amount of all loans maturing or repricing after March 31, 2000 which have predetermined interest rates and have floating or adjustable interest rates.

                                                   Floating
                                                      or
                                    Predetermined Adjustable
                                        Rates       Rates      Total
                                    ------------- ---------- ----------
                                                  (In Thousands)
Mortgage loans.....................   $498,164     $ 58,444  $  556,608
Commercial loans...................    107,371      270,254     377,625
Consumer and other loans...........    337,987       41,893     379,880
                                      --------     --------  ----------
  Total............................   $943,522     $370,591  $1,314,113
                                      ========     ========  ==========

Residential Mortgage Lending

   Mortgage lending traditionally has been Harris Financial's primary business. In recent years, Harris Financial has increased its emphasis on its business banking, and decreased its reliance on traditional one- to four-family residential real estate lending. Although the total amount of one- to four-family residential real estate loans has remained relatively stable over the last five years, such loans have decreased to 42.4% of total loans at March 31, 2000 from 78.6% of total loans at December 31, 1995, due primarily to the growth of Harris Financial's business loan portfolio.

   One- to Four-Family Real Estate Loans. Historically, Harris Financial's primary lending activity was the origination of loans secured by one- to four-family residential real estate located in its primary market area. At March 31, 2000, $537.2 million, or 40.9%, of Harris Financial's net loans consisted of one- to four family mortgage loans. Of the one- to four family loans outstanding at that date, 89% were fixed-rate mortgage loans with an average yield of 7.0%, and 10.9% were adjustable-rate loans with an average yield of 7.77%. More recently, Harris Financial has sold into the secondary mortgage market a substantial portion of the conforming one- to four-family residential real estate loans that it originates. For the three months ended March 31, 2000 and the year ended December 31, 1999, Harris Financial sold 58.1% and 75.39%, respectively, of its one- to four-family mortgage loan originations.

   Harris Financial originates fixed-rate fully amortizing loans with maturities generally ranging between 10 and 30 years, and adjustable-rate mortgage loans with an interest rate based on the one year Constant Maturity Treasury Bill index. Management establishes interest rates charged on loans based on market conditions. Harris Financial offers mortgage loans that conform to Fannie Mae and Freddie Mac guidelines, as well as jumbo loans, which presently are loans in amounts over $252,700. Most one- to four-family loans recently sold by Harris Financial have been sold on a non-recourse basis with the servicing rights released.

   Harris Financial also currently offers adjustable-rate mortgage loans with terms of up to 30 years, with an interest rate based on the one year Constant Maturity Treasury Bill index, which adjust annually from the outset of the loan or which adjust annually after a three or five year initial fixed period. Interest rate adjustments on such loans are typically limited to no more than 2% during any adjustment period and 6% over the life of the loan. Adjustable-rate loans may possess a conversion option whereby the borrower may convert the loan to a fixed interest rate after a predetermined period of time, generally between the 13th and 60th months of the loan term. Harris Financial currently retains in portfolio most of its adjustable-rate mortgage loan originations. Those adjustable-rate loans that are sold are sold on a servicing released basis.

   Adjustable-rate mortgage loans held in Harris Financial's portfolio help reduce Harris Financial's exposure to changes in interest rates. There are, however, unquantifiable credit risks resulting from the potential of increased costs due to changed rates to be paid by borrowers. It is possible that during periods of rising interest rates, the risk of default on adjustable-rate mortgage loans may increase as a result of repricing and the increased payments required to be paid by borrowers. In addition, although adjustable-rate mortgage loans allow Harris Financial to increase the sensitivity of its asset base to changes in interest rates, the extent of this interest sensitivity is limited by the annual and lifetime interest rate adjustment limits. Because of these considerations, Harris Financial has no assurance that yields on adjustable-rate mortgage loans will be sufficient to offset increases in Harris Financial's cost of funds during periods of rising interest rates. Harris Financial believes these risks, which have not had a material adverse effect on Harris Financial to date, generally are lower than the risks associated with holding long-term fixed-rate loans in its portfolio in a rising interest rate environment.

   Harris Financial underwrites fixed- and adjustable-rate one- to four-family residential mortgage loans with loan-to-value ratios of up to 95%, provided that a borrower obtains private mortgage insurance on loans that exceed 80% of the appraised value or sales price, whichever is less, of the secured property. Harris Financial also requires that title insurance, hazard insurance and, if appropriate, flood insurance be maintained on all properties securing real estate loans made by Harris Financial. A licensed appraiser appraises all properties securing one- to four-family first mortgage loans.

   In an effort to provide financing for low and moderate income buyers, Harris Financial offers Pennsylvania Housing Finance Agency mortgage loans to qualified individuals. These loans are offered with fixed-rates of interest and terms of up to 30 years, and must be secured by one- to four-family residential property that is occupied by the owner. All of these loans are originated using modified underwriting guidelines, based on rates and terms established by the Pennsylvania Housing Finance Agency. These loans are generally offered with a discounted interest rate (approximately 75 to 100 basis points). All Pennsylvania Housing Finance Agency loans are originated in amounts of up to 95% of the lower of the property's appraised value or the sale price. Private mortgage insurance is required on all such loans. All of these loans are sold on a servicing released basis to the Pennsylvania Housing Finance Agency immediately after loan closing.

   Construction Loans. Harris Financial originates construction loans to individuals to acquire lots and construct personal residences. At March 31, 2000, residential construction loans amounted to $19.4 million, or 1.5% of Harris Financial's total loans. At March 31, 2000, the unadvanced portion of construction loans totaled $24.8 million.

   Harris Financial's residential construction loans generally provide for the payment of interest only during the construction phase, which is usually six months. At the end of the construction phase, the loan converts to a permanent mortgage loan. In most cases, Harris Financial buys a hedge for the six month construction period and then sells into the secondary market the permanent mortgage loan into which the construction loan converts. The cost of the hedge is usually passed through to the borrower in the form of a fee or higher interest rate.

   Construction loans can be made with a maximum loan to value ratio of 95%, provided that the borrower obtains private mortgage insurance on the loan if the loan balance exceeds 80% of the appraised value or sales price, whichever is less, of the secured property. At March 31, 2000, the largest outstanding residential construction loan commitment was for $700,000, of which $254,000 was outstanding. This loan was performing according to its terms at March 31, 2000.

   Before making a commitment to fund a residential construction loan, Harris Financial requires an appraisal of the property by an independent licensed appraiser. Harris Financial also reviews and inspects each property before disbursement of funds during the term of the construction loan. Loan proceeds are disbursed after inspection based on the percentage of completion method.

   Construction financing is generally considered to involve a higher degree of credit risk than long-term financing on improved, owner-occupied real estate. Risk of loss on a construction loan depends largely upon the accuracy of the initial estimate of the property's value at completion of construction compared to the estimated cost (including interest) of construction and other assumptions. Additionally, if the estimate of value proves to be inaccurate, Harris Financial may be confronted with a project, when completed, having a value less than the loan amount.

Business Banking

   Harris Financial created its Business Banking Group in 1996 to offer commercial financial products and services to businesses in its primary market area. The Business Banking group originates commercial real estate loans, commercial business loans, construction and site development loans and loans on income-producing real estate. At March 31, 2000, Harris Financial's commercial loan portfolio consisted of $133.6 million in commercial real estate loans, $139.9 million in commercial business loans, $8.7 million in construction and site development loans and $95.4 million in income-producing real estate loans. In addition, at such date, Harris Financial had $161.0 million of unadvanced commercial lines of credit.

   Commercial Real Estate Loans. Harris Financial's commercial real estate loans are generally secured by owner-occupied properties used for business purposes such as small office buildings, industrial facilities or retail facilities primarily located in Harris Financial's primary market area. Although there may be occasional exceptions to the loan policy, commercial real estate underwriting policies provide that such real estate loans may be made in amounts of up to 80% of the lower of cost or appraised value of the property provided such loans comply with Harris Financial's current in house loans-to-one borrower limit. Harris Financial's commercial real estate loans may be made with terms of up to ten years, amortization not to exceed 20 years, and with three to five year fixed interest rates or variable interest rates tied to market indices. In evaluating a commercial real estate loan application, Harris Financial considers the net operating income of the borrower's business, the borrower's expertise, credit history and profitability and the value of the underlying property. In addition, with respect to commercial real estate rental properties, Harris Financial will also consider the term of the lease and the quality of the tenants. Harris Financial has generally required that the properties securing these real estate loans have debt service coverage ratios (the ratio of cash flow before debt service to debt service) of at least 1.20x. Environmental surveys are generally required for commercial real estate loans. Generally, commercial real estate loans made to corporations, partnerships and other business entities require personal guarantees by principals of the borrower. At March 31, 2000, Harris Financial's largest commercial real estate loan had a carrying value of $13.4 million, was secured by a first mortgage lien, and was performing according to its original terms.

   Commercial real estate loans are generally considered to involve more risk than one- to four-family residential real estate loans. Loans secured by commercial real estate properties generally involve larger principal amounts. Because payments on loans secured by commercial real estate properties often depend on the successful operation or management of the properties, repayment of such loans may be affected by adverse conditions in the real estate market or the economy. Moreover, unlike one- to four-family residential mortgage loans, which generally are made on the basis of the borrower's ability to make repayment from his or her employment or other income, and which are secured by real property with a more easily ascertainable value, commercial real estate loans typically are made on the basis of the borrower's ability to make repayment from the cash flow of the borrower's business. As a result, the availability of funds for the repayment of commercial real estate loans may depend substantially on the success of the business itself.

   Commercial Business Loans. Harris Financial makes commercial business loans primarily in its market area to a variety of professionals, sole proprietorships and small- to medium-size businesses. At March 31, 2000, Harris Financial's portfolio of commercial business loans totaled $139.9 million, or 10.6% of Harris Financial's total loans. Harris Financial offers a variety of commercial lending products, including term loans for fixed assets and working capital, revolving lines of credit, letters of credit, and Small Business Administration guaranteed loans. Generally, the maximum amount of a commercial business loan is limited by Harris Financial's loans-to-one-borrower limit. Term loans are generally offered with initial fixed rates of interest for the first three to five years and with terms of up to ten years. Business lines of credit have floating rates of interest and are payable on demand, subject to annual review and renewal. Business loans with variable rates of interest adjust on a daily basis and are generally indexed to Harris Financial's prime rate. When making commercial business loans, Harris Financial considers the financial statements of the borrower, Harris Financial's lending history with the borrower, the debt service capabilities of the borrower, the projected cash flows of the business and the value of the collateral. Commercial business loans are generally secured by a variety of collateral, primarily accounts receivable, inventory and equipment, and are supported by personal guarantees. However, Harris Financial also makes unsecured commercial loans available to business clients with strong credit and who are well-known to Harris Financial. Unsecured commercial loans are generally limited to short-term single payment loans or lines of credit used to provide general corporate liquidity or to provide for seasonal liquidity needs. These loans generally are offered at floating rates of interest and are payable on demand or at a stated short-term maturity. At March 31, 2000, Harris Financial's largest commercial business loan was an $11.0 million unsecured line of credit, which was performing according to its original terms.

   Commercial business loans also generally are considered to involve more risk than one- to four-family residential real estate loans. Because commercial business loans often depend on the successful operation or management of the business, repayment of such loans may be affected by adverse conditions in the economy. Moreover, unlike one- to four-family residential mortgage loans, which generally are made on the basis of the borrower's ability to make repayment from his or her employment or other income, and which are secured by real property whose value tends to be more easily ascertainable, commercial business loans typically are made on the basis of the borrower's ability to make repayment from the cash flow of the borrower's business. As a result, the availability of funds for the repayment of commercial loans may depend substantially on the success of the business itself. Any collateral securing commercial business loans may depreciate over time, may be difficult to appraise and to liquidate, and may fluctuate in value. Further, to the extent the commercial business loan is unsecured, Harris Financial will depend exclusively on the cash flow of the business itself for repayment.

   Construction and Site Development Loans. Harris Financial also originates construction and site development loans to developers and builders primarily to finance the construction of single-family homes and subdivisions, the construction of commercial development projects, and site development projects. At March 31, 2000, such loans totaled $8.7 million, or 0.7% of Harris Financial's total loans. Loans to finance the construction of single-family homes and subdivisions are generally offered to experienced builders with whom Harris Financial has an established relationship. Residential development loans are typically offered with terms of up to 36 months. The maximum loan-to-value limit applicable to these loans is 80% of the appraised post-construction value. Construction loan proceeds are disbursed periodically in increments as construction progresses and as inspection by Harris Financial's approved appraisers warrants. At March 31, 2000, Harris Financial's largest construction and site development loan totaled $5.0 million and was secured by a first mortgage lien. This loan was performing according to its original terms at March 31, 2000.

   Harris Financial also makes construction loans for commercial development projects. The projects include multi-family, apartment, industrial, retail and office buildings. These loans generally have an interest-only phase during construction, and convert to permanent financing when construction is completed. Disbursement of funds is at the sole discretion of Harris Financial and is based on the progress of construction. The maximum loan-to-value limit applicable to these loans is 75% of the appraised post-construction value.

   Harris Financial also originates land loans to local contractors and developers for the purpose of improving the property, or for the purpose of holding or developing the land for sale. Such loans are secured by a lien on the property, are limited to 70% of the lower of the acquisition price or the appraised value of the land, and have a term of up to two years with a floating interest rate based on Harris Financial's internal base rate. Harris Financial's land loans are generally secured by property in its primary market area. Harris Financial requires title insurance and, if applicable, a hazardous waste survey reporting that the land is free of hazardous or toxic waste.

   Construction and site development financing is generally considered to involve a higher degree of credit risk than long-term financing on improved, owner-occupied real estate. Risk of loss on a construction loan depends largely upon the accuracy of the initial estimate of the property's value at completion of construction compared to the estimated cost (including interest) of construction and other assumptions. If the estimate of construction cost proves to be inaccurate, Harris Financial may be required to advance funds beyond the amount originally committed in order to protect the value of the property. Additionally, if the estimate of value proves to be inaccurate, Harris Financial may be confronted with a project, when completed, having a value that is insufficient to assure full repayment.

   Income-Producing Real Estate Loans. At March 31, 2000, income-producing real estate loans totaled $95.4 million, or 7.3% of Harris Financial's total loan portfolio. Harris Financial's income-producing real estate loans are construction or permanent mortgage loans secured by properties such as office buildings and multi-family buildings located in Harris Financial's primary market area. Typically, the borrower will occupy 50% or less of the property securing the loan. Although there may be occasional exceptions to this loan policy, income-producing real estate underwriting policies provide that such loans may be made in amounts up to 80% of the lower of cost or appraised value of the property provided such loans comply with Harris Financial's current loans-to-one-borrower limit. Income-producing real estate loans may be made with terms of up to ten years, with amortization not to exceed 20 years. Interest rates may be fixed for up to five years, or may be adjustable tied to market indices. When making a decision on a income-producing real estate loans, Harris Financial verifies historic income and expense information and, when possible, reviews copies of all current leases on the property. In addition, the terms of leases, creditworthiness of tenants and turn-over of tenants is considered. The term of the lease(s) is intended to correspond to the term of the loan request. A detailed cash flow analysis on the property is performed to ascertain how well the income from the property will support the loan. Harris Financial considers a debt coverage ratio of 1.2x to 1.3x standard for most loan requests. Environmental surveys are generally required for income-producing real estate loans.

   Income-producing real estate loans involve more risk than standard commercial real estate loans. Repayment of income-producing real estate loans largely depends upon the rental income. The loss of a large tenant or default by a tenant or tenants can have a significant impact on the cash flow of the borrower.

Consumer and Other Loans

   Harris Financial offers a variety of consumer and other loans, including loans secured by manufactured housing, home equity and second mortgage loans that are secured by owner-occupied one- to four-family residences, indirect home improvement loans, indirect automobile loans and other loans. At March 31, 2000, Harris Financial's total consumer and other loans totaled $379.9 million, or 28.9% of the total loan portfolio.

   Home Equity and Second Mortgage Loans. At March 31, 2000, home equity and second mortgage loans totaled $184.1 million, or 14.0% of Harris Financial's total loans. Of this amount, $133.2 million were fixed-term installment loans, $39.0 million were home equity lines of credit, and $11.9 million were indirect home improvement loans. Additionally, at March 31, 2000, the unadvanced amounts of home equity lines of credit totaled $59.1 million. The underwriting standards employed by Harris Financial for home equity and second mortgage loans include a determination of the applicant's credit history, an assessment of the applicant's ability to meet existing obligations and payments on the proposed loan and the value of the collateral securing the loan. Home equity lines of credit have adjustable rates of interest which are indexed to the prime rate as reported in The Wall Street Journal. Interest rates on home equity lines of credit may be adjusted to no more than 18%. Generally, the maximum loan-to-value ratio on home equity lines of credit, including the outstanding amount of any first mortgage loan, is 90%. A home equity line of credit may be drawn down by the borrower for a period of 10 years from the date of the loan agreement. During this period, the borrower has the option of paying, on a monthly basis, either principal and interest or only the interest. The borrower has to repay the amount outstanding under the line of credit at the end of a 20 year period. Harris Financial offers fixed- and adjustable-rate home equity and second mortgage loans with terms up to 20 years. The loan-to-value ratios of both fixed-rate and adjustable-rate home equity and second mortgage loans are generally limited to 90% of the appraised value of the real estate collateral.

   Indirect home improvement loans are installment sales contracts and installment loan agreements originated by home improvement contractors and assigned to Harris Financial. These contractors are approved by Harris Financial based on a review assessing their financial condition, industry reputation and trade references. Indirect home improvement loans are either unsecured or secured by deeds of trust or mortgages, which generally are subordinate to other mortgages on the same residential properties. Harris Financial originates Federal Housing Authority Title I insured dealer loans and conventional non-insured home improvement loans. FHA Title I loans are originated in accordance with FHA regulations. Each indirect home improvement loan is acquired by Harris Financial only after a review in accordance with its established underwriting procedures. The underwriting procedures of Harris Financial are designed to provide a basis for assessing the borrower's ability and willingness to repay the loan. In conducting this assessment, Harris Financial considers the borrower's ratio of debt to income and evaluates the borrower's credit history through a review of a written credit report compiled by a recognized consumer credit reporting bureau. For FHA Title I insured loans, equity is not a determining factor in deciding whether a loan will be granted. In underwriting the loan, Harris Financial emphasizes prior credit history and ability to repay regardless of whether the loan is secured or unsecured. The borrower's equity in the collateral is of secondary importance in Harris Financial's analysis. Generally, the value of the related mortgaged property is determined by Harris Financial based on the purchase price and value of such mortgaged property as represented by the borrower if the loan is originated within two years of such purchase or, if the loan is originated after two years of such purchase, based on such purchase price and value, recent tax assessments and other relevant factors. Generally, loans for amounts greater than $40,000 require appraisals performed by licensed appraisers to determine the value of the related mortgaged properties. Harris Financial's guidelines are intended only to provide a basis for lending decisions, and exceptions to such guidelines may, within certain limits, be made based upon the credit judgment of the lending officer. Harris Financial conducts quality audits to ensure compliance with its established policies and procedures.

   Prior to funding an indirect home improvement loan, Harris Financial requires the borrower to sign a certificate of completion that indicates that the project has been completed to the borrower's satisfaction. Harris Financial then contacts each borrower by phone in order to review the terms and conditions of the loan and to reconfirm that all work was completed according to the terms of the contractor's agreement with the borrower. Following receipt of the certificate of completion and telephone validation, Harris Financial funds the loan. Funds are disbursed to the related home improvement contractor by cashier's check. For certain large indirect home improvement loans, Harris Financial may offer staged funding in which portions of the contract amount are payable as the work is completed. Checks for staged funding are issued to both the contractor and the customer.

   Harris Financial offers borrowers the option to extend the contractual period between the funding date for an indirect home improvement loan and the first scheduled due date to 45, 60 or 90 days depending on the type of loan. Interest will accrue on the original principal balance of such indirect home improvement loan during the deferral period regardless of its length. The indirect home improvement loan will be considered current unless the borrower fails to make the first scheduled payment on its contractual due date. Scheduled payments will commence on the first contractual due date of the indirect home improvement loan and continue each month thereafter.

   Manufactured Housing Loans. At March 31, 2000, Harris Financial's portfolio of manufactured housing loans amounted to $80.3 million, or 6.1% of its total loans. Harris Financial originates manufactured housing loans through service companies that act as agent in brokering such loans. Each service company must be approved by Harris Financial after consideration of the service company's reputation, past experience, financial resources, and its ability to service loans throughout the geographic areas in which it originates such loans. Each service company is subject to an annual review by Harris Financial, including a review of annually updated financial statements and supporting documentation. At March 31, 2000, Harris Financial had in its portfolio manufactured housing loans originated by two service companies, but was doing origination business with one service company at that time.

   All manufactured housing loans are initially underwritten by the service company based on guidelines specified by Harris Financial. However, before the loan is closed, it is also separately underwritten by Harris Financial personnel. The loans are secured by the manufactured home for which the loan funds are advanced.

Harris Financial will accept, as additional collateral, a perfected first lien against land that an applicant owns, free and clear of all liens, where the manufactured home will be located.

   To underwrite its manufactured housing loans, Harris Financial reviews the applicant's written credit report and verifies all income and employment for the past two years. The maximum loan amount currently is $90,000. The unit must meet certain minimum standards for construction and safety, must be single-family residential and must be less than ten model years old.

   The minimum down payment is 5% in cash or trade, based on the sales price plus tax. If an applicant owns a tract of land free and clear, Harris Financial will accept a first lien position on the land in lieu of the down payment provided that 75% of the appraised value of the land is equal to or more than the 5% minimum down payment required. The maximum term for manufactured housing loans ranges from 180 months to 300 months, depending upon the amounts financed and the size of the unit.

   Each manufactured housing loan originated is acquired by Harris Financial at a premium to its net asset value. The premium paid to acquire the loan is capitalized and amortized as a yield adjustment over the term of the loan. One-third of the premium is advanced to the service company when a contract is purchased. The remaining two-thirds of the service fee is deposited into non-interest-bearing reserve accounts which are held on deposit at Harris Financial with restricted access. The amounts held in the reserve accounts are used for potential losses on a manufactured home loan and to recapture the unearned service fee due from the service company in the event of a payoff of a loan prior to its scheduled maturity. A service company's fee is fully-earned only when a loan reaches full maturity. At March 31, 2000, Harris Financial's deferred premium on manufactured housing loans totaled $17.1 million and amounts held in reserve accounts totaled $7.6 million.

   Indirect Auto and Other Consumer Loans. Harris Financial originates indirect auto loans through a network of auto dealers, and was actively doing business with approximately 47 dealers at March 31, 2000. Harris Financial has been in the indirect auto lending business since August 1998 and has increased its portfolio of indirect auto loans from $30.6 million at December 31, 1998 to $115.4 million at March 31, 2000 (net of unearned discount). No one dealership originated more than $11.8 million of the loan balances outstanding in Harris Financial's portfolio at March 31, 2000. In developing its network, Harris Financial has continued to focus on dealers in its primary market area. A consumer lending sales officer has been dedicated full time to serve dealers in order to expand on those relationships and to develop potential new dealer relationships. The growth of the dealer network has been achieved through an emphasis on quality service and the development of long term relationships with the owners and managers of the dealerships. Since the program began, no dealer has voluntarily ceased doing business with Harris Financial. Harris Financial does not currently engage in auto lease financing.

   Management believes that indirect auto lending has several advantages, including the following: (i) the dealer network creates numerous "loan centers" throughout Harris Financial's market area; (ii) Harris Financial can increase the network without increasing its operating expenses significantly; and (iii) the network develops a pool of customers to whom Harris Financial can cross-sell other products and services.

   Harris Financial makes indirect auto loans to purchase both new and used cars. The loans have terms up to six years for loans secured by new and used vehicles. As of March 31, 2000, approximately 35% of Harris Financial's indirect auto loans were secured by new cars and 65% were secured by used cars. Harris Financial originated $97.5 million and $16.9 million of indirect auto loans during 1999 and the first three months of 2000, respectively.

   To underwrite its indirect auto loans, Harris Financial reviews the credit history of applicants and determines appropriate debt to income and loan to value ratios. Harris Financial also believes that the quality of its indirect auto portfolio is positively affected by its efforts to build and maintain relationships with auto dealers who attract creditworthy customers. Harris Financial tries to identify such dealers based on Harris Financial's knowledge of car dealers in its market area.

   In connection with the origination of indirect auto loans, the interest rate charged to the borrower on the underlying loan is generally one to two percentage points higher than the "buy rate" or rate earned by Harris Financial. The difference between the two rates is referred to as the "spread." At loan inception, the dollar value of the spread over the contractual term of the loan is prepaid by Harris Financial to the auto dealer. Such prepaid amounts are generally subject to rebate to Harris Financial in the event the underlying loan is prepaid or goes into default resulting in a repossession. The risk of loss of amounts previously advanced to the dealer primarily depends upon loan performance but also depends upon the financial condition of the dealer. Consequently, the dealer's ability to refund any portion of the prepaid interest which is unearned is subject to economic conditions, generally, and the financial condition of the dealer. Since Harris Financial began indirect auto lending, it has not written off interest spread prepaid to dealers where the dealer failed to refund any portion of unearned prepaid interest. At March 31, 2000, Harris Financial's unearned pre-paid interest on indirect auto loans totaled $4.1 million.

   Indirect auto lending entails greater risks than residential mortgage lending to owner occupants. Although Harris Financial has not experienced significant delinquencies in this portfolio to date, borrowers are more likely to default on an auto loan than on a residential mortgage loan secured by their primary residence. Moreover, automobiles depreciate rapidly and, in the event of a default, principal loss as a percent of the loan balance depends upon the mileage and condition of the vehicle at the time of repossession, over which Harris Financial has no control.

   Consumer loans entail greater risk than residential mortgage loans, particularly in the case of loans that are unsecured or secured by rapidly depreciating assets such as automobiles. In these cases, any repossessed collateral for a defaulted consumer loan may not provide an adequate source of repayment of the outstanding loan balance as a result of the greater likelihood of damage, loss or depreciation. The remaining deficiency often does not warrant further substantial collection efforts against the borrower beyond obtaining a deficiency judgment. In addition, consumer loan collections depend on the borrower's continuing financial stability, and thus are more likely to be adversely affected by job loss, divorce, illness or personal bankruptcy.

   Loans to One Borrower. Harris Financial has an internal limitation on the amount of loans that it will extend to an individual borrower. In addition, banking regulations establish a maximum amount that may be loaned to an individual or related group of borrowers. At March 31, 2000, Harris Financial's internal limit on loans to a single borrower was $10.0 million, although exceptions are permitted subject to approval requirements set forth in the loan policy. Its statutory limit on loans to one borrower or related group of borrowers was $24.4 million. As of March 31, 2000, Harris Financial's five largest loans to a single borrower, including the borrower's related interests, were as follows:

   The largest lending relationship, including the borrower's related interests, was an approximately $20.0 million unsecured commitment and consisted of five separate short term notes. These loans were performing according to their original terms at March 31, 2000.

   The second largest lending relationship, including the borrower's related interests, was approximately $19.0 million and consisted of three separate loans with common guarantors. These loans are secured by income-producing real estate and were performing according to their original terms at March 31, 2000.

   The third largest lending relationship, including the borrower's related interests, was approximately $16.0 million and consisted of five different loans with common guarantors and ownership. These loans were secured by a combination of income-producing real estate and business assets and were performing according to their original terms at March 31, 2000.

   The fourth largest lending relationship, including the borrower's related interests, was approximately $12.0 million and consisted of one loan. This loan was secured by business assets and was performing according to its original terms at March 31, 2000.

   The fifth largest lending relationship, including the borrower's related interests, was approximately $9.0 million and consisted of one loan. This loan was secured by income-producing real estate and business assets and was performing according to its original terms at March 31, 2000.

   Loan Approval Procedures and Authority. Harris Financial's lending activities follow written, non-discriminatory, underwriting standards and loan origination procedures established by Harris Financial's Board of Directors and management. Harris Financial's policies and loan approval limits are established by management and are approved by the Board of Directors. The Board of Directors has designated certain individuals of Harris Financial and certain branch managers to consider and approve loans within their designated authority.

   All one- to four-family mortgage loans secured by the borrower's primary residence and all residential construction and second mortgage loans and home equity lines of credit may be approved by any two designated individuals.

   All commercial loans, including commercial real estate loans, multi-family loans, commercial construction and development loans and commercial business loans in amounts of up to $10.0 million may be approved by the two designated individuals, one of who must be Harris Financial's Chief Credit Officer. All commercial loans in excess of $10.0 million and up to $15.0 million require the approval of Harris Financial's loan committee and the Chief Executive Officer. All commercial loans in excess of $15.0 million require the approval of the executive committee of the Board of Directors or the full Board of Directors.

   Consumer loans, automobile loans and unsecured personal loans may be approved by either one or two designated individuals depending on the amount of the loan.

   Loan Originations, Purchases and Sales. Harris Financial's mortgage lending activities are conducted by its salaried and commissioned loan personnel. Currently, Harris Financial uses 12 loan originators who solicit and originate mortgage loans on behalf of Harris Financial. These loan originators accounted for all of the mortgage loans originated by Harris Financial in the first three months of 2000 and in 1999. Commercial loan originators are compensated by a commission, which currently is 50 basis points of the loan amount. All loans originated by the loan originators are underwritten in conformity with Harris Financial's loan underwriting policies and procedures. At March 31, 2000, Harris Financial serviced $223.5 million of loans for others. From time to time, Harris Financial will purchase loans or participation interests in loans, although only $22.7 million of loans have been purchased since December 31, 1995.

   The following table sets forth Harris Financial's gross loan originations, loans purchased and loans sold for the periods indicated.

                           Three Months
                          Ended March 31,            Years Ended December 31,
                         ----------------- --------------------------------------------
                           2000     1999     1999     1998     1997     1996     1995
                         -------- -------- -------- -------- -------- -------- --------
                                                 (In thousands)
Loans originated:
Residential mortgage
 loans:
  One- to four-family... $  8,400 $ 43,050 $114,000 $277,900 $128,900 $147,200 $ 69,000
  Construction..........   12,500   27,700  103,100  189,900  141,100  147,100   68,900
  Other.................    1,000      750    6,100    8,900    6,100    6,000    2,800
                         -------- -------- -------- -------- -------- -------- --------
    Total residential
     mortgage loans..... $ 21,900 $ 71,500 $223,200 $476,700 $276,100 $300,300 $140,700
                         ======== ======== ======== ======== ======== ======== ========
Commercial loans:
  Commercial real estate
   loans................ $ 19,864 $ 17,000 $ 63,087 $ 46,005 $ 20,170 $    566 $    --
  Commercial business
   loans................   13,903   32,500  105,024  102,810   13,762   18,403      --
  Construction and site
   development loans....      --     2,800    7,155    2,863      989      482      --
  Income-producing real
   estate loans.........   21,633    9,000   38,034   30,422   13,979    4,849      --
                         -------- -------- -------- -------- -------- -------- --------
    Total commercial
     loans..............   55,400   61,300  213,300  182,100   48,900   24,300      --
                         ======== ======== ======== ======== ======== ======== ========
Consumer and other
 loans:
  Manufactured housing..    3,400   10,900   26,300    5,400   11,900   37,700   13,300
  Home equity and second
   mortgage.............   13,400   14,700   94,900   68,000   46,900   73,200   42,800
  Indirect automobile
   and other............   20,400   26,560  109,000   29,900    2,600      800      600
                         -------- -------- -------- -------- -------- -------- --------
    Total consumer
     loans..............   37,200   52,160  230,200  103,300   61,400  111,700   56,700
                         -------- -------- -------- -------- -------- -------- --------
    Total loans
     originated......... $114,500 $184,960 $666,700 $762,100 $386,400 $436,300 $197,400
                         ======== ======== ======== ======== ======== ======== ========
Loans purchased:
Residential mortgage
 loans:
  One- to four-family... $    --  $    --  $    --  $    --  $    --  $  8,500 $ 14,200
                         -------- -------- -------- -------- -------- -------- --------
    Total loans
     purchased.......... $    --  $    --  $    --  $    --  $    --  $  8,500 $ 14,200
                         ======== ======== ======== ======== ======== ======== ========
Loans sold:
Residential mortgage
 loans:
  One- to four-family... $ 12,700 $ 32,457 $199,400 $127,000 $ 81,500 $183,700 $ 18,300
  Construction..........      --       --       --       --       --       --       --
  Other.................      --       --       --       --       --       --       --
                         -------- -------- -------- -------- -------- -------- --------
    Total residential
     mortgage loans.....   12,700   32,457  199,400  127,000   81,500  183,700   18,300
                         -------- -------- -------- -------- -------- -------- --------
    Total loans sold.... $ 12,700 $ 32,457 $199,400 $127,000 $ 81,500 $183,700 $ 18,300
                         ======== ======== ======== ======== ======== ======== ========

   Loan Commitments. Harris Financial issues loan commitments to prospective borrowers conditioned on the occurrence of certain events. Commitments are made in writing on specified terms and conditions and are generally honored for up to 60 days from approval. At March 31, 2000, Harris Financial had loan commitments and unadvanced loans and lines of credit totaling $236.8 million.

   Loan Fees. In addition to interest earned on loans, Harris Financial receives income from fees derived from loan originations, loan modifications, late payments and for miscellaneous services related to its loans. Income from these activities varies from period to period depending upon the volume and type of loans made and competitive conditions. On loans originated by third-party originators, Harris Financial may pay a premium to compensate an originator for loans where the borrower is paying a higher rate on the loan.

   Harris Financial charges loan origination fees which are calculated as a percentage of the amount borrowed. As required by applicable accounting principles, loan origination fees, discount points and certain loan origination costs are deferred and recognized over the contractual remaining lives of the related loans on a level yield basis. At March 31, 2000, Harris Financial had approximately $9.6 million of net deferred loan fees. Harris Financial amortized $211,000 and $1.6 million of net deferred loan fees during the three months ended March 31, 2000 and the year ended December 31, 1999, respectively.

   Nonperforming Assets, Delinquencies and Impaired Loans. All loan payments on first mortgages are due on the first day of each month. When a borrower fails to make a required loan payment, Harris Financial attempts to cure the deficiency by contacting the borrower and seeking the payment. A late notice is mailed on the 16th day of the month. In most cases, deficiencies are cured promptly. If a delinquency continues beyond the 16th day of the month, the account is referred to an in-house collector. While Harris Financial generally prefers to work with borrowers to resolve problems, Harris Financial will institute foreclosure or other proceedings after the 90th day of a delinquency, as necessary, to minimize any potential loss.

   Management informs the Board of Directors monthly of the amount of loans delinquent more than 30 days and all foreclosed and repossessed property that Harris Financial owns. Harris Financial ceases accruing interest on mortgage loans when principal or interest payments are delinquent 90 days or more unless management determines the loan principal and interest to be fully secured and in the process of collection. Once the accrual of interest on a loan is discontinued, all interest previously accrued is reversed against current period interest income once management determines that interest is uncollectible.

   On January 1, 1995, Harris Financial adopted Statement of Financial Accounting Standards No. 114, "Accounting by Creditors for Impairment of a Loan," as amended by SFAS No. 118 "Accounting by Creditors for Impairment of a Loan--an amendment to SFAS No. 114." At March 31, 2000 and December 31, 1999 and 1998, Harris Financial had a $9.2 million, $9.5 million and $0, respectively, recorded investment in impaired loans, which had specific reserves of $0, $1.8 million and $0, respectively. At March 31, 2000 and December 31, 1999, allowance for loan losses had a reserve of $1.8 million for impaired loans.

   Non-Performing Loans. The following table sets forth information regarding non-accrual loans, accruing loans delinquent 90 days or more, other non-performing assets and restructured loans at the dates indicated:

                            At                At December 31,
                         March 31, ------------------------------------------
                           2000     1999     1998     1997     1996     1995
                         --------- -------  -------  -------  -------  ------
                                      (Dollars in Thousands)
Non-accrual mortgage
 loans..................  $ 9,909  $ 9,280  $ 5,762  $ 5,544  $ 4,827  $1,970
Non-accrual other
 loans..................      865      727    1,889    1,394      798      40
                          -------  -------  -------  -------  -------  ------
  Total non-accrual
   loans(1).............   10,774   10,007    7,651    6,938    5,625   2,010
Loans 90 days or more
 delinquent and still
 accruing...............    5,125    6,128      --       --       --      --
                          -------  -------  -------  -------  -------  ------
  Total non-performing
   loans................   15,899   16,135    7,651    6,938    5,625   2,010
  Total foreclosed
   other................    1,127    1,149      --       --       --      --
  Total foreclosed real
   estate(2)............      394      396    7,188    6,711    7,042   6,563
                          -------  -------  -------  -------  -------  ------
Total non-performing
 assets.................  $17,420  $17,680  $14,839  $13,649  $12,667  $8,573
                          =======  =======  =======  =======  =======  ======
Total non-performing
 loans to total
 loans(3)...............     1.21%    1.27%    0.73%    0.78%    0.68%   0.31%
Total non-performing
 loans and foreclosed
 real estate to total
 assets.................     0.63%    0.66%    0.59%    0.62%    0.72%   0.68%

--------
(1) Harris Financial would have recorded additional interest income on non-accrual loans, had they been current, of $200,000 during the three months ended March 31, 2000, $300,000 in 1999, $400,000 in 1998, $400,000 in 1997,
    $300,000 in 1996, and $100,000 in 1995. No interest was included in interest income in these periods related to these loans.
(2) This amount includes a foreclosed apartment complex with a carrying value of $6.0 million that was sold in 1999.
(3) Total loans excludes loans held for sale.

   Harris Financial's three largest nonaccruing loans at March 31, 2000 were as follows:

   The largest nonaccrual loan, which was secured by commercial real estate, had a carrying value of $5.4 million. Subsequent to March 31, 2000, the entire carrying value of this loan was paid off in full.

   The second largest nonaccrual loan, which was secured by commercial real estate, had a carrying value of $1.7 million. Subsequent to March 31, 2000, the entire carrying value of this loan was paid off in full.

   The third largest nonaccrual loan, which was secured by commercial real estate, had a carrying value of $600,000.

   Real Estate Owned. Real estate acquired by Harris Financial as a result of foreclosure or by deed in lieu of foreclosure is classified as real estate owned until sold. When property is acquired it is recorded at the lower of the carrying value or fair value less estimated costs to sell at the date of foreclosure. At the time of foreclosure, any excess of carrying value over fair value is charged to the allowance for loan losses. Holding costs and declines in fair value result in charges to expense after the property is acquired. At March 31, 2000, Harris Financial had $394,000 of net real estate owned.

   Asset Classification. Banking regulators have adopted various regulations and practices regarding problem assets of savings institutions. Under such regulations, federal and state examiners have authority to identify problem assets during examinations and, if appropriate, require their classification. There are three classifications for problem assets: substandard, doubtful and loss. Substandard assets have one or more defined weaknesses and are characterized by the distinct possibility that the insured institution will sustain some loss if the deficiencies are not corrected. Doubtful assets have the weaknesses of substandard assets with the additional characteristic that the weaknesses make collection or liquidation in full on the basis of currently existing facts, conditions and values questionable, and there is a high possibility of loss. An asset classified as loss is considered uncollectible and of such little value that continuance as an asset of the institution is not warranted. If an asset or portion thereof is classified as loss, it is charged off in the quarter in which it is so classified, the insured institution establishes specific allowances for loan losses for the full amount of the portion of the asset classified as loss. All or a portion of general loan loss allowances established to cover probable losses related to assets classified substandard or doubtful can be included in determining an institution's regulatory capital, while specific valuation allowances for loan losses generally do not qualify as regulatory capital. Assets that do not currently expose the insured institution to sufficient risk to warrant classification in one of the aforementioned categories but possess weaknesses are designated "special mention." Harris Financial performs an internal analysis of its loan portfolio and assets to classify such loans and assets similar to the manner in which such loans and assets are classified by the federal banking regulators. In addition, Harris Financial regularly analyzes the losses inherent in its loan portfolio and its nonperforming loans in determining the appropriate level of the allowance for loan losses.

   Allowance for Loan Losses. In originating loans, Harris Financial recognizes that losses will be experienced on loans and that the risk of loss will vary with, among other things, the type of loan being made, the creditworthiness of the borrower over the term of the loan, general economic conditions and, in the case of a secured loan, the quality of the security for the loan. Harris Financial maintains an allowance for loan losses to absorb losses inherent in the loan portfolio. The allowance for loan losses represents management's estimate of probable losses based on information available as of the date of the financial statements. The allowance for loan losses is based on management's evaluation of the collectibility of the loan portfolio, including past loan loss experience, known and inherent losses, information about specific borrower situations and estimated collateral values, and economic conditions.

   The loan portfolio and other credit exposures are regularly reviewed by management to evaluate the adequacy of the allowance for loan losses. The methodology for assessing the appropriateness of the allowance includes comparison to actual losses, peer group comparisons, industry data and economic conditions. In addition, the regulatory agencies, as an integral part of their examination process, periodically review Harris Financial's allowance for loan losses and may require Harris Financial to make additional provisions for estimated losses based upon judgments different from those of management.

   In assessing the allowance for loan losses, loss factors are applied to various pools of outstanding loans. Harris Financial segregates the loan portfolio according to risk characteristics (i.e., mortgage loans, home equity, commercial and consumer). Loss factors are derived using Harris Financial's historical loss experience and may be adjusted for significant factors that, in management's judgment, affect the collectibility of the portfolio as of the evaluation date.

   In addition, management assesses the allowance using factors that cannot be associated with specific credit or loan categories. These factors include management's subjective evaluation of local and national economic and business conditions, portfolio concentration and changes in the character and size of the loan portfolio. The allowance methodology reflects management's objective that the overall allowance appropriately reflects a margin for the imprecision necessarily inherent in estimates of expected credit losses.

   At March 31, 2000, Harris Financial had an allowance for loan losses of $12.0 million which represented 0.91% of total loans receivable and 75.68% of nonperforming loans at that date. Although management believes that it uses the best information available to establish the allowance for loan losses, future adjustments to the allowance for loan losses may be necessary and results of operations could be adversely affected if circumstances differ substantially from the assumptions used in making the determinations. Furthermore, while Harris Financial believes it has established its existing allowance for loan losses in conformity with generally accepted accounting principles, there can be no assurance that regulators, in reviewing Harris Financial's loan portfolio, will not request Harris Financial to increase its allowance for loan losses. In addition, because future events affecting borrowers and collateral cannot be predicted with certainty, there can be no assurance that the existing allowance for loan losses is adequate or that increases will not be necessary should the quality of any loans deteriorate as a result of the factors discussed above. Any material increase in the allowance for loan losses may adversely affect Harris Financial's financial condition and results of operations.

   Analysis of the Allowance for Loan Losses. The following table sets forth information regarding Harris Financial's allowance for loan losses and net charge-offs to average loans outstanding at the dates indicated.

                            At             At December 31, (1)
                         March 31, ---------------------------------------
                          2000(1)   1999     1998    1997    1996    1995
                         --------- -------  ------  ------  ------  ------
                                                (Dollars in Thousands)
Balance at beginning of
 period.................  $11,873  $ 9,088  $8,192  $8,322  $6,114  $6,269
Addition due to
 acquisition............      --       --      --      --    1,074     --
Provision for loan
 losses.................      835    3,180   2,540     610   1,957     --
Provision component re-
 lated to unfunded com-
 mitments...............      --       617    (503)   (422)    --      --
Charge-offs:
  Commercial............      --       (50)   (591)    --      --      --
  One- to four-family
   mortgage loans.......      (48)    (253)   (173)   (341)   (649)     (5)
  Other mortgage loans..      --       --      (83)    (19)    (35)    (71)
  Consumer and other
   loans................     (709)    (970)   (344)     (8)   (176)    (99)
                          -------  -------  ------  ------  ------  ------
    Total charge-offs...     (757)  (1,273) (1,191)   (368)   (860)   (175)
                          -------  -------  ------  ------  ------  ------
Recoveries:
  Commercial............        2       61     --      --      --      --
  One-to four-family
   mortgage loans.......      --        73     --       10      19     --
  Other mortgage loans..      --       --        2      14     --      --
  Consumer and other
   loans................       79      127      48      26      18      20
                          -------  -------  ------  ------  ------  ------
  Total recoveries......       81      261      50      50      37      20
                          -------  -------  ------  ------  ------  ------
  Balance at the end of
   the period...........  $12,032  $11,873  $9,088  $8,192  $8,322  $6,114
                          =======  =======  ======  ======  ======  ======
Net charge-offs to
 average loans
 outstanding............    0.21 %   0.08 %  0.12 %  0.04 %  0.10 %  0.03 %
                          =======  =======  ======  ======  ======  ======

--------
(1) No foreign loans were held during the periods noted.

 Allocation of Allowance for Loan Losses. The following table sets forth the allocation for loan losses by loan category at the dates indicated.

                                                                    At December 31,
                     At March 31,   --------------------------------------------------------------------------------
                         2000             1999            1998            1997            1996            1995
                   ---------------- ---------------- --------------- --------------- --------------- ---------------
                             % of             % of            % of            % of            % of            % of
                           Loans in         Loans in        Loans in        Loans in        Loans in        Loans in
                             Each             Each            Each            Each            Each            Each
                           Category         Category        Category        Category        Category        Category
                           to Total         to Total        to Total        to Total        to Total        to Total
                   Amount   Loans   Amount   Loans   Amount  Loans   Amount  Loans   Amount  Loans   Amount  Loans
                   ------- -------- ------- -------- ------ -------- ------ -------- ------ -------- ------ --------
                                                                       (Dollars in Thousands)
One- to four-
family loans.....  $   838   42.36% $   838   42.06% $  969   53.65% $1,352   60.34% $2,777   62.31% $1,627   71.54%
Commercial
loans............    7,218   28.74    7,154   27.38   4,909   19.28   2,160    9.09   2,720    4.71   1,851    4.45
Consumer and
other loans......    3,250   28.90    3,073   30.56   2,358   27.07   3,041   30.57   1,780   32.98     716   24.01
Unallocated            726     N/A      808     N/A     852     N/A   1,639     N/A   1,045     N/A   1,920     N/A
                   -------  ------  -------  ------  ------  ------  ------  ------  ------  ------  ------  ------
 Total...........  $12,032  100.00% $11,873  100.00% $9,088  100.00% $8,192  100.00% $8,322  100.00% $6,114  100.00%
                   =======  ======  =======  ======  ======  ======  ======  ======  ======  ======  ======  ======
Reserve for
unfunded
commitments......  $   308          $   308          $  925          $  422
                   -------          -------          ------          ------

Investment Activities

   The Board of Directors reviews and approves Harris Financial's investment policy on an annual basis. The President, Chief Financial Officer and Chief Investment Officer, as authorized by the Board, implement this policy based on the established guidelines within the written policy, and other established guidelines, including those set periodically by the Asset/Liability Management Committee. Investment decisions are based upon the quality of a particular investment, its inherent risks, the composition of the balance sheet, Harris Financial's maturity and amortization schedules, market expectations, liquidity, income and collateral needs, and how the investment fits within Harris Financial's interest rate risk strategy given its interest rate sensitivity.

   Harris Financial's investment policy is designed primarily to manage the interest rate sensitivity of its assets and liabilities, to generate a favorable return without incurring undue interest rate and credit risk, to complement its lending activities and to provide and maintain liquidity while minimizing Harris Financial's tax liability. Harris Financial also uses a leveraged investment strategy for the purpose of enhancing returns to stockholders. Pursuant to this strategy, during periods of relatively weak loan demand in its market area, Harris Financial has increased the size of its investment portfolio and has relied heavily on wholesale borrowing to support such investments.

Investment Portfolio

   Securities can be classified as trading, held to maturity, or available for sale at the date of purchase. Harris Financial does not currently engage in trading investment securities and does not anticipate doing so in the future. During 1998, Harris Financial discontinued the use of its held-to-maturity portfolio by selling certain assets from the held-to-maturity portfolio while transferring the remainder to the available-for-sale portfolio. The net unrealized after tax loss related to the available-for-sale securities was $29.3 million at December 31, 1999, compared to a net unrealized after tax gain of $8.1 million at December 31, 1998. At March 31, 2000, all of Harris Financial's securities were classified as "available-for-sale." Management emphasizes flexibility and liquidity in its investment portfolio, as evidenced by the discontinuance of the held-to-maturity portfolio. The weighted average yield of Harris Financial's investment portfolio was 6.72% at March 31, 2000.

   In an effort to maintain the credit quality of the investment portfolio, Harris Financial maintains a significant portion of the investment portfolio in U.S. Government and agency obligations, which amounted to $324.5 million, or 24.4% of the total investment portfolio at March 31, 2000. At March 31, 2000, over 89.0% of the securities in Harris Financial's investment portfolio were rated "AARAU," with the remainder rated "AA" or "A."

   Harris Financial also invests significantly in mortgage-backed securities, including primarily floating-rate and fixed-rate collateralized mortgage obligations. The market value of this portfolio totaled $737.2 million at March 31, 2000. A portion of these mortgage-backed securities is directly insured or guaranteed by the Federal Home Loan Mortgage Corporation and the Federal National Mortgage Association. Harris Financial also maintains a substantial investment in "private label" collateralized mortgage obligations (i.e., non-agency collateralized mortgage obligations), the market value of which totaled $500.5 million (or 67.9% of the total mortgage-backed securities portfolio) at March 31, 2000. Private-issue collateralized mortgage obligations carry higher credit risks than collateralized mortgage obligations insured or guaranteed by agencies of the U.S. Government. Harris Financial invests only in private-issue collateralized mortgage obligations rated "AA" or better at the time of purchase and management believes the higher yields associated with these instruments have amply compensated Harris Financial for the incremental increase in risks assumed relative to investments in U.S. Government-backed collateralized mortgage obligations. At March 31, 2000, Harris Financial did not own any investment or mortgage-backed securities of a single issuer, other than U. S. Government and agency securities, which had an aggregate book value in excess of 10% of its capital at that date.

   Harris Financial invests in a large variety of mortgage-backed securities, including balloon and fixed-rate certificates. Harris Financial generally purchases short-term or planned amortization class collateralized mortgage obligations. At March 31, 2000, all of Harris Financial's mortgage-backed securities had contractual maturities greater than ten years. The weighted average yield of the mortgage-backed securities portfolio at March 31, 2000 was 6.88%. Based on current prepayment trends, management anticipates $564.7 million of its mortgage-backed securities will prepay or reprice within three years.

   In addition to the foregoing investment securities, Harris Financial maintains a significant portfolio of tax-advantaged instruments for the purpose of enhancing earnings. The market value of such investments was $181.7 million at March 31, 2000, consisting of $62.3 million of municipal bonds and $119.4 million of preferred equity investments. The weighted average yield on Harris Financial's municipal bond portfolio was 5.73% at March 31, 2000 and the weighted average yield on its preferred equity investments was 6.07%.

   Harris Financial's portfolio of equity securities totaled $119.4 million at March 31, 2000. Substantially all of Harris Financial's equity securities investments are held by Harris Savings Bank. Harris Savings Bank is prohibited from investing in equity securities other than those issued by certain government-sponsored agencies. For all periods presented, Harris Savings Bank's equity securities portfolio included only equity securities of government-sponsored entities.

   The remainder of the investment portfolio is invested in corporate bonds, primarily investment grade issues rated by Standard & Poors or Moody's. These bonds represent trust-preferred issues of major financial institutions. At March 31, 2000, Harris Financial had a corporate bond portfolio of $60.4 million, representing 4.5% of the total investment portfolio. The weighted average yield on this portfolio at March 31, 2000 was 7.01%. All of the securities in this portfolio had a scheduled maturity in excess of ten years.

   Harris Financial's investment policy permits it to be a party to financial instruments with off-balance sheet risk in the normal course of business in order to manage interest rate risk. The investment policy authorizes Harris Financial to be involved in and purchase various types of derivative transactions and products, including interest rate swap, cap and floor agreements. Currently, Harris Financial is using total return swap agreements designed to hedge against the decline in the market value of a specifically identified pool of fixed-rate construction loans that are to be sold upon their conversion to long-term mortgage loans. In addition, Harris Financial is using callable interest rate swaps matched against callable certificates of deposit.

   All of Harris Financial's securities and mortgage-backed securities carry market risk insofar as increases in market rates of interest may cause a decrease in their market values. They also carry pre-payment risk, insofar as they may be called or repaid before maturity in times of low market interest rates, so that Harris Financial may have to invest the funds at a lower interest rate. The marketable equities securities portfolio also carries equity-price risk in that, if equity prices decline due to unfavorable market conditions or other factors, Harris Financial's capital would decrease.

 Investment Portfolio. The following table sets forth the carrying value of Harris Financial's investment securities portfolio at the dates indicated.

                             At March 31,                               At December 31,
                         --------------------- -----------------------------------------------------------------
                                 2000                  1999                  1998                  1997
                         --------------------- --------------------- --------------------- ---------------------
                         Amortized             Amortized             Amortized             Amortized
                            Cost    Fair Value    Cost    Fair Value    Cost    Fair Value    Cost    Fair Value
                         ---------- ---------- ---------- ---------- ---------- ---------- ---------- ----------
                                                             (In Thousands)
Held to maturity:
  U.S. Government and
  agencies.............. $      --  $      --  $      --  $      --  $      --  $      --  $   67,933 $   68,651
Mortgage-backed
securities:
  FNMA PCs..............        --         --         --         --         --         --       4,050      4,150
  Private Issue CMOs....        --         --         --         --         --         --      24,429     24,744
                         ---------- ---------- ---------- ---------- ---------- ---------- ---------- ----------
    Total securities
    held-to-maturity.... $      --     $   --  $      --  $      --  $      --  $      --  $   96,412 $   97,545
                         ========== ========== ========== ========== ========== ========== ========== ==========
Available for sale:
  U.S. government and
  agencies.............. $  348,108 $  324.545 $  348,705 $  324,619 $  298,247 $  299,196 $  184,033 $ 184,50 3
  Corporate bonds.......     63,429     60,433     63,352     59,826    148,731    142,240     20,117     20,115
  Municipal securities..     62,664     62,301     63,980     63,492    113,557    119,233    109,351    114,023
  Equity................    116,232    119,382    118,434    122,111    149,982    161,344    146,829    154,817
  Asset-backed
  securities............        --         --         --         --      15,146     15,661     24,551     24,837
Mortgage-backed
securities:
  FHLMC PC's............        --         --         --         --       1,421      1,494      2,920      3,066
  GNMA CMO's............     25,000     25,031        --         --         --         --         --         --
  FNMA CMO's............     98,988     95,026     99,032     98,267    104,276    105,864    151,067    152,433
  FHLMC CMO's...........    123,413    116,650    139,328    136,584     75,137     75,157    272,927    274,281
  Private issue CMO's...    523,878    500,457    473,170    452,704    355,199    354,648    173,419    174,707
                         ---------- ---------- ---------- ---------- ---------- ---------- ---------- ----------
    Total mortgage-
    backed securities...    771,279    737,164    711,530    687,555    536,033    537,163    600,333    604,487
                         ---------- ---------- ---------- ---------- ---------- ---------- ---------- ----------
    Total securities
    available for sale..  1,361,712  1,303,825  1,306,001  1,257,603  1,261,696  1,274,837  1,085,214 1,10 2,782
Other interest-earning
securities:
  FHLB daily
  investment............     26,737     26,737     36,860     36,860     22,423     22,423     11,840     11,840
                         ---------- ---------- ---------- ---------- ---------- ---------- ---------- ----------
    Total marketable
    securities and
    interest earning
    investments......... $1,388,449 $1,330,562 $1,342,861 $1,294,463 $1,284,119 $1,297,260 $1,193,466 $1,212,167
                         ========== ========== ========== ========== ========== ========== ========== ==========

Investment Portfolio Maturities

 The table below sets forth the scheduled maturities, carrying values, and average yields for Harris Financial's investment securities at March 31, 2000.

                                                                  At March 31, 2000
                     -----------------------------------------------------------------------------------------------------------
                                        After One Through  After Five Through
                      One Year or Less      Five Years         Ten Years        Over 10 Years                 Total
                     ------------------ ------------------ ------------------ ------------------ -------------------------------
                               Weighted           Weighted           Weighted           Weighted                        Weighted
                     Amortized Average  Amortized Average  Amortized Average  Amortized Average  Amortized    Market    Average
                       Cost     Yield     Cost     Yield     Cost     Yield     Cost     Yield      Cost       Value     Yield
                     --------- -------- --------- -------- --------- -------- --------- -------- ---------- ----------- --------
                                                                 (Dollars in Thousands)
Available for sale:
  U.S. government
  and agency
  obligations.......  $   --     0.00%  $  6,626    6.61%  $252,198    6.49%  $ 89,284    7.28%  $  348,108 $   324,545  6. 69%
  Corporate bonds...      --     0.00        --     0.00        --     0.00     63,429    7.01       63,429      60,433   7.01
  Municipal
  securities(2).....      --     0.00        --     0.00        482    5.74     62,182    5.73       62,644      62,301   5.73
  Equity(1)(2)......      --     0.00        --     0.00        --     0.00    116,232    6.07      116,232     119,382   6.07
Mortgage-backed
securities(3)(4)
  FNMA CMO's........    5,371    6.93%    26,910    6.85%    28,572    6.88%    38,136    6.91%      98,989      95,026   6.89%
  FHLMC CMO's.......    8,072    6.81     39,199    6.87     33,789    6.88     42,354    6.88      123,414     116,651   6.87
  GNMA CMO's........      326    7.42      4,886    7.42      5,265    7.42     14,521    7.42       24,998      25,031   7.42
  Private issue
  CMO's.............   27,566    6.86    141,210    6.86    135,306    6.87    219,796    6.86      523,878     500,456   6.86
                      -------    ----   --------    ----   --------    ----   --------    ----   ---------- -----------  -----
    Total mortgage-
    backed
    securities......   41,335    6.86    212,205    6.87    202,932    6.89    314,807    6.89      771,279     737,164   6.88
                      -------    ----   --------    ----   --------    ----   --------    ----   ---------- -----------  -----
    Total securities
    available for
    sale............  $41,335    6.86%  $218,831    6.87%  $455,612    6.67%  $645,934    6.70%  $1,361,712 $1,303 ,825   6.72%
                      =======    ====   ========    ====   ========    ====   ========    ====   ========== ===========  =====
Available for sale:
  U.S. government
  and agency
  obligations.......
  Corporate bonds...
  Municipal
  securities(2).....
  Equity(1)(2)......
Mortgage-backed
securities(3)(4)
  FNMA CMO's........
  FHLMC CMO's.......
  GNMA CMO's........
  Private issue
  CMO's.............
    Total mortgage-
    backed
    securities......
    Total securities
    available for
    sale............

----
(1) Includes FHLMC, FNMA and FHLB stocks.
(2) The yield on municipal obligations and certain equity issues have not been computed on a tax equivalent basis.
(3) Based on current prepayment trends, $564.7 million of mortgage-backed securities are anticipated to prepay or reprice within three years.
(4) Amortized cost on mortgage-backed securities include schedules principal repayments in each period.

Subsidiary Activities

   Harris Financial conducts its business activities through its wholly-owned subsidiary, Harris Savings Bank. Harris Financial has no other direct subsidiaries. The following are subsidiaries of Harris Savings Bank:

   Harris Delaware Corporation. Harris Delaware Corporation was incorporated in 1995 and manages certain investments in marketable securities on behalf of Harris Savings Bank.

   H.S. Service Corporation. H.S. Service Corporation was incorporated in 1974 and primarily invests in joint ventures engaged in residential and real estate development.

   First Harrisburg Service Corporation. First Harrisburg Service Corporation was incorporated in 1972 and is mainly involved with title, life, annuity and other insurance activities. It also serves as the holding company for Second Harrisburg Service Corporation, an inactive real estate development company.

   The remaining two subsidiaries, C.B.L. Service Corporation and AVSTAR Mortgage Corporation currently are inactive and have negligible assets and liabilities. Harris Savings Bank had originated VA/FHA and sub-prime loans through AVSTAR Mortgage Corporation, its mortgage subsidiary, until 1999 when these operations were discontinued.

Sources of Funds

   General. Deposits are the primary source of Harris Financial's funds for lending and other investment purposes. In addition to deposits, Harris Financial obtains funds from the amortization and prepayment of loans and mortgage-backed securities, the sale or maturity of investment securities, operations and advances from the Federal Home Loan Bank of Pittsburgh. Scheduled loan principal repayments are a relatively stable source of funds, while deposit inflows and outflows and loan prepayments are influenced significantly by market interest rates. Borrowings may be used on a short-term basis to compensate for reductions in the availability of funds from other sources or on a longer term basis for general business purposes. Harris Financial has used wholesale funding sources such as Federal Home Loan Bank advances to support an investment leveraging strategy for the purpose of increasing interest income and increasing return on equity.

   Deposits. Consumer and commercial deposits are obtained primarily from Harris Financial's primary market area through the offering of a broad selection of deposit instruments including checking, regular savings, money market deposits and time deposits, including certificate of deposit accounts and individual retirement accounts. The maturities of Harris Financial's certificate of deposit accounts ranges from 30 days to 10 years. In addition, Harris Financial offers a variety of commercial business products to small businesses operating within its primary market area. Currently Harris Financial does not generally negotiate interest rates to attract jumbo certificates, but accepts deposits of $100,000 or more based on posted rates. Deposit account terms vary according to the minimum balance required, the time periods the funds must remain on deposit, limits on the number of transactions, and the interest rate, among other factors. Harris Financial regularly evaluates the internal cost of funds, surveys rates offered by competing institutions, reviews Harris Financial's cash flow requirements for lending, monitors deposit withdrawal trends and liquidity and changes the rate as appropriate.

   While Harris Financial does not generally solicit funds outside its primary market area, it does accept brokered deposits as liquidity demands require. Included in Harris Financial's time deposits at March 31, 2000, December 31, 1999 and December 31, 1998 were $86.7 million, $77.1 million and $50.0 million, respectively, of brokered deposits. Historically, Harris Financial has rarely used premiums to attract deposits.

  Average Balance and Costs of Deposits. The following table sets forth the average balance, interest expense, and average cost of Harris Financial's deposits.

                            For the Three Months Ended March 31,
                   -------------------------------------------------------
                              2000                        1999
                   --------------------------- ---------------------------
                    Average            Average  Average            Average
                    Balance   Interest  Cost    Balance   Interest  Cost
                   ---------- -------- ------- ---------- -------- -------
Savings
deposits.........  $  124,200 $   676   2.18%  $  143,872     686   1.91%
Time deposits....     940,971  12,689   5.39      768,883  10,094   5.25
NOW and money
market accounts..     334,029   2,217   2.65      292,092   1,690   2.31
                   ---------- -------   ----   ---------- -------   ----
 Total...........  $1,399,200 $15,582   4.45%  $1,204,847 $12,470   4.14%
                   ========== =======   ====   ========== =======   ====
                                            For the Years Ended December 31,
                   -----------------------------------------------------------------------------------
                              1999                        1998                        1997
                   --------------------------- --------------------------- ---------------------------
                    Average            Average  Average            Average  Average            Average
                    Balance   Interest  Cost    Balance   Interest  Cost    Balance   Interest  Cost
                   ---------- -------- ------- ---------- -------- ------- ---------- -------- -------
                     (Dollars in Thousands)
Savings
deposits.........  $  139,098 $ 2,931   2.11%  $  147,954 $ 3,285   2.22%  $  147,738 $ 4,072   2.76%
Time deposits....     810,444  42,648   5.26      726,316  40,153   5.53      782,578  43,760   5.59
NOW and money
market accounts..     315,812   7,228   2.29      258,504   7,094   2.74      220,557   6,551   2.97
                   ---------- -------- ------- ---------- -------- ------- ---------- -------- -------
 Total...........  $1,265,354 $52,807   4.17%  $1,132,774 $50,532   4.46%  $1,150,873 $54,383   4.73%
                   ========== ======== ======= ========== ======== ======= ========== ======== =======

   Time Deposits by Rates. The following table sets forth the time deposits in Harris Financial classified by rates as of the dates indicated.

                                               At          At December 31,
                                            March 31, --------------------------
                                              2000      1999     1998     1997
                                            --------- -------- -------- --------
                                                       (In Thousands)
4% or less................................. $  4,545  $  5,230 $  6,042 $  8,321
4.01-6.00%.................................  642,799   714,568  653,261  580,914
6.01-8.00%.................................  316,373   189,092  102,588  173,243
8.01-9.00%.................................      366       499    3,280    6,260
                                            --------  -------- -------- --------
  Total.................................... $964,083  $909,389 $765,171 $768,738
                                            ========  ======== ======== ========

   Time Deposit Maturity Schedule. The following table sets forth the amount and maturities of certificates of deposit at March 31, 2000.

                                                     Amount Due
                                     -------------------------------------------
                                       Less
                                     Than One   1-2      2-3   After 3
       Weighted Average Rate           Year    Years    Years   Years    Total
       ----------------------        -------- -------- ------- -------- --------
                                                   (In Thousands)
4% or less.......................... $  4,545 $    --  $   --  $    --  $  4,545
4.01-6.00%..........................  448,965  133,353  23,485   36,996  642,799
6.01-8.00%..........................   64,409  138,627  17,537   95,800  316,373
8.01-9.00%..........................      361        5     --       --       366
                                     -------- -------- ------- -------- --------
  Total............................. $518,280 $271,985 $41,022 $132,796 $964,083
                                     ======== ======== ======= ======== ========

   Certificates of Deposit $100,000 and More. The following table indicates the amount of Harris Financial's certificates of deposit and other time deposits of $100,000 or more by time remaining until maturity.

                                                At         At December 31,
                                             March 31, ------------------------
                                               2000(1)   1999    1998    1997
                                             --------- -------- ------- -------
                                                       (In Thousands)
Three months or less........................ $ 14,056  $ 12,318 $11,237 $12,452
Over three months through six months........   12,456    17,455   8,959   7,149
Over six months through twelve months.......   30,839    28,937  18,515  11,131
Over twelve months..........................   61,409    44,774  23,838  23,532
                                             --------  -------- ------- -------
  Total..................................... $118,760  $103,484 $62,549 $54,264
                                             ========  ======== ======= =======

--------

(1) Excludes brokered certificates of deposit.

   Borrowings. In recent years, Harris Financial has also borrowed from wholesale sources and the Federal Home Loan Bank system to support an investment leveraging strategy and to supplement funding provided by customer deposits. The objective of the investment leveraging strategy is to increase interest income and return on equity by deploying excess capital into interest-earning investments. However, this strategy reduces net interest margins due to the higher cost of non-deposit funds as compared to core deposits. A significant portion of Harris Financial's wholesale borrowings are placed with the Federal Home Loan Bank of Pittsburgh. At March 31, 2000, Harris Financial had $1.123 billion of borrowings, including $915.0 million of Federal Home Loan Bank borrowings and $208.4 million of repurchase agreements.

   The Federal Home Loan Bank functions as a central reserve bank providing credit for Harris Financial and other member financial institutions. As a member, Harris Financial is required to own capital stock in the Federal Home Loan Bank and is authorized to apply for advances on the security of such stock and certain of its home mortgages and other assets provided certain standards related to creditworthiness have been met. Advances are made pursuant to several different programs. Each credit program has its own interest rate and range of maturities. Depending on the program, limitations on the amount of advances are based either on a fixed percentage of a member institution's net worth or on the Federal Home Loan Bank's assessment of the institution's creditworthiness. Harris Financial's maximum borrowing capacity with the Federal Home Loan Bank totaled $1.009 billion at March 31, 2000.

   Harris Financial has entered into sales of securities under agreements to repurchase with nationally-recognized securities dealers. Reverse repurchase agreements are accounted for as borrowings by Harris Financial and are secured by designated investment securities. The proceeds of these transactions are used to purchase investments yielding a higher rate than the borrowed funds and to meet cash flow needs of Harris Financial. Harris Financial intends to use these agreements in the future when management believes it is prudent to do so.

   The following table sets forth information regarding borrowings by Harris Financial at or for the dates indicated.

                             At or for Three
                           Months Ended March     At or for Years Ended December
                                   31,                         31,
                          ----------------------  --------------------------------
                             2000        1999        1999        1998       1997
                          ----------  ----------  ----------  ----------  --------
                                             (In Thousands)
Outstanding at end of
 period:
  FHLB..................  $  915,000  $  751,520  $  805,000  $  746,581  $575,440
  Repurchase
   agreements...........     208,375     313,000     313,000     322,673   277,548
  ESOP..................         --          --          --          --        990
                          ----------  ----------  ----------  ----------  --------
    Total...............  $1,123,375  $1,064,520  $1,118,000  $1,069,254  $853,978
                          ==========  ==========  ==========  ==========  ========
Weighted average rate at
 end of period:
  FHLB..................        6.03%       5.31%       5.59%       5.32%     5.85%
  Repurchase
   agreements...........        5.60        5.36        5.63        5.41      5.87
  ESOP..................        0.00        0.00        0.00        0.00      5.75
                          ----------  ----------  ----------  ----------  --------
    Total...............        5.95%       5.32%       5.60%       5.35%     5.85%
                          ==========  ==========  ==========  ==========  ========
Maximum amount
 outstanding at any
 month during the
 period:
  FHLB..................  $  915,000  $  756,540  $  870,000  $  720,639  $600,702
  Repurchase
   agreements...........     208,375     313,000     313,000     358,157   279,366
  ESOP..................         --          --          --          --        990
                          ----------  ----------  ----------  ----------  --------
    Total...............  $1,123,375  $1,069,540  $1,183,000  $1,078,796  $881,058
                          ==========  ==========  ==========  ==========  ========
Average amount
 outstanding during the
 period:
  FHLB..................  $  790,569  $  744,301  $  800,105  $  644,727  $496,627
  Repurchase
   agreements...........     306,387     316,009     313,743     352,117   156,830
  ESOP..................         --          --          --          416       990
                          ----------  ----------  ----------  ----------  --------
    Total...............  $1,096,956  $1,060,310  $1,113,848  $  997,260  $654,447
                          ==========  ==========  ==========  ==========  ========
Weighted average rate
 during the period:
  FHLB..................        5.95%       5.28%       5.40%       5.67%     5.83%
  Repurchase
   agreements...........        5.70        5.40        5.50        5.67      5.79
  ESOP..................         --          --          --         5.75      5.75
                          ----------  ----------  ----------  ----------  --------
    Total...............        5.88%       5.32%       5.43%       5.67%     5.82%
                          ==========  ==========  ==========  ==========  ========

Properties

   Harris Financial currently conducts its business through its main office located in Harrisburg, Pennsylvania and 37 full-service offices. The aggregate net book value of Harris Financial's premises and equipment was $27.6 million at March 31, 2000.

   Harris Financial's accounting and record keeping activities are maintained on an in-house data processing system. Harris Financial owns data processing equipment it uses for its internal processing needs. The net book value of such data processing equipment and related software at March 31, 2000 was $4.6 million.

Legal Proceedings

   In March 1998 Plaintiffs Mr. and Mrs. Laureano brought a legal action in the Court of Common Pleas of Berks County, Pennsylvania against Avstar Mortgage Corporation, a presently inactive subsidiary of Harris Savings Bank, a former officer and two former employees of Avstar, and other individuals and corporations. Mr. and Mrs. Laureano in October of 1999 brought another action in Berks County Court against various additional defendants including Harris Savings Bank, Harris Financial, and a former officer and two employees of Avstar. Both cases arise out of the Laureanos' claims that they were sold a house and given a mortgage by Avstar for more than the house was worth. The Laureanos have characterized their complaints as class actions. Harris Financial, Harris Savings Bank, Avstar and its former employees are actively contesting both the legal and factual basis of the Laureanos' claims as well as their suitability for class action status. As of June 5, 2000 preliminary objections of all defendants to the Laureanos' third amended complaint are pending before the court. Because of the preliminary status of the proceedings, the extent of the potential damages, losses or costs, if any, of Harris Financial or its subsidiary is not ascertainable at this time and will not likely be determinable in the immediate future.

   The Mortgage Review Board of the U.S. Department of Housing and Urban Development has notified Avstar Mortgage Corporation that the Mortgage Review Board has determined that Avstar violated requirements of the HUD and the Federal Housing Administration. Several of the violations alleged by the Mortgage Review Board relate to transactions between Avstar and the plaintiffs in the litigation described above. Based on these alleged violations, the Mortgage Review Board has withdrawn the HUD/FHA approval of Avstar Mortgage Corporation, and imposed a civil money penalty. As of the date of this document, a complaint has not been filed with respect to the civil money penalty.

   In addition, to the matter discussed above, there are various claims and lawsuits in which Harris Financial is periodically involved incident to Harris Financial's business. In the opinion of management, no material loss is expected from any of such pending claims or lawsuits.

                                   REGULATION

   Prior to the completion of the mutual-to-stock conversion, Harris Savings Bank will change its name to Waypoint Bank and convert its charter to that of a federal stock savings bank. As a result, Waypoint Bank will be subject to the regulation and supervision of the OTS. As a result of the Harris Savings Bank charter conversion, Waypoint Financial will become a unitary savings and loan holding company and will also be subject to the regulation and supervision of the OTS. After the charter conversion, the Pennsylvania Department of Banking will not regulate or supervise Waypoint Financial or Waypoint Bank, and the Board of Governors of the Federal Reserve system will not regulate or supervise Waypoint Financial. Set forth below is a brief description of certain laws and regulations that relate to the regulation of Waypoint Financial and Waypoint Bank after the conversion, including a comparison of the principal differences between the regulation of Waypoint Bank and Waypoint Financial before and after the conversion. This description does not purport to be complete and is qualified in its entirety by reference to the applicable laws and regulations.

General

   Harris Savings Bank currently is a Pennsylvania-chartered savings bank, and its deposit accounts are insured up to applicable legal limits by the FDIC under the Savings Association Insurance Fund. Harris Savings Bank currently is subject to extensive regulation, examination and supervision by the Pennsylvania Department of Banking as its chartering agency, and by the FDIC as the insurer of its deposit accounts. Harris Savings Bank files reports with the Pennsylvania Department of Banking and the FDIC concerning its activities and financial condition, and it must obtain regulatory approval prior to entering into certain transactions, such as mergers with, or acquisitions of, other depository institutions.

   Harris Financial, as the sole shareholder of Harris Savings Bank, currently is a bank holding company subject to comprehensive regulation, examination and supervision by the Federal Reserve Board under the Bank Holding Company Act of 1956, as amended, and the regulations of the Federal Reserve Board. The Federal Reserve Board also has extensive enforcement authority over bank holding companies, including the ability to assess civil money penalties, to issue cease and desist or removal orders and to require that a holding company divest subsidiaries (including its bank subsidiaries). In general, enforcement actions may be initiated for violations of law and regulations and for unsafe or unsound practices.

   Prior to the completion of the mutual-to-stock conversion, Harris Savings Bank will convert its charter to that of a federal stock savings bank and change its name to Waypoint Bank. The OTS will become Waypoint Bank's chartering authority and primary regulator. The FDIC will continue to insure the deposits of Waypoint Bank and will continue to have supervisory and enforcement authority over the savings bank. The Pennsylvania Department of Banking will no longer have authority to regulate or supervise Waypoint Bank. As a result of the charter conversion, Waypoint Financial also will become subject to regulation and supervision by the OTS as a savings and loan holding company, and neither the Pennsylvania Department of Banking nor the Federal Reserve Board will regulate or supervise Waypoint Financial. Before the completion of the conversion, Harris Financial was required to file certain reports with, and otherwise comply with, the rules and regulations of the Securities and Exchange Commission under the Federal Securities Laws. After the completion of the conversion, Waypoint Financial will be required to file certain reports with, and otherwise comply with the rules and regulations of the Securities and Exchange Commission under the Federal Securities Laws

   Any change in the laws and regulations affecting Waypoint Financial or Waypoint Bank could have a material adverse impact on operations and stockholders.

Harris Savings Bank

   General. As a federally chartered, FDIC-insured savings bank, Waypoint Bank will be subject to extensive supervision, examination and regulation by the OTS and the FDIC. Lending activities and other investments must comply with federal statutory and regulatory requirements. This comprehensive federal regulation and supervision is intended primarily for the protection of the capital of a savings bank, the Savings Association Insurance Fund and a savings bank's depositors. This regulatory structure gives the regulatory authorities extensive discretion in connection with their supervisory and enforcement activities and examination policies, including policies regarding the classification of assets and the establishment of adequate loan loss reserves.

   The OTS will examine Waypoint Bank not less frequently than once every two years and will prepare a report of its examination findings for the Waypoint Bank Board of Directors. Waypoint Bank's relationship with its depositors and borrowers also will be regulated by federal law, especially in such matters as the ownership of savings accounts and the form and content of its mortgage documents. Waypoint Bank also must file periodic reports with the OTS and the FDIC concerning its activities and financial condition, and must obtain regulatory approvals prior to entering into certain transactions such as mergers with or acquisitions of other financial institutions.

   Regulation of Waypoint Bank as a federal savings bank following the conversion will be comparable in many respects to the regulation of Waypoint Bank as a Pennsylvania savings bank prior to the conversion, but with several key differences. Set forth below is a summary description of certain laws and regulations that apply to Waypoint Bank as a federal savings bank, as well as a summary of the material differences between such federal regulation and supervision and its regulation and supervision as a Pennsylvania savings bank prior to the charter conversion.

   Lending and Investment Powers and Limitations. As a federal savings bank, Waypoint Bank will subject to the lending and investment powers and limitations set forth in the Home Owners' Loan Act. Under the Home Owners' Loan Act, a federal savings bank may originate or invest in loans secured by residential real estate without limitation as a percentage of the savings bank's total assets. Loans secured by nonresidential real estate may not in the aggregate exceed 400% of the savings bank's capital. Secured and unsecured commercial business loans may not exceed 20% of the total assets of a federal savings bank, and such loans in excess of 10% of assets must be for small business loans. A federal savings bank may invest up to 35% of its assets in consumer loans, and there are no limits on credit card loans and student loans. A federal savings bank may invest up to 3% of its assets in one or more service corporation subsidiaries, provided that at least 50% of any investment that exceeds 1% of assets is for community development purposes. Service corporations may engage in a broader range of activities than a federal savings bank may engage directly, including securities and insurance agency and real estate development. A Pennsylvania-chartered savings bank has no limitations as a percentage of assets on originations or investment in loans secured by residential or commercial real estate. There are no limitations as a percentage of assets on commercial business loans, provided that commercial business loans with terms of less than10 years may not exceed 20% of a Pennsylvania savings bank's assets. Consumer loans may not exceed 30% of assets. A Pennsylvania saving bank also may invest in a service corporation with the prior approval of the Pennsylvania Department of Banking, and a service corporation may engage in bank support activities and real estate development, director or through joint ventures.

   Qualified Thrift Lender Test. Federal savings banks must meet a qualified thrift lender test or they become subject to certain operating restrictions. The qualified thrift lender test requires that a federal savings bank maintain at least 65% of its assets in mortgages, mortgage-based securities, certain other securities issued by, or backed by the full faith and credit of, the United States, education loans, consumer loans and small business loans. This means that a significant portion of Waypoint Bank's assets must be invested in mortgages or mortgage-related securities. A Pennsylvania savings bank is not subject to the qualified thrift lender test, although there are certain limitations on permissible investments by a Pennsylvania savings bank. As of March 31, 2000, Waypoint Bank maintained 80.1% of its portfolio assets in qualified thrift investments.

   Regulatory Capital Requirements. OTS capital regulations require savings institutions to meet three capital standards. The standards are tangible capital equal to 1.5% of adjusted total assets, core capital equal to at least 3% of total adjusted assets, and risk-based capital equal to at least 8% of total risk-weighted assets. Waypoint Bank's pro forma capital ratios are set forth under "Regulatory Capital Compliance."

   Tangible capital is defined as core capital less all intangible assets and mortgage servicing rights. Core capital is defined as common stockholders' equity, noncumulative perpetual preferred stock and minority interests in the equity accounts of consolidated subsidiaries, nonwithdrawable accounts and pledged deposits of mutual savings associations and qualifying supervisory goodwill, less nonqualifying intangible assets, and mortgage servicing rights.

   Federal savings banks must maintain total risk-based capital equal to at least 8% of risk-weighted assets. Risk-based capital consists of core and supplementary capital. Supplementary capital includes, among other items, cumulative perpetual preferred stock, perpetual subordinated debt, mandatory convertible subordinated debt, intermediate-term preferred stock, and the portion of the allowance for loan losses not designated for specific loan losses. The portion of the allowance for loan and lease losses includable in supplementary capital is limited to a maximum of 1.25% of risk-weighted assets. Overall, supplementary capital is limited to 100% of core capital. A federal savings bank must calculate its risk-weighted assets by multiplying each asset and off-balance sheet item by various risk factors as determined by the OTS, which range from 0% for cash to 100% for delinquent loans, property acquired through foreclosure, commercial loans, and other assets.

   OTS rules require a deduction from capital for institutions which have unacceptable levels of interest rate risk. The OTS calculates the sensitivity of an institution's loan portfolio to interest rate risk based on data submitted by the institution in a schedule to its quarterly Thrift Financial Report and using the interest rate risk measurement model adopted by the OTS. The amount of the interest rate risk component, if any, is deducted from an institution's total capital in order to determine if it meets its risk-based capital requirement.

   The Pennsylvania Department of Banking has capital guidelines requiring 6% leverage capital and 10% risk-based capital. The components of leverage and risk-based capital are substantially the same as those defined by the FDIC, which are described below.

   Deposit Insurance. The deposit accounts of Harris Savings Bank are, and the deposit accounts of Waypoint will be, insured by the Savings Association Insurance Fund, a division of the FDIC, to a maximum of $100,000 as permitted by law, and such insurance will not be affected by the charter conversion. Insurance of deposits may be terminated by the FDIC if it finds that a savings bank has engaged in unsafe or unsound practices, is in an unsafe or unsound condition to continue operations or has violated any applicable law, regulation, rule, order or condition imposed by the FDIC.

   The FDIC sets deposit insurance premiums based upon the risks a particular bank or savings institution poses to its deposit insurance funds. Under the risk-based deposit insurance assessment system, the FDIC assigns an institution to one of three capital categories based on the institution's financial information, as of the reporting period ending six months before the assessment period. The three capital categories are (i) well capitalized, (ii) adequately capitalized and (iii) undercapitalized. The FDIC also assigns an institution to one of three supervisory subcategories within each capital group. With respect to the capital ratios, institutions are classified as well capitalized, adequately capitalized or undercapitalized using ratios that are substantially similar to the prompt corrective action capital ratios discussed below. The FDIC also assigns an institution to a supervisory subgroup based on a supervisory evaluation provided to the FDIC by the institution's primary federal regulator and information that the FDIC determines to be relevant to the institution's financial condition and the risk posed to the deposit insurance funds (which may include, if applicable, information provided by the institution's state supervisor).

   An institution's assessment rate depends on the capital category and supervisory category to which it is assigned. Under the final risk-based assessment system, there are nine assessment risk classifications (i.e., combinations of capital groups and supervisory subgroups) to which different assessment rates are applied. Assessment rates for deposit insurance currently range from 0 basis points to 27 basis points. The capital and supervisory subgroup to which an institution is assigned by the FDIC is confidential and may not be disclosed. A bank's rate of deposit insurance assessments will depend upon the category and subcategory to which the bank is assigned by the FDIC. Any increase in insurance assessments could have an adverse effect on the earnings of insured institutions, including Waypoint Bank.

   The FDIC may terminate the insurance of an institution's deposits upon a finding that the institution has engaged in unsafe or unsound practices, is in an unsafe or unsound condition to continue operations or has violated any applicable law, regulation, rule, order or condition imposed by the FDIC. Management does not know of any practice, condition, or violation that might lead to termination of its deposit insurance.

   Dividend and Other Capital Distribution Limitations. The OTS imposes various restrictions or requirements on capital distributions by savings banks, which include (i) any distribution of cash or other property, such as a dividend, to a savings bank's owners, (ii) any payment to repurchase, redeem, retire, or otherwise acquire any of shares or stock of the savings bank, (iii) any payment to repurchase, redeem or otherwise acquire debt instruments included in capital, (iv) any extension of credit to finance an affiliate's acquisition of those shares or interests, (v) any direct or indirect payment of cash or other property to owners or affiliates made in connection with a corporate reorganization, and (vi) any transaction that the OTS or the FDIC determines, by order or regulation, to be in substance a distribution of capital. Finally, a capital distribution under OTS rules is any other distribution charged against a savings bank's capital accounts if the savings bank would not be well capitalized following the distribution.

   OTS rules require a savings bank to file a notice or an application for approval before making a capital distribution under the following circumstances. A savings bank must file an application if: (i) it is not eligible for expedited treatment under the applications processing rules of the OTS; (ii) the total amount of all capital distributions, including the proposed capital distribution, for the applicable calendar year would exceed an amount equal to the savings bank's net income for that year to date plus the savings banks's retained net income for the preceding two years; (iii) the savings bank is not adequately capitalized after the capital distribution; or (iv) the distribution would violate a statute, rule or agreement.

   A savings bank that does not have to file an application for approval to make a capital distribution must nevertheless file a notice with the OTS before making a capital distribution if: (i) the savings bank would not be adequately capitalized following the capital distribution; (ii) the capital distribution would reduce the amount of, or retire any part of the savings bank's common or preferred stock, or retire any part of debt instruments included in the savings bank's capital; or (iii) the savings bank is a subsidiary of a savings and loan holding company.

   No application or notice must be made to the OTS if none of the foregoing conditions or circumstances exists. Waypoint Bank, as a subsidiary of Waypoint Financial, will be required to file a capital distribution notice with the OTS before paying any dividend to Waypoint Financial. However, capital distributions by Waypoint Financial, as a savings and loan holding company, are not subject to the OTS capital distribution rules.

   The OTS may disapprove a notice or deny an application if: (i) the savings bank would be undercapitalized, following the capital distribution; (ii) the proposed capital distribution raises safety and soundness concerns; or (iii) the proposed capital distribution would violate a prohibition contained in any statute, regulation or agreement.

   A Pennsylvania savings bank may pay dividends from accumulated net earnings provided that its surplus amount is at least equal to its capital.

   Loans to One Borrower. With certain limited exceptions, a federal savings bank may lend to a single or related group of borrowers on an unsecured basis an amount up to 15% of its unimpaired capital and surplus. An additional amount may be lent, up to 10% of unimpaired capital and surplus, if such loan is secured by readily marketable collateral. Readily marketable collateral is defined to include securities and bullion, but generally does not include real estate. A Pennsylvania savings bank is subject to substantially the same loans to-one-borrower restrictions as those applicable to a federal savings bank.

   Liquidity Requirements. A federal savings bank is required to maintain an average daily balance of liquid assets equal to a percentage of the sum of its average daily balance of net withdrawable deposit accounts and borrowings payable in one year or less. Depending on economic conditions and savings flows, the OTS may vary the liquidity requirements from time to time between 4% and 10%. Monetary penalties may be imposed on institutions for liquidity requirement violations.

   Transactions With Affiliates. Transactions between a federal savings bank or its subsidiaries and its affiliates must be on terms as favorable to the savings bank as comparable transactions with non-affiliates. In addition, some transactions are restricted to an aggregate percentage of the savings bank's capital. Collateral in specified amounts must usually be provided by affiliates in order to receive loans from the savings bank. In addition, a savings bank may not extend credit to any affiliate engaged in activities not permissible for a bank holding company or acquire the securities of any affiliate that is not a subsidiary. The OTS has the discretion to treat subsidiaries of savings bank as affiliates on a case-by-case basis.

   Transactions between a Pennsylvania savings bank and its affiliates are subject to Sections 23A and 23B of the Federal Reserve Act and regulations of the FDIC. Such restrictions are substantially similar to the restrictions applicable to transactions between a federal savings bank and its affiliates. Currently, a subsidiary of a bank that is not also a depository institution is not treated as an affiliate of the bank for the purposes of Sections 23A and 23B. However, the Federal Reserve Board has proposed treating any subsidiary of a bank that is engaged in activities not permissible for bank holding companies under the Bank Holding Company Act, as an affiliate for purposes of Section 23A and 23B. Sections 23A and 23B limit the extent to which the bank or its subsidiaries may engage in "covered transactions" with any one affiliate to an amount equal to 10% of such bank's capital stock and surplus, and limit all such transactions with all affiliates to an amount equal to 20% of such capital stock and surplus. The statutory sections also require that all such transactions be on terms that are consistent with safe and sound banking practices. The term "covered transaction" includes the making of loans, purchase of assets, issuance of guarantees and other similar types of transactions. Further, most loans by a bank to any of its affiliates must be secured by collateral in amounts ranging from 100% to 130% of the loan amounts. In addition, any covered transaction by a bank with an affiliate and any purchase of assets or services by a bank from an affiliate must be on terms that are substantially the same, or at least as favorable, to the bank as those that would be provided to a non-affiliate.

   Prohibitions Against Tying Arrangements. Banks are subject to the prohibitions of 12 U.S.C. Section 1972 on certain tying arrangements. A depository institution is prohibited, subject to certain exceptions, from extending credit to or offering any other service, or fixing or varying the consideration for such extension of credit or service, on the condition that the customer obtain some additional service from the institution or certain of its affiliates or not obtain services of a competitor of the institution.

   Uniform Real Estate Lending Standards. The federal banking agencies have adopted uniform regulations prescribing standards for extensions of credit that are secured by liens on interests in real estate or made for the purpose of financing the construction of a building or other improvements to real estate. Under the joint regulations adopted by the federal banking agencies, all insured depository institutions must adopt and maintain written policies that establish appropriate limits and standards for extensions of credit that are secured by liens or interests in real estate or are made for the purpose of financing permanent improvements to real estate. These policies must establish loan portfolio diversification standards, prudent underwriting standards (including loan-to-value limits) that are clear and measurable, loan administration procedures, and documentation, approval and reporting requirements. The real estate lending policies must reflect consideration of the Interagency Guidelines for Real Estate Lending Policies that have been adopted by the federal bank regulators.

   The Interagency Guidelines, among other things, require a depository institution to establish internal loan-to-value limits for real estate loans that are not in excess of the following supervisory limits:

  . for loans secured by raw land, the supervisory loan-to-value limit is 65% of the value of the collateral;

  . for land development loans (i.e., loans for the purpose of improving unimproved property prior to the erection of structures), the supervisory limit is 75%;

  . for loans for the construction of commercial, multi-family or other non-residential property, the supervisory limit is 80%;

  . for loans for the construction of one- to four-family properties, the supervisory limit is 85%; and

  . for loans secured by other improved property (e.g., farmland, completed commercial property and other income-producing property, including non-owner occupied, one- to four-family property), the limit is 85%.

Although no supervisory loan-to-value limit has been established for owner-occupied, one to four-family and home equity loans, the Interagency Guidelines state that for any such loan with a loan-to-value ratio that equals or exceeds 90% at origination, an institution should require appropriate credit enhancement in the form of either mortgage insurance or readily marketable collateral.

   Federal Home Loan Bank System. Harris Savings Bank is and Waypoint Bank will be a member of the Federal Home Loan Bank of Pittsburgh, which is one of 12 regional Federal Home Loan Banks. Each Federal Home Loan Bank serves as a reserve or central bank for its members within its assigned region. It is funded primarily from funds deposited by financial institutions and proceeds derived from the sale of consolidated obligations of the Federal Home Loan Bank System. It makes loans to members pursuant to policies and procedures established by the Board of Directors of the Federal Home Loan Bank.

   As a member, Harris Savings Bank is required to purchase and maintain stock in the Federal Home Loan Bank of Pittsburgh in an amount equal to at least 1% of its aggregate unpaid residential mortgage loans, home purchase contracts or similar obligations at the beginning of each year, or 20% of its outstanding advances, whichever is larger. Harris Savings Bank currently is in compliance with this requirement and will be in compliance following the conversion. The Federal Home Loan Bank imposes various limitations on advances such as limiting the amount of real estate related collateral to 30% of a member's capital and limiting total advances to a member.

   Federal Reserve System. The Federal Reserve System requires all depository institutions, regardless whether they are chartered under state or federal law, to maintain noninterest bearing reserves at specified levels against their checking, NOW, and Super NOW checking accounts and non-personal time deposits. The balances maintained to meet the reserve requirements imposed by the Federal Reserve System may be used to satisfy the OTS liquidity requirements. Savings banks have authority to borrow from the Federal Reserve System "discount window," but Federal Reserve System policy generally requires savings institutions to exhaust all other sources before borrowing from the Federal Reserve System.

   Interstate Acquisitions and Branching. A federal savings bank may branch nationwide without regard to state law. Pennsylvania law authorizes financial institutions (or their holding companies) located in Delaware, Kentucky, the District of Columbia, Maryland, New Jersey, Ohio, Virginia and West Virginia to acquire Pennsylvania-chartered institutions and to establish branches in Pennsylvania, in each case subject to the condition that their home state offers reciprocal rights to savings institutions located in Pennsylvania. Pennsylvania-chartered savings institutions may also branch interstate, subject to the Department of Banking's approval and certain other conditions. Currently, Delaware, Kentucky, Maryland, New Jersey, Ohio and West Virginia have laws that permit Pennsylvania institutions to branch into such states and/or acquire savings institutions located in such states.

   Community Reinvestment Act. Under the Community Reinvestment Act, any insured depository institution, including Harris Savings Bank, has a continuing and affirmative obligation consistent with its safe and sound operation to help meet the credit needs of its entire community, including low and moderate income neighborhoods. The Community Reinvestment Act does not establish specific lending requirements or programs for financial institutions nor does it limit an institution's discretion to develop the types of products and services that it believes are best suited to its particular community. The Community Reinvestment Act requires the OTS to assess the depository institution's record of meeting the credit needs of its community, and to take such record into account in its evaluation of certain applications by such institution, including applications for additional branches and acquisitions.

   The Community Reinvestment Act requires an institution's primary federal banking regulator to provide a written evaluation of an institution's Community Reinvestment Act performance utilizing a four-tiered descriptive rating system and requires public disclosure of an institution's Community Reinvestment Act rating. Harris Savings Bank received a "satisfactory" overall rating in its most recent Community Reinvestment Act examination. The Community Reinvestment Act applied to Harris Savings Bank as a FDIC-insured Pennsylvania Savings Bank, and after the conversion will continue to apply to Waypoint Bank as a federal savings bank.

   Safety and Soundness Standards. Each federal banking agency, including the OTS and the FDIC, has adopted guidelines establishing general standards relating to internal controls, information and internal audit systems, loan documentation, credit underwriting, interest rate exposure, asset growth, asset quality, earnings and compensation, fees and benefits. In general, the guidelines require, among other things, appropriate systems and practices to identify and manage the risks and exposures specified in the guidelines. The guidelines prohibit excessive compensation as an unsafe and unsound practice and describe compensation as excessive when the amounts paid are unreasonable or disproportionate to the services performed by an executive officer, employee, director, or principal shareholder.

   In addition, applicable regulations require a federal savings bank that is given notice by the FDIC that it is not satisfying any of such safety and soundness standards to submit a compliance plan to the applicable federal banking regulator. If, after being so notified, a savings bank fails to submit an acceptable compliance plan or fails in any material respect to implement an accepted compliance plan, the federal banking regulator may issue an order directing corrective and other actions of the types to which a significantly undercapitalized institution is subject under the "prompt corrective action" provisions of federal law. If a savings bank fails to comply with such an order, the federal banking regulator may seek to enforce such an order in judicial proceedings and to impose civil monetary penalties.

   Prompt Corrective Action. Federal law authorizes the federal banking agencies to require prompt corrective action to resolve the problems of undercapitalized institutions. The federal banking regulators have adopted regulations governing the supervisory actions that may be taken against undercapitalized institutions. The regulations establish five categories, consisting of "well capitalized," "adequately capitalized," "undercapitalized," "significantly undercapitalized" and "critically undercapitalized." OTS regulations define the five capital categories as follows: Generally, an institution will be treated as "well capitalized" if its ratio of total capital to risk-weighted assets is at least 10%, its ratio of Tier 1 capital to risk-weighted assets is at least 6%, its ratio of Tier 1 capital to total assets is at least 5%, and it is not subject to any order or directive by the OTS to meet a specific capital level. An institution will be treated as "adequately capitalized" if its ratio of total capital to risk-weighted assets is at least 8%, its ratio of Tier 1 capital to risk-weighted assets is at least 4%, and its ratio of Tier 1 capital to total assets is at least 4% (3% if the bank receives the highest rating under the Uniform Financial Institutions Rating System) and it is not a well-capitalized institution. An institution that has total risk-based capital of less than 8%, Tier 1 risk-based-capital of less than 4% or a leverage ratio that is less than 4% (or less than 3% if the institution is rated a composite "1" under the Uniform Financial Institutions Rating System), would be considered to be "undercapitalized." An institution that has total risk-based capital of less than 6%, Tier 1 capital of less than 3% or a leverage ratio that is less than 3%, would be

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


considered to be "significantly undercapitalized," and an institution that has a tangible capital to assets ratio equal to or less than 2% would be deemed to be "critically undercapitalized."

   The severity of the action authorized or required to be taken under the prompt corrective action regulations increases as a savings bank's capital decreases within the three undercapitalized categories. All savings banks are prohibited from paying dividends or other capital distributions or paying management fees to any controlling person if, following such distribution, the bank would be undercapitalized. The OTS is required to monitor closely the condition of an undercapitalized bank and to restrict the growth of its assets. An undercapitalized bank is required to file a capital restoration plan within 45 days of the date the bank receives notice that it is within any of the three undercapitalized categories, and the plan must be guaranteed by any parent holding company. If a bank fails to submit an acceptable plan, it is treated as if it were "significantly undercapitalized." Banks that are significantly or critically undercapitalized are subject to a wider range of regulatory requirements and restrictions.

   The FDIC has a broad range of grounds under which it may appoint a receiver or conservator for an insured savings bank. If one or more grounds exist for appointing a conservator or receiver for a savings bank, the FDIC may require the bank to issue additional debt or stock, sell assets, be acquired by a depository bank holding company or combine with another depository bank. The FDIC is required to appoint a receiver or a conservator for a critically undercapitalized savings bank within 90 days after the savings bank becomes critically undercapitalized or to take such other action that would better achieve the purposes of the prompt corrective action provisions. Such alternative action can be renewed for successive 90-day periods. However, if the savings bank continues to be critically undercapitalized on average during the quarter that begins 270 days after it first became critically undercapitalized, a receiver must be appointed, unless the FDIC makes certain findings that the bank is viable.

   Loans to a Bank's Insiders. A bank's loans to its executive officers, directors, any owner of 10% or more of its stock (each, an insider) and any of certain entities affiliated with any such person (an insider's related interest) are subject to the conditions and limitations imposed by Section 22(h) of the Federal Reserve Act and the Federal Reserve Board's Regulation O thereunder. Under these restrictions, the aggregate amount of the loans to any insider and the insider's related interests may not exceed the loans-to-one-borrower limit applicable to national banks, which is comparable to the loans-to-one-borrower limit applicable to Harris Savings Bank. See "-- Loans-to-One Borrower Limitations." All loans by a bank to all insiders and insiders' related interests in the aggregate may not exceed the bank's unimpaired capital and unimpaired surplus. With certain exceptions, loans to an executive officer, other than loans for the education of the officer's children and certain loans secured by the officer's residence, may not exceed the lesser of $100,000, or the greater of $25,000 or 2.5% of the bank's capital and unimpaired surplus. Regulation O also requires that any proposed loan to an insider or a related interest of that insider be approved in advance by a majority of the board of directors of the bank, with any interested director not participating in the voting, if such loan, when aggregated with any existing loans to that insider and the insider's related interests, would exceed either $500,000 or the greater of $25,000 or 5% of the bank's unimpaired capital and surplus. Generally, such loans must be made on substantially the same terms as, and follow credit underwriting procedures that are not less stringent than, those that are prevailing at the time for comparable transactions with other persons.

   An exception is made for extensions of credit made pursuant to a benefit or compensation plan of a bank that is widely available to employees of the bank and that does not give any preference to insiders of the bank over other employees of the bank.

Waypoint Financial

   General. Prior to the conversion, Harris Financial (the predecessor of Waypoint Financial) was regulated as a bank holding company by the Federal Reserve Board under the Bank Holding Company Act and the regulations of the Federal Reserve Board. The Federal Reserve Board also has extensive enforcement authority over bank holding companies, including, among other things, the ability to assess civil money penalties, to

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


issue cease and desist or removal orders and to require that a holding company divest subsidiaries (including its bank subsidiaries). In general, enforcement actions may be initiated for violations of law and regulations and unsafe or unsound practices. Following the conversion, Waypoint Financial will be regulated as a savings and loan holding company under the Home Owners' Loan Act, and will be subject to the exclusive regulation, reporting requirements and supervision of the OTS. Among other things, this authority permits the OTS to restrict or prohibit activities that are determined to be a serious risk to Waypoint Bank.

   Regulatory Capital Requirements. Savings and loan holding companies do not have any regulatory capital requirements, and after the charter conversion Waypoint Financial will not be subject to the capital requirements of the Federal Reserve Board. As a bank holding company, Harris Financial was subject to the Federal Reserve Bank's capital adequacy guidelines on a consolidated basis. Under Federal Reserve Board policy, a bank holding company must serve as a source of strength for its subsidiary bank. Under this policy the Federal Reserve Board may require, and has required in the past, a holding company to contribute additional capital to an undercapitalized subsidiary bank.

   Savings and Loan Holding Company Powers. After the conversion and merger, Waypoint Financial will be a unitary savings and loan holding company regulated by the OTS and will be permitted to engage in a moderately broader range of activities than those that were permitted to Harris Financial as a bank holding company. As a unitary savings and loan holding company formed or applied for after May 4, 1999, Waypoint Financial will be authorized to engage in (i) activities permissible for a "financial holding company," as defined in the Gramm-Leach-Bliley Act, which activities include insurance and securities agency and underwriting activities, (ii) activities permissible for bank holding companies under the Bank Holding Company Act, and (iii) certain additional enumerated activities, such as real estate development.

   The Bank Holding Company Act generally prohibits a bank holding company, from engaging directly or indirectly in activities other than those of banking, managing or controlling banks, or providing services for its subsidiaries. The principal exceptions to these prohibitions involve certain non-bank activities which, by statute or by Federal Reserve Board regulation or order, have been identified as activities closely related to the business of banking or managing or controlling banks. The list of activities permitted by the Federal Reserve Board includes, among other things, operating a savings association, mortgage company, finance company, credit card company or factoring company; performing certain data processing operations; providing certain investment and financial advice; underwriting and acting as an insurance agent for certain types of credit-related insurance; leasing property on a full-payout, non-operating basis; selling money orders, travelers' checks and United States Savings Bonds; real estate and personal property appraising; providing tax planning and preparation services; and, subject to certain limitations, providing securities brokerage services for customers. The Gramm-Leach-Bliley Act has expanded the permissible activities of bank holding companies that elect to be regulated as financial holding companies to include securities and insurance agency and underwriting activities.

   Mergers and Acquisitions. The Home Owners' Loan Act prohibits a savings and loan holding company from, directly or indirectly, acquiring more than 5% of the voting stock of another savings association or savings and loan holding company or from acquiring such an institution or company by merger, consolidation or purchase of its assets, without the prior written approval of the OTS. In evaluating applications by holding companies to acquire savings associations, the OTS would consider the financial and managerial resources and future prospects of Waypoint Financial and the institution involved, the effect of the acquisition on the risk to the insurance funds, the convenience and the needs of the community and competitive factors. As a savings bank holding company prior to the conversion, Harris Financial was required to obtain the approval of the Pennsylvania Department of Banking and the Federal Reserve Board before merging with or acquiring another bank or thrift holding company. The approval standards used by the Federal Reserve Board are similar to those used by the OTS with some exceptions, including that the OTS does not impose capital requirements on savings and loan holding companies.


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

   Dividends. OTS regulations do not restrict the ability of a savings and loan holding company to pay dividends. The Federal Reserve Board has issued a policy statement on the payment of cash dividends by bank holding companies, which expresses the Federal Reserve Board's view that a bank holding company should pay cash dividends only to the extent that the holding company's net income for the past year is sufficient to cover both the cash dividends and a rate of earning retention that is consistent with the holding company's capital needs, asset quality and overall financial condition. The Federal Reserve Board also indicated that it would be inappropriate for a company experiencing serious financial problems to borrow funds to pay dividends. Furthermore, under the prompt corrective action regulations adopted by the Federal Reserve Board, the Federal Reserve Board may prohibit a bank holding company from paying any dividends if the holding company's bank subsidiary is classified as "undercapitalized."

   Each bank holding company is required to give the Federal Reserve Board prior written notice of any purchase or redemption of its outstanding equity securities if the gross consideration for the purchase or redemption, when combined with the net consideration paid for all such purchases or redemptions during the preceding 12 months, is equal to 10% or more of its consolidated net worth. The Federal Reserve Board may disapprove such a purchase or redemption if it determines that the proposal would constitute an unsafe or unsound practice or would violate any law, regulation, Federal Reserve Board order, or any condition imposed by, or written agreement with, the Federal Reserve Board. This notification requirement does not apply to any company that meets the well-capitalized standard for commercial banks, has a safety and soundness examination rating of at least a "2" and is not subject to any unresolved supervisory issues.

   Effect of Qualified Thrift Lender Test. To be regulated as a savings and loan holding company by the OTS (rather than as a bank holding company by the Federal Reserve Board), Waypoint Bank must qualify as a Qualified Thrift Lender. To qualify as a Qualified Thrift Lender, Waypoint Bank must maintain compliance with the test for a "domestic building and loan association," as defined in the Internal Revenue Code, or with the Qualified Thrift Lender Test. Under the Qualified Thrift Lender Test, a savings institution is required to maintain at least 65% of its "portfolio assets" (total assets less: (1) specified liquid assets up to 20% of total assets; (2) intangibles, including goodwill; and (3) the value of property used to conduct business) in certain "qualified thrift investments" (primarily residential mortgages and related investments, including certain mortgage-backed and related securities) in at least nine months out of each 12 month period. As of March 31, 2000, Harris Savings Bank maintained 80.1% of its portfolio assets in qualified thrift investments. Harris Savings Bank also met the Qualified Thrift Lender test in each of the last 12 months and, therefore, met the Qualified Thrift Lender test.

   Federal Securities Laws. Waypoint Financial has filed with the Securities and Exchange Commission a registration statement under the Securities Act of 1933, as amended, for the registration of the common stock to be issued in the stock offering. Upon completion of the stock offering, Waypoint Financial's common stock will be registered with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended. Waypoint Financial will, as now, have to observe the information, proxy solicitation, insider trading restrictions and other requirements under the Securities Exchange Act of 1934.

   The registration under the Securities Act of 1933 of shares of the issuance of common stock in the stock offering does not cover the resale of such shares. Shares of the common stock purchased by persons who are not affiliates of Waypoint Financial may be resold without registration. The resale restrictions of Rule 144 under the Securities Act of 1933 govern shares purchased by an affiliate of Waypoint Financial. If Waypoint Financial meets the current public information requirements of Rule 144 under the Securities Act of 1933, each affiliate of Waypoint Financial who complies with the other conditions of Rule 144 (including those that require the affiliate's sale to be aggregated with those of other persons) would be able to sell in the public market, without registration, a number of aggregated shares not to exceed, in any three-month period, the greater of (1) 1% of the outstanding shares of Waypoint Financial or (2) the average weekly trading volume in such shares during the preceding four calendar weeks. Provision may be made in the future by Waypoint Financial to permit affiliates to have their shares registered for sale under the Securities Act of 1933 under specific circumstances.

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

                           FEDERAL AND STATE TAXATION

Federal Taxation

   General. Harris MHC, Harris Financial and Harris Savings Bank are subject to federal income taxation in the same general manner as other corporations, with some exceptions discussed below. The following discussion of federal taxation is intended only to summarize certain pertinent federal income tax matters and is not a comprehensive description of the tax rules applicable to these entities.

   The last tax year of Harris Financial examined by the Internal Revenue Service was 1996. This examination did not result in any material adjustments to Harris Financial financial statements.

   Method of Accounting. For federal income tax purposes, Harris Financial follows the accounting methodology set forth in SFAS 109, Account for Income Taxes. Under SFAS 109, Harris Financial establishes deferred tax assets and liabilities for temporary differences between the financial reporting and tax basis of Harris Financial's assets and liabilities based on enacted tax rates expected to be in effect when such amounts are realized or settled. Harris Financial uses a tax year ending December 31 for filing its consolidated federal income tax returns.

   Bad Debt Reserves. The Small Business Protection Act of 1996 eliminated the use of the reserve method of accounting for bad debt reserves by savings institutions, effective for taxable years beginning after 1995. Prior to the Small Business Protection Act, Harris Savings Bank was permitted to establish a reserve for bad debts and to make annual additions to the reserve. These additions could, within specified formula limits, be deducted in arriving at Harris Savings Bank's taxable income. Bad debt reserves were subject to recapture into taxable income if a savings bank failed to meet certain thrift based and definitional tests. As a result of the Small Business Protection Act, Harris Savings Bank was required to use the specific charge off method in computing its bad debt deduction beginning with its 1996 Federal tax return. In addition, the Small Business Protection Act requires the recapture (over a six year period) of the excess of tax bad debt reserves at December 31, 1995 over those established as of December 31, 1987. The amount of such reserves subject to recapture as of March 31, 2000, was approximately $2.6 million. Pre-1988 reserves remain subject to recapture if a savings bank makes certain non-dividend distributions. At March 31, 2000, Harris Savings Bank's total federal pre-1988 reserve was approximately $29.2 million. This reserve reflects the cumulative effects of federal tax deductions by the bank for which no Federal income tax provision has been made.

   Minimum Tax. The Internal Revenue Code imposes an alternative minimum tax at a rate of 20% on a base of regular taxable income plus certain tax preferences, referred to as alternative minimum taxable income. The alternative minimum tax is payable to the extent such alternative minimum taxable income is in excess of an exemption amount. Net operating losses can offset no more than 90% of alternative minimum taxable income. Certain payments of alternative minimum tax may be used as credits against regular tax liabilities in future years. Harris Savings Bank has not been subject to the alternative minimum tax and has no such amounts available as credits for carryover.

   Net Operating Loss Carryovers. A financial institution may carry back net operating losses to the preceding two taxable years and forward to the succeeding 20 taxable years. This provision applies to losses incurred in taxable years beginning after August 5, 1997. At March 31, 2000, Harris Savings Bank had no net operating loss carryforwards for federal income tax purposes.

   Corporate Dividends-Received Deduction. Harris Financial may exclude from its income 100% of dividends received from Harris Savings Bank as a member of the same affiliated group of corporations.

State and Local Taxation

   Pennsylvania Taxation. Harris Financial is subject to the Pennsylvania corporate net income tax and capital stock and franchise tax. The corporate net income tax rate for 2000 is 9.99% and is imposed on Harris

Financial's unconsolidated taxable income for federal purposes with certain adjustments. In general, the capital stock tax is a property tax imposed at the rate of approximately .9% of a corporation's capital stock value, which is determined in accordance with a fixed formula based upon average net income and net worth.

   Harris Savings Bank is subject to the Pennsylvania Mutual Thrift Institutions Tax Act, which taxes net earnings, determined in accordance with generally accepted accounting principles, with some adjustments, at an annual rate of 11.5%. The Mutual Thrift Institutions Tax Act exempts Harris Savings Bank from all other taxes imposed by the Commonwealth of Pennsylvania for state income tax purposes, and from all local taxation imposed by political subdivisions, except taxes on real estate and real estate transfers. In computing net earnings, the Mutual Thrift Institutions Tax Act allows for the deduction of interest earned on state and federal securities, while disallowing a percentage of a thrift's interest expense deduction in the proportion of interest income on those securities to the overall interest income of the savings bank. Net operating losses, if any, thereafter can be carried forward three years.

                         MANAGEMENT OF HARRIS FINANCIAL

Directors and Executive Officers of Harris Financial

   Directors. Harris Financial's Board of Directors consists of ten members. Prior to the completion of the merger, the number of directors of Harris Financial will be increased by seven directors. At the completion of the merger, the Board of Directors of Harris Financial will elect seven directors of York Financial to fill the seven vacancies created by the increase in number of directors. Directors of Harris Financial are generally elected to serve for a three year period or until their respective successors shall have been elected and shall qualify. The following table sets forth certain information as of March 31, 2000 regarding the composition of Harris Financial's Board of Directors. In addition, the table presents information regarding persons who are currently directors of York Financial and who will become directors of Waypoint Financial following the merger.

                                                                       Current
     Directors of Harris                                      Director Term to
         Financial(1)          Age          Position           Since   Expire
     -------------------       ---          --------          -------- -------
Charles C. Pearson, Jr........  60 President, Chief Executive   1999    2001
                                   Officer and Chairman of
                                   the Board(2)

Ernest P. Davis...............  67 Director                     1997    2001

Jimmie C. George..............  70 Director                     1997    2002

Robert A. Houck...............  67 Director                     1997    2002

Bruce S. Isaacman.............  69 Director                     1997    2001

William E. McClure, Jr........  58 Director                     1997    2003

Robert E. Poole...............  55 Director                     1997    2001

William A. Siverling..........  58 Director                     1997    2002

Frank R. Sourbeer.............  50 Director                     1997    2001

Donald B. Springer............  64 Director                     1997    2003
Directors of York Financial
 who will become Directors of
 Waypoint Financial:

Robert W. Pullo...............  60 Co-Chairman(2)(3)              NA    NA(4)

Randall A. Gross..............  56 Director(3)                    NA    NA(4)

Carolyn E. Steinhauser........  60 Director(3)                    NA    NA(4)

Thomas W. Wolf................  50 Director(3)                    NA    NA(4)

Robert L. Simpson.............  52 Director(3)                    NA    NA(4)

Cynthia A. Dotzel.............  45 Director(3)                    NA    NA(4)

Byron M. Ream.................  55 Director(3)                    NA    NA(4)

--------
(1) The mailing address for each current Harris Financial director is 235 North Second Street, Harrisburg, Pennsylvania 17101. The mailing address for each current York Financial director is 101 South George Street, York, Pennsylvania 17401. Directors of Harris Financial are also Directors of Harris MHC.

(2) At the completion of the merger, Mr. Pearson will become the Co-Chairman, President and Chief Executive Officer of Waypoint Financial, and Mr. Pullo will be appointed the Co-Chairman of the Board of Directors of Waypoint Financial.

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


(3) Currently a director of York Financial who will become a director of Waypoint Financial only upon completion of the merger.

(4) Two of the current directors of York Financial will be appointed to two of the three classes of Waypoint Financial's Board of Directors, and three current directors of York Financial will be appointed to the third class.

   Executive Officers. The following table sets forth information as of March 31, 2000 regarding the current executive officers of Harris Financial, and their positions with Harris Financial. The table also identifies the executive officers of York Financial who will become executive officers of Waypoint Financial upon the completion of the merger, and the positions such persons hold at York Financial.

          Name            Age                                   Position
          ----            ---                                   --------
John W. Atkinson .......  62  Executive Vice President and Chief Operating Officer

James L. Durrell .......  63  Executive Vice President and Chief Financial Officer

Jane B. Tompkins .......  47  Senior Vice President and Chief Credit Officer

William M. Long ........  49  Senior Vice President--Lending

Richard C. Ruben .......  56  Senior Vice President, Chief Legal Officer and Corporate Secretary

John C. Coulson ........  48  Senior Vice President and Chief Information Officer

Andrew S. Samuel .......  38  Senior Vice President--Business Banking Group

Executive Officers of
 York Financial who will
 become Executive
 Officers of Waypoint
 Financial

          Name            Age                                   Position
          ----            ---                                   --------
Robert A. Angelo........  52  Executive Vice President, Secretary and General Counsel of York Financial

James H. Moss ..........  46  Senior Vice President and Chief Financial Officer/Treasurer of York Financial

Harry Zimmerman ........  53  Executive Vice President of York Federal

Lynn D. Kramer-Crenshaw
 .......................  49  Executive Vice President of York Federal

Robert P. O'Hara........  48  Executive Vice President of York Federal

Harris Financial Directors' Biographical Information

   The business experience for at least the past five years of each of the persons who are currently directors of Harris Financial is as follows:

   Charles C. Pearson, Jr. is President and Chief Executive Officer of Harris Savings Bank, Harris Financial, Inc., and Harris MHC. He also assumed the position of Chairman of the Board in April 1999. Before his appointment as an officer and Director in 1998, Mr. Pearson was Regional President of PNC Bank, Central Pennsylvania Region. Prior to that, he was President and Chief Executive Officer of United Federal Bancorp of State College, Pennsylvania, which was acquired by PNC in 1994.

   Ernest P. Davis is an independent agent for New York Life Insurance Company and other insurance companies, offering a variety of insurance and financial products. He has been a member of Harris Savings Bank's Board since 1989.

   Jimmie C. George has been a co-owner of George's Flowers, a local flower shop, for the past 39 years. Mr. George is a partner in two non-profit housing development companies. He has been a member of Harris Savings Bank's Board since 1988.

   Robert A. Houck was formerly the Executive Vice President, Chief Financial Officer, Secretary and Treasurer of HERCO, Inc., a hotel resort company located in Hershey, Pennsylvania, until his retirement in 1988. He has been a member of Harris Savings Bank's Board since 1979.

   Bruce S. Isaacman is a partner in Isaacman Kern & Co., an accounting firm. Prior to the merger of First Federal Savings and Loan Association of Harrisburg and Harris Savings Bank, Mr. Isaacman was Chairman of the Board of First Harrisburg Bancorp, Inc., parent company of First Federal Savings and Loan Association of Harrisburg. On May 21, 1996, Mr. Isaacman was appointed to the Board of Directors of Harris Savings Bank. Mr. Isaacman intends to retire as an active member of the Board after the 2001 Annual Meeting pursuant to Harris Financial's Bylaws which provide 70 years of age as the superannuation retirement age for board members.

   William E. McClure, Jr. is Chief Executive Officer of McClure Co., Inc. a mechanical contracting and engineering company, a wholly owned subsidiary of PP&L, Resources. Mr. McClure was elected to the Board of Harris Savings Bank in April 1997.

   Robert E. Poole has been the President and Chief Executive Officer of S&A Custom Built Homes, builders of various types of single and multi-family housing, land development and commercial development since 1980. He has also been the President and Director on the Second Mile Board. He has been a member of Harris Savings Bank's Board since 1998.

   William A. Siverling is the President and co-owner of Commercial Industrial Realty Company, a commercial real estate brokerage firm with which he has been associated for over 24 years. He has been a member of Harris Savings Bank's Board since 1989. Mr. Siverling is also a director of H S Service Corporation, a wholly-owned subsidiary of Harris Savings Bank.

   Frank R. Sourbeer has been President, Chairman of the Board of Directors and controlling owner of Wilsbach Distributors, a beverage distribution company since 1988. He is also President of the Partnership for Regional Investment and Development Enterprises, an industrial development company. He has been a member of Harris Savings Bank's Board, since 1989.

   Donald B. Springer is founder and President of Phoenix Contact, Inc., a manufacturer of electrical and electronic components. Mr. Springer was elected to the Board of Harris Savings Bank in April 1997.

Biographical Information Regarding York Financial Directors who will Become Directors of Waypoint Financial

   The business experience for at least the last five years for each of the persons who are currently directors of York Financial and who will become directors of Waypoint Financial is as follows:

   Robert W. Pullo of York, Pennsylvania, is President and Chief Executive Officer of York Financial. He is also Chairman of the Board of Directors and Chief Executive Officer of York Federal and serves as Chairman of the Board of Directors of its subsidiary company, York Financial Investment Corp. of Delaware. Mr. Pullo is a member of the Board of Directors and Chairman of the Board of the following subsidiaries of York Financial Corp: First Capital Brokerage Services, Inc., New Service Corp., First Capital Insurance Services, Inc. and Y-F Service Corp. He also serves on the Advisory Board of Meridian Venture Partnership, a venture capital company. He is a member of the American Community Bankers' National Task Force for Electronic Banking and serves as a Pennsylvania State liaison to the America's Community Bankers' Legislative Committee. He is the founding Chairman of the Board of the White Rose Foundation, a member of the Board of the York Foundation, and a member of the Board of Anna Huber Community Health Initiatives. He is a member and past President of the Penn State York Campus Advisory Board, and Co-Chairman of York College, York Federal Institute of Regional Affairs. Mr. Pullo serves as a member of the Board and Executive Committee of Memorial Hospital of York and the parent company, Memorial Health Systems Corporation. He is the current Chairman of the York County Alliance for Learning, a business, education and a school-to-work partnership, a member of the Advisory Board of Junior Achievement, the Junior League of York, the York YWCA, and Youth Build. Mr. Pullo was the charter Chairman of the United Way Housing Initiatives. He currently serves on the Steering Committee of the Crispus Attucks Boundary Avenue Urban Development Project. He is a founding board member of The Cultural Alliance of York County, Inc. and is a member of the York Area Capital Campaign Review Association and Better York, Inc. He is a Past Chairman of the York Area Chamber of Commerce. Mr. Pullo is the recipient of the Minority Businessmen Association's Volunteer of the Year Award and the Excellence Award from the Human Relations Commission for his work with minorities.

   Randall A. Gross of York, Pennsylvania, is President of RG Industries. He earned his BBA and MBA from the University of Cincinnati. Mr. Gross was formerly Chairman of the York Area Chamber of Commerce and also Chairman of its Reaccreditation Committee. He also served with the Chamber of Commerce as Chairman of the Local Government Committee, Vice President of Community Affairs, member of the Executive Committee, Budget and Finance Committee, and Board of Directors. Mr. Gross is a member of the Board of Trustees of York College, and Board of Directors of Tighe Industries, York Graphic Services and Valin Corporation. He is also a member of the Chief Executive Officers (CEO) Organization. He is Past Chairman of the Keystone Chapter of the Young Presidents' Organization where he had previously served as Education Chairman. Mr. Gross is licensed by the State of Georgia as a Certified Public Accountant.

   Carolyn E. Steinhauser of York, Pennsylvania, is Executive Director of the York Foundation. A graduate of Middlebury College, Ms. Steinhauser is a member of the board of Commonwealth Community Foundations (PA) and a Trustee of York College of Pennsylvania. She was formerly Vice President/Campaign of the United Way of York County and Executive Director of the York YWCA.

   Thomas W. Wolf of Mount Wolf, Pennsylvania, is President of The Wolf Organization, Inc., which he has been affiliated with since 1979. Mr. Wolf earned a Bachelor of Arts degree from Dartmouth College, a Master of Philosophy from the University of London, and a Ph.D. from the Massachusetts Institute of Technology. Mr. Wolf is past Chairman of the Board of the York Area Chamber of Commerce, Past Chairman of the Board of the United Way of York County, past Chairman of the Board of WITF Public Broadcasting Station, Vice Chairman of the Board of York College of Pennsylvania, and President of Better York, Inc. Mr. Wolf served in the U.S. Peace Corps in India.

   Robert L. Simpson of York, Pennsylvania, is Executive Director of the Crispus Attucks Association, a multi-purpose community center, a position he has held since 1979. Mr. Simpson serves on the Board of Directors and the Medical Affairs and Community Health Care Committees of the York Hospital, is a Trustee of York College of Pennsylvania and is a member of the Board of Directors of WITF Public Broadcasting Station. Mr. Simpson also serves on the Board of Directors of the York Health Bureau, the White Rose Foundation, the Martin Memorial Library, and the York County Industrial Development Corporation. A member of the Rotary Club of York, he serves on the Rotary and York City School District Drop-Out Prevention Program Committee, and serves on the Atkins House Advisory Committee. He has also served on the boards of the County Drug Task Force, York 2000 Committee, the YMCA, York Area Chamber of Commerce, and the Junior League.

   Cynthia A. Dotzel of York, Pennsylvania, is a Certified Public Accountant, practicing with Dotzel & Company, Inc., Certified Public Accountants. She earned a Bachelor of Science degree in Accounting from York College after completing undergraduate work at York College and Bloomsburg University. Ms. Dotzel is a member of the Cyber Center Management Group. She is a member of the Finance Committees of St. Patricks Church in York and the York Foundation.

   Byron M. Ream of York, Pennsylvania, is Executive Vice President of R&R Components, Inc. He formerly served as the Director of Property Management and as a realtor for Bennett Williams, Inc., York. Mr. Ream attended Wesleyan University and Pennsylvania State University, York Campus. He is a member of the Building Committee of the United Way of York County, a past President of the Board of Trustees of Asbury United Methodist Church, and a member of the Board of Directors of Bell Socialization Services and B.U.I.L.D., Inc.

Executive Officers of Harris Financial who are not Directors

   The following are executive officers of Harris Financial and/or Harris Savings Bank who are not also directors of Harris Financial.

   John W. Atkinson is Executive Vice President and Chief Operating Officer of Harris Financial and Harris Savings Bank, positions he has held since May 1998. Mr. Atkinson was Executive Vice President and Chief Operating Officer of United Federal Bancorp and, after its acquisition, PNC Bank's State College region from 1992 until 1995. Mr. Atkinson was retired from 1996 until his employment by Harris Financial and Harris Savings Bank in 1998. Mr. Atkinson plans to retire following the merger.

   James L. Durrell is Executive Vice President and Chief Financial Officer of Harris Financial and Harris Savings Bank. Mr. Durrell was appointed Executive Vice President of Harris Savings Bank in 1995 and has been Chief Financial Officer since 1988 when he began his employment with Harris Savings Bank. Mr. Durrell is a Director of H.S. Service Corporation, First Harrisburg Service Corporation, Avstar Mortgage Corporation and Chairman of Harris Delaware Corporation, all wholly-owned subsidiaries of Harris Savings Bank. Mr. Durrell plans to retire following the merger.

   Jane B. Tompkins was appointed Senior Vice President, Chief Credit Officer in April 1998, when she was employed by Harris Savings Bank. Mrs. Tompkins has spent the past 19 years working in the banking industry and most recently was employed by PNC Bank as a Regional Chief Credit Policy Officer and Senior Credit Officer. Following the merger, Ms. Tompkins will continue to serve as Senior Vice President and Chief Credit Officer of Waypoint Bank.

   William M. Long has been Senior Vice President of Lending for Harris Savings Bank since he was first employed by Harris Savings Bank in March 1989. Mr. Long is Chairman of the Board of Avstar Mortgage Corporation, a wholly-owned subsidiary of Harris Savings Bank. Mr. Long plans to retire following the merger.

   Richard C. Ruben is Senior Vice President and Secretary of Harris Financial. Mr. Ruben has been Senior Vice President, Chief Legal Officer and Corporate Secretary of Harris Savings Bank since August, 1997. He was engaged in the private practice of law in Harrisburg, Pennsylvania between 1978 and 1997. Mr. Ruben is President and a Director of H.S. Service Corporation, a wholly-owned subsidiary of Harris Savings Bank. Following the merger, Mr. Rubin will continue to serve as Senior Vice President and Secretary of Harris Financial and Senior Vice President, Chief Legal Officer and Corporate Secretary of Harris Savings Bank.

   John D. Coulson was appointed Senior Vice President, Chief Information Officer of Harris Savings Bank in August, 1997. From 1993 to 1997, he was employed by Dauphin Deposit Bank & Trust Company in various positions including Chief Information Officer and as a member of First Maryland Bancorp's Merger, Acquisition and Consolidation Group. Following the merger, Mr. Coulson will continue to serve as Senior Vice President and Chief Information Officer of Harris Savings Bank.

   Andrew S. Samuel was appointed Senior Vice President, Business Banking Group in April 1998. Mr. Samuel has been employed by Harris Savings Bank since 1996. He was employed previously by Fulton Bank. He serves on various Community Boards and Committees. Following the merger, Mr. Samuel will continue to serve as Senior Vice President of the Business Banking Group.

Executive Officers of York Financial who are not Directors, and who will Become Executive Officers of Waypoint Financial

   The following are executive officers of York Financial and/or York Federal who are not also directors of York Financial. Each of the following executive officers of York Financial will serve as executive officers of Waypoint Financial following the merger.

   Robert A. Angelo, Esq., of York, Pennsylvania, is Executive Vice President, Secretary and General Counsel of York Financial and President and Chief Operating Officer of York Federal. Prior to becoming Executive Vice President in August 1991, Mr. Angelo was Senior Vice President of York Financial. He obtained a Bachelor of Science Degree from La Salle University, Philadelphia, Pennsylvania, and his Juris Doctor Degree from the University of Baltimore, School of Law, Baltimore, Maryland. Mr. Angelo is a member of the Board of Directors of the Small Enterprise Development Company, South George Street Community Partnership, the York County Chamber of Commerce and Misericordia Convalescent Home. Mr. Angelo is past Chairman of the Pennsylvania Association of Savings Institutions Legal Committee. Mr. Angelo is past Chairman of the Board and Executive Committee of the Housing Initiatives Corporation of the United Way of York County. Mr. Angelo is expected to be Chief Administrative Officer of Waypoint Financial following the merger.

   James H. Moss of York, Pennsylvania, joined York Federal in November 1984 and currently serves as Senior Vice President, Chief Financial Officer/Treasurer for York Financial, and Executive Vice President of the Administrative Services Group and Chief Financial Officer/Treasurer for York Federal. Mr. Moss is a Certified Public Accountant and from January 1978 to November 1984 served in various audit capacities with Ernst & Young LLP. He is a graduate of Elizabethtown College. He is a member of the American and Pennsylvania Institutes of Certified Public Accountants. In addition, Mr. Moss serves as a member of the Board of Directors of the York County United Way and is the chairperson of the United Way's Fund Distribution Division. Mr. Moss is expected to be Chief Financial Officer of Waypoint Financial following the merger.

   Harry M. Zimmerman of York, Pennsylvania, is the Executive Vice President of the Business Banking Group of York Federal and has over 30 years of experience in the banking industry. Mr. Zimmerman joined York Federal in April 1997. From 1992 to 1997, he was Senior Vice President and Corporate Banking Division Manager at Bank One in Youngstown, Ohio. He is a graduate of the University of Delaware with a Bachelor of Science Degree in Business Management and Psychology and has completed studies at the University of Oklahoma, Graduate School of Banking, and the Rutgers University Stonier Graduate School of Banking. Current responsibilities include overseeing the activities of the Business Banking Group, which includes all commercial lending, commercial real estate lending and commercial cash management services. He is also a member of York Federal's Senior Loan Committee. He has been active in numerous civic and community organizations, including the York County Economic Development Corporation, the United Way of York County, the York YMCA, Salvation Army, Pen-Mar Organization, and the York Adams Area Council of the Boy Scouts of America.

   Lynn D. Kramer-Crenshaw is Executive Vice President of the Retail Group of York Federal. A graduate of Towson State University, Ms. Kramer-Crenshaw had over 15 years of commercial banking experience before joining York Federal as Vice President of Marketing in 1993. A resident of northern Baltimore County, Maryland, Ms. Kramer-Crenshaw is a member of the York County Private Industry Council. She is a past board member and chairman of the Marketing Committee for Child Care Consultants, a York County non-profit organization. She is a also a past board member of the Central Atlantic Bank Marketing Association and a past member of the Citizen Advisory Committee for the Gunpowder Falls State Park and North Central Hike and Bike Trail board.

   Robert P. O'Hara of Hunt Valley, Maryland, is Executive Vice President of the York Federal Mortgage Banking Group. Mr. O'Hara joined York Federal in February 1999. Prior to joining York Federal, Mr. O'Hara had over 20 years of experience in all aspects of Mortgage Banking. From 1989 through 1999, he worked for First Maryland Bancorp and served as President of the Mortgage Company from 1995--1998. He is a graduate of Loyola College in Maryland. Mr. O'Hara is a member of the Board of Governors of the Maryland Mortgage Bankers Association and a past President of Maryland Mortgage Bankers Association and former Advisory Board member for Fannie Mae's South Eastern region. Mr. O'Hara is expected to supervise Waypoint Financial's mortgage lending following the merger.

Harris Financial Executive Compensation

   Harris Financial executive officers receive compensation from Harris Savings Bank. Shown below is information concerning the annual compensation for services in all capacities to Harris Savings Bank for the fiscal years ended December 31, 1999, 1998 and 1997, of those persons who were, at December 31, 1999, the Chief Executive Officer, and the four other most highly compensated executive officers of Harris Savings Bank whose total annual salary and bonus for the last completed fiscal year exceeded $100,000 (together, Named Executive Officers).

                                                                          Long-Term Compensation
                                                                      -------------------------------
                                              Annual Compensation             Awards          Payouts
                                          --------------------------- ----------------------- -------
                                                              Other                Options/           All Other
                                                             Annual   Restricted    Stock              Compen-
                              Year Ended                     Compen-    Stock    appreciation  LTIP   sation(3)
Name and principal position  December 31,  Salary  Bonus(1) sation(2)   Awards    rights (#)  Payouts  (4)(5)
---------------------------  ------------ -------- -------- --------- ---------- ------------ ------- ---------
Charles C. Pearson, Jr.,..       1999     $356,056 $144,324      --      --         75,000      --     $31,181
 President and Chief             1998      275,000  140,663 $175,221     --         25,000      --       2,063
 Executive Officer(1)            1997(1)       --       --       --      --            --       --         --
John W. Atkinson..........       1999(6)   235,925   61,490      --      --         15,000      --      20,685
 Executive Vice President        1998(7)   128,800   45,102      --      --         10,000(6)   --         --
 and Chief Operating
 Officer
James L. Durrell..........       1999      217,819   51,500      --      --         15,000      --      34,949
 Executive Vice President        1998      148,034   56,742      --      --            --       --      37,979
 and Chief Financial             1997      136,780   39,848      --      --            --       --      11,558
 Officer
Jane B. Tompkins..........       1999(6)   150,174   36,013      --      --          6,000      --      13,202
 Senior Vice President and       1998(7)    94,962               --      --          6,000(6)   --      28,241
 Chief Credit Officer
William M. Long...........       1999      148,223   31,240      --      --          6,000      --      17,425
 Senior Vice President --        1998      101,697   35,656      --      --            --       --      18,367
 Lending Division                1997       95,566   26,048      --      --            --       --      10,911

--------
(1) Charles C. Pearson, Jr., was appointed President and Chief Executive Officer effective January 5, 1998. No compensation was earned in 1997.

(2) Includes contractual one time payments of: $157,813 for loss of prior employment stock options, $2,063 of employer match for 401(k) prior to enrollment and $15,345 for house settlement fees.

(3) Includes contributions in 1999 of $27,498, $16,498, $31,266, $13,965 and
    $9,884, respectively, for Messrs. Pearson, Atkinson, Durrell, Long and Mrs. Tompkins to the Supplemental Executive Retirement Plan.
(4) Includes employer matching contributions in 1999 of $2,400, $2,507 $2,400, $2,177 and $2,035, respectively, for Messrs. Pearson, Atkinson, Durrell, Long and Mrs. Tompkins under Harris Savings Bank's 401(k) Retirement Plan.

(5) Includes contributions in 1999 of $1,283 for each of Messrs. Pearson, Atkinson, Durrell, Long and Mrs. Tompkins to Harris Financial's Employee Stock Ownership Plan.
(6) These options were cancelled in 1999 and, in lieu thereof, Recognition Retention Plan Stock grant awards of 5,039 and 3,023 shares, at the closing price of $11.75 per share, were awarded respectively to Mr. Atkinson and Mrs. Tompkins.
(7) Jane B. Tompkins started employment on April 14, 1998.

   Aggregate Option Awards and Exercises During 1999 and Option Values at December 31, 1999. Harris Savings Bank's 1994, 1996 and 1999 incentive stock option plans are available to officers and other employees of Harris Savings Bank and its affiliates. The plans are administered by a committee of outside directors. The plans authorize the grant of incentive stock options within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended, "non-statutory options," which do not qualify as incentive stock options, and certain "Limited Rights," exercisable only upon a change of control of Harris Savings Bank, Harris Financial or Harris MHC. The following tables set forth certain information regarding awards under Harris Savings Bank's incentive stock option plans, including the options awarded during 1999, shares acquired and the value realized during 1999 by Named Executive Officers upon exercise of options and the number of shares of Harris Financial common stock underlying options and the value of options held by Named Executive Officers at December 31, 1999. Neither the conversion nor the merger will be considered a change in control for purposes of the incentive stock option plans.

   Set forth in the tables that follow is information relating to options granted under the stock option plan to the Named Executive Officers during 1999.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                      Potential Realized Value at
                                                                        Assumed Annual Rates of
                                                                       Stock Price Appreciation
                                            Individual Grants             for Option Terms(1)
                                    --------------------------------- ---------------------------
                                     Percent of
                                    Total Options
                                     Granted to   Exercise
                         Options      Employees   or Base  Expiration
          Name           Granted     in FY 1999    Price     Date(3)       5%            10%
          ----           -------    ------------- -------- ---------- ---------------------------
Charles C. Pearson,      50,000(2)      24.4%     $14.5000  01/05/09  $    457,000 $    1,160,000
 Jr..................... 25,000         11.1%     $12.5000                                500,000
John W. Atkinson........ 15,000          6.7%     $12.5000  02/16/09       116,000        300,000
James L. Durrell........ 15,000          6.7%     $12.5000  02/16/09       116,000        300,000
Jane B. Tompkins........  6,000          2.7%     $12.5000  02/16/09        47,000        120,000
William M. Long.........  6,000          2.7%     $12.5000  02/16/09        47,000        120,000

--------
(1) Rounded to nearest thousand dollars.
(2) Awarded pursuant to terms of employment agreement described elsewhere.
(3) The effective date for vesting purposes is April 20, 1999.

                                              Number of Securities  Value of Unexercised
                                              Underlying Options at in-the-Money Options
                                                December 31, 1999   at December 31, 1999
                                              --------------------- --------------------
                          Number of
                           Shares
                          Acquired    Value       Exercisable/          Exercisable/
          Name           on Exercise Realized     Unexercisable       Unexercisable(1)
          ----           ----------- -------- --------------------- --------------------
Charles C. Pearson.
 Jr.....................
 President and
 Chief Executive Officer      --         --        5,000/95,000                 $0/$0
John W. Atkinson .......
 Executive Vice
 President
 and Chief Operating
 Officer                      --         --            0/15,000(2)              $0/$0
James L. Durrell........
 Executive Vice
 President and
 Chief Financial Officer    4,500    $28,764      30,500/15,000           $111,935/$0
Jane B. Tompkins .......
 Senior Vice President
 Chief and
 Credit Officer               --         --             0/6,000(3)              $0/$0
William M. Long.........
 Senior Vice President
 Lending Division           7,500    $78,127            0/6,000                 $0/$0

--------
(1) Based on the last sale price of $7.00 on December 31, 1999.
(2) Of these options, 10,000 granted in 1998 were cancelled in 1999 by mutual consent.
(3) Of these options, 6,000 granted in 1998 were cancelled in 1999 by mutual consent.

   Employment Contracts. Harris MHC entered into a rolling three-year Employment Agreement with Mr. Pearson effective January 5, 1998, as President and Chief Executive Officer of Harris MHC and its subsidiaries at an initial annual salary of $275,000 per year with a guaranteed first year bonus of 30% of base salary. In addition, pursuant to the employment agreement, Mr. Pearson was awarded qualified stock options to purchase a total of 25,000 shares of Harris Financial common stock at an exercise price of $20.25 per share in equal installments on the first five anniversaries of the effective date of his employment. The employment agreement also provides for an award of 50,000 non-qualified options to purchase common stock of Harris Financial, which were awarded subject to receipt of all required regulatory and shareholder approvals for the 1999 Plans out of which these options were intended to be granted. The agreement provides for re-pricing the non-qualified options based upon the performance of Harris Financial stock relative to its peers and the S&P 500 Index. Mr. Pearson is also entitled to participate in all Harris Savings Bank benefit plans generally available to executive officers, a company vehicle, country club membership, a relocation allowance and legal fees. He was, furthermore, granted an alternative payment to compensate for in-the-money options lost as the result of his employment by Harris Financial. His contract includes a change-in-control provision which would pay a severance benefit to Mr. Pearson equal to 2.99 times his base compensation if Mr. Pearson's employment is terminated within two years following a change in control. Under the employment agreement, Mr. Pearson may voluntarily terminate employment within one year of a change in control, in his sole discretion, and receive the severance benefit. Mr. Pearson is also entitled to health benefits for himself and his spouse until each of them attain age 65 or become eligible for Medicare. If payments and benefits received in connection with a change in control would constitute an excess parachute payment under Section 280G of the Internal Revenue Code, then such payments would be reduced to one dollar less than the excess parachute amount if the reduced amount would be greater the unreduced payments less the excise tax the executive would owe. Neither the conversion nor the merger will be considered a change in control for purposes of Mr. Pearson's employment agreement. The employment agreement also contains a severance benefit if Mr. Pearson's employment is terminated without cause for reasons other than a change in control.

   Change in Control Agreements. Effective April 1, 1998, Harris Savings Bank and Harris MHC entered into a change in control agreement with each of Messrs. Durrell, Ruben, Long and Coulson, and Mrs. Tompkins and Messrs. Atkinson and Samuel at the dates of their appointment. Each change in control agreement has a three-year term. The Board of Directors votes annually on whether to renew the agreements for an additional year. The Board voted at its February 2000, Board Meeting to renew the agreements for an additional year. Each change in control agreement provides that at any time following a change-in-control of Harris Savings Bank or Harris MHC, if Harris Savings Bank or Harris MHC terminates the executive's employment for any reason, other than for cause, or if the executive terminates employment following demotion, loss of title, loss of significant authority, reduction in compensation or relocation of principal place of employment, the executive, or in the event of death, his/her beneficiary, is entitled to receive a severance payment equal to three times the annual compensation. Each change in control agreement also provides that Harris Savings Bank or Harris MHC will continue the executive's life, health, dental and disability coverage for a three-year period. A change-in-control is defined in the change in control Agreement to mean an event that would constitute a change-in-control of Harris Savings Bank or Harris MHC, as the case may be, under the Bank Holding Company Act or the Change in Bank Control Act; a plan of reorganization, merger, merger conversion, consolidation or sale of all or substantially all of the assets of Harris Savings Bank or Harris MHC or a similar transaction in which Harris Savings Bank or Harris MHC is not the resulting entity; or a change in the composition of the Board of Directors of Harris Savings Bank or of Harris MHC that results in a change of a majority of such directors. If payments and benefits under a change in control agreement would constitute an excess parachute payment under Section 280G of the Internal Revenue Code, then such payment may be reduced to one dollar less than the excess parachute amounts if the reduced amount would be greater than the unreduced payments less the excise tax that the executive would owe under
Section 4999 of the Internal Revenue Code. Neither the conversion nor the merger will be considered a change in control for purposes of the change in control agreements.

   Pension Plan. Harris Financial presently has no separate pension plan. Harris Savings Bank maintains a non-contributory defined benefit plan for all employees hired before January 1, 1999, who are at least 21 years of age and who have completed one year of service during which they worked at least 1,000 hours. The plan is intended to be a "qualified" plan under section 401(a) of the Internal Revenue Code. The plan provides for a monthly benefit to the participant upon his or her retirement at the age of 65 with at least five years of service. Benefits are also payable upon the participant's death or disability or early retirement at age 55 with at least five years of service. The benefit to which a participant is entitled is determined in accordance with a formula based upon the participant's average monthly compensation, which is defined in the plan to be monthly compensation averaged over the highest five years of service. The benefit formula is the sum of (i) 2% of average monthly compensation multiplied by years of service, up to 15 years, (ii) .5% of average monthly compensation multiplied by years of service in excess of 15 years (maximum 20 years under this part) and (iii) .5% of average monthly compensation in excess of one-twelfth of Social Security covered compensation multiplied by years of service up to 35 years. Harris Savings Bank is required to make annual contributions to the plan based upon actuarial estimates provided by the actuary retained by the plan. During 1999 no contribution was required.

   Harris Savings Bank has discontinued the defined benefit pension plan for employees hired after December 31, 1998. Consequently, no additional persons will become eligible for benefits under the Pension Plan as a result of the merger. For employees hired on or after January 1, 1999, the defined benefit plan has been replaced by an increased employer contribution to the employee's 401(k) Plan.

   The following table illustrates monthly pension benefits at age 65 under the most advantageous defined benefit plan provisions available at various levels of compensation and years of service.

                                       Years of Service
                       ---------------------------------------------------------------------
   Compensation         15              20              25              30              35
   ------------        -----           -----           -----           -----           -----
   $ 40,000            1,031           1,125           1,219           1,313           1,406
   $ 60,000            1,656           1,833           2,011           2,188           2,365
   $ 80,000            2,281           2,542           2,802           3,063           3,323
   $100,000            2,906           3,250           3,594           3,938           4,281
   $120,000            3,531           3,958           4,386           4,813           5,240
   $140,000            4,156            4667           5,177           5,688           6,198
   $170,000            5,094           5,729           6,365           7,000           7,636

   As of December 31, 1999, Messrs. Durrell, Long and Samuel had 12, 15 and four years of credited service, respectively. Messrs. Pearson, Ruben and Coulson and Mrs. Tompkins each had two years of credited service.

   Supplemental Executive Retirement Plan. Harris Savings Bank maintains a Supplemental Executive Retirement Plan for certain employees designated by the Board of Directors. The plan makes up benefits lost by the employee under Harris Savings Bank's three qualified retirement plans due to the Internal Revenue Service compensation limit effective January 1, 1994. The compensation limit for 1999 was $160,000, and is increased to $170,000 for 2000. The plan includes a defined benefit component and a defined contribution component. The amount of the annual defined contribution is included in the Summary Compensation Table. The amount of the defined benefit component is described in the table below. The benefit may be paid in a lump sum, or over a 10 year period. The following table sets forth the present value at age 65 of the defined benefit that will be received based on a participant's years of service and average annual compensation over the last five years prior to reaching age 65.

                                     Years of Service(1)
                     ---------------------------------------------------------------
   Compensation        15            20            25            30            35
   ------------      -------       -------       -------       -------       -------
   $170,000          $     0       $     0       $     0       $     0       $     0
   $200,000          117,000       133,000       149,000       164,000       180,000
   $225,000          215,000       244,000       273,000       301,000       330,000
   $250,000          313,000       355,000       396,000       438,000       480,000
   $275,000          411,000       465,000       520,000       575,000       630,000
   $300,000          509,000       576,000       644,000       712,000       780,000

  --------
  (1) Represents the present value at age 65 of the Supplemental Executive Retirement Plan benefit.

   As of December 31, 1999, Messrs. Durrell, Long and Samuel had 12, 15 and 4 years of credited service, respectively. Messrs. Pearson, Ruben and Coulson and Mrs. Tompkins each had two years of credited service.

   Neither the conversion nor the merger will have any effect on benefits provided under the Supplemental Executive Retirement Plan.

York Financial Executive Compensation

   Summary Compensation Table. The following information is furnished for York Financial's chief executive officer and the four most highly compensated executive officers whose total annual salary and bonus for the last completed fiscal year exceeded $100,00 (named executive officers) for the year ended June 30, 1999. All compensation is paid by York Federal but allocated between York Financial and York Federal based on approximate time spent by the named executive officer on York Financial business.

                                           Annual Compensation                 Long-Term Compensation
                           Year   --------------------------------------- --------------------------------
   Name and principal     Ended                           Other Annual                      All Other
        position         June 30, Salary($) Bonus($)   Compensation(1)($) Options(#)(2) Compensation($)(3)
   ------------------    -------- --------- --------   ------------------ ------------- ------------------
Robert W. Pullo,........   1999   $375,011  $123,708          --              3,970          $160,378
 President and Chief       1998    360,490   167,197(4)       --             24,970           111,910
 Executive Officer of      1997    330,502   105,884          --              3,970           111,739
 York Financial and
 Chief Executive Officer
 of York Federal

Robert A. Angelo,.......   1999   $192,400  $ 64,389          --                --           $ 27,982
 Executive Vice            1998    185,000    87,530(4)       --             15,750            10,873
 President, Secretary      1997    170,000    60,255          --                --             11,129
 and General Counsel of
 York Financial;
 President of York
 Federal

James H. Moss,..........   1999   $143,929  $ 43,662          --                --           $  7,231
 Senior Vice President,    1998    135,000    64,428(4)       --             10,500             7,817
 and Chief Financial       1997    126,445    43,811          --                --              8,422
 Officer/Treasurer of
 York Financial;
 Executive
 Vice President and
 Chief Financial
 Officer/Treasurer of
 York Federal

Harry M. Zimmerman,.....   1999   $131,323  $ 35,798          --                --           $  4,407
 Executive Vice            1998    125,000    41,669          --             10,500             3,793
 President of York         1997     19,231       829          --             13,125               --
 Federal

Lynn D. Crenshaw,.......   1999   $118,448  $ 32,542          --                --           $  3,766
 Executive Vice            1998    112,000    38,282          --             10,500             4,060
 President of York         1997    109,444     5,884          --                --              5,480
 Federal

--------
(1) Amounts not reportable as they do not exceed the lesser of $50,000 or 10% of salary and bonus.
(2) The number of stock options indicated have been adjusted for stock dividends.
(3) Includes contributions of $3,180, $3,180, $3,180, $3,180 and $3,115, respectively, for Messrs. Pullo, Angelo, Moss and Zimmerman, and Ms. Crenshaw to the York Financial employee stock ownership plan. Includes contributions of $123,198, $23,902, $2,851,$1,227and $651, respectively, for Messrs. Pullo, Angelo, Moss, and Zimmerman, and Ms. Crenshaw for life insurance premiums and benefit accruals for Messrs. Pullo and Angelo for the Supplemental Executive Retirement Plan. Includes $32,800 in directors' fees paid to Mr. Pullo. Includes directors' fees of $1,200, $900 and $1,200, respectively, for Messrs. Pullo, Angelo and Moss for board meetings of York Financial Investment Corp., a subsidiary of York Federal.
(4) Includes bonuses received in November 1997 under York Financial's Bonus Plan for performance standards achieved in the 1996/1997 fiscal year.

   Option Grants Table. The following table sets forth, for the fiscal year ended June 30, 1999 all option grants to York Financial's Chief Executive Officer for the purchase of York Financial common stock. No options were granted to the other York Financial named executive officers during the fiscal year ended June 30, 1999.

                                       Individual Grants(1)
                   -------------------------------------------------------------
                                                           Potential Realizable
                           % of Total                        Value at Assumed
                            Options                       Annual Rates of Stock
                           Granted to                     Price Appreciation for
                   Options Employees  Exercise                Option Term(2)
                   Granted in Fiscal   Price   Expiration ----------------------
      Name           (#)      Year     ($/Sh)     Date    0%($)  5%($)   10%($)
      ----         ------- ---------- -------- ---------- ----- ------- --------
Robert W. Pullo..   3,970    19.59%   $16.667   10/01/08   --   $41,613 $105,455

--------
(1) Only named executive officers receiving grants are listed.

(2) The amounts under the columns labeled "5%" and "10%" are included by York Financial pursuant to rules of the Securities and Exchange Commission and are not intended to forecast future appreciation, if any, in the price of York Financial's common stock. Such amounts are based on the assumption that the named persons hold the options granted for their full 10 year term. The actual value of the options will vary in accordance with the market price of York Financial's common stock. The column headed "0%" is included to demonstrate that the options were granted at fair market value and optionees will not recognize any gain without an increase in the stock price, which increase benefits all stockholders commensurately. York Financial did not use an alternative formula to attempt to value options at the date of grant, as management is not aware of any formula which determines with reasonable accuracy a present value of options of the type granted to the optionees.

   Option Exercise Table. The following table sets forth all exercises of options to purchase York Financial common stock by York Financial's Chief Executive Officer and York Financial named executive officers for the fiscal year ended June 30, 1999.

                                                   Number of Securities
                                                  Underlying Unexercised   Value of Unexercised In-
                                                  Options at Fiscal Year     the-Money Options at
                           Shares                        End(#)(1)            Fiscal Year End($)
                         Acquired on    Value    ------------------------- -------------------------
          Name           Exercise(#) Realized($) Exercisable Unexercisable Exercisable Unexercisable
          ----           ----------- ----------- ----------- ------------- ----------- -------------
Robert W. Pullo.........   91,579     $995,570     119,170      17,378      $631,293      $1,896

Robert A. Angelo........   73,572      746,968      57,916      13,178       256,662       1,896

James H. Moss...........   32,625      333,667      25,099       8,978        94,610       1,896

Harry M. Zimmerman......      --           --        9,975      13,650         2,670       1,780

Lynn D. Crenshaw........    1,000        5,632      23,133       8,978        99,784       1,896

--------

(1) Number of shares acquired has been adjusted for a 5% stock dividend paid November 17, 1998.

   On completion of the merger, each outstanding and unexercised stock option to purchase shares of York Financial will no longer represent the right to acquire shares of York Financial and will become the right to acquire shares of Waypoint Financial. The number of shares of Waypoint Financial that each option will be entitled to acquire will be based on the exchange ratio. The merger constitutes a change in control such that all options that are not then exercisable will become exercisable at the completion of the merger.

   Supplemental Executive Retirement Plan. The Supplemental Executive Retirement Plan is a non-qualified, unfunded deferred compensation plan evidenced by two separate agreements that provide supplemental executive retirement benefits to Messrs. Pullo and Angelo. The agreements are unfunded, but York Financial and York Federal have purchased life insurance policies on each executive that are actuarially designed to offset the annual expenses associated with the agreements and will, if the actuarial assumptions are accurate, offset all of the costs associated with the agreements during the life of the executive and provide a complete recovery of all plan costs upon the executive's death. York Financial and York Federal are the sole owners of all the insurance policies. The amount of an executive's benefit will be determined pursuant to the accrual of two accounts: (i) a pre-retirement account and (ii) an index retirement benefit account. The pre-retirement account is a liability reserve account of York Financial and York Federal, and is increased or decreased each year by an amount determined by the aggregate annual after-tax income from specified life insurance contracts reduced by an "opportunity cost" which is calculated by taking into account York Federal's after-tax cost of funds. The index retirement benefit account is equal to the excess of the annual earnings of the insurance policies over the "opportunity cost." Upon retirement at age 70 (normal retirement) or at age 60 with 23 years of service (early retirement), the balance in the executive's pre-retirement account will be paid in a lump sum within 30 days following the executive's retirement (unless the plan administrator shall elect to pay such amount in annual installments). In addition, upon normal or early retirement the executives will receive an index retirement benefit annually until their death. Should the executives die prior to having received the entire amount of their pre-retirement account, the unpaid balance will be paid in a lump sum to their designated beneficiaries. The executives are entitled to receive their benefit if they retire prior to age 60, however, the payment of such benefits will not commence until the executive reaches age 60. In the event of a change in control of York Federal, or the executives' services with York Federal are terminated without cause, the executives will be entitled to receive the amounts accumulated in their pre-retirement account within 30 days of such event and will begin receiving the annual index benefit. The benefits under the agreements are forfeitable by the executives if they are terminated by York Federal for cause. At June 30, 1999, the estimated annual benefit payable to Messrs. Pullo and Angelo upon normal retirement would have been approximately $294,313 and $240,192, respectively.

   Harris Financial has agreed to honor all obligations under the York Executive Supplemental Retirement Plans. Harris Financial has acknowledged that a change in control will occur at the effective time and that all benefits provided for therein will be 100% vested in accordance with the plans, fully earned and nonforfeitable for any reason, including cause. Any expense accruals which will arise after the acquisition under the executive supplemental retirement plans will be offset by the increase in cash surrender value of the life insurance policies that were purchased to informally fund the plans.

   Split Dollar Death Benefits. York Federal has also entered into life insurance split dollar agreements with Messrs. Pullo and Angelo, whereby their beneficiaries shall be paid $5,000,000 and $2,500,000, respectively, for certain death benefits in the event that the executives should die while employed by York Federal. Life insurance policies have been purchased to provide this benefit. In the event that the executive is not employed by York Federal at his death, then the executive's beneficiaries shall receive an amount equal to 4% of the amount that he would receive if the executive died while employed by York Federal, multiplied by the number of full years of service the executive had completed with York Federal, up to 25 years of service. York Federal is entitled to an amount equal the cash value of the insurance policies, less any policy loans and unpaid interest or cash withdrawals previously incurred by York Federal and any applicable surrender charges.

   Harris Financial has agreed to honor all obligations under the life insurance split dollar agreements. Harris Financial has acknowledged that a change in control will occur at the effective time and that all benefits provided for therein will be 100% vested in accordance with the plans, fully earned and nonforfeitable for any reason, including cause. Harris Financial and Waypoint Financial will incur no additional expense under the life insurance split dollar agreements as a result of the merger.

   Pension Plan Table. The following table indicates the annual retirement benefit that would be payable under the Retirement Plan (as discussed herein) upon retirement at age 65 to a participant electing to receive his or her retirement benefit in the standard form of benefit, assuming various specified levels of Retirement Plan compensation and various specified years of credited service.

                   Estimated Annual Pension For Representative Years of
                                          Service
                  -----------------------------------------------------------------------
   Average
   Earnings         10              15              20              25              30
   --------       -------         -------         -------         -------         -------
   $ 25,000       $ 3,500         $ 5,250         $ 7,000         $ 8,750         $10,500
     50,000         7,944          11,915          15,887          19,859          23,831
    100,000        17,444          26,165          34,887          43,609          52,331
    150,000        26,944          40,415          53,887          67,359          80,831
    200,000        28,844          43,265          57,687          72,109          86,531

   The York Federal Pension Plan is a noncontributory defined benefit pension plan. An employee becomes a participant in the plan after completing one year of service and attaining age 21. Plan participants with five or more years of service are entitled to monthly retirement benefits beginning at the retirement age of 65. The retirement pension is payable monthly as long as the participant lives.

   A participant's accumulated pension credits are equal to 1/12th of the sum of the benefits earned through June 30, 1996 plus the benefits earned after July 1, 1996. Benefits earned through June 30, 1996 are equal to the sum of (i) 1.1% of five year average compensation at June 30, 1996 for years of benefit service before July 1, 1991; plus (ii) 1.4% of five year average compensation at June 30, 1996 for years of benefit service from July 1, 199, to June 30, 1996; plus (iii) 0.5% of average compensation over $25,920, multiplied by the number of years of service from July 1, 1991 to June 30, 1996, up to 35 years of cumulative service. Benefits earned after July 1, 1996 are equal to 1.4% of annual compensation for each year of service after July 1, 1996, plus 0.5% of pay over the Social Security Integration Level for each year of service after July 1, 1996; provided, however, that no pension benefit on compensation over the Social Security Integration Level accrues for any year of service over 35 years. The amount of pension earned during a fiscal year is based upon compensation during that year subject to limits imposed by the Internal Revenue Code. During the last fiscal year, compensation for the purposes of calculating benefits for a Plan participant was limited by the Internal Revenue Code to $160,000. The Social Security Integration Level for each plan year is equal to 100% of the Maximum Social Security Covered Compensation as of the first day of the year.

   The plan provides for normal retirement at age 65 and permits early retirement between age 55 and 64. Upon retirement, married participants automatically receive an actuarially equivalent joint and 50% survivor pension unless otherwise elected. The plan also provides for other options for pension benefits which can be elected by a participant. If the present value of the monthly pension does not exceed $5,000, a lump sum payment is automatically paid. Employees terminating after completion of at least five years of service are entitled to a vested deferred pension equal to the benefit accrued to the date of termination.

   At June 30, 1999, the credited years of service for Messrs. Pullo, Angelo, Moss and Zimmerman, and Ms. Crenshaw were 24, 26, 15, 2 and 6, respectively.

   York Federal will have the right to freeze or terminate the pension plan at the effective time of the merger, and has retained the right to amend the plan, if the plan is overfunded, to increase benefits to participants to eliminate such overfunding.

Harris Financial Compensation of Directors

   Fees. Harris Financial has no separate compensation for its board members, all of whom are currently directors of Harris Savings Bank and are compensated by Harris Savings Bank. Harris Savings Bank directors receive an aggregate annual fee of $10,000 and $1,000 for each regular board meeting attended, including consolidated meetings of Harris Financial and Harris Savings Bank and $600 for each special board meeting. Members of committees receive $550 for each committee meeting attended. Employees who are also directors are not paid for attending board or committee meetings. Each directors emeritus receives $850 for each board meeting attended. In 1999, the Board of Directors received an aggregate of $230,900 of fees.

   Stock Option Plan for Outside Directors. Harris Savings Bank's 1994 Stock Option Plan for Outside Directors is self-administering, and a total of 236,250 shares (split adjusted) of Harris Financial common stock are authorized for issuance under the plan. The exercise price per share for each option issued under the plan is the fair market value of the underlying common stock on the date of grant. A total of 225,000 options to purchase shares Harris Financial common stock at a price of $3.33 1/3 per share (split adjusted) were issued in connection with the initial grant in 1994. Since the initial grants, Messrs. Isaacman, McClure, Springer and Poole each received 5,625 options.

   Harris Financial's 1999 Stock Option Plan for Outside Directors is administered by Harris Financial's board of directors. The plan authorizes grants of 2,000 options yearly to each non-employee director (and 4,000 options to the non-employee Chairman if applicable) exercisable at the fair market value on the date of the grant. The options vest over five years. The grants are subject to the meeting of at least 80% of performance objectives set for the previous year by the Board. Grants were authorized by the Board for fiscal year 1998 and 1999 performance. A total of 125,000 shares of Harris Financial common stock are authorized to be issued under the plan.

   Neither the conversion nor the merger will be considered a change in control for purposes of the 1994 or the 1999 Stock Option Plan for Outside Directors.

   Recognition and Retention Plan for Outside Directors. Awards of between 3,000 and 6,000 shares of common stock (split adjusted) were made in 1994 under Harris Savings Bank's Recognition and Retention Plan for Outside Directors to each outside director of Harris Savings Bank at such time. Awards under the plan were fixed pursuant to a formula based upon years of service. Mr. Isaacman received 1,500 shares at the time of his appointment in 1996. Neither the conversion nor the merger will be considered a change in control for purposes of the Recognition and Retention Plan for Outside Directors.

York Financial Compensation of Directors

   For service in fiscal 1999 as a member of the Board of Directors of York Financial, each director received a fee of $500 for each meeting attended. For services as a member of the Audit Committee, the chair received a retainer of $4,000 and each committee member received a retainer of $1,000. For services as a member of the Compensation Committee and Nominating Committee, the respective committee chair received a retainer of $2,000 and each committee member received a retainer of $1,000. A fee of $400 was received by Audit Committee members for each meeting attended. A fee of $200 was received by Compensation Committee members and Nominating Committee members for each meeting attended.

   For service in fiscal 1999 as a member of the Board of Directors of York Federal, each director received a retainer of $10,000 and a fee of $500 for each meeting attended. For service as a member of the Executive Committee of York Federal, each member received a retainer of $4,500 and a fee of $400 for each meeting attended. For services as a member of the Pension Committee and Building Committee of York Federal, the respective committee chair received a retainer of $2,000 and each committee member received a retainer of $1,000. A fee of $200 was received by Pension Committee members and Building Committee members for each meeting attended.

   For service in fiscal 1999, directors of York Financial who also served as members of the Board of Directors of subsidiaries of York Financial, Y-F Service Corp. and New Service Corp., received a fee of $200 for each meeting attended and a retainer fee of $2,000.

   Directors of York Financial are participants in the 1984 Non-Incentive Stock Option Plan, the 1992 Non-Incentive Stock Option Plan for Directors and the 1995 Non-Qualified Stock Option Plan for Directors. The plans were designed to attract and retain the best available personnel as directors of York Financial and to provide additional incentive for directors to promote the success of the business. All options under the 1984 and 1992 Plans have been granted, and there are unexercised options that remain outstanding. The 1995 Plan is a formula plan providing for an annual grant of options on October 1 of each year (to the extent options are available) at the closing price of York Financial stock on the last business day prior to October 1 of each year.

   On completion of the merger, each outstanding and unexercised stock option to purchase shares of York Financial will no longer represent the right to acquire shares of York Financial and will become the right to acquire shares of Waypoint Financial. The number of shares of Waypoint Financial that each option will be entitled to acquire will be based on the exchange ratio. The merger constitutes a change in control such that all options that are not then exercisable will become exercisable at the completion of the merger.

   In 1979, York Federal established a directors' deferred compensation plan whereby York Federal agreed to pay retired or disabled directors with 10 or more years of service a joint and several annuity based on compensation received by a participating director during the last 60 months of service to York Federal. Benefits under the plan normally begin at age 70 and are paid monthly for a period of 10 years or until death of the director and spouse, whichever first occurs. The plan is unfunded and benefits accrued under the plan are 100% vested. In connection with the merger, additional accruals will be frozen. The annual benefit under the plan will be based on the plan's compensation formula as if each director's final year of service ended as of the effective time of the merger. As a result, Harris Financial and Waypoint Financial will incur no additional expense under the 1979 Directors Deferred Compensation Plan.

Compensation Committee Interlocks and Insider Participation

   During 1999, Directors George, Springer, Houck, Sourbeer and Poole, served on the Compensation and Benefits Committee. None of the committee's members is a current or former officer or employee of Harris Financial, Harris Savings Bank or any subsidiary of Harris Savings Bank. In addition, none of the members of the committee had any relationship with Harris Financial or Harris Savings Bank that would require disclosure under Item 404 of Regulation S-K of the Securities and Exchange Commission, relating to insider transactions and indebtedness of management except for the single purchase of real estate identified below involving an entity associated with Mr. Poole.

Transactions By Harris Financial with Related Persons

   Harris Financial originates consumer loans and loans to purchase or refinance personal residences to its officers, directors and employees. All of these loans are made in the ordinary course of business, on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons, and do not involve more than the normal risk of collectibility or present other unfavorable features. Harris Savings Bank makes loans available to its officers, directors and employees on a basis consistent with statutory requirements. In prior years, Harris Savings Bank waived application fees on loans made to officers and directors in accordance with regulations then in effect.

   Except as set forth below there have been no material transactions between Harris Savings Bank, nor are any material transactions proposed, with any director or executive officer of Harris Financial or Harris Savings Bank, or any associate of the foregoing persons.

   Harris Savings Bank used the services of NAI/Commercial Industrial Realty Company , a commercial real estate brokerage firm co-owned by Director William
A. Siverling, to represent Harris Savings Bank in securing new branch locations and for marketing the sale of raw land taken into its portfolio as the result of a foreclosure. The total paid in 1999 to NAI/Commercial Industrial Realty Company for brokerage commissions was $70,000.

   In February 1999, Harris Savings Bank sold to Sears Run Associates a 40 plus acre parcel of undeveloped land in Hampden Township, Cumberland County, Pennsylvania acquired through foreclosure. Sears Run Associates is a partnership in which Mr. Robert E. Poole owns a substantial interest. The purchase price of $420,000 is consistent with Harris Savings Bank's independent appraisal and the market and was negotiated by Mr. William Long, Senior Vice President of Harris Savings Bank. After marketing the property for over a year this transaction represented the highest offer received.

   Harris Financial is not involved in any lending operations at this time. Harris Savings Bank has entered into, and intends to continue to enter into, banking and financial transactions in the ordinary course of business with directors and officers of Harris Savings Bank and Harris Financial and their associates on comparable terms and with similar interest rates as those prevailing from time to time as an employee benefit equally available to all Harris Savings Bank employees without preference to insiders over other employees of Harris Savings Bank. Total loans outstanding from Harris Savings Bank as of March 31, 2000, to Harris Savings Bank's officers and directors as a group and members of their immediate families and companies in which they had an ownership interest of 10% or more was approximately $13.6 million (including available but unused lines of credit). The largest aggregate amount of indebtedness outstanding at any time during fiscal year 1999 to officers and directors of Harris Savings Bank as a group was approximately $13.6 million. Harris Savings Bank intends that all future transactions involving executive officers, directors, holders of 10% or more of the shares of any class of its stock , and affiliates thereof, will contain terms no less favorable to Harris Savings Bank than Harris Savings Bank makes available generally to its non-insider employees as an employee benefit. A majority of Harris Savings Bank's independent outside directors, not having any interest in the transaction, will approve future transactions.

York Financial Management's Indebtedness to York Federal

   Applicable law and regulations require that all loans or extensions of credit to executive officers and directors must be made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons (unless the loan or extension of credit is made under a benefit program generally available to all employees and does not give preference to any insider over any other employee) and does not involve more than the normal risk of repayment or present other unfavorable features. York Federal has adopted a policy to this effect. At June 30, 1999, loans to all employees, officers and directors of York Federal totaled $15.0 million.

                      BENEFICIAL OWNERSHIP OF COMMON STOCK

Beneficial Ownership of Harris Financial Common Stock

   The following table includes, as of March 31, 2000, as to Harris Financial common stock beneficially owned by all directors and executive officers of Harris Financial, and by all such persons as a group, and by persons or entities, including information regarding any "group" as that term issued in
Section 13(d)(3) of the Securities Exchange Act of 1934, as amended, who were known to Harris Financial to be the beneficial owner of more than 5% of the issued and outstanding Harris Financial common stock.

                                                     Amount of
                                                       Shares       Percent of
                                                     Owned and       Shares of
                                                     Nature of        Common
                                                     Beneficial        Stock
        Name and Address of Beneficial Owners        Ownership      Outstanding
        -------------------------------------        ----------     -----------
   Beneficial Owners of More Than 5%:
   Harris Financial, M.H.C.........................  25,500,000         76.0%
    235 North Second Street
    Harrisburg, PA 17101

   Directors:
   Charles C. Pearson, Jr..........................      52,000 (1)        *

   Ernest P. Davis.................................      14,516 (2)        *

   Jimmie C. George................................      40,782 (3)        *

   Robert A. Houck.................................      20,477 (4)        *

   Bruce S. Isaacman...............................      27,223 (5)        *

   William E. McClure, Jr..........................      38,848 (6)        *

   Robert E. Poole.................................      15,121 (7)        *

   William A. Siverling............................      44,499 (8)        *

   Frank R. Sourbeer...............................      57,423 (9)        *

   Donald B. Springer..............................      19,789(10)        *

   Executive Officers:
   James L. Durrell................................      74,420(11)        *

   William M. Long.................................      59,486(12)        *

   Lyle B. Shughart................................      47,371(13)        *

   John C. Coulson.................................       4,650(14)        *

   Richard C. Ruben................................      27,861(15)        *

   John W. Atkinson................................      24,439(16)        *

   Jane B. Tompkins................................       5,223(17)        *

   Andrew S. Samuel................................       5,622(18)        *

   Total shares beneficially owned by all Directors
    and executive officers as a group (20
    persons).......................................     629,915(19)   1.8(19)

--------
 (1) Includes 25,000 shares of Harris Financial common stock that may be received upon exercise of options that have vested or will vest within 60 days of the date as of which beneficial ownership is determined.
 (2) Includes 400 shares of Harris Financial common stock that may be received upon exercise of options that have vested or will vest within 60 days of the date as of which beneficial ownership is determined.
 (3) Includes 400 shares of Harris Financial common stock that may be received upon exercise of options that have vested or will vest within 60 days of the date as of which beneficial ownership is determined, and includes 13,316 shares held individually by Mr. George's spouse and 1,200 shares held in trust for Mr. George's children.
 (4) Includes 9,275 shares of Harris Financial common stock that may be received upon exercise of options that have vested or will vest within 60 days of the date as of which beneficial ownership is determined.
 (5) Includes 5,625 shares of Harris Financial common stock that may be received upon exercise of options that have vested or will vest within 60 days of the date as of which beneficial ownership is determined; includes 1,000 shares held individually by Mr. Isaacman's spouse; and 698 shares in Harris Savings Bank's Deferred Compensation Plan's Rabbi Trust.
 (6) Includes 400 shares of Harris Financial common stock that may be received upon exercise of options that have vested or will vest within 60 days of the date as of which beneficial ownership is determined, and 500 shares in Harris Savings Bank's Recognition and Retention Plan, and 1,976 shares in Harris Savings Bank's Deferred Compensation Plan's Rabbi Trust.
 (7) Includes 5,725 shares of Harris Financial common stock that may be received upon exercise of options that have vested or will vest within 60 days of the date as of which beneficial ownership is determined, and 698 shares in Harris Savings Bank's Deferred Compensation Plan's Rabbi Trust.
 (8) Includes 8,817 shares of Harris Financial common stock held individually by Mr. Siverling's spouse and 5,241 shares held in a profit sharing plan of which Mr. Siverling is the beneficiary. Includes 4,498 shares held in Harris Savings Bank's Deferred Compensation Plan's Rabbi Trust and 400 shares that may be received upon exercise of options that have vested or will vest within 60 days of the date as of which beneficial ownership is determined.
 (9) Includes 1,000 shares of Harris Financial common stock held individually by Mr. Sourbeer's spouse, 400 shares that may be received upon exercise of options that have vested or will vest within 60 days of the date as of which beneficial ownership is determined, and 3,072 shares held in Harris Savings Bank's Deferred Compensation Plan's Rabbi Trust.
(10) Includes 400 shares of Harris Financial common stock that may be received upon exercise of options that have vested or will vest within 60 days of the date as of which beneficial ownership is determined, 500 shares held in Harris Savings Bank's Recognition and Retention Plan and 3,092 shares held in Harris Savings Bank's Deferred Compensation Plan's Rabbi Trust.
(11) Includes 11,156 shares of Harris Financial common stock purchased and held by Harris Savings Bank's employee stock ownership plan that are allocated to Mr. Durrell's account and over which he exercises investment control, and 33,500 shares of Harris Financial common stock that may be received upon exercise of options that have vested or will vest within 60 days of the date as of which beneficial ownership is determined.
(12) Includes 8,468 shares of Harris Financial common stock purchased and held by Harris Savings Bank's employee stock ownership plan that are allocated to Mr. Long's account and over which he exercises investment control and 1,200 of Harris Financial common stock that may be received upon exercise of options that have vested or will vest within 60 days of the date as of which beneficial ownership is determined.
(13) Includes 7,831 shares purchased and held by Harris Savings Bank's employee stock ownership plan that are allocated to Mr. Shughart's account and over which he exercises investment control, and 8,700 shares of Harris Financial common stock that may be received upon exercise of options that have vested or will vest within 60 days of the date as of which beneficial ownership is determined.
(14) Includes 4,350 shares of Harris Financial common stock that may be received upon exercise of options that have vested or will vest within 60 days of the date as of which beneficial ownership is determined.

(15) Includes 852 shares of Harris Financial common stock held individually by Mr. Ruben's spouse, 7,200 shares of Harris Financial common stock that may be received upon exercise of options that have vested or will vest within 60 days of the date as of which beneficial ownership is determined, and 1,500 shares held in Harris Savings Bank's Recognition and Retention Plan.
(16) Includes 3,000 shares of Harris Financial common stock that may be received upon exercise of options that have vested or will vest within 60 days of the date as of which beneficial ownership is determined, and 10,900 shares held in Harris Savings Bank's Deferred Compensation Plan's Rabbi Trust.
(17) Includes 1,200 shares of Harris Financial common stock that may be received upon exercise of options that have vested or will vest within 60 days of the date as of which beneficial ownership is determined.
(18) Includes 1,200 shares of Harris Financial common stock that may be received upon exercise of options that have vested or will vest prior to 60 after March 31, 2000, and 2,922 shares held by Harris Savings Bank's employee stock ownership plan that are allocated to Mr. Samuel's account over which he exercises investment control.
(19) Assumes all outstanding options issued to the directors and officers have been exercised.

Beneficial Ownership of York Financial Common Stock

   Persons and groups owning in excess of 5% of York Financial's common stock are required to file certain reports disclosing such ownership pursuant to the Securities Exchange Act of 1934, as amended. Based upon such reports and information, the following table sets forth, at the close of business on the September 1, 1999, certain information as to those persons who were beneficial owners of more than 5% of the outstanding shares of York Financial common stock. Management knows of no persons other than the persons set forth below who owned more than 5% of the outstanding shares of York Financial's common stock at the close of business on September 1, 1999. The table also sets forth information as to the shares of York Financial common stock beneficially owned by the Chief Executive Officer of York Financial, by York Financial's and York Federal's four other most highly compensated individuals and by all executive officers and directors of York Financial as a group.

                                                                   Percent of
                                                  Amount and     Shares of York
                                                  Nature of        Financial
                                                  Beneficial      Common Stock
     Name and Address of Beneficial Owner        Ownership(1)    Outstanding(1)
     ------------------------------------        ------------    --------------
Beneficial Owners of More than 5%
Robert W. Pullo................................     588,096 (2)       6.13%
 101 South George Street
 York, Pennsylvania 17405
Directors
Cynthia A. Dotzel..............................     105,580 (3)       1.10

Paul D. Mills..................................     132,391           1.38

Byron M. Ream..................................      95,239           0.99

Robert W. Erdos................................     168,459 (4)       1.76

Randall A. Gross...............................     112,519           1.17

Carolyn E. Steinhauser.........................     101,365 (5)       1.06

Thomas W. Wolf.................................     316,699 (6)       3.30

Robert L. Simpson..............................      49,782 (7)       0.52

Named Executive Officers (8)
Robert W. Pullo(9).............................     588,096 (2)       6.13

Robert A. Angelo, Esq..........................     244,699(10)       2.60

James H. Moss, CPA.............................     149,534           1.56

Harry M. Zimmerman.............................      10,280           0.11

Lynn D. Crenshaw...............................      27,061           0.28

All Executive Officers and Directors as a Group
 (19 Persons)..................................   2,109,991(11)      21.98

--------

 (1) In accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended, a person is deemed to be the beneficial owner, for purposes of this table, of any shares of York Financial's common stock if he or she has shared voting or investment power with respect to such security, or has a right to acquire beneficial ownership at any time within 60 days from the close of business on September 1, 1999. Except as otherwise noted below, the table includes shares owned by spouses, other immediate family members in trust and other forms of ownership, over which the persons named in the table possess shared voting and investment power. This table also includes shares of York Financial common stock subject to outstanding options which will be exercisable within 60 days from the close of business on September 1, 1999.
 (2) Excludes 329,265 shares owned by the York Federal Employee Stock Ownership Plan of which Mr. Pullo is the trustee. Also excludes 5,182 shares owned by the spouse of Mr. Pullo for which he disclaims any voting or investment power.
 (3) Excludes 9,411 shares owned by the spouse of Ms. Dotzel, for which she disclaims any voting or investment power. Excludes 20,637 shares Ms. Dotzel holds as custodian for minor children under the Uniform Gifts to Minors Act.
 (4) Excludes 12,313 shares owned by the spouse of Mr. Erdos, for which he disclaims any voting or investment power.
 (5) Excludes 6,958 shares held by trusts for Ms. Steinhauser's children, of which Ms. Steinhauser is a trustee.

 (6) Includes 105,855 shares owned by affiliated companies of Mr. Wolf of which he is an officer, director and principal stockholder. Excludes 5,897 shares owned by the spouse of Mr. Wolf, for which he disclaims any voting or investment power. Excludes 3,435 shares Mr. Wolf holds as custodian for minor children under the Uniform Gifts to Minors Act.
 (7) Includes 5,383 shares held in trust in a Deferred Compensation Plan sponsored by Mr. Simpson's employer.

 (8) Securities and Exchange Commission regulations define the term "named executive officers" to include all individuals serving as chief executive officer during the next recently completed year, regardless of compensation level, and the four most highly compensated executive officers, other than the chief executive officer, whose total annual salary and bonus for the last completed fiscal year exceeded $100,000. Messrs. Pullo, Angelo, Moss and Zimmerman, and Ms. Crenshaw were York Financial's "named executive officers" for the fiscal year ended June 30, 1999.
 (9) Mr. Pullo is also a director of York Financial.
(10) Excludes 4,753 shares owned by the spouse of Mr. Angelo for which he disclaims any voting or investment power. Includes 53,072 shares owned by the spouse of Mr. Angelo for which he shares voting and investment power.
(11) Includes 763,414 shares of common stock which may be received upon the exercise of stock options which are exercisable within 60 days of the date as of which beneficial ownership is determined.

               SUBSCRIPTIONS BY EXECUTIVE OFFICERS AND DIRECTORS

   The following table presents certain information as to the approximate purchases of Waypoint Financial common stock by each director and executive officer of Harris Financial, by each director and executive officer of York Financial who will become a director or executive officer of Waypoint Financial, and by all such persons as a group. Indicated purchases include purchases by associates of each person. The table does not include purchases by the employee stock ownership plan. No individual has entered into a binding agreement to purchase these shares and, therefore, actual purchases could be more or less than indicated. For purposes of the following table, sufficient shares are assumed to be available to satisfy subscriptions by all persons, whether or not such person has priority subscription rights. All purchases by the persons identified below will be for the same purchase price as is paid by other subscribers.

                                                                   Proposed
                                                                 Subscriptions
                                                                 -------------
                                                                 Number
                                                                   of
                               Name(1)                           Shares Amount
                               -------                           ------ ------

      Ernest P. Davis...........................................

      Jimmie C. George..........................................

      Robert A. Houck...........................................

      Bruce S. Isaacman.........................................

      William E. McClure, Jr....................................

      Robert E. Poole...........................................

      William A. Silverling.....................................

      Frank R. Sourbeer.........................................

      Donald B. Springer........................................

      Robert W. Pullo...........................................

      Cynthia A. Dotzel.........................................

      Byron M. Ream.............................................

      Randall A. Gross..........................................

      Carolyn E. Steinhauser....................................

      Thomas W. Wolf............................................

      Robert L. Simpson.........................................

      John C. Coulson...........................................

      Richard C. Ruben..........................................

      Jane B. Tompkins..........................................

      Andrew S. Samuel..........................................

      Robert A. Angelo..........................................

      James H. Moss.............................................

      Lynn D. Crenshaw..........................................

      All current and proposed directors and executive officers
       as a group (   persons)..................................

     --------
     (1) Purchases by each individual represent less than 1.0% of the shares sold in the stock offering.

                       THE CONVERSION AND STOCK OFFERING

   The Board of Directors of Harris Financial and Waypoint Financial and the Board of Trustees of Harris MHC have adopted the plan of conversion, and submitted it to the OTS for approval. The plan of conversion has been approved by the OTS subject to certain conditions. Approval of the plan of conversion by the OTS does not constitute an endorsement of the offering by the OTS.

General

   On March 27, 2000, Harris MHC's Board of Trustees and Waypoint Financial's and Harris Financial's Board of Directors unanimously adopted the plan of conversion, which has since been amended, pursuant to which the corporate existence of Harris MHC will end and the interest of Harris Financial owned by Harris MHC will be sold in a stock offering. The stock offering includes a subscription offering to qualifying depositors of Harris Savings Bank and Harris Savings Bank's employee stock ownership plan. Shares may also be offered for sale in a community offering and an underwritten public offering.

   Waypoint Financial will be a savings and loan holding company regulated by the OTS, and the successor to Harris Financial. Harris MHC and Harris Financial have each applied to the OTS to become a savings and loan holding company, and Harris Savings Bank has applied to become a federally-chartered savings bank. The plan of conversion must be approved by Harris Savings Bank's depositors, Harris Financial's stockholders, and by the OTS. The plan of conversion has been approved by the OTS, subject to certain conditions. The plan has also been submitted to a vote of Harris Savings Bank's depositors and Harris Financial's stockholders at a special meeting that will be held on September 25, 2000.

   The aggregate price of the shares of common stock to be issued in the stock offering will be within the stock offering range, subject to a 15% increase. The offering range has been established by Harris Financial and Harris MHC based upon an independent appraisal of the estimated pro forma market value of the common stock of Waypoint Financial. The appraisal was prepared by RP Financial, a consulting firm experienced in the valuation and appraisal of banks and other financial institutions. The independent appraisal will be affirmed or, if necessary, updated at the termination of the offering. See "-- How Harris Financial Determined the Offering Range and the $10.00 Price Per Share" for additional information as to the determination of the estimated pro forma market value of the common stock.

   All shares sold in the stock offering will be sold at $10.00 per share. Waypoint Financial intends to offer shares of its common stock in the following general order of priority: (1) in a subscription offering; (2) in a community offering; and (3) in an underwritten public offering. If Waypoint Financial does not receive orders for 19,550,000 shares in the subscription and community offering, then, in Harris Financial's discretion in order to issue the minimum number of shares necessary to complete the stock offering, up to 5,000,000 of the unsubscribed shares may be applied to the acquisition by merger of York Financial. Waypoint Financial intends to reserve 7,500,000 shares for sale in the public offering if subscriptions for such shares are not received in the subscription offering. Harris Financial intends to reserve 7,500,000 shares for sale in the public offering at the minimum, midpoint, maximum and adjusted maximum of the offering range, but will not reserve shares that would result in the issuance of more than 30,417,500 shares in the offering. The subscription offering is expected to expire at 10:00 a.m., local time, on September 25, 2000. The community offering will be conducted concurrently with the subscription offering. The public offering may commence during or as soon as practicable after the conclusion of the subscription offering.

   The following is a brief summary of the terms of the conversion. A copy of the plan of conversion is available from Harris Savings Bank upon request and is available for inspection at the offices of Harris Savings Bank and at the OTS. The plan is also filed as an exhibit to the Registration Statement of which this prospectus is a part, copies of which may be obtained from the Securities and Exchange Commission. See "Additional Information."

Reasons for the Conversion

   The conversion of Harris MHC from the mutual holding company form of organization and Waypoint Financial's stock offering are necessary to complete the merger with York Financial. The stock offering and merger will allow Waypoint Financial to expand the products and services that are offered by Harris Financial and York Financial and to offer such products and services to a larger community. Because of the stock offering and merger, Harris Financial will be in a better position to:

  . increase its lending activities, especially to support the growth of business banking;

  .  expand its branch office network;

  .  invest in securities;

  .  further diversify the products and services that it offers;

  . improve and increase its delivery systems, such as expanding internet banking services; and

  . market its services to customers of other banks who have been adversely affected by recent consolidations in the local banking market.

   The stock offering is also intended to provide an additional source of capital for Waypoint Financial to:

  . finance acquisitions of other financial institutions or other businesses related to banking; and

  .  pay dividends to stockholders.

   After the stock offering, Waypoint Financial will be able to issue additional shares of common stock to raise capital or to finance acquisitions. At the present time, Waypoint Financial is not planning any additional capital issuances, mergers, or material acquisitions. Waypoint Financial believes that the stock offering will give customers and the local community the opportunity to become equity owners of Waypoint Financial, and to participate in any stock price appreciation and cash dividends. Waypoint Financial believes that through expanded local stock ownership, existing customers and others who purchase common stock will try to support Waypoint Financial by consolidating their banking business with, and increasing their referrals to, Waypoint Bank.

   Waypoint Financial intends to initially invest the proceeds from the sale of common stock in short-term investments, and later in longer-term investments and loans, in order to enhance our profitability and facilitate growth. Additionally, our stronger capital position after the offering will enhance operating flexibility, support additional expansion and provide a cushion for absorbing unanticipated losses. We will also use a portion of the cash proceeds from the offering to extend a loan to the employee stock ownership plan to permit it to purchase shares of common stock issued in the offering. Proceeds may also be used to pay dividends to stockholders or for other general purposes. See "How We Intend to Use the Proceeds From the Offering" for a description of our intended use of proceeds.

   After considering the advantages and risks of the conversion, as well as applicable fiduciary duties, the Board of Trustees of Harris MHC and the Board of Directors of Harris Financial and Waypoint Financial unanimously approved the plan of conversion as being in the best interests of Harris MHC, Harris Financial, Harris Savings Bank, our depositors and the communities that we serve.

   The conversion, stock offering and merger are all inter-related. The parties will not complete any of the transactions unless they complete all three. The transactions will be completed simultaneously.

How Harris Financial Determined the Offering Range and the $10.00 Price Per
Share

   The plan of conversion requires that the purchase price of the common stock must be based on the appraised pro forma market value of the common stock, as determined on the basis of an independent valuation. Harris MHC has retained RP Financial to make the independent valuation. RP Financial's fees for its services in making such appraisal are estimated to be $145,000. In addition, Harris MHC has agreed to pay
RP Financial $35,000 to assist Harris Financial to prepare a business plan. Harris Financial and Waypoint Financial will indemnify RP Financial and its employees and affiliates against losses (including any losses in connection with claims under the federal securities laws) arising out of its services as appraiser, except where RP Financial's liability results from its negligence or bad faith.

   RP Financial relied on information presented in this prospectus, including the consolidated financial statements, in preparing the appraisal. RP Financial also considered the following factors, among others:

  . the operating results and financial condition of Harris Financial, Harris MHC and Harris Savings Bank, and the economic and demographic conditions in Harris Savings Bank's existing market area;

  . a comparative evaluation of the operating and financial statistics of Harris Financial with those of other similarly situated financial institutions located in the Mid-Atlantic region;

  . the impact of the offering on Waypoint Financial's equity and earnings potential;

  . the pro forma impact of the acquisition of York Financial, including the issuance of shares to the York Financial stockholders consistent with the merger agreement;

  .  dividends that may be paid by Waypoint Financial; and

  . the trading market for securities of comparable institutions and general conditions in the market for such securities.

   On the basis of the foregoing, RP Financial has advised Harris Financial and Harris MHC that, in its opinion, dated June July 28, 2000, the midpoint of the estimated range of the market value of the common stock of Waypoint Financial that will be issued in the mutual-to-stock conversion of Harris MHC, including;

  .  shares sold in the offering,

  . shares for which subscriptions have not been accepted in the offering and that are issued to York Financial stockholders as merger consideration, and

  . shares issued to Harris Financial stockholders in exchange for their shares of Harris Financial,

was $302.8 million, and ranged from a minimum of $257.4 million to a maximum of $348.3 million (the estimated valuation range). Including the shares issued to York Financial stockholders in the merger, the midpoint of the pro forma range of the market capitalization of Waypoint Financial was $477.2 million, and ranged from $414.1 million to $526.1 million. If Waypoint Financial does not receive orders for at least 19,550,000 shares in the subscription and community offering, then, in Waypoint Financial's discretion, in order to issue the minimum number of shares necessary to complete the stock offering, up to 5,000,000 of the unsubscribed shares may be applied to the acquisition by merger of York Financial. If all 5,000,000 shares are so issued, then the pro forma market capitalization of Waypoint Financial can range as low as $364.1 million. The number of shares that will be offered for sale in the offering, based on the valuation range, will range from a minimum of 19,550,000 shares to a maximum of 26,450,000 shares. The maximum of the estimated valuation range may be increased by 15% and the number of shares of common stock to be issued in the stock offering may be increased to 30,417,500 shares due to changes in the market and general financial and economic conditions without the resolicitation of subscribers.

   The Board of Trustees of Harris MHC and the Board of Directors of Harris Financial held meetings to review and discuss the appraisal report prepared by RP Financial. Representatives of RP Financial participated in the meeting to explain the contents of the appraisal report. The boards reviewed the methods that RP Financial used to determine the pro forma market value of the common stock and the appropriateness of the assumptions that RP Financial used in determining this value. The boards determined that the common stock will be sold at $10.00 per share, which is the price most commonly used in conversion stock offerings.

   The valuation prepared by RP Financial is not intended, and must not be construed, as a recommendation of any kind as to the advisability of purchasing shares of Waypoint Financial common stock. RP Financial did not independently verify the consolidated financial statements and other information provided by Harris Financial, Harris MHC, or Harris Savings Bank, nor did RP Financial value independently the assets or liabilities of Harris Financial. The valuation considers Waypoint Financial as a going concern and should not be considered as an indication of the liquidation value of Waypoint Financial. Moreover, because the valuation is necessarily based upon estimates and projections, all of which are subject to change from time to time, no assurance can be given that persons purchasing shares in the offering will thereafter be able to sell such shares at prices at or above the purchase price.

   The maximum of the estimated valuation range may be increased by up to 15% and the number of shares of common stock to be issued in the stock offering may be increased to up to 30,417,500 shares due to regulatory considerations, changes in the market and general financial and economic conditions without the resolicitation of subscribers. See "-- Limitations on Common Stock Purchases" as to the method of distribution and allocation of additional shares that may be issued in the event of an increase in the estimated valuation range.

   Waypoint Financial will not sell any shares of common stock unless RP Financial confirms to Harris MHC, Harris Financial, Waypoint Financial and to the OTS that, to the best of its knowledge, nothing of a material nature has occurred which, taking into account all relevant factors, would cause RP Financial to conclude that the appraisal report is incompatible with its estimate of the pro forma market value of the common stock upon the conclusion of the offering.

   If RP Financial concludes that the pro forma market value of the common stock is either more than 15% above the maximum of the estimated valuation range or less than the adjusted minimum of the estimated valuation range, Harris Financial and Waypoint Financial may:

  . terminate the plan of conversion and return all subscription funds promptly, paying interest at Harris Savings Bank's passbook savings rate of interest and cancel all account withdrawal authorizations;

  .  establish a new estimated valuation range and either:

    -- hold a new offering; or

    -- provide subscribers the opportunity to change or cancel their orders
       (a resolicitation); or

    -- take such other actions as permitted by the OTS in order to complete the offering.

   If a resolicitation is commenced, unless an affirmative response is received from a subscriber within a designated period of time, all funds will be returned promptly to the subscriber and account withdrawal authorizations canceled as described above.

   A copy of the appraisal report of RP Financial, including any amendments made to it, and the detailed memorandum of the appraiser setting forth the method and assumptions for such appraisal are available for inspection at the headquarters of Harris Financial and from the OTS.

Subscription Offering and Subscription Rights

   Waypoint Financial has granted subscription rights to the following persons in the following order of priority:

  . First, eligible accounts holders. Depositors with deposits in Harris Savings Bank with balances aggregating $50 or more ("qualifying deposits") as of December 31, 1998.

  . Second, Harris Savings Bank's employee stock ownership plan. Harris Savings Bank's employee stock ownership plan will have a second priority right to purchase up to 8% of the shares issued in the offering.

  . Third, supplemental eligible account holders. Depositors with balances aggregating $50 or more in Harris Savings Bank on June 30, 2000, other than those depositors who qualify as eligible account holders.

  . Fourth, other depositors. Harris Savings Bank depositors on August 7, 2000, other than those depositors who qualify as eligible account holders or supplemental eligible account holders.

   All subscriptions will be subject to the terms of the plan of conversion and the availability of common stock.

   Priority 1: Eligible Account Holders. Each eligible account holder will receive, as first priority and without payment, non-transferable rights to subscribe for up to 500,000, or $5,000,000, of the common stock offered in the offering. See "--Limitations on Common Stock Purchases."

   If there are insufficient shares available to satisfy all subscriptions by eligible account holders, shares first will be allocated so as to permit each subscribing eligible account holder to purchase a number of shares equal to the lesser of 100 shares or the number of shares subscribed for. Thereafter, unallocated shares will be allocated among the remaining eligible account holders whose subscriptions remain unfilled in the proportion that the amount of their respective qualifying deposit bears to the total amount of qualifying deposits of all eligible account holders whose subscriptions remain unfilled. However, no fractional shares will be issued.

   To ensure a proper allocation of stock, each eligible account holder must list on his or her stock order form all deposit accounts in which such eligible account holder had an ownership interest at December 31, 1998. Failure to list an account or providing incorrect information could result in the loss of all or part of an allocation that would have been made if all accounts had been disclosed. The subscription rights of eligible account holders who are also directors, trustees, or officers of Harris Savings Bank or Harris MHC or their associates will be subordinated to the subscription rights of other eligible account holders to the extent attributable to increased deposits in the one-year period preceding December 31, 1998.

   Priority 2: The Tax-Qualified Employee Benefit Plans. Harris Savings Bank's employee stock ownership plan will receive, as a second priority and without payment, non-transferable subscription rights to purchase up to 8% of the common stock issued in the offering, including a number of shares equal to 8% of unsubscribed shares applied to the acquisition of York Financial. Subscriptions by the employee stock ownership plan will not be aggregated with shares of common stock purchased directly by or which are otherwise attributable to any other participants in the offering, including subscriptions of directors, officers or employees.

   Priority 3: Supplemental Eligible Account Holders. To the extent that there are shares remaining after satisfaction of the subscriptions by eligible account holders and the employee stock ownership plan, each supplemental eligible account holder will receive, as a third priority and without payment, non-transferable rights to subscribe for up to 500,000 shares, or $5,000,000, of the common stock offered in the offering. See "--Limitations on Common Stock Purchases."

   If there are insufficient shares available to satisfy all subscriptions by supplemental eligible account holders, available shares first will be allocated among subscribing supplemental eligible account holders so as to permit each supplemental eligible account holder to purchase a number of shares equal to the lesser of 100 shares or the number of shares subscribed for. Thereafter, unallocated shares will be allocated among the remaining supplemental eligible account holders whose subscriptions remain unfilled in the proportion that the amount of their respective qualifying deposit bears to the total amount of qualifying deposits of all supplemental eligible account holders whose subscriptions remain unfilled. However, no fractional shares will be issued.

   To ensure proper allocation of stock, each supplemental eligible account holder must list on his or her stock order form all deposit accounts in which such supplemental eligible account holder had an ownership interest at June 30, 2000. Failure to list an account or providing incorrect information could result in the loss of all or part of an allocation.

   Priority 4: Other depositors. To the extent that there are shares remaining after satisfaction of the subscriptions by eligible account holders, the employee stock ownership plan and supplemental eligible account holders, each other depositor will receive, as a third priority and without payment, non-transferable rights to subscribe for up to 500,000 shares, or $5,000,000, of the common stock offered in the offering. See "--Limitations on Common Stock Purchases."

   If there are insufficient shares available to satisfy all subscriptions by other depositors, available shares will be allocated among subscribing other depositors as described above. However, no fractional shares shall be issued.

   To ensure proper allocation of stock, each other depositor must list on his or her stock order form all deposit accounts in which such other depositor had an ownership interest at August 7, 2000. Failure to list an account or providing incorrect information could result in the loss of all or part of an allocation.

   Expiration Date for the Subscription Offering. The subscription offering and all subscription rights will expire at 10:00 a.m., local time, on September 25, 2000, unless we extend the end of the offering period. We may extend the end of the offering period for up to 45 days without notifying you. We may further extend the end of the offering period with the approval of the OTS; however, we will notify subscribers if we do so, and we will give subscribers the opportunity to increase, decrease or rescind their subscriptions. If the stock offering is not completed, all subscription funds will be returned promptly with interest at our passbook savings rate and all withdrawal authorizations will be canceled.

   Persons in Non-qualified States or Foreign Countries. We will make reasonable efforts to comply with the securities laws of all states in the United States in which persons entitled to subscribe for stock pursuant to the plan of conversion reside. However, we are not required to offer stock in the subscription offering to any person who resides in a foreign country.

Community Offering

   To the extent that shares remain available for purchase after satisfaction of all subscriptions received in the subscription offering, Waypoint Financial may offer shares for sale pursuant to the plan of conversion in a community offering to the public with preference given to persons residing in the counties in which Harris Savings Bank or York Federal have a branch office, stockholders of Harris Financial and York Financial as of the voting record date and current depositors of York Federal. Harris Savings Bank and York Federal maintain branch offices in the Pennsylvania counties of Dauphin, Cumberland, York, Lancaster and Lebanon, and the Maryland counties of Washington and Harford. No person may purchase more than 500,000 shares, or $5,000,000, of the common stock offered in the offering. We may accept or reject orders, in whole or in part, in the community offering at our discretion. The term "residents" includes persons who occupy a dwelling within these counties and who have established an ongoing physical presence in it, together with an indication that such presence is not merely transitory in nature. To the extent the person is a corporation or other business entity, the principal place of business or headquarters must be in these counties. We may utilize depositor or loan records or such other evidence to make a determination as to whether a person is a resident. In all cases, the determination of resident status will be made by us in our sole discretion.

   If there are insufficient shares to fill all orders received in the community offering, available shares will first be used to fill the accepted orders of Harris Financial and York Financial stockholders, county residents and York Federal depositors as described above. If there are insufficient shares to satisfy these orders, we will satisfy each order to a maximum percentage, to be determined by us, but not to exceed 2% of the shares sold in the offering, subject to overall purchase limitations. Thereafter, remaining shares will be allocated on an equal number of shares per order basis.

   The community offering, if any, may begin concurrently with or subsequent to the commencement of the subscription offering and will terminate no later than 45 days after the expiration of the subscription offering unless extended by Harris Financial and Waypoint Financial, with the approval of the OTS, if necessary. We may terminate the community offering at any time.

   The opportunity to subscribe for shares of common stock in the community offering is subject to our right, in our sole discretion, to accept or reject any order in whole or in part either at the time of receipt of an order or as soon as practicable following the expiration date. If we reject a subscription in part, the subscriber will not have the right to cancel the remainder of the subscription.

Marketing Arrangements in the Subscription and Community Offering

   We have engaged Ryan, Beck & Co., Inc. as financial and marketing agent in connection with the subscription offering and community offering of the common stock. Ryan, Beck has agreed to use its best efforts to assist us with the solicitation of subscriptions for shares of common stock in the subscription offering and the community offering. Ryan, Beck is also Harris Financial's financial advisor in the merger with York Financial. Ryan, Beck also expects to co-manage the public offering. The terms of that proposed engagement are described below.

   Ryan, Beck will receive an advisory and management fee of $150,000, and a fee of 1.2% of the dollar value of shares sold in the subscription offering and the community offering to persons other than Harris Savings Bank's or Harris Financial's officers, directors, employees, or immediate family members of such persons, and the employee stock ownership plan. Ryan, Beck will also be reimbursed for its reasonable out-of-pocket expenses, including legal fees of up to $75,000. These fees are in addition to the fees Ryan, Beck will receive as financial advisor in the merger.

   Directors, Officers and Employees. Directors and executive officers of Harris Financial and Harris Savings Bank may participate in the solicitation of offers to purchase common stock. Other employees of Harris Savings Bank may participate in the offering in ministerial capacities or provide clerical work in effecting a sales transaction. Such other employees have been instructed not to solicit offers to purchase common stock or provide advice regarding the purchase of common stock. Harris Financial and Waypoint Financial will rely on Rule 3a4-1 under the Securities Exchange Act of 1934, and sales of common stock will be conducted within the requirements of Rule 3a4-1, so as to permit directors, officers and employees to participate in the sale of common stock. No director, officer or employee of Harris Financial, Waypoint Financial or Harris Savings Bank will be compensated in connection with his or her participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in common stock.

Procedure for Purchasing Shares in Subscription and Community Offerings

   Use of Order Forms. To purchase shares in the subscription offering and the community offering, an executed order form with the required payment for each share subscribed for, or with appropriate authorization for withdrawal from a subscriber's deposit accounts at Harris Savings Bank (which must be given by completing the appropriate blanks on the stock order form), must be received by Harris Savings Bank by 10:00 a.m., local time, on the indicated expiration date, unless extended. You may submit your order form by mail using the return envelope provided or by overnight courier to the indicated address, or by bringing your order form to our Stock Information Center. Order forms will not be accepted in Harris Savings Bank's branch offices. Stock order forms which are not received by such time or are executed defectively or are received without full payment (or correct withdrawal instructions) are not required to be accepted. In addition, we are not obligated to accept orders submitted on photocopied or facsimiled order forms. We have the power to waive or permit the correction of incomplete or improperly executed forms, but do not represent that we will do so. Once received, an executed order form may not be modified, amended or rescinded without our consent unless the conversion has not been completed within 45 days of the end of the subscription offering or we conduct a resolicitation of subscribers for some other reason. If resolicitation is commenced, subscribers will have an opportunity to change or cancel their orders. Unless an affirmative response is received from a subscriber by a designated time, all funds will be promptly returned to the subscriber with interest at Harris Savings Bank's passbook savings rate, and all account withdrawal authorizations will be canceled.

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   In order to ensure that eligible account holders, supplemental eligible account holders and other depositors are properly identified as to their stock purchase eligibility, depositors must list on the stock order form all deposit accounts as of the applicable eligibility record date giving all names on each account and the account numbers.

   To ensure that each purchaser receives a prospectus at least 48 hours prior to the expiration date for the offering, in accordance with Rule 15c2-8 of the Securities Exchange Act of 1934, no prospectus will be mailed later than five days prior to such date or hand delivered any later than two days prior to such date. Execution of the stock order form will confirm receipt or delivery in accordance with Rule 15c2-8. Order forms will only be distributed when preceded or accompanied by a prospectus.

   Payment for Shares. Payment for subscriptions may be made by personal check, bank check, money order or by authorization of withdrawal from your current deposit accounts maintained at Harris Savings Bank. Interest will be paid on payments made by check, bank check or money order at our passbook savings rate of interest from the date payment is received until the completion or termination of the stock offering. If payment is made by authorization of withdrawal from deposit accounts, the funds authorized to be withdrawn will remain in the account and continue to accrue interest at the contractual rates until completion or termination of the stock offering, but a hold immediately will be placed on such funds, thereby making them unavailable to the depositor.

   Harris Savings Bank will waive any applicable penalties for early withdrawal from certificates of deposit. If the remaining balance in a certificate account is reduced below the applicable minimum balance requirement at the time that the funds are transferred under the authorization, the certificate will be canceled at the time of the withdrawal, without penalty, and the remaining balance will be converted into a statement savings account and will earn interest at the passbook savings rate.

   The employee stock ownership plan will not be required to pay for the shares subscribed for at the time it subscribes. Rather, the employee stock ownership plan may pay for such shares of common stock subscribed for at the purchase price upon completion of the offering; provided, that there is in force from the time of its subscription until such time, a loan commitment to lend to the employee stock ownership plan the aggregate purchase price of the shares for which it subscribed. Harris Financial intends to provide such a loan to the employee stock ownership plan.

   Owners of self-directed individual retirement accounts may use the assets of such individual retirement accounts to purchase shares of common stock in the subscription and community offerings, provided that such individual retirement accounts are not maintained at Harris Savings Bank. Persons with individual retirement accounts maintained at Harris Savings Bank must have their accounts transferred to an unaffiliated institution or broker to purchase shares of common stock in the subscription and community offerings. In addition, the provisions of The Employee Retirement Income Security Act and Internal Revenue Service regulations require that officers, trustees and 10% stockholders who use self-directed individual retirement account funds to purchase shares of common stock in the subscription and community offerings make such purchases for the exclusive benefit of the individual retirement accounts. Assistance on how to transfer individual retirement accounts maintained at Harris Savings Bank can be obtained by calling the Stock Information Center. Subscribers interested in using funds in an individual retirement account to purchase common stock should contact the Stock Information Center as soon as possible.

   Certificates representing shares of common stock purchased will be mailed to purchasers to the addresses specified in properly completed order forms, as soon as practicable following completion of the offering. Any certificates returned as undeliverable will be disposed of in accordance with applicable law.

Stock Information Center

   If you have any questions regarding the offering, please call the Stock Information Center, toll free, at (877) 902-7556, from 9:00 a.m. to 4:00 p.m., local time, Monday through Friday. The Stock Information

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Center will be located at Harris Savings Bank's operations center at 449
Eisenhower Boulevard, Harrisburg, Pennsylvania 17111.

Restrictions on Transfer of Subscription Rights and Shares of Common Stock

   Regulations prohibit any person with subscription rights from transferring or entering into any agreement or understanding to transfer the legal or beneficial ownership of the subscription rights issued under the plan of conversion or the shares of common stock to be issued upon their exercise. Such rights may be exercised only by the person to whom they are granted and only for such person's account. Each person exercising such subscription rights will be required to certify on the stock order form that such person is purchasing shares in the subscription offering solely for such person's own account and that such person has no agreement or understanding regarding the sale or transfer of such shares. The regulations also prohibit any person from offering or making an announcement of an offer or an intent to make an offer to purchase such subscription rights or shares of common stock prior to the completion of the offering.

   We will pursue any and all legal and equitable remedies (including forfeiture) in the event we become aware of the transfer of subscription rights and will not honor orders known by us to involve the transfer of such rights.

Public Offering

   Shares of common stock offered for sale, but not sold in the subscription and community offering or issued to York Financial stockholders as part of the merger consideration, may be sold to underwriters for resale to the general public in a standby firm commitment underwritten public offering. In the public offering, no person may purchase more than $5,000,000 of common stock. The public offering will begin during or as soon as practicable following the expiration of the subscription offering. It may terminated at any time, but no later than 45 days after the expiration of the subscription offering.

   As co-managers of the public offering, Ryan, Beck and Legg Mason may form and manage a syndicate of underwriters that would include Ryan, Beck and Legg Mason. An underwriting agreement between the co-managers and Harris Financial and Waypoint Financial specifying the terms of the underwriting, will not be negotiated and entered into until immediately prior to the public offering. Pursuant to the underwriting agreement, the underwriters will be obligated, subject to certain conditions, to purchase an agreed upon number of shares of common stock offered for sale by Waypoint Financial that have not been sold in the subscription or community offerings or issued as part of the merger consideration in the merger with York Financial. Harris Financial and Waypoint Financial intend to reserve 7,500,000 shares for sale in the public offering if subscriptions for such shares are not received in the subscription offering and community offering. Harris Financial intends to reserve 7,500,000 shares for sale in the subscription offering at the minimum, midpoint, maximum and adjusted maximum of the offering range, but will not reserve shares that would result in the issuance of more than 30,417,500 shares in the offering. If an agreement is entered into, the underwriters will purchase the shares from Waypoint Financial at $10.00 per share, less an underwriting discount, estimated to be 7%, and will resell the shares to the general public at a price of $10.00 per share. If fewer than 7,500,000 shares are available, Waypoint Financial will pay Ryan, Beck and Legg Mason a standby fee of 1.5% of the difference between $75.0 million and the gross proceeds of shares sold in the public offering, as compensation for acting as standby underwriters. This fee will be in addition to the underwriting discount on shares sold in the public offering. Harris Financial and Waypoint Financial will reimburse the underwriters for their reasonable out-of-pocket expenses, including legal fees of up to $50,000.

   In addition, for a period of 30 days following the public offering, Waypoint Financial expects to grant the underwriters an option to purchase additional shares, not to exceed 15% of the shares sold in the public offering, on the same terms as other shares purchased by the underwriters. The underwriters may exercise the option to purchase additional shares solely to cover over-allotments, if any, incurred in the public offering.


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   Harris Financial and Waypoint Financial are expected to agree that, without the prior consent of the underwriters, Waypoint Financial will not, directly or indirectly, offer, sell or otherwise dispose of any shares of common stock or any securities which may be converted into common stock for a period of 180 days after the date of this document, except for the grant or exercise of options under stock option plans or the issuance of securities in connection with a merger, acquisition or similar transaction. All officers and directors of Harris Financial and Waypoint Financial are expected to agree that, without the prior written consent of the underwriters, they will not, directly or indirectly, offer, sell or otherwise dispose of any share of common stock or any securities which may be converted into or exchanged for such shares for a period of 180 days after the date of this document.

   Harris Financial and Waypoint Financial have agreed to indemnify the underwriters and persons who control the underwriters against liabilities, including liabilities under the Securities Act of 1933, and liabilities arising from breaches of the representations and warranties contained in the underwriting agreement, and to contribute to payment that the underwriters may be required to make for those liabilities.

Limitations on Common Stock Purchases and Ownership

   The plan of conversion includes the following limitations on the number of shares of common stock which may be purchased in the stock offering:

     (1) No subscription for fewer than 25 shares will be accepted.

     (2) No fractional shares will be allocated or issued.

     (3) The tax-qualified employee benefit plans are permitted to purchase up to 8% of the shares of common stock issued in the offering and, as a tax-qualified employee benefit plan, the employee stock ownership plan intends to purchase either in the stock offering or in the open market after the conclusion of the stock offering, a number of shares equal to 8% of the shares of common stock issued in the offering;

     (4) The officers, directors, and trustees of Harris MHC, Harris Financial, Waypoint Financial and Harris Savings Bank and their associates in the aggregate, excluding purchases by the tax-qualified employee benefit plans, may purchase up to 25% of the shares of stock issued in the offering.

     (5) Individual Purchase Limitation. Except for the tax-qualified employee benefit plans, the maximum amount of common stock that may be purchased in any category of the offering by any person is 500,000 shares, or $5,000,000, of common stock subject to increase or decrease as described below.

     (6) Group Purchase Limitation. Except for the tax-qualified employee benefit plans, the maximum amount of common stock that may be purchased in all combined categories of the offering by any person, together with associates of, and groups of person acting in concert with, such person, shall not exceed 5% of the shares issued in the stock offering, subject to increase or decrease as described below. Shares issued in the stock offering do not include shares of Waypoint Financial common stock issued to existing stockholders of Harris Financial in exchange for Harris Financial shares, or shares of Waypoint Financial common stock issued to York Financial stockholders in the merger.

     (7) Ownership Limitation. Harris Financial's stockholders are subject to an additional restriction. Except for the tax-qualified employee benefit plans, no Harris Financial stockholder acting alone or in concert with other persons may purchase shares in the stock offering if, prior to the issuance of Waypoint Financial shares to York Financial stockholders in the merger, they will own more than 5.0% of the shares of Waypoint Financial common stock that will be outstanding after the conversion and stock offering. For example, this means that if we issue 19,550,000 Waypoint Financial shares in the stock offering and issue 6,191,274 shares to the minority stockholders of Harris Financial in exchange for their Harris Financial shares, persons acting in concert will be permitted to submit orders to purchase a number of shares that, when combined with the shares they receive in exchange for Harris Financial shares, total 1,287,064 or fewer shares. If Waypoint Financial issues 26,450,000 shares in the stock offering, this limitation would be

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  1,741,322 shares. This limitation does not apply to shares of Waypoint
  Financial received by York Financial stockholders in the merger. Waypoint Financial may increase or decrease this ownership limitation at any time without notifying you.

   Subject to any required regulatory approval and the requirements of applicable laws and regulations, the maximum purchase and ownership limitations may be altered by Harris Financial, Waypoint Financial and Harris MHC, in their sole discretion and without further notice to or solicitation of subscribers or other prospective purchasers, in the following manner: (i) the individual and group purchase limitations may each be increased to up to 9.99% of the total shares issued in the stock offering (including shares applied to the York Financial acquisition), provided that orders exceeding 5% of the shares issued in the stock offering shall not in the aggregate exceed 10% of the shares issued in the stock offering; (ii) the ownership limitation may be increased from 5% to 9.99%, provided that orders exceeding 5% of the shares of Waypoint Financial common stock that will be outstanding after the conversion and stock offering, shall not exceed in the aggregate 10% of the total shares of Waypoint Financial common stock that will be outstanding after the conversion and stock offering; (iii) the individual and group limitation may be decreased to not less than .10% of the number of shares issued in the stock offering. If the purchase limitations are increased, subscribers for the maximum amount in the subscription offering will be given the opportunity to increase their subscriptions up to the then applicable limit. Requests to purchase additional shares of common stock under this provision will be determined by and in the sole discretion of the Board of Directors of Harris Financial and the Board of Trustees of Harris MHC and, if necessary, allocated giving priority in accordance with the priorities set forth in the plan of conversion and described in this prospectus.

   If Harris Financial increases the maximum of the offering range, the additional shares will first be issued to the employee stock ownership plan to satisfy its order for 8% of the total shares issued in the offering and then will be allocated in accordance with the priorities and procedures described above.

   The term "acting in concert" means (i) knowing participation in a joint activity or interdependent conscious parallel action towards a common goal whether or not pursuant to an express agreement; or (ii) a combination or pooling of voting or other interests in the securities of an issuer for a common purpose pursuant to any contract, understanding, relationship, agreement or other arrangement, whether written or otherwise. A person or company which acts in concert with another person or company ("other party") shall also be deemed to be acting in concert with any person or company who is also acting in concert with that other party, except that any tax-qualified employee stock benefit plan will not be deemed to be acting in concert with its trustee or a person who serves in a similar capacity solely for the purpose of determining whether stock held by the trustee and stock held by the plan will be aggregated.

   The term "associate" means (i) any corporation or organization (other than Harris Financial, Waypoint Financial, Harris Savings Bank or a majority-owned subsidiary of Harris Savings Bank) of which such person is an officer or partner or is, directly or indirectly, the beneficial owner of 10% or more of any class of equity securities, (ii) any trust or other estate in which such person has a substantial beneficial interest or as to which such person serves as trustee or in a similar fiduciary capacity, except that the term does not include any non-tax-qualified employee stock benefit plan or any tax-qualified employee stock benefit plan in which a person has a substantial beneficial interest or serves as a trustee or in a similar fiduciary capacity, and except that, for purposes of aggregating total shares that may be held by officers and directors the term does not include any tax-qualified employee stock benefit plan, and (iii) any relative or spouse of such person, or any relative of such spouse, who has the same home as such person or who is a director or officer of Harris Financial, Waypoint Financial, Harris Savings Bank, or Harris MHC, or any of their parents or subsidiaries.

   We have the sole discretion to determine whether prospective purchasers are "associates" or "acting in concert." Trustees, directors and officers are not treated as associates of each other solely by virtue of holding such positions.

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   We have the right in our sole discretion to reject any order submitted by a person whose representations we believe to be false or who we otherwise believe, either alone or acting in concert with others, is violating or circumventing, or intends to violate or circumvent, the terms and conditions of the plan of conversion.

Restrictions on Purchase or Transfer of Shares After the Conversion

   All shares of common stock purchased in connection with the offering by an officer, director, or trustee of Harris Savings Bank, Harris Financial, Waypoint Financial or Harris MHC, or an officer or director of York Financial who becomes an officer or director of Waypoint Financial or Waypoint Bank will be subject to a restriction that the shares generally may not be sold for a period of one year following the date of purchase, except in the event of the death of such officer, director, or trustee. Each certificate for restricted shares will bear a legend giving notice of this restriction on transfer, and instructions will be issued to the effect that any transfer within this time period of any certificate or record ownership of the shares other than as provided above is a violation of the restriction. Any shares of common stock issued at a later date as a stock dividend, stock split, or otherwise, with respect to the restricted stock will be similarly restricted. The directors and executive officers of Waypoint Financial and Harris Savings Bank will also be subject to the federal insider trading rules and any other applicable requirements of the federal securities laws.

   Purchases of outstanding shares of common stock of Waypoint Financial by directors, trustees or officers of Harris MHC, Harris Financial or Harris Savings Bank and any person who was a director, trustee or officer at any time after the date of the adoption of the plan of conversion, and their associates during the three-year period following the offering may be made only through a broker or dealer registered with the Securities and Exchange Commission, except with the prior approval of the OTS. This restriction does not apply, however, to negotiated transactions involving more than 1% of Waypoint Financial's outstanding common stock or to the purchase of stock pursuant to a stock option plan or any tax qualified employee stock benefit plan or non-tax qualified employee stock benefit plan of Waypoint Financial or Harris Savings Bank, including any employee plans, recognition plans or restricted stock plans.

   Waypoint Financial has no current intention to repurchase shares of its common stock after completion of the conversion, stock offering and merger. Moreover, OTS regulations applicable to Waypoint Financial as a result of the conversion would restrict Waypoint Financial's ability to repurchase shares of its common stock for up to a year after the conversion. The regulations as of the date of this prospectus prohibit Waypoint Financial from repurchasing shares for a period of one year, except pursuant to a repurchase plan approved by the OTS and made to all stockholders on a pro rata basis, the repurchase of qualifying shares of a Director, or the repurchase of up to 5% of Waypoint Financial's outstanding shares where there are extraordinary circumstances and a compelling and valid business purposes for the repurchase. Based on these regulations, the OTS would not object to an application to repurchase up to 5% of a converted institution's outstanding shares within one year of the conversion if: (i) the repurchase does not adversely affect the converted institution's financial condition; (ii) the converted institution submits sufficient information to evaluate the repurchase program; (iii) the converted institution demonstrates extraordinary circumstances and a compelling and valid business purpose for the repurchase program consistent with the business plan submitted in connection with the conversion; and (iv) the repurchase program would not be contrary to other applicable regulations.

Interpretation, Amendment and Termination

   All interpretations of the plan of conversion by the Board of Trustees of Harris MHC and/or the Board of Directors of Harris Financial will be final, subject to the authority of the OTS. The plan of conversion provides that, if deemed necessary or desirable, the plan of conversion may be substantively amended as a result of comments from regulatory authorities or otherwise at any time prior to solicitation of proxies from depositors and stockholders with respect to the vote on the plan of conversion, and at any time thereafter by the Board of Trustees of Harris MHC with the concurrence of the OTS. Any amendment to this plan of conversion made after approval by depositors and stockholders with the approval of the OTS shall not necessitate further approval by depositors unless otherwise required by the OTS. The plan of conversion may be terminated by the

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Board of Trustees of Harris MHC at any time prior to the vote of depositors and stockholders, and at any time thereafter with the concurrence of the OTS.

Approvals Required

   The plan of conversion has been approved by the OTS, subject to certain conditions. The plan of conversion must also be approved by a majority of the total votes entitled to be cast by Harris Savings Bank depositors, and at least two-thirds of the outstanding common stock of Harris Financial, including at least a majority of the votes cast, in person or by proxy, by stockholders other than Harris MHC. By their approval of the plan of conversion, depositors of Harris MHC will also be deemed to approve the merger of Harris MHC into Harris Savings Bank and the merger of an interim savings bank into Waypoint Financial.

Liquidation Rights

   In the unlikely event of a complete liquidation of Harris Savings Bank prior to the conversion, all claims of creditors of Harris Savings Bank, including those of depositors to the extent of their deposit balances, would be paid first. Thereafter, if there were any assets of Harris Savings Bank remaining, these assets would be distributed to stockholders, including Harris MHC. Were Harris MHC and Harris Financial to liquidate prior to the conversion, all claims of creditors would be paid first. Then, if there were any assets of Harris MHC remaining, members of Harris MHC would receive these remaining assets, pro rata, based upon the deposit balances in their deposit account in Harris Savings Bank immediately prior to liquidation. In the unlikely event that Waypoint Bank were to liquidate after the conversion, all claims of creditors, including those of depositors, would also be paid first, followed by distribution of the "liquidation account" to certain depositors, with any assets remaining thereafter distributed to Waypoint Financial as the holder of Waypoint Bank's capital stock. Pursuant to applicable rules and regulations, a post-conversion merger, consolidation, sale of bulk assets or similar combination or transaction with another insured savings institution would not be considered a liquidation and, in these types of transactions, the liquidation account would be assumed by the surviving institution.

   The plan of conversion provides for the establishment, upon the completion of the conversion, of a special "liquidation account" for the benefit of eligible account holders and supplemental eligible account holders in an amount equal to the greater of:

  . the sum of Harris MHC's ownership interest in the surplus and reserves of Harris Financial as of the date of its latest balance sheet contained in this prospectus, and the restricted retained income account that reflects dividends waived by Harris MHC; or

  . the retained earnings of Harris Savings Bank at the time it reorganized into the mutual holding company structure.

   The purpose of the liquidation account is to provide eligible account holders and supplemental eligible account holders who maintain their deposit accounts with Waypoint Bank after the conversion with a distribution upon complete liquidation of Waypoint Financial after the conversion. Each eligible account holder and supplemental eligible account holder, if he were to continue to maintain his deposit account at Waypoint Bank, would be entitled, on a complete liquidation of Waypoint Financial after the conversion to an interest in the liquidation account prior to any payment to the stockholders of Waypoint Financial. Each eligible account holder and supplemental eligible account holder would have an initial interest in the liquidation account for each deposit account, including regular accounts, transaction accounts such as negotiable order of withdrawal accounts, money market deposit accounts, and certificates of deposit, with a balance of $50 or more held in Harris Savings Bank on December 31, 1998, or June 30, 2000, respectively. Each eligible account holder and supplemental eligible account holder will have a pro rata interest in the total liquidation account for each such deposit account based on the proportion that the balance of each such deposit account on December 31, 1998, or June 30, 2000, respectively, bore to the balance of all deposit accounts in Harris Savings Bank on such dates.

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   If, however, on any December 31 annual closing date of Waypoint Bank, commencing after December 31, 2000, the amount in any such deposit account is less than the amount in the deposit account on December 31, 1998, or June 30, 2000, respectively, or any other annual closing date, then the interest in the liquidation account relating to such deposit account would be reduced from time to time by the proportion of any such reduction, and such interest will cease to exist if such deposit account is closed. In addition, no interest in the liquidation account would ever be increased despite any subsequent increase in the related deposit account. Payment pursuant to liquidation rights of eligible account holders and supplemental eligible account holders would be separate and apart from any insured deposit accounts to such depositor. Any assets remaining after the above liquidation rights of eligible account holders and supplemental eligible account holders are satisfied would be distributed to Waypoint Financial as the sole shareholder of Waypoint Bank.

Tax Aspects

   The conversion will be effected as follows:

  . Harris Savings Bank has formed Waypoint Financial as a first-tier Pennsylvania stock holding company;

  . Waypoint Financial will charter an interim federal savings bank ("Interim Savings Bank");

  . Harris Financial will convert to a federal subsidiary holding company and will then exchange its charter for an interim stock savings bank charter and simultaneous merge into Harris Savings Bank in a tax-free reorganization under Section 368(a)(1)(A) of the Internal Revenue Code. Stockholders of Harris Financial will constructively exchange their shares of all Harris Financial for shares of Harris Savings Bank;

  . Harris MHC will convert to a federal mutual holding company and will then exchange its charter for an interim stock savings bank charter and simultaneous merge into Harris Savings Bank in a tax-free reorganization under Section 368(a)(1)(A) of the Internal Revenue Code. Each eligible account holder and supplemental eligible account holder will receive an interest in a liquidation account of the Harris Savings Bank in exchange for such person's interest in Harris MHC;

  . Interim Savings Bank will merge into Harris Savings Bank with Harris Savings Bank's stockholders exchanging their Harris Savings Bank common stock (which they constructively received when Harris Financial merged into Harris Savings Bank) for Waypoint Financial common stock in a tax-free reorganization under Internal Revenue Code Section 368(a)(1)(A) by reason of Internal Revenue Code Section 368(a)(2)(E); and

  . Contemporaneously with the mergers set forth above, Waypoint Financial will offer its common stock for sale in the subscription and community offering.

   Consummation of the conversion is expressly conditioned upon the prior receipt of an opinion of counsel or tax advisor with respect to federal and state income taxation that indicates that the conversion will not be a taxable transaction to Harris MHC, Harris Financial, Waypoint Financial, Harris Savings Bank, Interim Savings Bank, eligible account holders, supplemental eligible account holders, or members of Harris MHC.

   Prior to the effective date of the conversion, Harris MHC, Harris Financial and Harris Savings Bank will receive an opinion of counsel, Luse Lehman Gorman Pomerenk & Schick, A Professional Corporation, regarding the Federal income tax consequences of the conversion, which will include the following opinions.

     (1) the conversion of Harris MHC from a Pennsylvania mutual holding company to a federal mutual holding company and subsequent charter exchange to become an interim stock savings bank will each constitute a mere change in identity, form or place of reorganization within the meaning of Internal Revenue Code Section 368(a)(1)(F);

     (2) the conversion of Harris Financial to a federally chartered subsidiary holding company and subsequent charter exchange to become an interim stock savings bank will each constitute a mere change

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  in identity, form or place of organization within the meaning of Section
  368(a)(1)(F) of the Internal Revenue Code;

     (3) the simultaneous mergers of Harris MHC and Harris Financial with and into Harris Savings Bank will each qualify as a reorganization within the meaning of Internal Revenue Code Section 368(a)(1)(A);

     (4) Harris Financial will not recognize any gain or loss on the transfer of its assets to Harris Savings Bank in exchange for shares of common stock in Harris Savings Bank which are constructively received by the old Harris shareholders;

     (5) no gain or loss will be recognized by Harris Savings Bank upon receipt of the assets of Harris Financial;

     (6) the exchange of the members' equity interests in Harris MHC for interests in a liquidation account established at Harris Savings Bank will satisfy the continuity of interest requirement with respect to the merger of Harris MHC into Harris Savings Bank;

     (7) Harris MHC will not recognize any gain or loss on the transfer of its assets to Harris Savings Bank in exchange for an interest in a liquidation account established in Harris Savings Bank for the benefit of Harris MHC members who remain depositors of the Bank;

     (8) no gain or loss will be recognized by Harris Savings Bank upon the receipt of the assets of Harris MHC in exchange for the transfer to the Harris MHC members of an interest in a liquidation account in Harris Savings Bank;

     (9) Harris MHC members will recognize no gain or loss upon the receipt of an interest in the liquidation account in Harris Savings Bank in exchange for their membership interest in Harris MHC;

     (10) the conversion of Harris Savings Bank to a federal stock savings bank will constitute a mere change in identity, form or place of reorganization within the meaning of Internal Revenue Code Section 368(a)(1)(F);

     (11) the merger of Interim Savings Bank into Harris Savings Bank with Harris Savings Bank as the surviving institution qualifies as a reorganization within the meaning of Internal Revenue Code Section 368(a)(1)(A), pursuant to Internal Revenue Code Section 368(a)(2)(E);

     (12) Harris Savings Bank will not recognize any gain or loss on the receipt of the assets of Interim Savings Bank in exchange for Harris Savings Bank stock;

     (13) Waypoint Financial will not recognize any gain or loss upon its receipt of Harris Savings Bank stock solely in exchange for Waypoint Financial common stock;

     (14) Harris Savings Bank stockholders (formerly stockholders of Harris Financial who constructively exchange their shares of Harris Financial for Harris Savings Bank common stock in the merger of Harris Financial into Harris Savings Bank ) will not recognize any gain or loss upon their exchange of Harris Savings Bank stock solely for shares of Waypoint Financial common stock;

     (15) cash received in the merger of Interim Savings Bank into Harris Savings Bank by a Harris Savings Bank stockholder in lieu of a fractional share interest of Waypoint Financial common stock will be treated as having been received as a distribution in full payment in exchange for a fractional share interest of Waypoint Financial common stock which the stockholders would otherwise be entitled to receive, and will qualify as capital gain or loss, assuming Harris Savings Bank common stock surrendered in exchange therefor was held as a capital asset by the stockholder;

     (16) each stockholder's aggregate basis in his or her Waypoint Financial common stock received in the exchange, including fractional shares which the stockholders otherwise would be entitled to receive, will be the same as the aggregate basis of the Harris Savings Bank common stock surrendered in exchange therefor;

     (17) each stockholder's holding period in his or her Waypoint Financial common stock received in the exchange, including fractional shares which such stockholder otherwise would be entitled to receive, will include the period during which Harris Savings Bank common stock surrendered was held (such period shall also include the stockholder's holding period of the Harris Financial common stock), provided that Harris Savings Bank common stock surrendered is a capital asset in the hands of the stockholder on the date of the exchange;

     (18) no gain or loss will be recognized by eligible account holders and supplemental eligible account holders upon distribution to them of nontransferable subscription rights to purchase Waypoint Financial common stock, provided that the amount paid for Waypoint Financial common stock equals its fair market value.

   The form of legal opinion has been filed with the Securities and Exchange Commission as an exhibit to Waypoint Financial's registration statement.

   An opinion on the Pennsylvania state income tax consequences which will be consistent with the federal tax opinion will be issued prior to the conversion by Arthur Andersen LLP, tax advisors to Harris MHC and Waypoint Financial.

   In the view of RP Financial, which view is not binding on the Internal Revenue Service, the subscription rights do not have any value, based on the fact that these rights are acquired by the recipients without cost, are nontransferable and of short duration, and afford the recipients the right only to purchase the common stock at a price equal to its estimated fair market value, which will be the same price as the subscription price for the unsubscribed shares of common stock. If the subscription rights granted to eligible account holders and supplemental eligible account holders are deemed to have an ascertainable value, receipt of these rights could result in taxable gain to those eligible account holders and supplemental eligible account holders who exercise the subscription rights in an amount equal to the value and Waypoint Financial could recognize gain on a distribution. Eligible account holders and supplemental eligible account holders are encouraged to consult with their own tax advisors as to the tax consequences in the event that subscription rights are deemed to have an ascertainable value.

   Unlike private rulings, an opinion of counsel is not binding on the Internal Revenue Service and the Internal Revenue Service could disagree with the conclusions reached therein. Depending on the conclusion or conclusions with which the Internal Revenue Service disagrees, the Internal Revenue Service may take the position that the transaction is taxable to any one or more of Harris MHC and/or the members of Harris MHC, Harris Financial, the public stockholders of Harris Financial, and/or the eligible account holders and supplemental eligible account holders who exercise their subscription rights. In the event of a disagreement, there can be no assurance that the Internal Revenue Service would not prevail in a judicial or administrative proceeding.

                           MERGER WITH YORK FINANCIAL

   On March 27, 2000, Harris Financial, Waypoint Financial, Harris MHC and Harris Savings Bank entered into a definitive agreement and plan of reorganization with York Financial and York Federal. The agreement provides for the acquisition of York Financial by Harris Financial, pursuant to which York Financial will merge with and into Waypoint Financial and York Federal will merge with and into Waypoint Bank. Waypoint Financial and Waypoint Bank will be the resulting entities in the merger. Based on the agreement and plan of reorganization, all outstanding shares of York Financial common stock will be automatically converted into and become shares of Waypoint Financial common stock based upon an exchange ratio and other terms that the parties negotiated in the agreement and plan of reorganization. The agreement and plan of reorganization was unanimously approved by the boards of Harris MHC, Harris Financial, Waypoint Financial, Harris Savings Bank, York Financial and York Federal.

   Among the important provisions in the merger agreement are the following:

  . The merger will occur only after all of the conditions to its completion have been satisfied or waived, including approval of the merger agreement by York Financial stockholders and Harris Financial stockholders.

  . The merger agreement may be terminated even after Harris Financial and York Financial stockholders approve it under a variety of circumstances, including upon mutual agreement of Harris Financial and York Financial, by either of Harris Financial or York Financial if the other has materially breached the merger agreement, by either of them if the merger has not been completed by December 31, 2000 unless Harris Financial exercises its right to extend the termination date to March 31, 2001, by Harris Financial if the appraised value of the shares issued in the offering is less than $255.0 million, and by York Financial if the appraised value of the shares issued in the offering is less than $255.0 million and Harris Financial does not agree to maintain the York Financial merger exchange ratio at 1.550.

  . If Waypoint Financial does not receive orders for 19,550,000 shares in the subscription and community offering, then, in Waypoint Financial's discretion, in order to issue the minimum number of shares necessary to complete the stock offering, up to 5,000,000 of the unsubscribed shares may applied to the acquisition by merger of York Financial.

   As an inducement for Harris Financial to enter into the merger agreement, York Financial has granted Harris Financial an option to purchase up to 2,011,346 shares of York Financial common stock at an exercise price of $12.25 per share. The stock option agreement is intended to increase the likelihood that the merger will be completed in accordance with its terms because it has the effect of discouraging offers by third parties to acquire York Financial.

             RESTRICTIONS ON ACQUISITION OF WAYPOINT FINANCIAL

   The following is a summary of certain provisions of federal law and regulations and Pennsylvania corporate law relating to stock ownership and transfers, the Board of Directors and business combinations, all of which may be deemed to have "anti-takeover" effects. The description of these provisions is necessarily general and reference should be made to the actual laws and regulations.

   Harris Savings Bank is currently a Pennsylvania savings bank regulated by the Pennsylvania Department of Banking. Harris Savings Bank has filed an application to re-charter as a Federal savings bank regulated by the OTS. Harris Financial is currently a Pennsylvania corporation and bank holding company regulated by the Federal Reserve Board, although it has filed an application to re-charter as a Federal mid-tier stock holding company regulated by the OTS. Waypoint Financial will be a savings and loan holding company regulated by the OTS. The following discussion assumes that these applications have been approved, and that Harris Savings Bank and Harris Financial are regulated by the OTS.

Conversion Regulations

   OTS regulations prohibit any person from making an offer, announcing an intent to make an offer or participating in any other arrangement to purchase stock or acquiring stock or subscription rights in a converting institution or its holding company from another person prior to completion of its conversion. Further, without the prior written approval of the OTS, no person may make such an offer or announcement of an offer to purchase shares or actually acquire shares in the converting institution or its holding company, for a period of three years from the date of the completion of the conversion if, upon the completion of such offer, announcement or acquisition, that person would become the beneficial owner of more than 10% of the outstanding stock of the institution or its holding company. The OTS has defined "person" to include any individual, group acting in concert, corporation, partnership, association, joint stock company, trust, unincorporated organization or similar company, a syndicate or any other group formed for the purpose of acquiring, holding or disposing of securities of an insured institution. However, offers made exclusively to an association or its holding company, or an underwriter or member of a selling group acting on the converting institution's, or its holding company's, behalf for resale to the general public are excepted. The regulation also provides civil penalties for willful violation or assistance in any such violation of the regulation by any person connected with the management of the converting institution or its holding company or who controls more than 10% of the outstanding shares or voting rights of a converting or converted institution or its holding company.

   As permitted by OTS regulations, Harris Savings Bank's charter will contain a provision whereby the acquisition or offer to acquire ownership of more than 10% of the issued and outstanding shares of any class of equity securities of Harris Savings Bank by any person, either directly or through an affiliate of such person, will be prohibited for a period of five years following the date of consummation of the conversion. Any stock in excess of 10% acquired in violation of the charter provision will not be counted as outstanding for voting purposes.

Change of Control Regulations

   Under the Change in Bank Control Act, no person may acquire control of an insured federal savings association or its parent holding company unless the OTS has been given 60 days' prior written notice and has not issued a notice disapproving the proposed acquisition. In addition, OTS regulations provide that no company may acquire control of a savings association without the prior approval of the OTS. Any company that acquires such control becomes a "savings and loan holding company" subject to registration, examination and regulation by the OTS.

   Control, as defined under federal law, means ownership, control of or holding irrevocable proxies representing more than 25% of any class of voting stock, control in any manner of the election of a majority of the savings association's directors, or a determination by the OTS that the acquiror has the power to direct, or directly or indirectly to exercise a controlling influence over, the management or policies of the institution. Acquisition of more than 10% of any class of a savings association's voting stock, if the acquiror also is subject to any one of eight "control factors," constitutes a rebuttable determination of control under the regulations. Such control factors include the acquiror being one of the two largest stockholders. The determination of control may be rebutted by submission to the OTS, prior to the acquisition of stock or the occurrence of any other circumstances giving rise to such determination, of a statement setting forth facts and circumstances which would support a finding that no control relationship will exist and containing certain undertakings. The regulations provide that persons or companies which acquire beneficial ownership exceeding 10% or more of any class of a savings association's stock must file with the OTS a certification form that the holder is not in control of such institution, is not subject to a rebuttable determination of control and will take no action which would result in a determination or rebuttable determination of control without prior notice to or approval of the OTS, as applicable. There are also rebuttable presumptions in the regulations concerning whether a group "acting in concert" exists, including presumed action in concert among members of an "immediate family."

   The OTS may prohibit an acquisition of control if it finds, among other things, that:

     (i) the acquisition would result in a monopoly or substantially lessen competition;

     (ii) the financial condition of the acquiring person might jeopardize the financial stability of the institution; or

     (iii) the competence, experience or integrity of the acquiring person indicates that it would not be in the interest of the depositors or the public to permit the acquisition of control by such person.

Restrictions in the Waypoint Financial Articles of Incorporation and Bylaws and Pennsylvania Law

   Certain provisions of Waypoint Financial's Articles of Incorporation and Bylaws and Pennsylvania law which deal with matters of corporate governance and rights of stockholders might be deemed to have a potential anti-takeover effect. Provisions in the Waypoint Financial's Articles and Bylaws provide, among other things, (i) that the Board of Directors of Waypoint Financial shall be divided into three classes; (ii) that special meetings of stockholders may only be called by the Board of Directors of Waypoint Financial without the prior approval of at least 80% of the Board of Directors; (iii) that stockholders generally must provide Waypoint Financial advance notice of stockholder proposals and nominations for director and provide certain specified related information; (iv) that no person may acquire more than 10% of the issued and outstanding shares of any class of security of Waypoint Financial; and (v) the authority to issue shares of authorized but unissued Common Stock and Preferred Stock and to establish the terms of any one or more series of Preferred Stock, including voting rights. Provisions of the Pennsylvania Business Corporation Law of 1988, as amended, applicable to Waypoint Financial provide, among other things, that (i) Waypoint Financial may not engage in a business combination with an "interested shareholder" (generally a holder of 20% of a corporation's voting stock) during the five-year period after the interested shareholder became such except under certain specified circumstances, (ii) holders of Common Stock may object to a "control transaction" involving Waypoint Financial (generally the merger by a person or group of persons acting in concert of at least 20% of the outstanding voting stock of a corporation) and demand that they be paid a cash payment for the "fair value" of their shares from the "controlling person or group," and (iii) any "profit," as defined, realized by any person or group who is or was a "controlling person or group" with respect to Waypoint Financial from the disposition of any equity security of Waypoint Financial to any person shall belong to and be recoverable by Waypoint Financial when the profit is realized in a specific manner.

   The foregoing provisions of the Articles of Incorporation and Bylaws of Waypoint Financial and Pennsylvania law could have the effect of discouraging an acquisition of Waypoint Financial or stock purchases in furtherance of a merger, and accordingly, under certain circumstances, could discourage transactions which might otherwise have a favorable effect on the price of Waypoint Financial's common stock.

   In addition, certain provisions of certain existing stock option plans and recognition and retention plans provide for accelerated benefits to participants in the event of a change in control of Waypoint Financial or Harris Savings Bank. See "Management of Waypoint Financial--Benefits." In addition, certain employment agreements to which Waypoint Financial will be made a party provide for specified benefits in the event of a change in control of Waypoint Financial or Harris Savings Bank. See "Management of Waypoint Financial--Employment Agreements." The foregoing provisions and limitations may make it more costly for companies or persons to acquire control of Waypoint Financial.

   The Board of Directors believes that the provisions described above are prudent and will reduce vulnerability to takeover attempts and certain other transactions that are not negotiated with and approved by the Board of Directors of Waypoint Financial. The Board of Directors believes that these provisions are in the best interests of Waypoint Financial and its stockholders. In the Board of Directors' judgment, the Board of Directors is in the best position to determine the true value of Waypoint Financial and to negotiate more effectively for what may be in the best interests of its stockholders. Accordingly, the Board of Directors believes that it is in the best interests of Waypoint Financial and its stockholders to encourage potential acquirors to negotiate directly with the Board of Directors and that these provisions will encourage such negotiations and discourage hostile takeover attempts. It is also the Board of Directors' view that these provisions should not discourage persons from proposing a merger or other transaction at prices reflective of the true value of Waypoint Financial and where the transaction is in the best interests of all stockholders.

            DESCRIPTION OF CAPITAL STOCK OF WAYPOINT FINANCIAL

General

   Waypoint Financial is authorized to issue capital stock consisting of 100,000,000 shares of common stock, par value $.01 per share, and 10,000,000 shares of preferred stock, which may be issued in series and classes having such rights, preferences, privileges and restrictions as Waypoint Financial's Board of Directors may determine. Each share of common stock will have the same relative rights as, and will be identical in all respects with, each other share of common stock. Waypoint Financial's Board of Directors is authorized to approve the issuance of common stock up to the amount authorized by the Articles of Incorporation without stockholder approval. The common stock represents nonwithdrawable capital, is not an account of an insurable type, and is not insured by the FDIC or any other government agency. The common stock is not guaranteed by Waypoint Financial or Harris Savings Bank. Upon payment of the purchase price for the shares of common stock issued in the offering, all such shares will be fully-paid, duly issued and nonassessable.

Common Stock

   Voting Rights. The holders of the common stock possess exclusive voting rights in Waypoint Financial except to the extent that shares of serial preferred stock issued in the future may have voting rights. Each holder of the common stock is entitled to one vote for each share held, except that the Articles of Incorporation eliminates voting rights with respect to those shares that are beneficially owned by any person in excess of 10% of the common stock then outstanding excluding tax-qualified employee benefit plans. Stockholders will not be permitted to cumulate their votes for the election of directors.

   Dividends. The holders of the common stock will be entitled to receive and to share equally in such dividends as may be declared by the Board of Directors out of legally available funds.

   Liquidation. In the unlikely event of any liquidation, dissolution, or winding up Waypoint Financial, the holders of common stock (and the holders of any class or series of stock entitled to participate with the common stock in the distribution of assets) will be entitled to receive all assets of Waypoint Financial available for distribution in cash or in kind after the payment of all debts and liabilities, the satisfaction of obligations to depositors having an interest in any liquidation account maintained by Harris Savings Bank, and the payment of any accrued dividend claims. If Waypoint Financial issues preferred stock, the holders thereof may also have priority over the holders of the common stock in the event of liquidation or dissolution.

   Preemptive Rights; Redemption. Holders of the common stock will not be entitled to preemptive rights with respect to any additional shares which may be issued. The common stock is not subject to call for redemption. If Waypoint Financial determined to issue authorized but unissued shares in the future to persons other than, or in addition to the existing stockholders, the interests of existing stockholders would be diluted to the extent of the additional issuance.

Serial Preferred Stock

   None of the 10,000,000 authorized shares of serial preferred stock of Waypoint Financial will be issued in the offering. The Board of Directors is authorized, without stockholder approval, to issue serial preferred stock and to fix and state voting powers, designations, preferences or other special rights of such shares. If and when issued, the serial preferred stock may rank senior to the common stock as to dividend rights, liquidation preferences, or both, and may have full, limited or no voting rights. Accordingly, the issuance of preferred stock could adversely affect the voting and other rights of holders of common stock.

                                    EXPERTS

   The consolidated audited financial statements of Harris Financial as of December 31, 1999 and 1998 and for the three years ended December 31, 1999, included in this prospectus and elsewhere in the registration statement have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto and are included herein in reliance upon the authority of said firm as experts in accounting and auditing in giving said reports.

   The consolidated financial statements of York Financial Corp. at June 30, 1999 and 1998, and for each of the three years in the period ended June 30, 1999, appearing in this Prospectus have been audited by Ernst & Young, LLP, independent auditors, as set forth in their report thereon appearing elsewhere herein, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

   RP Financial has consented to the publication herein of the summary of its report to Harris Financial and Harris MHC setting forth its opinion as to the estimated pro forma market value of Harris Financial's common stock and its view with respect to subscription rights.

   The opinion regarding the state tax treatment of the mutual-to-stock conversion referred to in this prospectus and elsewhere in the Registration Statement has been rendered by Arthur Andersen, independent public accountants and has been referred to herein in reliance upon the authority of such firm as expert in giving said opinion.

                                 LEGAL OPINIONS

   The legality of the common stock and the federal income tax consequences of the conversion will be passed upon for Harris MHC, Harris Financial and Harris Savings Bank by Luse Lehman Gorman Pomerenk & Schick, A Professional Corporation, Washington, D.C. Certain legal matters will be passed upon for Ryan, Beck and Co. and Legg Mason Wood Walker, Incorporated by Foley, Hoag & Eliot, LLP, Boston, Massachusetts.

                             ADDITIONAL INFORMATION

   Harris Financial has filed with the Securities and Exchange Commission a registration statement under the Securities Exchange Act of 1934 with respect to the common stock. As permitted by the rules and regulations of the Securities and Exchange Commission, this prospectus does not contain all the information included in the registration statement. This information, including the conversion valuation appraisal report which is an exhibit to the Registration Statement as well as other reports, can be examined without charge at the public reference facilities of the Securities and Exchange Commission located at 450 Fifth Street, N.W., Washington, D.C. 20549, and copies of this material can be obtained from the Securities and Exchange Commission at prescribed rates. In addition, the Securities and Exchange Commission maintains a website; the address of the website is "http://www.sec.gov." The statements contained in this prospectus as to the contents of any contract or other document filed as an exhibit to the registration statement are, of necessity, brief descriptions thereof and are not necessarily complete.

   Harris MHC and Waypoint Financial have filed an application for conversion with the OTS. Pursuant to the rules and regulations of the OTS, this prospectus omits certain information contained in that application. The application may be examined at the principal office of the OTS, 1700 G Street, N.W., Washington, D.C. 20552 and at the Office of the Regional Director of the OTS located at 10 Exchange Place, 18th Floor, Jersey City, New Jersey 07302.

   Waypoint Financial has registered its common stock with the Securities and Exchange Commission under Section 12(g) of the Securities Exchange Act of 1934, and Harris Financial and the holders of its stock are subject to the proxy solicitation rules, reporting requirements and restrictions on stock purchases and sales by directors, officers and greater than 10% stockholders, the annual and periodic reporting and other requirements of the Securities Exchange Act of 1934. Under the plan of conversion, Waypoint Financial has undertaken that it will not terminate the registration for a period of at least three years following the conversion.

   A copy of the conversion valuation appraisal report is available for inspection at Harris Financial's headquarters. A copy of the plan of conversion, including the Articles of Incorporation and the Bylaws of Waypoint Financial and Harris Savings Bank are available without charge from Harris Financial.

                             HARRIS FINANCIAL, INC.
                                AND SUBSIDIARIES

                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

                           AND OTHER INFORMATION

CONSOLIDATED FINANCIAL STATEMENTS

                                                                           Page
                                                                           ----
Independent Auditor's Report.............................................  F-2

Consolidated Statements of Financial Condition as of March 31, 2000
 (Unaudited) and December 31, 1999 and 1998..............................  F-3

Consolidated Statements of Income for the three months ended March 31,
 2000 and 1999 (Unaudited) and the years ended December 31, 1999, 1998
 and 1997                                                                   31

Consolidated Statements of Shareholders' Equity for the three months ended March 31, 2000 (Unaudited) and the years ended December 31, 1999,
 19987 and 1997..........................................................  F-4

Consolidated Statements of Cash Flows for the three months ended March
 31, 2000 and 1999 (Unaudited) and the years ended December 31, 1999,
 1998 and 1997...........................................................  F-5

Notes to Consolidated Financial Statements...............................  F-7

   All schedules are omitted as the required information is not applicable or the information is presented in the consolidated financial statements.

   Financial statements of Harris MHC are not presented herein because Harris
MHC has insignificant assets other than stock of Harris Financial, and has no significant liabilities and conducts no other business.

OTHER INFORMATION

Quarterly Report on Form 10-Q for the Fiscal Quarter Ended June 30,
 2000....................................................................  Q-1

Consolidated Statements of Financial Condition as of June 30, 2000 and
 December 31, 1999.......................................................  Q-3

Consolidated Statements of Income for the three and six months ended June
 30, 2000 and 1999.......................................................  Q-4

Consolidated Statements of Shareholders' Equity for the six months ended
 June 30, 2000 and 1999..................................................  Q-5

Consolidated Statements of Cash Flows for the six months ended June 30,
 2000 and 1999...........................................................  Q-6

Notes to Consolidated Financial Statements...............................  Q-7

                                     [LOGO]
                               [Arthur Andersen]

To the Board of Directors of
Harris Financial, Inc.

   We have audited the accompanying consolidated statements of financial condition of Harris Financial, Inc. and Subsidiaries as of December 31, 1999 and 1998, and the related consolidated statements of income, shareholders' equity, and cash flows for each of the three years in the period ended December 31, 1999. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

   We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

   In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Harris Financial, Inc. and Subsidiaries as of December 31, 1999 and 1998, and the consolidated results of their operations and cash flows for each of the three years in the period ended December 31, 1999, in conformity with accounting principles generally accepted in the United States.

                                          /s/ Arthur Andersen LLP

Lancaster, PA
January 19, 2000

                    HARRIS FINANCIAL, INC. AND SUBSIDIARIES

                 CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
                     (in thousands, except for share data)

                                                              December 31,
                                              March 31,   ----------------------
                                                2000         1999        1998
                                             -----------  ----------  ----------
                                             (unaudited)
                  ASSETS
                  ------
Cash and cash equivalents..................  $   54,532   $   73,613  $   56,741
Marketable securities available-for-sale
 (note 4)..................................   1,303,825    1,257,603   1,274,837
Loans receivable, net (note 5).............   1,313,645    1,267,983   1,051,642
Loans held for sale, net...................       1,761        1,646      14,418
Loan servicing rights (note 6).............       1,839        7,616      10,996
Investments in real estate and other joint
 ventures..................................          40           51       7,262
Premises and equipment, net (note 7).......      27,565       23,228      21,614
Intangible assets (note 8).................      16,735       17,617      16,909
Accrued interest receivable................      16,898       18,302      15,523
Income taxes receivable....................         --           --          635
Deferred tax asset, net (note 16)..........      22,191       17,402         --
Other assets...............................       8,019        6,339      26,892
                                             ----------   ----------  ----------
  Total assets.............................  $2,767,050   $2,691,400  $2,497,469
                                             ==========   ==========  ==========

         LIABILITIES AND STOCKHOLDERS' EQUITY
         ------------------------------------
Deposits (note 9)..........................  $1,439,688   $1,373,870  $1,205,379
Escrow.....................................       3,354        3,511       7,906
Accrued interest payable...................      16,867       10,292       6,965
Other borrowings (note 10).................   1,123,375    1,118,000   1,069,254
Postretirement benefit obligation (note
 13).......................................       2,670        2,538       2,452
Deferred tax liability, net (note 16)......         --           --        5,472
Income taxes payable.......................       2,377        2,302         --
Other liabilities..........................      11,521       11,563      10,071
                                             ----------   ----------  ----------
  Total liabilities........................   2,599,852    2,522,076   2,307,499
                                             ----------   ----------  ----------

Commitments (notes 12 and 18) and
 Contingencies.............................
Common stock $.01 par value, authorized
 100,000,000 shares; 34,024,875 shares
 issued and 33,575,575 outstanding at March
 31, 2000 and 34,023,625 shares issued and
 33,574,325 shares outstanding at December
 31, 1999 and 33,993,500 shares issued and
 33,584,200 shares outstanding at December
 31, 1998..................................         340          340         340
Paid in capital............................      30,348       30,323      29,960
Retained earnings..........................     178,698      175,158     158,386
Accumulated other comprehensive income
 (note 25).................................     (35,065)     (29,347)      8,106
Employee stock ownership plan (note 14)....        (271)        (296)       (396)
Recognition and retention plans (note 15)..        (454)        (456)       (456)
Treasury stock, 449,300 shares at March 31,
 2000 and December 31, 1999 and 409,300
 shares at December 31, 1998 (note 1)......      (6,398)      (6,398)     (5,970)
                                             ----------   ----------  ----------
  Total stockholders' equity...............     167,198      169,324     189,970
                                             ----------   ----------  ----------
  Total liabilities and stockholders'
   equity..................................  $2,767,050   $2,691,400  $2,497,469
                                             ==========   ==========  ==========

                 See accompanying notes to financial statements

                    HARRIS FINANCIAL, INC. AND SUBSIDIARIES

                Consolidated Statements of Shareholders' Equity
             The Three Months Ended March 31, 2000 (unaudited) and
                The Years Ended December 31, 1999, 1998 and 1997
                (in thousands, except share and per share data)

                                                   Compre-
                                                   hensive     Stock      And                        Compre-
                          Common Paid in Retained   Income   Ownership Retention Treasury            hensive
                          Stock  Capital Earnings   (Loss)     Plan      Plan     Stock     Total     Income
                          ------ ------- --------  --------  --------- --------- --------  --------  --------
Balance at December 31,
 1996...................   $336  $25,678 $124,812  $  3,615   $(1,024)   $(665)  $    --   $152,752
Net income..............                   17,771                                            17,771  $ 17,771
Dividends paid at $.20
 per share..............                   (1,540)                                           (1,540)
Exercised stock
 options................      2      480                                                        482
Unrealized gains
 (losses) on
 securities (1).........                              7,117                                   7,117     7,117
                                                                                                     --------
Comprehensive income
 (loss).................                                                                             $ 24,888
                                                                                                     ========
ESOP stock committed for
 release................                                          495                           495
Earned portion of RRP
 plan...................                                                    99                   99
Excess of fair value
 above cost of ESOP
 stock committed for
 release................           1,139                                                      1,139
Excess of fair value
 above cost of earned
 portion of RRP stock...             492                                                        492
Tax benefit of RRP
 shares awarded and
 options exercised......             227                                                        227
                           ----  ------- --------  --------   -------    -----   -------   --------
Balance at December 31,
 1997...................    338   28,016  141,043    10,732      (529)    (566)      --     179,034
Net income..............                   19,229                                            19,229  $ 19,229
Dividends paid at $.22
 per share..............                   (1,886)                                           (1,886)
Exercised stock
 options................      2      731                                                        733
Unrealized gains
 (losses) on
 securities (1).........                             (2,626)                                 (2,626)   (2,626)
                                                                                                     --------
Comprehensive income
 (loss).................                                                                             $ 16,603
                                                                                                     ========
ESOP stock committed for
 release................                                          133                           133
Earned portion of RRP
 plan...................                                                   110                  110
Excess of fair value
 above cost of ESOP
 stock committed for
 release................             641                                                        641
Excess of fair value
 above cost of earned
 portion of RRP stock...             306                                                        306
Tax benefit of RRP
 shares awarded and
 options exercised......             266                                                        266
Treasury stock purchased
 409,300 shares.........                                                          (5,970)    (5,970)
                           ----  ------- --------  --------   -------    -----   -------   --------
Balance at December 31,
 1998...................    340   29,960  158,386     8,106      (396)    (456)   (5,970)   189,970
Net income..............                   18,683                                            18,683  $ 18,683
Dividends paid at $.24
 per share..............                   (1,911)                                           (1,911)
Exercised stock
 options................             112                                                        112
Unrealized gains
 (losses) on
 securities (1).........                            (37,453)                                (37,453)  (37,453)
                                                                                                     --------
Comprehensive income
 (loss).................                                                                             $(18,770)
                                                                                                     ========
ESOP stock committed for
 release................                                          100                           100
Excess of fair value
 above cost of ESOP
 stock committed for
 release................             238                                                        238
Tax benefit of RRP
 shares awarded and
 options exercised......              13                                                         13
Treasury stock purchased
 40,000 shares..........                                                            (428)      (428)
                           ----  ------- --------  --------   -------    -----   -------   --------
Balance at December 31,
 1999...................   $340  $30,323 $175,158  $(29,347)  $  (296)   $(456)  $(6,398)  $169,324
Net income..............                    4,020                                             4,020  $  4,020
Dividends paid at $.06
 per share..............                     (480)                                             (480)
Exercised stock
 options................               4                                                          4
Unrealized losses on
 securities (1).........                             (5,718)                                 (5,718)   (5,718)
                                                                                                     --------
Comprehensive income
 (loss).................                                                                             $ (1,698)
                                                                                                     ========
ESOP stock committed for
 release................                                           25                            25
Earned portion of RRP
 plan...................                                                     2                    2
Excess of fair value
 above cost of ESOP
 stock committed for
 release................              18                                                         18
Excess of fair value
 above cost of earned
 portion of RRP plan....               3                                                          3
                           ----  ------- --------  --------   -------    -----   -------   --------
Balance at March 31,
 2000 (unaudited).......   $340  $30,348 $178,698  $(35,065)  $  (271)   $(454)  $(6,398)  $167,198
                           ====  ======= ========  ========   =======    =====   =======   ========

-------
(1) Net of reclassification adjustment and net of tax effect of $(3,771) in 2000, $(24,086) in 1999, $(1,801) in 1998, and $4,658 in 1997.

   All share and per share data have been restated to give effect for the 3 for 1 stock split on November 18, 1997.

          See accompanying notes to consolidated financial statements.

                    HARRIS FINANCIAL, INC. AND SUBSIDIARIES

                     Consolidated Statements of Cash Flows
                                 (in thousands)

                        Three Months Ended
                             March 31,           Years Ended December 31,
                        --------------------  ---------------------------------
                          2000       1999       1999        1998        1997
                        ---------  ---------  ---------  -----------  ---------
                            (unaudited)
Cash flows from
 operating activities:
Net income............. $   4,020  $   4,933  $  18,683  $    19,229  $  17,771
Adjustments to reconcile net
 income to net cash provided by
 operating activities:
 Provision for loan
  losses...............       835        795      3,180        2,540        610
 Net depreciation,
  amortization and
  accretion............      (276)     1,286      4,669        7,534      4,131
 (Increase) decrease in
  loans held for sale
  .....................      (115)     3,526     14,099        3,630     (4,008)
 Net gain on sales of
  interest-earning
  assets...............      (492)    (2,525)    (1,938)      (9,604)    (6,529)
 (Gain) loss on the
  sale of foreclosed
  real estate..........       --        (123)    (2,844)         107       (112)
 Equity (income) losses
  from joint ventures..       (45)        57         65         (187)        43
 Decrease (Increase) in
  accrued interest
  receivable...........     1,567        331     (2,779)      (1,985)    (1,486)
 Increase in accrued
  interest payable.....     6,575      5,373      3,327        2,668      1,285
 Amortization..........       720        600      2,640        2,487      2,393
 Earned ESOP shares....        43        101        338          774      1,634
 Earned RRP shares.....         5        --         --           416        591
 Provision for deferred
  income taxes.........    (1,019)       559      1,234         (638)       (76)
 Decrease in income
  taxes receivable.....        75      1,199      2,936        5,122        --
 Other, net............    (4,123)    12,244     22,446      (20,497)       799
                        ---------  ---------  ---------  -----------  ---------
 Net cash provided by
  operating
  activities...........     7,770     28,356     66,056       11,596     17,046
                        ---------  ---------  ---------  -----------  ---------
Cash flows from
 investing activities:
Proceeds from maturities and
 principal reductions of
 marketable securities:
 Held-to-maturity......       --         --         --         1,032     13,454
 Available-for-sale....     7,517    136,651    182,150      497,828    118,079
 Proceeds from sales of
  marketable
  securities;
  available-for-sale...    59,192    133,841    353,809      491,903    499,633
 Purchase of marketable
  securities:
 Held-to-maturity......       --         --         --           --        (500)
 Available-for-sale....  (119,579)  (227,766)  (574,038)  (1,062,717)  (985,709)
 Loans sold............    13,215     33,629    199,595      132,093     83,980
 Net increase in loan
  originations less
  principal payments of
  loans................   (59,483)  (118,027)  (414,015)    (300,973)  (152,193)
 Loan servicing rights
  sold.................     7,643        --       2,119
 Acquisition of loan
  servicing rights.....      (424)      (570)      (908)      (1,372)      (943)
 Investments in real
  estate held for
  investment and other
  joint ventures.......       --          61       (148)        (159)        45
 Proceeds from payments
  on real estate held
  for investment.......        58        161        504          259        826
 Purchases of premises
  and equipment, net...    (5,556)    (1,114)    (5,487)      (5,246)    (5,685)
 Cash proceeds received
  from the sale of
  foreclosed real
  estate...............         6        706     10,590        1,383      1,381
 Cash proceeds received
  from the sale of
  premises and
  equipment............       --         --       1,236          --         --
 Branch purchase.......       --         --      22,054          --         --
 Payments for holding
  company formation....       --         --         --           --         (94)
                        ---------  ---------  ---------  -----------  ---------
 Net cash used in
  investing
  activities........... $ (97,411) $ (42,428) $(222,539) $  (245,969) $(427,726)
                        ---------  ---------  ---------  -----------  ---------
Cash flows from
 financing activities:
 Net increase
  (decrease) in
  deposits............. $  65,818  $  18,805  $ 131,218  $    59,141  $ (27,185)
 Net increase
  (decrease) in other
  borrowings...........     5,375     (4,734)    48,746      215,276    433,347
 Net (decrease)
  increase in escrow...      (157)     3,787     (4,395)        (646)       349
 Cash dividends........      (480)      (478)    (1,911)      (1,886)    (1,540)
 Payments to acquire
  treasury stock.......       --         --        (428)      (5,970)       --
 Proceeds from the
  exercise of stock
  options..............         4         33        125          733        482
                        ---------  ---------  ---------  -----------  ---------
 Net cash provided by
  financing
  operations...........    70,560     17,413    173,355      266,648    405,453
                        ---------  ---------  ---------  -----------  ---------
 Net (decrease)
  increase in cash and
  cash equivalents.....   (19,081)     3,341     16,872       32,275     (5,227)
Cash and cash
 equivalents at
 beginning of period...    73,613     56,741     56,741       24,466     29,693
                        ---------  ---------  ---------  -----------  ---------
Cash and cash
 equivalents at end of
 period................ $  54,532  $  60,082  $  73,613  $    56,741  $  24,466
                        =========  =========  =========  ===========  =========
Supplemental
 disclosures:
Cash paid during the
 years for:
 Interest on deposits,
  advances and other
  borrowings (includes
  interest credited to
  deposit accounts).... $  24,720  $  21,314  $ 110,132  $   104,482  $  74,260
 Income taxes..........     2,528        125      3,657        6,823     10,238
Cash received during
 the years for:
 Income tax refunds.... $     --   $     --   $     --   $     3,894  $     --
Non-cash investing
 activities:
 Transfers from loans
  to foreclosed real
  estate............... $       9  $     144  $     952  $     1,581  $     862
Branch acquisition:
 Fair value of assets
  acquired............. $     --   $     --   $  11,870  $       --   $     --
 Deposit premium paid..                           3,349          --         --
 Fair value of
  liabilities assumed..                          37,273          --         --

                See accompanying notes to financial statements.

                    HARRIS FINANCIAL, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

March 31, 2000 and 1999 ( unaudited) and December 31, 1999, 1998, and 1997
         (All dollar amounts presented in the tables are in thousands)

(1) Summary of Significant Accounting Policies

   The accounting and reporting policies of Harris Financial, Inc. (HFI) and its subsidiaries conform to generally accepted accounting principles and to general practices within the banking industry. The following is a description of the more significant of those policies.

   The Consolidated Financial Statements include the accounts of Harris Financial, Inc. (the "Registrant" or "HFI") and its wholly-owned subsidiary Harris Savings Bank (the "Bank"). In turn, the Bank holds the following subsidiaries: AVSTAR Mortgage Corporation, Harris Delaware Corporation, H. S. Service Corporation, First Harrisburg Service Corporation and C.B.L. Service Corporation. All intercompany balances have been eliminated in consolidation.

   The accompanying interim financial statements have been prepared in accordance with the instructions to Form 10-Q and Rule 10-01 of Regulation S-X. Accordingly, they do not include all the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments, consisting of normal recurring accruals necessary for a fair presentation of the results of interim periods, have been made. Operating results for the three month period ended March 31, 2000 are not necessarily indicative of the results that may be expected for the year ended December 31, 2000 or any other interim period.

   The accounting policies followed in the presentation of interim financial results are consistent with those followed on an annual basis. These policies are presented on pages 34 through 36 of the 1999 Annual Report to Stockholders.

 (a) Basis of Financial Statements

   The Consolidated Financial Statements include the accounts of Harris Financial, Inc. and its wholly owned subsidiary Harris Savings Bank ("HSB"). HSB is the sole owner of the following subsidiaries: AVSTAR Mortgage Corporation, Harris Delaware Corporation, H.S. Service Corporation, First Harrisburg Service Corporation, and C.B.L. Service Corporation. All significant intercompany transactions and balances are eliminated in consolidation.

   HSB is primarily engaged in attracting deposits from the general public and investing deposit funds primarily in commercial loans, residential real estate loans, consumer loans and marketable securities. HSB also provides commercial services, sells non-deposit investment products, provides trust and asset management services, and sells insurance products. Harris Delaware manages certain investments in marketable securities. AVSTAR Mortgage Corporation is a mortgage banking company that originates and sells primarily one-to-four family residential loans. H.S. Service Corporation is primarily engaged in residential real estate investments in joint ventures. First Harrisburg Service Corporation is mainly involved with title, life, annuity, and other insurance activities and an investment in a wholly owned subsidiary that is primarily engaged in real estate investments in joint ventures. C.B.L Service Corporation is inactive and has negligible assets and liabilities. HFI and HSB are subject to the regulations of certain federal agencies and undergo periodic examinations by those regulatory authorities.

 (b) Use of Estimates

   In preparing the financial statements, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities as of the date of the balance sheet and revenues and expenses for the period. Actual results could differ significantly from those estimates.

                    HARRIS FINANCIAL, INC. AND SUBSIDIARIES

         (All dollar amounts presented in the tables are in thousands)


   Material estimates that are particularly susceptible to significant change relate to the determination of the allowance for loan losses and the valuation of real estate acquired in connection with foreclosures or in satisfaction of loans. In connection with the determination of the allowances for loan losses and foreclosed real estate, management obtains independent appraisals for significant properties.

 (c) Cash and Cash Equivalents

   For purposes of the statement of cash flows, HFI defines cash equivalents as demand deposits with other financial institutions.

 (d) Marketable Securities

   Marketable securities are classified and accounted for as follows:

  . Debt securities that HFI has the positive intent and ability to hold to maturity are classified as held-to-maturity securities and reported at amortized cost. HFI liquidated their held-to-maturity portfolio in January 1998 and as a result, no securities purchased subsequent to this time were classified in this category.

  . Debt and equity securities not classified as held-to-maturity are classified as available-for-sale securities and reported at fair value, with unrealized gains and losses, net of tax, excluded from earnings and reported as a component of comprehensive income.

   Premiums and discounts are amortized or accreted over the term of the related securities using ^ the interest method, adjusted for prepayments. Gains or losses upon sale are determined using the specific identification method.

   Federal law requires a member institution of the Federal Home Loan Bank ("FHLB") system to hold stock of its district FHLB according to a predetermined formula. This stock is recorded at cost and may be pledged to secure FHLB advances.

 (e) Loans Receivable

   Loans receivable are stated at unpaid principal balances, adjusted for the allowance for loan losses, net deferred loan origination fees and unearned discounts and premiums.

   Discounts and premiums on first mortgage loans are amortized to income using the interest method over the remaining period to contractual maturity, adjusted for prepayments. Discounts on consumer loans are recognized over the lives of the loans using the interest method.

   Recognition of interest income on loans is computed using the interest method. Interest on loans that are contractually past due ninety days and over is reserved in accordance with regulatory requirements. Loans are returned to accrual status when the collectibility of past due principal and interest is reasonably assured.

   Management considers current information and events regarding the borrowers' ability to repay their obligations and considers a loan to be impaired when it is probable that HFI will be unable to collect all amounts due according to the contractual terms of the loan agreement. In evaluating whether a loan is impaired, management considers not only the amount that HFI expects to collect but also the timing of collection. Generally, if a delay in payment is insignificant (e.g., less than 30 days), a loan is not deemed to be impaired.

                    HARRIS FINANCIAL, INC. AND SUBSIDIARIES

         (All dollar amounts presented in the tables are in thousands)

   When a loan is considered to be impaired, the amount of impairment is measured based on the present value of expected future cash flows discounted at the loan's effective interest rate or, at the loan's market price or fair value of the collateral if the loan is collateral dependent. The majority of loans deemed to be impaired by management are collateral dependent. Loans are evaluated individually for impairment. HFI excludes smaller balance, homogeneous loans (e.g., primarily consumer and residential mortgages) from the evaluation for impairment.

   Interest income on impaired loans is generally recorded as payments are collected. Interest on impaired loans that are contractually past due ninety days and over is reserved in accordance with regulatory requirements.

 (f) Loans Held for Sale

   Mortgage loans originated and intended for sale in the secondary market are carried at the lower of cost or market, net of deferred fees relating to the specific loans. Gains and losses on the sale of loans are determined using the specific identification method.

 (g) Allowance for Loan Losses

   The allowance for loan losses represents management's best estimate of probable, incurred losses at the end of the respective reporting periods. An analysis of the reserve is prepared on a quarterly basis. The reserve required for commercial loans is developed via an analysis of each loan within the portfolio for evidence of a loss confirming event. Such events include delinquencies, loss activity, decreases in cash flow or other adverse economic or demographic events. Reserves for mortgage and consumer loans are determined by applying reserve factors to pools of loans with similar risk attributes. These factors are developed by considering charge-off history, delinquencies and credit concentrations. Reserve factors are modified as specific events warrant.

   Management believes that the allowances for losses on loans and foreclosed real estate are adequate. While management uses available information to recognize losses on loans and foreclosed real estate, future additions to the allowances may be necessary based on changes in economic conditions and asset mix.

   In addition, various regulatory agencies, as an integral part of their examination process, periodically review HFI's allowances for losses on loans and foreclosed real estate. Such agencies may require HFI to recognize additions or deletions to the allowances based on their judgments of information available to them at the time of their examination.

 (h) Real Estate Held for Investment and Foreclosed Real Estate


   HFI follows the provisions of Financial Accounting Standard No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of" (SFAS 121). SFAS 121 provides guidance for recognition and measurement of impairment of long-lived assets, certain identifiable intangibles and goodwill related to both assets to be held and used and assets to be disposed of. Real estate properties acquired through loan foreclosure are initially recorded at the lower of the carrying or fair value less estimated costs to sell at the date of foreclosure. At the time of foreclosure, the excess, if any, of the carrying value over the estimated fair value of the property is charged to the allowance for loan losses. Real estate properties held for investment are carried at the lower of cost, including cost of improvements and amenities incurred subsequent to acquisition, or estimated net realizable value. Costs relating to development and improvement of property are capitalized, whereas costs relating to holding property are expensed.

                    HARRIS FINANCIAL, INC. AND SUBSIDIARIES

         (All dollar amounts presented in the tables are in thousands)


   Valuations are periodically performed by management on both real estate held for investment and foreclosed real estate. An allowance for losses is established by a charge to operations if the carrying value of real estate held for investment exceeds its estimated net realizable value, or the carrying value of foreclosed real estate exceeds its estimated fair value.

 (i) Premises and Equipment

   Buildings, leasehold improvements, furniture, fixtures and equipment are carried at cost, less accumulated depreciation and amortization. Buildings, furniture, fixtures and equipment are depreciated using the straight-line method over the estimated useful lives of the assets. The cost of leasehold improvements is being amortized using the straight-line method over the lesser of the estimated useful lives or the terms of the related leases.

 (j) Loan Origination and Commitment Fees and Related Costs

   Loan fees and certain direct loan origination costs are deferred and the net fee or cost is recognized as an adjustment to interest income using the interest method over the contractual life of the loans. Calculation of the interest method is done on a loan-by-loan basis. The amortization of deferred fees and costs is discontinued on non-performing loans.

 (k) Intangible Assets

   Deposit premiums are amortized using the straight-line method over the estimated benefit period of approximately 7 years. The amortization period for deposit premiums is subject to periodic review for reasonableness by management. The Company measures the impairment of deposit premiums on a periodic basis by reviewing the undiscounted future cash flows of the facilities in the market area of the related deposits.

 (l) Goodwill

   Goodwill results when, under the purchase method of accounting for acquisitions, the amount paid for the acquired entity is greater than the fair value of the net assets acquired. HFI amortizes goodwill over its estimated useful life of 15 years of the assets acquired. The amortization period for goodwill is subject to periodic review by management. The Company measures goodwill for impairment on a periodic basis by reviewing the undiscounted cash flows of the operations whose purchase generated the related goodwill.

 (m) Loan Servicing

   HFI adopted the provisions of Statement of Financial Accounting Standards No. 122, "Accounting for Mortgage Servicing Rights, an amendment of FASB Statement No. 65" (SFAS 122). SFAS 122 amended Statement 65 to require an institution to recognize as separate assets the rights to service mortgage loans for others when a mortgage loan is sold or securitized and servicing rights retained. On January 1, 1997, HFI adopted SFAS No. 125, "Accounting for Transfers and Servicing of Financial Assets and Extinguishment of Liabilities" (SFAS 125) which supersedes SFAS 122. SFAS 125 expands the method of accounting for loan servicing rights to apply to purchased mortgage servicing rights. When capitalizing mortgage servicing rights, HFI allocates the total cost of the mortgage loans (the recorded investment in the mortgage loans including net deferred fees or costs and any purchase premium or discount) to the mortgage servicing rights and the loans (without the mortgage servicing rights) based on their relative fair values. Such fair value is primarily based on observable market prices. Mortgage servicing rights (including purchased mortgage servicing) are amortized in proportion to, and over the period of, estimated net servicing revenue based on management's best estimate of remaining loan lives.

                    HARRIS FINANCIAL, INC. AND SUBSIDIARIES

         (All dollar amounts presented in the tables are in thousands)


   HFI measures the impairment of servicing rights based on the difference between the carrying amount of the servicing rights and their current fair value. Impairment of servicing rights is recognized through a valuation allowance. The amount of impairment recognized is the amount by which the capitalized mortgage servicing rights exceed their fair value. For the purpose of evaluating and measuring impairment of capitalized mortgage servicing rights, HFI stratifies those rights based on the predominant risk characteristics of the underlying loans. HFI primarily stratifies mortgage servicing rights by loan type (for example, conventional or government guaranteed and adjustable rate or fixed rate mortgage loans) and interest rate. Valuation techniques for measuring fair value incorporate assumptions that market participants use in estimating future servicing income and expense, including assumptions about prepayment, default and interest rates.

 (n) Income Taxes

   HFI accounts for income taxes using the liability method. The objective of the liability method is to establish deferred tax assets and liabilities for temporary differences between the financial reporting and tax basis of HFI's assets and liabilities based on enacted tax rates expected to be in effect when such amounts are realized or settled.

 (o) Derivative Financial Instruments

   The Bank utilizes derivative financial instruments to hedge its exposure to fluctuations in market interest rates. This exposure includes the impact of interest rates on cash flows from interest-bearing assets and liabilities, as well as the impact of interest rates on the market value of certain loans held-for-sale. The Bank does not utilize derivative financial instruments for trading purposes.

   To qualify for hedge accounting, the contracts must meet defined correlation and effectiveness criteria, be designated as hedges and result in cash flows and financial statement effects that substantially offset those of the position being hedged. Amounts receivable or payable under derivative financial instrument contracts, when recognized, are reported on the consolidated balance sheet. Gains and losses related to the fair value of the hedge contracts are recorded as an adjustment to the value of the hedged item. The gains and losses on the hedge contracts are recognized in the income statement upon sale of the hedged item.

   In relation to interest rate swaps, the differentials to be received or paid are recognized in income over the life of the contract as an adjustment to interest expense.

 (p) Earnings Per Share

   Effective December 15, 1997, HFI adopted the provisions of Statement of Financial Accounting Standards No. 128, "Earnings per Share" (SFAS 128). SFAS 128 requires earnings per share to be reported as basic earnings per share and diluted earnings per share. Basic earnings per share is based on the total weighted average shares outstanding for a given period. Diluted earnings per share is based on total weighted average shares outstanding, and also assumes the exercise or conversion of all potentially dilutive instruments currently outstanding.

   In addition, the earnings per share calculations retroactively reflects the impact of a three for one stock split effected in the form of a stock dividend to shareholders of record as of November 4, 1997. The number of shares used to compute diluted earnings per share were 33,620,210 for the three months ended March 31, 2000, 33,683,114 for the three months ended March 31, 1999, 33,666,557 in 1999, 34,011,752 in 1998 and 34,076,061 in 1997.

                    HARRIS FINANCIAL, INC. AND SUBSIDIARIES

         (All dollar amounts presented in the tables are in thousands)

 (q) Dividends

   HFI may not pay dividends on or repurchase any of its common stock if the effect thereof would reduce net worth below the level of adequate capitalization as defined by the FDIC and the Pennsylvania Department of Banking.

   During the three month and twelve month periods in 2000, 1999, 1998 and 1997, HFI's mutual holding company parent, Harris Financial, MHC, waived all of its dividends due from HFI. These dividends, had they not been waived, would have totaled $1,530,000 for the three months ended March 31, 2000, $1,530,000 for the three months ended March 31, 1999, $6,119,000 in 1999, $5,610,000 in
1998, and $5,100,000 in 1997.

 (r) Stock-Based Compensation

   HFI adopted Statement of Financial Accounting Standard No. 123, "Accounting for Stock-Based Compensation" (SFAS 123) for disclosure purposes only. SFAS 123 defines a fair value based method of accounting for employee stock compensation plans. The pro forma disclosure of net income and earnings per share is included in Note 15. HFI continues to account for stock-based compensation using the intrinsic value based method under APB Opinion No. 25.

 (s) Comprehensive Income

   On January 1, 1998, HFI adopted SFAS No. 130, "Reporting Comprehensive Income" (SFAS 130). This statement established standards for reporting and display of comprehensive income and its components. SFAS 130 requires unrealized gains or losses on HFI's marketable securities to be included in other comprehensive income. In accordance with SFAS 130, HFI presents comprehensive income within the consolidated statements of stockholders' equity.

 (t) Treasury Stock

   On February 28, 1998, HFI received authorization from the Pennsylvania Department of Banking to repurchase 450,000 shares of its outstanding common stock. On June 2, 1999, HFI received approval from the Department of Banking to extend the period for repurchasing 450,000 shares of its outstanding common stock until June 1, 2000.

   HFI purchased 409,300 shares with a market value of $5,970,000 during 1998 and 40,000 shares with a market value of $428,125 in 1999. The shares will be used to fund stock ownership and stock option plans.

(2) Regulatory Structure

   HFI's primary regulators are the Pennsylvania Department of Banking ("the Department"), the Federal Deposit Insurance Corporation ("FDIC") and the Federal Reserve Bank ("FRB"). Both HFI and HSB are also bound by many of the provisions of the Financial Institutions Reform, Recovery and Enforcement Act of 1989 ("FIRREA").

   Both HFI and HSB are subject to various regulatory capital requirements administered by the federal and state banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory, and possibly additional discretionary actions by regulators that, if undertaken, could have a direct material effect on HFI's financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, HFI must meet specific capital guidelines that involve quantitative measures of HFI's assets, liabilities and certain off-balance-sheet items as calculated under regulatory accounting practices. HFI's capital amounts and classifications are also subject to qualitative judgments by the regulators about components, risk weightings, and other factors.

                    HARRIS FINANCIAL, INC. AND SUBSIDIARIES

         (All dollar amounts presented in the tables are in thousands)


   Quantitative measures established by regulation to ensure capital adequacy require HFI to maintain minimum amounts and ratios (set forth in the table below) of total and Tier 1 capital (as defined by the regulations) to risk-weighted assets (as defined), and of Tier 1 capital (as defined) to average assets (as defined). Management believes, as of December 31, 1999, that HFI meets all capital adequacy requirements to which it is subject. As of August 24, 1999, the Department categorized HFI as "satisfactorily capitalized" under the regulatory framework for prompt corrective action. As of March 18, 1998, the most recent notification from the FDIC categorized HFI as "well capitalized".

   HFI's and HSB's actual capital amounts and ratios are presented in the following table:

                        Actual                For Capital Adequacy Purposes
                    --------------  --------------------------------------------------
HARRIS FINANCIAL,
 INC. (HFI)
As of March 31,
 2000                Amount  Ratio            Amount                    Ratio
                    -------- -----  --------------------------- ----------------------
  Total
   Capital/Risk
   Weighted
   Assets.........  $198,816  11.7% (greater than or =)$136,404 (greater than or =)8.0%
  Tier 1
   Capital/Risk
   Weighted
   Assets.........   185,366  10.9% (greater than or =)  68,202 (greater than or =)4.0%
  Tier 1
   Capital/Average
   Assets.........   185,366   6.8% (greater than or =) 108,370 (greater than or =)4.0%
As of December 31,
 1999                Amount  Ratio            Amount                    Ratio
                    -------- -----  --------------------------- ----------------------
  Total
   Capital/Risk
   Weighted
   Assets.........  $194,582  12.0% (greater than or =)$130,173 (greater than or =)8.0%
  Tier 1
   Capital/Risk
   Weighted
   Assets.........   181,053  11.1% (greater than or =)  65,086 (greater than or =)4.0%
  Tier 1
   Capital/Average
   Assets.........   181,053   6.8% (greater than or =) 106,502 (greater than or =)4.0%
As of December 31,
 1998                Amount  Ratio            Amount                    Ratio
                    -------- -----  --------------------------- ----------------------
  Total
   Capital/Risk
   Weighted
   Assets.........  $179,157  12.0% (greater than or =)$119,160 (greater than or =)8.0%
  Tier 1
   Capital/Risk
   Weighted
   Assets.........   164,955  11.1% (greater than or =)  59,580 (greater than or =)4.0%
  Tier 1
   Capital/Average
   Assets.........   164,955   6.8% (greater than or =)  97,553 (greater than or =)4.0%
HARRIS SAVINGS
 BANK (HSB)
As of March 31,
 2000                Amount  Ratio            Amount                    Ratio
                    -------- -----  --------------------------- ----------------------
  Total
   Capital/Risk
   Weighted
   Assets.........  $194,379  11.4% (greater than or =)$136,131 (greater than or =)8.0%
  Tier 1
   Capital/Risk
   Weighted
   Assets.........   180,727  10.6% (greater than or =)  68,065 (greater than or =)4.0%
  Tier 1
   Capital/Average
   Assets.........   180,727   6.7% (greater than or =) 108,238 (greater than or =)4.0%
As of December 31,
 1999                Amount  Ratio            Amount                    Ratio
                    -------- -----  --------------------------- ----------------------
  Total
   Capital/Risk
   Weighted
   Assets.........  $189,925  11.7% (greater than or =)$129,880 (greater than or =)8.0%
  Tier 1
   Capital/Risk
   Weighted
   Assets.........   176,262  10.9% (greater than or =)  64,940 (greater than or =)4.0%
  Tier 1
   Capital/Average
   Assets.........   176,262   6.6% (greater than or =) 106,347 (greater than or =)4.0%
As of December 31,
 1998                Amount  Ratio            Amount                    Ratio
                    -------- -----  --------------------------- ----------------------
  Total
   Capital/Risk
   Weighted
   Assets.........  $174,663  11.8% (greater than or =)$118,879 (greater than or =)8.0%
  Tier 1
   Capital/Risk
   Weighted
   Assets.........   160,317  10.8% (greater than or =)  59,439 (greater than or =)4.0%
  Tier 1
   Capital/Average
   Assets.........   160,317   6.6% (greater than or =)  97,395 (greater than or =)4.0%
                      To Be Well Capitalized Under Prompt Corrective
                                      Action Purposes
                    ----------------------------------------------------
HARRIS FINANCIAL,
 INC. (HFI)
As of March 31,
 2000                         Amount                     Ratio
                    --------------------------- ------------------------
  Total
   Capital/Risk
   Weighted
   Assets.........  (greater than or =)$170,506 (greater than or =)10.0%
  Tier 1
   Capital/Risk
   Weighted
   Assets.........  (greater than or =) 102,303 (greater than or =) 6.0%
  Tier 1
   Capital/Average
   Assets.........  (greater than or =) 135,462 (greater than or =) 5.0%
As of December 31,
 1999                         Amount                     Ratio
                    --------------------------- ------------------------
  Total
   Capital/Risk
   Weighted
   Assets.........  (greater than or =)$162,716 (greater than or =)10.0%
  Tier 1
   Capital/Risk
   Weighted
   Assets.........  (greater than or =)  97,630 (greater than or =) 6.0%
  Tier 1
   Capital/Average
   Assets.........  (greater than or =) 133,127 (greater than or =) 5.0%
As of December 31,
 1998                         Amount                     Ratio
                    --------------------------- ------------------------
  Total
   Capital/Risk
   Weighted
   Assets.........  (greater than or =)$148,949 (greater than or =)10.0%
  Tier 1
   Capital/Risk
   Weighted
   Assets.........  (greater than or =)  89,370 (greater than or =) 6.0%
  Tier 1
   Capital/Average
   Assets.........  (greater than or =) 121,941 (greater than or =) 5.0%
HARRIS SAVINGS
 BANK (HSB)
As of March 31,
 2000                         Amount                     Ratio
                    --------------------------- ------------------------
  Total
   Capital/Risk
   Weighted
   Assets.........  (greater than or =)$170,163 (greater than or =)10.0%
  Tier 1
   Capital/Risk
   Weighted
   Assets.........  (greater than or =) 102,098 (greater than or =) 6.0%
  Tier 1
   Capital/Average
   Assets.........  (greater than or =) 135,297 (greater than or =) 5.0%
As of December 31,
 1999                         Amount                     Ratio
                    --------------------------- ------------------------
  Total
   Capital/Risk
   Weighted
   Assets.........  (greater than or =)$162,350 (greater than or =)10.0%
  Tier 1
   Capital/Risk
   Weighted
   Assets.........  (greater than or =)  97,410 (greater than or =) 6.0%
  Tier 1
   Capital/Average
   Assets.........  (greater than or =) 132,934 (greater than or =) 5.0%
As of December 31,
 1998                         Amount                     Ratio
                    --------------------------- ------------------------
  Total
   Capital/Risk
   Weighted
   Assets.........  (greater than or =)$148,598 (greater than or =)10.0%
  Tier 1
   Capital/Risk
   Weighted
   Assets.........  (greater than or =)  89,159 (greater than or =) 6.0%
  Tier 1
   Capital/Average
   Assets.........  (greater than or =) 121,744 (greater than or =) 5.0%

   The Department also required minimum regulatory leverage capital of 3% and risk-based capital of 8% as of December 31, 1999 and December 31, 1998. Both HFI and HSB exceeded minimum regulatory capital levels at December 31, 1999 and 1998.

                    HARRIS FINANCIAL, INC. AND SUBSIDIARIES

         (All dollar amounts presented in the tables are in thousands)


   A reconciliation of the HFI's and HSB's regulatory capital using generally accepted accounting principles (GAAP) follows:

                                                 Tangible    Core    Risk-based
                                                 Capital   Capital    Capital
                                                 --------  --------  ----------
HARRIS FINANCIAL, INC. (HFI)
As of March 31, 2000
GAAP Capital.................................... $167,198  $167,198   $167,198
Capital Adjustments:
  Allowance for loan losses.....................      --        --      12,032
  Pretax unrealized gains on equity securities
   available for sale...........................      --        --       1,419
  Goodwill and other intangible assets..........  (16,898)  (16,898)   (16,898)
  Unrealized (Gain) Losses on securities
   available for sale, net of taxes.............   35,065    35,065     35,065
                                                 --------  --------   --------
    Regulatory Capital.......................... $185,366  $185,366   $198,816
                                                 ========  ========   ========
As of December 31, 1999
GAAP Capital.................................... $169,324  $169,324   $169,324
Capital Adjustments:
  Allowance for loan losses.....................      --        --      11,873
  Pretax unrealized gains on equity securities
   available for sale...........................      --        --       1,655
  Goodwill and other intangible assets..........  (17,617)  (17,617)   (17,617)
  Unrealized (Gain) Losses on securities
   available for sale, net of taxes.............   29,347    29,347     29,347
                                                 --------  --------   --------
    Regulatory Capital.......................... $181,053  $181,053   $194,582
                                                 ========  ========   ========
As of December 31, 1998
GAAP Capital.................................... $189,970  $189,970   $189,970
Capital Adjustments:
  Allowance for loan losses.....................      --        --       9,088
  Pretax unrealized gains on equity securities
   available for sale...........................      --        --       5,114
  Goodwill and other intangible assets..........  (16,909)  (16,909)   (16,909)
  Unrealized (Gain) Losses on securities
   available for sale, net of taxes.............   (8,106)   (8,106)    (8,106)
                                                 --------  --------   --------
    Regulatory Capital.......................... $164,955  $164,955   $179,157
                                                 ========  ========   ========

                    HARRIS FINANCIAL, INC. AND SUBSIDIARIES

         (All dollar amounts presented in the tables are in thousands)


                                                                       Risk-
                                                  Tangible    Core     based
                                                  Capital   Capital   Capital
                                                  --------  --------  --------
HARRIS SAVINGS BANK (HSB)
As of March 31, 2000
GAAP Capital..................................... $162,822  $162,822  $162,822
Capital Adjustments:
  Allowance for loan losses......................      --        --     12,032
  Pretax unrealized gains on equity securities
   available for sale............................      --        --      1,620
  Goodwill and other intangible assets...........  (16,898)  (16,898)  (16,898)
  Unrealized (Gain) Losses on securities
   available for sale, net of taxes..............   34,803    34,803    34,803
                                                  --------  --------  --------
    Regulatory Capital........................... $180,727  $180,727  $194,379
                                                  ========  ========  ========
As of December 31, 1999
GAAP Capital..................................... $164,708  $164,708  $164,708
Capital Adjustments:
  Allowance for loan losses......................      --        --     11,873
  Pretax unrealized gains on equity securities
   available for sale............................      --        --      1,790
  Goodwill and other intangible assets...........  (17,617)  (17,617)  (17,617)
  Unrealized (Gain) Losses on securities
   available for sale, net of taxes..............   29,171    29,171    29,171
                                                  --------  --------  --------
    Regulatory Capital........................... $176,262  $176,262  $189,925
                                                  ========  ========  ========
As of December 31, 1998
GAAP Capital..................................... $185,520  $185,520  $185,520
Capital Adjustments:
  Allowance for loan losses......................      --        --      9,088
  Pretax unrealized gains on equity securities
   available for sale............................      --        --      5,258
  Goodwill and other intangible assets...........  (16,909)  (16,909)  (16,909)
  Unrealized (Gain) Losses on securities
   available for sale, net of taxes..............   (8,294)   (8,294)   (8,294)
                                                  --------  --------  --------
    Regulatory Capital........................... $160,317  $160,317  $174,663
                                                  ========  ========  ========

(3) Corporate Reorganization and Stock Issuance

   On January 25, 1994, Harris Savings Bank ("HSB") reorganized into a Pennsylvania chartered mutual holding company through a purchase and assumption of assets and liabilities whereby:

  .  HSB incorporated a Pennsylvania capital stock savings bank,

  . HSB transferred most of its assets (except $1.0 million) and all of its liabilities, including all of its deposit liabilities, to the newly formed bank in exchange for all of the common stock of HSB not sold in the Offering, and

  . HSB adopted a new charter issued by the Pennsylvania Department of Banking changing its form to that of a state chartered mutual holding company.

   Each savings account of HSB at the time of the reorganization became a savings account in the newly formed bank in the same amount and upon the same terms and conditions, except the holder of each such deposit account retains liquidation rights with respect to the holding company rather than HSB.

                    HARRIS FINANCIAL, INC. AND SUBSIDIARIES

         (All dollar amounts presented in the tables are in thousands)

   On September 17, 1997, Harris Savings Bank and its existing mutual holding company, Harris Financial, MHC, reorganized into a two-tier mutual holding company structure with the establishment of a state chartered holding company, HFI, as the parent of HSB. Under the terms of this reorganization, each share of Harris Savings Bank stock was exchanged for one share of Harris Financial, Inc. stock.

   Prior to the consummation of this reorganization, HFI received the approval of the Federal Reserve, the Pennsylvania Department of Banking, and the FDIC.

   On October 21, 1997, the Board of Directors of HFI declared a 3 for 1 stock split to be effected in the form of a dividend to stockholders of record as of November 4, 1997, and payable on November 18, 1997. All share and per share information in this report have been restated to reflect the stock split as if it had been in effect during all periods presented.

(4) Marketable Securities

   The amortized cost, gross unrealized holding gains, gross unrealized holding losses and fair value for the available-for-sale securities by major security type at March 31, 2000 were as follows:

                                                 Gross      Gross
                                               Unrealized Unrealized
                                    Amortized   Holding    Holding      Fair
                                       Cost      Gains      Losses     Value
                                    ---------- ---------- ---------- ----------
Available-for-sale:
 U. S. government and agencies..... $  348,108   $   16    $(23,579) $  324,545
 Corporate bonds...................     63,429      --       (2,996)     60,433
 Municipal obligations.............     62,664      896      (1,259)     62,301
 FHLB stock........................     45,750      --          --       45,750
 Other equities....................     70,482    4,616      (1,466)     73,632
Mortgage-backed securities:
  GNMA CMO's.......................     25,000       31         --       25,031
  FNMA CMO's.......................     98,988       19      (3,981)     95,026
  FHLMC CMO's......................    123,413      450      (7,213)    116,650
  Private issue CMO's..............    523,878      108     (23,529)    500,457
                                    ----------   ------    --------  ----------
    Total mortgage-backed
     securities....................    771,279      608     (34,723)    737,164
                                    ----------   ------    --------  ----------
    Total securities available-for-
     sale.......................... $1,361,712   $6,136    $(64,023) $1,303,825
                                    ==========   ======    ========  ==========

                    HARRIS FINANCIAL, INC. AND SUBSIDIARIES

         (All dollar amounts presented in the tables are in thousands)


   The amortized cost, gross unrealized holding gains, gross unrealized holding losses and fair value for the available-for-sale securities by major security type at December 31, 1999 were as follows:

                                                 Gross      Gross
                                               Unrealized Unrealized
                                    Amortized   Holding    Holding      Fair
                                       Cost      Gains      Losses     Value
                                    ---------- ---------- ---------- ----------
Available-for-sale:
 U. S. government and agencies..... $  348,705   $    2    $(24,088) $  324,619
 Corporate bonds...................     63,352      --       (3,526)     59,826
 Municipal obligations.............     63,980      958      (1,446)     63,492
 FHLB stock........................     45,400      --          --       45,400
 Other equities....................     73,034    5,551      (1,874)     76,711
Mortgage-backed securities:
  FNMA CMO's.......................     99,032       92        (857)     98,267
  FHLMC CMO's......................    139,328      967      (3,711)    136,584
  Private issue CMO's..............    473,170    1,043     (21,509)    452,704
                                    ----------   ------    --------  ----------
    Total mortgage-backed
     securities....................    711,530    2,102     (26,077)    687,555
                                    ----------   ------    --------  ----------
    Total securities available-for-
     sale.......................... $1,306,001   $8,613    $(57,011) $1,257,603
                                    ==========   ======    ========  ==========

                                                          Amortized     Fair
                                                             Cost      Value
                                                          ---------- ----------
Available-for-sale:
 Due in one year or less................................. $    5,000 $    5,002
 Due after one year through five years...................      1,500      1,500
 Due after five years through ten years..................    254,004    239,947
 Due after ten years.....................................    215,533    201,488
 Equity securities.......................................    118,434    122,111
 Mortgage-backed securities..............................    711,530    687,555
                                                          ---------- ----------
    Total securities available-for-sale.................. $1,306,001 $1,257,603
                                                          ========== ==========

   Marketable securities having a market value of $8,741,000 at December 31, 1999 were pledged to secure public deposits. Marketable securities having a market value of $348,015,000 were pledged as collateral for FHLB advances at December 31, 1999.

                    HARRIS FINANCIAL, INC. AND SUBSIDIARIES

         (All dollar amounts presented in the tables are in thousands)


   The amortized cost, gross unrealized holding gains, gross unrealized holding losses and fair value for held-to-maturity and available-for-sale securities by major security type at December 31, 1998, were as follows:

                                                 Gross      Gross
                                               Unrealized Unrealized
                                    Amortized   Holding    Holding      Fair
                                       Cost      Gains      Losses     Value
                                    ---------- ---------- ---------- ----------
Available-for-sale:
 U. S. government and agencies..... $  298,247  $ 1,851    $   (902) $  299,196
 Corporate bonds...................    148,731       16      (6,507)    142,240
 Municipal obligations.............    113,557    5,713         (37)    119,233
 FHLB stock........................     37,579      --          --       37,579
 Other equities....................    112,403   11,686        (324)    123,765
 Asset-backed securities...........     15,146      515         --       15,661
Mortgage-backed securities:
  FHLMC PC's.......................      1,421       73         --        1,494
  FNMA CMO's.......................    104,276    1,805        (217)    105,864
  FHLMC CMO's......................     75,137      787        (767)     75,157
  Private issue CMO's..............    355,199    1,373      (1,924)    354,648
                                    ----------  -------    --------  ----------
    Total mortgage-backed
     securities....................    536,033    4,038      (2,908)    537,163
                                    ----------  -------    --------  ----------
    Total securities available-for-
     sale.......................... $1,261,696  $23,819    $(10,678) $1,274,837
                                    ==========  =======    ========  ==========

   Activity from the sale of marketable securities is as follows:

                                  Three Months
                                Ended March 31,     Years Ended December 31,
                                -----------------  ----------------------------
                                 2000      1999      1999      1998      1997
                                -------  --------  --------  --------  --------
Proceeds....................... $59,192  $133,841  $353,809  $491,903  $499,633
                                =======  ========  ========  ========  ========
Gross gains.................... $   404  $  2,215  $  4,774  $  4,635  $  4,280
Gross losses...................    (420)     (862)   (3,074)      (51)     (223)
                                -------  --------  --------  --------  --------
Net (loss) gain................ $   (16) $  1,353  $  1,700  $  4,584  $  4,057
                                -------  --------  --------  --------  --------

                    HARRIS FINANCIAL, INC. AND SUBSIDIARIES

         (All dollar amounts presented in the tables are in thousands)


(5) Loans Receivable

   Loans receivable at March 31, and December 31 are summarized as follows:

                                                             December 31,
                                             March 31,   ----------------------
                                                2000        1999        1998
                                             ----------  ----------  ----------
First mortgage loans (principally
 conventional):
Principal balances:
  Secured by 1-4 family residences.......... $  537,225  $  533,605  $  566,438
  Construction loans (net of undistributed
   portion of $24,761, $27,281 and
   $37,319).................................     19,383      23,270      29,032
Other.......................................        --           20       6,962
                                             ----------  ----------  ----------
                                                556,608     556,895     602,432
Less:
  Unearned discounts........................        274         296         471
  Net deferred loan origination fees........      7,367       7,514       8,478
                                             ----------  ----------  ----------
    Total first mortgage loans..............    548,967     549,085     593,483
                                             ----------  ----------  ----------
Commercial loans:
Principal balances:
  Commercial................................    377,625     347,323     203,585
Less:
  Net deferred loan origination fees........        845         776         543
                                             ----------  ----------  ----------
    Total commercial loans..................    376,780     346,547     203,042
                                             ----------  ----------  ----------
Consumer and other loans:
Principal balances:
  Manufactured housing......................     80,333      78,801      63,758
  Home equity and second mortgage...........    184,104     179,180     155,310
  Other.....................................    115,443     106,514      30,647
                                             ----------  ----------  ----------
                                                379,880     364,495     249,715
Plus:
  Net deferred loan origination
   (fees)/costs.............................     (1,115)       (969)        494
  Dealer reserve............................     21,165      20,698      13,996
                                             ----------  ----------  ----------
    Total consumer and other loans..........    399,930     384,224     264,205
                                             ----------  ----------  ----------
Less:
  Allowance for loan loss...................     12,032      11,873       9,088
                                             ----------  ----------  ----------
  Net loans................................. $1,313,645  $1,267,983  $1,051,642
                                             ==========  ==========  ==========

   Loans having a carrying value of $589,065,000, $595,831,000 and $558,726,000 were pledged as collateral for FHLB advances at March 31, 2000, December 31, 1999 and December 31,1998, respectively.

   During 1999, the Bank sold a portion of its conforming 30 year residential mortgage loans resulting in a net loss of $1,955,935. The loans sold had a carrying value of $125,796,623 on the date of sale.

                    HARRIS FINANCIAL, INC. AND SUBSIDIARIES

         (All dollar amounts presented in the tables are in thousands)


   Activity in the allowance for loan loss is summarized as follows for the three months ended March 31, and the years ended December 31:

                                     Three Months
                                     Ended March      Years Ended December
                                         31,                  31,
                                    ---------------  ------------------------
                                     2000     1999    1999     1998     1997
                                    -------  ------  -------  -------  ------
Balance at the beginning of the
 year.............................. $11,873  $9,088  $ 9,088  $ 8,192  $8,322
Provision charge to income.........     835     795    3,180    2,540     610
Less: Portion of provision related
 to unfunded commitments...........     --      --       617     (503)   (422)
Charge-offs........................    (757)   (287)  (1,273)  (1,191)   (368)
Recoveries.........................      81      59      261       50      50
                                    -------  ------  -------  -------  ------
Balance at the end of the year..... $12,032  $9,655  $11,873  $ 9,088  $8,192
                                    =======  ======  =======  =======  ======

   Non-accrual and renegotiated loans for which interest has been reduced totaled approximately $12,302,000 at March 31,2000, $10,007,000 in 1999,
$7,651,000 in 1998, and $6,938,000 in 1997. Interest income foregone on these loans amounted to $237,000 at March 31,2000, $289,000 in 1999, $366,000 in
1998, and $360,000 in 1997.

   At March 31, 2000 and December 31, 1999 the Bank had $10,774,000 and $9,517,000, respectively, in impaired loans. The March 31, 2000 and December 31, 1999 allowance for loan losses has a reserve of $1,630,000 and $1,767,550, respectively, for these impaired loans.

   At December 31, 1998, the Bank had no impaired loans. In 1998, all impaired loans were deemed uncollectible and charged off as of the respective year end. Consequently, HFI recorded no impairment loss reserves at December 31, 1998. No interest income was recognized on impaired loans during 1998.

(6) Loan Servicing

   Mortgage loans serviced for others are not included in the accompanying consolidated statements of financial condition. The unpaid principal balances of these loans are summarized as follows:

                                                         December 31,
                             March   March 31,  ------------------------------
                            31, 2000    1999      1999      1998       1997
                            -------- ---------- -------- ---------- ----------
Mortgage loan portfolios
 serviced for:
  FHLMC.................... $154,432 $  763,768 $560,074 $  775,630 $  670,426
  FNMA.....................   43,373    313,972  232,520    330,065    328,086
  Other investors..........   25,687        919   26,023        977     68,389
                            -------- ---------- -------- ---------- ----------
                            $223,492 $1,078,659 $818,617 $1,106,672 $1,066,901
                            ======== ========== ======== ========== ==========

                    HARRIS FINANCIAL, INC. AND SUBSIDIARIES

         (All dollar amounts presented in the tables are in thousands)


   Activity associated with mortgage servicing rights is summarized as follows:

                                                   Purchased Originated  Total
                                                   --------- ---------- -------
Balance at December 31, 1997......................  $ 8,682   $ 3,148   $11,830
Additions.........................................    2,630     1,099     3,729
Amortization......................................   (2,280)   (1,190)   (3,470)
Net change in valuation allowance.................      (83)      --        (83)
Fair value of hedge on servicing rights...........   (1,010)      --     (1,010)
                                                    -------   -------   -------
Balance at December 31, 1998......................    7,939     3,057    10,996
Additions.........................................      --        613       613
Servicing rights sales............................   (2,169)      --     (2,169)
Amortization......................................   (1,450)     (374)   (1,824)
                                                    -------   -------   -------
Balance at December 31, 1999......................    4,320     3,296     7,616
Additions.........................................      --        423       423
Servicing rights sales............................   (4,246)   (2,123)   (6,369)
Amortization......................................      (10)      (21)      (31)
Net change in valuation allowance.................      200       --        200
                                                    -------   -------   -------
Balance at March 31, 2000.........................  $   264   $ 1,575   $ 1,839
                                                    =======   =======   =======

   Custodial escrow balances maintained in connection with the foregoing loan servicing were approximately $1,694,000 at March 31, 2000, $7,348,000 at December 31, 1999, and $8,493,000 at December 31, 1998.

   During 1998, HFI purchased an interest rate floor to hedge against the deterioration in the carrying value of its mortgage servicing rights portfolio resulting from prepayments of the underlying loans. The notional amount of the hedge was $75,000,000 with a two-year term expiring in April 2000. The derivative investment qualified for hedge accounting treatment. At December 31, 1998, the floor's fair value of $1,010,000 was recorded within other assets and as an adjustment to the carrying value of mortgage servicing rights. Cash payments received under the derivative contract were recorded as an adjustment to the carrying value of the contract. Gains or losses resulting from the contract were deferred and amortized over the remaining lives of the related servicing rights. A premium of approximately $368,000 was paid in order to obtain the interest rate floor. The premium was amortized over the two-year life of the contract. During March, 1999, HFI sold both the mortgage servicing rights portfolio associated with the floor and the floor itself at a combined net loss of $220,000.

   HFI performs a market value analysis of its mortgage servicing rights on a quarterly basis. If the calculated market value is less than the carrying value of the servicing rights, amortization is recorded to write down the servicing rights to the market value. As of March 31, 2000, the mortgage servicing rights reflected a fair market value of $2,363,000. HFI engages an external consultant to perform the market value analysis. The analysis calculates the net present value of the future cash flows expected from the servicing rights. The underlying loans are stratified into homogenous pools by 100 basis point interest rate bands. Once the loans are stratified, each pool is individually valued using assumptions that are unique and characteristic of that pool. The following table shows the significant factors used at March 31, 2000, to value the servicing rights as well as the average value of each factor.

                    HARRIS FINANCIAL, INC. AND SUBSIDIARIES

         (All dollar amounts presented in the tables are in thousands)


                                                                        Average
       Factor                                                            Value
       ------                                                           -------
   Foreclosure rate (first year).......................................   .5743%
   Foreclosure costs (per loan)........................................ $838.32
   Escrow reserve requirement..........................................      95%
   Future interest rate................................................    5.50%
   Future cost of funds................................................    8.75%
   Discount rate.......................................................    9.50%
   Inflation rate--escrows.............................................     2.0%
   Average prepayment rate.............................................    9.25%

   During 1999, HFI sold or committed to sell substantially all of its purchased mortgage servicing rights. HFI recorded a net gain of $1.5 million in the first quarter of 2000 related to a sales commitment entered into in December, 1999.

(7) Premises and Equipment

   A summary of premises and equipment at March 31and December 31 follows:

                                                    December 31,      Estimated
                                         March    ------------------    Useful
                                        31, 2000    1999      1998      Lives
                                        --------  --------  --------  ----------
Land................................... $  2,283  $  2,283  $  2,315
Buildings and improvements.............   18,296    14,792    13,827  5-50 years
Leasehold improvements.................    4,423     3,764     2,483  5-10 years
Furniture and equipment................   15,794    14,859    16,374  5-10 years
Automobiles............................      214       214       241     3 years
Software...............................    2,840     2,800     3,604   3-5 years
Accumulated depreciation...............  (16,285)  (15,484)  (17,230)
                                        --------  --------  --------
                                        $ 27,565  $ 23,228  $ 21,614
                                        ========  ========  ========

   Depreciation expense for the three months ended March 31, 2000 and 1999 was $803,996 and $727,484, respectively, and for the years ended December 31, 1999, 1998, and 1997 was $2,969,988, $2,358,222, and $1,551,000, respectively.

(8) Intangible Assets

   Total amortization expense recorded on intangible assets was $.7 million during the first quarter 2000, $2.6 million during the year 1999, $2.5 million during the year 1998 and $2.4 million during the year 1997. Accumulated amortization was $10.7 million and $10.0 million as of March 31, 2000 and December 31, 1999, respectively.

   Effective June 25, 1999, HFI acquired a branch in the Lebanon market from another regional bank. The acquisition included the purchase of $37.3 million in deposits, $11.4 million in loans, and cash and other assets totaling $.7 million. The acquisition was accounted for as a purchase and resulted in a core deposit intangible of $3.3 million, which is being amortized over a seven year period using the straight-line method.

(9) Deposits

   HFI pays deposit insurance premiums to the Savings Association Insurance Fund ("SAIF") of the Federal Deposit Insurance Corporation ("FDIC"). HFI's deposit insurance premium rate was .005% for the first

                    HARRIS FINANCIAL, INC. AND SUBSIDIARIES

         (All dollar amounts presented in the tables are in thousands)

quarter 2000, .059% for the year 1999, .061% for the year 1998 and .064% for the year 1997 of its assessed deposit base. This resulted in total premiums assessed of $68,000 for the first quarter 2000, $713,000 for the year 1999, $696,000 for the year 1998, and $751,000 for the year 1997.

   On October 21, 1998 and December 11, 1997, HFI participated in brokered certificate of deposit transactions with Merrill Lynch. The amount of the 1998 transaction was $25,000,000 with a maturity of 6 months. The amount of the 1997 transaction was $25,000,000 with a maturity of 3 years. During 1999, HFI participated in brokered certificate of deposit transactions with Paine Webber and Morgan Stanley/Dean Witter totaling $52,111,000. The certificates of deposits have maturities ranging from 6 months to 7 years. During the first quarter of 2000, HFI issued brokered certificates of deposit totaling $15,000,000 with a maturity of 3.5 years. The transaction was with Morgan Stanley/ Dean Witter. The certificates of deposits were issued in denominations less than $100,000 and participated out by the broker. Deposits in excess of $100,000 are not federally insured.

   Deposits are summarized as follows:

                                                                 At December 31,
                                             --------------------------------------------------------
                            March 31, 2000          1999               1998               1997
                          ------------------ ------------------ ------------------ ------------------
                            Amount   Percent   Amount   Percent   Amount   Percent   Amount   Percent
                          ---------- ------- ---------- ------- ---------- ------- ---------- -------
Demand and NOW
 accounts...............  $  164,542   11.4% $  156,118   11.4% $  144,689   12.0% $  100,703    8.8%
Money Market............     178,670   12.4%    172,550   12.5%    152,057   12.6%    128,079   11.2%
Savings.................     132,393    9.2%    135,813    9.9%    143,462   11.9%    148,718   13.0%
                          ----------  -----  ----------  -----  ----------  -----  ----------  -----
                             475,605   33.0%    464,481   33.8%    440,208   36.5%    377,500   33.0%
                          ----------  -----  ----------  -----  ----------  -----  ----------  -----
Time Deposits
4% or less..............  $    4,545    0.3% $    5,230    0.4% $    6,042    0.5% $    8,321    0.7%
4.01%--6.00%............     642,799   44.7%    714,568   52.0%    653,261   54.2%    580,914   50.7%
6.01%--8.00%............     316,373   22.0%    189,092   13.8%    102,588    8.5%    173,243   15.1%
8.01%--9.00%............         366    0.0%        499    0.0%      3,280    0.3%      6,260    0.5%
                          ----------  -----  ----------  -----  ----------  -----  ----------  -----
 Total..................     964,083   67.0%    909,389   66.2%    765,171   63.5%    768,738   67.0%
                          ----------  -----  ----------  -----  ----------  -----  ----------  -----
Total Deposits..........  $1,439,688  100.0% $1,373,870  100.0% $1,205,379  100.0% $1,146,238  100.0%
                          ==========  =====  ==========  =====  ==========  =====  ==========  =====

   Interest expense on deposits is summarized as follows:

                                    Three Months Ended   Years Ended December
                                         March 31,                31,
                                    ------------------- -----------------------
                                      2000      1999     1999    1998    1997
                                    --------- --------- ------- ------- -------
Demand and NOW accounts............ $     257 $     245 $ 1,023 $ 1,370 $ 1,242
Money Market.......................     1,960     1,445   6,205   5,724   5,309
Savings............................       676       686   2,931   3,285   4,072
Time Deposits......................    12,689    10,094  42,648  40,153  43,760
                                    --------- --------- ------- ------- -------
                                    $  15,582 $  12,470 $52,807 $50,532 $54,383
                                    ========= ========= ======= ======= =======

(10) Other Borrowings

   Borrowed funds at March 31 and December 31 are summarized as follows:

                                                               December 31,
                                                March 31,  ---------------------
                                                   2000       1999       1998
                                                ---------- ---------- ----------
FHLB advances.................................. $  915,000 $  805,000 $  746,581
Repurchase agreements..........................    208,375    313,000    322,673
                                                ---------- ---------- ----------
  Total other borrowings....................... $1,123,375 $1,118,000 $1,069,254
                                                ========== ========== ==========

                    HARRIS FINANCIAL, INC. AND SUBSIDIARIES

         (All dollar amounts presented in the tables are in thousands)


   Pursuant to collateral agreements with the FHLB, advances are fully secured by certain debt securities and qualifying first mortgage loans. There were available lines of credit totaling $1,009.4 million at March 31, 2000, $1,059.5 million at December 31, 1999 and $943.5 million at December 31, 1998.

   As of March 31, 2000 and December 31, 1999, FHLB advances consisted of the following:

        March 31, 2000                December 31, 1999
   --------------------------      ------------------------------
    Amount      Average Rate        Amount        Average Rate         Maturities
   --------     ------------       --------       ------------       ---------------
   $425,000        6.046%          $415,000          5.618%          2000
     25,000        6.157%           175,000          5.916%          2001
        --         0.000%            75,000          5.837%          2002
     50,000        5.075%            50,000          5.075%          2003
     75,000        7.110%               --           0.000%          2004
    340,000        5.898%            90,000          4.894%          2005 and beyond
   --------        -----           --------          -----
   $915,000        6.028%          $805,000          5.588%
   --------        -----           --------          -----

   During the three months ended March 31, 2000 and the years ended 1999 and 1998, HFI sold repurchase agreements, the average balance of which was $306.4 million for the first quarter 2000, $313.7 million for the year 1999, and $352.1 million for the year 1998. The highest month-end balance outstanding was $208.4 million during the three months ended March 31, 2000, $313.0 million during the year of 1999, and $358.2 million during the year of 1998. The securities underlying the agreements were under HFI's control. As of March 31, 2000 and December 31, 1999, repurchase agreements consisted of:

        March 31, 2000                December 31, 1999
   --------------------------      ------------------------------
    Amount      Average Rate        Amount        Average Rate         Maturities
   --------     ------------       --------       ------------       ---------------
   $    --         0.000%          $    --             --            2000
     20,000        6.550%               --             --            2001
        --         0.000%           100,000          5.830%          2002
     38,375        5.531%            63,000          5.605%          2003
        --         0.000%            50,000          5.720%          2004
    150,000        5.496%           100,000          5.385%          2005 and beyond
   --------        -----           --------          -----
   $208,375        5.603%          $313,000          5.625%
   --------        -----           --------          -----

(11) Restrictions

   HFI is required by the Federal Reserve Bank to maintain certain statutory cash reserves. At March 31, 2000 and December 31, 1999, HFI's reserve requirement was $11,993,000 and $12,318,000, respectively.

(12) Commitments to Extend Credit

   HFI issues financial instruments with off-balance sheet risk in the normal course of business to meet the financial needs of its customers. These financial instruments include commitments to extend credit and performance standby letters of credit. These instruments involve, to varying degrees, elements of credit and interest rate risk in excess of the amount recognized in the balance sheet.

                    HARRIS FINANCIAL, INC. AND SUBSIDIARIES

         (All dollar amounts presented in the tables are in thousands)


   At March 31, 2000, December 31, 1999 and 1998, HFI had the following off-balance sheet commitments:

                                                                  December 31,
                                                         March   ---------------
                                                        31, 2000  1999    1998
                                                        -------- ------- -------
Commitments:
To extend credit:
    Unused open-end consumer lines of credit........... $101,688 $57,311 $44,006
    Unused open-end commercial lines of credit.........   59,321  96,481  39,429
    Funds available on construction loans..............   24,761  27,281  37,319
    Loan originations and purchases....................   37,866  31,087  86,286
To sell loans..........................................    8,871   7,633  14,418
Performance standby letters of credit..................   13,165   7,372   4,703

   Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Since many of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements.

   HFI evaluates each customer's credit worthiness on a case-by-case basis. The amount of collateral obtained, if deemed necessary by HFI upon extension of credit, is based on management's credit evaluation of the customer. Collateral held includes residential and income producing commercial properties.

   Performance standby letters of credit are conditional commitments issued by HFI to guarantee the performance of a customer to a third party. Those guarantees are primarily issued to support public and private borrowing arrangements, including commercial paper, bond financing and similar transactions. The terms of the letters of credit vary from 6 months to 36 months and may have renewal features. The credit risk involved in issuing letters of credit is essentially the same as that involved in extending loans to customers. HFI holds collateral supporting those commitments for which collateral is deemed necessary.

   Most of HFI's business activity is with customers located within HFI's defined market area. HFI grants commercial, residential and consumer loans throughout central Pennsylvania and northern Maryland. Since the majority of HFI's loan portfolio is located in central Pennsylvania and northern Maryland, a substantial portion of HFI's debtors' ability to honor their contracts and increases or decreases in the market value of the real estate collateralizing such loans may be significantly affected by the level of economic activity in this area.

(13) Employee Benefits

   HFI has a qualified non-contributory defined benefit pension plan covering substantially all of its employees. Benefits are based on years of service and the employee's average monthly pay using the five highest years of employment. Contributions are intended to provide not only for benefits attributed to service to date but also for those expected to be earned in the future. HFI's policy is to make the minimum contribution, as calculated by the Plan's actuary. The following sets forth the plan's funded status and amounts recognized in HFI's statement of financial condition at December 31, 1999 and 1998:

                    HARRIS FINANCIAL, INC. AND SUBSIDIARIES

         (All dollar amounts presented in the tables are in thousands)


                                                               1999     1998
                                                              -------  -------
Change in benefit obligation:
  Benefit obligation at beginning of year.................... $11,791  $ 9,799
  Service cost...............................................     963      714
  Interest cost..............................................     759      721
  Actuarial loss.............................................      86       17
  Actuarial loss due to changes in assumptions...............     --       957
  Benefits paid..............................................    (454)    (417)
                                                              -------  -------
    Benefit obligation at the end of plan year...............  13,145   11,791
                                                              -------  -------
Change in plan assets:
Fair value of plan assets at beginning of year...............  13,180   12,192
Actual return on plan assets.................................   1,847    1,405
Benefits paid................................................    (454)    (417)
                                                              -------  -------
    Fair value of plan assets at end of year.................  14,573   13,180
                                                              -------  -------
Funded status................................................   1,428    1,389
                                                              -------  -------
Unrecognized net actuarial (gain)............................  (2,187)  (1,467)
Unrecognized prior service cost..............................     150      165
Unrecognized net asset.......................................    (346)    (384)
                                                              -------  -------
    Accrued benefit cost..................................... $  (955) $  (297)
                                                              =======  =======

   The components of net pension expense for the years ended December 31, 1999, 1998 and 1997 are as follows:

                                                      1999     1998     1997
                                                     -------  -------  -------
Service cost benefits earned during the period...... $   963  $   714  $   679
Interest cost on projected benefit obligation.......     759      721      652
Actual return on plan assets........................  (1,847)  (1,405)  (1,695)
Net amortization and deferral of gains (1)..........     783      385      807
                                                     -------  -------  -------
    Net pension expense............................. $   658  $   415  $   443
                                                     =======  =======  =======
(1) This item is comprised of:
  Current year's net asset gain deferred for later
   recognition...................................... $   809  $   446  $   837
  Amortization of prior service cost................      15       15       15
  Amortization of unrecognized net asset............     (38)     (38)     (38)
  Amortization of net (gain)........................      (3)     (38)      (7)
                                                     -------  -------  -------
                                                     $   783  $   385  $   807
                                                     =======  =======  =======

   Assumptions used to develop the net pension expense were:

                                                               1999  1998  1997
                                                               ----  ----  ----
Discount rate................................................. 6.5%  6.5%  7.5%
Expected long-term rate of return on assets................... 8.0%  8.0%  8.0%
Rate of increase in compensation levels....................... 4.0%  4.0%  5.0%

   Assets of the plan consist primarily of U.S. Government securities, corporate bonds, and equity securities. During 1999, HFI amended its defined benefit pension plan to exclude all employees hired after January 1, 1999.

                    HARRIS FINANCIAL, INC. AND SUBSIDIARIES

         (All dollar amounts presented in the tables are in thousands)

   HFI also has a defined contribution plan covering substantially all employees. HFI provides a matching contribution of 25% of employee contributions to a maximum of 6% of employee compensation. Expense related to the defined contribution plan was $50,000 for the first quarter 2000, $45,000 for the first quarter 1999, $$150,000 for the year 1999, $123,000 for the year 1998, and $93,000 for the year 1997. During 1999, HFI amended its defined contribution pension plan to provide a matching contribution of 50% of employee contributions to a maximum of 6% of employee compensation for all employees hired after January 1, 1999.

   HFI also provides supplemental retirement benefits for executives. The following sets forth the amounts recognized in HFI's statement of financial condition as of December 31, 1999 and 1998:

                                                                  1999   1998
                                                                  -----  -----
Change in benefit obligation:
  Benefit obligation at beginning of year........................ $ 491  $ 322
  Service cost...................................................    26     23
  Interest cost..................................................    16     24
  Actuarial loss.................................................   145    104
  Actuarial loss due to changes in assumptions...................   --      18
  Benefit obligation at the end of plan year.....................   678    491
  Fair value of plan assets at end of year.......................   --     --
  Funded status..................................................  (678)  (491)
  Unrecognized net loss..........................................   285    146
  Unrecognized prior service cost................................   125    141
                                                                  -----  -----
    Accrued benefit cost......................................... $(268) $(204)
                                                                  =====  =====

   The components of net pension cost for the supplemental retirement benefits for executives for the years ended December 31, 1999, 1998 and 1997 are as follows:

                                                                  1999 1998 1997
                                                                  ---- ---- ----
   Service cost.................................................. $26  $22  $15
   Interest cost.................................................  16   24   18
   Amortization of unrecognized prior service cost...............  16   16   16
   Amortization of net loss......................................   7  --   --
                                                                  ---  ---  ---
   Total net periodic post-retirement benefit cost............... $65  $62  $49
                                                                  ===  ===  ===

   The accumulated benefit obligation for the supplemental retirement benefits for executives was determined using a discount rate of 6.5%.

                    HARRIS FINANCIAL, INC. AND SUBSIDIARIES

         (All dollar amounts presented in the tables are in thousands)


   HFI also provides certain health care benefits for retired employees that accumulate 25 years of service and were hired before October 1, 1995. HFI accounts for these post-retirement benefits under the accrual method of accounting.

                                                               1999     1998
                                                              -------  -------
Change in benefit obligation:
  Benefit obligation at beginning of year.................... $ 2,553  $ 1,721
  Service cost...............................................      61       81
  Interest cost..............................................      99      127
  Actuarial loss.............................................     --       194
  Plan change................................................     (51)     --
  Actuarial loss due to changes in assumptions...............    (941)     463
  Benefits paid..............................................     (32)     (33)
                                                              -------  -------
  Benefit obligation at the end of plan year.................   1,689    2,553
                                                              -------  -------
  Fair value of plan assets at year end......................     --       --
  Funded status..............................................  (1,689)  (2,553)
  Unrecognized net (gain) loss...............................    (528)     391
  Unrecognized prior service cost............................    (321)    (290)
                                                              -------  -------
    Accrued benefit cost..................................... $(2,538) $(2,452)
                                                              =======  =======

   The components of net post-retirement benefit cost for the years ended December 31, 1999, 1998 and 1997 are as follows:

                                                               1999  1998  1997
                                                               ----  ----  ----
Service cost.................................................. $ 61  $ 81  $ 71
Interest cost.................................................   99   127   116
Amortization of unrecognized prior service cost...............  (20)  --    --
Amortization of net (gain)....................................  (22)  (20)  (22)
                                                               ----  ----  ----
    Total net periodic post-retirement benefit cost........... $118  $188  $165
                                                               ====  ====  ====

   The post-retirement benefit obligation was determined using a discount rate of 7.0%. The assumed health care cost rate used in measuring the accumulated post retirement benefit obligation was 5.0% for medical costs and 5.0% per year for dental costs. The health care cost trend assumption has a significant impact on the amounts reported. For example, a 1.0% increase in the health care trend rate would increase the accumulated post-retirement benefits obligation by approximately $365,219 at December 31, 1999 and increase the aggregate of the service and interest cost components by $40,967 for the year ended December 31, 1999.

(14) Employee Stock Ownership Plan

   On January 25, 1994, HFI established a leveraged employee stock ownership plan ("ESOP") for the benefit of substantially all employees. HFI makes annual contributions to the ESOP equal to the ESOP's debt service less dividends received on unearned shares. The ESOP shares initially were pledged as collateral for its debt. As the debt is repaid, shares are released from collateral and become eligible for allocation to employee accounts. Actual ESOP share allocations to employee accounts are based on each employee's relative portion of HFI's total eligible compensation recorded during the year shares are earned. ESOP compensation expense was $43,000 for the first quarter 2000, $101,000 for the first quarter 1999, $338,000 for the year 1999, $773,000 for the year 1998, and $1,633,000 for the year 1997.

                    HARRIS FINANCIAL, INC. AND SUBSIDIARIES

         (All dollar amounts presented in the tables are in thousands)


   HFI accounts for its ESOP in accordance with Statement of Position 93-6. Accordingly, the shares pledged as collateral on ESOP borrowings are reported as unearned ESOP shares in HFI's statement of condition. As shares are earned, HFI reports compensation expense equal to the current market price of the shares and the shares become outstanding for earnings-per-share ("EPS") computations. Dividends on allocated ESOP shares are recorded as a reduction of retained earnings. Dividends on unallocated ESOP shares are recorded as a reduction of accrued interest.

   The ESOP shares as of December 31, 1999, 1998 and 1997 were as follows:

                                                    1999      1998      1997
                                                  --------  --------  --------
Allocated shares.................................  519,407   399,509   277,344
Shares released for allocation...................   29,700   148,500   147,300
Earned shares not yet released for allocation....   29,700    29,700   148,500
Shares distributed...............................  (18,356)  (28,602)  (25,135)
Unearned shares..................................   89,100   118,800   148,500
                                                  --------  --------  --------
                                                   649,551   667,907   696,509
                                                  ========  ========  ========
Fair value of unearned shares.................... $    668  $  1,619  $  2,951
                                                  ========  ========  ========

(15) Stock Award and Option Plans

   HFI's stock award plans include the Recognition and Retention Plan for Officers and Employees and the Recognition and Retention Plan for Outside Directors ("the RRPs") that were established on January 25, 1994. The RRPs provide for the granting of restricted stock awards to key employees and unrestricted stock awards to outside directors. Restricted stock awards will only vest if HFI achieves certain financial goals over one-year performance periods. Recipients of restricted and unrestricted stock awards are not required to provide consideration to HFI other than rendering service and have the right to vote the shares and receive dividends. The following table summarizes the activity in HFI's RRPs during 1999, 1998 and 1997:

                                  Restricted Unrestricted  Shares in    Total
                                  Shares(1)   Shares(1)   Suspense(1) Shares(1)
                                  ---------- ------------ ----------- ---------
Unearned on December 31, 1996....   72,450      15,006      156,750    244,206
Plan activity during 1997:
  Forfeited......................  (16,875)        --        16,875        --
  Awarded........................      --        4,500       (4,500)       --
  Earned.........................  (36,225)    (15,506)         --     (51,731)
                                   -------     -------      -------    -------
Unearned on December 31, 1997....   19,350       4,000      169,125    192,475
Plan activity during 1998:
  Forfeited......................      --          --           --         --
  Awarded........................    4,500         --        (4,500)       --
  Earned.........................  (11,175)     (1,500)         --     (12,675)
                                   -------     -------      -------    -------
Unearned on December 31, 1998....   12,675       2,500      164,625    179,800
Plan activity during 1999:
  Forfeited......................      --          --           --         --
  Awarded........................   12,330         --       (12,330)       --
  Earned.........................  (21,505)     (1,500)         --     (23,005)
                                   -------     -------      -------    -------
Unearned on December 31, 1999....    3,500       1,000      152,295    156,795
                                   =======     =======      =======    =======

--------
(1) The number of shares granted under the Stock Option Plan and the weighted average exercise price are adjusted for a three for one stock split that was effective November 18, 1997.

                    HARRIS FINANCIAL, INC. AND SUBSIDIARIES

         (All dollar amounts presented in the tables are in thousands)

   At the time of inception of the RRPs, the cost of the plan shares was recorded as unearned compensation in stockholders' equity. As granted shares are earned, compensation is charged to expense at market value (restricted shares) or at cost (unrestricted shares), unearned compensation is reduced at share cost ($3.33 per share), thereby increasing stockholders' equity, and paid in capital is increased by the appreciated portion of the restricted shares' market value. HFI recorded compensation expense for earned RRP shares totaling $6,000 for the first quarter 2000, $69,000 for the first quarter 1999, $173,000 for the year 1999, $173,000 for the year 1998, and $592,000 for the year 1997.

   HFI's stock option plans include the 1994 Incentive Stock Option Plan for key employees and the 1994 Stock Option Plan for Outside Directors ("the Option Plans") which were established on January 25, 1994. Recipients of options under the Option Plans are required to pay consideration to the Bank to exercise option shares as well as render service over the applicable vesting periods. Recipients of options have no rights with respect to share voting or receipt of dividends on unexercised option shares. Stock options under the Option Plans vest over periods of one to five years, or at the time of certain qualified events, and are exercisable within a ten-year period from the date the options were granted.

   The Board of Directors adopted the Harris Savings Bank 1996 Stock Option Plan ("the 1996 Stock Option Plan") and reserved 75,000 shares of Common Stock for issuance under the plan. This plan was approved by the stockholders at the annual meeting of stockholders on April 16, 1996. Recipients of options under the 1996 Stock Option Plan are required to pay consideration to HFI to exercise option shares as well as render service over the applicable vesting periods. Recipients of options have no rights with respect to share voting or receipt of dividends on unexercised option shares. Stock options under the 1996 Stock Option Plan vest over a period of three years, or at the time of certain qualified events, and are exercisable within a ten-year period from the date the options were granted.

   In 1999, the Board of Directors adopted the Harris Financial, Inc. 1999 Incentive Stock Option Plan and the Harris Financial, Inc. 1999 Stock Option Plan for Outside Directors ("the 1999 Stock Option Plans"). The Board of Directors reserved 1,000,000 shares of Common Stock for issuance under the Harris Financial, Inc. 1999 Incentive Stock Option Plan and 125,000 shares of Common Stock for issuance under the Harris Financial, Inc. 1999 Stock Option Plan for Outside Directors. The plans were approved by the stockholders at the annual meeting of stockholders on April 20, 1999. Recipients of options under the 1999 Stock Option Plans are required to pay consideration to the Bank to exercise option shares as well as render service over the applicable vesting periods. Recipients of options have no rights with respect to share voting or receipt of dividends on unexercised option shares. Stock options under the 1999 Stock Option Plans vest over a period of five years, or at the time of certain qualified events, and are exercisable within a ten-year period from the date the options were granted.

                    HARRIS FINANCIAL, INC. AND SUBSIDIARIES

         (All dollar amounts presented in the tables are in thousands)


   The following table presents the activity in HFI's option plans during the periods ending December 31:

                                 1999                   1998                   1997
                          ---------------------- ---------------------- ----------------------
                                        Weighted               Weighted               Weighted
                                        Average                Average                Average
                                        Exercise               Exercise               Exercise
                          Number(1)     Price(1) Number(1)     Price(1) Number(1)     Price(1)
                          ---------     -------- ---------     -------- ---------     --------
Balance at beginning of
 year...................   178,650       $ 9.50    332,125      $ 3.92    479,550      $3.41
Granted (forfeited).....   226,850 (4)    11.76     49,625 (3)   22.49     (6,225)(2)   1.76
Exercised...............   (30,125)        3.72   (203,100)       3.61   (141,200)      3.39
                          --------       ------  ---------      ------  ---------      -----
Balance at end of year..   375,375       $11.33    178,650      $ 9.50    332,125      $3.92
                          ========       ======  =========      ======  =========      =====
Exercisable at end of
 year...................   117,275                  77,925                220,975
                          ========               =========              =========
Weighted average grant
 date fair value of
 options granted during
 the year...............  $   6.16               $    6.48              $    3.93
                          ========               =========              =========

--------
(1) The number of shares granted under the Stock Option Plan and the weighted average exercise price are adjusted for a three for one stock split that was effective November 18, 1997.
(2) Includes 39,750 forfeited shares
(3) Includes 1,500 forfeited shares
(4) Includes 29,150 forfeited shares

   The following table presents the options outstanding and exercisable at December 31, 1999:

                                       $0-$5  $5-$10  $10-$15  $20-$25  Total
                                      ------- ------- -------- ------- --------
Options Outstanding:
  Number of options(1)...............  73,625  17,275  259,475  25,000  375,375
  Weighted average exercise
   price(1).......................... $  3.33 $  7.01 $  13.03 $ 20.25 $  11.33
  Weighted average remaining contract
   life in years.....................       4       7        9       8        8
Options Exercisable:
  Number of options(1)...............  73,625  11,725   26,925   5,000  117,275
  Weighted average exercise
   price(1).......................... $  3.33 $  6.55 $  13.66 $ 20.25 $   6.74

--------
(1) The number of shares granted under the Stock Option Plan and the weighted average exercise price are adjusted for a three for one stock split that was effective November 18, 1997.

                    HARRIS FINANCIAL, INC. AND SUBSIDIARIES

         (All dollar amounts presented in the tables are in thousands)


   HFI applies APB Opinion No. 25 and related interpretations in accounting for its plans. Accordingly, no compensation cost has been recognized for its stock option plans. Had compensation costs for HFI's 1996 and 1999 stock option plans been determined consistent with FASB Statement No. 123, HFI's net income and earnings per share would have been reduced to the pro forma amounts indicated below:

                                                         1999    1998    1997
                                                        ------- ------- -------
Net income
  As reported.......................................... $18,683 $19,229 $17,771
  Pro forma............................................ $17,932 $19,099 $17,738

Basic earnings per share(1)
  As reported.......................................... $  0.56 $  0.57 $  0.53
  Pro forma............................................ $  0.53 $  0.56 $  0.53

Diluted earnings per share(1)
  As reported.......................................... $  0.55 $  0.57 $  0.52
  Pro forma............................................ $  0.53 $  0.56 $  0.52

--------
(1) All per share values have been adjusted to reflect the November 18, 1997 three for one stock split.

   The fair value of each option grant is estimated on the date of grant using the Black-Scholes option-pricing model with the following weighted average assumptions used for grants in 1999: dividend yield of 2.18 percent to 3.96 percent; expected volatility of 42.265 percent; risk-free interest rate of
4.67 percent to 6.16 percent; and expected lives of seven years. The following weighted average assumptions are used for grants in 1998: dividend yield of
1.57 percent; expected volatility of 43.89 percent; risk-free interest rate of
4.52 percent; and expected lives of seven years. The following weighted average assumptions are used for grants in 1997: a dividend yield of 3.34 percent; expected volatility of 41.32 percent; risk-free interest rate of 5.60 percent; and expected lives of seven years. The effects of applying SFAS No. 123 may not be representative of the effects on reported net income in future years.

(16) Income Taxes

   Income tax expense for the years ended December 31, 1999, 1998 and 1997 is summarized as follows:

                                                          For the years ended
                                                              December 31,
                                                          ---------------------
                                                           1999   1998    1997
                                                          ------ ------  ------
Federal:
  Current................................................ $4,589 $6,609  $6,905
  Deferred...............................................  1,212   (903)    (31)
                                                          ------ ------  ------
                                                           5,801  5,706   6,874
State:
  Current................................................  1,802  1,338   1,483
  Deferred...............................................     22    265     (45)
                                                          ------ ------  ------
Income tax expense....................................... $7,625 $7,309  $8,312
                                                          ====== ======  ======

                    HARRIS FINANCIAL, INC. AND SUBSIDIARIES

         (All dollar amounts presented in the tables are in thousands)


   Total income tax expense differed from the amounts computed by applying the U.S. Statutory income tax rate for the years ended December 31, 1999, 1998 and 1997 to income before taxes as a result of the following:

                                                       1999     1998     1997
                                                      -------  -------  ------
Estimated income tax expense at federal rate......... $ 9,208  $ 9,288  $9,129
State tax expense net of federal income taxes........   1,180    1,041     979
Tax-exempt interest income...........................  (2,219)  (2,271) (2,013)
Amortization of goodwill.............................     322      322     318
Dividends received deduction.........................  (1,216)  (1,677) (1,501)
Non-deductible employee stock option plan expense....      83      224     399
Interest disallowance................................     291      352     306
Other, net...........................................     (24)      30     695
                                                      -------  -------  ------
  Total.............................................. $ 7,625  $ 7,309  $8,312
                                                      =======  =======  ======
Effective Tax Rate...................................   28.98%   27.54%  31.87%
                                                      =======  =======  ======

   The tax effects of temporary differences that give rise to significant portions of the deferred tax assets and deferred tax liabilities as of December 31, 1999 and 1998 are presented below:

                                                               1999     1998
                                                              -------  -------
Deferred tax asset:
Reserve for uncollected interest............................  $   --   $    77
Deferred compensation expense...............................      336      404
Post-retirement benefits expense............................    1,035      973
Pension expense.............................................      334      117
Excess loan servicing fees..................................       47       69
Allowance for loan losses...................................    4,264    3,505
Deposit intangible amortization.............................    1,218      898
Accrued severance costs.....................................       61      134
Deferred interest income....................................      290      242
Non-accrual interest........................................      126      126
Stock-based compensation expense............................      (27)     115
Net unrealized losses on marketable securities available for
 sale.......................................................   19,051      --
Sale of loan servicing rights...............................      559      --
Other.......................................................      289      460
                                                              -------  -------
  Total.....................................................   27,583    7,120
                                                              -------  -------
Deferred tax liabilities:
Deferred loan costs and dealer reserves, net................    6,715    3,877
Prepaid expenses............................................      301      359
Depreciation................................................      976      545
Net unrealized gains on marketable securities available for
 sale.......................................................      --     5,035
Deferred depreciation and amortization on acquisition
 related assets.............................................      155      224
Originated mortgage servicing rights........................      958    1,069
Excess tax bad debt reserves over base year.................      908    1,367
Other.......................................................      168      116
                                                              -------  -------
  Total.....................................................   10,181   12,592
                                                              -------  -------
    Net deferred tax asset (liability)......................  $17,402  $(5,472)
                                                              =======  =======

                    HARRIS FINANCIAL, INC. AND SUBSIDIARIES

         (All dollar amounts presented in the tables are in thousands)


   Management has determined that it is not required to establish a valuation reserve for its gross deferred tax asset of $27.6 million since it is more likely than not that the deferred tax assets will be realized through future reversals of existing temporary differences, future taxable income and the implementation of prudent tax planning strategies.

   The amount of tax bad debt reserves subject to recapture as of March 31, 2000, was approximately $2.6 million. Pre-1988 reserves remain subject to recapture if a savings bank makes certain non-dividend distributions. At March 31, 2000, Harris Savings Bank's total federal pre-1988 reserve was approximately $29.2 million. This reserve reflects the cumulative effects of federal tax deductions by the bank for which no Federal income tax provision has been made.

(17) Leases

   At March 31, 2000 and December 31, 1999, HFI was obligated under non-cancelable operating leases for office space. Certain leases contain escalation clauses providing for increased rentals based on increases in the average consumer price index. Rental expenses for these facilities aggregated $278,000 for the first quarter 2000, $271,000 for the first quarter of 1999, $1,070,000 for the year 1999, $993,000 for the year 1998, and $1,022,000 for the year 1997.

   The projected minimum rental payments under the terms of the leases at March 31, 2000, net of projected sub-lease rentals, are as follows:

   Years ending
   December 31,                                                           Amount
   ------------                                                           ------
   2000.................................................................. $  797
   2001..................................................................  1,025
   2002..................................................................    910
   2003..................................................................    760
   2004..................................................................    594
   2005 and thereafter...................................................  1,269
                                                                          ------
                                                                          $5,355
                                                                          ======

(18) Fair Value Accounting

   For HFI, as for most financial institutions, the majority of its assets and liabilities are considered financial instruments as defined in SFAS 107. Many of HFI's financial instruments, however, lack an available trading market as characterized by a willing buyer and a willing seller engaging in an exchange transaction. Since it is HFI's general practice not to engage in trading activities, significant assumptions and estimations were used in calculating present values in discounted cash flow models. Estimated fair values at December 31, 1999 and 1998 have been determined by HFI using the best available data, as generally provided in Harris Savings Bank's call report as submitted to the FDIC with an estimation methodology suitable for each category of financial instrument.

   Fair value estimates, methods and assumptions are set forth below for HFI's financial instruments.

                    HARRIS FINANCIAL, INC. AND SUBSIDIARIES

         (All dollar amounts presented in the tables are in thousands)


   Cash and Cash Equivalents. The carrying amounts for short-term instruments approximate fair value because of the short maturity of, and negligible credit concerns within those instruments.

                                                1999                1998
                                         ------------------- -------------------
                                         Estimated  Carrying Estimated  Carrying
                                         Fair Value  Amount  Fair Value  Amount
                                         ---------- -------- ---------- --------
Cash and cash equivalents...............  $73,613   $73,613   $56,741   $56,741
                                          =======   =======   =======   =======

   Marketable Securities. The fair value of marketable securities, all of which are maintained as available-for-sale, has been valued based on quotations received from an independent pricing service.

                                            1999                  1998
                                    --------------------- ---------------------
                                    Estimated  Amortized  Estimated  Amortized
                                    Fair Value    Cost    Fair Value    Cost
                                    ---------- ---------- ---------- ----------
Securities available-for-sale...... $1,257,603 $1,306,001 $1,274,837 $1,261,696
                                    ---------- ---------- ---------- ----------
                                    $1,257,603 $1,306,001 $1,274,837 $1,261,696
                                    ========== ========== ========== ==========

   Deposit, Escrow, and Other Borrowings. Under SFAS 107, the fair value of deposits with no stated maturity, such as demand deposit accounts, NOW accounts, money market accounts and savings accounts, is equal to the amount payable on demand. The fair value of time deposits and other borrowings is based on the discounted value of contractual cash flows and current rates for debt with similar terms and remaining maturities. The discount rate is estimated using the rates currently offered for deposits of similar remaining maturities. The fair value of escrow, which has no stated maturity, is equal to the amount on deposit.

                                             1999                  1998
                                     --------------------- ---------------------
                                     Estimated   Carrying  Estimated   Carrying
                                     Fair Value   Amount   Fair Value   Amount
                                     ---------- ---------- ---------- ----------
Demand and NOW accounts............. $  156,118 $  156,118 $  144,689 $  144,689
Money market accounts...............    172,550    172,550    152,057    152,057
Savings.............................    135,813    135,813    143,462    143,462
Time deposits.......................    915,405    909,389    722,244    765,171
                                     ---------- ---------- ---------- ----------
  Total deposits.................... $1,379,886 $1,373,870 $1,162,452 $1,205,379
                                     ========== ========== ========== ==========
Escrow.............................. $    3,511 $    3,511 $    7,906 $    7,906
                                     ========== ========== ========== ==========
Other borrowings.................... $1,094,348 $1,118,000 $1,065,173 $1,069,254
                                     ========== ========== ========== ==========

   Loans. Fair values are estimated for portfolios of loans with similar characteristics. Residential mortgages make up a substantial percentage of HFI's loan portfolio. These residential mortgages, which are generally underwritten to standards substantially in conformity with Federal Home Loan Mortgage Corporation ("Freddie Mac") standards, have been estimated based on the discounted value of expected cash flows.

   Fair values for all commercial and other loans have been calculated by discounting scheduled cash flows. The discount rate used in these calculations is the market rate for similar instruments adjusted for noninterest operating costs, credit risk and assumed prepayment risk.

                    HARRIS FINANCIAL, INC. AND SUBSIDIARIES

         (All dollar amounts presented in the tables are in thousands)


                                  1999                   1998
                          ---------------------  ---------------------
                          Estimated   Carrying   Estimated   Carrying
                          Fair Value   Amount    Fair Value   Amount
                          ---------- ----------  ---------- ----------
Commercial loans........  $  342,175 $  347,323  $  203,543 $  203,585
Mortgage loans..........     539,794    556,895     603,086    602,432
Consumer loans..........     366,094    364,495     254,401    249,715
Less: Allowance for loan
 losses.................         --     (11,873)        --      (9,088)
                          ---------- ----------  ---------- ----------
                          $1,248,063 $1,256,840  $1,061,030 $1,046,644
                          ========== ==========  ========== ==========

   Commitments to Extend Credit and Performance Standby Letters of Credit. The fair value of commitments to extend credit is estimated using the fees currently charged to enter into similar agreements, taking into account the remaining terms of the agreements and present creditworthiness of the counterparties. For fixed rate loan commitments, fair value also considers the difference between current levels of interest rates and the committed rates. The fair value of performance standby letters of credit is based upon fees currently charged for similar agreements or on the estimated cost to terminate them or otherwise settle the obligations with the counterparties.

                                      1999                           1998
                         ------------------------------ ------------------------------
                         Contract  Carrying  Estimated  Contract  Carrying  Estimated
                          Amount  Amount (1) Fair Value  Amount  Amount (1) Fair Value
                         -------- ---------- ---------- -------- ---------- ----------
Commitments:
Commitments to extend
 credit:
 Unused open-end
  consumer lines of
  credit................ $ 57,311   $  --      $  --    $ 44,006   $  --      $  --
 Unused open-end
  commercial lines of
  credit................   96,481      391        391     39,429      275        275
 Funds available on
  construction loans....   27,281      704        704     37,319      902        902
 Loan originations and
  purchases.............   31,087      436        436     86,286      477        477
 Performance standby
  letters of credit.....    7,372       34         34      4,703       31         31
                         --------   ------     ------   --------   ------     ------
                         $219,532   $1,565     $1,565   $211,743   $1,685     $1,685
                         ========   ======     ======   ========   ======     ======
Commitments to sell
 loans.................. $  7,633   $  --      $  --    $ 14,418   $  --      $  --
Commitments to purchase
 securities............. $    --    $  --      $  --    $    --    $  --      $  --

--------
(1) The amounts shown under "carrying amount" represent accruals or deferred income arising from these unrecognized financial instruments.

   Limitations. Fair value estimates are made at a specific point in time, based on relevant market information and information about the financial instruments. These estimates do not reflect any premium or discount that could result from offering for sale at one time HFI's entire holdings or of a particular financial instrument. Because no market exists for a significant portion of HFI's financial instruments, fair value estimates are based on judgments regarding future expected loss experience, current economic conditions, risk characteristics of various financial institutions and other factors. These estimates are subjective in nature and involve uncertainties and matters of significant judgment and, therefore, cannot be determined with precision. Changes in assumptions could significantly affect the estimates. Management is concerned that reasonable comparability between financial institutions may not be likely due to the wide range of permitted valuation techniques and the estimates and assumptions that must be made.

                    HARRIS FINANCIAL, INC. AND SUBSIDIARIES

         (All dollar amounts presented in the tables are in thousands)


(19) Derivative Financial Instruments

   As of March 31, 2000, HFI has entered into six total return swaps. The swaps are intended to hedge market value fluctuations in HFI's retail construction loan portfolio that are caused by changes in market levels of interest rates. Each swap contract has a duration of 6 to 8 months and consists of two components:

  . HFI exchanges fixed rate interest payments on a designated mortgage backed security (MBS) pool for a floating rate interest payment indexed to the London Interbank Offered Rate (LIBOR) minus 99 basis points. The settlement is made on a monthly basis between HFI and the counter party.

  . A lump sum payment which reflects the change in market value of the designated MBS pool from the inception of the swap contract to the end of the swap contract. This payment is made at the final date of the contract between HFI and the counter party. HFI receives a payment if the market value of the underlying MBS pool declines. Conversely, HFI must pay the counter party if the value of the MBS pool increases.

   The total return swaps are designed to hedge against the decline in the market value of a specifically identified pool of fixed rate construction loans that are to be sold upon their conversion to long term mortgage loans. HFI has determined that there is a high degree of correlation between the changes in the market value of the underlying MBS pool and the fair market value of the hedged loans. Accordingly, HFI has recorded the change in market value of the contract on the balance sheet, with an offsetting entry to the carrying value of the hedged loans. The ultimate gain or loss incurred by HFI as a result of the changes in the market value of the contract will be recognized upon the sale of the construction loans. HFI has accounted for the interest rate swap portion of the contract using synthetic instrument accounting. Under this method, income or losses related to the interest rate swap are accrued as they occur. The notional amount of the contracts and the fair value gain or loss of the swap as of March 31, 2000, are shown in the following table:

   Total Return Swaps (All dollar amounts presented in table are in 000's)

                                                            Notional Fair Value
     Contract Date                              Category     Amount  Gain/(loss)
     -------------                              --------    -------- -----------
     08/19/1999............................. 7.0% FNMA Pool   7,500      138
     10/19/1999............................. 7.0% FNMA Pool   5,000       60
     11/30/1999............................. 7.0% FNMA Pool   5,000       58
     02/01/2000............................. 7.0% FNMA Pool   5,000      (46)
     03/2/2000.............................. 7.5% FNMA Pool   5,000      (20)
     03/16/2000............................. 7.5% FNMA Pool   5,000      (12)
                                                            -------     ----
       Total................................                $32,500     $178
                                                            =======     ====

   As of March 31, 2000, the Bank has entered into three callable interest rate swaps totaling $41.0 million. The callable interest rate swaps are matched to callable certificates of deposits. The fixed interest rate received by the Bank as a result of the swap is passed on to the holder of the certificate of deposit. Each callable interest rate swap has the same call date as the callable certificate of deposit to which it is matched. The first callable interest rate swap was entered into on November 16, 1999. This interest rate swap is matched to a callable certificate of deposit with a 10 year final maturity and callable after one year. The second callable interest rate swap was entered into December 6, 1999. This interest rate swap is matched to a callable certificate of deposit with a 7 year final maturity and callable after one year. The third callable interest rate swap was entered into on February 8, 2000. The interest rate swap is matched to a callable certificate of deposit with a 3 1/2 year final maturity and callable after one year. For the first two interest rate swaps, the Bank pays a rate of 3 month

                    HARRIS FINANCIAL, INC. AND SUBSIDIARIES

         (All dollar amounts presented in the tables are in thousands)

LIBOR less 9 basis points. For the third interest rate swap, the Bank pays a rate of 3 month LIBOR less 8 basis points. For the November 16, 1999 interest rate swap, the Bank receives an interest rate of 7.35%, creating an effective borrowing rate of 6.00% as of March 31, 2000. For the December 6, 1999 interest rate swap, the Bank receives an interest rate of 7.00%, creating an effective borrowing rate of 6.02875% as of March 31, 2000. For the February 8, 2000 interest rate swap, the Bank receives an interest rate of 7.00%, creating an effective borrowing rate of 6.01% as of March 31, 2000.
   The notional amount of the contracts and the fair value of the callable interest rate swaps as of March 31, 2000, are shown in the following table:

   Callable Interest Rate Swaps (All dollar amounts presented in table are in 000's)

                                                                      Fair Value
                                                   Maturity  Notional  Notional
     Contract Date                                   Date     Amount    Amount
     -------------                                 --------  -------- ----------
     11/16/1999.................................. 11/16/2009 $12,500   $12,500
     12/6/1999...................................  12/6/2006  13,500    13,500
     02/08/2000.................................. 08/08/2003  15,000    15,000
                                                             -------   -------
       Total.....................................            $41,000   $41,000
                                                             =======   =======

   As of December 31, 1999, HFI has entered into five total return swaps. The swaps are intended to hedge market value fluctuations in HFI's retail construction loan portfolio that are caused by changes in market levels of interest rates. The swaps have contract durations of 6 to 8 months and consist of two components:

  . HFI exchanges fixed rate interest payments on a designated mortgage backed security (MBS) pool for a floating rate interest payment indexed to the London Interbank Offered Rate (LIBOR) minus 42 basis points. The settlement is made on a monthly basis between HFI and the counter party.

  . A lump sum payment which reflects the change in market value of the designated MBS pool from the inception of the swap contract to the end of the swap contract. This payment is made at the final date of the contract between HFI and the counter party. HFI receives a payment if the market value of the underlying MBS pool declines. Conversely, HFI must pay the counter party if the value of the MBS pool increases.

                    HARRIS FINANCIAL, INC. AND SUBSIDIARIES

         (All dollar amounts presented in the tables are in thousands)


   The total return swaps are designed to hedge against the decline in the market value of a specifically identified pool of fixed rate construction loans that are to be sold upon their conversion to long term mortgage loans. HFI has determined that there is a high degree of correlation between the changes in the market value of the underlying MBS pool and the fair market value of the hedged loans. Accordingly, HFI has recorded the change in market value of the contract on the balance sheet, with an offsetting entry to the carrying value of the hedged loans. Management has estimated the market value of the contract by determining the change in the fair market value of the underlying MBS pool. Management believes this amount is approximately equal to the fair market value of the contract. The ultimate gain or loss incurred by HFI as a result of the changes in the market value of the contract will be recognized upon the sale of the construction loans. HFI has recorded the impact of the interest rate swap portion of the contract using synthetic instrument accounting. Under this method, income or losses related to the interest rate swap are accrued as they occur. The notional amount of the contracts and the fair value of the swap as of December 31, 1999, are shown in the following table:

                                                            Notional Fair Value
     Contract Date                              Category     Amount  Gain/(loss)
     -------------                              --------    -------- -----------
     06/4/1999.............................. 6.5% FNMA Pool $ 5,000     $131
     07/26/1999............................. 7.0% FNMA Pool   5,000       56
     08/19/1999............................. 7.0% FNMA Pool   7,500       96
     10/19/1999............................. 7.0% FNMA Pool   5,000       29
     11/30/1999............................. 7.0% FNMA Pool   5,000       28
                                                            -------     ----
       Total................................                $27,500     $340
                                                            =======     ====

   As of December 31, 1999, the Bank has entered into two callable interest rate swaps totaling $26.0 million. The callable interest rate swaps are matched to callable certificates of deposits. The fixed interest rate received by the Bank as a result of the swap is passed on to the holder of the certificate of deposit. Each callable interest rate swap has the same call date as the callable certificate of deposit to which it is matched. The first callable interest rate swap was entered into on November 16, 1999. This interest rate swap is matched to a callable certificate of deposit with a 10 year final maturity and callable after one year. The second callable interest rate swap was entered into December 6, 1999. This interest rate swap is matched to a callable certificate of deposit with a 7 year final maturity and callable after one year. For both interest rate swaps, the Bank pays a rate of 3 month LIBOR less 9 basis points. For the November 16, 1999 interest rate swap, the Bank receives a fixed interest rate of 7.35%., creating an effective borrowing rate of 5.980% as of December 31, 1999. For the December 6, 1999 interest rate swap, the Bank receives a fixed interest rate of 7.00%, creating an effective borrowing rate of 6.031% as of December 31, 1999.

   The notional amount of the contracts and the fair value of the callable interest rate swaps as of December 31, 1999, are shown in the following table:

                                                                      Fair Value
                                                   Maturity  Notional   as of
     Contract Date                                   Date     Amount  12/31/1999
     -------------                                ---------- -------- ----------
     11/16/1999.................................. 11/16/2009 $12,500     $369
     12/6/1999................................... 12/06/2009  13,500      374
                                                             -------     ----
       Total.....................................            $26,000     $743
                                                             =======     ====

                    HARRIS FINANCIAL, INC. AND SUBSIDIARIES

         (All dollar amounts presented in the tables are in thousands)


(20) New Accounting Standards

   During June 1998, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 133, "Accounting for Derivative Instruments and Hedging Activities" (SFAS 133). The Statement establishes accounting and reporting standards requiring that every derivative instrument (including certain derivative instruments embedded in other contracts) be recorded in the balance sheet as either an asset or liability measured at its fair value. SFAS 133 requires that changes in the derivative's fair value be recognized currently in earnings unless specific hedge criteria are met. Special accounting for qualifying hedges allows a derivative's gains and losses to offset related results on the hedged item in the income statement, and requires that a company must formally document, designate and assess the effectiveness of transactions that receive hedge accounting treatment.

   SFAS 133 is effective for fiscal years beginning after June 15, 2000. A company may also implement the Statement as of the beginning of any fiscal quarter after issuance. The Statement cannot be applied retroactively.

   Management has not yet quantified the impact of adopting SFAS 133 on the financial statements and has not determined the timing of or method of adoption of the Statement. However, the application of the Statement could increase volatility in earnings and comprehensive income.

                    HARRIS FINANCIAL, INC. AND SUBSIDIARIES

         (All dollar amounts presented in the tables are in thousands)


(21) Earnings Per Share

   The following tables show the allocation of earnings per share to basic earnings per share and diluted earnings per share.

                                                                      Per Share
                                                   Income    Shares    Amount
                                                   ------- ---------- ---------
For the three months ended March 31, 2000
Basic earnings per share:
  Income available to common shareholders......... $ 4,020 33,578,078   $0.12
  Dilutive effect of management and director stock
   options........................................             42,132
                                                   ------- ----------   -----
Diluted earnings per share:
  Income available to common shareholders plus
   assumed conversions............................ $ 4,020 33,620,210   $0.12
                                                   ======= ==========   =====
For the year ended December 31, 1999
Basic earnings per share:
  Income available to common shareholders......... $18,683 33,595,772   $0.56
  Options held by management and directors........             70,785
                                                   ------- ----------   -----
Diluted earnings per share:
  Income available to common shareholders plus
   assumed conversions............................ $18,683 33,666,557   $0.55
                                                   ======= ==========   =====
For the three months ended March 31, 1999
Basic earnings per share:
  Income available to common shareholders......... $ 4,933 33,593,065   $0.15
  Dilutive effect of management and director stock
   options........................................             90,049
                                                   ------- ----------   -----
Diluted earnings per share:
  Income available to common shareholders plus
   assumed conversions............................ $ 4,933 33,683,114   $0.15
                                                   ======= ==========   =====
For the year ended December 31, 1998
Basic earnings per share:
  Income available to common shareholders......... $19,229 33,885,369   $0.57
  Options held by management and directors........            126,383
                                                   ------- ----------   -----
Diluted darnings per share:
  Income available to common shareholders plus
   assumed conversions............................ $19,229 34,011,752   $0.57
                                                   ======= ==========   =====

   Basic earnings per common share were computed by dividing net income by the weighted average number of shares of common stock outstanding for the year. Diluted earnings per common share were computed by dividing net income by the sum of the weighted average number of common shares outstanding, plus the amount of shares outstanding assuming the conversion of stock options.

   Options to purchase 276,031 shares of common stock, with exercise prices ranging from $12.10 to $20.25, were outstanding during 1999 but were not included in the computation of diluted earnings per share because the exercise prices are greater than the average market price of the common shares during the period. The options, which expire at various dates through March 15, 2009, were still outstanding as of December 31, 1999.

   Options to purchase 38,837 shares of common stock, with exercise prices ranging from $20.25 to $26.50, were outstanding during 1998 but were not included in the computation of diluted earnings per share because the exercise prices are greater than the average market price of the common shares during the period. The

                    HARRIS FINANCIAL, INC. AND SUBSIDIARIES

         (All dollar amounts presented in the tables are in thousands)

options, which expire at various dates through June 2, 2008, were still outstanding as of December 31, 1998. An option to purchase 3,181 shares of common stock, with an exercise price of $12.10, was outstanding during 1997 but was not included in the computation of diluted earnings per share because the exercise price is greater than the average market price of the common shares during the period. The option, which expires on August 25, 2007, was still outstanding as of December 31, 1997.

(22) Harris Financial Corporation Financial Information (Parent Company Only)

Consolidated Balance Sheet

                                                                 December 31,
                                                       March   -----------------
                                                      31, 2000   1999     1998
                                                      -------- -------- --------
                                                                  (unaudited)
                       Assets:
  Cash............................................... $    883 $    709 $    491
  Marketable securities available for sale...........    3,300    3,450    3,450
  Loans receivable...................................      297      396      495
  Investment in bank subsidiary......................  162,822  164,881  185,520
  Other assets.......................................      992      830      176
                                                      -------- -------- --------
    Total assets..................................... $168,294 $170,266 $190,132
                                                      ======== ======== ========
        Liabilities and Stockholders' Equity:
  Accounts payable and other liabilities............. $  1,096 $    942 $    162
  Stockholders' equity...............................  167,198  169,324  189,970
                                                      -------- -------- --------
    Total liabilities and stockholders' equity....... $168,294 $170,266 $190,132
                                                      ======== ======== ========

Consolidated Statement of Income

                                     Three Months
                                      Ended March     Years Ended December
                                          31,                  31,
                                     --------------  -------------------------
                                      2000    1999    1999     1998    1997(1)
                                     ------  ------  -------  -------  -------
                                      (unaudited)      (unaudited)
Income:
  Interest income................... $   52  $   43  $   185  $   411  $   73
  Loss on sale of securities........    --      --       --        (6)    --
  Harris/Wharton income.............    (73)    --      (127)     --      --
  Other income......................    --        1        1      --      --
                                     ------  ------  -------  -------  ------
    Total income....................    (21)     44       59      405      73
Expense:
  Other expense.....................    165     126      777      609      89
                                     ------  ------  -------  -------  ------
Net loss before equity in
 undistributed net income of
 subsidiaries.......................   (186)    (82)    (719)    (204)    (16)
Equity in undistributed net income
 of subsidiaries....................  4,206   5,015   19,402   19,433   2,755
                                     ------  ------  -------  -------  ------
Net income.......................... $4,020  $4,933  $18,683  $19,229  $2,739
                                     ======  ======  =======  =======  ======

--------

(1) This statement reflects the activity of the parent company from the date of formation on September 17, 1997 through December 31, 1997.

                    HARRIS FINANCIAL, INC. AND SUBSIDIARIES

         (All dollar amounts presented in the tables are in thousands)


Consolidated Statement of Cash Flows

                                  Three Months
                                 Ended March 31,   Years Ended December 31,
                                 ----------------  ---------------------------
                                  2000     1999      1999      1998    1997(2)
                                 -------  -------  --------  --------  -------
                                   (unaudited)            (unaudited)
Cash flows from operating
 activities:
Net income.....................  $ 4,020  $ 4,933  $ 18,683  $ 19,229  $ 2,739
Adjustments to reconcile net
 income to net cash provided by
 operating activities:
  Undistributed earnings of
   subsidiary..................   (4,206)  (5,015)  (19,402)  (19,433)  (2,755)
  Net depreciation,
   amortization, and
   accretion...................      --        11        79       150      --
  Loss on sale of investments..      --       --        --          6      --
  Equity losses from joint
   venture.....................       73      --        127       --       --
  Decrease (increase) in loan
   to subsidiary...............       99       99        99      (495)     --
  Decrease (increase) in
   other.......................      154      106        59       122     (185)
                                 -------  -------  --------  --------  -------
Net cash used by operating
 activities....................      140      134      (355)     (421)    (201)
                                 -------  -------  --------  --------  -------
Cash flows from investing
 activities:
  Purchase of available-for-
   sale securities, net........      --       --        --       (510)  (9,713)
  Sale of available-for-sale
   securities, net.............      --       --        --      6,571      --
  Investment in joint venture..      --       --       (300)      --       --
                                 -------  -------  --------  --------  -------
  Net cash provided by (used
   in) investing activities....        0        0      (300)    6,061   (9,713)
                                 -------  -------  --------  --------  -------
Cash flows from financing
 activities:
  Payments to acquire treasury
   stock.......................      --       --       (428)   (5,970)     --
  Payments from exercise of
   stock options...............        4       33       112       733      --
  Dividends paid...............     (480)    (478)   (1,911)   (1,886)    (456)
  Dividends received...........      510    1,000     3,100     1,888   10,456
                                 -------  -------  --------  --------  -------
Net cash (used in) provided by
 financing activities..........       34      555       873    (5,235)  10,000
                                 -------  -------  --------  --------  -------
Net increase in cash...........      174      689       218       405       86
Cash at the beginning of the
 period........................      709      491       491        86      --
                                 -------  -------  --------  --------  -------
Cash at the end of the period..  $   883  $ 1,180  $    709  $    491  $    86
                                 =======  =======  ========  ========  =======

--------

(2) This statement reflects the activity of the parent company from the date of formation on September 17, 1997 through December 31, 1997.

(23) Segment Reporting

   Effective January 1, 1998, HFI adopted Statement of Financial Accounting Standards No. 131, "Disclosures about Segments of an Enterprise and Related Information" (SFAS 131), which requires disclosures about reportable segments of an enterprise. The determination of these segments is based upon the manner in which the chief operating decision maker of a particular enterprise evaluates its financial information.

   HFI consists of a holding company and a wholly-owned bank subsidiary, Harris Savings Bank. Harris Savings Bank and its affiliated companies perform financial service activities, which include making loans to individuals and businesses, selling loans on the secondary market, attracting and reinvesting deposits, providing

                    HARRIS FINANCIAL, INC. AND SUBSIDIARIES

         (All dollar amounts presented in the tables are in thousands)

other financial services through its bank delivery channels and making investments in marketable securities. These services are concentrated in southcentral Pennsylvania and northern Maryland. Both of these markets possess similar characteristics. The operating results of Harris Savings Bank as a single entity are used by HFI's executives to make operating decisions. Therefore, the consolidated financial statements of HFI, as presented, represent the results of a single financial services segment.

(24) Consolidated Quarterly Financial Data

                                        2000                  1999
                                     ----------- -------------------------------
                                        First     First  Second   Third  Fourth
                                       Quarter   Quarter Quarter Quarter Quarter
                                     ----------- ------- ------- ------- -------
                                     (unaudited)           (unaudited)
Interest income.....................   $47,236   $41,708 $42,428 $44,989 $45,704
Interest expense....................    31,718    26,587  27,227  29,421  30,156
                                       -------   ------- ------- ------- -------
  Net interest income...............    15,518    15,121  15,201  15,568  15,548
Provision for loan loss.............       835       795     795     795     795
Noninterest income..................     2,734     4,021   3,511   2,477     748
Noninterest expense.................    11,832    11,592  11,333  11,564   8,218
                                       -------   ------- ------- ------- -------
  Income before income taxes........     5,585     6,755   6,584   5,686   7,283
Income taxes........................     1,565     1,822   1,847   1,556   2,400
                                       -------   ------- ------- ------- -------
  Net income........................   $ 4,020   $ 4,933 $ 4,737 $ 4,130 $ 4,883
                                       =======   ======= ======= ======= =======
Basic earnings per share............   $  0.12   $  0.14 $  0.13 $  0.12 $  0.14
Diluted earnings per share..........   $  0.12   $  0.14 $  0.13 $  0.12 $  0.14
                                       =======   ======= ======= ======= =======

                                                             1998
                                                -------------------------------
                                                 First  Second   Third  Fourth
                                                Quarter Quarter Quarter Quarter
                                                ------- ------- ------- -------
                                                          (unaudited)
Interest income................................ $40,407 $40,102 $41,402 $42,101
Interest expense...............................  26,309  26,042  27,220  27,579
                                                ------- ------- ------- -------
  Net interest income..........................  14,098  14,060  14,182  14,522
Provision for loan loss........................     830     570     570     570
Noninterest income.............................   4,928   3,052   4,198   3,367
Noninterest expense............................   9,823  10,399  10,856  12,251
                                                ------- ------- ------- -------
  Income before income taxes...................   8,373   6,143   6,954   5,068
Income taxes...................................   2,624   1,668   2,040     977
                                                ------- ------- ------- -------
  Net income................................... $ 5,749 $ 4,475 $ 4,914 $ 4,091
                                                ------- ------- ------- -------
Basic earnings per share....................... $  0.17 $  0.13 $  0.15 $  0.12
Diluted earnings per share..................... $  0.17 $  0.13 $  0.15 $  0.12
                                                ======= ======= ======= =======

                    HARRIS FINANCIAL, INC. AND SUBSIDIARIES

         (All dollar amounts presented in the tables are in thousands)


(25) Components of Comprehensive Income

                                                 Before-      Tax     Net-of-
                                                   Tax     Expense or   Tax
                                                  Amount    Benefit    Amount
                                                 --------  ---------- --------
For the quarter ended March 31, 2000
Unrealized losses on securities:
  Unrealized holding losses arising during
   period....................................... $(10,697)  $ 4,251   $ (6,446)
  Plus: Reclassification adjustment for losses
   included in net income.......................    1,208      (480)       728
                                                 --------   -------   --------
    Net unrealized losses....................... $ (9,489)  $ 3,771   $ (5,718)
                                                 ========   =======   ========
For the year ended December 31, 1999
Unrealized losses on securities:
  Unrealized holding losses arising during
   period....................................... $(62,743)  $24,557   $(38,186)
  Plus: Reclassification adjustment for losses
   included in net income.......................    1,204      (471)       733
                                                 --------   -------   --------
    Net unrealized losses....................... $(61,539)  $24,086   $(37,453)
                                                 ========   =======   ========
For the year ended December 31, 1998
Unrealized losses on securities:
  Unrealized holding losses arising during
   period....................................... $ (3,367)  $ 1,370   $ (1,997)
  Less: Reclassification adjustment for gains
   included in net income.......................   (1,060)      431       (629)
                                                 --------   -------   --------
    Net unrealized losses....................... $ (4,427)  $ 1,801   $ (2,626)
                                                 ========   =======   ========
For the year ended December 31, 1997
Unrealized gains on securities:
  Unrealized holding gains arising during
   period....................................... $ 13,720   $(5,427)  $  8,293
  Less: Reclassification adjustment for gains
   included in net income.......................   (1,945)      769     (1,176)
                                                 --------   -------   --------
    Net unrealized gains........................ $ 11,775   $(4,658)  $  7,117
                                                 ========   =======   ========

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   FORM 10-Q

(Mark One)
[X] QUARTERLY REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

    For the quarterly period ended June 30, 2000

                                       or

[_] TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

    For the transition period from         to

                        Commission File Number: 0-22399

                             HARRIS FINANCIAL, INC.
             (Exact name of registrant as specified in its charter)

              Pennsylvania                             23-2889833
    (State or other jurisdiction of                  (IRS Employer
     incorporation or organization)               Identification No.)

235 North Second Street, P.O. Box 1711, Harrisburg,            17105
                    Pennsylvania                            (Zip Code)
      (Address of principal executive offices)

                                  717-236-4041
              (Registrant's telephone number, including area code)

                               ----------------

   Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days. Yes [X] No [_]

   Indicate the number of shares outstanding of each of the Bank's classes of common stock, as of the latest practicable date. 34,062,875 shares of stock, par value of $.01 per share, outstanding at July 14, 2000.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                         Part I. Financial Information.

Part 1, Item 1 Financial Statements.

               (Balance of this page is intentionally left blank)

                    HARRIS FINANCIAL, INC. AND SUBSIDIARIES

                 CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
                                  (Unaudited)

                                                       June 30,   December 31,
                                                         2000         1999
                                                      ----------  ------------
                                                          (in thousands,
                                                      except for share data)
                       ASSETS
                       ------
Cash and cash equivalents............................ $   50,115   $   73,613
Marketable securities available-for-sale.............  1,315,328    1,257,603
Loans receivable, net................................  1,382,896    1,267,983
Loans held for sale, net.............................      6,433        1,646
Loan servicing rights................................      1,867        7,616
Premises and equipment, net of accumulated
 depreciation of $17,503 and $15,484.................     29,295       23,228
Accrued interest receivable..........................     18,501       18,302
Intangible assets....................................     16,178       17,617
Deferred tax asset, net..............................     23,823       17,402
Other assets.........................................      6,965        6,390
                                                      ----------   ----------
  Total assets....................................... $2,851,401   $2,691,400
                                                      ==========   ==========
        LIABILITIES AND STOCKHOLDERS' EQUITY
        ------------------------------------
Deposits............................................. $1,452,738   $1,373,870
Escrow...............................................      4,644        3,511
Accrued interest payable.............................     11,827       10,292
Postretirement benefit obligation....................      2,702        2,538
Other borrowings (Note 3)............................  1,198,375    1,118,000
Income taxes payable.................................        --         2,302
Other liabilities....................................     12,445       11,563
                                                      ----------   ----------
  Total liabilities.................................. $2,682,731   $2,522,076
Common stock, $.01 par value, authorized 100,000,000
 shares, 34,062,875 shares issued and 33,613,575
 outstanding at June 30, 2000, 34,023,625 shares
 issued and 33,574,325 shares outstanding at December
 31, 1999............................................ $      341   $      340
Paid in capital......................................     30,499       30,323
Retained earnings....................................    182,857      175,158
Accumulated other comprehensive income...............    (37,932)     (29,347)
Employee stock ownership plan........................       (246)        (296)
Recognition and retention plans......................       (451)        (456)
Treasury stock, 449,300 shares at June 30, 2000 and
 449,300 shares at December 31, 1999 (Note 7)........     (6,398)      (6,398)
                                                      ----------   ----------
  Total stockholders' equity.........................    168,670      169,324
                                                      ----------   ----------
  Total liabilities and stockholders' equity......... $2,851,401   $2,691,400
                                                      ==========   ==========

          See accompanying notes to consolidated financial statements.

                    HARRIS FINANCIAL, INC. AND SUBSIDIARIES

                       CONSOLIDATED STATEMENTS OF INCOME
                                  (Unaudited)

                                                 Six Months      Three Months
                                               Ended June 30,   Ended June 30,
                                               ---------------  ---------------
                                                2000    1999     2000    1999
                                               ------- -------  ------- -------
                                                (in thousands, except for per
                                                         share data)
Interest Income:
 Loans receivable:
  First mortgage loans........................ $19,540 $23,726  $ 9,796 $11,756
  Commercial loans............................  16,160   9,447    9,024   5,192
  Consumer and other loans....................  16,073  12,057    8,282   6,377
 Taxable investments..........................  14,592  15,215    7,294   7,217
 Taxfree investments..........................   1,757   3,145      896   1,562
 Dividends....................................   3,613   4,273    1,861   2,047
 Mortgage-backed securities...................  26,335  16,214   13,714   8,235
 Money market investments.....................      64      59       31      42
                                               ------- -------  ------- -------
  Total interest income.......................  98,134  84,136   50,898  42,428
                                               ------- -------  ------- -------
Interest Expense:
 Deposits.....................................  32,293  25,026   16,711  12,555
 Borrowed funds...............................  34,008  28,735   17,888  14,644
 Escrow.......................................      27      53       11      28
                                               ------- -------  ------- -------
  Total interest expense......................  66,328  53,814   34,610  27,227
                                               ------- -------  ------- -------
  Net interest income.........................  31,806  30,322   16,288  15,201

Provision for loan losses.....................   1,666   1,590      831     795
                                               ------- -------  ------- -------
  Net interest income after provision for loan
   losses.....................................  30,140  28,732   15,457  14,406
                                               ------- -------  ------- -------
Noninterest Income:
 Service charges on deposits..................   3,335   2,740    1,734   1,507
 Other service charges/commissions/fees.......     620     688      327     364
 Net servicing income.........................     338     120       96     120
 Gain on sale of securities, net..............      14   1,365       30      12
 Gain on sale of loans, net...................     819   1,914      311     742
 Other........................................     201     705       95     766
                                               ------- -------  ------- -------
  Total noninterest income....................   5,327   7,532    2,593   3,511
                                               ------- -------  ------- -------
Noninterest Expense:
 Salaries and benefits........................  11,731  10,921    6,001   5,149
 Equipment expense............................   2,050   2,000    1,034   1,038
 Occupancy expense............................   2,119   1,559    1,118     757
 Advertising and public relations.............     853     868      423     385
 FDIC insurance...............................     139     346       71     177
 Director fees................................     162     179       68      96
 Expense (income) from real estate
  operations..................................      99    (347)      94    (131)
 Amortization and write-off of intangibles....   1,439   1,200      719     600
 Consulting and other fees....................   1,260   1,020      520     555
 Supplies, telephone and postage..............   1,680   1,745      794     857
 Other........................................   2,134   3,434      992   1,850
                                               ------- -------  ------- -------
  Total noninterest expense...................  23,666  22,925   11,834  11,333
                                               ------- -------  ------- -------

 Income before income taxes...................  11,801  13,339    6,216   6,584
 Income tax expense...........................   3,142   3,669    1,577   1,847
                                               ------- -------  ------- -------
  Net Income.................................. $ 8,659 $ 9,670  $ 4,639 $ 4,737
                                               ======= =======  ======= =======

 Basic earnings per share (Note 5)............ $  0.26 $  0.29  $  0.14 $  0.14
                                               ======= =======  ======= =======
 Diluted earnings per share (Note 5).......... $  0.26 $  0.29  $  0.14 $  0.14
                                               ======= =======  ======= =======

          See accompanying notes to consolidated financial statements.

                    HARRIS FINANCIAL, INC. AND SUBSIDIARIES

                CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY
                                  (Unaudited)

                                                   Other
                                                  Compre-   Employee  Recognition                     Compre-
                                                  hensive     Stock       And                         hensive
                         Common Paid in Retained   Income   Ownership  Retention  Treasury             Income
                         Stock  Capital Earnings   (Loss)     Plan       Plan      Stock     Total     (Loss)
                         ------ ------- --------  --------  --------- ----------- --------  --------  --------
                                             (in thousands, except for per share data)
Balance at January 1,
 1999...................  $340  $29,960 $158,386  $  8,106    $(396)     $(456)   $(5,970)  $189,970
 Net income.............                   9,670                                               9,670  $  9,670
 Dividends paid at $.12
  per share.............                    (956)                                               (956)
 Exercised stock
  options...............             43                                                           43
 Unrealized losses on
  securities............                           (12,648)                                  (12,648)  (12,648)
                                                                                                      --------
  Comprehensive income
   (loss)...............                                                                              $ (2,978)
                                                                                                      ========
 ESOP stock committed
  for release...........                                         50                               50
 Excess of fair value
  above cost of ESOP
  stock committed for
  release...............            138                                                          138
 Treasury stock
  purchased--10,000
  shares................                                                             (127)      (127)
                          ----  ------- --------  --------    -----      -----    -------   --------
Balance at June 30,
 1999...................  $340  $30,141 $167,100  $ (4,542)   $(346)     $(456)   $(6,097)  $186,140
                          ====  ======= ========  ========    =====      =====    =======   ========
Balance at January 1,
 2000...................   340   30,323  175,158   (29,347)    (296)      (456)    (6,398)   169,324
 Net income.............                   8,659                                               8,659  $  8,659
 Dividends paid at $.12
  per share.............                    (960)                                               (960)
 Exercised stock
  options...............     1      130                                                          131
 Unrealized losses on
  securities............                            (8,585)                                   (8,585)   (8,585)
                                                                                                      --------
  Comprehensive income
   (loss)...............                                                                              $     74
                                                                                                      ========
 ESOP stock committed
  for release...........                                         50                               50
 Earned portion of RRP
  plan..................                                                     5                     5
 Excess of fair value
  above cost of ESOP
  stock committed for
  release...............             41                                                           41
 Excess of fair value
  above cost of earned
  portion of RRP plan...              5                                                            5
                          ----  ------- --------  --------    -----      -----    -------   --------
Balance at June 30,
 2000...................  $341  $30,499 $182,857  $(37,932)   $(246)     $(451)   $(6,398)  $168,670
                          ====  ======= ========  ========    =====      =====    =======   ========


          See accompanying notes to consolidated financial statements.

                    HARRIS FINANCIAL, INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (in thousands)
                                  (Unaudited)

                                                           Six Months Ended
                                                               June 30,
                                                          --------------------
                                                            2000       1999
                                                          ---------  ---------
Cash flows from operating activities:
 Net Income.............................................. $   8,659  $   9,670
 Adjustments to reconcile net income to net cash provided
  by operating activities:
 Provision for loan losses...............................     1,666      1,590
 Net depreciation, amortization, and accretion...........        33      2,767
 (Increase) decrease in loans held for sale..............    (4,787)    13,656
 Net gain on sales of interest-earning assets............      (833)    (3,279)
 Gain (loss) on sale of foreclosed real estate...........        84       (162)
 Equity losses from joint ventures.......................       174         57
 (Increase) decrease in accrued interest receivable......      (199)    (2,151)
 Increase in accrued interest payable....................     1,535        672
 Amortization of intangibles.............................     1,439      1,200
 Earned ESOP shares......................................        91        188
 Earned RRP shares.......................................        10        --
 Provision for deferred income taxes.....................    (1,128)       981
 (Increase) decrease in income taxes receivable..........    (4,127)     1,964
 Other, net..............................................       698     26,315
                                                          ---------  ---------
   Net cash provided by operating activities.............     3,315     53,468
                                                          ---------  ---------
Cash flows from investing activities:
 Proceeds from maturities and principal reductions of
  marketable securities:
 Available-for-sale......................................    13,643    162,352
 Proceeds from sales of marketable securities; available-
  for-sale...............................................    80,355    225,730
 Purchase of marketable securities; available-for-sale...  (162,180)  (370,263)
 Loans sold..............................................    29,179     57,249
 Net increase in loan originations less principal
  payments on loans......................................  (146,191)  (261,054)
 Loan servicing rights sold..............................     7,643        --
 Acquisition of loan servicing rights....................      (512)       153
 Investments in real estate held for investment and other
  joint ventures.........................................      (533)      (239)
 Proceeds from payments on real estate held for
  investment.............................................       109        419
 Purchases of premises and equipment, net................    (8,164)    (2,479)
 Cash proceeds received from the sale of foreclosed real
  estate.................................................       291      1,549
 Branch purchase.........................................       --      22,134
                                                          ---------  ---------
   Net cash used in investing activities.................  (186,360)  (164,449)
                                                          ---------  ---------
Cash flows from financing activities:
 Net increase in deposits................................ $  78,868  $  34,082
 Net increase in other borrowings........................    80,375     68,746
 Net increase in escrow..................................     1,133      9,741
 Payments to acquire treasury stock......................       --        (127)
 Cash dividends..........................................      (960)      (956)
 Proceeds from the exercise of stock options.............       131         43
                                                          ---------  ---------
 Net cash provided by financing operations...............   159,547    111,529
                                                          ---------  ---------
 Net (decrease) increase in cash and cash equivalents....   (23,498)       548
Cash and cash equivalents at beginning of period.........    73,613     56,741
                                                          ---------  ---------
Cash and cash equivalents at end of period............... $  50,115  $  57,289
                                                          =========  =========
Supplemental disclosures:
Cash paid during the periods for:
 Interest on deposits, advances and other borrowings
  (includes interest credited to deposit accounts)....... $  64,791  $  53,218
 Income taxes............................................     8,479        636
Non-cash investing activities:
 Transfer from loans to foreclosed real estate........... $     213  $     922
Branch acquisition:
 Fair value of assets acquired........................... $     --   $  11,870
 Deposit premium paid....................................       --       3,269
 Fair value of liabilities assumed.......................       --      37,273

          See accompanying notes to consolidated financial statements.

                    HARRIS FINANCIAL, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
 (All dollar amounts presented in the tables are in thousands, except per share data)
                                  (Unaudited)

(1) Accounting Policies

   The Consolidated Financial Statements include the accounts of Harris Financial, Inc. (the "Registrant" or "HFI") and its wholly-owned subsidiary Harris Savings Bank (the "Bank"). In turn, the Bank holds the following subsidiaries: AVSTAR Mortgage Corporation, Harris Delaware Corporation, H. S. Service Corporation, First Harrisburg Service Corporation and C.B.L. Service Corporation. All intercompany balances have been eliminated in consolidation.

   The accompanying interim financial statements have been prepared in accordance with the instructions to Form 10-Q and Rule 10-01 of Regulation S-X. Accordingly, they do not include all the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments, consisting of normal recurring accruals necessary for a fair presentation of the results of interim periods, have been made. Operating results for the three month period ended June 30, 2000 are not necessarily indicative of the results that may be expected for the year ending December 31, 2000 or any other interim period.

   The accounting policies followed in the presentation of interim financial results are consistent with those followed on an annual basis. These policies are presented on pages 34 through 36 of the 1999 Annual Report to Stockholders.

(2) New Accounting Standards

   During June 1998, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 133 (SFAS 133), "Accounting for Derivative Instruments and Hedging Activities". The Statement establishes accounting and reporting standards requiring that every derivative instrument (including certain derivative instruments embedded in other contracts) be recorded on the balance sheet as either an asset or liability measured at its fair value. SFAS 133 requires that changes in the derivative's fair value be recognized currently in earnings unless specific hedge criteria are met. Special accounting for qualifying hedges allows a derivative's gains and losses to offset related results on the hedged item in the income statement and requires that a company must formally document, designate and assess the effectiveness of transactions that receive hedge accounting treatment.

   SFAS 133 is effective for fiscal years beginning after June 15, 2000. A company may also implement the Statement as of the beginning of any fiscal quarter after issuance. The Statement cannot be applied retroactively.

   Management plans to adopt the Statement as of January 1, 2001. The impact of adopting SFAS 133 on the financial statements would be immaterial if adopted today, given the Company's current derivative positions and the current interest rate environment. However, the impact of the ultimate adoption of SFAS 133 could be material depending on changes in the Company's derivative positions or the rise or fall in interest rates.

(3) Other Borrowings

   The following table presents the composition of HFI's other borrowings as of the dates indicated.

                                                         June 30,  December 31,
                                                           2000        1999
                                                        ---------- ------------
     FHLB advances..................................... $1,040,000  $  805,000
     Repurchase agreements.............................    158,375     313,000
                                                        ----------  ----------
       Total other borrowings.......................... $1,198,375  $1,118,000
                                                        ==========  ==========

                    HARRIS FINANCIAL, INC. AND SUBSIDIARIES

(4) Commitments to Extend Credit

   In the ordinary course of business, HFI makes commitments to extend letters of credit to its customers. Standby letters of credit issued and outstanding amounted to $14,311,000 at June 30, 2000 and $7,372,000 at December 31, 1999.
These letters of credit are not reflected in the accompanying financial statements. Management does not anticipate any significant losses as a result of these transactions.

   At June 30, 2000, HFI had $166,051,000 in unused line of credit commitments extended to its customers, $28,652,000 of undistributed funds on construction loans and $55,809,000 of loan origination commitments.

(5) Earnings Per Share

   The following table shows the allocation of earnings per share to basic earnings per share and diluted earnings per share.

                                                                      Per Share
                                                    Income   Shares    Amount
                                                    ------ ---------- ---------
For the six months ended June 30, 2000
  Income available to common shareholders.......... $8,659 33,592,724   $0.26
  Dilutive effect of management and director stock
   options.........................................            33,856
                                                    ------ ----------   -----
 Diluted earnings per share:
  Income available to common shareholders plus
   assumed conversions............................. $8,659 33,626,580   $0.26
                                                    ====== ==========   =====
For the six months ended June 30, 1999
 Basic earnings per share:
  Income available to common shareholders.......... $9,670 33,804,463   $0.29
  Dilutive effect of management and director stock
   options.........................................            86,863
                                                    ------ ----------   -----
 Diluted earnings per share:
  Income available to common shareholders plus
   assumed conversions............................. $9,670 33,891,326   $0.29
                                                    ====== ==========   =====
For the three months ended June 30, 2000
  Income available to common shareholders.......... $4,639 33,607,371   $0.14
  Dilutive effect of management and director stock
   options.........................................            26,632
                                                    ------ ----------   -----
 Diluted earnings per share:
  Income available to common shareholders plus
   assumed conversions............................. $4,639 33,634,003   $0.14
                                                    ====== ==========   =====
For the three months ended June 30, 1999
 Basic earnings per share:
  Income available to common shareholders.......... $4,737 33,809,603   $0.14
  Dilutive effect of management and director stock
   options.........................................            82,643
                                                    ------ ----------   -----
 Diluted earnings per share:
  Income available to common shareholders plus
   assumed conversions............................. $4,737 33,892,246   $0.14
                                                    ====== ==========   =====

(6) Dividend Waivers by the Mutual Holding Company

   Harris Financial, MHC, (the "Mutual Company"), a Pennsylvania mutual holding company that owns approximately 76% of the outstanding shares of HFI's common stock, has generally waived the receipt of dividends declared by the Bank, or, subsequent to its formation in the two-tier reorganization, dividends paid by HFI. The Mutual Company has not been required to obtain approval of the Federal Reserve Board (the "FRB" ) prior to any such waiver and through the date hereof has not sought or received FRB approval of any

                    HARRIS FINANCIAL, INC. AND SUBSIDIARIES
such waiver. In connection with the FRB and Federal Deposit Insurance Corporation (the "FDIC") approvals of the Bank's acquisition of First Harrisburg Bancor, Inc. and its wholly owned subsidiary, First Federal Savings and Loan Association of Harrisburg ("First Federal"), the Bank and the Mutual Company made several commitments to the FDIC and the FRB regarding the waiver of dividends by the Mutual Company. These commitments include the following:

  . Any dividends waived by the Mutual Company shall be taken into account in any valuation of the Bank and the Mutual Company and factored into the calculation used in establishing a fair and reasonable basis for exchanging Bank shares for holding company shares in any subsequent conversion of the Mutual Company to stock form; (the Mutual Company is expected to convert to stock form in connection with the York Financial Corp. merger)

  . Dividends waived by the Mutual Company shall not be available for payment to or the value thereof transferred to stockholders other than the Mutual Company ("Minority Stockholders") by any means including through dividend payments or at liquidation;

  . Beginning five years after April 19, 1996, the date of consummation of the Bank's acquisition of First Federal, the Mutual Company will make prior application to and shall receive the approval of the FRB prior to waiving any dividends declared on the capital stock of the Bank and the FRB shall have the authority to approve or deny any dividend waiver request in its discretion and after such date such application may be made on an annual basis with respect to any year in which the Mutual Company intends to waive dividends paid by the Bank;

  . After April 19, 1996, the date of consummation of the Bank's acquisition of First Federal, the amount of waived dividends that are identified as belonging to the Mutual Company shall not be available for payment to, or the value transferred to, Minority Stockholders, either through dividend payments, upon the conversion of the Mutual Company to stock form, upon the redemption of shares of the Bank, upon the Bank's issuance of additional shares, at liquidation, or by any other means;

  . The Mutual Company shall notify the FRB of all such transactions and will make available to the FRB such information as the FRB determines to be appropriate;

  . The Bank will take into account when setting its dividend rate the declaration rate in relation to net income and the rate's effect on the Bank's ability to issue capital;

  . The dividend rate will be reasonable and sustainable upon a full conversion to stock form of the Mutual Company; and,

  . In the event that the FRB adopts regulations regarding dividend waivers by mutual holding companies, the Mutual Company will comply with the applicable requirements of such regulations.

   After the completion of the two-tier reorganization, the commitments became applicable to dividends paid by HFI that are waived by the Mutual Company. If the Mutual Company decides that it is in its best interest to waive the right to receive a particular dividend to be paid by HFI, and, if necessary, the FRB approves such waiver, then HFI pays such dividend only to Minority Stockholders and the amount of the dividend waived by the Mutual Company is treated in the manner described above. The Mutual Company's decision as whether or not to waive a particular dividend depends on a number of factors, including the Mutual Company's capital needs, the investment alternatives available to the Mutual Company as compared to those available to HFI and the receipt of required regulatory approvals.

   There can be no assurance that:

  .  the Mutual Company will waive dividends paid by HFI,

  . the FRB will approve any dividend waivers by the Mutual Company after April 2001, or

                    HARRIS FINANCIAL, INC. AND SUBSIDIARIES

  . the terms that may be imposed by the FRB on any dividend waiver will be favorable to Minority Stockholders.

   As of the date hereof, the Mutual Company has waived the right to receive all dividends paid by the Bank and HFI.

   As of April 19, 1996, the Mutual Company had waived $9.1 million of dividends declared by the Bank and through June 30, 2000, had waived a total of $31.5 million of dividends paid by the Bank and HFI.

   Also see "Regulatory Environment related to the Plan of Conversion of Harris Financial, MHC."

(7) Treasury Stock Repurchase Program

   On February 27, 1998, HFI received authorization from the Pennsylvania Department of Banking to repurchase 472,500 shares of its outstanding common stock. On June 2, 1999, HFI received approval from the Department of Banking to extend the period for repurchasing 472,500 shares of its outstanding common stock until June 1, 2000. As of December 31, 1999, HFI's share repurchases total 449,300. HFI did not repurchase any treasury stock during the six months ended June 30, 2000.

(8) Merger Agreement and Stock Conversion of Mutual Company

   On March 28, 2000 HFI and the Bank announced that they entered into an agreement to merge with York Financial Corp., the parent of York Federal Savings and Loan Association. To accomplish the merger, the Board of Trustees of Harris Financial, MHC has adopted a plan of conversion pursuant to which it would convert from a mutual to a capital stock form of organization. Harris Financial, MHC is the mutual holding company parent of Harris Financial, Inc. and owns approximately 76% of the Corporation's outstanding common shares. The transactions are expected to be completed during the fourth quarter of 2000.

Item 2 Management's Discussion and Analysis of Financial Condition and Results of Operations

   The following is management's discussion and analysis of the significant changes in the results of operations, capital resources and liquidity presented in its accompanying interim consolidated financial statements for Harris Financial, Inc. and subsidiaries. This discussion should be read in conjunction with the 1999 Annual Report. Current performance does not guarantee and may not be indicative of similar performance in the future.

   In addition to historical information, this Quarterly Report on Form 10-Q contains forward-looking statements, as such term is defined in the Securities Exchange Act of 1934 and the regulations thereunder. The forward-looking statements contained herein are subject to certain risks and uncertainties that could cause actual results to differ materially from those projected in the forward-looking statements. Important factors that might cause such a difference include, but are not limited to, those discussed in the section entitled "Management's Discussion and Analysis of Financial Condition and Results of Operations" in the 1999 Annual Report. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management's analysis only as of the date hereof. HFI undertakes no obligation to publicly revise or update these forward-looking statements to reflect events or circumstances that arise after the date hereof.

(a) Results of Operations

 Net Income or Loss

   Net income for the six month period ended June 30, 2000 was $8,659,000, representing a decrease of $1,011,000, or 10.5%, from the $9,670,000 net income figure reported during the comparable six month period ended June 30, 1999. The decrease was primarily due to a reduction of $2,205,000, or 29.3%, in noninterest income during the six month period ended June 30, 2000 versus the comparable prior period. The reduction in noninterest income was due primarily to decreases in gains realized from the sale of loans and securities. Partially offsetting the decrease in noninterest income was an increase of $1.5 million, or 4.9%, in net interest income for the six months ended June 30, 2000, compared to the six months ended June 30, 1999. An analysis of the changes in noninterest income is presented in Table 5 which appears later in this report.

   For the three month period ended June 30, 2000, net income was $4,639,000 which was $98,000, or 2.1%, lower than the net income figure of $4,737,000 for the comparable period in 1999. The decrease was primarily due to a reduction of $918,000 in noninterest income during the three month period ended June 30, 2000 versus the comparable prior period. The reduction in noninterest income was due primarily to a decrease in gains from sales of loans and a decrease in other income. Partially offsetting the decrease in noninterest income was an increase of $1.1 million, or 7.2%, in net interest income for the three months ended June 30, 2000, as compared to the three months ended June 30, 1999. An analysis of the changes in noninterest income is presented in Table 5 which appears later in this report.

 Net Interest Income

   HFI's principle source of revenue is net interest income, which represents the difference between interest income generated by earning assets and the interest expense of deposits and external sources of funds. Furthermore, net interest income is significantly dependent on the volume and composition of earning assets and interest-earning liabilities as well as the yield/cost of interest-earning assets/liabilities. The following discussion of interest income and yields is presented on a tax equivalent basis to reflect HFI's portfolio of tax exempt securities.

   Net interest income, on a tax equivalent basis, totaled $33,024,000 for the six months ended June 30, 2000, which represented an increase of $774,000 or 2.4%, from the $32,250,000 of net interest income recorded in the six months ended June 30, 1999. This increase reflected a favorable volume variance of $1,777,000 due to a $216.3 million increase in total average earning assets to $2.645 billion during the year to date period ended June 30, 2000 as compared to $2.429 billion recorded during the same period ended June 30, 1999. Also reflected in this volume variance was a $242.8 million increase in average interest-bearing liabilities. At the same time, general market interest rate trends created an unfavorable rate variance of $1,003,000 for the six months ended June 30, 2000. The combination of positive volume variances and negative rate variances generated the net positive change of $774,000 mentioned above.

   For the six months ended June 30, 2000, the yield on interest-earning assets was 7.51%. This figure was 42 basis points higher than the 7.09% yield reported for the six month period ended June 30, 1999. At same time, the cost of funds increased 54 basis points to 5.20% for the period ended June 30, 2000, versus 4.66% for the six months ended June 30, 1999. As a result, the interest spread (the difference between the yield on assets minus the cost of funds) decreased by 12 basis points to 2.31% for the six month period ended June 30, 2000, versus 2.43% for the six month period ended June 30, 1999.

   Net interest income, on a tax equivalent basis, totaled $16,907,000 for the three months ended June 30, 2000, which represented an increase of $742,000 or 4.6%, from the $16,165,000 of net interest income recorded in the three months ended June 30, 1999. This increase reflected a favorable volume variance of $876,000 due to a $226.7 million increase in total average earning assets to $2.694 billion during the three month period ended June 30, 2000 as compared to $2.467 billion recorded during the same period ended June 30, 1999. Also reflected in this volume variance was a $262.0 million increase in average interest-bearing liabilities. At the same time, general market interest rate trends created an unfavorable rate variance of $134,000 for the three months ended June 30, 2000. The combination of positive volume variances and negative rate variances generated the net positive change of $742,000 mentioned above.

   For the three months ended June 30, 2000, the yield on interest-earning assets was 7.65%. This figure was 61 basis points higher than the 7.04% yield reported for the three month period ended June 30, 1999. At same time, the cost of funds increased 67 basis points to 5.32% for the period ended June 30, 2000, versus 4.65% for the three months ended June 30, 1999. As a result, the interest spread (the difference between the yield on assets minus the cost of funds) decreased by 6 basis points to 2.33% for the three month period ended June 30, 2000, versus 2.39% for the three month period ended June 30, 1999. On a linked quarter basis, interest spread increased by 6 basis points for the three month period ended June 30, 2000 versus the three month period ended March 31, 2000.

   HFI continues to rely on wholesale funding sources to support an investment leveraging strategy and uses external borrowings to supplement funding provided by savings and time deposits. During the six month period ended June 30, 2000, total deposits (net of escrow deposits) increased $78.9 million, or 5.7%, while other borrowings increased by $80.4 million, or 7.2%, from December 31, 1999. During the twelve month period ended June 30, 2000, total deposits (net of escrow deposits) increased $176.0 million, or 13.8%, while other borrowings increased by $60.4 million, or 5.3% from June 30, 1999. The leveraging strategy relies on wholesale funding to support a redeployment of capital generated from ongoing operations (leveraging) into an interest-earning capacity, via the investment portfolio. The objective of this strategy is to increase interest income and boost HFI's return on equity.

   The following table summarizes the impact of the leveraging strategy on the return on average assets (ROAA) and net interest margin (NIM) for the six month periods ended June 30, 2000 and June 30, 1999 and for the three month periods ended June 30, 2000 and June 30, 1999. During the six month and three month periods ended June 30, 2000, as compared to the comparable periods in 1999, the leverage strategy results have increased return on assets and have lessened the relative decrease in net interest margins.

Table 1 Comparison of Financial Performance with and without a Capital Leveraging Strategy

                                                                      Difference
                                                   With     Without    in Basis
                                                Leveraging Leveraging   Points
                                                ---------- ---------- ----------
Six month period ended June 30, 2000
Return on Average Assets.......................    0.63%      0.43%       20
Net Interest Margin............................    2.50%      3.06%      (56)
Six month period ended June 30, 1999
Return on Average Assets.......................    0.77%      0.58%       19
Net Interest Margin............................    2.66%      3.48%      (82)
Three month period ended June 30, 2000
Return on Average Assets.......................    0.66%      0.47%       19
Net Interest Margin............................    2.51%      3.06%      (55)
Three month period ended June 30, 1999
Return on Average Assets.......................    0.74%      0.59%       15
Net Interest Margin............................    2.62%      3.45%      (83)

   Table 2 presents HFI's average asset and liability balances, interest rates, interest income and interest expense for each of the six month periods ended June 30, 2000 and June 30, 1999. Table 3 presents HFI's average asset and liability balances, interest rates, interest income and interest expense for each of the three month periods ended June 30, 2000 and June 30, 1999. Table 4 presents a rate-volume analysis of changes in net interest income for the six month periods ended June 30, 2000 and June 30, 1999 and the three month periods ended June 30, 2000 and June 30, 1999.

   During the six months ended June 30, 2000, HFI's commercial and direct consumer loan yields and marketable securities yields increased relative to the six months ended June 30, 1999. This increase was primarily due to HFI significantly increasing these portfolio balances at increasing rates during the twelve months ended June 30, 2000. The increase in interest income from this portfolio was attributable to an increase of $161.2 million, or 4.1%, in the average balances of such loans as well as an improvement of 89 basis points and 30 basis points in the average yield on the commercial loan portfolio and the direct consumer loan portfolio, respectively, for the six months ended June 30, 2000, compared to the six months ended June 30, 1999. HFI decreased its holdings of mortgage loans and sold substantially all of its conventional mortgage loan production during the twelve months ended June 30, 2000, which resulted in an overall decrease in the yield on the mortgage loan portfolio. For the six months ended June 30, 2000, the average balance of conventional mortgage loans, net, decreased to $548.8 million and the average yield on such loans decerased to 7.12%, compared to an average balance of $615.8 million and an average yiled of 7.71% for the six months ended June 30, 1999. Also, HFI elected to constrict its growth in indirect consumer loans since September 30, 1999 due to reaching its internal asset allocation thresholds for this portfolio. This constriction on growth occurred during a period of rising interest rates and accordingly limited yield enhancement in these portfolios.

   During the quarter ended June 30, 2000, HFI's commercial and direct consumer loan yields and marketable securities yields increased relative to the quarter ended June 30, 1999. Again, this was primarily because HFI significantly increased these portfolio balances at increasing rates during the twelve months ended June 30, 2000. For the three months ended June 30, 2000, the average balance of such loans increased by $165.4 million, or 39.7%, compared to the three months ended June 30, 1999. The average yield on commercial loans and direct consumer loans improved to 9.05% and 8.96%, respectively, for the three months ended June 30, 2000, from 7.73% and 8.86%, respectively, for the three months ended June 30, 1999. Partially offsetting these yield increases were decreases in portfolio yields on mortgage and indirect consumer loans. HFI decreased its holdings of mortgage loans and sold substantially all of its conventional mortgage loan production during the twelve months ended June 30, 2000, which resulted in an overall decrease in the yield on the mortgage loan portfolio. The average balance of residential mortgage loans, net, decreased to $548.7 million for the three months ended June 30, 2000 from $622.3 million for the three months ended June 30, 1999. Also, HFI elected to constrict its growth in indirect consumer loans since September 30, 1999 due to reaching its internal asset allocation thresholds for this portfolio. This constriction on growth occurred during a period of rising interest rates and accordingly limited yield enhancement in these portfolios.

   For information on qualitative and quantitative disclosures regarding market risk, refer to Management's Discussion and Analysis included in the 1999 Annual Report to Stockholders. There have been no significant changes noted in HFI's market risk profile or HFI's risk management procedures in the current year.

Table 2 Average Balance Sheets, Rates and Interest Income and Expense Summary-- Year-to-Date (All dollar amounts presented in table are in 000's)

                                            For the six months ended,
                          -------------------------------------------------------------
                                  June 30, 2000                  June 30, 1999
                          ------------------------------ ------------------------------
                           Average    (1)(2)   Average    Average    (1)(2)   Average
                           Balance   Interest Yield/Cost  Balance   Interest Yield/Cost
                          ---------- -------- ---------- ---------- -------- ----------
Assets:
Interest-earning assets:
 Mortgage loans, net....  $  548,754 $19,540     7.12%   $  615,765 $23,726     7.71%
 Commercial loans.......     380,239  16,432     8.64%      249,803   9,682     7.75%
 Direct consumer loans..     173,530   7,651     8.82%      142,743   6,080     8.52%
 Indirect consumer
  loans.................     226,032   8,422     7.45%      152,845   5,977     7.82%
 Marketable securities--
  taxable...............   1,232,814  44,097     7.15%    1,121,005  35,092     6.26%
 Marketable securities--
  taxfree...............      60,400   2,703     8.95%      117,907   4,838     8.21%
 Other interest-earning
  assets................      23,238     507     4.36%       28,596     669     4.68%
                          ---------- -------     ----    ---------- -------     ----
Total interest-earning
 assets.................   2,645,007  99,352     7.51%    2,428,664  86,064     7.09%
                                     -------     ----               -------     ----
Noninterest-earning
 assets.................     100,639                         98,121
                          ----------                     ----------
Total assets............  $2,745,646                     $2,526,785
                          ==========                     ==========
Liabilities and
 stockholders' equity:
Interest-bearing
 liabilities:
 Savings deposits.......  $  129,909 $ 1,692     2.60%   $  144,832 $ 1,408     1.94%
 Time deposits..........     948,428  26,016     5.49%      773,084  20,222     5.23%
 NOW and money market
  deposits..............     337,700   4,585     2.72%      296,424   3,396     2.29%
 Escrow.................       3,742      27     1.44%       13,078      53     0.81%
 Borrowed funds.........   1,131,385  34,008     6.01%    1,080,955  28,735     5.32%
                          ---------- -------     ----    ---------- -------     ----
Total interest-bearing
 liabilities............   2,551,164  66,328     5.20%    2,308,373  53,814     4.66%
                                     -------     ----               -------     ----
Noninterest-bearing
 liabilities............      27,781                         27,486
                          ----------                     ----------
Total liabilities.......   2,578,945                      2,335,859
Stockholders' equity....     166,701                        190,926
                          ----------                     ----------
Total liabilities and
 stockholder equity.....  $2,745,646                     $2,526,785
                          ==========                     ==========
Net interest income
 before before provision
 for loan loss..........             $33,024                        $32,250
                                     =======                        =======
Interest rate
 spread(3)..............                         2.31%                          2.43%
                                                 ====                           ====
Net interest-earning
 assets.................  $   93,843                     $  120,291
                          ==========                     ==========
Net interest margin(4)..                         2.50%                          2.66%
                                                 ====                           ====
Ratio of interest-
 earning assets to
 interest-bearing
 liabilities............        1.04                           1.05
                          ==========                     ==========

--------
(1) Includes income recognized on deferred loan fees of $498,000 for the six months ended June 30, 2000 and $972,000 for the six months ended June 30, 1999.

(2) Interest income and yields are shown on a tax equivalent basis.
(3) Represents the difference between the average yield on interest-earning assets and the average cost on interest-bearing liabilities.
(4) Represents the annualized net interest income before the provision for loan losses divided by average interest-earning assets.

Table 3 Average Balance Sheets, Rates and Interest Income and Expense Summary-- Quarter (All dollar amounts presented in table are in 000's)

                                           For the three months ended,
                          -------------------------------------------------------------
                                  June 30, 2000                  June 30, 1999
                          ------------------------------ ------------------------------
                           Average    (1)(2)   Average    Average    (1)(2)   Average
                           Balance   Interest Yield/Cost  Balance   Interest Yield/Cost
                          ---------- -------- ---------- ---------- -------- ----------
Assets:
Interest-earning assets:
 Mortgage loans, net....  $  548,657 $ 9,796     7.14%   $  622,250 $11,756     7.56%
 Commercial loans.......     404,706   9,161     9.05%      274,863   5,315     7.73%
 Direct consumer loans..     177,263   3,969     8.96%      141,746   3,140     8.86%
 Indirect consumer
  loans.................     230,650   4,313     7.48%      171,719   3,237     7.54%
 Marketable securities--
  taxable...............   1,248,804  22,672     7.26%    1,110,389  17,238     6.21%
 Marketable securities--
  taxfree...............      61,399   1,378     8.98%      118,115   2,403     8.14%
 Other interest-earning
  assets................      22,433     228     4.07%       28,120     303     4.31%
                          ---------- -------     ----    ---------- -------     ----
Total interest-earning
 assets.................   2,693,912  51,517     7.65%    2,467,202  43,392     7.04%
                                     -------     ----               -------     ----
Noninterest-earning
 assets.................     106,053                         94,989
                          ----------                     ----------
Total assets............  $2,799,965                     $2,562,191
                          ==========                     ==========
Liabilities and
 stockholders' equity:
Interest-bearing
 liabilities:
 Savings deposits.......  $  135,618 $ 1,015     2.99%   $  145,782 $   721     1.98%
 Time deposits..........     955,884  13,327     5.58%      777,289  10,128     5.21%
 NOW and money market
  deposits..............     341,370   2,369     2.78%      300,709   1,706     2.27%
 Escrow.................       3,821      11     1.15%       15,401      28     0.73%
 Borrowed funds.........   1,165,815  17,888     6.14%    1,101,372  14,644     5.32%
                          ---------- -------     ----    ---------- -------     ----
Total interest-bearing
 liabilities............   2,602,508  34,610     5.32%    2,340,553  27,227     4.65%
                                     -------     ----               -------     ----
Noninterest-bearing
 liabilities............      30,683                         30,179
                          ----------                     ----------
Total liabilities.......   2,633,191                      2,370,732
Stockholders' equity....     166,774                        191,459
                          ----------                     ----------
Total liabilities and
 stockholder equity.....  $2,799,965                     $2,562,191
                          ==========                     ==========
Net interest income
 before before provision
 for loan loss..........             $16,907                        $16,165
                                     =======                        =======
Interest rate
 spread(3)..............                         2.33%                          2.39%
                                                 ====                           ====
Net interest-earning
 assets.................  $   91,404                     $  126,649
                          ==========                     ==========
Net interest margin(4)..                         2.51%                          2.62%
                                                 ====                           ====
Ratio of interest-
 earning assets to
 interest-bearing
 liabilities............        1.04                           1.05
                          ==========                     ==========

--------
(1) Includes income recognized on deferred loan fees of $287,000 for the three months ended June 30, 2000 and $528,000 for the three months ended June 30, 1999.
(2) Interest income and yields are shown on a tax equivalent basis.
(3) Represents the difference between the average yield on interest-earning assets and the average cost on interest-bearing liabilities.
(4) Represents the annualized net interest income before the provision for loan losses divided by average interest-earning assets.

Table 4 Rate/Volume Analysis of Changes in Net Interest Income (All dollar amounts presented in table are in 000's)

                           Six Months Ended June 30, 2000     Three Months Ended June 30, 2000
                                    Compared to                          Compared to
                           Six Months Ended June 30, 1999     Three Months Ended June 30, 1999
                                Increase (Decrease)                  Increase (Decrease)
                          ----------------------------------  -----------------------------------
                            Volume       Rate        Net        Volume       Rate         Net
                          ----------- ----------  ----------  ------------ ---------- -----------
Interest-earning assets:
 Mortgage loans, net....  $   (2,458) $   (1,728) $   (4,186) $    (1,334) $    (626) $    (1,960)
 Commercial loans.......       5,533       1,217       6,750        2,825      1,021        3,846
 Direct consumer loans..       1,351         220       1,571          793         36          829
 Indirect consumer
  loans.................       2,740        (295)      2,445        1,102        (26)       1,076
 Marketable securities--
  taxable...............       3,713       5,292       9,005        2,306      3,128        5,434
 Marketable securities--
  taxfree...............      (2,538)        403      (2,135)      (1,252)       227       (1,025)
 Other interest-earning
  assets................        (119)        (43)       (162)         (59)       (16)         (75)
                          ----------  ----------  ----------  -----------  ---------  -----------
Total interest-earning
 assets.................       8,222       5,066      13,288        4,381      3,744        8,125
                          ----------  ----------  ----------  -----------  ---------  -----------
Interest-bearing
 liabilities:
 Savings deposits.......        (156)        440         284          (53)       347          294
 Time deposits..........       4,752       1,042       5,794        2,444        755        3,199
 NOW and money market
  deposits..............         506         683       1,189          249        414          663
 Escrow.................         (52)         26         (26)         (28)        11          (17)
 Borrowed funds.........       1,395       3,878       5,273          893      2,351        3,244
                          ----------  ----------  ----------  -----------  ---------  -----------
Total interest-bearing
 liabilities............       6,445       6,069      12,514        3,505      3,878        7,383
                          ----------  ----------  ----------  -----------  ---------  -----------
Net change in net
 interest income........  $    1,777  $   (1,003) $      774  $       876  $    (134) $       742
                          ==========  ==========  ==========  ===========  =========  ===========

Note: Changes in interest income and interest expense arising from the combination of rate and volume variances are prorated across rate and volume variances.

Provision for Loan Losses

   HFI recognized a provision for loan loss of $1,666,000 for the six months ended June 30, 2000. This represents an increase of $76,000, or 4.8%, from the $1,590,000 provision recorded for the six months ended June 30, 1999. For the three months ended June 30, 2000, HFI recognized a provision for loan loss of $831,000. This is a $36,000, or 4.5%, increase over the $795,000 provision for the three month period ended June 30, 1999. The increase in HFI's provision reflects management's assessment of the adequacy of the allowance for loan losses in light of such factors as growth of the portfolio, portfolio composition, and general economic conditions. Management's methodology for assessing the adequacy of the allowance for loan losses is more fully discussed in the Asset Quality section that appears later in this report.

Noninterest Income

   The table below presents an analysis of change in noninterest income for the six month periods ended June 30, 2000 and June 30, 1999 and the three month periods ended June 30, 2000 and June 30, 1999.

Table 5 Changes in Noninterest Income (All dollar amounts presented in table are in 000's)

                                  Six months ended June     Three months ended
                                           30,                   June 30,
                                  ----------------------  ----------------------
                                   2000   1999  % Change   2000   1999  % Change
                                  ------ ------ --------  ------ ------ --------
Noninterest Income:
 Service charges on deposits..... $3,335 $2,740   21.7 %  $1,734 $1,507   15.1 %
 Other service
  charges/commissions/fees.......    620    688   (9.9)%     327    364  (10.2)%
 Net servicing income............    338    120  181.7 %      96    120  (20.0)%
 Gain on sale of securities,
  net............................     14  1,365  (99.0)%      30     12  150.0 %
 Gain on sale of loans, net......    819  1,914  (57.2)%     311    742  (58.1)%
 Other...........................    201    705  (71.5)%      95    766  (87.6)%
                                  ------ ------           ------ ------
  Total noninterest income....... $5,327 $7,532  (29.3)%  $2,593 $3,511  (26.1)%
                                  ====== ======           ====== ======

   Total noninterest income decreased 29.3% for the six months ended June 30, 2000 compared to the six months ended June 30, 1999. The decrease in noninterest income was primarily the result of reduced reliance on gains from sales in the securities portfolio which was partially offset by growth in fee income on core banking products. The gain on sale of loans decreased primarily due to rising interest rates and diminished loan activity due to winding up of our AVSTAR mortgage operations. Service charges increased 21.7% due to growth in deposit accounts and the addition of two new branches during the twelve months ended June 30, 2000.

   Total noninterest income decreased 26.1% for the three months ended June 30, 2000 compared to the three months ended June 30, 1999. This decrease came primarily in other income which was enhanced in the quarter ended June 30, 1999 by a $700,000 fraud recovery related to the 1996 acquisition of First Harrisburg Bancorp. Revenue from mortgage loan sales also declined $455,000 for the reason cited in the preceding paragraph. Service charges on deposits increased 15.1% due to growth in deposit accounts.

Noninterest Expense

   An analysis of changes in noninterest expense for the six month periods ended June 30, 2000 and June 30, 1999 and the three month periods ended June 30, 2000 and June 30, 1999 is presented in the table below.

Table 6 Changes in Noninterest Expense (All dollar amounts presented in table are in 000's)

                             Six Months Ended June     Three Months Ended June
                                      30,                        30,
                            -------------------------  -------------------------
                             2000    1999    % Change   2000    1999    % Change
                            ------- -------  --------  ------- -------  --------
Noninterest Expense:
 Salaries and benefits..... $11,731 $10,921     7.4 %  $ 6,001 $ 5,149    16.5 %
 Equipment expense.........   2,050   2,000     2.5 %    1,034   1,038    (0.4)%
 Occupancy expense.........   2,119   1,559    35.9 %    1,118     757    47.7 %
 Advertising and public
  relations................     853     868    (1.7)%      423     385     9.9 %
 FDIC insurance............     139     346   (59.8)%       71     177   (59.9)%
 Director fees.............     162     179    (9.5)%       68      96   (29.2)%
 Expense (income) from real
  estate operations........      99    (347)     NM         94    (131)     NM
 Amortization of
  intangibles..............   1,439   1,200    19.9 %      719     600    19.8 %
 Consulting and other
  fees.....................   1,260   1,020    23.5 %      520     555    (6.3)%
 Supplies, telephone and
  postage..................   1,680   1,745    (3.7)%      794     857    (7.4)%
 Other.....................   2,134   3,434   (37.9)%      992   1,850   (46.4)%
                            ------- -------            ------- -------
  Total noninterest
   expense................. $23,666 $22,925     3.2 %  $11,834 $11,333     4.4 %
                            ======= =======            ======= =======

   Total noninterest expense increased 3.2% for the six months ended June 30, 2000 compared to the six months ended June 30, 1999. Increases in noninterest expense were commensurate with the expansion of branch networks and the expansion of traditional and non-traditional business lines. The decrease in other noninterest expense resulted primarily from the winding up of the AVSTAR operations in the second quarter of 1999.

   Total noninterest expense increased 4.4% for the three months ended June 30, 2000 compared to the three months ended June 30, 1999. Increases in noninterest expense were commensurate with the expansion of branch networks and the expansion of traditional and non-traditional business lines. The decrease in other noninterest expense resulted primarily from the winding up of the AVSTAR operations in the second quarter of 1999.

 Income Tax Expense

   Income tax expense totaled $3,142,000 for the six month period ended June 30, 2000, which resulted in an effective tax rate of 26.6% on pretax income of $11,801,000. This represented a decrease of $527,000 from the recorded corporate tax expense of $3,669,000 on pretax income of $13,339,000 during the six month period ended June 30, 1999. The effective tax rate for the six month period ended June 30, 1999 was 27.5%. The effective tax rate is less than the statutory rates due to HFI's continued focus on tax exempt sources of income.

   Income tax expense was $1,577,000 for the three months ended June 30, 2000, which resulted in an effective tax rate of 25.4% on pretax income of $6,216,000. This represented a decrease of $270,000 from the $1,847,000 of corporate tax expense on pretax income of $6,584,000 during the three month period ended June 30, 1999. The effective tax rate for the three month period ended June 30, 1999 was 28.1%. The effective tax rate is less than the statutory rates due to HFI's continued focus on tax exempt sources of income and a one time state tax benefit.

(b) Financial Condition

 Stockholders' Equity

   Stockholders' equity totaled $168.7 million at June 30, 2000 and $169.3 million at December 31, 1999. Stockholders' equity amounted to 5.9% of total assets equalling $2.851 billion as of June 30, 2000, compared to 6.3% of total assets of $2.691 billion at December 31, 1999.

   The decrease in stockholders' equity of $.7 million, or .4%, for the six months ended June 30, 2000, resulted mainly from a $8.6 million decline in the market value, net of tax effect, of the available-for-sale securities and $1.0 million in dividends paid. The drop in the market value of the available-for-sale portfolio reflects the impact of recent market rate increases on the market value of fixed rate issues in HFI's investment portfolio. Offsetting these decreases was an $8.7 million increase from net income.

 Regulatory Capital Compliance

   Risk-based capital standards are issued by bank regulatory agencies in the United States. These capital standards link a banking company's capital to the risk profile of its assets and provide the basis by which all banking companies and banks are evaluated in terms of capital adequacy. These risk-based capital standards require all banks to have Tier 1 capital of at least 4.0% and total capital, including Tier 1 capital, equal to at least 8.0% of risk-adjusted assets. Tier 1 capital consists of common stockholders' equity and qualifying perpetual preferred stock along with related surpluses and retained earnings. Total capital is comprised of Tier 1 capital, limited life preferred stock, qualifying debt instruments and the reserves for loan losses. Furthermore, the banking regulators also issue leverage ratio requirements. The leverage ratio equals the ratio of Tier 1 capital to adjusted average assets. The following tables provide a comparison of HFI's and HSB's risk-based capital ratios and leverage ratio to the minimum regulatory requirements for the period indicated.

Table 7 Risk-based Capital Ratios and Leverage Ratios (All dollar amounts presented in table are in 000's)

                             HARRIS FINANCIAL, INC.

                                          As of June 30, 2000
                           ------------------------------------------------------
                                              Minimum              Minimum
                                          Requirement for     Requirement to be
                               Actual     Capital Adequacy    "Well Capitalized"
                           -------------- ------------------  -------------------
                            Amount  Ratio  Amount    Ratio      Amount    Ratio
                           -------- ----- ---------- -------  ---------- --------
Total Capital
 (to Risk Weighted
  Assets).................  202,868 11.3%    144,185    8.0%     180,232   10.0%
Tier 1 Capital
 (to Risk Weighted
  Assets).................  190,424 10.6%     72,093    4.0%     108,139    6.0%
Tier 1 Capital
 (to Avg. Assets).........  190,424  6.7%    112,865    4.0%     141,081    5.0%
                                        As of December 31, 1999
                           ------------------------------------------------------
Total Capital
 (to Risk Weighted
  Assets)................. $194,582 12.0% $  130,173   8.0%   $  162,716   10.0%
Tier 1 Capital
 (to Risk Weighted
  Assets).................  181,053 11.1%     65,086   4.0%       97,630    6.0%
Tier 1 Capital
 (to Avg. Assets).........  181,053  6.8%    106,502   4.0%      133,127    5.0%

                              HARRIS SAVINGS BANK

                                          As of June 30, 2000
                           ------------------------------------------------------
                                              Minimum              Minimum
                                          Requirement for     Requirement to be
                               Actual     Capital Adequacy    "Well Capitalized"
                           -------------- ------------------  -------------------
                            Amount  Ratio  Amount    Ratio      Amount    Ratio
                           -------- ----- ---------- -------  ---------- --------
Total Capital
 (to Risk Weighted
  Assets).................  198,549 11.0%    143,930   8.0%      179,912   10.0%
Tier 1 Capital
 (to Risk Weighted
  Assets).................  185,784 10.3%     71,965   4.0%      107,947    6.0%
Tier 1 Capital
 (to Avg. Assets).........  185,784  6.6%    112,733   4.0%      140,916    5.0%

                                        As of December 31, 1999
                           ------------------------------------------------------
Total Capital
 (to Risk Weighted
  Assets)................. $189,925 11.7% $  129,880   8.0%   $  162,350   10.0%
Tier 1 Capital
 (to Risk Weighted
  Assets).................  176,262 10.9%     64,940   4.0%       97,410    6.0%
Tier 1 Capital
 (to Avg. Assets).........  176,262  6.6%    106,347   4.0%      132,934    5.0%

 Marketable Securities

   Marketable securities, excluding the Federal Home Loan Bank cash account, totaled $1,315.3 million at June 30, 2000 and $1,257.6 million at December 31, 1999 Total marketable securities increased $57.7 million, or 4.6%, during the first six months of 2000.

   The following table sets forth certain information regarding the amortized cost and fair values of HFI's marketable securities portfolio at June 30, 2000 and December 31, 1999.

Table 8 Composition of Marketable Securities Portfolios (All dollar amounts presented in table are in 000's)

                                        June 30, 2000       December 31, 1999
                                    --------------------- ---------------------
                                    Amortized             Amortized
                                       Cost    Fair Value    Cost    Fair Value
                                    ---------- ---------- ---------- ----------
Available-for-sale:
  U.S. Government and agencies....  $  349,401 $  325,796 $  348,705 $  324,619
  Corporate bonds.................      63,501     59,778     63,352     59,826
  Municipal obligations...........      62,775     62,613     63,980     63,492
  FHLB stock......................      55,250     55,250     45,400     45,400
  Equities (Common and
   Preferred).....................      70,354     70,371     73,034     76,711
Mortgage-backed securities:
  GNMA CMO's......................      34,070     33,676        --         --
  FNMA CMO's......................      97,734     92,362     99,032     98,267
  FHLMC CMO's.....................     101,993     96,799    139,328    136,584
  Private Issue CMO's.............     542,525    518,683    473,170    452,704
                                    ---------- ---------- ---------- ----------
  Total mortgage-backed
   securities.....................     776,322    741,520    711,530    687,555
                                    ---------- ---------- ---------- ----------
Total securities available-for-
 sale.............................  $1,377,603 $1,315,328 $1,306,001 $1,257,603
                                    ---------- ---------- ---------- ----------
Other interest-earning securities:
  FHLB daily investment...........  $   18,917 $   18,917 $   36,860 $   36,860
                                    ---------- ---------- ---------- ----------
Total marketable securities and
 interest-earning investments.....  $1,396,520 $1,334,245 $1,342,861 $1,294,463
                                    ========== ========== ========== ==========

Loans

   Gross loans receivable, excluding loans held for sale, totaled $1,383.3 million at June 30, 2000 and $1,268.7 million at December 31, 1999. The increase of $114.6 million, or 9.0%, for the six months ended June 30, 2000, primarily reflects growth in commercial loans of $89.2 million and a $28.5 million increase in automobile, consumer and other loans. The loan growth trends in 2000 reflect HFI's continued focus on expanding its commercial and consumer loan portfolios and its reduced reliance on investing in residential mortgage loans.

   Loan charge-offs, net of recoveries, totaled $1,103,000 for the six month period ended June 30, 2000 and $412,000 for the six month period ended June 30, 1999. Based on management's continuing review of the loan portfolio, HFI recorded provisions for loan losses of $1,666,000 for the six months ended June 30, 2000 compared to $1,590,000 for the six months ended June 30, 1999.

   Non-accrual loans were $4,218,000 at June 30, 2000 and $10,007,000 at December 31, 1999. The decrease of $5,789,000 in non-accrual loans during the six month period ended June 30, 2000 came primarily in commercial loans. In addition, loans 90 days past due, but still accruing were $5,606,000 at June 30, 2000 and $6,128,000 at December 31, 1999. The combined total of non-accrual loans and loans 90 days past due, but still accruing interest as a percentage of total gross loans receivable, excluding loans held for sale, equalled .71% at June 30, 2000 and 1.27% at December 31, 1999.

   The allowance for loan losses totaled $12,436,000 at June 30, 2000 and $11,873,000 at December 31, 1999. Stated as a percentage of total gross loans receivable, excluding loans held for sale, the allowance for loan losses amounted to .90% at June 30, 2000 and .94% at December 31, 1999.

   Table 9 depicts the trend of charge-offs, recoveries and provisions to the allowance for loan losses for the six months ended June 30, 2000, six months ended June 30, 1999, and the year ended December 31, 1999. In addition, Table 10 highlights the allowance for loan losses as a percentage of non-accrual loans, loans 90 days past due, but still accruing and specifically designated problem loans for the six months ended June 30, 2000 and the year ended December 31, 1999. Finally, Table 11 presents an allocation of the allowance for loan losses by category of loans as of June 30, 2000 and December 31, 1999.

Table 9 Analysis of the Allowance for Loan Losses (All dollar amounts presented in table are in 000's)

                         As of or for the As of or for the  As of or for the
                         six months ended six months ended twelve months ended
Allowance for Loan Loss   June 30, 2000    June 30, 1999    December 31, 1999
-----------------------  ---------------- ---------------- -------------------
Balance at beginning of
 period.................     $11,873          $ 9,088            $ 9,088
Provision for loan
 losses.................       1,666            1,590              3,180
Provision component
 related to unfunded
 commitments............         --               --                 617
Charge offs:
  Commercial loans......         (22)             (50)               (50)
  One-to-four family
   loans................        (125)            (349)              (253)
  Other mortgage loans..         --               --                 --
  Consumer and other
   loans................      (1,208)            (115)              (970)
                             -------          -------            -------
    Total Charge offs...      (1,355)            (514)            (1,273)
                             -------          -------            -------
Recoveries:
  Commercial loans......           4               55                 61
  One-to-four family
   loans................           1                5                 73
  Other mortgage loans..         --               --                 --
  Consumer and other
   loans................         247               42                127
                             -------          -------            -------
    Total Recoveries....         252              102                261
                             -------          -------            -------
Net charge offs.........      (1,103)            (412)            (1,012)
                             -------          -------            -------
Balance at end of
 period.................     $12,436          $10,266            $11,873
                             =======          =======            =======
Net charge offs to
 average loans
 outstanding(1).........        0.17%            0.07%              0.08%
                             =======          =======            =======

--------
(1) Year-to-date ratio is annualized

   The increase in charge offs for the six months ended June 30, 2000 is primarily due to increased charge offs in automobile loans and, to a lesser extent, other consumer loans.

Table 10 Allowance for Loan Losses Coverage Ratios (All dollar amounts presented in table are in 000's)

                                                           As of
                                                           June       As of
                                                            30,    December 31,
                                                           2000        1999
                                                          -------  ------------
Allowance at the end of period........................... $12,436    $11,873
Non-accrual loans........................................ $ 4,218    $10,007
90 days past due, but still accruing..................... $ 5,606    $ 6,128
Potential problem loans.................................. $18,353    $16,263
  Allowance/non-accrual loans............................  294.83%    118.65%
                                                          -------    -------
  Allowance/90 days past due, but still accruing.........  221.83%    193.75%
                                                          -------    -------
  Allowance/non-accrual loans and 90 days past due, but
   still accruing........................................  126.59%     73.59%
                                                          -------    -------
  Allowance/problem loans................................   67.76%     73.01%
                                                          -------    -------

Table 11 Allocation of the Allowance for Loan Losses (All dollar amounts presented in table are in 000's)

                                  As of June 30,
                                       2000        As of December 31, 1999
                                ------------------ --------------------------
                                        % of Total               % of Total
                                Amount   Reserves    Amount       Reservess
                                ------- ---------- ------------ -------------
One-to-four family mortgage
 loans......................... $   840     6.76%  $        838          7.06%
Commercial loans...............   7,232    58.15%         7,154         60.25%
Consumer and other loans.......   3,346    26.90%         3,073         25.88%
Unallocated....................   1,018     8.19%           808          6.81%
                                -------   ------   ------------   -----------
  Total........................ $12,436   100.00%  $     11,873        100.00%
                                =======   ======   ============   ===========
Reserve for unfunded
 commitments................... $   308            $        308
                                =======            ============

Asset Quality

   Virtually all of HFI's credit risk lies with the Bank, which holds substantially all of HFI's loan assets. As part of the conversion of its operations from those of a traditional thrift institution, the Bank created a Business Banking Group to offer commercial financial products and services to businesses in the Bank's primary market area. This expansion beyond traditional thrift lending such as residential mortgage lending and real estate secured consumer lending has had the effect of increasing the Bank's credit risk exposure. To accommodate this credit risk exposure, management has hired experienced commercial lending professionals to manage its Business Banking Group. In addition, the Bank has adopted commercial bank underwriting, credit management and loan loss provisioning techniques under the direction of a Chief Credit Officer.

   As part of its credit risk management activities, the Bank follows a policy of continuous credit loss monitoring, including assessment of the adequacy of the allowance for loan losses. The assessment of the adequacy of the allowance for loan losses is based on internal and external factors. The external factors include the general economic condition of the Bank's market area and those factors described in regulatory guidelines. The internal factors include the current composition of the portfolio, portfolio growth trends, concentrations of credit risk and the current emphasis on commercial lending.

   Each quarter the commercial loan portfolio is analyzed on an individual loan basis and a specific reserve is developed for each known loss, using a risk rating system. In addition, the Bank assigns a reserve for existing losses on commercial loans that are not specifically reviewed. This reserve is determined using factors such as charge-off history, portfolio delinquencies and current economic conditions. The mortgage and consumer portfolios are also analyzed in pools of similar loans with similar risk characteristics. The reserve factor applied to each pool is based on actual charge-off history, adjusted for other factors such as credit concentrations and delinquency trends.

   In addition to the allowance for loan loss, HFI maintains a reserve for unfunded commitments. This reserve represents the Bank's estimation of loss incurred relative to unfunded credit balances committed to customers. The reserve assigned to this pool is developed using factors such as portfolio trends, credit concentrations and economic conditions. The reserve established for unfunded commitments is classified as a separate liability from the allowance for loan losses, in accordance with generally accepted accounting principles. The reserve for unfunded commitments totaled $308,000 at June 30, 2000 and at December 31, 1999.

Other Borrowings

   HFI engages in wholesale leveraging activities to deploy a portion of its capital. This strategy relies on using external sources of funds to invest in interest-earning assets at a positive spread between the yield on interest-earning asset and the cost of the supporting borrowing.

   Other borrowings totaled $1,198.4 million at June 30, 2000 and $1,118.0 million at December 31, 1999. Borrowings from non-deposit funding sources increased $235.0 million, or 7.2%, during the six months ended June 30, 2000. Federal Home Loan Bank advances increased by $235.0 million, or 29.2%, to $1,040.0 million, while repurchase agreements decreased by $154.6 million, or 49.4%, to $158.4 million during the six month period ended June 30, 2000.

   As of June 30, 2000, HFI had maximum available FHLB lines of credit totaling $1,148.5 million versus $1,059.5 million in available FHLB credit as of December 31, 1999. This increase of $89.0 million, or 8.4%, is based on increases in the amount of securities that qualify as security for FHLB advances. HFI had borrowings outstanding to the FHLB totaling $1,040.0 million as of June 30, 2000 and $805.0 million as of December 31, 1999.

Liquidity

   HFI's primary sources of funds are deposits and proceeds from principal and interest payments on loans and mortgage-backed securities. While maturities and scheduled amortization of loans and mortgage-backed securities are a predictable source of funds, deposit flows and mortgage prepayments are greatly influenced by general interest rates, economic conditions and competition. HFI anticipates that it will have sufficient funds available to meet its current commitments.

   HFI exceeded all applicable regulatory standards for liquidity at June 30, 2000 and December 31, 1999.

Discussion of Market Risk

   The financial condition and results of HFI are impacted by three primary market risk factors: interest rate risk, credit risk and concentration risk. These risk factors are discussed below based on management's belief as to the order of potential impact to the Corporation's earnings and capital, from most critical to least critical.

Interest Rate Risk

   Currently, HFI's primary component of market risk is interest rate volatility. Virtually all of HFI's interest rate risk exposure lies with the Bank because all of HFI's interest-bearing liabilities and almost all of its interest-earning assets are located at the Bank level. Fluctuations in market interest rates will impact both the level of net interest income and the market value of virtually all of HFI's assets and liabilities. In addition to interest rate risk associated with loans and deposits, HFI manages interest rate risk associated with the Bank's leverage portfolios. The Bank's leverage portfolios include investments in marketable securities which are funded through wholesale borrowings, most of which are matched funded. The Bank also sells a significant portion of its conforming 30-year mortgage loan originations to mitigate its interest rate risk exposure. In addition, the Bank's investments and borrowing activities are managed to mitigate the Bank's overall interest rate risk profile.

   Management employs an Asset/Liability Committee ("ALCO") that meets at least monthly to manage interest rate risk exposure. HFI primarily employs dynamic GAP analysis and Net Interest Income Volatility ("NII") analysis to assist in the management of interest rate risk. The ALCO communicates monthly to the Board of Directors on all matters relevant to interest rate risk exposures. In the context of this discussion, dynamic GAP refers to the Bank's refinement of standard repricing analysis procedures to include anticipated prepayments, option calls and other factors not normally employed in static GAP analysis. HFI's standard ALCO procedures include a review of monthly GAP results. The table below presents the Bank's GAP position as of June 30, 2000. As of this date, the Bank's liability sensitive cumulative one-year GAP ratio was -12.7% and liability sensitive three-year GAP ratio was -9.7%. Management attributes this liability sensitivity to the effect of certain assumed conversions on specific convertible borrowings and to assumed extensions on mortgage loans and mortgage-backed securities. These assumptions reflect the rising interest rates existing in the market at June 30, 2000.

Table 12 GAP Analysis (All dollar amounts presented in table are in 000's)

                                                       At June 30, 2000
                          --------------------------------------------------------------------------------------
                                               More Than         More Than         More Than
                             One Year           One Year        Three Years          Five
                              or Less        to Three Years    to Five Years         Years            Total
                          -----------------  ----------------  ----------------  --------------  ---------------
                           Balance     Rate   Balance    Rate   Balance    Rate  Balance   Rate   Balance   Rate
                          ----------   ----  ---------   ----  ---------   ----  --------  ----  ---------- ----
INTEREST-EARNING ASSETS:
Cash and cash
 equivalents............  $   18,917   4.38% $     --    0.00% $     --    0.00% $ 31,198  0.00% $   50,115 1.65%
Marketable
 securities(1)(3).......     622,416   7.50%    58,420   6.82%    58,194   6.75%  638,573  6.62%  1,377,603 7.03%
Commercial loans........     228,003   8.62%   108,538   7.92%    69,977   7.83%   30,001  6.55%    436,519 8.18%
Mortgage loans(2).......     128,059   7.12%   133,032   6.87%   103,761   6.79%  188,971  6.84%    553,823 6.90%
Consumer loans..........     147,723   9.02%   159,173   8.54%    65,885   8.71%   20,205  8.49%    392,986 8.74%
                          ----------   ----  ---------   ----  ---------   ----  --------  ----  ---------- ----
 Total interest-earning
  assets................  $1,145,118   7.82% $ 459,163   7.69% $ 297,817   7.45% $908,948  6.48% $2,811,046 7.33%
                          ----------   ----  ---------   ----  ---------   ----  --------  ----  ---------- ----
INTEREST-BEARING
 LIABILITIES:
Savings accounts........  $   30,578   5.35% $     --    0.00% $     --    0.00% $125,044  2.25% $  155,622 2.86%
Interest-bearing
 DDA accounts...........         --    0.00%       --    0.00%       --    0.00%   97,910  1.10%     97,910 1.10%
Noninterest-bearing
 DDA accounts...........         --    0.00%       --    0.00%       --    0.00%   51,943  0.00%     51,943 0.00%
Money market accounts...     177,151   4.94%       --    0.00%       --    0.00%      --   0.00%    177,151 4.94%
Time deposits...........     531,762   5.39%   333,916   5.98%   101,406   6.57%    3,028  5.83%    970,112 5.72%
Escrow..................         --    0.00%       --    0.00%       --    0.00%    4,644  1.28%      4,644 1.28%
Other borrowings........     758,375   6.36%    40,000   4.73%   250,000   6.63%  150,000  6.00%  1,198,375 6.31%
                          ----------   ----  ---------   ----  ---------   ----  --------  ----  ---------- ----
 Total interest-bearing
  liabilities...........  $1,497,866   5.83% $ 373,916   5.85% $ 351,406   6.61% $432,569  3.04% $2,655,757 5.48%
                          ----------   ----  ---------   ----  ---------   ----  --------  ----  ---------- ----
Interest sensitivity gap
 per period.............  $ (352,748)        $  85,247         $ (53,589)        $476,379        $  155,289
                          ----------         ---------         ---------         --------        ----------
Cumulative interest
 sensitivity gap........  $ (352,748)        $(267,501)        $(321,090)        $155,289
                          ----------         ---------         ---------         --------
Cumulative interest
 sensitivity gap as a
 percent of total
 assets.................      (12.75)%           (9.67)%          (11.60)%           5.61%
                          ----------         ---------         ---------         --------
Cumulative net interest-
 earning assets as a
 percentage of net
 interest-bearing
 liabilities............       76.45%            85.71%            85.56%          105.85%
                          ----------         ---------         ---------         --------

--------
(1) Book value (net of allowance for sale adjustment) of investment portfolio.
(2) Excludes deferred loan costs and fees.
(3) Includes amounts presented on a tax equivalent basis.

   NII volatility analysis is employed to measure the probable effect of significant changes in market interest rates upon HFI's projected net interest income. Management considers one-year and two-year projections for NII volatility to be most relevant for managing HFI's interest rate risk exposure. HFI's standard ALCO procedures include a review of monthly analysis results for NII volatility. Using HFI's asset and liability portfolios as of June 30, 2000, management projects net interest income for the next twelve months to increase $1.8 million, or 2.7% if market rates decrease 200 basis points over the next twelve months and to decrease $5.9 million, or 8.8% if market rates increase 200 basis points over the next twelve months. These NII volatility values are within the thresholds established by the Board of Directors for market rate shocks.

         Rate Scenarios           -200 bp  -100 bp  0 bp  +100 bp   +200 bp
         --------------           -------  -------  ----  -------   --------
Absolute Change in NII (in
 millions)....................... $   1.8  $  1.5   $0.0  $  (2.7)  $   (5.9)
Relative Change in NII...........     2.7%    2.3%   0.0%    (4.0)%     (8.8)%
Board of Directors Limit......... +/+10.0% +/-5.0%   0.0% +/-(5.0)% +/-(10.0)%

Credit Risk

   Virtually all of HFI's credit risk lies with the Bank, which holds all of HFI's loan assets and virtually all of its marketable securities. Due to underwriting standards and credit and collections management, the Bank's experience in credit losses has been satisfactory. The Bank follows a comprehensive loan policy that details credit underwriting, credit management and loan loss provisioning techniques. With regard to its marketable securities portfolio, at June 30, 2000, over 89% of the marketable securities in HFI's portfolio were rated "AAA", with the remainder rated "AA" or "A". At December 31, 1999, over 87% of the marketable securities in HFI's portfolio were rated "AAA", with the remainder rated "AA" or "A".

Concentration Risk--Geographic

   HFI's primary market area includes the five central Pennsylvania counties of Dauphin, Cumberland, York, Lancaster and Lebanon and the northern Maryland county of Washington. Except for the Bank's manufactured home loan portfolio, virtually all of the Bank's loans and deposits are dependent on this primary market area. The southcentral Pennsylvania and northern Maryland area have enjoyed a strong, well diversified and stable economy for many years relative to the general economic conditions experienced in the Northeastern United States and the nation as a whole. Currently, the Bank's primary market area does not appear to be exhibiting signs of economic deterioration. Should such economic stress become evident, however, the Bank's loan and deposit portfolios and operations could be adversely impacted.

Concentration Risk--Major Creditor

   The Bank relies heavily on wholesale borrowings to support its leveraged investment strategies. As discussed in previous sections of this report, these strategies have significantly enhanced the Corporation's return to its shareholders. As presented in detail in the "Borrowings" section of this report, a significant portion of the Bank's wholesale borrowings are placed with the Federal Home Loan Bank of Pittsburgh (the "FHLB"). If the Bank's maximum borrowing capacity with the FHLB were to be encumbered in the future, through statutory restrictions that do not exist at this time or through other means, the Bank's leveraged investment strategies would be impacted to some degree. However, given the quality of the Bank's assets pledged as collateral to support wholesale borrowings, management believes the Bank would be able to expand its placement of borrowings with other primary borrowing sources. Management anticipates that such a shift in borrowing sources would result in, at worst, only modest potential decreases in net interest income from wholesale leveraging activities. Management is not aware of any contemplated regulatory actions that indicate the Bank's borrowing capacity at the FHLB might become restricted to less than the maximum capacity disclosed in the section titled "Borrowings" that appears later in this report.

Merger Agreement

   On March 28, 2000 Harris Financial announced that it entered into an agreement to merge with York Financial Corporation, the parent of York Federal Savings and Loan Association. To accomplish the merger, the Board of Trustees of Harris Financial, MHC has adopted a plan of conversion pursuant to which it would convert from a mutual to a capital stock form of organization. Harris Financial, MHC is the mutual holding company parent of Harris Financial, Inc. and owns approximately 76% of the Corporation's outstanding common shares. The transactions are expected to be completed during the fourth quarter of 2000.

Merger Update

   In preparation for the completion of merger-related transactions in the fourth quarter of 2000, the management teams of Harris Financial, Inc. and York Financial Corporation are working closely on business integration matters. The executive team and board of directors of the new corporation have been selected, with the selections communicated publicly in the related Harris Financial, Inc. Form S-4 Registration Statement filed with the Securities and Exchange Commission on June 23, 2000. The new executive team is currently engaged in managing the merger integration process and has already completed certain key integration milestones such as:

  .established executive, line of business and operational integration teams

  .implemented a detailed integration schedule

  .selected all core information technology systems

  .confirmed the feasibility of achieving operational savings estimates developed during due diligence

  . completed preliminary strategic planning exercises for the purpose of developing a strategic plan for the new corporation

   As of the date of this report, the merger integration of Harris Financial, Inc. and York Financial Corporation is proceeding in accordance with the schedule established by executive management.

Regulatory Environment related to the Plan of Conversion of Harris Financial,
MHC

   As part of Harris Financial, Inc.'s agreement to merge with York Financial Corporation as announced on March 28, 2000, Harris Financial, MHC adopted a plan of conversion pursuant to which it would convert from a mutual to a capital stock form of organization. Should Harris receive approval of all regulatory applications, prior to the completion of the mutual-to-stock conversion, Harris Savings Bank will convert its charter to that of a federal stock savings bank and will be subject to the regulation and supervision of the Office of Thrift Supervision ("OTS"). As a result of the Harris Savings Bank charter conversion, Harris Financial, Inc. will become a unitary savings and loan holding company and will also be subject to the regulation and supervision of the OTS. After the charter conversion, the Pennsylvania Department of Banking will no longer regulate or supervise Harris Financial, Inc. or Harris Savings Bank, and the Board of Governors of the Federal Reserve System will no longer regulate or supervise Harris Financial, Inc.

   Effective July 12, 2000, the OTS adopted interim final rules regarding mutual holding companies. Specific provisions of relevance to Harris are as follows:

  . Recently converted thrifts would be permitted to repurchase stock without limitation one year after going public. Previously, the amount of stock that a converted thrift could repurchase was restricted for the first three years after an offering.

  . Mutual holding company parents of stock thrifts would be permitted to waive all dividends due it without incurring a corresponding dilution to minority shareholders interests in the event of a second-step conversion. Previously, the OTS prohibited the waiver of excess dividends and required that all waived dividends be accounted for in the calculation of minority ownership interest in a second-step conversion.

   The OTS also issued proposed rules, with the following specific provision of relevance to Harris. The OTS notified the public that it expects to limit acquisitions for most converting thrifts within three years after a conversion. Previously, the OTS generally waived the three-year rule in cases where the transaction was non-hostile and received shareholders approval.

   Harris Financial, Inc. has also received written approval from the OTS that the OTS would permit Harris, as part of its merger with York Financial, Inc. in the fourth quarter of 2000, to issue up to 10,000,000 million authorized but unissued shares to York Financial, Inc. shareholders as merger consideration in the event that the related share offering fell below the minimum range as established in the offering prospectus.

                           PART II. OTHER INFORMATION

Item 1. Legal Proceedings.
    None.

Item 2. Changes in Securities and Use of Proceeds.
    None.

Item 3. Defaults Upon Senior Securities.
    None.

Item 4. Submission of Matters to a Vote of Security Holders.
    None.

Item 5. Other information.
    None.

Item 6. Exhibits and Reports on Form 8-K.
    (a) Exhibits

      Exhibit 27 Financial Data Schedule

                                   SIGNATURES

   Pursuant to the requirements of Section 13 of the Securities Exchange Act of 1934, the Registrant has caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                          Harris Financial, Inc.
                                          (Registrant)

                                              /s/ Charles C. Pearson, Jr.
                                          By: _________________________________
                                                Charles C. Pearson, Jr.,
                                                 Chairman, President and
                                                 Chief Executive Officer

                                                 /s/ James L. Durrell
                                          By: _________________________________
                                                    James L. Durrell,
                                                Executive Vice President
                                               and Chief Financial Officer

Dated: July 21, 2000

                     YORK FINANCIAL CORP. AND SUBSIDIARIES

                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS
                             AND OTHER INFORMATION

Financial Information for the Fiscal Year Ended June 30, 2000

Management's Discussion and Analysis of Consolidated Financial Condition
 and Results of Operations For the fiscal year ended June 30, 2000........   G-2

Financial Information for the Fiscal Year Ended June 30, 1999

Audited Consolidated Financial Statements of York Financial Corp. and
 Subsidiaries and Report of Independent Auditors:

Report of Independent Auditors............................................  G-17

Consolidated Balance Sheets as of June 30, 1999 and 1998..................  G-18

Consolidated Statements of Income for the years ended June 30, 1999, 1998 and 1997.................................................................  G-19

Consolidated Statements of Stockholder's Equity for the years ended June
 30, 1999, 1998 and 1997..................................................  G-20

Consolidated Statements of Cash Flows for the years ended June 30, 1999,
 1998 and 1997............................................................  G-21

Notes to Consolidated Financial Statements................................  G-22

Management's Discussion and Analysis of Consolidated Financial Condition
 And Results of Operations of York Financial Corp.........................  G-47

Description of Business ..................................................  G-63

Financial Information for the Fiscal Quarter Ended March 31, 2000

Unaudited Consolidated Financial Statements of York Financial Corp. and
 Subsidiaries:

Consolidated Balance Sheets as of March 31, 2000 and June 30, 1999........  G-76

Consolidated Statements of Income for the three and nine months ended
 March 31, 2000 and 1999..................................................  G-77

Consolidated Statements of Cash Flows for the nine months ended March 31
 2000 and 1999............................................................  G-78

Notes to Consolidated Financial Statements................................  G-79

Management's Discussion and Analysis of Financial Condition and Results of
 Operations of York Financial Corp........................................  G-84

                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
           CONSOLIDATED FINANCIAL CONDITION AND RESULTS OF OPERATIONS
                            OF YORK FINANCIAL CORP.

   The purpose of this discussion is to provide additional information about York Financial Corp. ("York Financial" or "Corporation"), its financial condition and results of operations. Readers of this annual report should refer to the consolidated financial statements and other financial data presented throughout this report to fully understand the following discussion and analysis.

Forward-Looking Statements

   In addition to historical information, this Annual Report contains forward-looking statements. The forward-looking statements contained in the following sections are subject to certain risks and uncertainties that could cause actual results to differ materially from those projected in the forward-looking statements. Important factors that might cause such a difference include, but are not limited to, interest rate trends, the general economic climate in the Corporation's market area and the country as a whole, the ability of the Corporation to control costs and expenses, competitive products and pricing, loan delinquency rates and changes in federal and state regulation. Readers should not place undue reliance on these forward-looking statements, as they reflect management's analysis only as of the date of this report. The Corporation has no obligation to update or revise these forward-looking statements to reflect events or circumstances that occur after the date of this report. Readers should carefully review the risk factors described in other documents the Corporation files periodically with the Securities and Exchange Commission.

Financial Review

   York Financial is a unitary savings and loan holding company incorporated in Pennsylvania. In August 1986, York Financial became the sole stockholder of York Federal Savings and Loan Association ("York Federal" or "Association"), a federally chartered stock savings and loan association. Presently, the primary business of York Financial is the business of York Federal. At June 30, 2000, the Corporation had consolidated assets of $1.7 billion, total deposits of $1.2 billion and stockholders' equity of $109.9 million. The Association is a member of the Federal Home Loan Bank ("FHLB") of Pittsburgh and is subject to supervision, examination and regulation by the Office of Thrift Supervision ("OTS") and the Federal Deposit Insurance Corporation ("FDIC"). The Association is primarily engaged in the business of attracting deposits and investing these deposits into loans secured by residential and commercial real property, commercial business loans, consumer loans, and investment securities. York Federal conducts its business through twenty-five offices located in south central Pennsylvania and Maryland. In addition, York Federal maintains a commissioned mortgage origination staff as well as mortgage correspondent relationships which originate residential mortgage loans for the Association primarily in Pennsylvania, Maryland and Virginia, although loans are originated in 11 states within the Mid-Atlantic region. The Association's deposits are insured up to applicable limits by the Savings Association Insurance Fund ("SAIF") of the FDIC.

   The Corporation's net income is highly dependent on the interest rate spread between the average rate earned on loans and securities and the average rate paid on deposits and borrowings as well as the amount of the respective assets and liabilities outstanding. Other operating income is an important supplement to York Federal's interest income and includes mortgage banking activities which includes gains on sales of mortgage-backed securities and related value attributed to mortgage servicing rights created from loan originations and service fee income derived from the portfolio of loans serviced for others. Other operating income also includes gains and losses on sales of securities available for sale, gains and losses on sales of real estate, equity in (losses) earnings of limited partnership interests, and fees and service charges assessed on loan and deposit transactions.

Interest Rate Sensitivity Management and Market Risk

   Market risk is the risk of loss from adverse changes in market prices and rates. The Corporation's market risk arises principally from interest rate risk within York Federal. In an effort to maintain control over such risks, management of York Federal focuses its attention on managing the interest rate sensitivity of assets and liabilities and controlling the volume of lending, securities, deposit and borrowing activities. By managing the ratio of interest sensitive assets to interest sensitive liabilities repricing in the same periods, the Association seeks to control the adverse effect of interest rate fluctuations. The Corporation's assets and liabilities are not directly exposed to foreign currency or commodity price risk. At June 30, 2000, the Corporation had no off-balance sheet derivative financial instruments.

   Management utilizes an Asset/Liability Committee (ALCO), which meets at least once each month, to review the Association's interest sensitivity position on an ongoing basis and prepare strategies regarding the acquisition and allocation of funds to maximize earnings and maintain the interest rate sensitivity position at acceptable levels. The Association originates for portfolio principally short and intermediate term and adjustable rate loans and sells most fixed rate loan originations. Additionally, investment securities categorized as available for sale have been acquired for portfolio. The funding sources for these portfolio loans and securities are deposits and borrowings with various maturities. In addition to normal portfolio management activities, strategies are evaluated on an ongoing basis, and implemented as necessary to manage interest rate risk levels, including asset sales, equity infusions to York Federal and extension of maturities of borrowings. As part of our risk management, we utilized all of these strategies with the sale of intermediate term loans totaling $82.6 million during the third quarter, equity infusion totaling $3.0 million to York Federal from cash available at York Financial Corp., equity infusion totaling $15.0 million from the proceeds of a commercial bank borrowing by York Financial Corp. and through extensions of maturities on certain borrowings, refer to Note 12 of the Consolidated Financial Statements.

   The ALCO monitors the Corporation's interest rate risk position by utilizing simulation analysis. Net interest income fluctuations and the net portfolio value ratio are determined in various interest rate scenarios and monitored against acceptable limitations established by management and approved by the Board of Directors. Such rate scenarios include immediate rate shocks adjusting rates in +/- 100 basis point (bp) increments resulting in projected changes to net interest income over the next 12 months and projected net portfolio value ratios as indicated with the comparison of June 30, 2000 to June 30, 1999 in the following table.

                                                      June 30
                              -------------------------------------------------------
                                         2000                        1999
                              --------------------------- ---------------------------
                               Percentage                  Percentage
                               change in                   change in
         Basis point          Net interest Net portfolio  Net interest Net portfolio
   Change in interest rates    income(1)   value ratio(2)  income(1)   value ratio(2)
   ------------------------   ------------ -------------- ------------ --------------
             +300                (28.00)%       4.09%        (14.00)%       4.70%
             +200                (17.00)%       5.33%         (9.00)%       5.75%
             +100                 (7.00)%       6.60%         (4.00)%       6.69%
              0                    0.00 %       7.57%          0.00 %       7.49%
            (100)                  5.00 %       8.67%          4.00 %       8.15%
            (200)                  9.00 %       8.89%          6.00 %       8.41%

--------
(1) The percentage change in this column represents an increase (decrease) in net interest income for 12 months in a stable interest rate environment versus net interest income for 12 months in the various rate scenarios.
(2) The net portfolio value ratio in this column represents net portfolio value of the Association in various rate scenarios, divided by the present value of expected net cash flows from existing assets in those same scenarios. Net portfolio value is defined as the present value of expected net cash flows from existing assets, minus the present value of expected net cash flows from existing liabilities, plus or minus the present value of expected net cash flows from existing off-balance-sheet contracts.

   Simulation results are influenced by a number of estimates and assumptions with regard to embedded options, prepayment behaviors, pricing strategies and cashflows. The risk profile of the Association has increased from year to year as indicated in the preceding table. The increase in net interest income variability in various rate shock scenarios is due to the continuation of portfolio lending and investment leverage strategies which were funded with convertible borrowings and overnight borrowings resulting in inherently more interest rate risk than previous periods, combined with an increase in market interest rates. Net portfolio value had less variability due to strategies evaluated and implemented to manage risks over the long term. Assumptions and estimates used in simulation analysis are inherently subjective and, as a consequence, results will neither precisely estimate net interest income or net portfolio value nor precisely measure the impact of higher or lower interest rates on net interest income or net portfolio value ratio. The results of these simulations are reported to the Association's Board of Directors on a quarterly basis. Management has determined that the level of interest rate risk is within acceptable limits at June 30, 2000.

Asset Quality

   Management is aware of the risks inherent in lending and continually monitors risk characteristics of the loan portfolio. The Association's Business Banking Group offers financial products and services to small and mid-sized businesses in the Association's branch market area. The nature of these products and services and the financial characteristics of the target client group may have the effect of increasing the Association's credit risk exposure. The Association has employed management expertise and has adopted credit management policies to control the credit risk exposure inherent in this activity.

   The Association's policy is to maintain the allowance for loan losses at a level believed adequate by management to absorb losses in the existing loan portfolio. The allowance for loan loss is an estimate. These estimates are reviewed periodically and, any adjustments necessary, are recognized in operations in the period adjustments become known. Management's determination of the adequacy of the allowance is performed by an internal loan review committee and is based on known and inherent loss characteristics in the portfolio, past loss experience, adverse situations that may affect the borrower's ability to repay, the estimated value of any underlying collateral, current economic conditions, and such other relevant factors which in management's judgment deserve recognition. The allowance for loan losses related to impaired loans was determined in accordance with Statement of Financial Accounting Standards No. 114, as amended by Statement No. 118. Actual losses or recoveries are charged or credited directly to the allowance.

   An analysis of the allowance for loan losses is as follows:

                                              Year Ended June 30
                                     ----------------------------------------
                                      2000     1999     1998    1997    1996
                                     -------  -------  ------  ------  ------
                                            (Dollars in Thousands)
Total allowance for loan losses at
 beginning of period................ $10,803  $ 8,810  $6,413  $6,609  $5,840
Loans charged-off:
  Real estate-mortgage:
    Residential.....................   1,036    1,581   1,701   1,304   1,151
    Commercial......................     --        16      68   1,820     620
  Consumer..........................     394      397      89     226     100
                                     -------  -------  ------  ------  ------
      Total charge-offs.............   1,430    1,994   1,858   3,350   1,871
Recoveries:
  Real estate-mortgage:
    Residential.....................     189      325     212     210     156
    Commercial......................      24       24     294     516     184
  Consumer..........................       8        6      12       4     --
                                     -------  -------  ------  ------  ------
      Total recoveries..............     221      355     518     730     340
                                     -------  -------  ------  ------  ------
      Net loans charged-off.........   1,209    1,639   1,340   2,620   1,531
Provision for loan losses...........   1,660    3,632   3,737   2,424   2,300
                                     -------  -------  ------  ------  ------
Total allowance for loan losses at
 end of period...................... $11,254  $10,803  $8,810  $6,413  $6,609
                                     =======  =======  ======  ======  ======
Percentage of net charge-offs to
 average loans outstanding during
 the period.........................    0.11%    0.18%   0.13%   0.26%   0.17%
                                     =======  =======  ======  ======  ======
Percentage of allowance for loan
 losses to adjusted total loans.....    0.95%    1.17%   0.92%   0.64%   0.70%
                                     =======  =======  ======  ======  ======

   The allowance for loan losses totaled $11.3 million or 0.95% of adjusted total loans of $1.2 billion at June 30, 2000 compared to $10.8 million or 1.17% of adjusted total loans of $919.9 million at June 30, 1999. During fiscal 2000, the Association followed the Uniform Retail Credit Classification Policy which was implemented effective June 30, 1999. With the implementation of the policy as of June 30, 1999, a one-time charge to the allowance for loan losses of $408,000 was recognized representing the total amount due on certain loans in excess of the net realizable value of the underlying collateral. Management believes the allowance for loan loss is adequate relative to its assessment of existing loss characteristics within the loan portfolio. While management uses available information to recognize losses on loans, future additions to the allowance may be necessary based on specific circumstances related to future problem loans, increased risk of loss due to a change in mix within the portfolio as well as changes in economic conditions.

   An analysis of nonperforming assets is summarized as follows:

                                                June 30
                              ------------------------------------------------
                               2000     1999     1998     1997     1996
                              -------  -------  -------  -------  -------
                                      (Dollars in Thousands)
Loans accounted for on a
 nonaccrual basis:
  Real estate-mortgage:
    Residential.............. $   263  $   870  $   --   $   --   $   --
    Commercial...............     --       --       --       950    1,481
    Land.....................     --       --       --       --       200
  Consumer...................     --        49      --       --       --
                              -------  -------  -------  -------  -------
      Total nonaccrual
       loans.................     263      919      --       950    1,681
Accruing loans which are
 contractually past due 90
 days or more:
  Real estate-mortgage:
    Residential..............   6,428    8,311   14,487   12,735   10,029
  Consumer...................     723      823    1,194      702      383
                              -------  -------  -------  -------  -------
    Total of 90 days past due
     loans...................   7,151    9,134   15,681   13,437   10,412
                              -------  -------  -------  -------  -------
Total of nonaccrual and 90
 days past due loans......... $ 7,414  $10,053  $15,681  $14,387  $12,093
                              =======  =======  =======  =======  =======
  As a percent of total
   loans.....................    0.63%    1.07%    1.63%    1.43%    1.28%
                              =======  =======  =======  =======  =======
Real estate owned:
Real estate acquired through
 foreclosure or repossession
 by loan type:
  Real estate:
    Residential.............. $ 2,300  $ 4,571  $ 4,543  $ 4,978  $ 4,913
    Commercial...............     --     1,055    2,687    2,714    2,370
    Land.....................   1,113    1,319    1,863    2,895    3,349
  Allowance for real estate
   losses....................     (55)     (45)    (116)    (365)    (955)
                              -------  -------  -------  -------  -------
Total real estate owned...... $ 3,358  $ 6,900  $ 8,977  $10,222  $ 9,677
                              =======  =======  =======  =======  =======
  As a percent of total
   assets....................    0.20%    0.51%    0.73%    0.88%    0.87%
                              =======  =======  =======  =======  =======
Total nonperforming assets... $10,772  $16,953  $24,658  $24,609  $21,770
                              =======  =======  =======  =======  =======
  As a percent of total
   assets....................    0.64%    1.24%    2.01%    2.12%    1.96%
                              =======  =======  =======  =======  =======

   The Association's nonaccrual policy generally covers loans, which are 90 or more days past due, dependent upon type of loan and related collateral. All commercial real estate loans are placed on nonaccrual status when the collectibility of interest is uncertain based on specific circumstances evaluated on a loan by loan basis or when interest is more than 90 days past due. In the case of residential real estate and consumer loans, the Association implemented the Uniform Retail Credit Classification Policy effective June 30, 1999 and follows this policy for placing loans on nonaccrual. As noted in the previous table, loans contractually past due 90 days or more and real estate acquired through foreclosure have decreased as compared to the prior period. This is primarily due to the result of favorable economic conditions, ongoing, aggressive collection efforts to reduce delinquencies and the impact of sales of real estate owned.

   Management recognizes the risk of reduction in value of real estate owned during the holding period and provides for such risk by maintaining an allowance for real estate losses (such allowance is separate from and in addition to the allowance for loan losses). In fiscal 2000, net charge-offs were $240,000 and additions to the allowance totaled $250,000 resulting in an increase in the allowance to $55,000. Management continually monitors the risk profile of real estate owned and maintains an allowance for real estate losses at a level believed adequate to absorb inherent losses within the real estate portfolio.

Liquidity

   The primary purpose of asset/liability management is to maintain adequate liquidity and a desired balance between interest sensitive assets and liabilities. Liquidity management focuses on the ability to meet the cash flow requirements of customers wanting to withdraw or borrow funds for their personal or business needs. Interest rate sensitivity management focuses on consistent growth of net interest income in times of fluctuating interest rates. The management of liquidity and interest rate sensitivity must be coordinated since decisions involving one may influence the other.

   Liquidity needs may be met by either reducing assets or increasing liabilities. Sources of asset liquidity include short-term investments, securities available for sale, maturing and repaying loans, and monthly cash flows from mortgage-backed securities. The loan portfolio provides an additional source of liquidity due to York Federal's participation in the secondary mortgage market and resulting ability to sell loans as necessary. Liquidity needs may also be met by attracting deposits and utilizing borrowing arrangements with the FHLB of Pittsburgh and the Federal Reserve Bank of Philadelphia for short and long-term loans as well as other short-term borrowings.

   Deposits represent the Association's primary source of funds. The Association does not rely on brokered deposits as a source of funds. During fiscal 2000, the Association's deposits increased $55.5 million. The deposit growth resulted primarily from aggressive pricing of certificate accounts to retain existing customers and attract new customers. To supplement deposit-gathering efforts, York Federal borrows from the FHLB of Pittsburgh.

   At June 30, 2000, York Federal had $346.3 million in FHLB loans outstanding at a weighted average interest rate of 6.70%, an increase of $235.9 million from $110.4 million in fiscal 1999. The Association was required to purchase additional FHLB stock totaling $13.3 million due to increased FHLB loans outstanding. Other borrowings also increased to $24.1 at June 30, 2000 from $3.6 million at June 30, 1999. For additional details of FHLB loans and other borrowings, refer to Note 12 of the Notes to Consolidated Financial Statements.

   Amortization and prepayments of loans and proceeds from loan and securities sales represent a substantial source of funds to York Federal. These sources amounted to $466.7 million, $551.4 million and $475.3 million in fiscal 2000, 1999 and 1998, respectively.

   Generally, the principal use of funds is the origination of mortgage and other loans. In addition, leverage strategies to effectively utilize available capital were completed early in fiscal 2000. These strategies resulted in expansion of the investment portfolio through the purchase of available for sale securities as well as an increase in loan balances. Various types of securities were purchased during fiscal 2000 including $9.7 million of Federal National Mortgage Association (FNMA) preferred stock. The carrying value of securities available for sale increased $50.9 million to $369.2 million in fiscal 2000 from $318.3 million in fiscal 1999.

   Loan demand resulted in total originations of $686.0 million in fiscal 2000. Loan originations were obtained through various channels including the retail branch system, commissioned mortgage origination staff, tele-mortgage activity, expanded mortgage correspondent relationships, and Business Banking relationship managers. The volume of originations was favorably impacted by the Association's pricing strategies and a relatively low-rate interest rate environment in the earlier portion of the fiscal year. A significant component of loan origination volume was intermediate term mortgage products, primarily, 5/1 CMT adjustable rate loans (fixed rate for the first five years with annual adjustments thereafter) as well as an increase in the commercial loan portfolio. During fiscal 2000, the loan portfolio increased $262.0 million to $1.2 billion at June 30, 2000.

   Under current regulations, York Federal is required to maintain liquid assets at 4.0% or more of its net withdrawable deposits plus short-term borrowings. At June 30, 2000, the Association's liquidity level was 6.3%.

   The sources of liquidity previously discussed are deemed by management to be sufficient to fund outstanding loan commitments and meet other obligations. See Notes 18 and 19 of the Notes to Consolidated Financial Statements for information on commitments and fair value of financial instruments at June 30, 2000.

Capital

   The management of capital provides the foundation for future asset and profitability growth and is a major strategy in the management of York Financial Corp. Stockholders' equity at June 30, 2000, totaled $109.9 million compared to $110.4 million at June 30, 1999, a decrease of $0.5 million or 0.5%. This decrease was primarily a result of the impact of unrealized losses on available for sale securities, acquisition of treasury stock for issuance in connection with the dividend reinvestment plan, retirement of shares related to a stock repurchase program and cash dividends paid (representing a payout ratio of 54.8%), partially offset by a combination of factors including current earnings and the issuance of shares in connection with various benefit and dividend reinvestment plans.

   During August 1999, the first stock repurchase plan expired and the Board of Directors authorized a second stock repurchase program for up to 478,000 shares of the Corporation's common stock. In February 2000, the second stock repurchase program expired. Under each repurchase plan, share purchases were made from time to time depending on market and business conditions. During fiscal 2000, 118,293 shares were repurchased and retired under the stock repurchase programs. Under its stock repurchase programs, the Corporation has repurchased and retired a total of 395,957 shares. At June 30, 2000, there were no open authorizations for additional share repurchases.

   During the fourth quarter of fiscal 2000, the Corporation acquired 95,000 shares of treasury stock at a cost of $1.3 million. Of this amount, 49,937 shares were issued under the dividend reinvestment plan, with 45,063 shares at a cost of $617.3 million remaining in treasury stock at June 30, 2000. These shares are expected to be issued within the next year in connection with the dividend reinvestment plan.

   OTS regulated thrifts must comply with various capital standards:

   Tangible Capital. Generally, common stock plus retained earnings must equal at least 1.5% of adjusted total assets.

   Tier 1 (Core) Capital to total assets. Tangible capital plus qualifying supervisory goodwill (arising from the purchase of a troubled savings association) and other qualifying intangible assets must equal at least 4.0% of adjusted total assets; 5.0% to be deemed well capitalized.

   Risk-Based Capital. Risk-based capital must equal at least 8.0% of risk-weighted assets, as defined in the regulations; 10% to be deemed well capitalized. The tier 1 (core) capital component of risk-based capital, as defined above, must equal at least 6.0% of risk-weighted assets to be deemed well capitalized.

   At June 30, 2000, York Federal's tangible and core capital both equaled 7.3% ($121.6 million), substantially in excess of the minimum regulatory requirements of 1.5% and 4.0%/5.0%, respectively. York Federal's total assets do not include any goodwill. York Federal's core capital to risk-weighted assets equaled 12.2% ($121.6 million) at June 30, 2000, which exceeds the required level of 6.0%. Finally, York Federal's risk-based capital ratio equaled 13.2% ($132.0 million) at June 30, 2000, which exceeds the required level of 8.0% by $52.1 million, and exceeds the required level to be deemed well capitalized of 10.0% by $32.2 million. For a more comprehensive analysis of capital, refer to Note 15 of the Notes to Consolidated Financial Statements.

Transactions with Affiliates

   Transactions with affiliates are limited to 10% of capital and surplus per affiliate with an aggregate limit on all such transactions with affiliates to 20% of capital and surplus. At June 30, 2000, such transactions are within these regulatory limits.

Results of Operations

 Fiscal 2000 Compared to Fiscal 1999

Net Interest Income

   York Financial's earnings are affected by the level of York Federal's net interest income, which is the difference between the income it receives on its loan portfolio and other investments and its cost of funds, consisting primarily of interest paid on deposits and borrowings. Net interest income is affected by the average yield on interest-earning assets, the average rate paid on interest-bearing liabilities, and the ratio of interest-earning assets to interest-bearing liabilities.

   Net interest income for fiscal 2000 was $37.2 million, as compared to $34.5 million for fiscal 1999, which represents a 7.8% increase. The increase in net interest income was primarily due to an increase in average balances in loan and securities portfolios, which more than offset the lower earning asset yield and the higher cost of funds rate. The margin on interest-earning assets for fiscal 2000 decreased to 2.47% from 2.90% for fiscal 1999. The following table provides information regarding the dollar amount of interest income earned on interest-earning assets and the resulting yields, as well as the dollar amount of interest expense on interest-bearing liabilities and the resulting rates paid for the three years ending June 30, 2000.

                                                                  Year Ended June 30
                                   --------------------------------------------------------------------------------
                           Yield/             2000                       1999                       1998
                          Rate at  -------------------------- -------------------------- --------------------------
                          June 30,  Average            Yield/  Average            Yield/  Average            Yield/
                            2000    Balance   Interest  Rate   Balance   Interest  Rate   Balance   Interest  Rate
                          -------- ---------- -------- ------ ---------- -------- ------ ---------- -------- ------
                                                        (Dollars in Thousands)
Interest-earning assets:
 Loans (1) (2) (3)......    7.67%  $1,102,319 $82,772   7.51% $  900,213 $69,880   7.76% $  997,078 $80,893   8.11%
 Securities held for
  trading...............     --         1,111      78   7.02       9,478     601   6.34      10,314     688   6.67
 Securities available
  for sale..............    6.50      353,270  22,368   6.33     132,478   8,120   6.13      56,858   3,770   6.63
 Securities held to
  maturity..............    7.12       43,237   2,839   6.57      21,347   1,308   6.13      15,015     930   6.19
 Other interest-earning
  assets................    6.59        8,379     481   5.74     129,118   6,456   5.00      41,721   2,285   5.48
                            ----   ---------- -------   ----  ---------- -------   ----  ---------- -------   ----
Total interest-earning
 assets.................    7.39    1,508,316 108,538   7.20   1,192,634  86,365   7.24   1,120,986  88,566   7.90
Noninterest-earning
 assets.................               83,711                     74,497                     65,773
                                   ----------                 ----------                 ----------
  Total.................           $1,592,027                 $1,267,131                 $1,186,759
                                   ==========                 ==========                 ==========
Interest-bearing
 liabilities:
 Deposits
 NOW accounts...........    1.34   $  111,181   1,924   1.73  $  106,543   2,079   1.95  $   94,847   2,167   2.28
 Savings accounts.......    2.50       47,099   1,178   2.50      58,492   1,463   2.50      66,052   1,676   2.54
 Money market accounts..    5.02      324,463  14,750   4.55     293,084  12,762   4.35     233,500  10,794   4.62
 Certificate accounts...    5.93      621,276  34,657   5.58     612,710  33,693   5.50     608,126  35,107   5.77
 Borrowings.............    6.76      326,262  18,808   5.76      36,435   1,829   5.02      38,871   2,100   5.40
                            ----   ---------- -------   ----  ---------- -------   ----  ---------- -------   ----
Total interest-bearing
 liabilities............    5.48    1,430,281  71,317   4.99   1,107,264  51,826   4.68   1,041,396  51,844   4.98
                                              -------   ----             -------   ----             -------   ----
Noninterest-bearing
 deposits...............               26,055                     22,245                     23,097
Noninterest-bearing
 liabilities............               27,086                     25,659                     18,070
                                   ----------                 ----------                 ----------
                                    1,483,422                  1,155,168                  1,082,563
Stockholders' equity....              108,605                    111,963                    104,196
                                   ----------                 ----------                 ----------
  Total.................           $1,592,027                 $1,267,131                 $1,186,759
                                   ==========                 ==========                 ==========
Ratio of interest-
 earning assets to
 interest-bearing
 liabilities............                1.05x                      1.08x                      1.08x
                                   ==========                 ==========                 ==========
Net interest
 income/interest rate
 spread.................                      $37,221   2.21%            $34,539   2.56%            $36,722   2.92%
                                              =======   ====             =======   ====             =======   ====
Net interest-earning
 assets/margin on
 interest-earning
 assets.................           $   78,035           2.47% $   85,370           2.90% $   79,590           3.28%
                                   ==========           ====  ==========           ====  ==========           ====

--------
(1) Average balances include loans on nonaccrual status.
(2) Average balances include amounts held for sale.
(3) Interest includes amortization of loan fees of $0.3 million, $0.2 million and $0.2 million in 2000, 1999 and 1998, respectively.

   During fiscal 2000, York Federal originated $686.0 million of loans including loans refinanced from the Association's portfolio totaling $6.2 million. The result of these originations, when combined with mortgage loan securitizations or sales totaling $114.2 million and loan repayment activity, was an increase of 22.5% or $202.1 million in average loans outstanding during fiscal 2000. The average balance of securities and other interest-earning assets increased $113.6 million over the prior fiscal year and results primarily from the above mentioned secondary market activity and the Corporation's leveraging strategy. The increase in interest-earning assets was funded by an increase in average deposits of $33.2 million or 3.1% and an increase in average borrowings of $289.8 million or 795.5%. The primary factor effecting the increase in interest income was the increased volume of interest-earning assets and the composition shift from overnight investments to higher yielding earning assets. Offsetting the favorable effect the shift in composition had to yield on earning assets was downward repricing in the loan portfolio resulting in the yield on interest-earning assets decreasing 4 basis points to 7.20%. The average rate on interest-bearing liabilities increased to 4.99% as compared to 4.68% in the prior fiscal year. The higher rate on interest-bearing liabilities was primarily a result of the increase in the cost of funds for borrowings related to increasing market rates and repricing of short term maturities of such borrowings. The average rate paid on borrowings increased to 5.76% as compared to 5.02% in the prior fiscal year. The net effect caused the interest rate spread for the current fiscal year to decrease to 2.21% from 2.56% in fiscal 1999.

   The volume/rate analysis shown in the following table presents a comparative analysis of reported interest income and expense in relation to changes in specific asset and liability account balances (volume) and corresponding interest rates (rate). This analysis illustrates the net impact of previously discussed volume and rate changes on net interest income for fiscal 2000 compared to fiscal 1999, and fiscal 1999 compared to fiscal 1998. For each category of interest-earning assets and interest-bearing liabilities, information is provided on changes attributable to (1) changes in volume and
(2) changes in rates. The change in interest income/expense due to both volume and rate has been allocated to volume and rate changes in proportion to the relationship of the absolute dollar amounts of the change in each.

                                        Year Ended June 30
                         -----------------------------------------------------
                          2000 compared to 1999      1999 compared to 1998
                         Increase (Decrease) Due    Increase (Decrease) Due
                                   to:                        to:
                         -------------------------  --------------------------
                         Volume    Rate      Net    Volume    Rate      Net
                         -------  -------  -------  -------  -------  --------
                                          (In Thousands)
Interest income:
  Loans................. $15,176  $(2,284) $12,892  $(7,758) $(3,255) $(11,013)
  Securities held for
   trading..............    (531)       8     (523)     (55)     (32)      (87)
  Securities available
   for sale.............  13,807      441   14,248    4,425      (75)    4,350
  Securities held to
   maturity.............   1,374      157    1,531      367       11       378
  Other interest-earning
   assets...............  (6,037)      62   (5,975)   4,370     (199)    4,171
                         -------  -------  -------  -------  -------  --------
      Total.............  23,789   (1,616)  22,173    1,349   (3,550)   (2,201)
Interest expense:
  Deposits
    NOW accounts........      81     (236)    (155)     228     (316)      (88)
    Savings accounts....    (285)     --      (285)    (192)     (21)     (213)
    Money market
     accounts...........   1,409      579    1,988    2,595     (627)    1,968
    Certificate
     accounts...........     474      490      964      252   (1,666)   (1,414)
  Borrowings............  16,668      311   16,979     (127)    (144)     (271)
                         -------  -------  -------  -------  -------  --------
      Total.............  18,347    1,144   19,491    2,756   (2,774)      (18)
                         -------  -------  -------  -------  -------  --------
Net interest income..... $ 5,442  $(2,760) $ 2,682  $(1,407) $  (776) $ (2,183)
                         =======  =======  =======  =======  =======  ========

Provision for Loan Losses

   In fiscal 2000, additions were made to the allowance for loan losses in the amount of $1.7 million resulting in an allowance (net of charge-offs and recoveries of $1.2 million) of $11.3 million, or 0.95% of the loan portfolio, compared to an allowance of $10.8 million, or 1.17% at fiscal year end 1999. See "Asset Quality" for further discussion of the allowance for loan losses.

Other Income

   Other income was $7.3 million for fiscal 2000, a decrease of $4.8 million or 39.7% compared to 1999. Mortgage banking income for fiscal 2000 decreased $2.0 million or 61.2% as compared to the same period in 1999. Included in mortgage banking income are gain on sales of loans and unrealized gain on trading securities of $421,000 for fiscal 2000 compared to $2.2 million for fiscal 1999. Due to a change in the rate environment, the primary type of loan originated by York Federal has been for portfolio. This reduced the volume of loans originated for sale through the mortgage banking activity and the resulting gain on sale of such loans. Mortgage-backed securities created in conjunction with the Association's mortgage banking activities are deemed trading securities and are carried at fair value with unrealized gains and losses reported in the income statement. At June 30, 2000, there were no securities held for trading.

   The portfolio of loans serviced for others totaled $542.7 million at June 30, 2000, with a net average servicing rate of approximately 16.1 basis points, as compared to $494.7 million at June 30, 1999 with a net average servicing rate of approximately 9.2 basis points. The increase in the portfolio of loans serviced for others was primarily attributable to the sale of intermediate term loans totaling $82.6 million during the third quarter. Net servicing rate increased 6.9 basis points primarily as a result of changes in prepayment speeds from year to year, which lowered interest related expenses and favorably impacted lower of cost or market adjustments. Additionally, amortization of capitalized mortgage servicing rights was reduced to $610,000 in fiscal 2000 from $735,000 in fiscal 1999 as a result of slower prepayment speeds. This amortization is recognized as a reduction of gross servicing fee income. The combination of these volume and rate changes caused net loan servicing fees for fiscal 2000 to increase to $829,000 as compared to the fiscal 1999 level of $496,000.

   During fiscal 2000, there were no sales of servicing unlike in fiscal 1999, when there was a sale of servicing of approximately $84.2 million of loans, which resulted in a gain of $475,000. For additional information on loan servicing fees and mortgage banking activity, refer to Notes 1 and 7 of the Notes to Consolidated Financial Statements.

   Gain on the sale of securities available for sale totaled $286,000 at June 30, 2000 as compared to $794,000 at June 30, 1999. During the current fiscal year, changes in the rate environment provided limited opportunity for portfolio repositioning.

   Gain on sales of real estate during fiscal 2000 totaled $214,000 as compared to $1.6 million during fiscal 1999 and was the result of dispositions of real estate acquired in the normal course of business. The decrease in gain on sale of real estate during fiscal 2000 was primarily due to nonrecurring gain transactions in fiscal 1999 with the disposition of a commercial real estate property at a gain totaling $470,000 and the recognition of the gain on sale of a property previously deferred in accordance with Statement of Financial Accounting Standards No. 66, "Accounting for Sales of Real Estate" in the amount of $844,000.

   Fees and service charges for fiscal 2000 increased $1.1 million or 29.5% to $4.7 million as compared to $3.6 million in fiscal 1999. The increase in fees and service charges is primarily a result of growth in loan and deposit volume. The increase in deposit account servicing fees is related to increased volume of electronic transactions initiated by deposit customers including inter-account sweeps, ATM transactions and VISA debit card utilization. In addition, increased commercial loan and checking account relationships initiated through expanded Business Banking activities and the related fee structure associated with such accounts contributed to the increase in fees and service charges.

   The Corporation is a partner in various joint ventures. For the year ended June 30, 2000, losses from joint ventures totaled $1.4 million as compared to gains of $1.2 million in 1999. The variance related to joint ventures and partnerships is due primarily to the following factors: (1) For fiscal 2000, losses of $956,000 on a venture capital partnership resulted from the decreased market value of underlying portfolio investments and operating losses compared to gains of $1.4 million in fiscal 1999; (2) The Corporation is a limited partner in several partnerships for the purpose of acquiring, renovating, operating and leasing qualified low-income housing and historic properties. During fiscal 2000, losses related to these partnerships amounted to $514,000 compared to losses of $209,000 for fiscal 1999. Benefits attributed to these partnerships included low income housing and historic tax credits. For additional information on investments in joint ventures refer to Note 10 and
Note 13 of the Notes to Consolidated Financial Statements.

   Other operating income was $2.3 million in fiscal 2000 as compared to $1.5 million in fiscal 1999. As products and services become more fully integrated within the retail branch system, related income derived from discount brokerage, insurance and title insurance activities resulted in an increase in other operating income. Other effects on other operating income were income on corporate-owned life insurance policies related to a supplemental executive retirement plan and other retirement benefits.

Other Expenses

   Other expenses of $31.3 million increased $3.1 million or 11.1% in fiscal 2000 as compared to $28.2 million in fiscal 1999.

   Salaries and employee benefits increased $1.4 million or 9.6% in fiscal 2000 over fiscal 1999 and is attributable to a combination of the following factors: annual adjustments through the salary administration program, increased commissions related to an affiliate brokerage and insurance activities and expenses related to a supplemental executive retirement plan. The number of full time equivalent personnel at June 30, 2000 was 396 compared to 422 at June 30, 1999.

   Occupancy expense increased $110,000 or 2.9% in fiscal 2000 over fiscal 1999 as a result of normal inflationary pressure on facilities management activities. Federal deposit insurance decreased $199,000 or 30.8% as compared to fiscal 1999 due to lower Financing Corporation (FICO) debt service assessment by the FDIC. Real estate expenses decreased $92,000 or 10.6% in fiscal 2000 as compared to fiscal 1999 and is primarily attributable to a decrease in carrying costs related to the decreasing real estate owned portfolio. Data processing increased $328,000 or 24.0% in fiscal 2000 compared to fiscal 1999 due to costs related to technology purchases to enhance efficiency. Advertising cost increased $503,000 or 43.5% in fiscal 2000 as compared to fiscal 1999 and is primarily attributable to ongoing efforts to enhance customer and product awareness through various media campaigns. Other expenses increased $1.1 million or 17.7% in fiscal 2000 as compared to fiscal 1999 as a result of increased cost of services and the effects of increased loan and deposit volume.

Provision for Income Taxes

   The provision for income taxes of $2.2 million for fiscal 2000 represents an effective tax rate of 19.0% as compared to 34.2% for fiscal 1999. The decrease in the effective tax rate is primarily attributable to the increase in tax credits recognized on tax favored community redevelopment projects from year to year and favorable results of a Delaware investment holding company activity. For a more comprehensive analysis of income tax expense, refer to Note 13 of the Notes to Consolidated Financial Statements.

Results of Operations

 Fiscal 1999 Compared to Fiscal 1998

Net Interest Income

   Net interest income for fiscal 1999 was $34.5 million, as compared to $36.7 million for fiscal 1998, which represents a 6.0% decrease. The margin on interest-earning assets for fiscal 1999 decreased to 2.90% from 3.28% for fiscal 1998. For further information, see "Average Balances and Interest Yield/Rate Analysis" and "Volume/Rate Analysis" tables included in this document.

   During fiscal 1999, York Federal originated $577.8 million of loans including loans refinanced from the Association's portfolio totaling $62.8 million and mortgage loans securitized or sold of $241.3 million. The result of these activities, when combined with loan repayments including refinance activity, was a 9.7% decrease or $96.8 million in average loans outstanding during fiscal 1999. The average balance of securities and other interest-earning assets increased $168.5 million over the prior fiscal year and results from a decrease in loans and an increase in average deposits of $68.3 million or 6.8% partially offset by lower average borrowings of $2.4 million or 6.3%. The resulting shift in composition of the Association's assets coupled with the lower interest rate environment had a negative effect on interest income and contributed to the yield on earning assets decreasing 66 basis points to 7.24%. Even though in total, interest-earning assets increased 6.4% in fiscal 1999 compared to fiscal 1998, the decrease in yield on interest-earning assets resulted in a decrease in interest income. This combination of volume and rate changes resulted in a net decrease in interest income of $2.2 million, or 2.5%.

   Interest expense was virtually unchanged in fiscal 1999 from the prior fiscal year. There was an increase of $65.9 million or 6.3% in the average level of interest-bearing liabilities but this was offset by a decrease in the cost of funds. In order to maintain and attract new deposits during fiscal 1999, the Association continued to successfully market a Guaranteed Money Fund Account (which is priced based on nationally reported money fund rates) as well as provided competitive interest rates through special promotional offerings on selected certificate of deposit account programs. This response to the increased competitive pressures for deposits resulted in deposit growth in higher cost money market and certificate accounts. The increase in average deposits of $68.3 million was partially offset by a decrease in average overnight borrowings to $36.4 million from the previous year's level of $38.9 million. The average rate on interest-bearing liabilities decreased 30 basis points to 4.68% as compared to 4.98% in the prior period.

Provision for Loan Losses

   In fiscal 1999, additions were made to the allowance for loan losses in the amount of $3.6 million resulting in an allowance (net of charge-offs and recoveries of $1.6 million) of $10.8 million, or 1.17% of the loan portfolio, compared to an allowance of $8.8 million, or .92% at fiscal year end 1998. See "Asset Quality" for further discussion of the allowance for loan losses.

Other Income

   Other income was $12.0 million for fiscal 1999, an increase of $1.9 million or 18.6% over 1998. Mortgage banking income for fiscal 1999 decreased $501,000 or 13.3% as compared to the same period in 1998 and included gain on sales of loans and trading securities of $2.3 million. Mortgage-backed securities created in conjunction with the Association's mortgage banking activities are deemed trading securities and are carried at fair value with unrealized gains and losses reported in the income statement. At June 30, 1999, there were no securities held for trading.

   The portfolio of loans serviced for others totaled $494.7 million at June 30, 1999, with an average net servicing rate of approximately 9.2 basis points, as compared to $487.1 million at June 30, 1998, with an average net servicing rate of approximately 13.6 basis points. A portion of the change in the balance of loans serviced for others was the sale of servicing on approximately $84.2 million of loans consummated in May 1999 with a net gain of $475,000. Such transaction is in addition to normal securitization and repayments within the portfolio both of which increased over prior year levels due to the stable and low-rate interest rate environment. In consideration of the timing of these transactions, the average balance outstanding of loans serviced for others increased $42.6 million in fiscal 1999. The decrease in net servicing rate of
4.4 basis points is primarily due to the capitalization of mortgage servicing rights. Amortization of capitalized mortgage servicing rights was $735,000 in fiscal 1999 compared to $442,000 in fiscal 1998, and is recognized as a reduction of gross servicing fee income. In addition, interest costs incurred by the Association in connection with the increased level of repayments resulted in downward pressure on the net servicing rate. The combination of these volume and rate changes caused net loan servicing fees for fiscal 1999 to decrease

$496,000 as compared to the fiscal 1998 level of $677,000. For additional information on loan servicing fees and mortgage banking activity refer to Notes 1 and 7 of the Notes to Consolidated Financial Statements.

   Gain on sale of securities available for sale totaled $794,000 at June 30, 1999 as compared to $174,000 at June 30, 1998. During the current fiscal year, FNMA introduced a program, which provides for the securitization of high loan-to-value seven year balloon loans. Management, recognizing the default risk associated with this loan type, securitized $58.0 million of loans within the portfolio qualifying under the FNMA program. Furthermore, in consideration of the interest rate risk associated with this asset, $40.6 million of these securities were sold resulting in the aforementioned gain during fiscal 1999. The balance of such securities, are held in the Association's securities available for sale portfolio at June 30, 1999.

   Gain on sales of real estate during fiscal 1999 totaled $1.6 million as compared to $193,000 during fiscal 1998, and is the result of dispositions of real estate acquired in the normal course of business. The increase in gain on sale of real estate property during fiscal 1999 was primarily due to the disposition of a commercial real estate property and the recognition of the gain on sale of a property previously deferred in accordance with Statement of Financial Accounting Standards No. 66, "Accounting for Sales of Real Estate."

   Fees and service charges for fiscal year 1999 increased $385,000 or 12.0% to $3.6 million as compared to $3.2 million in fiscal 1998. The increase in fees and service charges is primarily a result of growth in loan and deposit volume. Loan volume was higher due to increased originations of $138.6 million to $577.8 million during fiscal 1999. The increase in deposit account servicing fees is related to increased volume of electronic transactions initiated by deposit customers, including inter-account sweeps, ATM transactions and VISA debit card utilization. In addition, increased commercial checking account relationships initiated through expanded Business Banking activities and related fee structure associated with such accounts contributed to the increase in fees and service charges.

   The Corporation is a partner in various joint ventures. For the year ended June 30, 1999, income from joint ventures totaled $1.2 million as compared to $1.4 million in fiscal 1998. The income is related to the Corporation's share in the net income of a venture capital partnership resulting from the increased market value of underlying portfolio investments. For additional information on investments in joint ventures refer to Note 10 of the Notes to Consolidated Financial Statements.

   Other operating income was $1.5 million in fiscal 1999 as compared to $1.4 million in fiscal 1998. As products and services become more fully integrated within the retail branch system, related income delivered through discount brokerage and insurance activities was the primary reason for the increase in other operating income. Other effects on other operating income were income on corporate-owned life insurance policies related to a supplemental executive retirement plan, which was partially offset by a reduction in appraisal and inspection fees performed for third parties. Lender Support Group, an affiliate of the Association, performed appraisal and inspection activities for the Association and the general public. Effective September 30, 1998, the activities of Lenders Support Group were absorbed into the mortgage banking activity of the Association with appraisal and inspection activities for third parties discontinued.

Other Expenses

   Other expenses of $28.2 million increased $911,000 or 3.3% in fiscal 1999 as compared to $27.3 million in fiscal 1998 primarily due to an increase in salaries and benefits.

   Salaries and employee benefits increased $986,000 or 7.5% in fiscal 1999 over fiscal 1998 and is attributable to a combination of the following factors: annual adjustments through the salary administration program, increased staffing within the Retail Banking Group in connection with new branches, increased commissions related to affiliate brokerage and insurance activities, commissions and overtime due to increased loan volume and decreases in incentive and profit sharing compensation due to lower operating results. Full time equivalent personnel increased from 389 at June 30, 1998, to 422 at June 30, 1999.

   Occupancy expense increased $205,000 or 5.7% in fiscal 1999 over fiscal 1998 as a result of normal inflationary pressure on facilities management activities. Real estate expenses decreased $531,000 or 37.8% in fiscal 1999 as compared to fiscal 1998 and is primarily attributable to a decrease in the provision for possible real estate losses. Data processing increased $255,000 or 23.0% in fiscal 1999 compared to fiscal 1998 due to costs related to technology purchases to enhance efficiency. Advertising cost increased $76,000 or 7.0% in fiscal 1999 as compared to fiscal 1998 and is primarily attributable to ongoing efforts to enhance customer and product awareness through various media campaigns. Other expenses decreased $98,000 or 1.5% in fiscal 1999 as compared to fiscal 1998 as a result of increased cost of services and the effects of increased loan and deposit volume offset by elimination of cost incurred in 1998 with third parties to examine the Association's operating efficiencies.

Provision for Income Taxes

   The provision for income taxes of $5.0 million for fiscal 1999 represents an effective tax rate of 34.2% as compared to 36.7% for fiscal 1998. The decrease in the effective tax rate is primarily attributable to the favorable results of a Delaware investment holding company activity and an increase in tax credits recognized on tax favored community redevelopment projects from year to year. For a more comprehensive analysis of income tax expense, refer to Note 13 of the Notes to Consolidated Financial Statements.

 Impact of Year 2000

   We passed the turn of the century without any internal or third party problems but will continue to monitor as we pass certain first events of the new year. Various first events have already been tested and reviewed as part of the Year 2000 action plan. We will have our contingency plans in effect on a continual basis in the unlikely event a year 2000 disruption occurs.

   The incremental cost and related investment of the Year 2000 effort has been estimated to total $320,000. The timing and recognition of such costs has not been considered to be material to any one period. Additional costs in the current fiscal year related to Year 2000 are not expected.

 Effects of Inflation and Changing Prices

   The consolidated financial statements and related financial data presented herein have been prepared in accordance with generally accepted accounting principles, which require the measurement of financial position and operating results in terms of historical dollars, without considering changes in relative purchasing power over time due to inflation.

   Unlike most industrial companies, virtually all of the assets and liabilities of a financial institution are monetary in nature. As a result, interest rates generally have a more significant impact on a financial institution's performance than does the effect of inflation. Interest rates do not necessarily move in the same direction or in the same magnitude as the price of goods and services since such prices are affected by inflation. In the current interest rate environment, the liquidity and maturity structures of York Federal's assets and liabilities are critical to the maintenance of acceptable performance levels.

                         REPORT OF INDEPENDENT AUDITORS

The Board of Directors
York Financial Corp.

   We have audited the accompanying consolidated balance sheets of York Financial Corp. and subsidiaries as of June 30, 1999 and 1998, and the related consolidated statements of income, stockholders' equity and cash flows for each of the three years in the period ended June 30, 1999. These financial statements are the responsibility of the Corporation's management. Our responsibility is to express an opinion on these financial statements based on our audits.

   We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

   In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of York Financial Corp. and subsidiaries at June 30, 1999 and 1998, and the consolidated results of their operations and their cash flows for each of the three years in the period ended June 30, 1999, in conformity with generally accepted accounting principles.

                                          /s/ Ernst & Young LLP

Baltimore, Maryland
July 21, 1999

                     YORK FINANCIAL CORP. AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS

                                                               June 30
                                                        ----------------------
                                                           1999        1998
                                                        ----------  ----------
                                                           (In Thousands)
                        ASSETS
                        ------

Cash and due from banks:
  Noninterest-earning.................................. $   22,813  $   17,934
  Interest-earning.....................................      8,958     126,613
                                                        ----------  ----------
                                                            31,771     144,547
Loans held for sale, net...............................     30,631      17,534
Securities available for sale..........................    295,691      47,940
Securities held to maturity (fair value of $22,635--
 1999 and $5,775--1998)................................     22,618       5,784
Loans receivable, net..................................    909,193     951,641
Real estate, net.......................................      8,633      10,994
Premises and equipment, net............................     20,842      19,634
Federal Home Loan Bank stock, at cost..................      7,976       7,976
Accrued interest receivable............................      8,581       8,088
Other assets...........................................     20,952       9,451
Investments in joint ventures..........................      7,738       5,679
                                                        ----------  ----------
    Total assets....................................... $1,364,626  $1,229,268
                                                        ==========  ==========

         LIABILITIES AND STOCKHOLDERS' EQUITY
         ------------------------------------

Liabilities:
  Deposits.............................................  1,115,253   1,065,777
  Federal Home Loan Bank advances and other
   borrowings..........................................    113,962      27,861
  Advances from borrowers for taxes and insurance......      4,281       4,634
  Other liabilities....................................     20,720      21,771
                                                        ----------  ----------
    Total liabilities..................................  1,254,216   1,120,043

Stockholders' equity:
  Preferred stock: 10,000,000 shares authorized and
   unissued
  Common Stock, $1.00 par value:
  Authorized 20,000,000 shares; issued 1999-9,565,467
   shares; 1998--8,968,031 shares......................      9,565       8,968
  Additional capital...................................     90,417      81,848
  Retained earnings....................................     15,028      18,886
  Accumulated other comprehensive income...............     (3,938)        318
  Unearned ESOP shares.................................       (662)       (795)
                                                        ----------  ----------
    Total stockholders' equity.........................    110,410     109,225
                                                        ----------  ----------
    Total liabilities and stockholders' equity......... $1,364,626  $1,229,268
                                                        ==========  ==========

                             See accompanying notes

                     YORK FINANCIAL CORP. AND SUBSIDIARIES

                       CONSOLIDATED STATEMENTS OF INCOME

                                                     Year Ended June 30
                                              --------------------------------
                                                 1999       1998       1997
                                              ---------- ---------- ----------
                                                   (Dollars in Thousands,
                                                   Except Per Share Data)
Interest income:
 Interest and fees on loans.................. $   69,880 $   80,893 $   80,820
 Interest on securities held for trading.....        601        688      1,329
 Interest and dividends on securities
  available for sale.........................      8,120      3,770      3,711
 Interest and dividends on securities held
  to maturity................................      1,308        930        951
 Other interest income.......................      6,456      2,285        830
                                              ---------- ---------- ----------
   Total interest income.....................     86,365     88,566     87,641
Interest expense:
 Interest on deposits........................     49,997     49,744     46,365
 Interest on borrowings......................      1,829      2,100      5,423
                                              ---------- ---------- ----------
   Total interest expense....................     51,826     51,844     51,788
                                              ---------- ---------- ----------
   Net interest income.......................     34,539     36,722     35,853
Provision for loan losses....................      3,632      3,737      2,424
                                              ---------- ---------- ----------
   Net interest income after provision for
    loan losses..............................     30,907     32,985     33,429
Other income:
 Mortgage banking............................      3,256      3,757      3,610
 Gain on sales of securities available for
  sale.......................................        794        174        --
 Gain on sales of real estate................      1,599        193         91
 Gain on sale of limited partnership
  interest...................................        --         --       1,214
 Fees and service charges....................      3,601      3,216      2,842
 Income (loss) from joint ventures...........      1,241      1,411       (118)
 Other operating income......................      1,547      1,401      1,057
                                              ---------- ---------- ----------
   Total other income........................     12,038     10,152      8,696
                                              ---------- ---------- ----------
Other expenses:
 Salaries and employee benefits..............     14,140     13,154     11,565
 Occupancy...................................      3,802      3,597      3,484
 Federal deposit insurance...................        646        628      1,250
 SAIF assessment.............................        --         --       5,310
 Real estate.................................        872      1,403      1,602
 Data processing.............................      1,365      1,110      1,086
 Advertising.................................      1,157      1,081        978
 Other.......................................      6,252      6,350      5,888
                                              ---------- ---------- ----------
   Total other expenses......................     28,234     27,323     31,163
                                              ---------- ---------- ----------
Income before income taxes...................     14,711     15,814     10,962
Provision for income taxes...................      5,041      5,799      3,875
                                              ---------- ---------- ----------
Net income................................... $    9,670 $   10,015 $    7,087
                                              ========== ========== ==========
Per share data:
 Net income.................................. $     1.01 $     1.09 $     0.80
                                              ========== ========== ==========
 Net income--assuming dilution............... $     0.97 $     1.01 $     0.75
                                              ========== ========== ==========
 Cash dividends paid......................... $     0.51 $     0.48 $     0.44
                                              ========== ========== ==========
Weighted average shares......................  9,564,761  9,213,608  8,894,327
                                              ========== ========== ==========
Weighted average shares--assuming dilution...  9,919,118  9,892,913  9,423,215
                                              ========== ========== ==========

                             See accompanying notes

                     YORK FINANCIAL CORP. AND SUBSIDIARIES

                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY

                                                        Accumulated
                                                           Other     Unearned
                          Common  Additional Retained  Comprehensive   ESOP
                          Stock    Capital   Earnings     Income      Shares    Total
                          ------  ---------- --------  ------------- --------  --------
                                                (In Thousands)
Balance, June 30, 1996..  $6,088   $67,809   $21,154      $  (451)   $(1,060)  $ 93,540
 Comprehensive income:
  Net income............     --        --      7,087          --         --       7,087
  Net change in
   unrealized gains on
   available-for-sale
   securities, net of
   income tax
   of $331 .............     --        --        --           530        --         530
                                                                               --------
   Total comprehensive
    income..............                                                          7,617
                                                                               --------
 Cash dividends paid....     --        --     (3,919)         --         --      (3,919)
 Stock options
  exercised.............     242     1,383       --           --         --       1,625
 Common stock issued
  under dividend
  reinvestment plan.....     132     2,001       --           --         --       2,133
 10% Common stock
  dividend--611,694
  shares at fair
  value.................     611    10,399   (11,032)         --         --         (22)
 Release of ESOP
  shares................     --         40       --           --         133        173
 Retirement of common
  stock.................     (65)     (999)      --           --         --      (1,064)
                          ------   -------   -------      -------    -------   --------
Balance, June 30, 1997..   7,008    80,633    13,290           79       (927)   100,083
 Comprehensive income:
  Net income............     --        --     10,015          --         --      10,015
  Net change in
   unrealized gains on
   available-for-sale
   securities, net of
   income tax of $128...     --        --        --           239        --         239
                                                                               --------
   Total comprehensive
    income..............                                                         10,254
                                                                               --------
 Cash dividends paid....     --        --     (4,419)         --         --      (4,419)
 Stock options
  exercised.............     118       723       --           --         --         841
 Income tax benefit of
  stock options
  exercised.............     --        531       --           --         --         531
 Common stock issued
  under dividend
  reinvestment plan.....     107     2,223       --           --         --       2,330
 5-for-4 stock split
  effected in the form
  of a 25% Common stock
  dividend-1,762,158
  shares................   1,762    (1,783)      --           --         --         (21)
 Release of ESOP
  shares................               172       --           --         132        304
 Retirement of common
  stock.................     (27)     (651)      --           --         --        (678)
                          ------   -------   -------      -------    -------   --------
Balance, June 30, 1998..   8,968    81,848    18,886          318       (795)   109,225
 Comprehensive income:
  Net income............     --        --      9,670          --         --       9,670
  Net change in
   unrealized losses on
   available-for-sale
   securities, net of
   income tax benefits
   of $2,292............     --        --        --        (4,256)       --      (4,256)
                                                                               --------
   Total comprehensive
    income..............                                                          5,414
                                                                               --------
 Cash dividends paid....     --        --     (4,896)         --         --      (4,896)
 Stock options
  exercised.............     287     1,542       --           --         --       1,829
 Income tax benefit of
  stock options
  exercised.............     --        794       --           --         --         794
 Common stock issued
  under dividend
  reinvestment plan.....     151     2,114       --           --         --       2,265
 5% Common stock
  dividend-- 459,408
  shares at fair
  value.................     459     8,155    (8,632)         --         --         (18)
 Release of ESOP
  shares................     --         61       --           --         133        194
 Retirement of common
  stock.................    (300)   (4,097)      --           --         --      (4,397)
                          ------   -------   -------      -------    -------   --------
Balance June 30, 1999...  $9,565   $90,417   $15,028      $(3,938)   $  (662)  $110,410
                          ======   =======   =======      =======    =======   ========

                             See accompanying notes

                     YORK FINANCIAL CORP. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                      Year Ended June 30
                                                  ----------------------------
                                                    1999      1998      1997
                                                  --------  --------  --------
                                                        (In Thousands)
Operating Activities
Net income....................................... $  9,670  $ 10,015  $  7,087
Adjustments to reconcile net income to net cash
 provided by (used in) operating activities:
 Amortization and accretion on securities and
  loans, net.....................................      (22)     (181)     (622)
 Provision for loan losses.......................    3,632     3,737     2,424
 Provision for real estate losses................      250       914     1,188
 Depreciation and amortization...................    2,161     1,834     1,705
 Deferred income taxes...........................    3,174      (793)      847
 Loans originated for sale....................... (196,803) (158,494) (125,918)
 Proceeds from sales of trading securities.......  175,963   152,221   127,145
 Realized gains on trading securities............   (2,240)   (2,377)     (906)
 Realized gains on sales of securities available
  for sale.......................................     (794)     (174)      --
 Gain on sale of limited partnership interest....      --        --      1,214
 (Increase) decrease in accrued interest and
  other assets...................................   (9,082)    2,161       392
 Increase (decrease) in other liabilities........   (1,337)    3,858   (12,343)
 Other...........................................   (2,868)   (2,251)   (4,214)
                                                  --------  --------  --------
   Net cash provided by (used in) operating
    activities...................................  (18,296)   10,470    (2,001)
Investing Activities
 Proceeds from sales and maturities of
  securities available for sale..................   61,582    14,191       --
 Purchase of securities available for sale....... (268,815)  (10,344)      (50)
 Proceeds from sale of limited partnership
  interest.......................................      --        --      1,343
 Purchases of securities held to maturity and
  Federal Home Loan Bank stock...................  (22,352)   (2,069)   (1,231)
 Proceeds from maturities of securities held to
  maturity.......................................    5,500     5,090        57
 Principal repayments on securities..............   21,673    10,137     8,162
 Net decrease in short-term investments..........       77       --        --
 Loans originated or acquired, net of increase
  in deferred loan fees.......................... (319,140) (256,092) (251,212)
 Principal collected on loans....................  293,498   260,215   179,981
 Proceeds from sales of loans....................    1,669    33,426     1,642
 Purchases of real estate........................     (370)     (412)     (425)
 Proceeds from sales of real estate..............    7,069     6,072     6,324
 Purchases of premises, equipment, and leasehold
  improvements, net..............................   (3,039)   (4,078)   (2,452)
 Other...........................................   (2,324)    2,321     3,205
                                                  --------  --------  --------
   Net cash provided by (used in) investing
    activities................................... (224,972)   58,457   (54,656)
Financing Activities
 Net increase in noninterest-bearing demand
  deposits, interest-bearing transaction
  accounts, savings accounts, and 31-day
  certificates of deposit........................   65,838    53,645     3,163
 Net increase (decrease) in certificates of
  deposit........................................  (16,363)   19,026    81,820
 Net increase (decrease) in short-term advances
  received from Federal Home Loan Bank...........   84,400   (20,000)  (53,000)
 Increase in convertible advance received from
  Federal Home Loan Bank.........................      --        --     25,000
 Net increase (decrease) in other Federal Home
  Loan Bank advances and other borrowings........    1,701     1,625      (144)
 Issuance of common stock:
 Dividend Reinvestment Plan......................    2,265     2,330     2,133
 Stock Option Plans..............................    1,455       163       561
 Cash dividends paid.............................   (4,896)   (4,419)   (3,919)
 Retirement of stock.............................   (4,023)      --        --
 Cash paid in lieu of fractional shares..........      (18)      (21)      (22)
 Release of ESOP shares..........................      133       132       133
                                                  --------  --------  --------
   Net cash provided by financing activities.....  130,492    52,481    55,725
                                                  --------  --------  --------
Increase (decrease) in cash and cash
 equivalents..................................... (112,776)  121,408      (932)
Cash and cash equivalents at beginning of year...  144,547    23,139    24,071
                                                  --------  --------  --------
Cash and cash equivalents at end of year......... $ 31,771  $144,547  $ 23,139
                                                  ========  ========  ========

                             See accompanying notes

                     YORK FINANCIAL CORP. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                         June 30, 1999, 1998, and 1997

1. Summary of Significant Accounting Policies

 Description of Business

   York Financial Corp. (Corporation) is a unitary savings and loan holding company. York Federal Savings and Loan Association (Association), a federally chartered savings and loan association, is the primary operating unit of the Corporation. The Association is a member of the Federal Home Loan Bank (FHLB) of Pittsburgh and is subject to supervision, examination and regulation by the Office of Thrift Supervision (OTS) and the Federal Deposit Insurance Corporation (FDIC). The Association is primarily engaged in the business of attracting deposits and investing these deposits into loans secured by residential and commercial real property, commercial business loans, consumer loans and investment securities. York Federal conducts its business through twenty-five offices located in south central Pennsylvania and Maryland. In addition, York Federal maintains a commissioned mortgage origination staff as well as mortgage correspondent relationships which originate residential mortgage loans for the Association primarily in Pennsylvania, Maryland and Virginia. The Association's deposits are insured up to applicable limits by the Savings Association Insurance Fund (SAIF) of the FDIC.

 Basis of Presentation

   The consolidated financial statements include the accounts of York Financial Corp. and its wholly-owned subsidiaries including York Federal Savings and Loan Association. All significant intercompany accounts and transactions have been eliminated in consolidation. Preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the consolidated financial statements and accompanying notes. Actual results could differ from the estimates. Certain reclassifications have been made to the 1998 and 1997 consolidated financial statements to conform with the 1999 presentation.

 Loans Held for Sale

   The Corporation originates mortgage loans and creates mortgage-backed securities generally through government sponsored agencies for sale in the secondary market. During the period of origination, mortgage loans are designated as held either for investment purposes or for sale. Loans held for sale are carried at lower of cost or market based on quoted market prices of securities collateralized by similar loans. Gains or losses on the sales of loans held for sale are determined using the specific identification method.

 Securities Held for Trading

   The Corporation may at times have securities classified as "held for trading" which are principally mortgage-backed securities held for sale in conjunction with the Association's mortgage banking activities. These securities are carried at fair value which is based on Statement of Financial Accounting Standards No. 134, "Accounting for Mortgage-Backed Securities Retained after the Securitization of Mortgage Loans Held for Sale by a Mortgage Banking Enterprise". Unrealized gains and losses are reported in the statements of income.

 Securities Available for Sale and Held to Maturity

   The classification of securities is determined at the time of acquisition and is reevaluated at each reporting date. Securities are classified as "held to maturity" based upon management's ability and positive intent to hold such securities to maturity. Held to maturity securities are carried at amortized cost.

                     YORK FINANCIAL CORP. AND SUBSIDIARIES

   Securities not classified as trading or held to maturity are classified as "available for sale." Available for sale securities are carried at fair value, with unrealized gains and losses, net of taxes, reported as a component of other comprehensive income in stockholders' equity.

   The cost of securities classified as held to maturity or available for sale is adjusted for amortization of premiums and accretion of discounts, both computed using the interest method. Such amortization/accretion, as well as interest and dividends, is included in interest income. Realized gains and losses and declines in value judged to be other than temporary are included in net gains on sales of securities available for sale in the statement of income. The cost of securities sold is based on the specific identification method, and all sales are recorded as of the trade date.

 Loans Receivable

   Loans receivable that management has the intent and ability to hold for the foreseeable future or until maturity or pay-off are reported at their outstanding principal balance adjusted for any charge-offs, the allowance for loan losses, and any deferred fees or costs on originated loans.

   Interest on loans is accrued and credited to operations based upon principal amounts outstanding.

   Loan origination and commitment fees and certain direct loan origination costs are deferred and the net amount amortized as an adjustment of the related loan's yield, generally over the contractual life of the related commitments or loans.

   The Association accounts for loans in accordance with Statement of Financial Accounting Standards (SFAS) No. 114, "Accounting by Creditors for Impairment of a Loan" as amended by SFAS No. 118, "Accounting by Creditors for Impairment of a Loan--Income Recognition and Disclosures". As a result of applying the rules, certain loans which are deemed to be impaired are reported at the present value of expected future cash flows using the loan's effective interest rate, or as a practical expedient, at the loan's observable market price or the fair value of the collateral if the loan is collateral dependent.

   Loans (including loans impaired under Statement No. 114) are generally placed on nonaccrual status when principal or interest is past due 90 days or more, dependent upon type of loan and related collateral. After a loan is placed on nonaccrual status, income is recognized only to the extent of cash received and collection of principal is not in doubt.

   The allowance for loan losses is maintained at a level believed adequate by management to absorb losses in its existing loan portfolio. It is management's policy to establish reserves for losses on loans when deemed necessary. These reserves are based on estimates, and ultimate losses are likely to vary from such estimates. These estimates are reviewed periodically and, as adjustments become necessary, they are reported in operations in the period in which they become known. Management's determination of the adequacy of the allowance reflects judgments of current loss exposure at the end of the period which is based on the known and inherent risk characteristics in the portfolio, past loss experience, adverse situations that may affect the borrower's ability to repay, the estimated value of any underlying collateral, current economic conditions, and such other relevant factors which in management's judgment deserve recognition. The allowance for loan losses related to impaired loans was determined in accordance with the provisions of Statement No. 114 as amended by Statement No. 118. Actual losses or recoveries are charged or credited directly to the allowance.

                     YORK FINANCIAL CORP. AND SUBSIDIARIES

 Real Estate

   Real estate consists of property held for investment and foreclosed assets held for sale. Properties held for investment are carried at cost unless they are determined to be impaired, in which case they are written down to fair value. Costs related to development and improvement of real estate are capitalized until the real estate reaches a saleable condition. Those costs incurred related to holding the real estate are charged to real estate expenses.

   Foreclosed assets held for sale are valued at the lower of cost or fair value less costs to sell, and are reported net of valuation reserves thereby establishing a new cost basis. Current valuations of real estate are periodically performed by management. An allowance for real estate losses is maintained at a level believed adequate by management to absorb potential real estate losses.

   Losses on sales of real estate are recognized at the time sales occur. Gains on sales of real estate are recognized when the criteria for gain recognition have been met in accordance with SFAS No. 66, "Accounting for Sales of Real Estate".

 Mortgage Servicing Rights

   When the Association sells or securitizes mortgage loans and retains the mortgage servicing rights, a separate asset for mortgage servicing rights is recognized. The total cost of the mortgage loans is allocated to the loan and the servicing right based on their relative fair value. A valuation allowance is recorded where the fair value is below the carrying amount of certain mortgage servicing assets, even though the overall fair value of the mortgage servicing assets exceeds amortized cost. The mortgage servicing rights are amortized in proportion to, and over the period of, estimated net servicing revenues.

 Premises and Equipment

   Premises and equipment are stated at cost less accumulated depreciation and amortization. Depreciation and amortization are computed on the straight-line method over the estimated useful lives of the various assets. Estimated useful lives of buildings and improvements are 15 to 39 years; and furniture, fixtures and equipment lives are 5 to 7 years. Leasehold improvements are amortized over the life of asset or lease term whichever is shorter except leasehold improvements with related companies which use the life of the asset.

 Income Taxes

   The Corporation files a consolidated federal income tax return. Certain items of income and expense are included in one period for financial reporting purposes and another for income tax purposes. Deferred tax assets and liabilities are determined based on the differences between financial statement carrying amounts and the tax bases of existing assets and liabilities. These differences are measured at the enacted tax rates that will be in effect when these differences reverse.

 Stock-Based Compensation

   The Corporation has elected to follow the intrinsic value method to account for compensation expense related to the award of stock options and to furnish the pro forma disclosures required under Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation".

                     YORK FINANCIAL CORP. AND SUBSIDIARIES

 Comprehensive Income

   The Corporation adopted Statement of Financial Accounting Standards No. 130, "Reporting Comprehensive Income," as of July 1, 1998. Statement No. 130 establishes standards for reporting and display of comprehensive income and its components (revenues, expenses, gains and losses) in a full set of general-- purpose financial statements. The adoption of Statement No. 130 had no impact on the Corporation's consolidated financial statements. The Corporation has elected to disclose the required information in the Consolidated Statements of Stockholders' Equity and accompanying notes. For purposes of comparability, prior year financial statements have been reclassified to conform to the Statement's requirements.

 Business Segments

   Statement of Financial Accounting Standards No. 131, "Disclosures about Segments of an Enterprise and Related Information," was effective July 1, 1998. This Statement establishes standards for the way public enterprises report information about operating segments in the financial statements. Based on the guidance provided by the Statement, the Corporation does not have more than one operating segment which would require additional disclosures in accordance with the Statement.

 Cash Flow Information

   For purposes of the statements of cash flows, cash equivalents include cash and amounts due from banks. During 1999, 1998 and 1997, the Association exchanged loans for mortgage-backed securities in the amounts of $241,282,000, $145,473,000 and $125,037,000, respectively. During 1999, 1998 and 1997, the
Association transferred unpaid loan balances from loans to real estate acquired due to foreclosure of $4,919,000, $4,926,000 and $9,454,000, respectively. During 1999, there was a noncash capital distribution from an investment in joint venture of $2,205,000. There were no such distributions in 1998 or 1997. In connection with the exercise of stock options, a portion of the exercise price was represented by the surrender of shares which amounted to $374,000, $678,000 and $1,064,000 in 1999, 1998 and 1997, respectively.

   The Corporation paid $51,399,000, $51,810,000 and $51,758,000 in interest on deposits and other borrowings during 1999, 1998 and 1997, respectively.

 Recently Issued Accounting Guidance

   In June 1998, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standards No. 133, "Accounting for Derivative Instruments and Hedging Activities." Statement No. 133 establishes accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts, and hedging activities. The effective date of the Statement was deferred in June 1999 under Statement No. 137, "Accounting for Derivative Instruments and Hedging Activities--Deferral of the Effective Date of FASB Statement No. 133". This Statement is effective for financial statements issued for all quarters of all fiscal years beginning after June 15, 2000. The adoption of Statement No. 137 is not expected to have a material impact on the Corporation's consolidated financial statements.

2. Earnings Per Share

   The Corporation computes earnings per share in accordance with Statement of Financial Accounting Standards No. 128, "Earnings per Share". Earnings per common share ("basic") is computed using net income applicable to common stock and weighted average common shares outstanding during the period. Earnings per common share--assuming dilution ("diluted") is computed using net income applicable to

                     YORK FINANCIAL CORP. AND SUBSIDIARIES
common stock and weighted average common shares outstanding during the period after consideration of the potential dilutive effect of common stock equivalents based on the treasury stock method using an average market price for the period. The Corporation's common stock equivalents are solely related to stock options.

   Cash dividends paid per share are based on the number of shares outstanding at each record date, adjusted for stock dividends and splits.

   The following table sets forth the computation of basic and diluted earnings per share:

                                                     Year Ended June 30
                                              --------------------------------
                                                 1999       1998       1997
                                              ---------- ---------- ----------
                                               (Dollars in Thousands, Except
                                                      Per Share Data)
   Basic:
     Net Income.............................. $    9,670 $   10,015 $    7,087
                                              ========== ========== ==========
     Weighted average shares.................  9,564,761  9,213,608  8,894,327
                                              ========== ========== ==========
     Net income per share.................... $     1.01 $     1.09 $     0.80
                                              ========== ========== ==========
   Diluted:
     Net income.............................. $    9,670 $   10,015 $    7,087
                                              ========== ========== ==========
     Weighted average shares.................  9,564,761  9,213,608  8,894,327
     Dilutive effect of stock options........    354,357    679,305    528,888
                                              ---------- ---------- ----------
     Weighted average shares--assuming
      dilution...............................  9,919,118  9,892,913  9,423,215
                                              ========== ========== ==========
     Net income per share--assuming
      dilution............................... $     0.97 $     1.01 $     0.75
                                              ========== ========== ==========

3. Restrictions on Cash and Due from Bank Accounts

   The Association was required to meet reserve balance requirements as established by the Federal Reserve. Reserve balance requirements are based on outstanding transaction account balances and were satisfied by vault cash positions held by the Association. During the year ended June 30, 1999 and 1998, average reserve balances at the Federal Reserve necessary to meet requirements were $0 and $8,000, respectively. The actual reserve balance at June 30, 1999 and 1998 was $0 and $16,000, respectively.

                     YORK FINANCIAL CORP. AND SUBSIDIARIES

4. Securities Available for Sale and Held to Maturity

   The following is a summary of available for sale and held to maturity securities:

                                                   June 30, 1999
                                      ----------------------------------------
                                                  Gross      Gross
                                      Amortized Unrealized Unrealized   Fair
                                        Cost      Gains      Losses    Value
                                      --------- ---------- ---------- --------
                                                   (In Thousands)
   Available for Sale:
     Equity securities............... $  2,796     $--      $(1,461)  $  1,335
     U.S. Treasury and other U.S.
      Government agencies............  164,750       49      (2,943)   161,856
     Mortgage-backed securities and
      collateralized mortgage
      obligations....................  134,204      212      (1,916)   132,500
                                      --------     ----     -------   --------
                                      $301,750     $261     $(6,320)  $295,691
                                      ========     ====     =======   ========
   Held to Maturity:
     U.S. Treasury and other U.S.
      Government agencies............ $  3,498     $--      $   (14)  $  3,484
     Corporate debt securities.......   18,903      103         (86)    18,920
     Mortgage-backed securities......      217       14         --         231
                                      --------     ----     -------   --------
                                      $ 22,618     $117     $  (100)  $ 22,635
                                      ========     ====     =======   ========

                                                   June 30, 1998
                                      ----------------------------------------
   Available for Sale:
     Equity Security................. $    319     $ 19     $   --    $    338
     U.S. Treasury and other U.S.
      Government agencies............   14,721       89         --      14,810
     Mortgage-backed securities......   32,411      414         (33)    32,792
                                      --------     ----     -------   --------
                                      $ 47,451     $522     $   (33)  $ 47,940
                                      ========     ====     =======   ========
   Held to Maturity:
     U.S. Treasury and other U.S.
      Government agencies............ $  5,500     $--      $   (31)  $  5,469
     Mortgage-backed securities......      284       22         --         306
                                      --------     ----     -------   --------
                                       $ 5,784     $ 22     $   (31)  $  5,775
                                      ========     ====     =======   ========

                     YORK FINANCIAL CORP. AND SUBSIDIARIES

   The amortized cost and fair value of debt securities at June 30, 1999, as presented in the following table are segregated by contractual maturity; where applicable, contractual principal amortization schedules, adjusted for annual prepayment assumptions based on consensus market forecasts, were utilized. Expected maturities may differ from contractual maturities because the issuers of the securities may have the right to prepay obligations without prepayment penalties.

                                                                     Mortgage- backed
                             U.S. Treasury                            securities and
                             and other U.S.                      collateralized mortgage
                          Government agencies   Corporate debt         obligations              Total
                          -------------------- ----------------- ------------------------ ------------------
                          Amortized    Fair    Amortized  Fair    Amortized      Fair     Amortized   Fair
                             Cost      Value     Cost     Value      Cost        Value      Cost     Value
                          -------------------- --------- ------- ------------------------ --------- --------
                                                            (In Thousands)
Available for Sale:
 Due in one year or
  less..................  $   1,048  $   1,052  $   --   $   --  $    23,288  $    23,017 $ 24,336  $ 24,069
 Due after one year
  through five years....     82,833     81,358      --       --       63,821       63,060  146,654   144,418
 Due after five years
  through ten years.....     79,187     77,757      --       --       29,050       28,656  108,237   106,413
 Due after ten years....      1,682      1,689      --       --       18,045       17,767   19,727    19,456
                          ---------  ---------  -------  ------- -----------  ----------- --------  --------
                           $164,750  $ 161,856  $   --   $   --  $   134,204  $   132,500 $298,954  $294,356
                          =========  =========  =======  ======= ===========  =========== ========  ========
Held to Maturity:
 Due in one year or
  less..................  $     --   $     --   $   --   $   --  $        50  $        54 $     50  $     54
 Due after one year
  through five years....        --         --       --       --          135          144      135       144
 Due after five years
  through ten years.....      3,498      3,484    4,882    4,968          32           33    8,412     8,485
 Due after ten years....        --         --    14,021   13,952         --           --    14,021    13,952
                          ---------  ---------  -------  ------- -----------  ----------- --------  --------
                          $   3,498  $   3,484  $18,903  $18,920 $       217  $       231 $ 22,618  $ 22,635
                          =========  =========  =======  ======= ===========  =========== ========  ========

   Securities with an amortized cost of $302,669,000 and $52,916,000 on June 30, 1999 and 1998, respectively, were pledged to secure public deposits, repurchase agreements, and for certain other purposes as required by law.

   Gross realized gains of $794,000, $174,000 and $0 were realized on sales of available for sale securities during 1999, 1998 and 1997, respectively. There were no gross realized losses realized on sales of available for sale securities during 1999, 1998 and 1997.

   For the year ended June 30, 1999, trading securities with a fair value of $5,223,000 were transferred to securities available for sale with related gains of $45,000 included in earnings. For the year ended June 30, 1997, trading securities with a fair value of $2,844,000 were transferred to securities available for sale with related losses of $35,000 included in earnings. No such transfers occurred in year ended June 30, 1998.

   At June 30, 1999 and 1998, the aggregate book value of debt securities from a single issuer did not exceed 10% of stockholders' equity.

                     YORK FINANCIAL CORP. AND SUBSIDIARIES

5. Loans Receivable

   Loans receivable, net are summarized as follows:

                                                                  June 30
                                                             ------------------
                                                               1999      1998
                                                             --------  --------
                                                              (In Thousands)
   First mortgage loans:
   Conventional:
     Residential............................................ $595,854  $680,779
     Commercial.............................................   82,485    56,047
                                                             --------  --------
                                                              678,339   736,826
   Construction:
   Residential..............................................  159,138   111,032
   Commercial...............................................   30,269    14,258
                                                             --------  --------
                                                              189,407   125,290
   Commercial business loans................................   12,364     3,737
   Consumer loans...........................................  144,558   139,040
                                                             --------  --------
                                                              156,922   142,777
   Less:
     Undisbursed portion of loans in process................  106,088    45,382
     Deferred expenses, net.................................   (1,416)     (940)
     Allowance for loan losses..............................   10,803     8,810
                                                             --------  --------
                                                              115,475    53,252
                                                             --------  --------
                                                             $909,193  $951,641
                                                             ========  ========

   Generally, when the accrual of interest is discontinued, all unpaid accrued interest is reversed. The interest excluded from interest income on loans on nonaccrual status amounted to $0, $0 and $430,000 for the years ended June 30, 1999, 1998 and 1997, respectively. Effective June 30, 1999, the Association implemented the Uniform Retail Credit Classification Policy. With the implementation of the policy, a one-time charge to the allowance for loan losses of $408,000 was recognized representing the total amount due on certain loans identified in accordance with the policy, in excess of the net realizable value of the underlying collateral. At June 30, 1999 and 1998, nonaccrual loans totaled $919,000 and $0, respectively.

   At June 30, 1999 and 1998, the recorded investment in loans considered to be impaired under Statement No. 114 was $0. During the years ended June 30, 1999 and 1997, the Corporation did not receive any cash payments representing interest income on impaired loans. For the year ended June 30, 1998, a net recovery totaling $186,000 of interest previously excluded from interest income was recognized. The related allowance for loan losses associated with impaired loans at June 30, 1999 and 1998 was $0. The average recorded investment in impaired loans for the years ended June 30, 1999, 1998 and 1997 was $0, $275,000 and $1,500,000, respectively.

   The primary market area for the Association's loan originations is Pennsylvania, Maryland and Virginia.

   The commercial loan portfolio is comprised of loans secured by commercial and single family condominiums, land for development, hotel/motel/restaurant, multifamily residential, office, industrial and retail buildings and other properties. The total commercial loan portfolio of $107,765,000 at June 30, 1999 is collateralized by properties in Pennsylvania (75%), Maryland (10%), Virginia (13%), and other (2%).

                     YORK FINANCIAL CORP. AND SUBSIDIARIES

   The Corporation does not have customer or group (borrowers engaged in similar activities) concentrations in excess of 10% of total loans.

   Related party loans to directors, executive officers and their associates were less than 5% of stockholders' equity throughout the year and at June 30, 1999.

   At June 30, 1999, the Association had outstanding commitments to sell $25,300,000 in loans. The Association expects to satisfy these commitments with loans currently classified as held for sale and loans originated/settled in the commitment period.

   An analysis of the allowance for loan losses is as follows:

                                                        Year ended June 30
                                                      -------------------------
                                                       1999     1998     1997
                                                      -------  -------  -------
                                                          (In Thousands)
   Balance at beginning of year...................... $ 8,810  $ 6,413  $ 6,609
   Provision charged to expense......................   3,632    3,737    2,424
   Recoveries credited to allowance..................     355      518      730
   Less: Loan losses charged to allowance............  (1,994)  (1,858)  (3,350)
                                                      -------  -------  -------
   Balance at end of year............................ $10,803  $ 8,810  $ 6,413
                                                      =======  =======  =======

6. Mortgage Banking

   The components of mortgage banking income are as follows:

                                                         Year Ended June 30
                                                        ----------------------
                                                         1999    1998    1997
                                                        ------- ------  ------
                                                           (In thousands)
   Gain on sales of loans and trading securities....... $ 2,240 $2,377  $  906
   Unrealized gain (loss) on loans and trading
    securities.........................................      45    (37)    972
   Loan servicing fee income, net of amortization......     496    677   1,222
   Gain on sale of mortgage servicing rights...........     475    740     510
                                                        ------- ------  ------
                                                        $ 3,256 $3,757  $3,610
                                                        ======= ======  ======

   Mortgage loans serviced for others are not included in the accompanying consolidated balance sheets. The unpaid principal balances of mortgage loans serviced for others were $494,687,000, $487,092,000 and $548,202,000 at June
30, 1999, 1998 and 1997, respectively. Custodial escrow balances maintained in connection with the foregoing loan servicing, and included in demand deposits, were approximately $5,983,000, $7,151,000, and $3,468,000 at June 30, 1999,
1998 and 1997, respectively.

   The changes in the Corporation's mortgage servicing assets are as follows:

                                                        Year Ended June 30
                                                           --------------------
                                                             1999       1998
                                                           ---------  ---------
                                                             (In Thousands)
   Balance at beginning of year........................... $   3,118  $   2,704
   Additions..............................................     2,490      1,414
   Less: Sales............................................       462        558
    Amortization..........................................       735        442
                                                           ---------  ---------
   Balance at end of year before valuation allowance......     4,411      3,118
   Valuation allowance....................................      (260)      (218)
                                                           ---------  ---------
   Net mortgage servicing assets.......................... $   4,151  $   2,900
                                                           =========  =========

                     YORK FINANCIAL CORP. AND SUBSIDIARIES

   The estimated fair values of the mortgage servicing assets are $4,440,000 and $2,938,000 at June 30, 1999 and 1998, respectively. Fair value is estimated by discounting estimated future cash flows from the mortgage servicing assets stratified based on loan type and interest rate using discount rates that approximate current market rates and using current expected future prepayment rates. A valuation allowance is recorded where the fair value is below the carrying amount of certain mortgage servicing assets, even though the overall fair value of the mortgage servicing assets exceeds amortized cost.

   The changes in the Corporation's valuation allowance for mortgage servicing assets are as follows:

                                                            Year Ended June
                                                                  30
                                                           -------------------
                                                           1999   1998   1997
                                                           -----  -----  -----
                                                            (In Thousands)
   Balance at beginning of year........................... $(218) $(145) $(227)
   Provision for impairment...............................   (42)   (73)    54
   Sales..................................................   --     --      28
                                                           -----  -----  -----
   Balance at end of year................................. $(260) $(218) $(145)
                                                           =====  =====  =====

7. Real Estate

   A summary of real estate is as follows:

                                                                  June 30
                                                              ---------------
                                                               1999    1998
                                                              ------- -------
                                                              (In Thousands)
   Held for investment (net of accumulated depreciation
    of $827 in 1999 and $863 in 1998)........................ $ 1,733 $ 2,017
   Foreclosed assets held for sale...........................   6,945   9,093
                                                              ------- -------
                                                                8,678  11,110
   Less: Allowance for real estate losses....................      45     116
                                                              ------- -------
                                                              $ 8,633 $10,994
                                                              ======= =======

   An analysis of the allowance for real estate losses is as follows:

                                                         Year Ended June 30
                                                        -----------------------
                                                        1999    1998     1997
                                                        -----  -------  -------
                                                           (In Thousands)
   Balance at beginning of year........................ $ 116  $   365  $   955
   Provision charged to real estate expense............   250      914    1,188
   Recoveries credited to allowance....................   --       --         1
   Less: Real estate losses charged to allowance.......  (321)  (1,163)  (1,779)
                                                        -----  -------  -------
   Balance at end of year.............................. $  45  $   116  $   365
                                                        =====  =======  =======

                     YORK FINANCIAL CORP. AND SUBSIDIARIES

8. Premises and Equipment

   A summary of premises and equipment is as follows:

                                                                  June 30
                                                             ------------------
                                                               1999      1998
                                                             --------  --------
                                                              (In Thousands)
   Land and improvements.................................... $  5,687  $  4,833
   Buildings................................................   13,620    12,794
   Leasehold improvements...................................    1,842     1,709
   Furniture, fixtures, and equipment.......................   12,046    11,063
                                                             --------  --------
                                                               33,195    30,399
   Less: Accumulated depreciation and amortization..........  (12,353)  (10,765)
                                                             --------  --------
                                                             $ 20,842  $ 19,634
                                                             ========  ========

   The Corporation records impairment losses on long-lived assets used in operations when events and circumstances indicate that the assets might be impaired and the undiscounted cash flows estimated to be generated by those assets are less than the carrying amounts of those assets. During the years ended June 30, 1999 and 1998, the Corporation did not have any long-lived assets considered to be impaired.

9. Investments in Joint Ventures

   The Corporation is a partner in an unconsolidated joint venture in which its ownership percentage is greater than 20%. The Corporation's investment in this joint venture is accounted for under the equity method of accounting. At June 30, 1999 and 1998, the carrying value of this investment was approximately $3,787,000 and $4,157,000. The Corporation's share of the venture's net income
(loss) for the years ended June 30, 1999, 1998 and 1997 was $1,433,000, $1,490,000 and ($297,000), respectively.

   A subsidiary of the Corporation is a partner in an unconsolidated joint venture in which its ownership percentage is greater than 20%. The purpose of the venture is to acquire and develop real property for ultimate resale or for management of the resulting income-producing property. At June 30, 1999 and 1998, the carrying value of this investment was approximately $333,000 and $368,000, respectively. The Corporation's share of the venture's net income for the years ended June 30, 1999, 1998 and 1997 was $21,000, $79,000 and $259,000,
respectively.

   The Association is a limited partner in several partnerships (approximate ownership position of 99%) for the purpose of acquiring, renovating, operating and leasing qualified low income housing and historic properties. At June 30, 1999 and 1998, aggregate net equity investment in these partnerships approximated $3,618,000 and $1,154,000, respectively. The Corporation's share of the partnerships' net loss of $213,000, $260,000 and $80,000 for the years ended June 30, 1999, 1998 and 1997, respectively, is included in operations under the equity method of accounting.

                     YORK FINANCIAL CORP. AND SUBSIDIARIES

10. Deposits

   Deposits are summarized as follows:

                                                                 June 30
                                                          ---------------------
                                                             1999       1998
                                                          ---------- ----------
                                                             (In Thousands)
Demand and savings accounts:
  Noninterest-bearing.................................... $   22,470 $   15,497
  NOW accounts...........................................    107,107     99,491
  Savings accounts.......................................     54,179     64,189
  Money market accounts..................................    328,775    267,515
                                                          ---------- ----------
                                                             512,531    446,692
Certificate accounts.....................................    602,722    619,085
                                                          ---------- ----------
                                                          $1,115,253 $1,065,777
                                                          ========== ==========

   At June 30, 1999, the scheduled maturities of certificate accounts for the succeeding five fiscal years are as follows: 2000-$337,781,000; 2001- $185,499,000; 2002-$43,246,000; 2003-$20,630,000; 2004-$8,281,000 and
thereafter-$7,285,000.

   The aggregate amount of certificates of deposit with a minimum denomination of $100,000 was approximately $90,999,000 and $85,608,000 at June 30, 1999 and
1998, respectively.

11. Federal Home Loan Bank (FHLB) Advances and Other Borrowings

   Borrowings consist of the following:

                                                                 June 30
                                                             ----------------
                                                               1999    1998
                                                             -------- -------
                                                              (In Thousands)
   FHLB advances payable to FHLB Pittsburgh, secured by all
    FHLB stock and certain first mortgage loans:
     Short-term advances:
       Due August 27, 1999, 5.12%........................... $ 70,000 $   --
       Due July 1, 1999, 5.57%..............................   14,400     --
                                                             -------- -------
                                                               84,000     --
     Convertible advance:
       Due 2002, 5.46%......................................   25,000  25,000
     Other advances:
       Due 2008, 2.00%......................................      285     297
       Due 2024, 4.25%......................................      727     517
                                                             -------- -------
                                                             $110,412 $25,814
                                                             -------- -------
   Other borrowings:
     Advance to ESOP
       Due 2004, prime plus .75%............................      662     795
     Repurchase agreement:
       Due July 1, 1999, 3.60%..............................    2,888   1,252
                                                             -------- -------
                                                             $113,962 $27,861
                                                             ======== =======

                     YORK FINANCIAL CORP. AND SUBSIDIARIES

   Maturities of FHLB advances and other borrowings are as follows: 2000- $112,451,000; 2001-$164,000; 2002-$165,000; 2003-$166,000; 2004-$167,000;
thereafter-$849,000. The convertible advance of $25,000,000, due in the year 2002, is a five-year fixed rate advance which the FHLB has the option of converting to a LIBOR adjustable rate advance quarterly. Upon conversion, management has the right to exercise a return option to the FHLB with no prepayment penalty. Accordingly, this amount is included in the 2000 maturities based on the next conversion date.

   The FHLB of Pittsburgh has an established credit policy which permits the Association to borrow amounts up to twenty times the amount of the Association's holding of FHLB stock at negotiated interest rates. At June 30, 1999, additional borrowings available under this policy were approximately $49,114,000. The Association may increase its borrowings over amounts currently available by purchasing additional FHLB stock.

   The Association has a credit agreement with the Federal Reserve Bank of Philadelphia whereby the Association can borrow to meet short-term liquidity requirements in amounts up to approximately $6,600,000. Mortgage loans in the amount of $8,247,000 are held in safekeeping by the Federal Reserve Bank to collateralize borrowings under this credit agreement. At June 30, 1999, there were no borrowings under this credit agreement.

   During 1994, the Corporation on behalf of the Employee Stock Ownership Trust arranged for a loan in the amount of $1,325,000 payable in equal annual installments of $132,500 plus interest at prime plus .75% for a period of 10 years. The final maturity will be March 31, 2004. The proceeds were used to acquire shares of the Corporation's stock for the benefit of the corporate sponsored employee stock ownership plan (See note 13).

12. Income Taxes

   The provision for income taxes in the consolidated statements of income consists of the following:

                                                           Year Ended June 30
                                                          ---------------------
                                                           1999   1998    1997
                                                          ------ ------  ------
                                                             (In Thousands)
   Current:
     Federal............................................. $1,846 $5,792  $2,501
     State...............................................     21    800     527
                                                          ------ ------  ------
                                                           1,867  6,592   3,028
   Deferred:
     Federal.............................................  2,971   (795)    901
     State...............................................    203      2     (54)
                                                          ------ ------  ------
                                                           3,174   (793)    847
                                                          ------ ------  ------
   Total provision for income taxes...................... $5,041 $5,799  $3,875
                                                          ====== ======  ======

   The provision for income taxes includes $342,000, $394,000 and $253,000 in 1999, 1998 and 1997, respectively, of applicable income taxes related to gains on sales of securities of $1,108,000, $1,044,000 and $670,000, respectively.

                     YORK FINANCIAL CORP. AND SUBSIDIARIES

   Income tax expense for the Corporation is different than the amounts computed by applying the statutory federal income tax rate to income before income taxes because of the following:

                                                         Percentage of Income
                                                         Before Income Taxes
                                                         ----------------------
                                                          Year Ended June 30
                                                         ----------------------
                                                          1999    1998    1997
                                                         ------  ------  ------
   Income tax expense at federal statutory rate.........   35.0%   35.0%   35.0%
   Tax-exempt income....................................   (0.3)   (0.1)   (0.1)
   State income taxes, net of federal benefit...........    1.0     3.3     2.8
   Federal tax credits..................................   (1.3)   (0.6)   (2.1)
   Other................................................   (0.2)   (0.9)   (0.2)
                                                         ------  ------  ------
   Effective tax rate...................................   34.2%   36.7%   35.4%
                                                         ======  ======  ======

   The Corporation made income tax payments of $3,467,000, $5,912,000, and $3,404,000 during 1999, 1998, and 1997, respectively.

   The tax effects of temporary differences that give rise to significant portions of the deferred tax assets and deferred tax liabilities at June 30 are as follows:

                                                                1999   1998
                                                               ------ ------
                                                                (In Thousands)
   Deferred tax assets:
     Bad debt................................................. $3,775 $3,102
     Securities valuation adjustment..........................    --      57
     Other....................................................  1,123  1,541
                                                               ------ ------
       Total gross deferred tax assets........................  4,898  4,700
                                                               ------ ------
   Deferred tax liabilities:
     Deferred loan expenses...................................    529    297
     Depreciation and amortization............................    509    549
     Joint ventures...........................................  1,042    549
     Securities valuation adjustment..........................     95    --
     Servicing rights.........................................  1,549  1,114
     Other....................................................  1,078  1,213
                                                               ------ ------
       Total gross deferred tax liabilities...................  4,802  3,722
                                                               ------ ------
         Net deferred tax asset............................... $   96 $  978
                                                               ====== ======

   The Corporation has determined that a valuation reserve for the net deferred tax asset is not required since it is more likely than not that the net deferred tax asset can be principally realized through carryback to taxable income in prior years and future reversals of existing taxable temporary differences.

   The before-tax amounts and tax effects of unrealized holding gains (losses) on available for sale securities were ($5,754,000) and ($2,014,000), respectively, at June 30, 1999, $541,000 and $189,000, respectively, at June 30, 1998 and $861,000 and $331,000, respectively, at June 30, 1997.

   The before-tax amounts and tax effects of the reclassification adjustments for gains included in net income were $794,000 and $278,000, respectively, at June 30, 1999, $174,000 and $61,000, respectively, at June 30, 1998 and $0 and
$0, respectively, for June 30, 1997.

                     YORK FINANCIAL CORP. AND SUBSIDIARIES

13. Employee Stock Ownership Plan and Pension Plan

   The Corporation sponsors an employee stock ownership plan (ESOP) which provides all eligible employees an opportunity to share in the ownership of the Corporation's common stock. The ESOP generally acquires shares of common stock with contributions made to the ESOP. Expenses related to ESOP contributions amounted to $281,000, $395,000 and $346,000 in 1999, 1998 and 1997,
respectively. In May 1994, the ESOP borrowed $1,325,000 and acquired 111,552 shares (as adjusted for subsequent stock dividends) of the Corporation's common stock to be released and allocated to eligible employees as the borrowing is repaid. In accordance with the provisions of AICPA Statement of Position 93-6 "Employers' Accounting for Employee Stock Ownership Plans", the borrowing is reflected as a liability and the related shares as a contra equity account, unearned ESOP shares, on the Corporation's consolidated balance sheet. At June 30, 1999 and 1998, the ESOP debt outstanding was $662,000 and $795,000 and the fair value of related shares (65,825 and 72,505, respectively, including shares acquired through the dividends paid on unearned ESOP shares) was $963,000 and $1,514,000, respectively. The Corporation has committed to make contributions sufficient to provide for ESOP debt service requirements.

   The Corporation and its subsidiaries have a noncontributory pension plan covering all eligible employees. The benefits are based on the employee's compensation and years of service. The Corporation's funding policy is to contribute amounts required under ERISA.

   The following table sets forth the pension plan's funded status and amounts recognized in the Corporation's consolidated financial statements.

                                                                    June 30
                                                                 --------------
                                                                  1999    1998
                                                                 ------  ------
                                                                      (In
                                                                  Thousands)
   Change in benefit obligation:
     Benefit obligation at beginning of year.................... $6,282  $5,141
     Service cost (net of expenses).............................    381     327
     Interest cost..............................................    435     388
     Benefits paid..............................................   (155)   (148)
     Change in assumptions......................................   (509)    467
     Experience loss............................................      2     107
                                                                 ------  ------
   Benefit obligation at end of year............................  6,436   6,282
                                                                 ------  ------
   Change in plan assets:
     Fair value at beginning of year............................  6,884   5,450
     Actual return on plan assets (net of expenses).............    487   1,121
     Employer contribution......................................    125     461
     Benefits paid..............................................   (155)   (148)
     Adjustment for payable at beginning of year................    (11)    --
                                                                 ------  ------
   Fair value at end of year....................................  7,330   6,884
                                                                 ------  ------
   Funded status................................................    894     602
   Unrecognized net asset at transition.........................   (246)   (295)
   Unrecognized prior service costs.............................    149     171
   Unrecognized net (gain) loss.................................    (13)    408
                                                                 ------  ------
   Prepaid pension expense...................................... $  784  $  886
                                                                 ======  ======

                     YORK FINANCIAL CORP. AND SUBSIDIARIES

   Plan assets include investments in York Financial Corp.'s stock with a fair value of $761,000 and $999,000 in 1999 and 1998, respectively. Other plan assets include debt and equity funds. At June 30, 1999, the plan held 52,021 shares of the Corporation's stock which earned dividends of $25,814 during the year.

   The weighted average discount rate and rate of increase in future compensation levels used in determining the actuarial present value of the projected benefit obligation was 7.5% and 4.5%, respectively, at June 30, 1999, 7.0% and 4.0%, respectively, at June 30, 1998 and 7.5% and 4.5%, respectively, at June 30, 1997. The expected long-term rate of return on plan assets in 1998, 1997, and 1996 was 9.0%.

   Net pension cost included the following components:

                                                         Year Ended June 30
                                                         ---------------------
                                                         1999    1998    1997
                                                         -----  -------  -----
                                                           (In Thousands)
   Service cost-benefits earned during the period....... $ 441  $   385  $ 358
   Interest cost on projected benefit obligation........   435      388    345
   Actual return on plan assets.........................  (547)  (1,178)  (843)
   Amortization of unrecognized net transition asset....   (49)     (49)   (49)
   Amount of unrecognized prior service cost............    22       22     22
   Amortization of unrecognized net loss................   --         7     46
   Asset gain (loss) deferred...........................   (75)     672    465
                                                         -----  -------  -----
   Net periodic pension cost............................ $ 227  $   247  $ 344
                                                         =====  =======  =====

   Beginning in fiscal 1999, the Corporation provided a Supplemental Executive Retirement Plan (SERP) to certain key executives. The SERP is funded through life insurance policies. The cash surrender value of the policies was $9.4 million at June 30, 1999 and is included in other assets in the accompanying consolidated balance sheet. Total income recognized on the SERP for the year ended June 30, 1999 amounted to $198,000. For the year ended June 30, 1999, salaries and employee benefits expense included $67,000 in connection with the SERP.

14. Stockholders' Equity

   Retained earnings of the Association includes $14,470,000 of accumulated earnings for which no provision for federal income tax has been made. The amount represents deductions for bad debt reserve for tax purposes only which were allowed to savings institutions which met certain definitional tests prescribed by the Internal Revenue Code of 1986, as amended. The Small Business Job Protection Act of 1996 passed on August 20, 1996 eliminates the special bad debt deduction granted solely to thrifts. Under the terms of the Act, there would be no recapture of the pre-1988 (base year) reserves. However, these pre-1988 reserves would be subject to recapture under the rules of the Internal Revenue Code section 593(e), if the Association itself redeems its shares, pays a cash dividend in excess of earnings and profits, or liquidates.

   The Association is subject to various regulatory capital requirements administered by the OTS. Failure to meet minimum capital requirements can initiate certain mandatory, and possibly additional discretionary, actions by regulators, that if undertaken, could have a direct material effect on the Association's financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Association must meet specific capital guidelines that involve quantitative measures of the Association's assets, liabilities, and certain off- balance sheet items as calculated under regulatory accounting practices. The Association's capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings, and other factors.

                     YORK FINANCIAL CORP. AND SUBSIDIARIES

   Quantitative measures established by regulation to ensure capital adequacy require the Association to maintain minimum amounts and ratios (set forth in the table below) of tangible, core and risk-based capital as defined in the regulations. At June 30, 1999, the Association meets all capital adequacy requirements to which it is subject.

   At June 30, 1999, the most recent notification from the OTS categorized the Association as well capitalized under the regulatory framework for prompt corrective action. There were no conditions or events since that notification that management believes have changed the Association's category.

   The following table sets forth OTS capital requirements as compared to the capital position of the Association as of June 30, 1999 and 1998:

                                                                  To be well
                                                              Capitalized Under
                                             For Capital      Prompt Corrective
                                          Adequacy Purposes   Action Provisions
                                          ------------------- ------------------
                              Actual      Minimum Required     Minimum Required
                           -------------  ------------------- ------------------
                           Amount  Ratio   Amount     Ratio    Amount    Ratio
                           ------- -----  ---------- -------- --------- --------
                                         (Dollars In Thousands)
As of June 30, 1999:
  Tangible capital........ $96,473  7.1%  $   20,344     1.5% $     N/A     N/A
  Tier 1 (core) capital...  96,473  7.1%      54,250     3.0%    67,812     5.0%
  Tier 1 risk-based
   capital................  96,473 11.7%         N/A     N/A     49,431     6.0%
    Total risk-based
     capital.............. 105,654 12.8%      65,930     8.0%    82,384    10.0%
As of June 30, 1998:
  Tangible capital........ $93,439  7.7%  $   18,273     1.5% $     N/A     N/A
  Tier 1 (core) capital...  93,439  7.7%      48,727     3.0%    60,904     5.0%
  Tier 1 risk-based
   capital................  93,439 12.0%         N/A     N/A     46,732     6.0%
    Total risk-based
     capital.............. 102,102 13.1%      62,310     8.0%    77,887    10.0%

   The Association may make dividend distributions to the Corporation up to 100% of its net income in the calendar year plus an amount that would reduce its surplus risk-based capital ratio at the beginning of the calendar year by one- half. At June 30, 1999 and 1998, the total allowable dividend distribution was $20,651,000 and $20,197,000, respectively.

15. Stock Option Plans

   At June 30, 1999, the Corporation has reserved 1,462,031 shares of common stock for options granted or available for grant to certain directors and officers under Stock Option Plans (Plans), as amended. Incentive stock options granted under the Plans become exercisable over periods of five to eight years on a cumulative basis, beginning on the date of grant, and expire ten years after the date of grant. Nonincentive stock options granted under the Plans become exercisable over periods determinable at the date of grant and expire ten years after the date of grant. Performance-based options granted under the Plans become exercisable when the Corporation achieves certain performance measurement targets. Options under the Plans are granted at prices not less than 100% of the fair market value at the date of option grant. During 1999 and 1998, 6,300 and 47,775 shares, respectively, of performance-based options were granted under the Plans. If performance measurement targets are not achieved in accordance with the terms of the option, the options are forfeited. In case of termination of employment, options and grants not yet exercisable are subject to the risk of forfeiture.

   Under the Plans, the Corporation may also grant stock appreciation rights, either singly or in tandem with stock options. No stock appreciation rights were outstanding at June 30, 1999 and 1998.

                     YORK FINANCIAL CORP. AND SUBSIDIARIES

   Stock options transactions, adjusted for stock dividends, under the Plans were as follows:

                                            Year Ended June 30
                         -----------------------------------------------------------
                                    Weighted            Weighted            Weighted
                                    Average             Average             Average
                                    Exercise            Exercise            Exercise
                           1999      Price     1998      Price     1997      Price
                         ---------  -------- ---------  -------- ---------  --------
Options outstanding at
 beginning of year...... 1,145,349   $ 9.64  1,155,806   $ 8.25  1,427,459   $ 7.36
Options granted at
 $12.21 to $20.95
 per share..............    52,030    16.70    122,880    19.51     57,520    12.72
Options exercised at
 $3.76 to $12.59
 per share..............  (298,124)    6.13   (129,006)    7.00   (318,057)    6.41
Options forfeited.......    (6,463)   18.99     (4,331)   10.48    (11,116)    9.76
                         ---------           ---------           ---------
Options outstanding at
 end of year............   892,792    11.16  1,145,349     9.64  1,155,806     8.25
                         =========           =========           =========
Options available for
 grant at June 30.......   569,239
                         =========
Options exercisable at
 June 30 at $3.76
 to $19.62 per share....   800,678    10.35  1,011,719     8.81  1,048,436     8.00
                         =========           =========           =========

   The following options were outstanding and exercisable at June 30, 1999:

                         Options Outstanding                 Options Exercisable
                 -----------------------------------------   ------------------------
                               Weighted       Weighted                     Weighted
  Range of                     Average        Average                      Average
  Exercise       Number of     Exercise      Remaining       Number of     Exercise
   Prices         Shares        Price       Life (Years)      Shares        Price
  --------       ---------     --------     ------------     ---------     --------
$ 0.00-$ 5.00      75,565       $ 3.76          1.6            75,565       $ 3.76
$ 5.01-$10.00     439,179         9.29          5.0           439,179         9.29
$10.01-$15.00     218,388        11.85          6.0           198,724        11.68
$15.01-$20.00     159,660        18.86          8.9            87,210        18.38
                  -------                                     -------
                  892,792        11.16          5.7           800,678        10.35
                  =======                                     =======

   The Corporation uses the Black-Scholes Option Pricing Model to calculate the grant-date fair value. The weighted average grant-date fair value of options granted during 1999, 1998 and 1997 was $3.25, $4.42 and $3.39, respectively. The following significant assumptions were used to calculate the estimated fair value of the options granted:

                                                              June 30
                                                      -------------------------
                                                       1999     1998     1997
                                                      -------  -------  -------
   Risk free interest rate...........................   5.725%   5.470%   6.625%
   Expected life..................................... 4 years  4 years  4 years
   Expected volatility...............................    24.5%    30.3%    21.7%
   Expected dividends................................    3.59%    2.50%    3.37%

                     YORK FINANCIAL CORP. AND SUBSIDIARIES

   Under Accounting Principles Board Opinion No. 25, because the exercise price of the Corporation's stock options equals the market value of the underlying stock on the date of grant, no compensation expense was recognized. If the fair value method had been used to measure compensation expense, the Corporation's net income and earnings per share would be the pro forma amounts indicated below:

                                                            Year Ending June 30
                                                           ---------------------
                                                            1999   1998    1997
                                                           ------ ------- ------
                                                                (Dollars in
                                                           Thousands, Except Per
                                                                Share Data)
   Net Income
     As reported.......................................... $9,670 $10,015 $7,087
     Pro forma............................................  9,422   9,848  7,053
   Earnings Per Share
     As reported..........................................   1.01    1.09   0.80
     Pro forma............................................   0.99    1.07   0.80
   Earnings Per Share
     Assuming Dilution
     As reported..........................................   0.97    1.01   0.75
     Pro forma............................................   0.95    1.00   0.75

   The Black-Scholes option valuation model was developed for use in estimating the fair value of traded options which have no vesting restrictions and are fully transferable. In addition, option valuation models require the input of highly subjective assumptions including the expected stock price volatility. Because the Corporation's stock options have characteristics significantly different from those of traded options, and because changes in the subjective input assumptions can materially affect the fair value estimate, in management's opinion, the existing models do not necessarily provide a reliable single measure of the fair value of the stock options granted.

16. York Financial Corp. (Parent Company Only) Financial Information

                                 Balance Sheets

                                                                  June 30
                                                             ------------------
                                                               1999      1998
                                                             --------- --------
                                                               (In Thousands)
                           ASSETS

Cash........................................................ $   6,421 $  5,266
Securities..................................................     1,336      338
Loan receivable, net........................................     2,315    2,382
Prepaid expenses and other assets...........................       189      127
Investment in joint venture.................................     3,787    4,157
Investments in subsidiaries:
  York Federal Savings and Loan Association.................    93,649   94,190
  Other.....................................................     4,264    4,095
                                                             --------- --------
    Total investments in subsidiaries.......................    97,913   98,285
                                                             --------- --------
                                                             $ 111,961 $110,555
                                                             ========= ========
                        LIABILITIES

Other borrowings............................................ $     662 $    795
Accrued expenses and other liabilities......................       889      535
Stockholders' equity........................................   110,410  109,225
                                                             --------- --------
                                                             $ 111,961 $110,555
                                                             ========= ========

                     YORK FINANCIAL CORP. AND SUBSIDIARIES

                              Statements of Income

                                                         Year Ended June 30
                                                       ----------------------
                                                        1999    1998    1997
                                                       ------- ------- ------
                                                           (In Thousands)
Dividend income:
  York Federal Savings and Loan Association........... $ 5,579 $ 1,870 $2,630
  Other...............................................      29      37     29
Interest Income.......................................     470     485    387
Gain on sales of real estate..........................     589      16     14
Income (loss) from joint venture......................   1,433   1,490   (297)
Other Income..........................................       9      10      7
                                                       ------- ------- ------
                                                         8,109   3,908  2,770
Other expenses........................................     714     659    612
                                                       ------- ------- ------
Income before equity in undistributed net income of
 subsidiaries and income taxes........................   7,395   3,249  2,158
Equity in undistributed net income of subsidiaries:
  York Federal Savings and Loan Association...........   2,753   7,303  3,991
  Other...............................................     264      12    732
                                                       ------- ------- ------
Income before income taxes............................  10,412  10,564  6,881
Provision for income taxes (benefit)..................     742     549   (206)
                                                       ------- ------- ------
Net Income............................................ $ 9,670 $10,015 $7,087
                                                       ======= ======= ======

                     YORK FINANCIAL CORP. AND SUBSIDIARIES

                            Statements of Cash Flows

                                                      Year Ended June 30
                                                    -------------------------
                                                     1999     1998     1997
                                                    -------  -------  -------
                                                        (In Thousands)
Operating activities
Net income......................................... $ 9,670  $10,015  $ 7,087
Adjustments to reconcile net income to net cash
 provided by operating activities:
  Equity in undistributed net income of
   subsidiaries....................................  (3,017)  (7,315)  (4,723)
  Other............................................     310   (1,254)     713
                                                    -------  -------  -------
Net cash provided by operating activities..........   6,963    1,446    3,077

Investing activities
Purchase of securities available for sale..........    (271)    (320)     --
Loans originated or acquired.......................     --       (33)    (684)
Principal collected on loans.......................      33       28       16
Disposal (Purchase) of equipment...................       4      --       (26)
Increase in investment in joint venture............    (415)
Distribution from joint venture....................     --     1,196      --
Increase in investments in subsidiaries............      (8)     (25)    (322)
Other..............................................       4      --       --
                                                    -------  -------  -------
Net cash provided by (used in) investing
 activities........................................    (653)     846   (1,016)

Financing activities
Issuance of common stock:
Dividend Reinvestment Plan.........................   2,265    2,330    2,133
Stock Option Plans.................................   1,455      163      561
Retirement of common stock.........................  (4,023)     --       --
Cash dividends paid................................  (4,896)  (4,419)  (3,919)
Cash in lieu of fractional shares..................     (18)     (21)     (22)
Release of ESOP shares.............................     133      132      133
Other..............................................     (71)      39      (93)
                                                    -------  -------  -------
Net cash used in financing activities..............  (5,155)  (1,776)  (1,207)
Increase in cash...................................   1,155      516      854
Cash at beginning of year..........................   5,266    4,750    3,896
                                                    -------  -------  -------
Cash at end of year................................ $ 6,421  $ 5,266  $ 4,750
                                                    =======  =======  =======

17. Financial Instruments with Off-Balance Sheet Risk

   The Association is a party to financial instruments with off-balance sheet risk in the normal course of business to meet the financing needs of its customers.

                     YORK FINANCIAL CORP. AND SUBSIDIARIES

   Financial instruments with off-balance sheet risk are summarized as follows:

                                                                   June 30
                                                              -----------------
                                                                1999     1998
                                                              --------- -------
                                                               (In Thousands)
   Commitments to extend credit:
     Loan origination commitments:
       Fixed interest rates.................................. $   8,530 $21,085
       Variable interest rates...............................    28,269  12,264
                                                              --------- -------
                                                                 36,799  33,349
     Unused home equity lines of credit......................    57,596  50,672
     Unused unsecured lines of credit........................    28,701   7,025
                                                              --------- -------
                                                              $ 123,096 $91,046
                                                              ========= =======
   Standby letters of credit................................. $   3,044 $ 2,744
                                                              ========= =======
   Loans sold with recourse.................................. $  27,356 $35,701
                                                              ========= =======

   Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the commitment. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Since some of the commitments are expected to expire without being drawn upon, the total commitment amount does not necessarily represent future cash requirements. The Association evaluates each customer's credit worthiness on a case-by-case basis using the same credit policies in making commitments and conditional obligations as it does for on-balance sheet instruments. The amount of collateral obtained, if deemed necessary by the Association upon extension of credit, is based on management's credit evaluation of the customer and generally consists of real estate.

   Standby letters of credit are conditional commitments issued by the Association to guarantee the performance of a customer to a third party. The credit risk involved in issuing letters of credit is essentially the same as that involved in extending loans to customers. The Association holds collateral, when deemed necessary, supporting those commitments.

   The Association has sold loans to the Federal National Mortgage Association
(FNMA) which include certain recourse provisions for the life of the loans whereby the Association is required to repurchase the buyer's interest in individual loans on which foreclosure proceedings have been completed. The Association does not believe that its recourse obligations subject it to material risk of loss in the future. There were no sales of loans with recourse in fiscal years ending June 30, 1999 and 1998.

18. Fair Value of Financial Instruments

   SFAS No. 107, "Disclosure about Fair Value of Financial Instruments," requires disclosure of the fair value of financial instruments. A substantial portion of the Corporation's assets and liabilities are considered financial instruments. Significant assumptions were used in the calculation of fair market values. The following assumptions and methods were used by the Corporation to estimate the fair values of each type of the Corporation's Financial Instruments.

 Cash and Due from Banks--Noninterest and Interest Earning

   The fair value for cash and due from banks is book value, due to the short maturity of, and negligible credit concerns within, those instruments.

                     YORK FINANCIAL CORP. AND SUBSIDIARIES

 Loans Held for Sale

   Loans held for sale are generally fixed rate mortgage loans. The fair value for such loans is based on quoted market prices of securities collateralized by similar loans.

 Securities Available for Sale

   The fair value for securities available for sale is based on available market quotes. If a market quote is not available, fair value is approximated by using the market price of a similar security.

 Securities Held to Maturity

   The fair value for securities held to maturity which includes the Federal Home Loan Bank (FHLB) stock is based on available market quotes and the cost for the FHLB stock. If a market quote is not available, fair value is approximated by using the market price of a similar security.

 Loans

   The fair value of adjustable rate loans that reprice frequently is approximately their carrying value. The fair value of fixed rate loans and adjustable rate loans with repricing frequencies of greater than one year is estimated by discounting the future cash flows using the current rate at which similar loans would be made to borrowers with similar credit ratings. Mortgages and certain consumer loans include prepayment assumptions.

 Other Financial Assets

   Currently other financial assets consist of mortgage servicing rights whose fair values are calculated based on the present values of their estimated future cash flows.

 Deposits

   The fair value of deposits with no stated maturity, such as noninterest bearing deposits, NOW accounts, savings accounts, and money market accounts is, by definition, equal to the amount payable on demand (i.e., their carrying amounts). The fair value of fixed rate certificates of deposit is based on the discounted value of cash flows, using Federal Home Loan Bank borrowing rates with similar remaining maturities. The carrying amounts for variable rate certificates of deposit approximate their fair values. The estimated fair value of core deposits does not include the benefits commonly referred to as a core deposit intangible resulting from low-cost funding compared to the cost of borrowing funds in the financial markets nor is such benefit recorded as an intangible asset on the balance sheet.

 FHLB Advances and Other Borrowings

   The fair value of adjustable rate borrowings that reprice frequently is approximately their carrying value. The fair value of long term borrowings is calculated based on the discounted value of contractual cash flows, using rates currently existing for borrowings from the Federal Home Loan Bank with similar remaining maturities.

 Off-Balance Sheet Financial Instruments

   The fair value of commitments to extend credit is estimated using the fees currently charged to enter into similar agreements, taking into account market interest rates, the remaining terms and present creditworthiness

                     YORK FINANCIAL CORP. AND SUBSIDIARIES
of the counterparties. The fair value of guarantees and letters of credit is based on fees currently charged for similar agreements.

   The fair values estimated are dependent upon subjective assumptions and involve significant uncertainties resulting in estimates that vary with changes in assumptions. Any changes in assumptions or estimation methodologies may have a material effect on the estimated fair values disclosed.

   The Corporation's estimated fair values of financial instruments based on assumptions disclosed above are as follows:

                                                   June 30
                                 --------------------------------------------
                                         1999                   1998
                                 ---------------------  ---------------------
                                  Carrying               Carrying
                                   Amount   Fair Value    Amount   Fair Value
                                 ---------- ----------  ---------- ----------
                                               (In Thousands)
Cash and Due from banks--
 Noninterest
 and interest-earning........... $   31,771 $   31,771  $  144,547 $  144,547
Loans held for sale.............     30,631     30,631      17,534     17,534
Securities available for sale...    295,691    295,691      47,940     47,940
Securities held to maturity.....     30,594     30,611      13,760     13,751
Loans:
  Residential...................    666,257    662,420     753,627    760,074
  Commercial....................    107,765    107,135      66,844     67,212
  Consumer......................    144,558    145,757     139,040    139,564
                                 ---------- ----------  ---------- ----------
Total Gross Loans...............    918,580    915,312     959,511    966,850
Other Financial Assets..........      4,127      4,403       2,862      2,887
Noninterest-bearing deposits....     22,470     22,470      15,497     15,497
NOW accounts....................    107,107    107,107      99,491     99,491
Savings accounts................     54,179     54,179      64,189     64,189
Money market accounts...........    328,775    328,775     267,515    267,515
Certificates of deposit.........    602,722    609,644     619,085    629,394
                                 ---------- ----------  ---------- ----------
Total Deposits..................  1,115,253  1,122,175   1,065,777  1,076,086
FHLB Advances and other
 borrowings.....................    113,962    113,191      27,861     27,715
Off-balance-sheet financial
 instruments:
Commitments to extend credit....            $     (551)            $     (250)
Standby letters of credit.......                   (46)                   (52)

19. Commitments and Contingencies

   In the ordinary course of business, the Corporation has various outstanding commitments and contingent liabilities that are not reflected in the accompanying consolidated financial statements. In addition, the Corporation is a defendant in certain claims and legal actions arising in the ordinary course of business. In the opinion of management, after consultation with legal counsel, the ultimate disposition of these matters is not expected to have a material adverse effect on the consolidated financial condition of the Corporation.

                     YORK FINANCIAL CORP. AND SUBSIDIARIES

                   SUPPLEMENTARY CONSOLIDATED FINANCIAL DATA

   Summaries of consolidated results of operations on a quarterly basis for the years ended June 30, 1999 and 1998 are as follows:

                                                Three Months Ended
                                     -----------------------------------------
                                     September 30 December 31 March 31 June 30
                                     ------------ ----------- -------- -------
                                                    (Unaudited)
                                      (Dollars in Thousands, Except Per Share
                                                       Data)
          FISCAL YEAR 1999
          ----------------
Interest income.....................   $21,884      $21,317   $21,149  $22,015
Interest expense....................    13,241       13,042    12,593   12,950
                                       -------      -------   -------  -------
Net interest income.................     8,643        8,275     8,556    9,065
Provision for loan losses...........       865          992       915      860
                                       -------      -------   -------  -------
Net interest income after provision
 for loan losses....................     7,778        7,283     7,641    8,205
Securities gains....................       789            5       --       --
Other income........................     2,294        2,155     1,949    4,846
Other expenses......................     6,804        6,906     6,885    7,639
Income tax expense..................     1,504          915       782    1,840
                                       -------      -------   -------  -------
Net income..........................   $ 2,553      $ 1,622   $ 1,923  $ 3,572
                                       =======      =======   =======  =======
Per share data:
  Net income........................   $  0.27      $  0.17   $  0.20  $  0.37
                                       =======      =======   =======  =======
Net income-assuming dilution........   $  0.26      $  0.16   $  0.19  $  0.36
                                       =======      =======   =======  =======
Cash dividends paid.................   $ 0.125      $ 0.125   $ 0.130  $ 0.130
                                       =======      =======   =======  =======
          FISCAL YEAR 1998
          ----------------
Interest income.....................   $22,166      $22,271   $22,023  $22,106
Interest expense....................    13,025       12,969    12,757   13,093
                                       -------      -------   -------  -------
Net interest income.................     9,141        9,302     9,266    9,013
Provision for loan losses...........       753        1,060       716    1,208
                                       -------      -------   -------  -------
Net interest income after provision
 for loan losses....................     8,388        8,242     8,550    7,805
Securities gains....................       --           --        --       174
Other income........................     2,095        3,311     2,577    1,995
Other expenses......................     6,424        6,768     7,594    6,537
Income tax expense..................     1,626        1,874     1,297    1,002
                                       -------      -------   -------  -------
Net income..........................   $ 2,433      $ 2,911   $ 2,236  $ 2,435
                                       =======      =======   =======  =======
Per share data:
  Net income........................   $  0.27      $  0.32   $  0.24  $  0.26
                                       =======      =======   =======  =======
Net income-assuming dilution........   $  0.25      $  0.29   $  0.22  $  0.25
                                       =======      =======   =======  =======
Cash dividends paid.................   $ 0.115      $ 0.115   $ 0.125  $ 0.125
                                       =======      =======   =======  =======

   All per share data is adjusted for stock dividends and splits effected through June 30, 1999.

              MANAGEMENT'S DISCUSSION AND ANALYSIS OF CONSOLIDATED FINANCIAL CONDITION AND RESULTS OF OPERATIONS OF YORK FINANCIAL CORP.

   The purpose of this discussion is to provide additional information about York Financial Corp. ("York Financial" or "Corporation"), its financial condition and results of operations. Readers of this annual report should refer to the consolidated financial statements and other financial data presented throughout this report to fully understand the following discussion and analysis.

Forward-Looking Statements

   In addition to historical information, this Annual Report contains forward-looking statements. The forward-looking statements contained in the following sections are subject to certain risks and uncertainties that could cause actual results to differ materially from those projected in the forward-looking statements. Important factors that might cause such a difference include, but are not limited to, interest rate trends, the general economic climate in the Corporation's market area and the country as a whole, the ability of the Corporation to control costs and expenses, competitive products and pricing, loan delinquency rates and changes in federal and state regulation. Readers should not place undue reliance on these forward-looking statements, as they reflect management's analysis only as of the date of this report. The Corporation has no obligation to update or revise these forward-looking statements to reflect events or circumstances that occur after the date of this report. Readers should carefully review the risk factors described in other documents the Corporation files periodically with the Securities and Exchange Commission.

Financial Review

   York Financial is a unitary savings and loan holding company incorporated in Pennsylvania. In August 1986, York Financial became the sole stockholder of York Federal Savings and Loan Association ("York Federal" or "Association"), a federally chartered stock savings and loan association. Presently, the primary business of York Financial is the business of York Federal. At June 30, 1999, the Corporation had consolidated assets of $1.4 billion, total deposits of $1.1 billion and stockholders' equity of $110.4 million. The Association is a member of the Federal Home Loan Bank ("FHLB") of Pittsburgh and is subject to supervision, examination and regulation by the Office of Thrift Supervision ("OTS") and the Federal Deposit Insurance Corporation ("FDIC"). The Association is primarily engaged in the business of attracting deposits and investing these deposits into loans secured by residential and commercial real property, commercial business loans, consumer loans, and investment securities. York Federal conducts its business through twenty-five offices located in south central Pennsylvania and Maryland. In addition, York Federal maintains a commissioned mortgage origination staff as well as mortgage correspondent relationships which originate residential mortgage loans for the Association primarily in Pennsylvania, Maryland and Virginia, although loans are originated in 11 states within the Mid- Atlantic region. The Association's deposits are insured up to applicable limits by the Savings Association Insurance Fund ("SAIF") of the FDIC.

   The Corporation's net income is highly dependent on the interest rate spread between the average rate earned on loans and securities and the average rate paid on deposits and borrowings as well as the amount of the respective assets and liabilities outstanding. Other operating income is an important supplement to York Federal's interest income and is primarily the result of mortgage banking activities including gains on sales of mortgage-backed securities and related value attributed to mortgage servicing rights created from loan originations and service fee income derived from the portfolio of loans serviced for others. Other operating income also includes gains and losses on sales of securities available for sale, gains and losses on sales of real estate, equity in earnings of limited partnership interests, and fees and service charges assessed on loan and deposit transactions.

Interest Rate Sensitivity Management and Market Risk

   Market risk is the risk of loss from adverse changes in market prices and rates. The Association's market risk arises principally from interest rate risk. In an effort to maintain control over such risks, management of York Federal focuses its attention on managing the interest rate sensitivity of assets and liabilities and controlling the volume of lending, securities, deposit, and borrowing activities. The Association's principal financial objective is to achieve long-term profitability while reducing (controlling) its exposure to fluctuating market interest rates. By managing the ratio of interest rate sensitive assets to interest rate sensitive liabilities repricing in the same periods, the Corporation seeks to minimize the adverse effect of interest rate fluctuations to net interest income and net portfolio value. The Corporation's assets and liabilities are not directly exposed to foreign currency or commodity price risk. At June 30, 1999, the Corporation had no off-balance sheet derivative financial instruments.

   Management utilizes an Asset/Liability Committee (ALCO), which meets at least once each month, to review the Association's interest sensitivity position on an ongoing basis and prepare strategies that outline the overall acquisition and allocation of funds to maximize earnings and maintain the interest rate sensitivity position at acceptable levels in order to insulate earnings from the effects of interest rate fluctuations. The Corporation originates for portfolio principally short and intermediate term and adjustable rate loans and sells most fixed rate permanent loan originations. The funding sources for these portfolio loans are deposits and borrowings with various maturities.

   The ALCO monitors the Corporation's interest rate risk position by utilizing simulation analysis. Net interest income fluctuations and the net portfolio value ratio are determined in various interest rate scenarios and monitored against acceptable limitations established by management and approved by the Board of Directors. Such rate scenarios include immediate rate shocks adjusting rates in +/- 100 basis point (bp) increments resulting in projected changes to net interest income over the next 12 months and projected net portfolio value ratios as indicated in the following table.

   An analysis of hypothetical changes in interest rates as of June 30, 1999 compared to June 30, 1998 is as follows:

                                                                     June 30
                             ------------------------------------------------------------------------------------------
                                                1999                                          1998
                             --------------------------------------------  --------------------------------------------
                                                              Percentage change in
                             ------------------------------------------------------------------------------------------
   Change in interest rates
      (In basis points)      Net interest income(1) Net portfolio ratio(2) Net interest income(1) Net portfolio ratio(2)
   ------------------------  ---------------------  ---------------------  ---------------------  ---------------------
             +300                   (14.00%)                4.70%                  (7.00%)                8.00%
             +200                    (9.00%)                5.75%                  (4.00%)                8.31%
             +100                    (4.00%)                6.69%                  (2.00%)                8.53%
              0                      0.00%                  7.49%                  0.00%                  8.70%
             (100)                   4.00%                  8.15%                  1.00%                  8.86%
             (200)                   6.00%                  8.41%                  3.00%                  9.05%

  --------
  (1) The percentage change in this column represents net interest income for 12 months in a stable interest rate environment versus net interest income in the various rate scenarios.
  (2) The net portfolio value ratio in this column represents net portfolio value of the Association in various rate scenarios, divided by the present value of expected net cash flows from existing assets in those same scenarios. Net portfolio value is defined as the present value of expected net cash flows from existing assets, minus the present value of expected net cash flows from existing liabilities, plus or minus the present value of expected net cash flows from existing off-balance-sheet contracts.

   Simulation results are influenced by a number of estimates and assumptions which are primarily related to embedded options, prepayment behaviors, pricing strategies and cashflows. The risk profile of the Association has increased from year to year as indicated in the preceding table. This increase resulted primarily from the deployment of excess liquid funds into higher yielding investments with inherently more interest rate risk. Additionally, construction mortgage conversions to fixed rate permanent mortgages were retained in portfolio and partially funded with available liquid assets and overnight borrowings as required. Assumptions and estimates used in simulation analysis are inherently subjective and, as a consequence, results will neither precisely estimate net interest income or net portfolio value nor precisely measure the impact of higher or lower interest rates on net interest income or net portfolio value ratio. The results of these simulations are reported to the Corporation's Board of Directors on a quarterly basis. Management has determined that the level of interest rate risk is within acceptable limits at June 30, 1999.

   The management of York Federal is committed to managing the asset and liability portfolios in order to maximize earnings and maintain an interest rate sensitivity position that insulates earnings from the potential negative effect of interest rate fluctuations.

Asset Quality

   Management is aware of the risks inherent in lending and continually monitors risk characteristics of the loan portfolio. The Association has developed a Business Banking Group to offer financial products and services to small and mid-sized businesses in the Association's branch market area. The nature of these products and services and the financial characteristics of the target client group may have the effect of increasing the Association's credit risk exposure. The Association has employed management expertise and has adopted credit management policies to control the credit risk exposure inherent in this activity.

   The Association's policy is to maintain the allowance for loan losses at a level believed adequate by management to absorb losses in the existing loan portfolio. The allowance for loan loss is an estimate, however, these estimates are reviewed periodically and, any adjustments necessary, are recognized in operations in the period adjustments become known. Management's determination of the adequacy of the allowance is performed by an internal loan review committee and is based on known and inherent risk characteristics in the portfolio, past loss experience, adverse situations that may affect the borrower's ability to repay, the estimated value of any underlying collateral, current economic conditions, and such other relevant factors which in management's judgment deserve recognition. The allowance for loan losses related to impaired loans was determined in accordance with Statement of Financial Accounting Standards No. 114, as amended by Statement No. 118. Actual losses or recoveries are charged or credited directly to the allowance.

   An analysis of the allowance for loan losses is as follows:

                                               Year Ended June 30
                                       ---------------------------------------
                                        1999     1998    1997    1996    1995
                                       -------  ------  ------  ------  ------
                                             (Dollars in Thousands)
Total allowance for loan losses at
 beginning of period.................  $ 8,810  $6,413  $6,609  $5,840  $4,492
Loans charged-off:
 Real estate-mortgage:
  Residential........................    1,581   1,701   1,304   1,151   1,138
  Commercial.........................       16      68   1,820     620       5
 Consumer............................      397      89     226     100     127
                                       -------  ------  ------  ------  ------
    Total charge-offs................    1,994   1,858   3,350   1,871   1,270
Recoveries:
 Real estate-mortgage:
  Residential........................      325     212     210     156     185
  Commercial.........................       24     294     516     184      92
 Consumer............................        6      12       4     --        1
                                       -------  ------  ------  ------  ------
    Total recoveries.................      355     518     730     340     278
                                       -------  ------  ------  ------  ------
    Net loans charged-off............    1,639   1,340   2,620   1,531     992
Provision for loan losses............    3,632   3,737   2,424   2,300   2,340
                                       -------  ------  ------  ------  ------
Total allowance for loan losses at
 end of period.......................  $10,803  $8,810  $6,413  $6,609  $5,840
                                       =======  ======  ======  ======  ======
Percentage of net charge-offs to
 average loans outstanding during the
 period..............................     0.18%   0.13%   0.26%   0.17%   0.13%
                                       =======  ======  ======  ======  ======
Percentage of allowance for loan
 losses to adjusted total loans......     1.17%   0.92%   0.64%   0.70%   0.69%
                                       =======  ======  ======  ======  ======

   The allowance for loan losses totaled $10.8 million or 1.17% of adjusted total loans of $919.9 million at June 30, 1999. With the implementation of the Uniform Retail Credit Classification Policy at June 30, 1999, a one-time charge to the allowance for loan losses of $408,000 was recognized representing the total amount due on certain loans identified in accordance with the policy, in excess of the net realizable value of the underlying collateral. With this adjustment to the allowance for loan losses, net charge-offs increased compared to the prior year.

   Over the last two years, the composition of the loan portfolio has changed with an increase of $66.2 million in the commercial loan portfolio. The commercial loan portfolio as a percentage of total loans represented 12.2% at June 30, 1999 compared to 5.7% at June 30, 1997. Because of the increased inherent risk within the portfolio, the allowance for loan losses has been increased $4.4 million or 68.5% within the past two years. Management believes that a provision in excess of net charge-offs is warranted due to the changing composition within the loan portfolio and increased inherent risk. However, management believes the allowance for loan loss is adequate relative to its assessment of existing risk characteristics within the loan portfolio. While management uses available information to recognize losses on loans, future additions to the allowance may be necessary based on specific circumstances related to future problem loans, increased risk due to a change in mix within the portfolio as well as changes in economic conditions.

   An analysis of nonperforming assets is summarized as follows:

                                                   June 30
                                   -------------------------------------------
                                    1999     1998     1997     1996     1995
                                   -------  -------  -------  -------  -------
                                           (Dollars in Thousands)
Loans accounted for on a
 nonaccrual basis:
 Real estate-mortgage:
  Residential..................... $   870  $   --   $   --   $   --   $   --
  Commercial......................     --       --       950    1,481    3,498
  Land............................     --       --       --       200      --
 Consumer.........................      49      --       --       --       --
                                   -------  -------  -------  -------  -------
    Total nonaccrual loans........     919      --       950    1,681    3,498
Accruing loans which are
 contractually past
 due 90 days or more:
 Real estate-mortgage:
  Residential.....................   8,311   14,487   12,735   10,029    9,133
 Consumer.........................     823    1,194      702      383      433
                                   -------  -------  -------  -------  -------
    Total of 90 days past due
     loans........................   9,134   15,681   13,437   10,412    9,566
                                   -------  -------  -------  -------  -------
Total of nonaccrual and 90 days
 past due loans................... $10,053  $15,681  $14,387  $12,093  $13,064
                                   =======  =======  =======  =======  =======
      As a percent of total
       loans......................    1.07%    1.63%    1.43%    1.28%    1.53%
                                   =======  =======  =======  =======  =======
Real estate owned:
 Real estate acquired through
  foreclosure or repossession by
  loan type:
 Real estate:
  Residential..................... $ 4,571  $ 4,543  $ 4,978  $ 4,913  $ 5,981
  Commercial......................   1,055    2,687    2,714    2,370    2,278
  Land............................   1,319    1,863    2,895    3,349    5,107
 Loans classified as in substance
  foreclosure.....................     --       --       --       --       200
 Allowance for real estate
  losses..........................     (45)    (116)    (365)    (955)    (630)
                                   -------  -------  -------  -------  -------
    Total real estate owned....... $ 6,900  $ 8,977  $10,222  $ 9,677  $12,936
                                   =======  =======  =======  =======  =======
      As a percent of total
       assets.....................    0.51%    0.73%    0.88%    0.87%    1.28%
                                   =======  =======  =======  =======  =======
    Total nonperforming assets.... $16,953  $24,658  $24,609  $21,770  $26,000
                                   =======  =======  =======  =======  =======
      As a percent of total
       assets.....................    1.24%    2.01%    2.12%    1.96%    2.57%
                                   =======  =======  =======  =======  =======

   The Association's nonaccrual policy generally covers loans which are 90 or more days past due, dependent upon type of loan and related collateral. All commercial real estate loans are placed on nonaccrual status when the collectibility of interest is uncertain based on specific circumstances evaluated on a loan by loan basis or when interest is more than 90 days past due. In the case of residential real estate and consumer loans, the Association implemented the Uniform Retail Credit Classification Policy effective June 30, 1999 and follows this policy for placing loans on nonaccrual status. As noted in the previous table, loans contractually past due 90 days or more and real estate acquired through foreclosure have decreased as compared to the prior period. This is primarily due to the result of favorable economic conditions, an ongoing, more aggressive, collection effort to reduce delinquencies and the impact of sales of real estate owned.

   Management recognizes the risk of potential reduction in value of real estate owned during the holding period and provides for such risk by maintaining an allowance for real estate losses (such allowance is separate from and in addition to the allowance for loan losses). In fiscal 1999, net charge-offs were $321,000 and additions to the allowance totaled $250,000 resulting in a decrease in the allowance to $45,000. Management continually monitors the risk profile of real estate owned and maintains an allowance for real estate losses at a level believed adequate to absorb potential losses within the real estate portfolio.

Liquidity

   The primary purpose of asset/liability management is to maintain adequate liquidity and a desired balance between interest sensitive assets and liabilities. Liquidity management focuses on the ability to meet the cash flow requirements of customers wanting to withdraw or borrow funds for their personal or business needs. Interest rate sensitivity management focuses on consistent growth of net interest income in times of fluctuating interest rates. The management of liquidity and interest rate sensitivity must be coordinated since decisions involving one may influence the other.

   Liquidity needs can be met by either reducing assets or increasing liabilities. Sources of asset liquidity include short term investments, securities available for sale, maturing and repaying loans, and monthly cash flows from mortgage-backed securities. The loan portfolio provides an additional source of liquidity due to York Federal's participation in the secondary mortgage market. Liquidity needs can also be met by attracting deposits and utilizing borrowing arrangements with the FHLB and the Federal Reserve Bank of Philadelphia for short and long-term advances as well as other short-term borrowings.

   Deposits represent the Association's primary source of funds. The Association does not rely on brokered deposits as a source of funds. During fiscal 1999, the Association's deposits increased $49.5 million and is attributed to deposit pricing decisions to facilitate maintenance and expansion of customer relationships. In addition, York Federal has supplemented its deposit gathering efforts through borrowings from the FHLB of Pittsburgh.

   At June 30, 1999, York Federal had $110.4 million in FHLB advances outstanding at a weighted average interest rate of 5.24%, an increase of $84.6 million from $25.8 million in fiscal 1998. For additional details of FHLB advances and other borrowings, refer to Note 11 of the Notes to Consolidated Financial Statements.

   The decrease in the interest-earning overnight cash position to $9.0 million at June 30, 1999, as compared to $126.6 million at June 30, 1998 provided $117.6 million as a source of funds.

   Amortization and prepayments of loans and proceeds from loan and securities sales represent a substantial source of funds to York Federal. These sources amounted to $549.7 million, $475.3 million and $317.0 million in fiscal 1999, 1998 and 1997, respectively. During fiscal 1999, the loan portfolio decreased $42.4 million to $909.2 million from $951.6 million in fiscal 1998. The primary factors contributing to the decrease in the loan portfolio and an increase in sources of funds are the interest rate environment that resulted in increased originations of fixed rate loans subsequently sold into the secondary market as well as an increased level of refinance activity resulting in higher than expected loan payoffs, a loan sale initiated to reduce certain credit risks identified within the residential mortgage loan portfolio and certain loan and security sales to manage interest rate risk levels within acceptable limits.

   Generally, the principal use of funds is the origination of mortgage and other loans. In addition, during fiscal 1999, the initiation of leverage strategies to effectively utilize available capital, resulted in expansion of the investment portfolio through the purchase of available for sale securities and held to maturity securities. The carrying value of securities available for sale and securities held to maturity increased $264.6 million to $318.3 million in fiscal 1999 from $53.7 million in fiscal 1998.

   Loan demand resulted in total originations of $577.8 million in fiscal 1999. Loan originations were obtained through various channels including the retail branch system, commissioned mortgage origination staff, tele-mortgage activity, expanded mortgage correspondent relationships, and Business Banking relationship managers. The volume of originations was favorably effected by a relatively stable and low-rate interest rate environment and included traditional long-term fixed rate loans originated primarily for sale as well as adjustable rate and residential construction loan products. In addition, in response to changing customer preferences, intermediate term mortgage products, i.e. seven year balloon loans and 5/1 CMT adjustable rate loans (fixed rate for the first five years with annual adjustments thereafter), continue to represent a significant component of loan origination volume.

   Under current regulations, York Federal is required to maintain liquid assets at 4.0% or more of its net withdrawable deposits plus short-term borrowings. Effective November 24, 1997, the Office of Thrift Supervision lowered liquidity requirements from 5.0% to 4.0%. Additionally, the OTS streamlined the calculations used to measure compliance with liquidity requirements, expanded the types of investments considered to be liquid assets, and reduced the liquidity base by modifying the definition of net withdrawable accounts to exclude accounts with maturities exceeding one year. The result of these changes to the liquidity requirements is to significantly increase the reported liquidity position of the Association. At June 30, 1999, the Association's liquidity level was 8.7%.

   The sources of liquidity previously discussed are deemed by management to be sufficient to fund outstanding loan commitments and meet other obligations. See Notes 17 and 18 of the Notes to Consolidated Financial Statements for information on commitments and fair value of financial instruments at June 30, 1999.

Capital

   The management of capital provides the foundation for future asset and profitability growth and is a major strategy in the management of York Financial Corp. Stockholders' equity at June 30, 1999, totaled $110.4 million compared to $109.2 million at June 30, 1998, an increase of $1.2 million or 1.1%. This growth was a result of a combination of factors including current earnings, cash dividends paid (representing a payout ratio of 50.6%), issuance of shares in connection with various benefit and dividend reinvestment plans, retirement of stock through a stock repurchase program and the impact of unrealized gains or losses on "available for sale" securities.

   OTS regulated thrifts must comply with various capital standards:

   Tangible Capital. Generally, common stock plus retained earnings must equal at least 1.5% of adjusted total assets.

   Tier 1 (Core) Capital to Total Assets. Tangible capital plus qualifying supervisory goodwill (arising from the purchase of a troubled savings association) and other qualifying intangible assets must equal at least 3.0% of adjusted total assets; 5.0% to be deemed well capitalized.

   Risk-Based Capital. Risk-based capital must equal at least 8.0% of risk-weighted assets, as defined in the regulations; 10% to be deemed well capitalized. The tier 1 (core) capital component of risk-based capital, as defined above, must equal at least 6.0% of risk-weighted assets to be deemed well capitalized.

   At June 30, 1999, York Federal's tangible and core capital both equaled 7.1% ($96.5 million), substantially in excess of the minimum regulatory requirements of 1.5% and 3.0%/5.0%, respectively. York Federal's total assets do not include any goodwill. York Federal's core capital to risk-weighted assets equaled 11.7% ($96.5 million) at June 30, 1999, which exceeds the required level of 6.0%. Finally, York Federal's risk-based capital ratio equaled 12.8% ($105.6 million) at June 30, 1999, which exceeds the required level of 8.0% by $39.7 million, and exceeds the required level to be deemed well capitalized of 10.0% by $23.2 million. For a more comprehensive analysis of capital, refer to Note 14 of the Notes to Consolidated Financial Statements.

Transactions with Affiliates

   Transactions with affiliates are limited to 10% of capital and surplus per affiliate with an aggregate limit on all such transactions with affiliates to 20% of capital and surplus. At June 30, 1999, such transactions are within these regulatory limits.

Results of Operations

 Fiscal 1999 Compared to Fiscal 1998

Net Interest Income

   York Financial's earnings are affected by the level of York Federal's net interest income, which is the difference between the income it receives on its loan portfolio and other investments and its cost of funds, consisting primarily of interest paid on deposits and borrowings. Net interest income is affected by the average yield on interest-earning assets, the average rate paid on interest- bearing liabilities, and the ratio of interest-earning assets to interest- bearing liabilities.

   Net interest income for fiscal 1999 was $34.5 million, as compared to $36.7 million for fiscal 1998, which represents a 6.0% decrease. The margin on interest-earning assets for fiscal 1999 decreased to 2.90% from 3.28% for fiscal 1998. The following table provides information regarding the dollar amount of interest income earned on interest-earning assets and the resulting yields, as well as the dollar amount of interest expense on interest-bearing liabilities and the resulting rates paid for the three years ending June 30, 1999.

                                                              Year Ended June 30
                         --------------------------------------------------------------------------------------------
                                      1999                           1998                           1997
                         ------------------------------ ------------------------------ ------------------------------
                          Average                        Average                        Average
                          Balance   Interest Yield/Rate  Balance   Interest Yield/Rate  Balance   Interest Yield/Rate
                         ---------- -------- ---------- ---------- -------- ---------- ---------- -------- ----------
                                                            (Dollars in Thousands)
Interest-earning
 assets:
  Loans(1)(2)(3).......  $  900,213 $69,880     7.76%   $  997,078 $80,893     8.11%   $  989,670 $80,820     8.17%
  Securities held for
   trading.............       9,478     601     6.34        10,314     688     6.67        18,935   1,329     7.02
  Securities available
   for sale............     132,478   8,120     6.13        56,858   3,770     6.63        56,256   3,711     6.60
  Securities held to
   maturity............      21,347   1,308     6.13        15,015     930     6.19        16,141     951     5.89
  Other interest-
   earning assets......     129,118   6,456     5.00        41,721   2,285     5.48        15,747     830     5.27
                         ---------- -------     ----    ---------- -------     ----    ---------- -------     ----
Total interest-earning
 assets................   1,192,634  86,365     7.24     1,120,986  88,566     7.90     1,096,749  87,641     7.99
Noninterest-earning
 assets................      74,497                         65,773                         64,144
                         ----------                     ----------                     ----------
   Total...............  $1,267,131                     $1,186,759                     $1,160,893
                         ==========                     ==========                     ==========
Interest-bearing
 liabilities:
 Deposits:
  NOW accounts.........  $  106,543   2,079     1.95    $   94,847   2,167     2.28    $   87,720   1,944     2.22
  Savings accounts.....      58,492   1,463     2.50        66,052   1,676     2.54        73,764   2,040     2.77
  Money market
   accounts............     293,084  12,762     4.35       233,500  10,794     4.62       205,168   9,017     4.39
  Certificate
   accounts............     612,710  33,693     5.50       608,126  35,107     5.77       571,825  33,364     5.83
 Borrowings............      36,435   1,829     5.02        38,871   2,100     5.40       100,826   5,423     5.38
                         ---------- -------     ----    ---------- -------     ----    ---------- -------     ----
Total interest-bearing
 liabilities...........   1,107,264  51,826     4.68     1,041,396  51,844     4.98     1,039,303  51,788     4.98
                                    -------     ----               -------     ----               -------     ----
Noninterest-bearing
 deposits..............      22,245                         23,097                         11,426
Noninterest-bearing
 liabilities...........      25,659                         18,070                         15,141
                         ----------                     ----------                     ----------
                          1,155,168                      1,082,563                      1,065,870
Stockholders' equity...     111,963                        104,196                         95,023
                         ----------                     ----------                     ----------
   Total...............  $1,267,131                     $1,186,759                     $1,160,893
                         ==========                     ==========                     ==========
Ratio of interest-
 earning assets to
 interest-bearing
 liabilities...........       1.08x                          1.08x                          1.06x
                         ==========                     ==========                     ==========
Net interest
 income/interest rate
 spread................             $34,539     2.56%              $36,722     2.92%              $35,853     3.01%
                                    =======     ====               =======     ====               =======     ====
Net interest-earning
 assets/margin on
 interest-earning
 assets................  $   85,370             2.90%   $   79,590             3.28%   $   57,446             3.27%
                         ==========             ====    ==========             ====    ==========             ====

-----
(1) Average balances include loans on nonaccrual status.
(2) Average balances include amounts held for sale.
(3) Interest includes amortization of loan fees of $0.2 million, $0.2 million and $0.6 million in 1999, 1998 and 1997, respectively.

   During fiscal 1999, York Federal originated $577.8 million of loans including loans refinanced from the Association's portfolio totaling $62.8 million. The result of these originations, when combined with mortgage loan securitizations or sales totaling $241.3 million and loan repayment activity, was a decrease of 9.7% or $96.8 million in average loans outstanding during fiscal 1999. The average balance of securities and other interest-earning assets increased $168.5 million over the prior fiscal year and results primarily from a decrease in loans and an increase in average deposits of $68.3 million or 6.8% partially offset by lower average borrowings of $2.4 million or 6.3%. The resulting shift in composition of the Association's assets coupled with the lower interest rate environment had a negative effect on interest income and contributed to the yield on earning assets decreasing 66 basis points to 7.24%. Even though in total, interest-earning assets increased 6.4% in fiscal 1999 compared to fiscal 1998, the decrease in yield on interest-earning assets resulted in a decrease in interest income. This combination of volume and rate changes resulted in a net decrease in interest income of $2.2 million, or 2.5%.

   Interest expense was virtually unchanged in fiscal 1999 from the prior fiscal year. There was an increase of $65.9 million or 6.3% in the average level of interest-bearing liabilities but this was offset by a decrease in the cost of funds. In order to maintain and attract new deposits during fiscal 1999, the Association continued to successfully market a Guaranteed Money Fund Account (which is priced based on nationally reported money fund rates) as well as provide competitive interest rates through special promotional offerings on selected certificate of deposit account programs. This response to the increased competitive pressures for deposits resulted in deposit growth in higher cost money market and certificate accounts. The increase in average deposits of $68.3 million was partially offset by a decrease in average overnight borrowings to $36.4 million from the previous year's level of $38.9 million. The average rate on interest- bearing liabilities decreased 30 basis points to 4.68% as compared to 4.98% in the prior period.

   The volume/rate analysis shown in the following table presents a comparative analysis of reported interest income and expense in relation to changes in specific asset and liability account balances (volume) and corresponding interest rates (rate). This analysis illustrates the net impact of previously discussed volume and rate changes on net interest income for fiscal 1999 compared to fiscal 1998, and fiscal 1998 compared to fiscal 1997. For each category of interest-earning assets and interest-bearing liabilities, information is provided on changes attributable to (1) changes in volume and
(2) changes in rates. The change in interest income/expense due to both volume and rate has been allocated to volume and rate changes in proportion to the relationship of the absolute dollar amounts of the change in each.

                                         Year Ended June 30
                           ---------------------------------------------------
                            1999 Compared to 1998      1998 compared to 1997
                           Increase (Decrease) Due      Increase (Decrease)
                                      to                      Due to
                           --------------------------  -----------------------
                           Volume    Rate      Net     Volume   Rate     Net
                           -------  -------  --------  -------  -----  -------
                                           (In Thousands)
Interest income:
  Loans................... $(7,758) $(3,255) $(11,013) $   601  $(528) $    73
  Securities held for
   trading................     (55)     (32)      (87)    (603)   (38)    (641)
  Securities available for
   sale...................   4,425      (75)    4,350       40     19       59
  Securities held to
   maturity...............     367       11       378      (66)    45      (21)
  Other interest-earning
   assets.................   4,370     (199)    4,171    1,421     34    1,455
                           -------  -------  --------  -------  -----  -------
    Total.................   1,349   (3,550)   (2,201)   1,393   (468)     925
Interest expense:
 Deposits:
  NOW accounts............     228     (316)      (88)     161     62      223
  Savings accounts........    (192)     (21)     (213)    (206)  (158)    (364)
  Money market accounts...   2,595     (627)    1,968    1,292    485    1,777
  Certificate accounts....     252   (1,666)   (1,414)   2,096   (353)   1,743
 Borrowings...............    (127)    (144)     (271)  (3,332)     9   (3,323)
                           -------  -------  --------  -------  -----  -------
    Total.................   2,756   (2,774)      (18)      11     45       56
                           -------  -------  --------  -------  -----  -------
Net interest income....... $(1,407) $  (776) $ (2,183) $ 1,382  $(513) $   869
                           =======  =======  ========  =======  =====  =======

Provision for Loan Losses

   In fiscal 1999, additions were made to the allowance for loan losses in the amount of $3.6 million resulting in an allowance (net of charge-offs and recoveries of $1.6 million) of $10.8 million, or 1.17% of the loan portfolio, compared to an allowance of $8.8 million, or .92% at fiscal year end 1998. See "Asset Quality" for further discussion of the allowance for loan losses.

Other Income

   Other income was $12.0 million for fiscal 1999, an increase of $1.9 million or 18.6% over 1998. Mortgage banking income for fiscal 1999 decreased $501,000 or 13.3% as compared to the same period in 1998 and included gain on sales of loans and trading securities of $2.3 million. Mortgage-backed securities created in conjunction with the Association's mortgage banking activities are deemed trading securities and are carried at fair value with unrealized gains and losses reported in the income statement. At June 30, 1999, there were no securities held for trading.

   The portfolio of loans serviced for others totaled $494.7 million at June 30, 1999, with a net average servicing rate of approximately 9.2 basis points, as compared to $487.1 million at June 30, 1998 with an average net servicing rate of approximately 13.6 basis points. A portion of the change in the balance of loans serviced for others was the sale of servicing on approximately $84.2 million of loans consummated in May

1999 with a net gain of $475,000. Such transaction is in addition to normal securitization and repayments within the portfolio both of which increased over prior year levels due to the stable and low-rate interest rate environment. In consideration of the timing of these transactions, the average balance of outstanding loans serviced for others increased $42.6 million in fiscal 1999. The decrease in net servicing rate of 4.4 basis points is primarily due to the capitalization of mortgage servicing rights with expected future decreases in servicing fee income. Amortization of capitalized mortgage servicing rights was $735,000 in fiscal 1999 compared to $442,000 in fiscal 1998 and is recognized as a reduction of gross servicing fee income. In addition, interest costs incurred by the Association in connection with the increased level of repayments resulted in downward pressure on the net servicing rate. The combination of these volume and rate changes caused net loan servicing fees for fiscal 1999 to decrease to $496,000 as compared to the fiscal 1998 level of $677,000. For additional information on loan servicing fees and mortgage banking activity, refer to Notes 1 and 6 of the Notes to Consolidated Financial Statements.

   Gain on the sale of securities available for sale totaled $794,000 at June 30, 1999 as compared to $174,000 at June 30, 1998. During the current year, Fannie Mae (FNMA) introduced a program which provides for the securitization of high loan-to-value seven year balloon loans. Management, recognizing the default risk associated with this loan type, securitized $58.0 million of loans within the portfolio qualifying under the FNMA program. Furthermore, in consideration of the interest rate risk associated with this asset, $40.6 million of these securities were sold resulting in the aforementioned gain during fiscal 1999. The balance of such securities are held in the Association's securities available for sale portfolio at June 30, 1999.

   Gain on sales of real estate during fiscal 1999 totaled $1.6 million as compared to $193,000 during fiscal 1998 and is the result of dispositions of real estate acquired in the normal course of business. The increase in gain on sale of real estate during fiscal 1999 was primarily due to the disposition of a commercial real estate property and the recognition of the gain on sale of a property previously deferred in accordance with Statement of Financial Accounting Standards No. 66, "Accounting for Sales of Real Estate."

   Fees and service charges for fiscal 1999 increased $385,000 or 12.0% to $3.6 million as compared to $3.2 million in fiscal 1998. The increase in fees and service charges is primarily a result of growth in loan and deposit volume. Loan volume was higher due to increased originations of $138.6 million to $577.8 million during fiscal 1999. The increase in deposit account servicing fees is related to increased volume of electronic transactions initiated by deposit customers including inter-account sweeps, ATM transactions and VISA debit card utilization. In addition, increased commercial checking account relationships initiated through expanded Business Banking activities and related fee structure associated with such accounts contributed to the increase in fees and service charges.

   The Corporation is a partner in various joint ventures. In the year ended June 30, 1999, income from joint ventures totaled $1.2 million as compared to $1.4 million in 1998. The income is primarily related to the Corporation's share in the net income of a venture capital partnership resulting from the increased market value of underlying portfolio investments. For additional information on investments in joint ventures refer to Note 9 of the Notes to Consolidated Financial Statements.

   Other operating income was $1.5 million in fiscal 1999 as compared to $1.4 million in fiscal 1998. As products and services become more fully integrated within the retail branch system, related income delivered through discount brokerage and insurance units was the primary reason for the increase in other operating income. Other effects on other operating income were income on corporate-owned life insurance policies related to a supplemental executive retirement plan which was partially offset by a reduction in appraisal and inspection fees performed for third parties. Lenders Support Group, an affiliate of the Association, performed appraisal and inspection activities for the Association and the general public. Effective September 30, 1998, the activities of Lenders Support Group were absorbed into the mortgage banking activity of the Association with appraisal and inspection activities for third parties discontinued.

Other Expenses

   Other expenses of $28.2 million increased $911,000 or 3.3% in fiscal 1999 as compared to $27.3 million in fiscal 1998 primarily due to an increase in salaries and benefits.

   Salaries and employee benefits increased $986,000 or 7.5% in fiscal 1999 over fiscal 1998 and is attributable to a combination of the following factors: annual adjustments through the salary administration program, increased staffing within the Retail Banking Group in connection with new branches, increased commissions related to an affiliate brokerage and insurance units, commissions and overtime due to increased loan volume and decreases in incentive and profit sharing compensation due to lower operating results. Full time equivalent personnel increased from 389 at June 30, 1998, to 422 at June 30, 1999.

   Occupancy expense increased $205,000 or 5.7% in fiscal 1999 over fiscal 1998 as a result of normal inflationary pressure on facilities management activities. Real estate expenses decreased $531,000 or 37.8% in fiscal 1999 as compared to fiscal 1998 and is primarily attributable to a decrease in the provision for possible real estate losses. Data processing increased $255,000 or 23.0% in fiscal 1999 compared to fiscal 1998 due to costs related to technology purchases to enhance efficiency. Advertising cost increased $76,000 or 7.0% in fiscal 1999 as compared to fiscal 1998 and is primarily attributable to ongoing efforts to enhance customer and product awareness through various media campaigns. Other expenses decreased $98,000 or 1.5% in fiscal 1999 as compared to fiscal 1998 as a result of increased cost of services and the effects of increased loan and deposit volume offset by elimination of costs incurred in 1998 with third parties to examine the Association's operating efficiencies.

   Other operating expenses as a percentage of net interest income and other operating income represents the efficiency ratio. The Corporation's efficiency ratio for fiscal 1999 was 60.6% compared to 58.3% for fiscal 1998.

Provision for Income Taxes

   The provision for income taxes of $5.0 million for fiscal 1999 represents an effective tax rate of 34.2% as compared to 36.7% for fiscal 1998. The decrease in the effective tax rate is primarily attributable to the favorable results of a Delaware investment holding company activity and an increase in tax credits recognized on tax favored community redevelopment projects from year to year. For a more comprehensive analysis of income tax expense, refer to Note 12 of the Notes to Consolidated Financial Statements.

Results of Operations

 Fiscal 1998 Compared to Fiscal 1997

Net Interest Income

   Net interest income for fiscal 1998 was $36.7 million, as compared to $35.9 million for fiscal 1997, which represents a 2.2% increase. The margin on interest-earning assets for fiscal 1998 increased to 3.28% from 3.27% for fiscal 1997. For further information, see "Average Balances and Interest Yield/ Rate Analysis" and "Volume/Rate Analysis" tables included in this document.

   During fiscal 1998, York Federal originated $439.2 million of loans including loans refinanced from the Association's portfolio totaling $24.5 million and mortgage loans securitized or sold of $179.3 million. The result of these activities, when combined with loan repayments including refinance activity, was a 0.7% increase in average loans outstanding during fiscal 1998. The average balance of securities and other interest-earning assets increased $16.8 million over the prior fiscal year and results from an increase in deposits partially offset by repayment of short-term borrowing positions. The resulting composition shift of the Association's assets has a negative effect on interest income and contributed to the yield on earning assets decreasing 9 basis points to 7.90%. In total, interest-earning assets averaged 2.2% more in fiscal 1998 than in fiscal 1997, resulting in an increase in interest income. This combination of volume and rate changes resulted in a net increase in interest income of $0.9 million, or 1.1%.

   Interest expense was virtually unchanged from the prior fiscal year as a result of changes in composition of interest-bearing liabilities providing for a stable cost of funds and a 0.2% increase in the average level of interest-bearing liabilities. In order to maintain and attract new deposits during fiscal 1998, the Association continued to successfully market a Guaranteed Money Fund Account (which is priced based on nationally reported money fund rates) as well as provided competitive interest rates through special promotional offerings on selected certificate of deposit account programs. This response to the increased competitive pressures for deposits resulted in deposit growth in higher cost money market and certificate accounts. A decrease in average overnight borrowings to $38.9 million from the previous year's level of $100.8 million offset this shift in deposit composition. The result was a 4.98% cost of funds, unchanged from the prior fiscal year.

Provision for Loan Losses

   In fiscal 1998, additions were made to the allowance for loan losses in the amount of $3.7 million resulting in an allowance (net of charge-offs and recoveries of $1.3 million) of $8.8 million, or .92% of the loan portfolio, compared to an allowance of $6.4 million, or .64% at fiscal year end 1997. See "Asset Quality" for further discussion of the allowance for loan losses.

Other Income

   Other income was $10.2 million for fiscal 1998 an increase of $1.4 million over 1997. Mortgage banking income for fiscal 1998 increased $147,000 or 4.1% as compared to the same period in 1997 and included gain on sales of loans and trading securities of $2.3 million. Mortgage-backed securities created in conjunction with the Association's mortgage banking activities are deemed trading securities and are carried at fair value with unrealized gains and losses reported in the income statement. At June 30, 1998, there were no securities held for trading.

   The portfolio of loans serviced for others totaled $487.1 million at June 30, 1998, with an average net servicing rate of approximately 13.6 basis points, as compared to $548.2 million at June 30, 1997, with an average net servicing rate of approximately 22.0 basis points. A portion of the change in the balance of loans serviced for others was the sale of servicing rights on approximately $95.5 million of loans consummated in November 1997 at a net gain of $740,000. Such transaction is in addition to normal securitization and repayments within the portfolio both of which increased over prior year levels due to the stable and low-rate interest rate environment. The average balance outstanding of loans serviced for others decreased $57.2 million in fiscal 1998. The decrease in net servicing rate of 8.4 basis points is primarily attributable to the implementation of Statement of Financial Accounting Standards (SFAS) No. 122 which was superceded by SFAS No. 125 and the related capitalization of mortgage servicing rights. Amortization of capitalized mortgage servicing rights was $442,000 in fiscal 1998 compared to $301,000 in fiscal 1997, and is recognized as a reduction of gross servicing fee income. In addition, interest costs incurred by the Association in connection with the increased level of repayments resulted in downward pressure on the net servicing rate. The combination of these volume and rate changes caused loan servicing fees for fiscal 1998 to decrease $677,000 as compared to the fiscal 1997 level of $1.2 million. For additional information on loan servicing fees and mortgage banking activity refer to Notes 1 and 6 of the Notes to Consolidated Financial Statements.

   Gain on sales of real estate during fiscal 1998 totaled $193,000 as compared to $91,000 during fiscal 1997, and is the result of dispositions of real estate acquired in the normal course of business. Fees and service charges for fiscal year 1998 increased $374,000 or 13.2% to $3.2 million as compared to $2.8 million in fiscal 1997. While fee income on the loan portfolio and related activity remained relatively stable, the increase in fees and service charges is primarily a result of deposit account servicing fees related to increased volume of electronic transactions initiated by deposit customers, including inter-account sweeps, ATM transactions and VISA debit card utilization. In addition, increased commercial checking account relationships initiated through expanded Business Banking activities and related fee structure associated with such accounts contributed to the increase in fees and service charges.

   The Corporation is a partner in various joint ventures. In the year ended June 30, 1998, income from joint ventures totaled $1.4 million as compared to a loss of $118,000 in fiscal 1997. The income is related to the Corporation's share in the net income of a venture capital partnership resulting from the increased market value of underlying portfolio investments. For additional information on investments in joint ventures refer to Note 9 of the Notes to Consolidated Financial Statements.

   Other operating income was $1.4 million in fiscal 1998 as compared to $1.1 million in fiscal 1997. Products and services delivered through discount brokerage and insurance units is the primary reason for the increase in other operating income and is expected to continue to have a favorable impact on other fee income as the delivery of such products and services are more fully integrated within the retail branch system.

Other Expenses

   Other expenses of $27.3 million decreased $3.8 million or 12.3% in fiscal 1998 as compared to $31.2 million in fiscal 1997 which was primarily attributable to the one time SAIF special assessment which amounted to an additional expense to the Association of approximately $5.3 million for the year ended June 30, 1997. York Federal paid $628,000 in deposit insurance premiums to the SAIF in fiscal 1998, a decrease of $622,000 or 49.8% compared to fiscal 1997. As a result of the one time special assessment, the Association's insurance premium rate decreased from a blended rate experienced in fiscal 1997 ranging from quarterly premiums at the annual rate of 23.0 basis points to 6.4 basis points, to 6.4 basis points for the entire year in fiscal 1998. The 6.4 basis points rate is more consistent with the deposit insurance premiums paid by Bank Insurance Fund (BIF) insured institutions and may vary according to the Association's capital levels and management ratings.

   Salaries and employee benefits increased $1.6 million or 13.7% in fiscal 1998 over fiscal 1997 and is attributable to a combination of the following factors: annual adjustments to the salary administration program, compensation investments related to the Business Banking Group formed in the Spring of fiscal 1997 and to Retail Banking Group in connection with new branches in the process of development at the end of the fiscal year, and increases in incentive and profit sharing compensation as a result of improved operating performance. Full time equivalent personnel increased from 380 at June 30, 1997, to 389 at June 30, 1998. Occupancy expense increased $113,000 or 3.2% in fiscal 1998 over fiscal 1997 as a result of normal inflationary pressure on facilities management activities. Real estate expenses decreased $190,000 as compared to fiscal 1997 and is primarily attributable to a decrease in the provision for possible real estate losses. Advertising cost increased $103,000 or 10.5% in fiscal 1998 as compared to fiscal 1997 and is primarily attributable to ongoing efforts to enhance customer and product awareness campaigns. Other expenses increased $462,000 or 7.8% in fiscal 1998 as compared to fiscal 1997 and include costs incurred with third parties to examine the Association's operating efficiencies.

Provision for Income Taxes

   The provision for income taxes of $5.8 million for fiscal 1998 represents an effective tax rate of 36.7% as compared to 35.4% for fiscal 1997. The increase in the effective tax rate is primarily attributable to a reduction in tax credits recognized on tax favored community redevelopment projects. For a more comprehensive analysis of income tax expense, refer to Note 12 of the Notes to Consolidated Financial Statements.

Impact of Year 2000

   We are less than six months from the turn of the century. This milestone has generated widespread concern over its potential impact on business continuity. Historically, most computer programs were written using two digits rather than four to designate the applicable year. As a result, it is anticipated that computer systems may recognize a date using "00" as the year 1900 rather than the year 2000. This situation along with certain other date issues is commonly referred to as the "Year 2000 Issue" and could cause a system failure or miscalculations causing disruption of operations, including, among other things, a temporary inability to process transactions, send invoices, or engage in similar normal business activities.

   The Year 2000 Issue is recognized by the Corporation as a significant business issue and is receiving intense management focus. The majority of the Corporation's transaction processing is provided by a third party processor. A Year 2000 project team has been organized and a comprehensive action plan designed to achieve Year 2000 readiness. The project is addressing not only computer and technology areas but all areas of the Corporation's business. Many non-computer systems include embedded technology and may be affected by the Year 2000 Issue if not appropriately addressed. The action plan has five key project phases: awareness, assessment, remediation, validation, and implementation addressing systems for both the Corporation and its third party processor. The five phases of the project are substantially complete and we are currently in the process of completing the interface/integration testing between all key vendors and systems to ensure application compatibility. This timeline provides an opportunity to resolve any issues that may arise prior to the turn of the century.

   As part of the Year 2000 action plan, the Corporation has initiated formal communications with all of its significant vendors and large customers to determine the extent to which its systems will need to be modified or replaced or are vulnerable to those third parties' failure to remediate their own Year 2000 issues. While the Corporation has taken and will continue to take appropriate actions to mitigate the risk of adverse consequences associated with the failure of a third party to address these issues, there can be no guarantee that the systems of third parties will be timely converted and will not have an adverse effect on York Financial. As a precaution, the Corporation has developed a comprehensive Year 2000 contingency plan and is currently in the process of testing the plan for all mission critical applications and systems. The testing of the plan should be substantially completed no later than September 30, 1999.

   To assist customers in understanding Year 2000 issues and to inform them of the Corporation's actions to prepare, brochures regarding Year 2000 preparedness have been distributed to all customers. Additional mailings and other communications are anticipated prior to the turn of the century.

   It is difficult to isolate the incremental cost of this Year 2000 effort given that it impacts technical personnel already in place in operational areas across our business as well as possibly accelerating already planned technology investments. However, such costs and related investments are presently estimated to total $320,000 and the timing of recognizing such costs is not considered to be material to any one fiscal period.

   The costs of the project and the date on which the Corporation believes it will complete the Year 2000 project are based on management's best estimates. However, there can be no guarantee that these estimates will be achieved and actual results could differ materially from those anticipated.

Effects of Inflation and Changing Prices

   The consolidated financial statements and related financial data presented herein have been prepared in accordance with generally accepted accounting principles, which require the measurement of financial position and operating results in terms of historical dollars, without considering changes in relative purchasing power over time due to inflation.

   Unlike most industrial companies, virtually all of the assets and liabilities of a financial institution are monetary in nature. As a result, interest rates generally have a more significant impact on a financial institution's performance than does the effect of inflation. Interest rates do not necessarily move in the same direction or in the same magnitude as the price of goods and services since such prices are affected by inflation. In the current interest rate environment, the liquidity and maturity structures of York Federal's assets and liabilities are critical to the maintenance of acceptable performance levels.

                                     PART I

Item 1. Business

   York Financial Corp. ("York Financial" or the "Corporation") was incorporated in Pennsylvania in September 1985 and in August 1986 became a unitary savings and loan holding company and the sole shareholder of York Federal Savings and Loan Association ("York Federal" or the "Association"). At June 30, 1999, the Corporation had assets of $1.4 billion, total deposits of $1.1 billion and stockholders' equity of $110.4 million.

   Presently, the primary business of York Financial is the business of York Federal. York Federal received its federal charter in 1955. At June 30, 1999, York Federal's stockholder's equity was $93.6 million. York Federal is a member of the Federal Home Loan Bank ("FHLB") of Pittsburgh and is subject to supervision, examination, and regulation by the Office of Thrift Supervision ("OTS") and the Federal Deposit Insurance Corporation ("FDIC"). The executive offices of York Federal and the Corporation are located at 101 South George Street, York, Pennsylvania 17401 (telephone number: (717) 846-8777).

   The primary business of York Federal is attracting deposits from the general public, commercial and governmental entities and investing these deposits into loans secured by residential and commercial real property, commercial business loans, consumer loans and investment securities. York Federal's principal source of income is interest and dividends received on loans and securities, fees received from servicing loans sold to government sponsored agencies and other investors and service charges assessed on loan and deposit transactions. York Federal's principal expense is interest paid on deposits and borrowings. Primary sources of funds to support lending and other general business activities are operations, net deposits, loan repayments including monthly amortization and prepayments, the sale of loans, securities held for trading, and securities available for sale, short and long-term advances from the FHLB of Pittsburgh and Federal Reserve Bank of Philadelphia and other short-term borrowings. The Association does not rely on brokered deposits as a source of funds.

   York Federal conducts its business through twenty-five offices located in south central Pennsylvania and Maryland. Effective August 1, 1999, the two Shrewsbury offices were combined into one office resulting in twenty-four office locations. York Federal maintains a commissioned mortgage origination staff as well as mortgage correspondent relationships which originate residential mortgage loans for the Association primarily in Pennsylvania, Maryland and Virginia, although loans are originated in eleven states within the Mid-Atlantic region.

   Earnings depend to a large extent on the ability of the institution to maintain a positive spread between the yield on earning assets and the cost of funds. The spread is affected by general economic conditions, monetary and fiscal policies of the federal government and the policies of regulatory authorities supervising the operations of thrift institutions. York Federal has maintained a positive spread between the yield on its earning assets and its cost of funds and, as a result, has experienced net income from its operations. No assurances, however, can be given that this experience will continue.

   York Financial, in addition to its ownership of York Federal, has several wholly-owned subsidiaries. For information regarding these subsidiaries and their activities, see "Business--Subsidiaries of York Federal" and "Business-- Subsidiaries and Joint Ventures of the Corporation" contained herein.

Selected Financial Data and Other Items

   The information contained in the Corporation's Annual Report to Stockholders, attached hereto as Exhibit 13 ("Annual Report"), for the fiscal year ended June 30, 1999, is incorporated herein by reference.

Interest Rate Sensitivity Management and Market Risk

   The information contained on pages 7 through 8 of the Corporation's Annual Report is incorporated herein by reference.

Lending Activities

   General. On a consolidated basis, the Corporation's net loan portfolio totaled $909.2 million at June 30, 1999, representing 66.6% of its total assets. On that date, the portfolio consisted of loans secured by mortgages on residential properties, commercial real estate loans, including loans secured by undeveloped real estate, commercial business loans, and consumer loans.

   York Federal originates for its own portfolio adjustable rate and intermediate term real estate mortgage loans, consumer loans and certain commercial real estate and commercial business loans. York Federal generally has a policy of selling in the secondary market its originations of conforming long-term (15 to 30 years), fixed rate real estate mortgage loans. Although loans within the portfolio may have original maturities of 15 to 30 years, experience has indicated that because of refinancing and prepayments, such loans remain outstanding for significantly shorter periods than their contractual terms.

   Additional information concerning the loan portfolio is contained on pages 11 through 15 of the Corporation's Annual Report and is incorporated herein by reference. For additional information about the Corporation's lending activities and commitments, see Notes 1, 5 and 17 of the Notes to Consolidated Financial Statements.

Loan Portfolio Analysis.

   The following table sets forth the composition of the Association's loan portfolio by type of loan as of the dates indicated:

                                                                At June 30,
                         ---------------------------------------------------------------------------------------------
                                1999                1998                1997               1996             1995
                         ------------------- ------------------- ------------------- ---------------- ----------------
                           Amount    Percent   Amount    Percent   Amount    Percent  Amount  Percent  Amount  Percent
                         ----------  ------- ----------  ------- ----------  ------- -------- ------- -------- -------
                                                           (Dollars in thousands)
Real estate loans:
Residential first
 mortgage loans:
  Conventional.......... $  595,854    65.5% $  680,779    71.5% $  772,962    77.5% $718,755   76.6% $602,072   71.2%
  Construction..........    159,138    17.5     111,032    11.7      65,641     6.6    65,725    7.0    79,742    9.4
                         ----------   -----  ----------   -----  ----------   -----  --------  -----  --------  -----
                            754,992    83.0     791,811    83.2     838,603    84.1   784,480   83.6   681,814   80.6
Commercial first
 mortgage loans:
  Conventional..........     82,485     9.1      56,047     5.9      48,443     4.9    62,006    6.6    82,544    9.8
  Construction..........     30,269     3.3      14,258     1.5       9,967     1.0     9,840    1.0     6,409    0.8
                         ----------   -----  ----------   -----  ----------   -----  --------  -----  --------  -----
                            112,754    12.4      70,305     7.4      58,410     5.9    71,846    7.6    88,953   10.6
                         ----------   -----  ----------   -----  ----------   -----  --------  -----  --------  -----
                            867,746    95.4     862,116    90.6     897,013    90.0   856,326   91.2   770,767   91.2
Commercial business
 loans..................     12,364     1.4       3,737     0.4         496     --      1,714    0.2     2,751    0.3
Consumer loans:
  Automobile loans......      2,684     0.3       2,459     0.3       2,597     0.3     5,301    0.6     5,945    0.7
  Mobile home loans.....      1,697     0.2       1,954     0.2       2,249     0.2     1,362    0.1     1,306    0.2
  Education loans.......     19,246     2.1      18,360     1.9      17,163     1.7    15,505    1.7    12,777    1.5
  Savings account
   loans................      2,186     0.3       2,479     0.3       2,334     0.2     2,001    0.2     1,916    0.2
  Home improvement
   loans................      3,041     0.4       4,582     0.5       3,987     0.4     3,901    0.4     3,360    0.4
  Boat loans............      1,098     0.1       1,711     0.2       2,525     0.3     3,126    0.3     4,326    0.5
  Home equity loans.....     49,390     5.4      50,659     5.3      53,827     5.4    49,217    5.2    49,900    5.9
  Other.................     65,216     7.2      56,836     6.0      49,805     5.0    34,401    3.7    27,220    3.2
                         ----------   -----  ----------   -----  ----------   -----  --------  -----  --------  -----
                            144,558    16.0     139,040    14.7     134,487    13.5   114,814   12.2   106,750   12.6
                         ----------   -----  ----------   -----  ----------   -----  --------  -----  --------  -----
   Subtotals............  1,024,668           1,004,893           1,031,996           972,854          880,268
Less:
  Loans in process......    106,088    11.6      45,382     4.8      28,302     2.9    27,497    2.9    26,577    3.1
  Unamortized loan fees
   (expenses) and
   unearned income......     (1,416)    --         (940)    --         (560)    --        178    --      2,646    0.3
  Allowance for loan
   losses...............     10,803     1.2       8,810     0.9       6,413     0.6     6,609    0.7     5,840    0.7
                         ----------   -----  ----------   -----  ----------   -----  --------  -----  --------  -----
                            115,475    12.8      53,252     5.7      34,155     3.5    34,284    3.6    35,063    4.1
                         ----------   -----  ----------   -----  ----------   -----  --------  -----  --------  -----
   Total................ $  909,193   100.0% $  951,641   100.0% $  997,841   100.0% $938,570  100.0% $845,205  100.0%
                         ==========   =====  ==========   =====  ==========   =====  ========  =====  ========  =====

Loan Maturity

   The following table sets forth the dollar amount of total loans receivable which have predetermined interest rates and those which have floating or adjustable interest rates.

                         Due within one year of      Due one to five years after   Due more than five years after
                            June 30, 1999(1)              June 30, 1999(1)                June 30, 1999(1)
                   ------------------------------- ------------------------------- -------------------------------
                      Pre-    Floating or             Pre-    Floating or             Pre-    Floating or
                   Determined Adjustable           Determined Adjustable           Determined Adjustable            Grand
                     Rates       Rates     Total     Rates       Rates     Total     Rates       Rates     Total    Total
                   ---------- ----------- -------- ---------- ----------- -------- ---------- ----------- -------- --------
                                                                (In thousands)
Real Estate
Conventional
 Residential and
 commercial......   $103,844   $ 44,768   $148,612  $284,675   $104,826   $389,501  $ 86,517    $51,472   $137,989 $676,102
Construction
 Residential and
 commercial......      7,435      4,265     11,700    21,349     12,245     33,594    25,586     14,676     40,262   85,556
Commercial
 business loans..      1,718      9,020     10,738       241        764      1,005       --         621        621   12,364
Consumer.........     26,645     52,390     79,035    42,882     19,561     62,443     3,080        --       3,080  144,558
                    --------   --------   --------  --------   --------   --------  --------    -------   -------- --------
 Total...........   $139,642   $110,443   $250,085  $349,147   $137,396   $486,543  $115,183    $66,769   $818,952 $918,580
                    ========   ========   ========  ========   ========   ========  ========    =======   ======== ========

-------
(1) Based on contractual terms to maturity and adjusted for market consensus prepayment assumptions.

   Residential Real Estate Loans. At June 30, 1999 approximately 83.0% of York Federal's loan portfolio was comprised of one-to-four family residential mortgage loans. The loan-to-value ratio, maturity and other provisions of the loans made by York Federal have generally reflected the policy of making the maximum loan permissible consistent with applicable regulations, market conditions, and lending practices and underwriting standards established by York Federal. Loans in excess of the 90% loan-to-value ratio are insured for the amount which the loan exceeds 80% of value. Interest rates and fees charged on loans originated by York Federal are competitive with other lenders in the general market area.

   Generally, the permanent fixed rate residential loans currently originated by York Federal are structured to conform with terms and conditions which would enable these loans to be sold in the secondary market. At June 30, 1999, $30.6 million of conventional mortgages were held for sale in the secondary market. The Association makes loans not conforming to these secondary marketing requirements and retains these loans in portfolio. Such loans are generally made with adjustable interest rates.

   York Federal also presently offers adjustable rate and intermediate term mortgages on one-to-four unit residential dwellings for its portfolio. The interest rate on most adjustable mortgages is adjustable once a year and is tied to either the contract interest rate on loans closed to facilitate the purchase of previously occupied homes published by the Federal Housing Finance Board ("FHFB National Contract Rate") or the one-year constant maturity treasury (CMT) yield. The Association also offers a 5/1 CMT adjustable rate mortgage loan where the rate is fixed for the first five years with annual adjustments to the one year CMT thereafter. In addition to the 5/1 CMT adjustable rate mortgage loans, intermediate term loans include seven year balloon loans where the interest rate is fixed and the loan is amortized based on a 30 year amortization schedule with the remaining loan balance at the end of seven years being due and payable.

   Commercial Real Estate and Business Loans. York Federal has developed a business banking group to more aggressively pursue commercial real estate and business lending opportunities within its branch market area. These activities are expected to provide higher yields and shorter terms and/or repricing characteristics than other loan types within the portfolio. The Association's existing commercial loan portfolio includes a mix of land development, construction and permanent financing on commercial and multi-family real estate as well as commercial business loans representing working capital, equipment and some unsecured lending. Commercial loans are typically made for terms of up to 20 years either as adjustable interest rate loans with rate adjustment provisions of one to five years, with monthly rate adjustment provisions, or as "balloon" loans with abbreviated maturity dates.

   The commercial real estate loan portfolio is secured by commercial and single family condominiums, land for development, hotel/motel/restaurant, multi- family residential, office, industrial, and retail buildings and other properties. These loans are made in amounts generally limited to 80% of the appraised value of the property securing the loan. Commercial real estate loans are usually considered to be of higher risk than residential loans and represent 12.4% of York Federal's portfolio as of June 30, 1999.

   Commercial business loans may be made for working capital or equipment financing supported by appropriate collateral (i.e., accounts receivable, inventory, equipment) or in some instances unsecured lending supported by the creditworthiness of the borrower and appropriate guarantees. All loans are subjected to a rigorous risk identification and loan grading process in connection with extending the credit as well as ongoing credit analysis and evaluation while the loan is outstanding. At June 30, 1999, commercial business loans totaled $12.4 million or 1.4% of total loans. Such loans may have fixed rates but generally have adjustable rates tied to prime, libor, treasury or federal funds indices.

   Commercial business lending generally involves greater risk than residential mortgage lending and involves risks that are different from those associated with residential, commercial and multi-family real estate lending. Real estate lending is generally considered to be collateral based lending with loan amounts based on predetermined loan to collateral values and liquidation of the underlying real estate collateral is viewed as the primary source of repayment in the event of borrower default. Although commercial business loans are often collateralized by equipment, inventory, accounts receivable or other business assets, the liquidation of collateral in the event of a borrower default is often not a sufficient source of repayment because accounts receivable may be uncollectible and inventories and equipment may be obsolete or of limited use, among other things. Accordingly, the repayment of a commercial business loan depends primarily on the creditworthiness of the borrower (and any guarantors), while liquidation of collateral is a secondary and often insufficient source of repayment.

   Consumer Loans. At June 30, 1999, consumer loans totaled $144.6 million or approximately 16.0% of York Federal's total loan portfolio. The consumer loan portfolio is composed of automobile loans, loans secured by savings accounts, mobile home loans, home improvement loans, boat loans, education loans and other consumer loans. In addition, York Federal offers to its customers a home equity line of credit. Such loans are made in amounts generally not to exceed the difference between 90% of the current property value less the balance of other loans outstanding secured by the property. Loans typically adjust monthly at the Citibank prime rate. At June 30, 1999, York Federal had approximately $49.4 million of home equity loans outstanding under total lines of credit available of $107.0 million.

   It is York Federal's intention to emphasize consumer lending consistent with prudent underwriting practices in order to take advantage of the generally higher yields on these loans as well as their shorter terms. Consumer loans may entail greater risk than residential mortgage loans, particularly in the case of consumer loans which are unsecured or secured by assets that depreciate rapidly. In addition, consumer loan collections are dependent on the borrower's continuing financial stability and, thus, are more likely to be adversely affected by job loss, divorce, illness or personal bankruptcy.

   Construction Loans. York Federal provides loans to finance the construction of and permanent financing for residential and commercial real estate properties. Such construction/permanent financing is considered to have less risk than construction financing. At June 30, 1999, the Association had $85.6 million net of loans in process or 9.3% of total loans outstanding in construction loans. The Association considers this a niche product and continues to be committed to this type of lending. York Federal's policy is to grant single family construction loans up to 95% of the appraised value for an individual's personal residence. Residential construction/permanent loans generally are made for a six-month term. This period may be extended subject to negotiation and the payment of an extension fee.

   Commercial construction loans are made at adjustable rates of interest for terms of six months, although York Federal periodically makes longer term commercial construction loans on larger projects. Commercial construction financing is considered to involve a higher degree of credit risk than long term financing of residential properties. York Federal's risk of loss on a construction loan is dependent largely upon the accuracy of the initial estimate of the property's value at completion of construction or development and the estimated cost (including interest) of construction. If the estimate of construction cost and the salability of the property upon completion of the project proves to be inaccurate, York Federal may advance funds beyond the amount originally committed to permit completion of the project. If the estimate of value proves to be inaccurate, York Federal may be confronted, at or prior to the maturity of the loan, with a project that is under valued and which is insufficient to assure full repayment.

   Loan Sales. Generally, fixed rate long-term mortgage loans are sold in the secondary mortgage market to FNMA, FHLMC and other investors. In addition, when deemed prudent, York Federal has securitized adjustable rate, 7 year balloon and 5/1 CMT (i.e., five year fixed and converts to one year adjustable) adjustable rate mortgages. At June 30, 1999, York Federal had outstanding commitments to sell $25.3 million in loans. York Federal generally expects to satisfy these commitments with loans originated within the respective commitment period.

   In prior years, certain sales to FNMA included recourse provisions. For additional information, see Note 17 of the Notes to Consolidated Financial Statements.

   In connection with loan sales, York Federal generally retains the servicing rights of the loans. See Notes 1 and 6 of the Notes to Consolidated Financial Statements and pages 13 through 17 of the Annual Report.

   Loan Commitments. York Federal makes commitments to grant conventional mortgage loans on existing residential dwellings for periods of up to 60 days from the date of rate lock-in. Such commitments are generally made at the market rate of interest prevailing at the time the loan application is received. During fiscal 1999, less than 5% of loan commitments expired without being funded. At June 30, 1999, York Federal's outstanding residential and commercial mortgage loan commitments amounted to $36.8 million. See Note 17 of the Notes to Consolidated Financial Statements.

Asset Quality

   The information contained on pages 9 through 11 of the Corporation's Annual Report is incorporated herein by reference.

   The following table sets forth the breakdown of the allowance for loan losses by loan category at the dates indicated. Management believes that the allowance can be allocated by category only on an approximate basis. The allocation of the allowance to each category is not necessarily indicative of future losses and does not restrict the use of the allowance to absorb losses in any category.

                                                           At June 30,
                         --------------------------------------------------------------------------------
                               1999            1998            1997            1996            1995
                         ---------------- --------------- --------------- --------------- ---------------
                                   % of            % of            % of            % of            % of
                                 loans in        loans in        loans in        loans in        loans in
                                   each            each            each            each            each
                                 category        category        category        category        category
                                 to gross        to gross        to gross        to gross        to gross
                         Amount   loans   Amount  loans   Amount  loans   Amount  loans   Amount  loans
                         ------- -------- ------ -------- ------ -------- ------ -------- ------ --------
                                                      (Dollars in thousands)
Loans:
 Real Estate
  Residential........... $ 4,696   72.4%  $3,158   78.3%  $2,485   81.2%  $2,063   80.5%  $1,500   77.0%
 Commercial.............   2,106   10.4      893    6.8      740    5.4    1,430    7.2    1,700   10.2
 Commercial business
  loans.................     607    1.4      263    0.4       35    --        65    0.2       50    0.3
 Consumer...............     878   15.8      656   14.5      514   13.4      406   12.1      350   12.5
 Unallocated............   2,516    --     3,840    --     2,639    --     2,645    --     2,240    --
                         -------  -----   ------  -----   ------  -----   ------  -----   ------  -----
   Total allowance for
    loan losses......... $10,803  100.0%  $8,810  100.0%  $6,413  100.0%  $6,609  100.0%  $5,840  100.0%
                         =======  =====   ======  =====   ======  =====   ======  =====   ======  =====

   Management recognizes the importance of an adequate allowance for loan losses and makes provision for loan losses during each fiscal year in amounts consistent with evaluated risks. Management of York Federal assesses risk known and inherent in the portfolio by identification of specific problem assets, consideration of past loss experience and other qualitative factors. OTS regulations require a classification system that includes three classifications for problem assets: substandard, doubtful and loss. Problem amounts are identified through consideration of nonperforming loans. Substandard assets must have one or more defined weaknesses and are characterized by the distinct possibility that the insured institution will sustain some loss if the deficiencies are not corrected. Doubtful assets have the weaknesses of substandard assets with the additional characteristic that the weaknesses make collection or liquidation in full on the basis of currently existing facts, conditions and values questionable and there is a high possibility of loss. An asset classified as loss is considered uncollectible and of such little value that continuance as an asset of the institution is not warranted. If an asset or portion thereof is classified as loss, the insured institution must charge off such amount. Assets that do not currently expose an insured institution to sufficient risk to warrant classification in one of the aforementioned categories but possess weaknesses are designated "special mention" and are monitored by the Association. The management of York Federal assigns a risk factor to each asset classification and monitors such asset classifications on an ongoing basis with the results representing a primary consideration in determining the adequacy of the allowance for loan losses.

   In addition, management considers the past loss experience on various segments of the loan portfolio after adjusting for asset classifications and assigns an appropriate risk factor to be applied to the balance in assessing the adequacy of the allowances. Finally, other qualitative factors are considered and risk factors assigned to represent the impact of indicators such as current economic conditions, competition, trends in delinquencies, charge-offs and nonperforming loans and volume/term of current loan production.

   The resulting risk assessment and allocation of the allowance as indicated in the table indicates the allowance for loan loss at June 30, 1999 of $10.8 million is adequate relative to the known and inherent risks in the portfolio.

   Non-Performing Loans. The information contained on pages 8 through 11 of the Corporation's Annual Report is incorporated herein by reference. See Notes 1 and 5 of the Notes to Consolidated Financial

Statements. Effective June 30, 1999, the Association implemented the Uniform Retail Credit Classification Policy. With the implementation of the policy, a one-time charge to the allowance for loan losses of $408,000 was recognized representing the total amount due on certain loans identified in accordance with the policy, in excess of the net realizable value of the underlying collateral. Previously, the Association had a nonaccrual policy which primarily effected commercial loans. With the implementation of the Uniform Retail Credit Classification Policy, in addition to commercial loans, nonaccrual loans include consumer and mortgage loans. The Association had nonaccrual loans totaling $919,000 at June 30, 1999 compared to $0 at June 30, 1998.

   Real Estate Owned. The information contained on pages 8 through 11 of the Corporation's Annual Report is incorporated herein by reference. See Notes 1 and 7 of the Notes to Consolidated Financial Statements.

Investment Activities

   Investment decisions are made by the Asset/Liability Committee of York Federal under the supervision of York Federal's Board of Directors. The Association's policies generally limit investments to U.S. Government and agency securities, mortgage-backed securities issued and guaranteed by Federal Home Loan Mortgage Corporation ("FHLMC"), Federal National Mortgage Association ("FNMA"), and Government National Mortgage Association ("GNMA"), and Bank qualified municipal bonds and investment grade corporate debt obligations. Investments are made based on various considerations, which include the interest rate, yield, and anticipated cash needs and sources (which in turn include outstanding commitments, upcoming maturities, estimated deposits and anticipated loan amortization and repayments) and projected risk based capital positions. The effect that the proposed investment would have on the Association's credit and interest rate risk is also given consideration during the evaluation.

   The following table sets forth the carrying value of York Federal's short-term investments, securities held for trading, securities available for sale, securities held to maturity and FHLB stock at the dates indicated.

                                                             At June 30,
                                                      -------------------------
                                                        1999     1998    1997
                                                      -------- -------- -------
                                                           (In thousands)
Short-term investments:
 Interest bearing deposits........................... $  8,958 $126,613 $ 1,527
Securities:
 Held for Trading:
  Mortgage-backed....................................      --       --    7,158
 Available for Sale:
  Equity Securities..................................    1,335      338     --
  U.S. Treasury and other U.S.
   Government Agencies...............................  161,856   14,810   6,095
  Mortgage-backed....................................  132,500   32,792  53,595
                                                      -------- -------- -------
    Total............................................  295,691   47,940  59,690
 Held to maturity:
  U.S. Treasury and other U.S.
   Government Agencies...............................    3,498    5,500   8,590
  Corporate debt.....................................   18,903      --      --
  Mortgage-backed....................................      217      284     363
                                                      -------- -------- -------
    Total............................................   22,618    5,784   8,953
FHLB of Pittsburgh stock.............................    7,976    7,976   7,907
                                                      -------- -------- -------
    Total............................................ $335,243 $188,313 $85,235
                                                      ======== ======== =======

   During fiscal 1999, liquid assets were deployed primarily into available for sale securities. Additionally, leverage strategies were initiated to effectively utilize available capital which resulted in the expansion of the investment portfolio through the purchase of available for sale securities and held to maturity securities with a related increase to borrowings. Securities purchased under these strategies include U.S. Treasury and other
U.S. Government agency securities which generally include call features which allow the issuing agency the right to call the securities at various dates prior to final maturity, mortgage-backed securities and investment grade corporate debt securities primarily in the form of trust preferred securities issued by other financial institutions. Mortgage-backed securities (which also are known as mortgage participation certificates or pass-through certificates) typically represent a participation interest in a pool of single-family or multi-family mortgages. The principal and interest payments on these mortgages are passed from the mortgage originators, through intermediaries (generally U.S. Government agencies and government sponsored enterprises) that pool and resell the participation interests in the form of securities, to investors such as the Association. Such U.S. Government agencies and government sponsored enterprises, which guarantee the payment of principal and interest to investors, primarily include the FHLMC, FNMA and the GNMA. Mortgage-backed securities typically are issued with stated principal amounts, and the securities are backed by pools of mortgages that have loans with interest rates that fall within a specific range and have varying maturities. Mortgage-backed securities generally yield less than the loans that underlie such securities because of the cost of payment guarantees and credit enhancements. In addition, mortgage-backed securities are usually more liquid than individual mortgage loans and may be used to collateralize certain liabilities and obligations of the Association. These types of securities also permit the Association to optimize its regulatory capital because they have low risk weighting.

   For further discussion of changes in the investment portfolio as noted in the preceding table and the related impact on interest rate sensitivity and market risk, see pages 7, 8 and 11 through 15 of the Corporation's Annual Report which is incorporated herein by reference. For additional information about the Corporation's investment activities, see Notes 1 and 4 of the Notes to Consolidated Financial Statements.

   Federal Home Loan Bank (FHLB) Stock. The Association maintains its stock position with the FHLB of Pittsburgh in an amount sufficient to satisfy its membership requirement. See "Regulation--Federal Regulation of Savings Associations--Federal Home Loan Bank System."

   The following table represents maturity distributions of various debt securities based on contractual terms to maturity adjusted for market consensus prepayment assumptions:

                                                               At June 30, 1999
                          ----------------------------------------------------------------------------------------------
                            One Year or      One to Five      Five to Ten     More Than Ten
                               Less             Years            Years            Years            Total Securities
                          ---------------  ---------------  ---------------  ---------------  --------------------------
                          Amortized        Amortized        Amortized        Amortized        Amortized   Fair   Average
                            Cost    Yield    Cost    Yield    Cost    Yield    Cost    Yield    Cost     Value    Yield
                          --------- -----  --------- -----  --------- -----  --------- -----  --------- -------- -------
                                                            (Dollars in thousands)
Securities:
 Available for Sale:
 U.S. Treasury and other
  U.S. Government
  agencies..............  $  1,048  5.67%  $ 82,833  5.93%  $ 79,187  6.36%   $ 1,682  5.67%  $164,750  $161,856  6.13%
 Mortgage-backed........    23,288  6.09     63,821  6.07     29,050  5.88     18,045  5.68    134,204   132,500  5.98
                          --------  ----   --------  ----   --------  ----    -------  ----   --------  --------  ----
                          $ 24,336  6.07%  $146,654  5.99%  $108,237  6.23%   $19,727  5.68%  $298,954  $294,356  6.06%
                          ========  ====   ========  ====   ========  ====    =======  ====   ========  ========  ====
Held to Maturity:
 U.S. Treasury and other
  U.S. Government
  agencies..............  $    --    -- %  $    --    -- %  $  3,498  6.88%   $   --    -- %  $  3,498  $  3,484  6.88%
 Corporate debt.........       --    --         --    --       4,882  5.94     14,021  6.61     18,903    18,920  6.44
 Mortgage-backed........        50  8.58        135  8.58         32  8.58        --    --         217       231  8.58%
                          --------  ----   --------  ----   --------  ----    -------  ----   --------  --------  ----
                          $     50  8.58%  $    135  8.58%  $  8,412  6.34%   $14,021  6.61%  $ 22,618  $ 22,635  6.53%
                          ========  ====   ========  ====   ========  ====    =======  ====   ========  ========  ====

Savings Activities and Other Sources of Funds

   General. Deposits are the major source of York Federal's funds for lending and other investment purposes. In addition to deposits, York Federal obtains funds from operations, loan repayments including monthly amortization and prepayments, proceeds from sales of loans, loan participations, securities held for trading, securities available for sale, advances from the FHLB of Pittsburgh and other short-term borrowings. Fund inflows and outflows are significantly influenced by general interest rates and money market conditions. Borrowings may be used on a short-term basis to compensate for reductions in the availability of other sources of funds. They also may be used on a longer term basis for general business purposes. York Federal has borrowed primarily from the FHLB of Pittsburgh.

   Deposits. York Federal offers a number of deposit accounts, including passbook and statement savings accounts, NOW accounts, money market type accounts and certificate accounts, including Jumbo certificate accounts, ranging in maturity from seven days to ten years. Deposit accounts vary as to terms, with the principal differences being the minimum balance required, the time period the funds must remain on deposit and the interest rate. Deposit accounts are primarily held by customers within York Federal's primary market area. At June 30, 1999 there were no broker-originated deposits. See Note 10 of the Notes to Consolidated Financial Statements.

   Changes in the composition of the Association's deposit portfolio were due to customers reaction to the current rate environment in fiscal 1999. The Association priced money market deposit accounts and certain certificate accounts in order to maintain existing customers, extend maturities and attract new customers searching for investment alternatives as other deposits matured. This resulted in a shift in interest-bearing liabilities from low cost transaction accounts to higher cost money market and certificate accounts.

   The following table indicates the amount of York Federal's certificates of deposit of $100,000 or more by terms remaining to maturity as of June 30, 1999.

                                                                   Certificates
      Maturity Period                                               of Deposit
      ---------------                                             --------------
                                                                  (In thousands)
      Three months or less.......................................    $27,065
      Three through six months...................................     19,038
      Six through twelve months..................................     15,310
      Over twelve months.........................................     29,586
                                                                     -------
        Total....................................................    $90,999
                                                                     =======

   Borrowings. As discussed within the Corporation's investment activities section above, leverage activities were initiated during fiscal 1999, which is the primary reason for the increase in short-term borrowings.

   For further discussion of changes in short-term borrowings as noted in the following table, see pages 11 through 15 of the Corporation's Annual Report, which is incorporated herein by reference. For additional information about the Corporation's borrowing activities, see Note 11 of the Notes to Consolidated Financial Statements.

   The following is a summary of aggregate short-term borrowings for the years ended June 30, 1999, 1998 and 1997, respectively:

                                                       Year Ended June 30,
                                                     --------------------------
                                                      1999     1998      1997
                                                     -------  -------  --------
                                                          (In thousands)
Amount outstanding at end of year................... $87,288  $ 1,252  $ 20,000
Average interest rate at end of year................    5.14%    4.44%     5.87%
Maximum amount outstanding at any month-end......... $87,288  $29,000  $120,500
Average amount outstanding.......................... $ 9,771  $12,479  $ 86,523
Weighted average interest rate for the year.........    4.60%    5.70%     5.41%


Yields Earned and Rates Paid

   See pages 13 through 15 of the Corporation's Annual Report incorporated by reference herein.

Subsidiaries of York Federal

   York Financial Investment Corp. York Financial Investment Corp. ("YFIC") is an operating subsidiary of York Federal and is incorporated in the State of Delaware for the purpose of engaging in investment management services including the maintenance and management of investments and collection and distribution of the income from such investments. Originally incorporated in 1997 as a wholly owned subsidiary of New Service Corp., effective October 1, 1997, New Service Corp. dividended its interest in YFIC to York Financial which in turn contributed its interest in YFIC to York Federal. York Federal made capital contributions to YFIC at various times during the year in the form of securities held to maturity and securities available for sale. During fiscal 1999, YFIC received contributed capital of $274.0 million, net income of $6.9 million and unrealized losses on securities available for sale of $3.3 million net of applicable income taxes resulting in YFIC's stockholders' equity of $345.9 million at June 30, 1999.

Subsidiaries and Joint Ventures of the Corporation

   The directors of subsidiaries consist exclusively of persons who serve as either officers or directors of the Corporation or York Federal.

   Y-F Service Corp. ("Y-F Service/YFSC"). Y-F Service owns office facilities which it leases to York Federal and affiliates and is engaged in land acquisition, development and construction of future branch locations. During fiscal 1999, YFSC completed development of two new branch locations and at June 30, 1999 had two branch development projects in progress with projected openings by the end of 1999 and Spring 2000. During fiscal 1996, Y-F Service substantially completed the construction of an office building in the City of York consisting of approximately 45,000 square feet of retail office space. This building is primarily occupied by the Association's administrative support staff but also includes lease of certain space to an unrelated third party. This construction project included the restoration of a historically significant facade partially funded by state grant monies and is representative of the Corporation's ongoing investment in its community. Y-F Service's net income was $313,000 for the year ended June 30, 1999. Stockholders' equity was $3.4 million at June 30, 1999.

   First Capital Brokerage Services, Inc. ("First Capital"). First Capital is a wholly owned discount securities brokerage subsidiary that provides services to customers of York Federal and the general public. Operations commenced October 1987. First Capital's net worth at June 30, 1999 was $194,000 net of capital distributions to York Financial during fiscal 1999 totaling $29,000 and its net income for the year ended June 30, 1999 was $60,000.

   First Capital Insurance Services Inc. (Formerly YF Insurance
Agency). Incorporated in 1992, First Capital Insurance Services Inc. is a wholly-owned subsidiary of the Corporation and is available to provide credit life and health insurance products to certain of the insured institution's consumer loan customers, employee group benefit plans, as well as a wide variety of life insurance products to the retail market. First Capital Insurance Services Inc.'s net income was $13,000 for the year ended June 30, 1999. Stockholders equity was $11,000 at June 30, 1999.

   New Service Corp. ("New Service"). New Service Corp. primarily engages in land acquisition, development and construction projects for management or resale. New Service, is engaged in a joint venture involving the acquisition and development of residential real estate lots. The total number of developed lots was 122 with 18 remaining to be sold. At June 30, 1999, New Service Corp.'s investment of $333,000 represents a 50% equity interest in the venture with total assets of $713,000. See Note 9 of the Notes to Consolidated Financial Statements. In addition, New Service has investments in real estate, primarily office buildings. Losses were realized from operations due to the level of vacancies experienced in properties held for investment. New Service's net loss for the year ended June 30, 1999 was $139,000. At June 30, 1999 stockholders' equity was $665,000.

   Lenders Support Group ("LSG"). LSG performs residential construction and home inspection and residential appraisal services for York Federal and the general public. During fiscal 1999, and as part of the company's ongoing business planning process, it was determined to reassign the construction inspection and appraisal activities within the consolidated group to York Federal's mortgage banking group. LSG's operations were discontinued as of September 30, 1998 and was inactive for the remainder of the year. Operations during fiscal 1999 resulted in net income of $47,000. LSG's net worth was $1,000 at June 30, 1999.

   Meridian Venture Partners ("MVP"). MVP is an equity oriented venture capital partnership organized under the laws of Pennsylvania in February 1987, and licensed as a small business investment company. The purpose of MVP is to make equity investments, primarily in established companies (as opposed to start-up companies). The Corporation originally invested $4.0 million in MVP. During fiscal 1999, York Financial purchased the partnership interest of a limited partner resulting in a net limited partner capital position of 25.6% (net of SBA preferred limited partner interest discussed below). The net amount of the investment at June 30, 1999 including the Corporation's share of reported gains (losses) recognized using the equity method of accounting and partnership distributions is $3.8 million.

   York Financial's share of MVP income from operations for the year ended June 30, 1999 including market value adjustments of portfolio investments is $1.4 million. Such amount compares to income of $1.5 million for the year ended June 30, 1998. As of June 30, 1999, MVP had total assets of $32.6 million. As of September 30, 1994, the Small Business Administration ("SBA") was admitted as a Preferred Limited Partner to MVP. This admission enables MVP to draw down additional capital from the SBA in the form of Participating Securities. These securities share in distributions from MVP. As of June 30, 1999, MVP had $14.9 million of Participating Securities outstanding.

                     YORK FINANCIAL CORP. AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS

                                                         March 31    June 30
                                                           2000        1999
                                                        ----------  ----------
                                                        (Unaudited)
                                                           (In thousands)
                        ASSETS

Cash and due from banks:
  Noninterest-earning.................................. $   24,433  $   22,813
  Interest-earning.....................................     10,829       8,958
                                                        ----------  ----------
                                                            35,262      31,771
Loans held for sale, net...............................      1,461      30,631
Securities available for sale..........................    351,509     295,691
Securities held to maturity (fair value at March 31,
 2000--$22,231 and June 30, 1999--$22,635).............     22,665      22,618
Loans receivable, net..................................  1,127,976     909,193
Real estate, net.......................................      5,795       8,633
Premises and equipment, net............................     21,464      20,842
Federal Home Loan Bank stock, at cost..................     21,290       7,976
Accrued interest receivable............................     11,218       8,581
Other assets...........................................     21,855      20,952
Investments in joint ventures..........................      9,795       7,738
                                                        ----------  ----------
    Total Assets....................................... $1,630,290  $1,364,626
                                                        ==========  ==========

         LIABILITIES AND STOCKHOLDERS' EQUITY

Liabilities:
  Deposits............................................. $1,153,293  $1,115,253
  Federal Home Loan Bank loans and other borrowings....    348,005     113,962
  Advances from borrowers for taxes and insurance......      4,021       4,281
  Other liabilities....................................     15,033      20,720
                                                        ----------  ----------
    Total Liabilities..................................  1,520,352   1,254,216
Commitments and contingencies..........................        --          --

Stockholders' Equity:
  Preferred Stock: 10,000,000 shares authorized and
   unissued............................................        --          --
  Common Stock, $1.00 par value: Authorized 20,000,000
   shares; issued March 31, 2000--10,107,267 shares;
   June 30, 1999--9,565,467 shares.....................     10,107       9,565
  Additional capital...................................     97,105      90,417
  Retained earnings....................................     11,389      15,028
  Accumulated other comprehensive income...............     (8,133)     (3,938)
  Unearned ESOP shares.................................       (530)       (662)
                                                        ----------  ----------
    Total Stockholders' Equity.........................    109,938     110,410
                                                        ----------  ----------
    Total Liabilities and Stockholders' Equity......... $1,630,290  $1,364,626
                                                        ==========  ==========

                 See notes to consolidated financial statements

                     YORK FINANCIAL CORP. AND SUBSIDIARIES

                       CONSOLIDATED STATEMENTS OF INCOME

                                Three Months Ended         Nine Months Ended
                                     March 31                  March 31
                              ------------------------  ------------------------
                                 2000         1999         2000         1999
                              -----------  -----------  -----------  -----------
                               (Dollars in thousands, except per share data,
                                                unaudited)
Interest income:
  Interest and fees on
   loans....................  $    21,732  $    17,139  $    61,008  $    52,468
  Interest on securities
   held for trading.........            5          157           78          475
  Interest and dividends on
   securities available for
   sale.....................        6,039        1,655       16,564        4,753
  Interest and dividends on
   securities held to
   maturity.................          771          397        2,044          835
  Other interest income.....          109        1,801          305        5,819
                              -----------  -----------  -----------  -----------
    Total interest income...       28,656       21,149       79,999       64,350
Interest expense:
  Interest on deposits......       13,272       12,224       38,306       37,789
  Interest on borrowings....        5,872          369       13,271        1,087
                              -----------  -----------  -----------  -----------
    Total interest expense..       19,144       12,593       51,577       38,876
                              -----------  -----------  -----------  -----------
    Net interest income.....        9,512        8,556       28,422       25,474
Provision for loan losses...          400          915        1,550        2,772
                              -----------  -----------  -----------  -----------
    Net interest income
     after provision for
     loan losses............        9,112        7,641       26,872       22,702
Other income:
  Mortgage banking..........          230          654        1,051        2,015
  Gain on sale of securities
   available for sale.......           20          --           125          794
  Gain on sales of real
   estate...................           10           56          104          191
  Fees and service charges..        1,115          807        3,305        2,632
  (Loss) income from joint
   ventures and
   partnerships.............         (184)         (48)      (1,043)         483
  Other operating income....          640          480        1,563        1,077
                              -----------  -----------  -----------  -----------
    Total other income......        1,831        1,949        5,105        7,192
Other expenses:
  Salaries and employee
   benefits.................        4,235        3,565       11,631       10,290
  Occupancy.................        1,024          952        2,946        2,767
  Federal deposit
   insurance................           59          165          389          484
  Real estate...............          281          274          619          672
  Data processing...........          455          311        1,234          921
  Advertising...............          387          195        1,245          770
  Other.....................        1,883        1,423        5,211        4,691
                              -----------  -----------  -----------  -----------
    Total other expenses....        8,324        6,885       23,275       20,595
                              -----------  -----------  -----------  -----------
Income before income taxes..        2,619        2,705        8,702        9,299
Provision for income taxes..          293          782        1,754        3,201
                              -----------  -----------  -----------  -----------
Net income..................  $     2,326  $     1,923  $     6,948  $     6,098
                              ===========  ===========  ===========  ===========
Per share data:
  Net income................  $      0.23  $      0.19  $      0.70  $      0.61
                              ===========  ===========  ===========  ===========
  Net income--assuming
   dilution.................  $      0.23  $      0.18  $      0.68  $      0.58
                              ===========  ===========  ===========  ===========
  Cash dividends paid.......  $      0.13  $      0.12  $      0.38  $      0.36
                              ===========  ===========  ===========  ===========
  Weighted average shares...   10,007,061   10,169,307    9,982,897   10,047,202
                              ===========  ===========  ===========  ===========
  Weighted average shares--
   assuming dilution........   10,161,308   10,458,958   10,197,648   10,451,464
                              ===========  ===========  ===========  ===========

                 See notes to consolidated financial statements

                     YORK FINANCIAL CORP. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                        Nine Months Ended
                                                            March 31
                                                    --------------------------
                                                        2000          1999
                                                    ------------  ------------
                                                    (In thousands, unaudited)
OPERATING ACTIVITIES
Net income......................................... $      6,948  $      6,098
Adjustments to reconcile net income to net cash
 provided by operating activities:
  Amortization and accretion on securities, net....         (162)          (37)
  Provision for loan losses........................        1,550         2,772
  Provision for real estate losses.................          250           200
  Depreciation and amortization....................        1,706         1,516
  Loans originated for sale........................       (2,792)     (142,013)
  Proceeds from sales of trading securities........       30,563       132,802
  Realized gains on trading securities.............         (399)       (1,713)
  Realized gains on sales of securities available
   for sale........................................         (125)         (794)
  Decrease in other assets.........................       (2,313)       (9,097)
  Decrease in other liabilities....................       (3,305)       (1,509)
  Other increase (decrease)........................          909          (967)
                                                    ------------  ------------
    Net cash provided by (used in) operating
     activities....................................       32,830       (12,742)

INVESTING ACTIVITIES
Proceeds from sales of securities available for
 sale..............................................       82,640        40,294
Proceeds from maturities of securities available
 for sale..........................................          103        21,288
Purchases of securities available for sale.........      (72,765)      (88,415)
Purchases of securities held to maturity...........          --        (14,371)
Proceeds from maturities of securities held to
 maturity..........................................          --          2,000
Purchases of FHLB stock............................      (13,313)          --
Principal repayments on securities.................       10,791        17,019
Net increase in short-term investments.............          --             77
Loans originated or acquired, net of change in
 deferred loan fees................................     (542,945)     (209,169)
Principal collected on loans.......................      237,876       214,588
Proceeds from sales of loans.......................          717           --
Purchases of real estate...........................         (236)         (330)
Proceeds from sales of real estate.................        4,081         4,741
Purchases of premises, equipment, and tenant
 improvements, net.................................       (1,983)       (2,855)
Other..............................................       (2,959)        1,658
                                                    ------------  ------------
    Net cash used in investing activities..........     (297,993)      (13,475)

FINANCING ACTIVITIES
Net increase in noninterest-bearing demand
 deposits, interest-bearing transaction accounts
 and savings accounts..............................        2,775        64,153
Net increase (decrease) in certificates of
 deposit...........................................       35,264        (5,526)
Net increase (decrease) in FHLB loans and other
 borrowings........................................      234,043           (42)
Issuance of common stock:
  Dividend reinvestment plan.......................        1,671         1,716
  Stock option plans...............................          238         1,454
Cash dividends paid................................       (3,788)       (3,643)
Cash paid in lieu of fractional shares.............          (16)          (18)
Stock repurchased..................................       (1,666)       (1,001)
Release of ESOP shares.............................          133           133
                                                    ------------  ------------
    Net cash provided by financing activities......      268,654        57,226
                                                    ------------  ------------
Increase in cash and cash equivalents..............        3,491        31,009
Cash and cash equivalents at beginning of period...       31,771       144,547
                                                    ------------  ------------
Cash and cash equivalents at end of period......... $     35,262  $    175,556
                                                    ============  ============

                 See notes to consolidated financial statements

                     YORK FINANCIAL CORP. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  (Unaudited)
                                 March 31, 2000

Note A--Basis Of Presentation

   The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and with the instructions to Form 10-Q and
Article 10 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. Such preparation requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

   Although the interim amounts are unaudited, they do reflect all adjustments (consisting of normal recurring accruals) that, in the opinion of management, are considered necessary for a fair presentation of the results of operations for the interim periods. Operating results for the nine month period ended March 31, 2000 are not necessarily indicative of the results that may be expected for the year ended June 30, 2000. For further information, refer to the consolidated financial statements and footnotes thereto included in the Corporation's annual report on Form 10-K for the year ended June 30, 1999.

   Cash Flow Information: For purposes of the statements of cash flows, cash equivalents include cash and amounts due from banks. During the nine months ended March 31, 2000 and 1999, the Association exchanged loans for mortgage-backed securities in the amounts of $114.2 million and $198.2 million, respectively. During the nine months ended March 31, 2000 and 1999, the Association transferred unpaid loan balances from loans to real estate acquired due to foreclosures of $2.4 million and $4.0 million, respectively. During the nine months ended March 31, 2000 and 1999, there was a noncash capital distribution from an investment in joint venture of $0 and $2,205,000, respectively.

   Reclassifications: Certain reclassifications have been made to the fiscal 1999 consolidated financial statements to conform with the fiscal 2000 presentation.

Note B--Definitive Agreement and Plan of Reorganization

   On March 28, 2000, York Financial Corp. and Harris Financial, Inc. jointly announced that they would enter into a definitive agreement and plan of reorganization pursuant to which York Financial Corp. and Harris Financial, Inc. would merge.

   To accomplish the merger, the Board of Trustees of Harris Financial, MHC, has adopted a plan of conversion pursuant to which it will convert from a mutual to a capital stock form of organization. Approximately 76% of Harris Financial's outstanding shares of common stock are owned by its mutual holding company, Harris Financial, MHC. The plan provides that Harris Financial will conduct an offering of common stock to certain Harris Savings Bank depositors.

   The number and price of shares to be issued in the conversion offering will be based on an independent appraisal. Under the terms of the agreement, the merger consideration will be based, in part, on the independent appraisal. The primary pricing provisions of the agreement include that if the independent appraisal of the common stock issued in the conversion is between $289.5 million and $341.5 million, each York Financial share will be exchanged for $17.25 of Harris Financial common stock based on the price at which Harris Financial's shares are sold in the conversion offering.

                     YORK FINANCIAL CORP. AND SUBSIDIARIES

                                  (Unaudited)

   The merger is contemplated to be accounted for under the "pooling of interests" method for business combinations. However, the agreement provides that the parties may mutually elect to employ the "purchase" method of accounting for the merger. In a "purchase", between 15% and 30% of the merger consideration may be paid in cash. The merger is intended to be a tax-free exchange for York Financial stockholders, except to the extent that cash is received as consideration.

   Harris Savings Bank is a community bank that operates 37 branches in five counties of south-central Pennsylvania and Washington County, Maryland. As of December 31, 1999, Harris Financial had assets of $2.7 billion, deposits of $1.4 billion and equity of $169.3 million. York Federal Savings and Loan Association is a community savings association that operates 25 full-service offices in four counties in south central Pennsylvania and Harford County, Maryland. As of March 31, 2000, York Financial had assets of $1.6 billion, deposits of $1.2 billion and equity of $109.9 million.

   As a result of the conversion and merger, York Federal Savings and Loan will be merged with Harris Savings Bank. The resulting company will be wholly owned by New Harris Financial. Currently, Harris Savings is ranked fourth and York Federal is ranked sixth in deposit market share, in the five county south central region of Pennsylvania including Dauphin, York, Cumberland, Lancaster and Lebanon. With 13.3% of deposits after the combination, Harris will rank second in market share in the five county south central region. It will also have six branches holding $164 million in deposits in two Maryland counties. Pro forma for the merger and the expected second-step conversion indicate Harris Financial will have assets of approximately $4.5 billion, deposits of $2.5 billion and equity of $480.0 million.

   The merger is subject to the approval of York Financial's stockholders and the conversion is subject to the approval of Harris Savings' depositors and Harris Financial's minority stockholders. The transactions are also subject to the approval of federal and state bank regulatory authorities, as well as customary conditions. The conversion and merger are expected to be completed in the fourth quarter of 2000. The agreement provides for breakup fees and grants Harris Financial an option to acquire 19.9% of York Financial's common stock if the agreement is terminated under certain circumstances.

Note C--Per Share Data

   On October 20, 1999, the Corporation declared a 5% stock dividend, to shareholders of record on November 5, 1999, to be distributed November 15, 1999. Net income per share is computed based on the weighted average number of common shares outstanding and dilutive common stock equivalents, adjusted for stock splits/dividends. Cash dividends paid per share are based on the number of common shares outstanding at each record date, adjusted for stock splits/dividends.

   The Corporation computes earnings per share in accordance with Statement of Financial Accounting Standards (SFAS) No. 128, "Earnings per Share". Earnings per common share ("basic") is computed using net income applicable to common stock and weighted average common shares outstanding during the period. Earnings per common share--assuming dilution ("diluted") is computed using net income applicable to common stock and weighted average common shares outstanding during the period after consideration of the potential dilutive effect of common stock equivalents based on the treasury stock method using an average market price for the period. The Corporation's common stock equivalents are solely related to stock options.

                     YORK FINANCIAL CORP. AND SUBSIDIARIES

                                  (Unaudited)


   The following table sets forth the computation of basic and diluted earnings per share:

                                  Three Months Ended       Nine Months Ended
                                       March 31                March 31
                                ----------------------- -----------------------
                                   2000        1999        2000        1999
                                ----------- ----------- ----------- -----------
                                 (Dollars in thousands, Except Per Share Data)
Numerator:
  Net Income................... $     2,326 $     1,923 $     6,948 $     6,098
                                ----------- ----------- ----------- -----------
  Numerator for basic and
   diluted earnings per share.. $     2,326 $     1,923 $     6,948 $     6,098
                                =========== =========== =========== ===========
Denominator:
  Denominator for basic
   earnings per share-
   weighted-average shares.....  10,007,061  10,169,307   9,982,897  10,047,202
  Effect of dilutive
   securities:
  Employee Stock Options.......     154,247     289,651     214,751     404,262
                                ----------- ----------- ----------- -----------
  Denominator for diluted
   earnings per share-adjusted
   weighted-average shares and
   assumed conversion..........  10,161,308  10,458,958  10,197,648  10,451,464
                                =========== =========== =========== ===========
Basic earnings per share....... $      0.23 $      0.19 $      0.70 $      0.61
                                =========== =========== =========== ===========
Diluted earning per share...... $      0.23 $      0.18 $      0.68 $      0.58
                                =========== =========== =========== ===========

                     YORK FINANCIAL CORP. AND SUBSIDIARIES

                                  (Unaudited)


Note D--Federal Home Loan Bank (FHLB) Loans and other borrowings

   Borrowings consist of the following:

                                                            March 31  June 30
                                                              2000      1999
                                                            --------- --------
                                                              (In thousands)
FHLB loans payable to FHLB Pittsburgh, secured by all FHLB
 stock and certain first mortgage loans:
Short-term loans:
  Due August 27, 1999, 5.12%............................... $     --  $ 70,000
  Due July 1, 1999, 5.57%..................................       --    14,400
  Due April 1, 2000, 6.61%.................................   227,800      --
                                                            --------- --------
                                                              227,800   84,400
Convertible select loans:
  Due 2002, conversion option date 1999, 5.46%.............       --    25,000
  Due 2004, conversion option date 2001, 5.75%.............    25,000      --
  Due 2006, conversion option date 2000, 5.32%.............    25,000      --
  Due 2008, conversion option date 2003 ($25,000,000 face
   amount bearing 4.69% stated rate less unamortized
   discount based on imputed interest rate of 6.50%; March
   31, 2000, $1,439).......................................    23,561      --
  Due 2009, conversion option date 2002, 5.75%.............    25,000      --
Other loans:
  Due 2008, 2.00%..........................................       275      285
  Due 2024, 4.25%..........................................       713      727
                                                            --------- --------
                                                              327,349  110,412
                                                            --------- --------
Other borrowings:
  Due 2000, libor plus 2.00%...............................    15,000      --
  Due 2004, 0.90%..........................................        29      --
  Advance to ESOP
  Due 2004, prime plus .75%................................       530      662
  Repurchase agreements:
  Due July 1, 1999, 3.60%..................................       --     2,888
  Due April 1, 2000, 5.15%.................................     5,097      --
                                                            --------- --------
                                                            $ 348,005 $113,962
                                                            ========= ========

   As of March 31, maturities of FHLB loans and other borrowings are as follows: 2001-$272,690,000; 2002-$24,769,000; 2003-$24,742,000; 2004-
$24,938,000; 2005-$39,000; thereafter-$827,000. The FHLB has the option of converting the fixed rate convertible select loans to a LIBOR adjustable rate loan quarterly after the conversion date. Upon conversion, management has the right to exercise a return option to the FHLB with no prepayment penalty. Accordingly, amounts are included in maturities based on the next conversion date.

   The FHLB of Pittsburgh has an established credit policy, which permits the Association to borrow amounts up to twenty times the amount of the Association's holding of FHLB stock at negotiated interest rates. The Association may increase its borrowing over amounts currently available by purchasing additional FHLB stock.

                     YORK FINANCIAL CORP. AND SUBSIDIARIES

                                  (Unaudited)

   During 1994, the Corporation on behalf of the Employee Stock Ownership Plan arranged for a loan in the amount of $1,325,000 payable in equal annual installments of $132,500 plus interest at prime plus .75% for a period of 10 years. The final maturity will be March 31, 2004. The proceeds were used to acquire shares of the Corporation's stock for the benefit of the corporate sponsored employee stock ownership plan.

   During the second quarter of fiscal 2000, the Corporation obtained a demand line of credit with a commercial bank in the amount of $15.0 million at LIBOR plus 2.00%, with a review of the commitment on a semi-annual basis.

Note E--Comprehensive Income

   SFAS No. 130 establishes standards for reporting and display of comprehensive income and its components (revenues, expenses, gains and losses) in a full set of general-purpose financial statements that are displayed with the same prominence as other financial statements, and also provides for footnote disclosure of total comprehensive income in interim financial statements. Total comprehensive income for the three months ended March 31, 2000 and 1999 was $1.3 and $1.4 million, respectively. Year to date total comprehensive income was $2.8 million for 2000 compared to $4.9 million for 1999. Comprehensive income was lower for the nine months ended March 31, 2000 as compared to the same period in 1999 due to increased unrealized holding losses on securities available for sale.

Note F--Income Taxes

   Income tax expense for the Corporation is different than the amounts computed by applying the statutory federal income tax rate to income before income taxes because of the following:

                                                          Percentage of Income
                                                           Before Income Taxes
                                                         -----------------------
                                                         Nine Months Fiscal Year
                                                         Ended March Ended June
                                                           31 2000     30 1999
                                                         ----------- -----------
   Income tax expense at federal statutory rate.........     35.0%      35.0%
   Tax-exempt income....................................     (0.6)      (0.3)
   State income taxes, net of federal benefit...........     (1.6)       1.0
   Federal tax credits..................................    (12.0)      (1.3)
   Other................................................     (0.7)      (0.2)
                                                            -----       ----
   Effective tax rate...................................     20.1%      34.2%
                                                            =====       ====

Note G--Recently Issued Accounting Guidance

   In June 1998, the Financial Accounting Standards Board (FASB) issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities". SFAS No. 133 establishes accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts, and hedging activities. The effective date of the Statement was deferred in June 1999 under SFAS No. 137, "Accounting for Derivative Instruments and Hedging Activities--Deferral of the Effective Date of FASB Statement No. 133". This Statement is effective for financial statements issued for all quarters of all fiscal years beginning after June 15, 2000. The adoption of these statements is not expected to have a material impact on the Corporation's consolidated financial statements.

              MANAGEMENT'S DISCUSSION AND ANALYSIS OF CONSOLIDATED FINANCIAL CONDITION AND RESULTS OF OPERATIONS OF YORK FINANCIAL CORP.

Financial Review

   The purpose of this discussion is to provide additional information about York Financial Corp. ("York Financial" or "Corporation"), its financial condition and results of operations. Readers of this report should refer to the consolidated financial statements and other financial data presented throughout this report to fully understand the following discussion and analysis.

   York Financial is a unitary savings and loan holding company incorporated in Pennsylvania in September 1985 and in August 1986 became the sole stockholder of York Federal Savings and Loan Association ("York Federal" or "Association"), a federally chartered stock savings and loan association. Presently, the primary business of York Financial is the business of York Federal. At March 31, 2000, the Corporation had consolidated assets of $1.6 billion, total deposits of $1.2 billion and stockholders' equity of $109.9 million. The Association is a member of the Federal Home Loan Bank ("FHLB") of Pittsburgh and is subject to supervision, examination and regulation by the Office of Thrift Supervision ("OTS") and the Federal Deposit Insurance Corporation ("FDIC"). The Association is primarily engaged in the business of attracting deposits and investing these deposits into loans secured by residential and commercial real property, commercial business loans, consumer loans and investment securities. York Federal conducts its business through twenty-five offices located in south central Pennsylvania and Maryland. In addition, York Federal maintains a commissioned mortgage origination staff as well as mortgage correspondent relationships which originate residential mortgage loans for the Association primarily in Pennsylvania, Maryland and Virginia, although loans are originated in 11 states within the Mid- Atlantic region. The Association's deposits are insured up to applicable limits by the Savings Association Insurance Fund ("SAIF") of the FDIC.

   The Corporation's net income is highly dependent on the interest rate spread between the average rate earned on loans and securities and the average rate paid on deposits and borrowings as well as the amount of the respective assets and liabilities outstanding. Other operating income is an important supplement to York Federal's interest income and includes mortgage banking activities with gains on sales of mortgage-backed securities and related value attributed to mortgage servicing rights created from loan originations and service fee income derived from the portfolio of loans serviced for others. Other operating income also includes gains and losses on sales of securities available for sale, gains and losses on sales of real estate, equity in earnings (losses) of limited partnership interests, and fees and service charges assessed on loan and deposit transactions.

Interest Rate Sensitivity Management

   Market risk is the risk of loss from adverse changes in market prices and rates. The Corporation's market risk arises principally from interest rate risk within York Federal. In an effort to maintain control over such risks, management of York Federal focuses its attention on managing the interest rate sensitivity of assets and liabilities and controlling the volume of lending, securities, deposit and borrowing activities. By managing the ratio of interest sensitive assets to interest sensitive liabilities repricing in the same periods, the Association seeks to control the adverse effect of interest rate fluctuations. The Corporation's assets and liabilities are not directly exposed to foreign currency or commodity price risk. At March 31, 2000 and June 30, 1999, the Corporation had no off- balance sheet derivative financial instruments.

   Management utilizes an Asset/Liability Committee (ALCO), which meets at least once a month, to review the Association's interest sensitivity position on an ongoing basis and prepare strategies regarding the acquisition and allocation of funds to maximize earnings and maintain the interest rate sensitivity position at acceptable levels. The Association originates for portfolio principally short and intermediate term and adjustable rate loans and sells most fixed rate loan originations. Additionally, investment securities categorized as available for sale have been acquired for portfolio. The funding sources for these portfolio loans and securities are deposits and borrowings with various maturities. In addition to normal portfolio management activities, strategies are evaluated on an ongoing basis, and implemented as necessary to manage interest rate risk levels, including asset sales, equity infusions to York Federal and extension of maturities of borrowings. As part of our risk management, we utilized all of these strategies with the sale of intermediate term loans totaling $82.6 million during the third quarter, equity infusion totaling $3.0 million to York Federal from cash available at York Financial Corp., equity infusion totaling $15.0 million from proceeds of a commercial bank borrowing by York Financial Corp. and through extensions of maturities on certain borrowings, refer to Note D of the Consolidated Financial Statements.

   The ALCO monitors the Association's interest rate risk position utilizing simulation analysis. Net interest income fluctuations and the net portfolio value ratio are determined in various interest rate scenarios and monitored against acceptable limitations established by management and approved by the Board of Directors. Such rate scenarios include immediate rate shocks adjusting rates in +/- 100 basis point (bp) increments resulting in projected changes to net interest income over the next 12 months and projected net portfolio value ratios as indicated in the following table.

   An analysis of hypothetical changes in interest rates as of March 31, 2000 compared to June 30, 1999 is as follows:

                            March 31, 2000               June 30, 1999
                      --------------------------- ---------------------------
                       Percentage                  Percentage
       Basis point     change in                   change in
        Change in     Net interest Net portfolio  Net Interest Net portfolio
      interest rates   income(1)   value ratio(2)  income(1)   value ratio(2)
      --------------  ------------ -------------- ------------ --------------
           300          (29.00%)       4.46%        (14.00%)       4.70%
           200          (18.00%)       5.70%        (9.00%)        5.75%
           100          (9.00%)        6.89%        (4.00%)        6.69%
            0            0.00%         7.98%         0.00%         7.49%
          (100)          5.00%         8.96%         4.00%         8.15%
          (200)          8.00%         8.94%         6.00%         8.41%

     --------
     (1) The percentage change in this column represents an increase (decrease) in net interest income for 12 months in a stable interest rate environment versus net interest income for 12 months in the various rate scenarios.
     (2) The net portfolio value ratio in this column represents net portfolio value of the Association in various rate scenarios, divided by the present value of expected net cash flows from existing assets in those same scenarios. Net portfolio value is defined as the present value of expected net cash flows from existing assets, minus the present value of expected net cash flows from existing liabilities, plus or minus the present value of expected net cash flows from existing off-balance-sheet contracts.

   Simulation results are influenced by a number of estimates and assumptions with regard to embedded options, prepayment behaviors, pricing strategies and cashflows. The risk profile of the Association has increased as indicated in the preceding table. The increase in net interest income variability in various rate shock scenarios is due to the continuation of portfolio lending and investment leverage strategies which were funded with convertible borrowings and overnight borrowings resulting in inherently more interest rate risk than previous periods, combined with an increase in market interest rates. Net portfolio value had less variability due to strategies evaluated and implemented to manage risks over the long term. Assumptions and estimates used in simulation analysis are inherently subjective and, as a consequence, results will neither precisely estimate net interest income or net portfolio value nor precisely measure the impact of higher or lower interest rates on net interest income or net portfolio value ratio. The results of these simulations are reported to the Association's Board of Directors on a quarterly basis. Management has determined that the level of interest rate risk is within established limits at March 31, 2000.

Asset Quality

   Management is aware of the risks inherent in lending and continually monitors risk characteristics of the loan portfolio. The Association's Business Banking Group offers financial products and services to small and mid-sized businesses in the Association's branch market area. The nature of these products and services and the financial characteristics of the target client group may have the effect of increasing the Association's credit risk exposure. The Association has employed management expertise and has adopted credit management policies to control the credit risk exposure inherent in this activity.

   The Association's policy is to maintain the allowance for loan losses at a level believed adequate by management to absorb losses in the existing loan portfolio. The allowance for loan loss is an estimate. These estimates are reviewed periodically and, any adjustments necessary, are recognized in operations in the period adjustments become known. Management's determination of the adequacy of the allowance is performed by an internal loan review committee and is based on known and inherent loss characteristics in the portfolio, past loss experience, adverse situations that may affect the borrower's ability to repay, the estimated value of any underlying collateral, current economic conditions, and such other relevant factors which in management's judgment deserve recognition. The allowance for loan losses related to impaired loans was determined in accordance with SFAS No. 114, as amended by SFAS No. 118. Actual losses or recoveries are charged or credited directly to the allowance.

   An analysis of the allowance for loan losses, for the periods indicated is as follows:

                                                       Nine Months Fiscal Year
                                                       Ended March Ended June
                                                         31 2000     30 1999
                                                       ----------- -----------
                                                       (Dollars in thousands)
Total allowance for loan losses at beginning of
 period...............................................   $10,803     $ 8,810
Loans charged-off:
Real estate--mortgage:
  Residential.........................................       853       1,581
  Commercial..........................................       --           16
Consumer..............................................       400         397
                                                         -------     -------
    Total charged-offs................................     1,253       1,994
Recoveries:
Real estate--mortgage:
  Residential.........................................       129         325
  Commercial..........................................         6          24
Consumer..............................................        16           6
                                                         -------     -------
    Total recoveries..................................       151         355
                                                         -------     -------
    Net loans charged-off.............................     1,102       1,639
Provision for loan losses.............................     1,550       3,632
                                                         -------     -------
Total allowance for loan losses at end of period......   $11,251     $10,803
                                                         =======     =======
Percentage of net charge-offs to average loans
 outstanding during the period........................      0.10%       0.18%
                                                         =======     =======
Percentage of allowance for loan losses to adjusted
 total loans..........................................      0.99%       1.17%
                                                         =======     =======

   The allowance for loan losses totaled $11.3 million or 0.99% of adjusted total loans of $1.1 billion at March 31, 2000 compared to $10.8 million or 1.17% of adjusted total loans of $920.0 million at June 30, 1999. Management believes the allowance for loan loss is adequate relative to its assessment of existing loss characteristics within the loan portfolio. While management uses available information to recognize losses on loans, future additions to the allowance may be necessary based on specific circumstances related to future problem loans, increased risk of loss due to a change in mix within the portfolio as well as changes in economic conditions.

   An analysis of nonperforming assets is summarized as follows:

                                                              March 31  June 30
                                                                2000     1999
                                                              --------  -------
                                                                (Dollars in
                                                                 thousands)
Loans accounted for on a nonaccrual basis:
 Real Estate-mortgage:
  Residential................................................ $   502   $   870
 Consumer....................................................     --         49
                                                              -------   -------
    Total nonaccrual loans...................................     502       919
Accruing loans which are contractually past due 90 days or
 more:
 Real estate-mortgage:
  Residential................................................   6,615     8,311
 Consumer....................................................     834       823
                                                              -------   -------
    Total of 90 days past due loans..........................   7,449     9,134
                                                              -------   -------
Total of nonaccrual and 90 days past due loans............... $ 7,951   $10,053
                                                              =======   =======
As a percent of total loans..................................    0.70%     1.07%
                                                              =======   =======
Real estate owned:
 Real estate acquired through foreclosure or repossession by loan type:
 Real estate:
  Residential................................................ $ 2,689   $ 4,571
  Commercial.................................................     401     1,055
  Land.......................................................   1,064     1,319
 Allowance for real estate losses............................     (55)      (45)
                                                              -------   -------
    Total real estate owned.................................. $ 4,099   $ 6,900
                                                              =======   =======
As a percent of total assets.................................    0.25%     0.51%
                                                              =======   =======
Total nonperforming assets................................... $12,050   $16,953
                                                              =======   =======
As a percent of total assets.................................    0.74%     1.24%
                                                              =======   =======

   The Association's nonaccrual policy generally covers loans, which are 90 or more days past due, dependent upon type of loan and related collateral. All commercial loans are placed on nonaccrual status when the collectibility of interest is uncertain based on specific circumstances evaluated on a loan by loan basis or when interest is more than 90 days past due. In the case of residential real estate and consumer loans, the Association implemented the Uniform Retail Credit Classification Policy effective June 30, 1999 and follows this policy for placing loans on nonaccrual status. As noted in the previous table, loans contractually past due 90 days or more and real estate acquired through foreclosure have decreased as compared to the prior period. This is primarily due to the result of favorable economic conditions, ongoing, aggressive collection efforts to reduce delinquencies and the impact of sales of real estate owned

   Management recognizes the risk of potential reduction in value of real estate owned during the holding period and provides for such risk by maintaining an allowance for real estate losses (such allowance is separate from and in addition to the allowance for loan losses). For the nine months ended March 31, 2000, net charge-offs were $240,000 and additions to the allowance totaled $250,000 resulting in an increase in the allowance to $55,000 at March 31, 2000. Management continually monitors the risk profile of real estate owned and maintains an allowance for real estate losses at a level believed adequate to absorb inherent losses within the real estate portfolio.

Liquidity

   The primary purpose of asset/liability management is to maintain adequate liquidity and a desired balance between interest- sensitive assets and liabilities. Liquidity management focuses on the ability to meet the cash flow requirements of customers wanting to withdraw or borrow funds for their personal or business needs. Interest rate sensitivity management focuses on consistent growth of net interest income in times of fluctuating interest rates. The management of liquidity and interest rate sensitivity must be coordinated since decisions involving one may influence the other.

   Liquidity needs can be met by either reducing assets or increasing liabilities. Sources of asset liquidity include short term investments, securities available for sale, maturing and repaying loans and monthly cash flows from mortgage-backed securities. The loan portfolio provides an additional source of liquidity due to York Federal's participation in the secondary mortgage market. Liquidity needs can be met by attracting deposits and utilizing borrowing arrangements with the FHLB of Pittsburgh and the Federal Reserve Bank of Philadelphia for short and long term loans as well as other short-term borrowings.

   Deposits represent the Association's primary source of funds. The Association does not rely on brokered deposits as a source of funds. During the nine months ended March 31, 2000, the Association's deposits increased $38.0 million. To supplement deposit-gathering efforts, York Federal borrows from the FHLB of Pittsburgh.

   At March 31, 2000, York Federal had $327.3 million in FHLB loans outstanding at a weighted average interest rate of 6.36%, an increase of $216.9 million for the first nine months of fiscal 2000. The Association was required to purchase additional FHLB stock due to increased borrowings. Other borrowings also increased for the first nine months of fiscal 2000 to $20.7 million from $4.6 million for the same period in the prior year. For additional details of FHLB loans and other borrowings, refer to Note D of the Notes to Consolidated Financial Statements.

   Amortization and prepayments of loans and proceeds from loan and securities sales represent a substantial source of funds to York Federal. These sources amounted to $362.5 million for the first nine months of fiscal 2000. Such amount includes a loan sale to manage the Association's risk position.

   Generally, the principal use of funds is the origination of mortgage and other loans. In addition, leverage strategies to effectively utilize available capital were completed early in the first nine months of fiscal 2000. These strategies resulted in expansion of the investment portfolio through the purchase of available for sale securities as well as an increase in loan balances. The carrying value of securities available for sale increased $55.8 million for the first nine months of fiscal 2000 from $295.7 million at June 30, 1999 to $351.5 million at March 31, 2000. Additionally, FHLB stock increased $13.3 million during the first nine months of fiscal 2000 as a result of our increased borrowings.

   Loan demand resulted in total originations of $548.3 million for the period ended March 31, 2000. Loan originations were obtained through various channels including the retail branch system, commissioned mortgage origination staff, tele-mortgage activity, expanded mortgage correspondent relationships and Business Banking relationship managers. The volume of originations was favorably impacted by the Association's pricing strategies and a relatively low-rate interest rate environment in the earlier portion of the fiscal year. A significant component of loan origination volume was intermediate term mortgage products, primarily, 5/1 CMT adjustable rate loans (fixed rate for the first five years with annual adjustments thereafter). During the nine months ended March 31, 2000, the loan portfolio increased $218.8 million to $1.1 billion at March 31, 2000.

   Under current regulations, York Federal is required to maintain liquid assets at 4.0% or more of its net withdrawable deposits plus short-term borrowings. For the quarter ended March 31, 2000, the Association's liquidity level was 6.5%.

Capital

   The management of capital provides the foundation for future asset and profitability growth and is a major strategy in the management of York Financial Corp. Stockholders' equity at March 31, 2000, totaled $109.9 million compared to $110.4 million at June 30, 1999, a decrease of $0.5 million or 0.4%. This decrease was primarily a result of the impact of unrealized losses on "available for sale" securities, retirement of shares related to a stock repurchase program and cash dividends paid, partially offset by a combination of factors including current earnings and the issuance of shares in connection with various benefit and dividend reinvestment plans.

   During August 1999, the Board of Directors authorized a second stock repurchase program for up to 478,000 shares of the Corporation's common stock. In February 2000, the second stock repurchase program expired. Under each repurchase plan, share purchases were made from time to time depending on market and business conditions. During the nine months ending March 31, 2000, 118,293 shares were repurchased and retired under the stock repurchase programs. To date, the Corporation has repurchased and retired 395,957 shares under its stock repurchase programs. At March 31, 2000, there were no open authorizations for additional share repurchases.

   OTS regulated thrifts must comply with various capital standards:

   Tangible Capital. Generally, common stock plus retained earnings must equal at least 1.5% of adjusted total assets.

   Tier 1 (Core) Capital to total assets. Tangible capital plus qualifying supervisory goodwill (arising from the purchase of a troubled savings association) and other qualifying intangible assets must equal at least 3.0% of adjusted total assets; 4.0% to be deemed well capitalized.

   Risk-Based Capital. Risk-based capital must equal at least 8.0% of risk-weighted assets, as defined in the regulations; 10% to be deemed well capitalized. The tier 1 (core) capital component of risk-based capital, as defined above, must equal at least 6.0% of risk weighted assets to be deemed well capitalized.

   At March 31, 2000, York Federal's tangible and core capital both equaled 7.4% ($120.5 million), substantially in excess of the minimum regulatory requirements of 1.5% and 4.0%/5.0%, respectively. York Federal's total assets do not include any goodwill. York Federal's core capital to risk- weighted assets equaled 12.5% ($120.5 million) at March 31, 2000, which exceeds the required level of 6.0%. Finally, York Federal's risk-based capital ratio equaled 13.6% ($130.9 million) at March 31, 2000 which exceeds the required level of 8.0% by $53.7 million, and exceeds the required level to be deemed well capitalized of 10.0% by $34.4 million.

Transactions with Affiliates

   Transactions with affiliates are limited to 10% of capital and surplus per affiliate with an aggregate limit on all such transactions with affiliates to 20% of capital and surplus. At March 31, 2000 such transactions are within these regulatory limits.

Results of Operations

   Nine months ended March 31, 2000 compared to March 31, 1999

Net Interest Income

   York Financial's earnings are affected by the level of York Federal's net interest income, the difference between the income it receives on its loan portfolio and other investments, and its cost of funds, consisting primarily of interest paid on deposits and borrowings. Net interest income is affected by the average yield on interest-earning assets, the average rate paid on interest- bearing liabilities, and the ratio of interest-earning assets to interest- bearing liabilities.

   Net interest income for the nine months ended March 31, 2000 was $28.4 million compared to $25.5 million for the same period last year, which represents an 11.4% increase. The increase in net interest income was primarily due to an increase in average balances in loan and securities portfolios, which more than offset the lower earning asset yield and the higher cost of funds rate. The margin on interest-earning assets decreased to 2.55% from 2.88% for the nine months ended March 31, 2000 and 1999, respectively.

                                      Nine Months Ended March 31
                          ------------------------------------------------------
                                    2000                        1999
                          --------------------------  --------------------------
                           Average             Yield   Average             Yield
                           Balance    Interest Rate    Balance    Interest Rate
                          ----------  -------- -----  ----------  -------- -----
                                        (Dollars in thousands)
Interest-earning assets:
  Loans (1)(2)(3).......  $1,086,738  $61,008  7.49%  $  894,211  $52,468  7.82%
  Securities held for
   trading..............       1,482       78  7.02       10,071      475  6.29
  Securities available
   for sale.............     353,579   16,564  6.25      101,461    4,753  6.25
  Securities held to
   maturity.............      39,598    2,044  6.83       18,576      835  5.95
  Other interest-earning
   assets...............       7,357      305  5.43      154,209    5,819  4.96
                          ----------  -------  ----   ----------  -------  ----
Total interest-earning
 assets.................   1,488,754   79,999  7.16    1,178,528   64,350  7.27
Non interest-earning
 assets.................      84,037                      72,921
                          ----------                  ----------
    Total...............  $1,572,791                  $1,251,449
                          ==========                  ==========
Interest-bearing
 liabilities:
 Deposits
  NOW accounts..........  $  109,004    1,368  1.67   $  105,022    1,601  2.03
  Savings accounts......      48,251      907  2.50       59,587    1,120  2.50
  Money market
   accounts.............     324,319   10,777  4.42      283,763    9,492  4.46
  Certificate accounts..     612,108   25,254  5.49      615,283   25,576  5.54
 Borrowings.............     318,709   13,271  5.54       28,811    1,087  5.03
                          ----------  -------  ----   ----------  -------  ----
Total interest bearing
 liabilities............   1,412,391   51,577  4.86    1,092,466   38,876  4.74
                                      -------  ----               -------  ----
Noninterest-bearing
 deposits...............      25,088                      29,870
Noninterest-bearing
 liabilities............      26,562                      16,908
                          ----------                  ----------
                           1,464,041                   1,169,244
Stockholders' equity....     108,750                     112,205
                          ----------                  ----------
    Total...............  $1,572,791                  $1,251,449
                          ==========                  ==========
Ratio of interest-
 earning assets to
 interest-bearing
 liabilities:                   1.05x                       1.08x
                          ==========                  ==========
Net interest
 income/interest rate
 spread.................              $28,402  2.30%              $25,474  2.53%
                                      =======  ====               =======  ====
Net interest-earning
 assets/ margin on
 interest-earning
 assets.................  $   76,363           2.55%  $   86,062           2.88%
                          ==========           ====   ==========           ====

--------
(1) Average balances include loans on nonaccrual status.
(2) Average balances include loans held for sale.
(3) Interest includes amortization of loan fees.

   During the nine months ended March 31, 2000, York Federal originated $548.3 million of loans including loans refinanced from the Association's loan portfolio. The result of these originations, when combined with mortgage securitizations and sales totaling $114.2 million and loan repayment activity, was a 21.5% increase in average loans outstanding during the first nine months of fiscal 2000 as compared to the same period in the prior year. The average balance of securities and other interest earning assets increased $117.7 million over the same period last year and results from the above mentioned secondary market activity and the Corporation's leveraging strategy which was supported by an increase in deposits of $30.0 million and increased borrowings of $289.9 million over the same period in the prior year. The resulting composition shift of the Association's assets had a positive effect on interest income although the yield on earning assets decreased 11 basis points to 7.16%. The average rate on interest-bearing liabilities increased to 4.86% as compared to 4.74% in the same period last year. The higher rate on interest-bearing liabilities was primarily a result of the increase in the cost of funds for borrowings. The average rate paid on borrowings increased to 5.54% as compared to 5.03% in the same period of last year. The net effect caused the interest rate spread for the current period to decrease to 2.30% from 2.53% in the same period last year.

   The volume/rate analysis shown in the following table presents a comparative analysis of reported interest income and expense in relation to changes in specific asset and liability account balances (volume) and corresponding interest rates (rate). This analysis illustrates the net impact of previously discussed volume and rate changes on net interest income for the nine months ended March 31, 2000 compared to the same period ended March 31, 1999.

                                                      Nine Months Ended March
                                                        31 2000 compared to
                                                               1999
                                                      Increase (Decrease) Due
                                                                to:
                                                      -------------------------
                                                      Volume    Rate      Net
                                                      -------  -------  -------
                                                          (In thousands)
Interest income:
  Loans.............................................. $10,808  $(2,268) $ 8,540
  Securities held for trading........................    (405)       8     (397)
  Securities available for sale......................  11,690      121   11,811
  Securities held to maturity........................   1,056      153    1,209
  Other interest-earning assets......................  (5,540)      26   (5,514)
                                                      -------  -------  -------
    Total............................................  17,609   (1,960)  15,649
Interest expense:
 Deposits
  NOW accounts.......................................      50     (283)    (233)
  Savings accounts...................................    (212)      (1)    (213)
  Money market accounts..............................   1,356      (71)   1,285
  Certificate accounts...............................    (123)    (199)    (322)
 Borrowings..........................................  12,061      123   12,184
                                                      -------  -------  -------
    Total............................................  13,132     (431)  12,701
                                                      -------  -------  -------
Net interest income.................................. $ 4,477  $(1,529) $ 2,948
                                                      =======  =======  =======

Provision for Loan Losses

   Management is aware of the risks inherent in lending and continually monitors risk characteristics of the loan portfolio. See "Asset Quality".

Other Income

   Other income was $5.1 million for the nine months ended March 31, 2000, a decrease of $2.1 million from the nine months ended March 31, 1999.

   The following table provides the components of mortgage banking income:

                                                            Nine Months Ended
                                                                March 31
                                                          ---------------------
                                                             2000       1999
                                                          ---------- ----------
                                                               (Dollars in
                                                          thousands,unaudited)
Gain on sales of loans and trading securities............ $      399 $    1,713
Unrealized gain on loans and trading securities..........        --          44
Loan servicing fee income, net of amortization...........        637        257
Gain on sale of mortgage servicing rights................         15          1
                                                          ---------- ----------
                                                              $1,051 $    2,015
                                                          ========== ==========

   Mortgage banking income for the nine months ended March 31, 2000 decreased $964,000 to $1,051,000 or 47.8% as compared to the same period in 1999. Included in mortgage banking income are gain on sales of loans and unrealized gain on trading securities of $399,000 for the nine months ended March 31, 2000 compared to $1,757,000 for the same period in 1999. Due to a change in the rate environment, the primary loan type originated has been a portfolio loan type instead of mortgage banking loans. This reduced mortgage banking loan volume resulted in lower mortgage banking income. Mortgage-backed securities created in conjunction with the Association's mortgage banking activities are deemed trading securities and are carried at fair value with unrealized gains and losses reported in the income statement. At March 31, 2000, there were no securities held for trading.

   The portfolio of loans serviced for others totaled $561.3 million at March 31, 2000 with a net average servicing rate of approximately 16.8 basis points as compared to $568.3 million at March 31, 1999 with a net average servicing rate of approximately 6.3 basis points. The increase in net servicing rate is primarily attributable to the change in impairment adjustments recorded as a result of changes in prepayment speeds from year to year. Amortization of capitalized mortgage servicing rights for the nine months ended March 31, 2000 was $420,000 compared to $552,000 in the prior year and is recognized as a reduction of gross servicing fee income. The combination of these volume and rate changes caused net loan servicing fees for the first nine months of fiscal 2000 to increase to $637,000 from $257,000 recognized in the same period for fiscal 1999.

   Gain on the sale of available for sale securities totaled $125,000 at March 31, 2000 as compared to $794,000 at March 31, 1999. During 2000, a FreddieMac (FHLMC) Preferred Stock pairoff resulted in a gain of $105,000. The pairoff was initiated by the broker and as a result of an inability to deliver the security. Additionally, during the quarter ended March 31, 2000, there was a $20,000 gain on the asset sale as part of interest rate management strategies. During fiscal 1999, FannieMae (FNMA) introduced a program, which provided for the securitization of high loan-to-value seven year balloon loans. Management, recognizing the default risk associated with this loan type, securitized $58.0 million of portfolio loans qualifying under the FNMA program. Furthermore, in consideration of the interest rate risk associated with this asset, $40.6 million of these securities were sold resulting in the aforementioned gain for the nine months ended March 31, 1999.

   Fees and service charges for the nine months ended March 31, 2000 increased $673,000 or 25.6% to $3,305,000 as compared to $2,632,000 in the same period in 1999. The increase in fees and service charges is primarily a result of growth in loan and deposit volume. The increase in deposit account servicing fees is related to increased volume of electronic transactions initiated by deposit customers including inter-account sweeps, ATM transactions and VISA debit card utilization. In addition, increased commercial loan and checking account relationships initiated through Business Banking activities and the related fee structure associated with such accounts contributed to the increase in fees and service charges.

   The Corporation is a partner in various joint ventures and partnerships. For the first nine months of fiscal 2000, the loss from these investments totaled $1,043,000 as compared to income of $483,000 for the same period in fiscal 1999. The variance related to joint ventures and partnerships is due primarily to the following factors: (1) For the first nine months of fiscal 2000, losses of $602,000 on a venture capital partnership resulted from the decreased market value of underlying portfolio investments and operating losses compared to gains of $566,000 in the same period of fiscal 1999; (2) The Corporation is a limited partner in several partnerships for the purpose of acquiring, renovating, operating and leasing qualified low-income housing and historic properties. During the nine months ended March 31, 2000, losses related to these partnerships amounted to $495,000 compared to losses of $88,000 for the same period in the prior year. Benefits attributed to these partnerships include low income housing and historic tax credits, refer to Note F of the Notes to Consolidated Financial Statements.

   Other operating income was $1,563,000 in the first nine months of fiscal 2000 as compared to $1,077,000 in the first nine months of fiscal 1999. As products and services become more fully integrated within the retail branch system, related income derived from discount brokerage and insurance units resulted in an increase in other operating income. Other effects on other operating income were income on corporate-owned life insurance policies related to a supplemental executive retirement plan.

Other Expenses

   Other expenses of $23.3 million increased $2,680,000 or 13.0% for the nine months ended March 31, 2000 as compared to the same period in 1999.

   Salaries and employee benefits for the nine months ended March 31, 2000 increased $1,341,000 or 13.0% over the same period in 1999 and is attributable to a combination of the following factors: annual adjustments through the salary administration program, increased commissions related to affiliate brokerage and insurance units and expenses related to a supplemental executive retirement plan. The number of full time equivalent personnel at March 31, 2000 was 405 compared to 399 at March 31, 1999. Federal deposit insurance decreased $95,000 or 19.6% for the nine months ended March 31, 2000 as compared to the same period in 1999, and is due to the lower Financing Corporation (FICO) debt service assessment by the FDIC. Data processing increased $313,000 or 34.0% in fiscal 2000 compared to fiscal 1999 due to costs related to technology purchases to enhance efficiency. Advertising cost increased $475,000 or 61.7% for the nine months ended March 31, 2000 as compared to the same period in 1999, and is primarily attributable to ongoing efforts to enhance customer and product awareness through various media campaigns. Other expenses for the nine months ended March 31, 2000 increased $520,000 or 11.1% compared to the same period in 1999, as a result of increased cost of services and the effects of increased loan and deposit volume.

Provision for Income Taxes

   The provision for income taxes of $1,754,000 for the nine months ended March 31, 2000 represents an effective tax rate of 20.1% as compared to 34.4% for the same period last year. For additional details of Income Taxes, refer to Note F of the Notes to Consolidated Financial Statements.

Other Matters

 Impact of Year 2000

   We passed the turn of the century without any internal or third party problems but will continue to monitor as we pass certain first events of the new year. Various first events have already been tested and reviewed as part of the Year 2000 action plan. We will have our contingency plans in effect on a continual basis in the unlikely event that a Year 2000 disruption occurs.

   The incremental cost and related investments of the Year 2000 effort has been estimated to total $320,000. The timing and recognition of such costs has not been considered to be material to any one fiscal period. Additional costs in the current fiscal year related to Year 2000 are not expected.

 Effects of Inflation and Changing Prices

   The consolidated financial statements and related financial data presented herein have been prepared in accordance with generally accepted accounting principles, which require the measurement of financial position and operating results in terms of historical dollars, without considering changes in relative purchasing power over time due to inflation.

   Unlike most industrial companies, virtually all of the assets and liabilities of a financial institution are monetary in nature. As a result, interest rates generally have a more significant impact on a financial institution's performance than does the effect of inflation. Interest rates do not necessarily move in the same direction or in the same magnitude as the price of goods and services since such prices are affected by inflation. In the current interest rate environment, the liquidity and maturity structures of York Federal's assets and liabilities are critical to the maintenance of acceptable performance levels.

PART II: INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.  Other Expenses of Issuance and Distribution

                                                                           Amount(1)
                                                                           ---------
     Legal Fees and Expenses*.......................................    $  475,000
     Accounting Fees and Expenses*..................................       250,000
     Financial advisor fees and expenses*(2)........................       300,000
     Appraisal Fees and Expenses*...................................       180,000
     Printing, Engraving, Postage and Mailing*......................       560,000
     OTS Filing Fee.................................................        14,400
     SEC Filing Fee.................................................        80,000
     NASD Filing Fee*...............................................        35,000
     Data Processing*...............................................        49,600
     Other Miscellaneous Expenses*..................................       195,000
                                                                        ----------
     Total**                                                            $2,139,000
                                                                        ----------

______________
*    Estimated.
(1)  Excludes expenses related to the acquisition of York Financial Corp.
(2) Excludes underwriting discounts and commissions pursuant to Item 511 of Regulation S-K.

Item 14. Indemnification of Directors and Officers

     ARTICLE VI of the Bylaws of Waypoint Financial, Corp. (the "Corporation") provides for indemnification of directors and officers of the Company as follows:

     6.1  Third Party Actions. The Corporation shall indemnify any person who
          -------------------
was or is a party, or is threatened to be made a party, to any threatened, pending or completed action or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation), by reason of the fact that he is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a representative of another domestic or foreign corporation for profit or not-for-profit, partnership, joint venture, trust or other enterprise, against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action or proceeding if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Corporation and, with respect to any criminal proceeding, had no reasonable cause to believe his conduct was unlawful, provided that the Corporation shall not be liable for any amounts which may be due to any such person in connection with a settlement of any action or proceeding effected without its prior written consent or any action or proceeding initiated by any such person (other than an action or proceeding to enforce rights to indemnification hereunder).

     6.2  Derivative and Corporate Actions. The Corporation shall indemnify any
          --------------------------------
person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a representative of another domestic or foreign corporation for profit or not-for-profit, partnership, joint venture, trust or other enterprise, against expenses (including attorney's fees) actually and reasonably incurred by him in connection with the defense or settlement of the action if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Corporation, provided that the Corporation shall not be liable for any amounts which may be due to any such person in connection with a settlement of any action or proceeding affected without its prior written consent. Indemnification shall not be made under this Section 6.2 in respect of any claim, issue or matter as to which the person has been adjudged to be liable to the Corporation unless and only to the extent that the court of common pleas of the judicial district embracing the county in which the registered office of the Corporation is located or the court in which the action was brought determines upon application that, despite the adjudication of liability but in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for the expenses that the court of common pleas or other court deems proper.

     6.3  Mandatory Indemnification. To the extent that a representative of the
          -------------------------
Corporation has been successful on the merits or otherwise in defense of any action or proceeding referred to in Section 6.1 or Section 6.2 or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

     6.4  Procedure for Effecting Indemnification. Unless ordered by a court,
          ---------------------------------------
any indemnification under Section 6.1 or Section 6.2 shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the representative is proper in the circumstances because he has met the applicable standard of conduct set forth in those sections. The determination shall be made:

     (1) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to the action or proceeding;

     (2) if such a quorum is not obtainable, or if obtainable and a majority vote of a quorum of disinterested directors so directs, by independent legal counsel in a written opinion; or

     (3)  by the stockholders.

     6.5  Advancing Expenses. Expenses (including attorneys' fees) incurred in
          ------------------
defending any action or proceeding referred to in this Article VI shall be paid by the Corporation in advance of the final disposition of the action or proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined that he is not entitled to be indemnified by the Corporation as authorized in this Article VI or otherwise.

     6.6  Insurance. The Corporation shall have the power to purchase and
          ---------
maintain insurance on behalf of any person who is or was a representative of the Corporation or is or was serving at the request of the Corporation as a representative of another domestic or foreign corporation for profit or not-for-profit, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against that liability under the provisions of this
Article VI.

     6.7  Modification. The duties of the Corporation to indemnify and to
          ------------
advance expenses to a director or officer provided in this Article VI shall be in the nature of a contract between the Corporation and each such person, and no amendment or repeal of any provision of this Article VI shall alter, to the detriment of such person, the right of such person to the advance of expenses or indemnification related to a claim based on an act or failure to act which took place prior to such amendment or repeal.

     ARTICLE VIII of the Corporation's Articles of Incorporation provides for the limitation of liability of directors and officers of the Company as follows:

     A. Personal Liability for Monetary Damages. The personal liabilities of the directors and officers of the Corporation for monetary damages for conduct in their capacities as such shall be eliminated to the fullest extent permitted by the BCL as it exists on the effective date of these Articles of Incorporation or as such law may be thereafter in effect, and in no event shall a director be personally liable, as such, for monetary damages for any action taken unless the director has breached or failed to perform the duties of his office under the BCL and the breach or failure to perform constitutes self-dealing, willful misconduct or recklessness. This section A of Article VIII shall not apply to the responsibility or liability of a director pursuant to any criminal statute, or the liability of a director for the payment of taxes pursuant to Federal, State, or local law.

     B. Amendments. No amendment, modification or repeal of this Article VIII, nor the adoption of a provision of these Articles of Incorporation inconsistent with this Article VIII, shall adversely affect the rights provided hereby with respect to any claim, issue or matter in any proceeding that is based in any respect on any alleged action or failure to act prior to such amendment, modification, repeal or adoption.

Item 15. Recent Sales of Unregistered Securities

         None

Item 16. Exhibits and Financial Statement Schedules:

1.1 Letter Agreement with Ryan, Beck & Co., Inc. dated April 7, 2000, relating to selling agent services.*

1.2 Letter Agreement with Ryan, Beck & Co., Inc. and Legg Mason Wood Walker, Inc. dated June 2, 2000 relating to services to be provided in the stock offering.*

1.3  Agency Agreement with Ryan, Beck & Co., Inc.

1.4 Underwriting Agreement with Ryan, Beck & Co., Inc. and Legg Mason Wood Walker, Inc.

2.1 Agreement and Plan of Reorganization by and between Harris Financial, MHC, Harris Financial, Inc. New Harris Financial, Inc. Harris Savings Bank and York Financial Corp. and York Federal Savings and Loan Association. (Incorporated by Reference to Exhibit 1 to the Current Report on Form 8-K of Harris Financial, Inc. filed with the Commission on April 7, 2000 (File No. 0-22399)).

2.2  Plan of Conversion and Reorganization of Harris Financial, MHC*

3.1 Articles of Incorporation of Harris Financial, Inc. (Incorporated by reference to Exhibit B to the Proxy Statement/Prospectus included in the Registration Statement on Form S-4 of Harris Financial, Inc. filed with the Commission on March 17, 1997 (File No.333-22415).

3.2 Bylaws of Harris Financial, Inc. (Incorporated by reference to Exhibit C to the Proxy Statement/Prospectus included in the Registration Statement on Form S-4 of Harris Financial, Inc. filed with the Commission on March 17, 1997 (File No.333-22415).

3.3 Articles of Incorporation of New Harris Financial, Inc. (Subsequently renamed "Waypoint Financial Corp.") (Incorporated by reference to Exhibit D to the Plan of Conversion and Reorganization of Harris Financial, Inc. filed as
Exhibit 2.2 to this Registration Statement)

3.4 Bylaws of New Harris Financial, Inc. (Subsequently renamed "Waypoint Financial Corp.") (Incorporated by reference to Exhibit E to the Plan of Conversion and Reorganization of Harris Financial, Inc. filed as Exhibit 2.2 to this Registration Statement)

4.1 Form of Common Stock Certificate of Harris Financial, Inc. (Incorporated by reference to Exhibit 4 to the Registration Statement on Form S-4 of Harris Financial, Inc. filed with the Commission on March 17, 1997 (File No.333-22415)).

4.2 Form of Common Stock Certificate of New Harris Financial, Inc.(Subsequently renamed "Waypoint Financial Corp.")*

5.1 Opinion of Luse Lehman Gorman Pomerenk & Schick, a Professional Corporation as to the legality of the securities being issued.*

8.1 Federal Tax Opinion of Luse Lehman Gorman Pomerenk & Schick, a Professional Corporation

8.2  Letter of RP Financial, LC with respect to Subscription Rights*

10.1 Harris Savings Bank 1994 Stock Option Plan for Outside Directors (Incorporated by Reference to Exhibit 4.1 to the Registration Statement on Form S-8 of Harris Financial, Inc. filed with the Commission on September 22, 1997 (File No. 333-36087)).

10.2 Harris Savings Bank 1994 Incentive Stock Option Plan (Incorporated by Reference to Exhibit 4.2 to the Registration Statement on Form S-8 of Harris Financial, Inc. filed with the Commission on September 22, 1997 (File No. 333-36087)).

10.3 Harris Savings Bank 1996 Incentive Stock Option Plan (Incorporated by Reference to Exhibit 4.3 to the Registration Statement on Form S-8 of Harris Financial, Inc. filed with the Commission on September 22, 1997 (File No. 333-36087)).

10.4 Harris Savings Bank Recognition and Retention Plan for Officers and Employees (Incorporated by Reference to Exhibit 10.4 to the Registration Statement on Form S-4 of Harris Financial, Inc., filed with the Commission on February 26, 1997, and amended on March 17, 1997 (File No. 333-22415)).

10.5 Harris Savings Bank Recognition and Retention Plan for Outside Directors (Incorporated by Reference to Exhibit 10.5 to the Registration Statement on Form S-4 of Harris Financial, Inc., filed with the Commission on February 26, 1997, and amended on March 17, 1997 (File No. 333-22415)).

10.6 Form of Employment Contract between Harris Savings Bank and Lyle B. Shughart, dated March 13, 1997 (Incorporated by Reference to Exhibit 10.6 to the Registration Statement on Form S-4 of Harris Financial, Inc., filed with the Commission on February 26, 1997, and amended on March 17, 1997 (File No. 333-22415)).

10.7  Form of Change in Control Agreements between Harris Savings Bank and James
      L. Durrell, William M. Long and Lyle B. Shughart, all dated January 25, 1994 (Incorporated by Reference to Exhibit 10.7 to the Registration Statement on Form S-4 of Harris Financial, Inc., filed with the Commission on February 26, 1997, and amended on March 17, 1997 (File No. 333-22415)).

10.8 Harris Savings Bank Supplemental Executive Retirement Plan (Incorporated by Reference to Exhibit 10.8 to the Registration Statement on Form S-4 of Harris Financial, Inc., filed with the Commission on February 26, 1997, and amended on March 17, 1997 (File No. 333-22415)).

10.9 Executive Employment Agreement between Harris Savings Bank and Richard C. Ruben, dated August 11, 1997. (Incorporated by Reference to Exhibit 10.1 to the Current Report on Form 8-K of Harris Financial, Inc., filed with the Commission on March 13, 1998 (File Number 000-22399)).

10.10 Executive Agreement between Harris Financial MHC and Charles C. Pearson, Jr., dated December 19, 1997. (Incorporated by Reference to Exhibit 10.2 to the Current Report on Form 8-K of Harris Financial, Inc., filed with the Commission on March 13, 1998 (File No. 000-22399)).

10.11 Notification of the Naming of Executive Vice President/Chief Operating Officer, John Atkinson, dated April 29, 1998. (Incorporated by Reference to Current Report on Form 8-K of Harris Financial, Inc., filed with the Commission on May 4, 1998 (File No. 000-22399)).

10.12 Harris Financial, Inc. 1999 Stock Option Plan for Outside Directors and Harris Financial, Inc. 1999 Incentive Stock Option Plan (Incorporated by Reference to Registration Statement on Form S-8 of Harris Financial, Inc., filed with the Commission on May 27, 1999 (File No. 000-22399)).

10.13 Naming of Charles C. Pearson, Jr., as Chairman of the Board of Harris Savings Bank. (Incorporated by Reference to Current Report on Form 8-K of Harris Financial, Inc., filed with the Commission on May 18, 1999 (File No. 000-22399)).

10.14 Press Release regarding rescission of 5% stock dividend declared January 20, 2000. (Incorporated by Reference to Current Report on Form 8-K of Harris Financial, Inc., filed with the Commission on February 8, 2000 (File No. 000-22399)).

10.15 York Financial Corp. Incentive Stock Option Plan (Incorporated by Reference to Registration Statement on Form S-4 of York Financial Corp. under its former name of First Capital Group, Inc., filed with the Commission on September 19, 1985).

10.16 1984 York Financial Corp. Amended Incentive Stock Option Plan (Incorporated by Reference to Registration Statement on Form S-8 of York Financial Corp., filed with the Commission on December 13, 1994 (File No. 33-87300)).

10.17 1984 York Financial Corp. Non-Incentive Stock Option Plan for Outside Directors (Incorporated by Reference to Registration Statement on Form S-8 of York Financial Corp., filed with the Commission on December 13, 1994 (File No. 33-87300)).

10.18 1992 York Financial Corp. Non-Incentive Stock Option Plan for Directors (Incorporated by Reference to Registration Statement on Form S-8 of York Financial Corp. filed with the Commission on December 13, 1994 (File No. 33-87300) and to the 1992 Annual Meeting Proxy Statement of York Financial Corp. filed with the Commission on September 24, 1992).

10.19 1992 York Financial Corp. Stock Option and Incentive Plan (Incorporated by Reference to Registration Statement on Form S-8 of York Financial Corp. filed with the Commission on December 13, 1994 (File No. 33-87300) and to the 1992 Annual Meeting Proxy Statement of York Financial Corp. filed with the Commission on September 24, 1992).

10.20 1995 York Financial Corp. Non-Qualified Stock Option Plan for Directors (Incorporated by reference from the 1995 Annual Meeting Proxy Statement of York Financial Corp. filed with the Commission on September 25, 1995 and to Registration Statement on Form S-8 of York Financial Corp. filed with the Commission on November 21, 1995 (File No. 33-64505)).

10.21 1997 York Financial Corp. Stock Option and Incentive Plan (Incorporated by reference to the 1997 Annual Meeting Proxy Statement of York Financial Corp. with the Commission on September 25, 1997 and to Registration Statement on Form S-8 of York Financial Corp. filed with the Commission on November 24, 1997 (File No. 333-40887)).

10.22 Supplemental Executive Retirement Plan (Incorporated by Reference to Annual Report on Form 10-K for the fiscal year ended June 30, 1999 of York Financial Corp. filed with the Commission on September 24, 1999 (File No. 000-14995)).

10.23  Revised Employment Agreement of Charles C. Pearson, Jr.

10.24  Form of Employment Agreement with Robert W. Pullo

10.25  Form of Employment Agreement with Robert A. Angelo

10.26  Form of Employment Agreement with James H. Moss

10.27 Form of Employment Agreement with Lynn D. Kramer-Crenshaw, Robert P. O'Hara and Harry M. Zimmerman

10.28  Form of Change-in-Control Agreement with Jane B. Tompkins

10.29  Agreement and General Release of John W. Atkinson

10.30  Retirement Agreement and General Release of James L. Durrell

10.31  Separation Agreement and General Release of William M. Long

10.32  Separation Agreement and General Release of Lyle B. Shugart

21     Subsidiaries of Harris Financial, Inc.

             Subsidiary                            State of Organization
             ----------                            ---------------------
       Harris Savings Bank                         Pennsylvania
       AVSTAR Mortgage Corporation                 Pennsylvania
       Harris Delaware Corporation                 Delaware
       H. S. Service Corporation                   Pennsylvania
       First Harrisburg Service Corporation        Pennsylvania
       C.B.L. Service Corporation                  Pennsylvania

23.1   Consent of Arthur Andersen LLP

23.2   Consent of Ernst & Young, LLP

23.3 Consent of Luse Lehman Gorman Pomerenk & Schick, a Professional Corporation (set forth in Exhibit 5.1)

23.4   Consent of RP Financial, LC

24 Power of attorney (set forth on the signature pages to this Registration Statement)

27 Financial Data Schedules (Incorporated by Reference to Quarterly Report on Form 10-Q of Harris Financial, Inc. for the Quarter Ended March 31, 2000, File Number 000-22399, filed with the Commission on May 11, 2000 and Quarterly Report on Form 10-Q of York Financial Corp. for the Quarter Ended March 31, 2000, File Number 000-14995 filed with the Commission on May 12, 2000).

99.1   Marketing Materials

99.2   Appraisal Report**

99.3   Appraisal Agreement with RP Financial, LC.*

99.4   Business Plan Agreement with RP Financial, LC.*

___________________________
*      Previously filed

**     Tabular information filed in paper format only.

Item 17.  Undertakings

          The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

     (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

     (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Harrisburg, Pennsylvania, on August 9, 2000


                              HARRIS FINANCIAL, INC.


                              By:  /s/ Charles C. Pearson, Jr.
                                   ---------------------------------------------
                                   Charles C. Pearson, Jr.
                                   Chairman, President and Chief Executive
                                    Officer

                               POWER OF ATTORNEY

     We, the undersigned Directors of Harris Financial, Inc. severally constitute and appoint Charles C. Pearson, Jr. with full power of substitution, our true and lawful attorney and agent, to do any and all things and acts in our names in the capacities indicated below which said Charles C. Pearson, Jr. may deem necessary or advisable to enable Harris Financial, Inc. to comply with the Securities Act of 1933, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with the Registration Statement on Form S-4 relating to the offering of Harris Financial, Inc. Common Stock, including specifically, but not limited to, power and authority to sign for us or any of us in our names in the capacities indicated below the Registration Statement and any and all amendments (including post-effective amendments) thereto; and we hereby ratify and confirm all that said Charles C. Pearson, Jr. shall do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

By:    /s/ Charles C. Pearson, Jr.                          By:    /s/ James L. Durrell
       ---------------------------------------------               ----------------------------------------
       Charles C. Pearson, Jr., Chairman, President,               James L. Durrell, Executive Vice
       and Chief Executive Officer                                 President and Chief Financial Officer
       (Principal Executive Officer)                               (Principal Financial Officer)

Date:  August 9, 2000                                       Date:  August 9, 2000

By:    /s/ Ernest P. Davis                                  By:    /s/ Jimmie C. George
       ---------------------------------------------               ----------------------------------------
       Ernest P. Davis, Director                                   Jimmie C. George, Director

Date:  August 9, 2000                                       Date:  August 9, 2000

By:    /s/ Robert A. Houck                                  By:    /s/ Bruce S. Isaacman
       ---------------------------------------------               ----------------------------------------
       Robert A. Houck,  Director                                  Bruce S. Isaacman

Date:  August 9, 2000                                       Date:  August 9, 2000

By     /s/ William E. McClure, Jr.                          By:    /s/ Robert E. Poole
       ---------------------------------------------               ----------------------------------------
       William E. McClure, Jr., Director                           Robert E. Poole, Director

Date:  August 9, 2000                                       Date:  August 9, 2000

By:    /s/ William A. Siverling                             By:    /s/ Frank R. Sourbeer
       ---------------------------------------------               ----------------------------------------
       William A. Siverling, Director                              Frank R. Sourbeer, Director

Date:  August 9, 2000                                       Date:  August 9, 2000

By:    /s/ Donald B. Springer
       ---------------------------------------------
       Donald B. Springer, Director

Date:  August 9, 2000

   As filed with the Securities and Exchange Commission on August 11, 2000
                                                  Registration No. 333-40046
================================================================================



                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549


                               _________________


                                   EXHIBITS
                                      TO

                         PRE-EFFECTIVE AMENDMENT NO. 1

                                    TO THE
                            REGISTRATION STATEMENT
                                      ON
                                   FORM S-1


                               _________________




                            HARRIS FINANCIAL, INC.
                           Harrisburg, Pennsylvania

                                 EXHIBIT INDEX

1.1 Letter Agreement with Ryan, Beck & Co., Inc. dated April 7, 2000, relating to selling agent services.*

1.2 Letter Agreement with Ryan, Beck & Co., Inc. and Legg Mason Wood Walker, Inc. dated June 2, 2000 relating to services to be provided in the stock offering.*

1.3  Agency Agreement with Ryan, Beck & Co., Inc. and Legg Mason Wood Walker,
     Inc.

1.4 Underwriting Agreement with Ryan, Beck & Co., Inc. and Legg Mason Wood Walker, Inc.

2.1 Agreement and Plan of Reorganization by and between Harris Financial, MHC, Harris Financial, Inc. New Harris Financial, Inc. Harris Savings Bank and York Financial Corp. and York Federal Savings and Loan Association. (Incorporated by Reference to Exhibit 1 to the Current Report on Form 8-K of Harris Financial, Inc. filed with the Commission on April 7, 2000 (File No. 0-22399)).

2.2  Plan of Conversion and Reorganization of Harris Financial, MHC*

3.1 Articles of Incorporation of Harris Financial, Inc. (Incorporated by reference to Exhibit B to the Proxy Statement/Prospectus included in the Registration Statement on Form S-4 of Harris Financial, Inc. filed with the Commission on March 17, 1997 (File No.333-22415).

3.2 Bylaws of Harris Financial, Inc. (Incorporated by reference to Exhibit C to the Proxy Statement/Prospectus included in the Registration Statement on Form S-4 of Harris Financial, Inc. filed with the Commission on March 17, 1997 (File No.333-22415).


3.3 Articles of Incorporation of New Harris Financial, Inc. (subsequently renamed "Waypoint Financial Corp.")(Incorporated by reference to Exhibit D to the Plan of Conversion and Reorganization of Harris Financial, Inc. filed as Exhibit 2.2 to this Registration Statement)


3.4 Bylaws of New Harris Financial, Inc. (subsequently renamed "Waypoint Financial Corp.") (Incorporated by reference to Exhibit E to the Plan of Conversion and Reorganization of Harris Financial, Inc. filed as Exhibit
     2.2 to this Registration Statement)

4.1 Form of Common Stock Certificate of Harris Financial, Inc. (Incorporated by reference to Exhibit 4 to the Registration Statement on Form S-4 of Harris Financial, Inc. filed with the Commission on March 17, 1997 (File No.333-22415)).

4.2 Form of Common Stock Certificate of New Harris Financial, Inc. (subsequently renamed "Waypoint Financial Corp.")*

5.1 Opinion of Luse Lehman Gorman Pomerenk & Schick, a Professional Corporation as to the legality of the securities being issued.*

8.1 Federal Tax Opinion of Luse Lehman Gorman Pomerenk & Schick, a Professional Corporation

8.2  Letter of RP Financial, LC with respect to Subscription Rights*

10.1 Harris Savings Bank 1994 Stock Option Plan for Outside Directors (Incorporated by Reference to Exhibit 4.1 to the Registration Statement on Form S-8 of Harris Financial, Inc. filed with the Commission on September 22, 1997 (File No. 333-36087)).

10.2 Harris Savings Bank 1994 Incentive Stock Option Plan (Incorporated by Reference to Exhibit 4.2 to the Registration Statement on Form S-8 of Harris Financial, Inc. filed with the Commission on September 22, 1997 (File No. 333-36087)).

10.3 Harris Savings Bank 1996 Incentive Stock Option Plan (Incorporated by Reference to Exhibit 4.3 to the Registration Statement on Form S-8 of Harris Financial, Inc. filed with the Commission on September 22, 1997 (File No. 333-36087)).

10.4 Harris Savings Bank Recognition and Retention Plan for Officers and Employees (Incorporated by Reference to Exhibit 10.4 to the Registration Statement on Form S-4 of Harris Financial, Inc., filed with the Commission on February 26, 1997, and amended on March 17, 1997 (File No. 333-22415)).

10.5 Harris Savings Bank Recognition and Retention Plan for Outside Directors (Incorporated by Reference to Exhibit 10.5 to the Registration Statement on Form S-4 of Harris Financial, Inc., filed with the Commission on February 26, 1997, and amended on March 17, 1997 (File No. 333-22415)).

10.6 Form of Employment Contract between Harris Savings Bank and Lyle B. Shughart, dated March 13, 1997 (Incorporated by Reference to Exhibit 10.6 to the Registration Statement on Form S-4 of Harris Financial, Inc., filed with the Commission on February 26, 1997, and amended on March 17, 1997 (File No. 333-22415)).

10.7 Form of Change in Control Agreements between Harris Savings Bank and James L. Durrell, William M. Long and Lyle B. Shughart, all dated January 25, 1994 (Incorporated by Reference to Exhibit 10.7 to the Registration Statement on Form S-4 of Harris Financial, Inc., filed with the Commission on February 26, 1997, and amended on March 17, 1997 (File No. 333-22415)).

10.8 Harris Savings Bank Supplemental Executive Retirement Plan (Incorporated by Reference to Exhibit 10.8 to the Registration Statement on Form S-4 of Harris Financial, Inc., filed with the Commission on February 26, 1997, and amended on March 17, 1997 (File No. 333-22415)).

10.9 Executive Employment Agreement between Harris Savings Bank and Richard C. Ruben, dated August 11, 1997. (Incorporated by Reference to Exhibit 10.1 to the Current Report on Form 8-K of Harris Financial, Inc., filed with the Commission on March 13, 1998 (File Number 000-22399)).

10.10 Executive Agreement between Harris Financial MHC and Charles C. Pearson, Jr., dated December 19, 1997. (Incorporated by Reference to Exhibit 10.2 to the Current Report on Form 8-K of Harris Financial, Inc., filed with the Commission on March 13, 1998 (File No. 000-22399)).

10.11 Notification of the Naming of Executive Vice President/Chief Operating Officer, John Atkinson, dated April 29, 1998. (Incorporated by Reference to Current Report on Form 8-K of Harris Financial, Inc., filed with the Commission on May 4, 1998 (File No. 000-22399)).

10.12 Harris Financial, Inc. 1999 Stock Option Plan for Outside Directors and Harris Financial, Inc. 1999 Incentive Stock Option Plan (Incorporated by Reference to Registration Statement on Form S-8 of Harris Financial, Inc., filed with the Commission on May 27, 1999 (File No. 000-22399)).

10.13 Naming of Charles C. Pearson, Jr., as Chairman of the Board of Harris Savings Bank. (Incorporated by Reference to Current Report on Form 8-K of Harris Financial, Inc., filed with the Commission on May 18, 1999 (File No. 000-22399)).

10.14 Press Release regarding rescission of 5% stock dividend declared January 20, 2000. (Incorporated by Reference to Current Report on Form 8-K of Harris Financial, Inc., filed with the Commission on February 8, 2000 (File No. 000-22399)).

10.15 York Financial Corp. Incentive Stock Option Plan (Incorporated by Reference to Registration Statement on Form S-4 of York Financial Corp. under its former name of First Capital Group, Inc., filed with the Commission on September 19, 1985).

10.16 1984 York Financial Corp. Amended Incentive Stock Option Plan (Incorporated by Reference to Registration Statement on Form S-8 of York Financial Corp., filed with the Commission on December 13, 1994 (File No. 33-87300)).

10.17 1984 York Financial Corp. Non-Incentive Stock Option Plan for Outside Directors (Incorporated by Reference to Registration Statement on Form S-8 of York Financial Corp., filed with the Commission on December 13, 1994 (File No. 33-87300)).

10.18 1992 York Financial Corp. Non-Incentive Stock Option Plan for Directors (Incorporated by Reference to Registration Statement on Form S-8 of York Financial Corp. filed with the Commission on December 13, 1994 (File No. 33-87300) and to the 1992 Annual Meeting Proxy Statement of York Financial Corp. filed with the Commission on September 24, 1992).

10.19 1992 York Financial Corp. Stock Option and Incentive Plan (Incorporated by Reference to Registration Statement on Form S-8 of York Financial Corp. filed with the Commission on December 13, 1994 (File No. 33-87300) and to the 1992 Annual Meeting Proxy Statement of York Financial Corp. filed with the Commission on September 24, 1992).

10.20 1995 York Financial Corp. Non-Qualified Stock Option Plan for Directors (Incorporated by reference from the 1995 Annual Meeting Proxy Statement of York Financial Corp. filed with the Commission on September 25, 1995 and to Registration Statement on Form S-8 of York Financial Corp. filed with the Commission on November 21, 1995 (File No. 33-64505)).

10.21 1997 York Financial Corp. Stock Option and Incentive Plan (Incorporated by reference to the 1997 Annual Meeting Proxy Statement of York Financial Corp. with the Commission on September 25, 1997 and to Registration Statement on Form S-8 of York Financial Corp. filed with the Commission on November 24, 1997 (File No. 333-40887)).

10.22 Supplemental Executive Retirement Plan (Incorporated by Reference to Annual Report on Form 10-K for the fiscal year ended June 30, 1999 of York Financial Corp. filed with the Commission on September 24, 1999 (File No. 000-14995)).

10.23  Revised Employment Agreement of Charles C. Pearson, Jr.

10.24  Form of Employment Agreement with Robert W. Pullo

10.25  Form of Employment Agreement with Robert A. Angelo

10.26  Form of Employment Agreement with James H. Moss

10.27 Form of Employment Agreement with Lynn D. Kramer-Crenshaw, Robert P. O'Hara and Harry M. Zimmerman

10.28  Form of Change-in-Control Agreement with Jane B. Tompkins

10.29  Agreement and General Release of John W. Atkinson

10.30  Retirement Agreement and General Release of James L. Durrell

10.31  Separation Agreement and General Release of William M. Long

10.32  Separation Agreement and General Release of Lyle B. Shugart

21     Subsidiaries of Harris Financial, Inc.

             Subsidiary                           State of Organization
             ----------                           ---------------------
       Harris Savings Bank                        Pennsylvania
       AVSTAR Mortgage Corporation                Pennsylvania
       Harris Delaware Corporation                Delaware
       H. S. Service Corporation                  Pennsylvania
       First Harrisburg Service Corporation       Pennsylvania
       C.B.L. Service Corporation                 Pennsylvania

23.1   Consent of Arthur Andersen LLP

23.2   Consent of Ernst & Young, LLP

23.3 Consent of Luse Lehman Gorman Pomerenk & Schick, a Professional Corporation (set forth in Exhibit 5.1)

23.4   Consent of RP Financial, LC

24 Power of attorney (set forth on the signature pages to this Registration Statement)

27 Financial Data Schedules (Incorporated by Reference to Quarterly Report on Form 10-Q of Harris Financial, Inc. for the Quarter Ended March 31, 2000, File Number 000-22399, filed with the Commission on May 11, 2000 and Quarterly Report on Form 10-Q of York Financial Corp. for the Quarter Ended March 31, 2000, File Number 000-14995 filed with the Commission on May 12, 2000).

99.1   Marketing Materials

99.2   Appraisal Report**

99.3   Appraisal Agreement with RP Financial, LC.*

99.4   Business Plan Agreement with RP Financial, LC.*
___________________________

*      Previously filed

**     Tabular information filed in paper format only.